As filed with the Securities and Exchange Commission on November 10, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WeWork Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	85-1144904
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
575 Lexington Avenue
New York, NY 10022
(646)
389-3922
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sandeep Mathrani
Chief Executive Officer c/o WeWork Inc.
575 Lexington Avenue
New York, NY 10022
(646)
389-3922
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

P. Michelle Gasaway, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 Tel: (213) 687-5000	Sandeep Mathrani Jared DeMatteis, Esq. WeWork Inc. 575 Lexington Avenue New York, NY 10022

Approximate date of commencement of proposed sale to the public:
From time to time on or after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:    ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “
smaller reporting company
,” and “emerging growth company” in
Rule 12b-2
of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering:
Class A Common Stock, par value $0.0001 per share (3)	61,323,777	$9.72 (2)	$596,067,112.44 (2)	$55,255.42
Secondary Offering:
Class A Common Stock, par value $0.0001 per share (4)	628,323,420	$9.72 (2)	$6,107,303,642.40 (2)	$566,147.05
Total			$6,703,370,754.84	$621,402.47

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the
“Securities Act”
), the registrant is also registering an indeterminate number of additional shares of Class A Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction, and the shares of Class A Common Stock set forth in this table shall be adjusted to include such shares, as applicable.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the Class A Common Stock on November 9, 2021, as reported on the New York Stock Exchange, under the trading symbol “WE.”

(3)
Consists of 61,323,777 shares of Class A Common Stock that may be issued upon exercise of warrants and options (including (A) 7,773,333 shares that may be issued upon exercise of the of private placement warrants, (B) 16,099,959 shares of Class A Common Stock that may be issued upon exercise of the public warrants, (C) 32,182,136 shares that may be issued upon exercise of the Old WeWork Options, and (D) 5,268,349 shares that may be issued upon exercise of the Old WeWork Warrants) (as such terms are defined under “
Selected Definitions
”).

(4)
Consists of 628,323,420 shares of Class A Common Stock (including shares underlying warrants) registered for resale by the Selling Securityholders (as such term is defined below), (including (A) the resale of 80,000,000 PIPE Shares, (B) the resale of 15,000,000 shares held by the Backstop Investor, (C) the resale of 8,080,139 shares underlying the Old WeWork Options, (D) the resale of 3,652,016 shares issuable upon the settlement of Old WeWork Restricted Stock Unit Awards, (E) the resale of 24,132,575 shares issuable upon the conversion of WeWork Partnership Profits Interest Units and the corresponding cancellation of WeWork Class C Common Stock, (F) the resale of 5,057,306 shares underlying the
Old WeWork Warrant
s,
and (G) the resale of 339,830,414 shares held by affiliates) (as such terms are defined under “
Selected Definitions
”).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell or distribute the securities described herein until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED November 10, 2021
PRELIMINARY PROSPECTUS
WeWork Inc.
689,647,197 Shares of Class A Common Stock
This prospectus relates to: (1) the issuance by us of up to 61,323,777 shares of Class A Common Stock, par value $0.0001 per share (the “
Class
 A Common Stock
”), including the shares that may be issued upon exercise of warrants to purchase Class A Common Stock at an exercise price of $11.50 per share of Class A Common Stock, such as the public warrants and the private placement warrants (each as defined below); and (2) the offer and sale, from time to time, by the selling securityholders identified in this prospectus (each a “
Selling Securityholder
” and, collectively, the “
Selling
Securityholders
”), or their permitted transferees, of up to 628,323,420 shares of Class A Common Stock (including shares underlying warrants).
This prospectus provides you with a general description of such securities and the general manner in which we and the Selling Securityholders may offer or sell the securities. More specific terms of any securities that we and the Selling Securityholders may offer or sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus.
We will not receive any proceeds from the sale of shares of Class A Common Stock or warrants by the Selling Securityholders pursuant to this prospectus. We also will not receive any proceeds from the sale of the shares of Class A Common Stock by us pursuant to this prospectus, except with respect to amounts received by us upon exercise of the warrants to the extent such warrants are exercised for cash. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of securities pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “
Plan of Distribution
.”
You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our Class A Common Stock and warrants are traded on the New York Stock Exchange (“
NYSE
”) under the symbols “WE” and “WE WS,” respectively. On November 9, 2021, the closing price of our Class A Common Stock was $9.75 per share, and the closing price of our warrants, was $2.50 per warrant.
Investing in our securities involves risks. S
ee
“
Risk Factors
”
beginning on page 9 and in any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is November 10, 2021
.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form
S-1
that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue up to an aggregate of 61,323,777 shares of Class A Common Stock. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 628,323,420 shares of Class A Common Stock (including shares underlying warrants) from time to time through any means described in the section entitled “
Plan of Distribution
.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A Common Stock and/or warrants being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “
Where You Can Find More Information
.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “
Where You Can Find More Information
.”
This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the
®
or
TM
symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of it by, any other companies.
On October 20, 2021 (the “
Closing Date
”), WeWork Inc. (formerly known as BowX Acquisition Corp. (“
Old BowX
”)), consummated its previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated as of March 25, 2021 (the “
Merger Agreement
”), by and among Old BowX, BowX

Merger Subsidiary Corp., a Delaware corporation (“
Merger Sub
”) and a direct, wholly owned subsidiary of Old BowX, and New WeWork Inc., a Delaware corporation formerly known as WeWork Inc. (“
Old WeWork
”). As contemplated by the Merger Agreement, (1) Merger Sub merged with and into Old WeWork, with Old WeWork surviving as a wholly owned subsidiary of Old BowX (the
“First Merger”
), and (2) immediately following the First Merger and as part of the same overall transaction as the First Merger, Old WeWork merged with and into BowX Merger Subsidiary II, LLC, a Delaware limited liability company (“
Merger Sub II
”) and a direct, wholly owned subsidiary of Old BowX (the “
Second Merger
” and, together with the First Merger, the “
Mergers
” and, collectively with the other transactions described in the Merger Agreement, the “
Business Combination
”), with Merger Sub II being the surviving entity of the Second Merger. In connection with the closing of the Business Combination, Old BowX changed its name to WeWork Inc.
Unless the context indicates otherwise, references to “
WeWork
,” “
the Company
,” “
we
,” “
us
” and “
our
” refer to the business of WeWork Inc., a Delaware corporation, and its consolidated subsidiaries following the Business Combination. “
Old BowX
” refers to BowX Acquisition Corp. prior to the Business Combination. “
Old WeWork
” refers to WeWork Inc. and its subsidiaries prior to the Business Combination.

MARKET PRICE INFORMATION
Our publicly traded Class A Common Stock and warrants are currently listed on the NYSE under the symbols “WE” and “WE WS,” respectively. Prior to the consummation of the Business Combination on October 20, 2021, our units, Class A Common Stock and public warrants were listed on the Nasdaq Capital Market under the symbols “BOWXU,” “BOWX” and “BOWXW,” respectively.
On October 19, 2021, the trading date before the public announcement of the Closing of the Business Combination, our Class A Common Stock and public warrants closed at $9.37 and $2.05, respectively. As of November 9, 2021, the most recent practicable date prior to the date of this prospectus, the most recent closing price for each Class A Common Stock and redeemable warrant was $9.75 and $2.50, respectively.
Holders of our securities should obtain current market quotations for their securities. The market price of our securities could vary at any time.
Historical market price information regarding Old WeWork is not provided because there was no public market for Old WeWork’s securities. For information regarding WeWork’s capital resources and liquidity, see “
WeWork’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources
.”

SELECTED DEFINITIONS
Unless otherwise stated in this prospectus or the context otherwise requires, references to:

•
“
Adjusted EBITDA
” are to net loss before income tax (benefit) provision, interest and other (income) expense, depreciation and amortization expense, stock-based compensation expense, expense related to stock-based payments for services rendered by consultants, income or expense relating to the changes in fair value of assets and liabilities remeasured to fair value on a recurring basis, expense related to costs associated with mergers, acquisitions, divestitures and capital raising activities, legal, tax and regulatory reserves or settlements, significant legal costs incurred by Old WeWork in connection with regulatory investigations and litigation regarding Old WeWork’s 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, net of any insurance or other recoveries, significant non-ordinary
course asset impairment charges and, to the extent applicable, any impact of discontinued operations, restructuring charges, and other gains and losses on operating assets;

•
“
Aggregate Fully Diluted Old WeWork Capital Stock
” are to without duplication, (a) the aggregate number of shares of Old WeWork Capital Stock (other than Old WeWork Class C Common Stock and Old WeWork Restricted Stock Awards) that are (i) issued and outstanding immediately prior to the Effective Time or (ii) issuable upon, or subject to, the settlement of Old WeWork Options (whether or not then vested or exercisable, before giving effect to clause (c) below), Old WeWork Warrants (whether or not then exercisable, before giving effect to clause (d) below), Old WeWork Series C Convertible Note, Old WeWork Restricted Stock Awards, Old WeWork Restricted Stock Unit Awards and WeWork Partnership Profits Interest Units (with an assumed 1:1 exchange for WeWork Partnership Profits Interest Units (as defined below) for shares of Old WeWork Common Stock, before giving effect to clause (e) below), in each case, that are outstanding immediately prior to the Effective Time, minus (b) the Treasury Shares (as defined below) outstanding immediately prior to the Effective Time, minus (c) a number of shares with a value based on the Per Share Merger Consideration (as defined in the Merger Agreement) equal to the aggregate exercise price of the Old WeWork Options described in clause (ii) above divided by the Per Share Merger Consideration; provided that any Old WeWork Option with an exercise price equal to or greater than the Per Share Merger Consideration shall not be counted for purposes of determining the number of Aggregate Fully Diluted Old WeWork Capital Stock, minus (d) a number of shares with a value based on the Per Share Merger Consideration equal to the aggregate exercise price of the Old WeWork Warrants described in clause (ii) above divided by the Per Share Merger Consideration; provided that any Old WeWork Warrant with an exercise price equal to or greater than the Per Share Merger Consideration shall not be counted for purposes of determining the number of Aggregate Fully Diluted Old WeWork Capital Stock, minus (e) a number of shares equal to the aggregate catch-up
base amount (pursuant to the Partnership Agreement) of the WeWork Partnership Profits Interest Units described in clause (ii) above divided by the Per Share Merger Consideration; provided that any WeWork Partnership Profits Interest Unit with a catch-up
base amount equal to or greater than the Per Share Merger Consideration shall not be counted for purposes of determining the number of Aggregate Fully Diluted Old WeWork Capital Stock, plus (f) 47,366,404 hypothetical shares of Old WeWork Common Stock, minus a hypothetical number of shares with a value based on the Per Share Merger Consideration equal to $473,664.04 divided by the Per Share Merger Consideration (it being understood that the hypothetical shares of WeWork Common Stock pursuant to this clause (f) is intended to include dilution from the First Warrant in Aggregate Fully Diluted Old WeWork Capital Stock);

•	“ Aggregate Merger Consideration ” are to 655,300,000 shares of Old BowX Class A Common Stock;

v

•	“ Anchor PIPE Investors ” are to certain investors of Old WeWork that entered into the Anchor Subscription Agreements in connection with the PIPE Investment;

•	“ Anchor Subscription Agreements ” are to the Subscription Agreements pursuant to which the Anchor PIPE Investors consummated the PIPE Investment;

•	“ Business Combination ” are to the Mergers together with the other agreements and transactions contemplated by the Merger Agreement;

•	“ Charter ” are to the certificate of incorporation of WeWork upon Closing;

•	“ Closing ” are to the closing of the Business Combination;

•	“ Code ” are to the Internal Revenue Code of 1986, as amended;

•	“ Commitment Letter ” are to that certain Letter Agreement by and between Old BowX, WeWork Companies LLC, StarBright WW LP, and WW Co-Obligor Inc., dated as of March 25, 2021;

•
“
Company Credit Agreement
” are to the Credit Agreement, dated as of December 27, 2019, as amended by the First Amendment, dated as of February 10, 2020, and as further amended by the Second Amendment to the Credit Agreement and First Amendment to the Security Agreement, dated as of April 1, 2020, among WeWork Companies LLC, as co-obligor,
SBG, as
co-obligor,
Goldman Sachs International Bank, as administrative agent, and the issuing creditors and letter of credit participants from time to time party thereto;

•
“
Company/SBG Reimbursement Agreement
” are to the Reimbursement Agreement, dated as of February 10, 2020, as amended by the First Amendment, dated as of April 1, 2020, among WeWork Companies LLC and SBG;

•	“ Continental ” are to Continental Stock Transfer & Trust Company;

•	“ Credit Support Letter Agreement ” are to that certain Letter Agreement by and between Old BowX, WeWork Companies LLC and the SoftBank Obligor dated as of March 25, 2021;

•	“ DGCL ” are to the General Corporation Law of the State of Delaware;

•
“
Dissenting Shares
” are to shares of Old WeWork Capital Stock that were issued and outstanding immediately prior to the Effective Time and held by a holder who had not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who was entitled to demand and has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (until such time as such holder fails to perfect or otherwise waives, withdraws, or loses such holder’s appraisal rights under the DGCL with respect to such shares);

•	“ Effective Time ” are to the date and time the First Merger becomes effective;

•	“ Enterprise Members ” are to organizations with more than 500 full time employees;

•	“ Exchange Act ” are to the Securities Exchange Act of 1934, as amended;

•
“
Exchange Ratio
” are to the quotient obtained by dividing (i) Aggregate Merger Consideration by (ii) the number of shares of Aggregate Fully Diluted Old WeWork Capital Stock, which is expected to be approximately 0.8257 based on Old WeWork’s capitalization as of September 14, 2021;

•	“ Excluded Shares ” are to Old WeWork Class C Common Stock, Treasury Shares, the Dissenting Shares, and shares of Old WeWork Capital Stock reserved in respect of Old WeWork Awards;

•
“
FIRPTA
” are to Sections 897, 1445, 6039C and any related provisions of the Code, and the Treasury Regulations promulgated thereunder, commonly known as the “Foreign Investment in Real Property Tax Act”;

•	“ First Merger ” are to the merger of Merger Sub with and into Old WeWork, with Old WeWork surviving the merger as a wholly owned subsidiary of Old BowX;

•
“
First Warrant
” are to one or more warrants issued by Old BowX to SBWW or its designees to purchase a number of shares of Old BowX Class A Common Stock (rounded to the nearest whole share) equal to 47,366,404 multiplied by the Exchange Ratio, subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent);

•	“ Founder Shares ” are to the shares of Old BowX Class B Common Stock issued to Sponsor on May 26, 2020, in connection with Old BowX’s initial public offering;

•	“ GAAP ” are to accounting principles generally accepted in the United States of America;

•	“ initial public offering ” are to Old BowX’s initial public offering that was consummated on August 7, 2020;

•	“ initial stockholders ” are to holders of Old BowX’s Class B Common Stock prior to the consummation of the initial public offering and their respective permitted transferees;

•	“ IPO registration statement ” are to the Registration Statement on Form S-1 (333-239941) filed by Old BowX in connection with its initial public offering, which became effective on August 4, 2020;

•
“
LC Warrant
” are to one or more warrants issued by WeWork to SBG or its designees to purchase a number of shares of WeWork Class A Common Stock (rounded to the nearest whole share) equal to 14,431,991 multiplied by the Exchange Ratio, subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent);

•	“ Lock-Up Agreements ” are to lock-up agreements entered into by members of the Sponsor, certain of Old BowX’s officers, certain of WeWork’s officers and certain WeWork Stockholders;

•	“ Lock-Up Period ” are to one year or nine months as specified in the Lock-Up Agreements;

•
“
Lock-Up
Shares
” are to any shares of WeWork Common Stock held by the parties to the
Lock-Up
Agreements immediately after the Closing, or any shares of WeWork Common Stock issuable upon the exercise of options, warrants or other convertible securities held by such persons immediately after the Closing;

•	“ Mature Locations ” are to locations that are open for longer than 12 months;

•	“ Nasdaq ” are to the Nasdaq Stock Market LLC;

•	“ NYSE ” are to New York Stock Exchange;

•	“ Old BowX Class A Common Stock ” are to Old BowX’s Class A Common Stock, par value $0.0001 per share;

•	“ Old BowX Class B Common Stock ” are to Old BowX’s Class B Common Stock, par value $0.0001 per share;

•	“ Old BowX Common Stock ” are to Old BowX Class A Common Stock and Old BowX Class B Common Stock;

•	“ Old WeWork Awards ” are to Old WeWork Options, Old WeWork Restricted Stock Unit Awards and Old WeWork Restricted Stock Awards;

•	“ Old WeWork Capital Stock ” are to Old WeWork Common Stock and Old WeWork Preferred Stock;

•	“ Old WeWork Class A Common Stock ” are to Old WeWork’s Class A Common Stock, par value $0.001 per share;

•	“ Old WeWork Class A Common Warrants ” are to warrants to purchase Old WeWork’s Class A Common Stock;

•	“ Old WeWork Class B Common Stock ” are to Old WeWork’s Class B Common Stock, par value $0.001 per share;

•	“ Old WeWork Class C Common Stock ” are to Old WeWork’s Class C Common Stock, par value $0.001 per share;

•	“ Old WeWork Class D Common Stock ” are to Old WeWork’s Class D Common Stock, par value $0.001 per share;

•	“ Old WeWork Common Stock ” are to Old WeWork Class A Common Stock, Old WeWork Class B Common Stock, Old WeWork Class C Common Stock and Old WeWork Class D Common Stock;

•	“ Old WeWork Incentive Plans ” are to Old WeWork’s 2013 Stock Incentive Plan and its 2015 Equity Incentive Plan, in each case as amended from time to time;

•	“ Old WeWork Junior Non-Voting Preferred Stock ” are to Old WeWork’s Junior Non-Voting Preferred Stock, par value $0.001 per share;

•	“ Old WeWork Options ” are to options to purchase shares of Old WeWork Common Stock;

•
“
Old WeWork Preferred Stock
” are to Old WeWork Junior
Non-Voting
Preferred Stock, Old WeWork Series A Preferred Stock, Old WeWork Series
AP-1
Acquisition Preferred Stock, Old WeWork Series
AP-2
Acquisition Preferred Stock, Old WeWork Series
AP-3
Acquisition Preferred Stock, Old WeWork Series
AP-4
Acquisition Preferred Stock, Old WeWork Series B Preferred Stock, Old WeWork Series C Preferred Stock, Old WeWork Series
D-1
Preferred Stock, Old WeWork Series
D-2
Preferred Stock, Old WeWork Series E Preferred Stock, Old WeWork Series F Preferred Stock, Old WeWork Series G Preferred Stock, Old WeWork Series
G-1
Preferred Stock, Old WeWork Series
H-1
Preferred Stock, Old WeWork Series
H-2
Preferred Stock, Old WeWork Series
H-3
Preferred Stock and Old WeWork Series
H-4
Preferred Stock;

•
“
Old WeWork Restricted Stock Awards
” are to restricted shares of Old WeWork Common Stock granted under an Old WeWork Incentive Plan, which includes any shares of Old WeWork Common Stock issued pursuant to early-exercised Old WeWork Options that remain subject to vesting conditions;

•
“
Old WeWork Restricted Stock Unit Awards
” are to restricted stock units based on shares of Old WeWork Common Stock (whether to be settled in cash or shares), granted under an Old WeWork Incentive Plan;

•	“ Old WeWork Series A Preferred Stock ” are to Old WeWork’s Series A preferred stock, par value $0.001;

•	“ Old WeWork Series AP-1 Acquisition Preferred Stock ” are to Old WeWork’s Series AP-1 preferred stock, par value $0.001 per share;

•	“ Old WeWork Series AP-2 Acquisition Preferred Stock ” are to Old WeWork’s Series AP-2 preferred stock, par value $0.001 per share;

•	“ Old WeWork Series AP-3 Acquisition Preferred Stock ” are to Old WeWork’s Series AP-3 preferred stock, par value $0.001 per share;

•	“ Old WeWork Series AP-4 Acquisition Preferred Stock ” are to Old WeWork’s Series AP-4 preferred stock, par value $0.001 per share;

•	“ Old WeWork Series B Preferred Stock ” are to Old WeWork’s Series B preferred stock, par value $0.001 per share;

•	“ Old WeWork Series C Convertible Note ” are to a convertible note exercisable for Old WeWork Series C Preferred Stock;

•	“ Old WeWork Series C Preferred Stock ” are to Old WeWork’s Series C preferred stock, par value $0.001 per share;

•	“ Old WeWork Series D-1 Preferred Stock ” are to Old WeWork’s Series D-1 preferred stock, par value $0.001 per share;

•	“ Old WeWork Series D-2 Preferred Stock ” are to Old WeWork’s Series D-2 preferred stock, par value $0.001 per share;

•	“ Old WeWork Series E Preferred Stock ” are to Old WeWork’s Series E preferred stock, par value $0.001 per share;

•	“ Old WeWork Series F Preferred Stock ” are to Old WeWork’s Series F preferred stock, par value $0.001 per share;

•	“ Old WeWork Series G-1 Preferred Stock ” are to Old WeWork’s Series G-1 preferred stock, par value $0.001 per share;

•	“ Old WeWork Series G Preferred Stock ” are to Old WeWork’s Series G preferred stock, par value $0.001 per share;

•	“ Old WeWork Series H-1 Preferred Stock ” are to Old WeWork’s Series H-1 preferred stock, par value $0.001 per share;

•	“ Old WeWork Series H-2 Preferred Stock ” are to Old WeWork’s Series H-2 preferred stock, par value $0.001 per share;

•	“ Old WeWork Series H-3 Preferred Stock ” are to Old WeWork’s Series H-3 preferred stock, par value $0.001 per share;

•	“ Old WeWork Series H-4 Preferred Stock ” are to Old WeWork’s Series H-4 preferred stock, par value $0.001 per share;

•	“ Old WeWork Series H Preferred Warrants ” are to warrants to purchase Old WeWork Series H-3 Preferred Stock and/or Old WeWork Series H-4 Preferred Stock;

•
“
Old WeWork Stockholders
” are to the stockholders of Old WeWork and holders of Old WeWork Awards, Old WeWork Warrants, Old WeWork Series C Convertible Note, and WeWork Partnership Profits Interest Units prior to the Business Combination;

•	“ Old WeWork Warrants ” are to the Old WeWork Class A Common Warrants and the Old WeWork Series H Preferred Warrants;

•
“
Partnership Agreement
” are to the Third Amended and Restated Agreement of Exempted Limited Partnership of the WeWork Partnership, dated on October 20, 2021, as described under “
Certain Relationships and Related Person Transactions—WeWork—WeWork Partnership
”;

•
“
Person
” are to any individual, firm, corporation, partnership, exempted limited partnership, limited liability company, exempted company, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or instrumentality or other entity of any kind;

•	“ Physical Occupancy ” are to the number of physical memberships divided by total workstations;

•	“ PIPE Investment ” are to the purchase of shares of Old BowX Common Stock pursuant to the Subscription Agreements;

•	“ PIPE Investment Amount ” are to the $800.0 million aggregate gross purchase price received by Old BowX prior to or substantially concurrently with the Closing for the shares in the PIPE Investment;

•	“ PIPE Investors ” are to those certain investors participating in the PIPE Investment pursuant to the Subscription Agreements;

•	“ PIPE Shares ” are to the shares of WeWork Class A Common Stock purchased in the PIPE Investment;

•	“ Previous Charter ” are to the amended and restated certificate of incorporation of Old BowX;

•
“
private placement warrants
” are to the warrants to acquire one share each of Old BowX Class A Common Stock, that were sold in private placements simultaneously with the closing of Old BowX’s initial public offering;

•	“ pro forma ” are to giving pro forma effect to the Business Combination;

•	“ Projections ” are to forward looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond WeWork’s control;

•
“
public stock
” are to the Old BowX Class A Common Stock (including those shares that underlie the units) that were offered and sold by Old BowX in its initial public offering and registered pursuant to the IPO registration statement;

•	“ public stockholders ” are to holders of public stock, whether acquired in Old BowX’s initial public offering or acquired in the secondary market;

•
“
public warrants
” are to the redeemable warrants to purchase Old BowX Class A Common Stock (including those that underlie the units) that were offered and sold by Old BowX in its initial public offering and registered pursuant to the IPO registration statement;

•
“
Registration Rights Agreement
” are to the Amended and Restated Registration Rights Agreement entered into at Closing, by and among WeWork, members of the Sponsor, the Anchor PIPE Investors and certain other Old WeWork Stockholders;

•	“ Sarbanes Oxley Act ” are to the Sarbanes-Oxley Act of 2002;

•	“ SBG ” are to SoftBank Group Corp. or a controlled affiliate or subsidiary thereof, but unless the context otherwise requires, does not include SVFE or the SoftBank Vision Fund;

•	“ SBWW ” are to SB WW Holdings (Cayman) Limited, which is an indirect, wholly owned subsidiary of SBG;

•	“ SEC ” are to the United States Securities and Exchange Commission;

•	“ Securities Act ” are to the Securities Act of 1933, as amended;

•	“ SoftBank Obligor ” are to SoftBank Group Corp., a Japanese joint-stock company;

•	“ SoftBank Senior Unsecured Notes ” are to the commitment from SBG to Old WeWork for the provision of $2.2 billion in 5.0% senior unsecured notes;

•	“ SoftBank Vision Fund ” are to SoftBank Vision Fund (AIV M1) L.P.;

•	“ Softbank Transactions ” are to those transactions as defined in Note 1 of the notes to Old WeWork’s consolidated financial statements included elsewhere in this prospectus;

•	“ Sponsor ” are to BowX Sponsor, LLC, a Delaware limited liability company;

•	“ Sponsor Persons ” are to Murray Rode, Eric Dunn, Lori Wright, and Vijay Advani;

•	“ Sponsor Support Agreement ” are to that certain Support Agreement, dated March 25, 2021, by and among the Sponsor, the Sponsor Persons, Old BowX and Old WeWork;

•	“ special meeting ” are to the special meeting of the Old BowX stockholders in lieu of its 2021 annual meeting;

x

•	“ Stockholders Agreement ” are to that certain Stockholders Agreement entered into at Closing by and among Old BowX, the Sponsor, SBWW, SVFE and certain other holders of Old BowX Common Stock;

•	“ Stockholder Support Agreements ” are to those certain Support Agreements, each dated March 25, 2021, entered into by and among Old BowX, Old WeWork and certain Old WeWork Stockholders;

•	“ Subscription Agreements ” are to the subscription agreements pursuant to which the PIPE Investment was consummated;

•	“ SVFE ” are to SVF Endurance (Cayman) Limited, which is a direct, wholly owned subsidiary of SoftBank Vision Fund;

•	“ Third-Party PIPE Investor ” are to any PIPE Investor who is not an Anchor PIPE Investor;

•
“
Treasury Shares
” are to any shares of Old WeWork Capital Stock which were held in the treasury of Old WeWork and canceled as part of the First Merger and which do not constitute “Company Capital Stock” under the Merger Agreement;

•	“ trust account ” are to the trust account established at the consummation of Old BowX’s initial public offering maintained by Continental, acting as trustee;

•	“ USRPHC ” are to a “United States real property holding corporation” within the meaning of FIRPTA;

•	“ Warrant Agreement ” are to that certain warrant agreement, dated August 4, 2020, between Old BowX and Continental;

•	“ WeCap Holdings Partnership ” are to a limited partnership created as part of the ARK/WPI combination;

•	“ WeWork All Access ” are to monthly memberships providing an individual with access to any participating WeWork locations;

•	“ WeWork Class A Common Stock ” are to Class A Common Stock, par value $0.0001 per share, of WeWork;

•
“
WeWork Class
 C Common Stock
” are to Class C Common Stock, par value $0.0001 per share, of WeWork, a non-economic
voting security without rights to dividends or on liquidation that were issued in exchange for Old WeWork Class C Common Stock in the First Merger, and that correspond with an outstanding WeWork Partnership Profits Interest Unit, as described in the section entitled “Certain Relationships and Related Person Transactions—WeWork—WeWork Partnership”;

•	“ WeWork Common Stock ” are to WeWork Class A Common Stock and WeWork Class C Common Stock;

•	“ WeWork On Demand ” are to WeWork memberships that give users pay-as-you-go access to book individual workspace or conference rooms at nearby WeWork locations; and

•
“
WeWork Partnership
” are to The We Company Management Holdings L.P., a Cayman Islands exempted limited partnership, which was historically used by Old WeWork to grant WeWork Partnership Profits Interest Units, as described under “
Certain Relationships and Related Person Transactions—WeWork —WeWork Partnership Profits Interest Units
”;

•
“
WeWork Partnership Class
 A Common Units
” are to interests in the WeWork Partnership that are designated as WeWork Partnership Class A Common Units thereof with the rights and obligations specified with respect to a WeWork Partnership Class A Common Unit set forth in the Partnership Agreement;

•
“
WeWork Partnership Profits Interest Units
” are to interests in the WeWork Partnership that are designated as WeWork Partnership Class PI Common Units thereof with the rights and obligations specified with respect to a WeWork Partnership Class PI Common Unit set forth in the Partnership Agreement and any applicable profits interest award agreement;

•	“ WeWork Preferred Stock ” are to preferred stock, par value $0.0001 per share, of WeWork.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and similar expressions may identify forward- looking statements, but the absence of these words does not mean that a statement is not forward-looking.
Forward-looking statements in this prospectus and in any document incorporated by reference in this prospectus may include, for example, statements about:

•	our financial and business performance;

•	the impact of the COVID-19 pandemic;

•	our projected financial information, anticipated growth rate, and market opportunity;

•	our ability to maintain the listing of our Class A Common Stock and public warrants on the NYSE following the Business Combination;

•	our public securities’ potential liquidity and trading;

•	our ability to raise financing in the future;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the completion of the Business Combination;

•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business;

•	the impact of the regulatory environment and complexities with compliance related to such environment;

•	our ability to maintain an effective system of internal controls over financial reporting;

•	our ability to grow market share in our existing markets or any new markets we may enter;

•	our ability to respond to general economic conditions;

•	the health of the commercial real estate industry;

•	risks associated with our real estate assets and increased competition in the commercial real estate industry;

•	our ability to manage our growth effectively;

•	our ability to achieve and maintain profitability in the future;

•	our ability to access sources of capital, including debt financing and securitization funding to finance our real estate inventories and other sources of capital to finance operations and growth;

•	our ability to maintain and enhance our products and brand and to attract customers;

•	our ability to manage, develop and refine our platform for managing and powering flexible work spaces and access to our customer base;

•	the success of strategic relationships with third parties;

•	the outcome of any known and unknown litigation and regulatory proceedings;

•	the anticipated benefits of our partnership with Cushman & Wakefield plc (“ Cushman ”); and

•	other factors detailed under the section entitled “ Risk Factors .”
The forward-looking statements contained in this prospectus and in any document incorporated by reference in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “
Risk Factors
” beginning on page 9 of this prospectus. Should one or more of these risks or uncertainties materialize, including with respect to
COVID-19,
or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

SUMMARY OF THE PROSPECTUS
This summary highlights certain significant aspects of our business and is a summary of information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read this entire prospectus, including the information presented under the sections titled “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” “WeWork’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information,” and the consolidated financial statements and the related notes thereto included elsewhere in this prospectus before making an investment decision. The definition of some of the terms used in this prospectus are set forth under the section “Selected Definitions.”
Business Summary
Company Overview
We are the leading global flexible workspace provider, serving a membership base of businesses large and small through our network of 763 locations around the world as of June 30, 2021. With our global footprint, we have worked to establish ourself as the preeminent brand within the space-as-a-service
category by combining
best-in-class
locations and design with member-first hospitality and exceptional community experiences.
Corporate Information
The WeWork business, founded in 2010, is held by a Delaware company, incorporated in April 2019. Our principal executive office mailing address is 575 Lexington Avenue, New York, New York 10022 and our phone number is (646)
389-3922.
Business Combination
On March 25, 2021, Old BowX, Merger Sub, and Old WeWork, entered into the Merger Agreement pursuant to which, among other transactions, on October 20, 2021, the First Merger was completed, with Old WeWork surviving the First Merger as a wholly owned subsidiary of Old BowX (Old WeWork, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “
Surviving Corporation
”). Immediately following and as part of the same overall transaction as the First Merger, the Surviving Corporation merged with and into Merger Sub II to complete the Second Merger, with Merger Sub II being the surviving entity of the Second Merger. The First Merger and Second Merger, along with the other transactions described in the Merger Agreement, resulted in the completion of the Business Combination. In connection with the closing of the Business Combination, Old BowX changed its name to WeWork Inc.
On October 19, 2021, Old BowX held a special meeting of its stockholders (the “
Special Meeting
”) in connection with the Business Combination. Old BowX’s stockholders voted to approve its business combination with Old WeWork.
As a result of and upon the Closing, which occurred on October 20, 2021, among other things, all outstanding shares of Old WeWork Common Stock immediately prior to the effective time of the First Merger (the “
Effective Time
”) (other than (A) shares of Old WeWork Class C Common Stock, which were converted into the right to receive a number of shares of WeWork Class C Common Stock, par value $0.0001 per share (the “
WeWork Class
 C Common Stock
”), equal to (x) the exchange ratio under the Merger Agreement (which was equal to 0.82619) (the “
Exchange Ratio
”) multiplied by (y) the number of shares of Old WeWork Class C Common Stock held by such holder as of immediately prior to the Closing, (B) treasury shares, (C) dissenting shares and (D) shares of Old WeWork Common Stock subject to stock awards) were cancelled in exchange for the right to receive a portion of an aggregate of 655,300,000 shares of WeWork Class A Common Stock, par value $0.0001 (the “
WeWork Class
 A Common Stock
”) (at a deemed value of $10.00 per share) representing a
pre-transaction
equity value of Old WeWork of approximately $6.553 billion. Upon Closing, the Company received approximately $1.3 billion in gross cash proceeds consisting of approximately $333.0 million from the Old BowX trust account, $150.0 million from the backstop investment by DTZ Worldwide Limited, a parent company to Cushman & Wakefield U.S., Inc. (the “
Backstop Investor
”), and $800.0 million from the PIPE Investment (as defined below).
Prior to the Special Meeting, a total of 15,006,786 shares of Old BowX Class A Common Stock were presented for redemption for cash at a price of $10.00 per share in connection with the Special Meeting (the “
Redemptions
”). The Backstop Investor committed to subscribe for the number of shares of WeWork Class A Common Stock equal to the amount of the Redemptions, subject to a cap of 15,000,000 shares of WeWork Class A Common Stock (the “
Cap
”). The purchase price for such shares of Old BowX Class A Common Stock was equal to $10.00 per share multiplied by the number of Redemptions, subject to the Cap, for an aggregate purchase price of up to $150,000,000 (the “
Backstop Investment
”). Substantially concurrently with the Closing, the Backstop Investor subscribed for 15,000,000 shares of WeWork Class A Common Stock for $150,000,000. So long as the Backstop Investor continues to hold a specified amount of shares of WeWork Class A Common Stock, then the Backstop Investor has the right to designate a board observer.
Immediately after giving effect to the Business Combination, there were 696,492,801 issued and outstanding shares of WeWork Class A Common Stock and 19,938,089 issued and outstanding shares of WeWork Class C Common Stock. Old BowX’s public units separated into their component securities upon consummation of the Business Combination and, as a result, no longer trade as a separate security and were delisted from Nasdaq Stock Market LLC. As of the date of the Closing, our post-Closing directors and executive officers and their respective affiliated entities beneficially owned approximately 4.1% of the outstanding shares of WeWork Class A Common Stock, which represents approximately 4.0% of the total voting power of our outstanding shares, and no outstanding shares of WeWork Class C Common Stock, and the securityholders of Old BowX immediately prior to the Closing (which includes Vivek Ranadivé, who is one of our post-Closing directors) beneficially owned post-Closing approximately 6.1% of the outstanding shares of WeWork Class A Common Stock, which represents approximately 5.9% of the total voting power of our outstanding shares, and no outstanding shares of WeWork Class C Common Stock.
Corporate Information
Old BowX was formed as a blank check company on May 19, 2020, under the laws of the state of Delaware, for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization reorganization or other similar business combination with one or more businesses or entities. Although not limited to a particular industry or geographic location for purposes of consummating a business combination, Old BowX focused on businesses in the technology, media and telecommunications industries.
In connection with the Business Combination, Old BowX changed its name to WeWork Inc. Upon consummation of the Business Combination, Old BowX, who was the legal acquirer, was treated as the “acquired” company for financial reporting purposes and Old WeWork was treated as the accounting predecessor of Old BowX for SEC purposes.
Our principal executive office is located at 575 Lexington Avenue,
New York, NY 10022 and our telephone number is (646)
389-3922.
We maintain a website at investors.wework.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

Risk Factors
You should consider all the information contained in this prospectus before investing in our securities. These risks are discussed more fully in the section entitled “
Risk Factors
” following this summary. If any of these risks actually occur, our business, financial condition or results of operations would likely be materially adversely affected. These risks include, but are not limited to, the following:

•	The price of our Class A Common Stock and warrants may be volatile.

•	Future resales of Class A Common Stock may cause the market price of our securities to drop significantly, even if our business is doing well.

•	If analysts do not publish research about our business or if they publish inaccurate or unfavorable research, our stock price and trading volume could decline.

•	We may be subject to securities litigation, which is expensive and could divert management attention.

•
We may not be able to continue to retain existing members, many of whom enter into membership agreements with short-term commitments, or to attract new members in sufficient numbers or at sufficient rates to sustain and increase our memberships or at all.

•	We have a history of losses and we may be unable to achieve profitability (as determined in accordance with GAAP).

•	Our success depends on our ability to maintain the value and reputation of our brand and the success of our strategic partnerships.

•	We have reduced and may continue to reduce the overall size of our organization and we are likely to experience voluntary attrition, which may present challenges in managing our business.

•	Our internal controls, financial systems and procedures need further development for a public company and a company of our global scale.

•
We rely on a combination of proprietary and third-party technology systems to support our business and member experience, and, if these systems experience difficulties, our business, financial condition, results of operations and prospects may be materially adversely affected.

•
We and our subsidiaries may not be able to generate sufficient cash to service all of our indebtedness and other obligations and may be forced to take other actions to satisfy our obligations, which may not be successful.

•	Failure to comply with anti-money laundering requirements could subject us to enforcement actions, fines, penalties, sanctions and other remedial actions.

•
Our only material assets are our indirect interests in the WeWork Partnership (defined below), and we are accordingly dependent upon distributions from the WeWork Partnership to pay dividends and taxes and other expenses. Our debt facilities also impose or may in the future impose certain restrictions on our subsidiaries making distributions to us.

THE OFFERING
We are registering the issuance by us of up to 61,323,777 shares of our Class A Common Stock (including shares that may be issued upon exercise of warrants to purchase Class A Common Stock, such as the public warrants and the private placement warrants). We are also registering the resale by the Selling Securityholders or their permitted transferees of up to 628,323,420 shares of Class A Common Stock. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “
Risk Factors
” on page 9 of this prospectus.
Issuance of Class A Common Stock
The following information is as of November 10, 2021 and does not give effect to issuance of our Class A Common Stock or warrants after such date, or the exercise of warrants after such date.

Shares of our Class A Common Stock to be issued	61,323,777 shares

Use of proceeds	We will receive up to an aggregate of approximately $274,542,858 from the exercise of all public warrants and private placement warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.
Resale of Class A Common Stock and warrants

Shares of our Class A Common Stock offered by the Selling Securityholders	Up to 628,323,420 shares (including shares underlying warrants)

Exercise Price	$11.50 per share, subject to adjustment as described herein

Redemption	The warrants are redeemable in certain circumstances. See “ Description of Securities ” for further discussion.

Use of proceeds	We will not receive any proceeds from the sale of the Class A Common Stock or warrants to be offered by the Selling Securityholders. With respect to shares of Class A Common Stock underlying the warrants, we will not receive any proceeds from such shares except with respect to amounts received by us upon exercise of such warrants to the extent such warrants are exercised for cash.

Lock-up Agreements
The securities that are owned by the parties to the Registration Rights Agreement are subject to
Lock-up
Agreements, which provide for certain restrictions on transfer until the termination of applicable lock-up
periods.

See “
Business Combination––Related Agreements
” for further discussions.

NYSE Ticker-Symbol	Class A Common Stock: “WE” Warrants: “WE WS”

SELECTED HISTORICAL FINANCIAL INFORMATION OF OLD WEWORK
The following summary consolidated statements of operations data, consolidated statements of comprehensive loss data and consolidated statements of cash flows data of Old WeWork for the six months ended June 30, 2021 and for the years ended December 31, 2020, 2019 and 2018 and the condensed balance sheet data as of June 30, 2021, December 31, 2020, December 31, 2019 and December 31, 2018 are derived from Old WeWork’s consolidated financial statements and the related notes thereto included elsewhere in this prospectus.
Old WeWork’s historical results are not necessarily indicative of the results that may be expected in the future. The information below is only a summary and should be read in conjunction with the sections entitled “
WeWork’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business
” and the Old WeWork financial statements, and the notes and schedules related thereto, which are included elsewhere in this prospectus.
Consolidated Statements of Operations Data

(Amounts in thousands, except for per share data)	Six Months Ended June 30,	Year Ended December 31,
	2021	2020	2019	2018
Revenue (including related party revenue of $87,694, $169,783, $179,651 and $28,653 for the six months ended June 30, 2021 and for the years ended 2020, 2019 and 2018 respectively.)	$1,191,331	$3,415,865	$3,458,592	$1,821,751
Total expenses (including related party expenses of $38,253, $80,524, $290,748 and $21,098 for the six months ended June 30, 2021 and for the years ended 2020, 2019 and 2018, respectively.)	3,547,124	7,762,628	7,378,090	3,512,750
Loss from operations	(2,355,793)	(4,346,763)	(3,919,498)	(1,690,999)
Total interest and other income (expense), net	(621,630)	532,412	190,248	(237,270)
Net loss	(2,984,705)	(3,833,857)	(3,774,887)	(1,927,419)
Net loss attributable to Old WeWork	(2,921,200)	(3,129,358)	(3,264,738)	(1,610,792)
Net loss per share attributable to Old WeWork Class A and Class B Common Stockholders
Basic	$(16.81)	$(18.38)	$(19.38)	$(9.87)
Diluted	$(16.81)	$(18.38)	$(19.38)	$(9.87)
Weighted-average shares used to compute net loss per share attributable to Old WeWork Class A and Class B Common Stockholders, basic and diluted	173,751,116	170,275,761	168,436,109	163,148,918

Consolidated Statements of Comprehensive Loss Data

(Amounts in thousands)	Six Months Ended June 30,	Year Ended December 31,
	2021	2020	2019	2018
Net loss	$(2,984,705)	$(3,833,857)	$(3,774,887)	$(1,927,419)
Comprehensive loss	(2,966,385)	(3,977,321)	(3,791,901)	(1,919,753)
Net (income) loss attributable to noncontrolling interests	63,505	704,499	510,149	316,627
Other comprehensive (income) loss attributable to noncontrolling interests	24,221	(23,161)	(1,108)	18,931
Comprehensive loss attributable to WeWork	$(2,878,659)	(3,295,983)	(3,282,860)	(1,584,195)
Consolidated Statements of Cash Flows Data

(Amounts in thousands)	Six Months Ended June 30,	Year Ended December 31,
	2021	2020	2019	2018
Net cash provided by (used in) operating activities	(1,158,957)	$(857,008)	$(448,244)	$(176,729)
Net cash provided by (used in) investing activities	(186,628)	(444,087)	(4,775,520)	(2,475,798)
Net cash provided by (used in) financing activities	1,349,710	(46,814)	5,257,271	2,658,469
Consolidated Balance Sheet Data

(Amounts in thousands)	As of June 30,	As of December 31,
	2021	2020	2019
Total current assets	$1,397,610	$1,329,228	$2,128,275
Total assets (1)	23,186,310	25,356,334	31,147,814
Total current liabilities	2,336,769	2,189,267	3,087,532
Total liabilities (1)	24,474,225	24,981,917	28,016,842
Total shareholders’ deficit	(9,964,996)	(7,673,785)	(4,696,897)
Total liabilities and equity	23,186,310	25,356,334	31,147,814

(1)
Old WeWork’s consolidated balance sheets include assets and liabilities of consolidated variable interest entities (“
VIEs
”). As of June 30, 2021, December 31, 2020 and December 31, 2019, total assets of consolidated VIEs, after intercompany eliminations, were $1.9 billion, $2.1 billion and $6.7 billion respectively, including $102.6 million, $166.6 million and $417.7 million of cash and cash equivalents, respectively, and $10.1 million $10.0 million and $94.0 million of restricted cash, respectively. Total liabilities of consolidated VIEs, after intercompany eliminations, were $1.6 billion, $1.7 billion and $5.4 billion as of June 30, 2021, December 31, 2020 and December 31, 2019, respectively. Creditors of VIEs do not have recourse against the general credit of the Company, except relating to certain lease guarantees totaling $13.6 million, $14.6 million and $36.3 million as of June 30, 2021, December 31, 2020 and December 31, 2019, respectively, provided by WeWork Inc. to certain landlords of the VIEs. See Note 5 and Note 6 of the notes to Old WeWork’s unaudited interim condensed consolidated and annual audited consolidated financial statements, respectively, included elsewhere in this prospectus.

Non-GAAP
Financial Measures
To evaluate the performance of its business, Old WeWork relied on both its results of operations recorded in accordance with GAAP and certain non-GAAP
financial measures, including Adjusted EBITDA and Free Cash Flow. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP
financial measures Old WeWork used and refers to should not be viewed as a substitute for net loss or any other performance measure derived in accordance with GAAP or as a substitute for cash flows from operating activities as a measure of liquidity, and we encourage you not to rely on any single financial measure to evaluate Old WeWork’s business, financial condition or results of operations. Old WeWork’s definitions of Adjusted EBITDA and Free Cash Flow described below are specific to its business and you should not assume that they are comparable to similarly titled financial measures of other companies.
Old WeWork defines “
Adjusted EBITDA
” as net loss before income tax (benefit) provision, interest and other (income) expense, depreciation and amortization expense, stock-based compensation expense, expense related to stock-based payments for services rendered by consultants, income or expense relating to the changes in fair value of assets and liabilities remeasured to fair value on a recurring basis, expense related to costs associated with mergers, acquisitions, divestitures and capital raising activities, legal, tax and regulatory reserves or settlements, significant legal costs incurred by Old WeWork in connection with regulatory investigations and litigation regarding Old WeWork’s 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, net of any insurance or other recoveries, significant non-ordinary
course asset impairment charges and, to the extent applicable, any impact of discontinued operations, restructuring charges, and other gains and losses on operating assets.
Old WeWork defines “
Free Cash Flow
” as cash flow from operating activities less cash purchases of property and equipment, each as presented in Old WeWork’s consolidated statements of cash flows calculated in accordance with GAAP.

(Amounts in thousands)	Six Months Ended June 30,	Year Ended December 31,
	2021	2020	2019	2018
Adjusted EBITDA (1)	$(894,579)	$(1,883,444)	$(2,200,591)	$(1,171,597)
Free Cash Flow (2)	(1,312,099)	(2,298,240)	(3,936,330)	(2,231,749)

(1)
A reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA is set forth in the section entitled “
WeWork’s Management’s Discussion and Analysis of Financial Condition and Results of
Operations––Non-GAAP
Financial Measures––Adjusted EBITDA.
”

(2)
A reconciliation of net cash provided by (used in) operating activities, the most comparable GAAP measure, to Free Cash Flow is set forth in the section entitled “
WeWork’s Management’s Discussion and Analysis of Financial Condition and Results of
Operations––Non-GAAP
Financial Measures––Free Cash Flow.
”

RISK FACTORS
In addition to the other information contained in this prospectus, including the matters addressed under the heading “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in this prospectus before investing in our securities. The risk factors described below disclose both material and other risks, and are not intended to be exhaustive and are not the only risks facing us. Additional risks not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition, results of operations and cash flows in future periods or are not identified because they are generally common to businesses.
Unless otherwise noted or the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to the business of WeWork and its subsidiaries following the consummation of the Business Combination; except that, with respect to references to the Company’s lease obligations, the “Company” refers to the WeWork subsidiary that is a party to such lease.
Risks Relating to the Company’s Business
The
COVID-19
pandemic had a significant impact on the Company’s business, financial condition, results of operations and cash flows, and recovery from the pandemic may take longer than anticipated.
The global spread and unprecedented impact of
COVID-19,
including variants of the virus (particularly the Delta variant), has resulted in significant disruption and has created additional risks to the Company’s and its joint ventures partners’ businesses, the industry and the economy. On March 11, 2020, the World Health Organization declared
COVID-19
a global pandemic. Since that time,
COVID-19
has resulted in various governments imposing numerous restrictions at different times, including travel bans and restrictions, quarantines, stay-at-home
orders, social distancing requirements and mandatory closure of
“non-essential”
businesses.
As a result, the Company’s and its joint ventures partners’ businesses were significantly disrupted, and their operations have been significantly reduced. In particular, markets in which the Company and its joint venture partners operate both in the United States and internationally, and the state and local governments in these areas, among others, have in the past implemented stay-at-home
orders, social distancing requirements and mandatory closures of all
“non-essential”
businesses, and have either
re-implemented
or may in the future
re-implement
these or other restrictions, in an effort to curb the spread of
COVID-19.
In response to these measures, the Company and its joint venture partners have temporarily closed certain locations in various U.S. and international markets and may do so in the future, in an effort to adhere to local guidance, help protect the health and safety of its employees and members, and various planned new location openings have been delayed. In addition, the spread of
COVID-19
has caused the Company to modify its business practices (including employee travel, employee work locations and cancellation of physical participation in meetings, events and conferences), and the Company may take further actions as may be required by government authorities or that the Company determines are in the best interests of the Company’s employees and members. There is no certainty that such measures will be sufficient to mitigate the risks posed by the
COVID-19
pandemic, and the Company’s and its joint ventures partners’ ability to perform critical functions, including operating its locations, could be further adversely affected.
The Company also experienced a reduction in new sales volume at its locations, which negatively affected, and may continue to negatively affect, the Company’s results of operations. The Company had also been, and may continue to be, adversely impacted by member churn, non-payment
(or delayed payment) from members or members seeking payment concessions or deferrals or cancellations as a result of the
COVID-19
pandemic. Specifically, between the quarter ended June 30, 2020 and the quarter ended June 30, 2021, the Company’s total memberships, including ChinaCo, IndiaCo and Israel locations, declined 16%. There is no guarantee that membership numbers will return to pre-
COVID-19
pandemic levels. In addition, in relation to
non-payment,
the

Company recorded $17.2 million and $67.5 million in bad debt expense during the six months ended June 30, 2021, and the year ended December 31, 2020, respectively, compared to $21.0 million and $22.2 million during the six months ended June 30, 2020 and year ended December 31, 2019. The Company also determined collectability was not probable and did not recognize revenue on certain contracts totaling $2.1 million and $53.1 million for the six months ended June 30, 2021, and the year ended December 31, 2020, respectively. See the section entitled “
WeWork’s Management’s Discussion and Analysis of Financial Condition and Results of Operations––Key Factors Affecting the Comparability of Our
Results––COVID-19
and Impact on Our Business.
”
The Company expects the
COVID-19
pandemic, particularly in light of the spread of variants of the virus, such as the Delta variant, may continue to have an impact on its business, financial condition, results of operations and cash flows, but the Company is unable to predict how long that impact will continue. In particular, even after state and local governments lift mandatory restrictions, the Company’s business could be adversely impacted by the following: public perception of the risk of the
COVID-19
pandemic; the impact of the
COVID-19
pandemic on its members, including their financial situation and ability to meet their financial and contractual obligations to the Company; unemployment rates; reduction in demand from any of the foregoing; or due to customers or potential customers deferring return-to-office
plans, as well as considering remote and hybrid office space arrangements; increased costs as a result of measures required to be taken, or that the Company elects to take, to protect the health and safety of its employees and members, including costs of potential health screenings, enhanced cleaning and disinfecting protocols and compliance with any regulations or policies regarding reduced occupancy or social distancing, which could require reconfiguration of spaces at the Company’s locations.
The extent to which the Company is affected by the
COVID-19
pandemic will largely depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and spread of the outbreak (including variants of the virus), its severity, the actions to contain the virus or treat its impact, the development of vaccines and rollout of effective immunization programs, and how quickly and to what extent normal economic and operating conditions can resume, including how quickly the Company can resume normal operations and how quickly, if at all, the Company can return to pre-COVID-19
pandemic levels of operations.
The
COVID-19
pandemic also had, and may continue to have, an adverse impact on the Company’s cash flow and liquidity. The extent of the continued impact will depend in part on the Company’s continued ability to implement its transformation efforts. Additionally, the
COVID-19
pandemic has caused, and may continue to cause, significant disruption of financial markets, which could reduce the Company’s ability to access capital, which could further negatively affect its liquidity. In addition, the value of some of the Company’s assets have declined, and may continue to decline, which may result in material non-cash
impairment charges in future periods. As a result of the
COVID-19
pandemic and the resulting declines in revenue and operating income experienced by certain locations during 2020 and 2021, we identified certain assets whose carrying value was now deemed to have been partially impaired. For the six months ended June 30, 2021, and the year ended December 31, 2020, WeWork recorded $31.5 million and $345.0 million, respectively, in impairments, primarily as a result of decreases in projected cash flows primarily attributable to the impact of
COVID-19.
See Note 3 of the notes to WeWork’s audited annual and unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. In addition, the Company has experienced and may continue to experience pricing challenges in the market place due to an excess supply of commercial real estate available to customers or potential customers as a result of companies deferring their return-to-office
plans, as well as businesses considering remote and hybrid office space arrangements.
The current and future potential effects of the
COVID-19
pandemic also could have the effect of heightening many of the other risks described under this section entitled “
Risk Factors
” in this prospectus, including, among others, those relating to the Company’s high level of indebtedness and need to generate sufficient cash flows to service its indebtedness, and the Company’s ability to comply with the covenants contained in the agreements that govern its indebtedness and other obligations.

The Company may not be able to continue to retain existing members, many of whom enter into membership agreements with short-term commitments, or to attract new members in sufficient numbers or at sufficient rates to sustain and increase its memberships or at all.
The Company principally generates revenues through the sale of memberships. Due to the
COVID-19
pandemic, the Company has recently experienced, and may continue to experience, higher levels of membership agreement terminations. Specifically, between the quarter ended June 30, 2020 and the quarter ended June 30, 2021, the Company’s total memberships, including ChinaCo, IndiaCo and Israel locations, declined 16%. In addition, in many cases, members may terminate their membership agreements with the Company at any time upon as little notice as one calendar month, generally for a fee. During the six months ended June 30, 2021, on average, approximately 10% of physical memberships were month-to-month
commitments and could be terminated in a given month. Similarly, there are also longer-term or multi-year memberships that come up for renewal each month pursuant to the ordinary course terms of the contract, generally evenly throughout the year. During the six months ended June 30, 2021, approximately 6% of physical memberships (excluding month-to-month
commitments) came up for renewal each month on average. Members may cancel their memberships for many reasons, including a perception that they do not make sufficient use of the Company’s solutions and services, that they need to reduce their expenses or that alternative work environments may provide better value or a better experience. Negative publicity surrounding the Company may also result in an increase in membership agreement terminations, a decrease in the Company’s ability to attract new members or weaker sales and slower ramp-up
of the Company’s new locations.
The Company’s results of operations could be adversely affected by declines in demand for its memberships. Demand for its memberships has been and may continue to be negatively affected by public health concerns, and could also be affected by a number of factors, including geopolitical uncertainty, competition, cybersecurity incidents, decline in the Company’s reputation and saturation in the markets where the Company operates. For example, reduced sales volume as a result of
COVID-19,
have negatively affected and may continue to affect the Company’s results of operations. Prevailing general and local economic conditions may also negatively affect the demand for its memberships, particularly from current and potential members that are small- and mid-sized
businesses and may be disproportionately affected by adverse economic conditions.
If the Company is unable to replace members who may terminate their membership agreements, the Company’s cash flows and the Company’s ability to make payments under their lease agreements may be adversely affected. These same factors that reduce demand for its memberships may not have the same impact on a landlord that has longer commitments from its tenants than the Company has from its members.
The Company must continually add new members both to replace departing members and to expand its current member base. The Company may not be able to attract new members in sufficient numbers to fully replace departing members. In addition, the revenue the Company generates from new members may not be as high as the revenue generated from existing members because of discounts the Company may offer to these new members, which have increased in recent periods, and the Company may incur marketing or other expenses, including referral fees, to attract new members, which may further offset its revenues from these new members. For these and other reasons, the Company could continue to experience a decline in its revenue growth, which could adversely affect its results of operations.
An economic downturn or subsequent declines in market rents may result in increased member terminations and could adversely affect the Company’s results of operations.
While the Company believes that it has a durable business model in all economic cycles, there can be no assurance that this will be the case. A significant portion of the Company’s member base consists of small- and mid-sized
businesses and freelancers who may be disproportionately affected by adverse economic conditions. In addition, the Company’s concentration in specific cities magnifies the risk to the Company of adverse localized economic conditions in those cities or the surrounding regions. For the six months ended June 30, 2021, the

Company generated the majority of its revenue from locations in the United States and the United Kingdom. The majority of the Company’s 2021 revenue from locations in the United States was generated from locations in the greater New York City, San Francisco, Boston, San Jose and Seattle markets. A majority of its locations in the United Kingdom are in London. Economic downturns in these markets or other markets in which the Company is growing its number of locations may have a disproportionate effect on the Company’s revenue and its ability to retain members, in particular among members that are small- and mid-sized
businesses, and thereby require the Company to expend time and resources on sales and marketing activities that may not be successful and could impair its results of operations. Additionally, an outbreak of a contagious disease, such as the current
COVID-19
pandemic or any similar illness, has had and may continue to have a disproportionate effect on businesses located in large metropolitan areas (such as those listed above), as larger cities are more likely to institute a quarantine or
“shelter-in-place.”
Furthermore, the Company has experienced, and may continue to experience, increased churn and non-payment
from members negatively affected by the
COVID-19
pandemic. In addition, the Company’s business may be affected by generally prevailing economic conditions in the markets where it operates, which can result in a general decline in real estate activity, reduce demand for its solutions and services and exert downward pressure on its revenue.
The long-term and fixed-cost nature of the Company’s leases may limit the Company’s operating flexibility and could adversely affect its liquidity and results of operations.
The Company’s leases are primarily entered into by and through special purpose entity subsidiaries. The Company currently leases a significant majority of its locations under long-term leases that, with limited exceptions, do not contain early termination provisions. The Company’s obligations to landlords under these agreements extend for periods that generally significantly exceed the length of its membership agreements with its members, which in certain cases may be terminated by the Company’s members upon as little notice as one calendar month. The average length of the initial term of its leases is approximately 15 years, and the average term of its membership agreements is 15 months. As of June 30, 2021, the Company’s subsidiaries’ future undiscounted minimum lease cost payment obligations under signed operating and finance leases was $36.6 billion and committed sales contracts to be recognized as revenue in the future totaled approximately $3 billion. However, as of June 30, 2021, the total security packages, including in the form of corporate guarantees, outstanding letters of credit, cash security deposits to landlords and surety bonds issued, provided by the Company and its subsidiaries in respect of those lease obligations was approximately $6.5 billion, representing less than 20% of future undiscounted minimum lease cost payment obligations. In addition, individual property lease security obligations on any given lease typically decrease over the life of the lease, although the Company or its subsidiaries may continue to enter into new leases in the ordinary course of business.
The Company’s leases generally provide for fixed monthly or quarterly payments that are not tied to space utilization or the size of its member base, and nearly all of its leases contain minimum rental payment obligations. There are a small number of leases under a revenue sharing model with no minimum rent amount. As a result, in locations where the Company does not generate sufficient revenue from members at a particular space, including if members terminate their membership agreements with the Company and the Company is not able to replace these departing members or the Company ceases to operate at leased spaces, the Company’s lease cost expense exceeds its revenue. In addition, the Company may not be able to negotiate lower fixed monthly payments under its leases at rates which are commensurate with the rates at which the Company may agree to lower its monthly membership fees, which may also result in its rent expense exceeding its membership and service revenue. At certain locations, the Company has not been able to, and may not be able to, reduce its rent under the lease or otherwise terminate the lease, whether in accordance with its terms or by negotiation.
If the Company experiences a prolonged reduction in revenues at a particular leased location, including as a result of the current
COVID-19
pandemic, its results of operations in respect of that space would be adversely affected unless and until the lease expires or the Company is able to assign the lease or sublease the space to a third party or otherwise renegotiate the terms of the lease or an exit from that space. The Company’s ability to assign a lease or sublease for a particular space to a third party may be constrained by provisions in the lease that restrict these transfers without notice to, or the prior consent of, the landlord. Additionally, the Company could incur significant costs if it decides to assign or sublease unprofitable leases, as the Company may incur transaction costs associated with finding and negotiating with potential transferees, and the ultimate transferee may require upfront payments or other inducements. The Company is also party to a variety of lease agreements and other occupancy arrangements, including management agreements and participating leases, containing a variety of contractual rights and obligations that may be subject to interpretation. The Company’s interpretation of such contracts may be disputed by its landlords or members, which could result in litigation, damage to its reputation or contractual or other legal remedies becoming available to such landlords and members and may impact its results of operations.
While the Company’s leases are often held by special purpose entities, the Company’s consolidated financial condition and results of operations depend on the ability of its subsidiaries to perform their obligations under these leases over time. The Company’s business, reputation, financial condition and results of operations depend on the Company’s ongoing compliance with its leases. In addition, the Company provides credit support in respect of its leases in the form of letters of credit, limited corporate guarantees (mostly from a subsidiary of WeWork), cash security deposits and surety bonds. See the section entitled “
WeWork’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Lease Obligations.”
The applicable landlords have and could draw under the letters of credit or demand payment under the surety bonds, which amounts would need to be funded by the Company or one of its subsidiaries, which has and could further adversely affect the Company’s financial condition and liquidity. In addition, under the Company’s surety bonds, the applicable surety has the right to increase their collateral to 100% of the outstanding bond amounts, including cash collateral or letters of credit, at any time the surety bonds are outstanding. Some sureties have already exercised this option. In certain circumstances, landlords have drawn under the letters of credit or demanded payment under the surety bonds in accordance with the terms of the applicable lease and security instrument. In addition, a small number of landlords have sued to enforce the corporate guarantees. The Company is also increasingly pursuing strategic alternatives to pure leasing arrangements, including management agreements, participating leases and other occupancy arrangements with respect to spaces. Some of the Company’s agreements contain penalties that are payable in the event the Company terminates the arrangement.
The Company has a history of losses and it may be unable to achieve profitability (as determined in accordance with GAAP).
The Company had an accumulated deficit as of June 30, 2021, December 31, 2020 and 2019 and had net losses of $3.0 billion, $3.8 billion, $3.8 billion and $1.9 billion for the six months ended June 30, 2021 and the years ended December 31, 2020, 2019 and 2018, respectively. The Company’s accumulated deficit and net losses, which are GAAP financial metrics, historically resulted primarily from the substantial investments required to grow its business, including a significant increase in the number of locations in which the Company operates. The operation of non-core
businesses in the past has also contributed to accumulated deficit and net loss historically. The Company’s rapid growth placed a significant strain on the Company’s resources. In addition, the Company has in recent periods incurred restructuring and other related costs in connection with both lease termination charges and lease amendment or exit costs resulting from the Company’s global real estate portfolio optimization efforts as well as one-time
employee-related payments resulting from the Company’s workforce realignment. The impacts of the
COVID-19
pandemic on the Company’s business have also contributed to the losses incurred during 2020 and the six months ended June 30, 2021.
While the Company has initiated and substantially completed a strategic restructuring with the goal of creating a leaner, more efficient organization to support its long-term goal of sustainable growth, there is no assurance that the Company will be successful in realizing the benefits of this plan. The Company’s operating costs and other expenses may be greater than it anticipates, and its investments to make its business and its operations more efficient may not be successful. Increases in the Company’s costs, expenses and investments may reduce its margins and materially adversely affect its business, financial condition and results of operations.

The Company’s success depends on its ability to maintain the value and reputation of its brand and the success of its strategic partnerships.
The Company’s brand is integral to its business. Maintaining, promoting and positioning the Company’s brand will depend largely on the Company’s ability to provide a consistently high-quality member experience and on its marketing and community-building efforts. To the extent its locations, workspace solutions or product or service offerings are perceived to be of low quality or otherwise are not compelling to new and existing members, the Company’s ability to maintain a positive brand reputation may be adversely affected.
In addition, failure by third parties on whom the Company relies but whose actions it cannot control, such as joint venture partners, general contractors and construction managers who oversee its construction activities, or their respective facilities management staff, to uphold a high standard of workmanship, ethics, conduct and legal compliance could subject the Company to reputational harm based on their association with it and its brand.
The Company believes that much of its reputation depends on
word-of-mouth
and other
non-paid
sources of opinion, including on the internet. Unfavorable publicity or consumer perception or experience of the Company’s solutions, practices, products or services could adversely affect the Company’s reputation, resulting in difficulties in attracting and retaining members, landlords and business partners (including joint venture partners), difficulties in attracting and retaining employees, regulatory scrutiny, litigation, and limiting the success of the Company’s community-building efforts and the range of solutions, products and services the Company is able to offer.
To the extent that the Company is unable to maintain a positive brand reputation organically and to contend with increased competition, the Company may need to increase or enhance its marketing efforts to attract new members, which would increase its sales and marketing expenses both in absolute terms and as a percentage of its revenue.
The Company may be unable to adequately protect or prevent unauthorized use of its intellectual property rights and the Company may be prevented by third parties from using or registering its intellectual property.
To protect its intellectual property rights, the Company relies on a combination of trademark, copyright, trade dress, patent and trade secret protection laws, protective agreements with its employees and third parties and physical and electronic security measures. The Company has obtained a strategic set of intellectual property registrations and applications, including for the WeWork brand, in certain jurisdictions throughout the world. Nevertheless, these applications may not proceed to registration or issuance or otherwise be granted protection. We may not be able to adequately protect or enforce our intellectual property rights or prevent others from copying or using the Company’s intellectual property in certain jurisdictions throughout the world and in jurisdictions where intellectual property laws may not be adequately developed or favorable to the Company. In addition, third parties may attack the Company’s trademarks, including the WeWork brand, by opposing said applications or canceling registrations on a variety of bases, including validity and non-use.
Third parties have in the past and may, from time to time in the future, claim that the Company is infringing their intellectual property rights or challenge the validity or enforceability of the Company’s intellectual property rights, and the Company may not be successful in defending these claims. These claims, even without merit, could result in the prevention of the Company registering or enforcing its intellectual property. These claims can also cause the Company to stop using certain intellectual property and force the Company to rebrand or redesign our marketing, product, or technology. Additionally, the agreements and security measures the Company has in place may be inadequate or otherwise fail to effectively accomplish their protective purposes. In some cases, the Company may need to litigate these claims or negotiate a settlement that can include a monetary payment, license arrangement or cause WeWork to stop using certain intellectual property. This may also trigger certain indemnification provisions in third-party license agreements. The Company may be unable to defend its proprietary rights or prevent infringement or misappropriation without substantial expense to it and negatively impact its intellectual property rights.

Third parties may also infringe or misappropriate the Company’s intellectual property rights, including the WeWork brand, and the Company may not be successful in asserting intellectual property rights against third parties. There may be instances where we may need to resort to litigation or other proceedings to enforce our intellectual property rights. Enforcement of this type can be costly and result in counterclaims or other claims against the Company, including action against our trademark applications and registrations.
In addition, we license certain intellectual property rights, including the WeWork brand, to joint venture partners and other third parties, including granting our third-party licensed locations the right to use our intellectual property in connection with their operation of certain locations. If a licensee fails to maintain the quality of the services used in connection with our trademarks, the Company’s rights to and the value of our trademarks could be diminished. Failure to maintain, control and protect the WeWork brand and other intellectual property could negatively affect the Company’s ability to acquire members, and ultimately, negatively affect our business. If the licensees misuse our intellectual property, then this could lead to third-party claims against the Company and could negatively affect the WeWork brand.
Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal system in certain foreign jurisdictions, particularly those in certain developing countries, do not favor the enforcement of trademarks, patents, trade secrets and other intellectual property protection which could make it difficult for the Company to stop the infringement, misappropriation or other violation of its intellectual property rights, or the marketing of competing products or services in violation of its proprietary rights in these jurisdictions. The Company may not prevail in any such proceedings that it initiates and the damages or other remedies awarded to the Company, if any, may not be commercially meaningful.
If the measures the Company has taken to protect the WeWork brand and its other proprietary rights are inadequate to prevent unauthorized use or misappropriation by third parties or if the Company is prevented from using intellectual property due to successful third-party claims, the value of the WeWork brand and other intangible assets may be diminished and its business and results of operations may be adversely affected.
Cyber-attacks could negatively affect the Company’s business.
The Company has in the past and may be, from time to time in the future, subject to attempted or actual cyber-attacks or similar incidents against the Company and its information technology systems. This could result in a loss of proprietary business information or member information, including personal information of third parties.
Although we have implemented security measures designed to protect our information technology systems and the information we maintain from such events, we still may not be able to prevent cyber-attacks and security breaches. This is, in part, due to the increased sophistication of hackers. Any breach, theft, loss, or fraudulent use of member or employee data could cause members to lose confidence in the security of our websites, mobile applications and other information technology systems. Security breaches could expose us to risks of data loss, regulatory review, fines, litigation, and negatively affect the Company’s business.
The Company is undergoing a transformation in its business plan under new management and there can be no assurances that this new business strategy will be successful.
Following the withdrawal of the Company’s registration statement on Form
S-1
in connection with its attempted initial public offering in 2019, there have been substantial changes in the Company’s management and business plan. The Company’s new strategic plan emphasizes achieving positive Adjusted EBITDA through expense management and streamlined operations, focusing on optimizing the Company’s existing real estate portfolio of domestic and international locations and executing well on its current pipeline of locations before seeking growth opportunities.

As part of this plan, beginning in the fall of 2019, the Company began a global review of its locations to optimize its real estate portfolio. This has resulted in strategically executing full or partial lease exits for locations with more limited prospects of profitability. As of June 30, 2021, the Company and its joint venture partners have negotiated over 500 lease amendments and/or exits with landlord partners around the world, resulting in an approximately $6.9 billion reduction to future lease payments and a reduction in total lease security of approximately $1.1 Billion, in each case including ChinaCo prior to the ChinaCo Deconsolidation, since December 31, 2019. However, this process is ongoing and there can be no assurance that these efforts will continue to be successful in reducing the Company’s overall lease costs. In connection with these optimization efforts, at certain locations the Company has withheld, is withholding, or may in the future withhold rent payments for some period of time. In a small number of cases, the Company’s real estate portfolio optimization efforts have resulted in litigation filed by landlords. As the process continues, additional litigation could result and the Company could be exposed to breach of contract, eviction or other claims that could result in direct and indirect costs to the Company and could result in other operational disruptions that could harm its reputation, brand and results of operations. During the year ended December 31, 2020 and the six months ended June 30, 2021, the Company incurred lease-related termination costs in connection with the aforementioned strategic lease terminations, substantially all being equal to or less than the security coverage of each lease. The Company continues to incur such costs and the Company anticipates that there will be additional lease termination fees paid in the future, substantially all of which are expected to be equal to or less than the security coverage of each applicable lease. See the section entitled “
WeWork’s Management’s Discussion and Analysis of Financial Condition and Results of Operations–– Key Factors Affecting the Comparability of Our Results––Restructuring and Impairments
.” In addition, as a result of these lease amendments and/or exits, there is a risk of potential churn or disruption in the member experience for those that are relocated to a nearby building. As of June 30, 2021, the Company has retained approximately 90% of relocated members but there can be no assurance this relocation retention pattern will continue. See the section entitled “
—The long-term and fixed-cost nature of the Company’s leases may limit its operating flexibility and could adversely affect its liquidity and results of operations.”
The Company’s business depends on hiring, developing, retaining and motivating highly skilled and dedicated team members to support its mission, and failure to do so, including turnover in the Company’s senior management and other key personnel, could have a material adverse effect on the Company’s business.
The Company strives to attract, motivate, and retain team members who share a dedication to the member community and the Company’s vision, but may not be successful in doing so. The Company’s U.S.-based team members, including most of its senior management, work for the Company on an at-will
basis. Other companies, including competitors, may be successful in recruiting and hiring team members away from the Company, and it may be difficult for the Company to find suitable replacements on a timely basis, on competitive terms or at all. These difficulties may be more acute following the negative publicity and organizational changes the Company experienced in late 2019.
In addition, the Company has experienced and may continue to experience operational disruptions in the process of building out a new senior management team. Changes to or turnover among senior management or other key personnel could disrupt the Company’s strategic focus or create uncertainty for management, employees, members, partners, landlords and stockholders. These changes, and the potential failure to retain and recruit senior management and other key employees, could have a material adverse effect on the Company’s operations and ability to manage the day-to-day
aspects of its business. Unexpected or abrupt departures may result in the failure to effectively transfer institutional knowledge and may impede our ability to act quickly and efficiently in executing our business strategy as we devote resources to recruiting new personnel or transitioning existing personnel to fill those roles.
If the Company is unable to effectively manage employee turnover and retain existing key personnel or timely address its hiring needs or successfully integrate new hires, its employee morale, productivity and retention could suffer, which could adversely affect its business, financial condition and results of operations.

Additionally, the success of each of the Company’s new and existing locations depends on its ability to hire and retain dedicated community managers and community team members. If the Company enters new geographic markets and launches new solutions, products and services, the Company may experience difficulty attracting employees in the areas it requires.
The Company has reduced and may continue to reduce the overall size of its organization and is likely to experience voluntary attrition, which may present challenges in managing its business.
During and since the third quarter of 2019, the Company has implemented reductions in its workforce and may consider further reductions in the future. As of June 30, 2021, WeWork had reduced its global workforce by approximately 70% as compared to the third quarter of 2019 through reductions in force, voluntary attrition not replaced, divestitures and joint venture arrangements. These workforce reductions have resulted in and may result in the loss of some longer-term employees and expertise and the reallocation and combination of certain roles and responsibilities across the organization, all of which could adversely affect the Company’s operations. Given the complexity and nature of the Company’s business, it must continue to implement and improve its managerial, operational and financial systems, manage its locations and continue to recruit and retain qualified personnel. This could be made more challenging by the workforce reductions and additional measures the Company may take to reduce costs. As a result, the Company’s management may need to divert a disproportionate amount of its attention away from day-to-day
strategic and operational activities and devote a substantial amount of time to managing these organizational changes. Further, workforce reductions and additional cost containment measures may have unintended consequences, such as attrition beyond the Company’s intended workforce reductions, reduced employee morale and employment-related litigation. Employees who are not affected by the workforce reductions may seek alternate employment, which could require the Company to obtain additional support at unplanned additional expense.
The Company has significantly moderated and may continue to moderate its growth.
The Company’s historical growth rates prior to the end of 2019 are not expected to be indicative of its future growth. The Company has significantly moderated and may continue to moderate its growth. The Company plans to continue to open locations in which it has already signed a lease while also negotiating strategic lease restructurings and exits as part of its real estate optimization efforts. The Company’s future growth will be driven by a variety of factors, including member demand and the availability of new locations priced at a level that would enable the Company to construct the location and operate it profitably on an individual location basis. As the Company optimizes its real estate portfolio, such opportunities to expand in new and existing geographies may become more limited.
If the Company is unable to maintain or negotiate satisfactory arrangements in respect of spaces that it occupies, its ability to service its members may be impaired.
Subsidiaries of the Company currently lease real estate for the majority of its locations while the Company is pursuing asset-light arrangements such as management agreements, regional joint ventures and other occupancy arrangements with real estate owners. The Company may not receive the same possessory rights under such alternative arrangements as it does in a traditional landlord-tenant relationship. Instead, the Company’s ability to continue to serve its members at spaces occupied pursuant to these alternative arrangements depends on its relationships with strategic partners.
With respect to leases, the Company’s renewal options are typically tied to the then-prevailing net effective rent in the open market (typically leases include a floor of the then rent in effect under the lease). As a result, increases in rental rates in the markets in which the Company operates, particularly in those markets where initial terms under its leases are shorter, could adversely affect the Company’s business, financial condition, results of operations and prospects.

In addition, the Company’s ability to extend an expiring lease on favorable terms or to secure an alternate location will depend on then-prevailing conditions in the real estate market, such as overall rental cost increases, competition from other would-be
tenants for desirable leased spaces and its relationships with current and prospective building owners and landlords, and may depend on other factors that are not within its control. If the Company is not able to renew or replace an expiring lease, it may incur significant costs related to vacating that space, surrendering or restoring any tenant improvements, and redeveloping whatever alternative space it is able to find in such subregion, if any. The Company’s ability to extend an expiring lease on favorable terms may be more difficult following the negative publicity the Company has experienced.
In addition, if the Company elects to or is forced to vacate a space, it could lose members who purchased memberships based on the design, location or other attributes of that particular space and may not be interested in relocating to the other spaces it has available. As of June 30, 2021, the Company has retained approximately 90% of relocated members but there can be no assurance this relocation retention pattern will continue. Further, the landlord could re-lease
the vacated space in competition with the Company’s other locations.
The Company has engaged in transactions with related parties, and such transactions present possible conflicts of interest and could have an adverse effect on its business and results of operations.
The Company has historically entered into transactions with related parties, including its significant stockholders, former executive officers and current and former directors and other employees. In particular, all transactions between the Company and SoftBank Obligor (including with respect to the Company’s debt financing arrangements with SBG (described below)) are related party transactions. As of June 30, 2021, the amounts outstanding under the Company’s debt financing arrangements with SBG included $1.7 billion in outstanding letters of credit issued under the 2020 LC Facility and $2.2 billion in outstanding indebtedness under the SoftBank Senior Unsecured Notes (defined below). As of October 28, 2021, the Company has the ability to borrow up to $550 million under the Amended Senior Secured Notes (defined below) subject to applicable restrictive covenants in the agreements governing the Company’s indebtedness. See “
—Risks Relating to the Company’s Financial Condition—The terms of the Company’s indebtedness restrict its current and future operations, particularly its ability to respond to changes or take certain actions, including some of which may affect completion of the Company’s strategic plan
.” for additional information. The significant amount of indebtedness owed by the Company to SoftBank Obligor and commitments from SoftBank Obligor to or for the benefit of the Company could present possible conflicts of interest that could have an adverse effect on the Company’s business and results of operations. In addition, as described above, SBWW received warrants to purchase additional stock in connection with certain modifications to the debt financings described above, and received warrants to purchase additional stock in connection with the consummation of the Business Combination. There are and are likely to continue to be other arrangements in which WeWork and SBG entities are participants related to taxes, corporate governance, debt financings, expense reimbursement and other operations. SBWW (and other affiliates of SBG) is a substantial stockholder of WeWork and has substantial influence of matters of corporate governance for WeWork, resulting in possible conflicts of interests.
In addition, the Company has in the past entered into several transactions with landlord entities in which Adam Neumann, the Company’s former chief executive officer and former member of the Company’s board of directors, or WeCap Investment Group (formerly known as ARK), which is operated in conjunction with Rhône Group, an investment entity run in part by Steven Langman, a former member of the Company’s board of directors, has or had an ownership interest. See “
Certain Relationships and Related Person Transactions––WeWork
” for additional information. As part of the Company’s restructuring, the Company is in ongoing discussions to exit certain leases with related parties. Transactions with any landlord entity in which related parties hold ownership interests present potential for conflicts of interest, as the interests of the landlord entity and its stockholders may not align with the interests of the Company with respect to, for example, the exercise of contractual remedies under these leases, such as the treatment of events of default. As is the case for all lease terminations where there are outstanding tenant improvements amounts owed, any forgiveness of tenant improvements owed for related party transactions is treated as consideration for the terminations.

The Company may have achieved more favorable terms if such transactions had not been entered into with related parties and these transactions, individually or in the aggregate, may have an adverse effect on the Company’s business and results of operations or may result in government enforcement actions, investigations or other litigation. WeWork adopted a new related party transaction policy upon the closing of the Business Combination that requires the approval of the audit committee provided, further
, that the audit committee need not review any related party transaction to the extent that such related party transaction has been approved by the disinterested members of the Board of Directors of the Company.
Additionally, the Company has agreed to indemnify certain of its current and former directors and executive officers and shareholders under the WeWork Amended and Restated Certificate of Incorporation and various other agreements. The Company has agreed to reimburse indemnified parties for certain legal expenses incurred and, in 2020, paid approximately $14 million in legal fees related to these indemnifications, outside of the amounts covered by insurance. The Company may be required to pay more in legal fees related to these indemnifications in the future and these indemnification arrangements and associated payments may have an adverse effect on the Company’s business and results of operations.
The Company has entered into an agreement that grants Mr. Neumann board observer rights. Beginning on February 26, 2022, Mr. Neumann, or if requested by SBG, a designee of Mr. Neumann’s (who shall be subject to SBG’s approval), shall have the right to observe meetings of WeWork’s board of directors (and certain committees thereof) in a non-voting
observer capacity. Mr. Neumann, or his designee, is also entitled to copies of written materials provided to directors, subject to certain conditions as set forth in the agreement. Mr. Neumann’s observer rights shall terminate when he ceases to beneficially own equity securities of WeWork (including WeWork Partnership Class A Common Units) representing at least 19,028,251 shares of WeWork Class A Common Stock (on an as-converted
basis and as adjusted for stock splits, dividends and the like).
Although WeWork expects that Mr. Neumann or his representative may express views or may ask questions, there is no such contractual entitlement beyond attending in a customary nonvoting observer capacity, and WeWork’s board and committee meetings would be presided over by the relevant chairpersons and subject to such procedures governing conduct of the meeting as may be adopted by the board or relevant committee. The agreement governing the observer right does not entitle Mr. Neumann to participate in any conversations among directors outside of formal meetings of the WeWork board and its applicable committees. Similarly, the agreement does not give Mr. Neumann the right to influence decisions to be made or actions to be taken by the WeWork board or committees. Mr. Neumann will participate in meetings of the WeWork board and its applicable committees as a nonvoting board observer — not as a director.
The agreement governing the observer right requires that Mr. Neumann or his representative agree to hold in confidence all information provided under such agreement. WeWork has also reserved the right under such agreement to withhold information and exclude Mr. Neumann or his representative from any meeting or portion thereof to the extent reasonably likely to adversely affect the attorney-client privilege between WeWork and its counsel or result in disclosure of trade secrets or a conflict of interest, or if there has been a violation of Mr. Neumann’s restrictive covenant obligations to WeWork.
A significant part of the Company’s international growth strategy and international operations may be conducted through joint ventures or other management arrangements.
The Company’s international growth strategy historically included entering into joint ventures in
non-U.S.
jurisdictions, such as Greater China, Japan and the broader Asia-Pacific region. The Company’s success in these regions is therefore partially dependent on third parties whose actions the Company cannot control.
Certain changes to those arrangements have occurred during 2020. In April 2020, the Company closed the “
PacificCo
Roll-up
” and issued 34,482,759 shares of convertible Old WeWork Series
H-1
Preferred Stock to SVFE, making WeWork Asia Holding Company B.V. (“
PacificCo
”) a wholly owned subsidiary of the Company.

On September 3, 2020, affiliates of Trustbridge Partners signed definitive investment documentation with WeWork Greater China Holding Company B.V. (“
ChinaCo
”) and its shareholders pursuant to which (i) certain affiliates of Trustbridge Partners agreed to invest $200 million in ChinaCo in exchange for newly issued preference shares in ChinaCo and (ii) other ChinaCo shareholders (including the Company and SVFE) agreed to have their interests in ChinaCo restructured (the “
Trustbridge Transaction
”). The initial closing of the Trustbridge Transaction occurred on October 2, 2020, resulting in affiliates of Trustbridge Partners becoming the controlling and largest shareholders of ChinaCo. The Company’s joint venture with affiliated investment funds of SVFE in Japan is expected to continue.
Separately, the Company intends, as part of its strategic plan, to pursue additional joint ventures and other strategic partnerships, including management agreements and alternative deal structures with variable rent. In particular, the Company is building a framework to further support joint venture arrangements under which it may transfer a controlling equity interest in its operations in certain markets to a local partner while retaining minority ownership in, and a percentage of revenue from, such operations. For example, in June 2021, WeWork closed a transaction with Ampa Group (“
Ampa
”), one of the leading real estate companies in Israel, pursuant to which Ampa will have the exclusive right to operate WeWork’s business in Israel (the “
Israel Transaction
”). In September 2021, an affiliate of SBG and the Company also closed on the formation of a new joint venture (“
LatamCo
”) to operate the Company’s businesses in Brazil, Mexico, Colombia, Chile and Argentina under the WeWork brand.
The Company’s partners in these joint ventures and other arrangements may have interests that differ from the Company’s, and the Company may disagree with its partners as to the resolution of a particular issue or as to the management or conduct of the business in general. These arrangements may also carry high inherent anticorruption compliance risk and lead to anti-corruption violations and related enforcement actions. In addition, the Company has entered into and may continue to enter into agreements that provide its partners with exclusivity or other preemptive rights in agreed-upon geographic areas, which may limit the Company’s ability to pursue business opportunities in the manner that the Company desires. Generally, in the joint venture relationship, WeWork has undertaken not to operate its business in the specific region other than through the party who has entered into an agreement with WeWork. These agreements also generally contain non-compete
provisions whereby WeWork agrees not to compete with the counterparty in the applicable region and agrees to provide an opportunity for the counterparty to participate in new ventures launched by WeWork in the applicable region.
The Company’s strategic business plan includes, among others optimization of our real estate portfolio and the development of a regional joint venture model, and any such optimization and joint venture efforts may not be successful.
As part of the Company’s strategic plan, it intends to pursue growth through localized, market-driven models. In particular, the Company intends to pursue regional joint venture arrangements in which the Company licenses, for a fee to an operator of flexible space in a location in which WeWork does not operate, the use of the WeWork technology and services for managing and powering flexible work spaces and access to WeWork’s customer base. These business models are unproven and there can be no assurance that the Company will be successful in these efforts.
Some of the counterparty risks the Company faces with respect to its members are heightened in the case of Enterprise Members.
Enterprise Members, which often sign membership agreements with longer terms and for a greater number of memberships than other non-Enterprise
Members, accounted for 50%, 49%, 40% and 32% of the Company’s total membership and service revenue for the six months ended June 30, 2021 and the year ended December 31, 2020, 2019 and 2018, respectively. Memberships attributable to Enterprise Members generally account for a high proportion of the Company’s revenue at a particular location, and some of its locations are occupied by just one

Enterprise Member. In addition, increasing Enterprise Members is a continuing part of the Company’s overall strategy. A default by an Enterprise Member under its agreement with the Company could cause a significant reduction in the operating cash flow generated by the location where that Enterprise Member is situated. The Company would also incur certain costs following an unexpected vacancy by an Enterprise Member. Given the greater amount of space generally occupied by any Enterprise Member relative to the Company’s other members, the time and effort required to execute a definitive agreement with an Enterprise Member is greater than the time and effort required to execute membership agreements with individuals or small- or mid-sized
businesses, and accordingly, replacing an Enterprise Member after an unexpected vacancy by such Enterprise Member could require a significant amount of the Company’s time, energy and resources. In addition, in some instances, the Company offers configured solutions that require it to customize the workspace to the specific needs and brand aesthetics of the Enterprise Member, which may increase its build-out
costs and its net capital expenditures per workstation added. If Enterprise Members were to delay commencement of their membership agreements, fail to make membership fee payments when due, declare bankruptcy or otherwise default on their obligations to the Company, the Company may be forced to terminate their membership agreements with the Company, which could result in sunk costs and transaction costs that are difficult or impossible for the Company to recover.
The Company is exposed to risks associated with the development and construction of the spaces it occupies.
Opening new locations subjects the Company to risks that are associated with development projects in general, such as delays in construction, contract disputes and claims, fines or penalties levied by government authorities relating to the Company’s construction activities, and reliance on third parties for products used in the Company’s locations. The Company may also experience delays opening a new location as a result of delays by the building owners or landlords in completing their base building work or as a result of its inability to obtain, or delays in its obtaining, all necessary zoning, land-use,
building, occupancy and other required governmental permits and authorizations. The Company traditionally has sought to open new locations on the first day of a month and delays, even if the delay only lasts a few days, can cause it to defer opening a new location by a full month. Failure to open a location on schedule may damage the Company’s reputation and brand and may also cause it to incur expenses in order to rent and provide temporary space for its members or to provide those members with discounted membership fees.
In developing its spaces, the Company generally relies on the continued availability and satisfactory performance of unaffiliated third-party general contractors and subcontractors to perform the actual construction work and, in many cases, to select and obtain certain building materials, including in some cases from sole-source suppliers of such materials. As a result, the timing and quality of the development of its occupied spaces depends on the performance of these third parties on the Company’s behalf.
The Company does not have long-term contractual commitments with general contractors, subcontractors or materials suppliers, except for pricing agreements with certain major materials suppliers. The prices the Company pays for the labor or materials provided by these third parties, or other construction-related costs, could unexpectedly increase, which could have an adverse effect on the viability of the projects the Company pursues and on its results of operations and liquidity. Skilled parties and high-quality materials may not continue to be available at reasonable rates in the markets in which the Company pursues its construction activities.
In addition, the Company sources some of the products that it uses in its spaces from third-party suppliers. Although the Company tests the products it purchases from these third-party suppliers, the Company may not be able to identify any or all defects associated with those products. If a member or other third party were to suffer an injury from the products the Company uses in its space, the Company may suffer damage to its reputation, and may be exposed to possible liability.
The people the Company engages in connection with a construction project are subject to the usual hazards associated with providing construction and related services on construction project sites, which can cause personal injury and loss of life, damage to or destruction of property, plant and equipment, and environmental damage. The Company’s insurance coverage may be inadequate in scope or coverage amount to fully compensate it for any losses it may incur arising from any such events at a construction site it operates or oversees. In some cases, general contractors and their subcontractors may use improper construction practices or defective materials. Improper construction practices or defective materials can result in the need to perform extensive repairs to the Company’s spaces, loss of revenue during the repairs and, potentially, personal injury or death. The Company also can suffer damage to its reputation, and may be exposed to possible liability, if these third parties fail to comply with applicable laws.
The Company incurs costs relating to the maintenance, refurbishment and remediation of its spaces.
The terms of its leases generally require that the Company ensure that the spaces it occupies are kept in good repair throughout the term of the lease. The terms of its leases may also require that the Company remove certain fixtures and improvements to the space or return the space to the landlord at the end of the lease term in the same condition it was delivered to the Company, which, in such instances, will require removing all fixtures and improvements to the space at the end of the lease term. The costs associated with this maintenance, removal and repair work may be significant and vary depending on the lease.
The Company also anticipates that it will be required to periodically refurbish its spaces to keep pace with the changing needs of its members. Extensive refurbishments may be more costly and time-consuming than the Company expects and may adversely affect the Company’s results of operations and financial condition. The Company’s member experience may be adversely affected if extensive refurbishments disrupt its operations at its locations.
Supply chain interruptions and certain payment processes may increase the Company’s costs or reduce its revenues.
The Company depends on the effectiveness of its supply chain management systems to ensure reliable and sufficient supply, on reasonably favorable terms, of materials used in its construction and development and operating activities, such as furniture, lighting, millwork, wood flooring, security equipment and consumables. The materials the Company purchases and uses in the ordinary course of its business are sourced from a wide variety of suppliers around the world. Disruptions in the supply chain have resulted and may continue to result from
COVID-19,
and may also result from weather-related events, natural disasters, pandemics, trade restrictions, tariffs, border controls, acts of war, terrorist attacks, third-party strikes or ineffective cross dock operations, work stoppages or slowdowns, shipping capacity constraints, supply or shipping interruptions or other factors beyond its control. In the event of disruptions in the Company’s existing supply chain, the labor and materials it relies on in the ordinary course of its business may not be available at reasonable rates or at all. In some cases, the Company may rely on a single source for procurement of construction materials, services or other supplies in a given region. Any disruption in the supply of certain materials could disrupt operations at the Company’s existing locations or significantly delay its opening of a new location, which may cause harm to its reputation and results of operations.
In addition, third-party suppliers may require payment upfront or deposits. As a result, the Company may not be able to obtain the most favorable pricing, which may increase the Company’s costs or reduce its revenues. Additionally, lowered credit limits provided by a number of the Company’s suppliers may limit its purchasing power.
If the Company’s pricing and related promotional and marketing plans are not effective, its business and prospects may be negatively affected.
The Company’s business and prospects depend on the impact of pricing and related promotional and marketing plans and its ability to adjust these plans to respond quickly to economic and competitive conditions. If the Company’s pricing and related promotional and marketing plans are not successful, or are not as successful as those of competitors, its revenue, membership base and market share could decrease, thereby adversely impacting its results of operations.
The Company’s internal controls, financial systems and procedures need further development for a public company and a company of its global scale.
Pursuant to Section 404 of the Sarbanes-Oxley Act (“
Section
 404
”) and the related rules adopted by the SEC and the Public Company Accounting Oversight Board, given the closing of the Business Combination, our management is required to report on the effectiveness of our disclosure controls and internal control over financial reporting, and our auditor is required to deliver an attestation report on the effectiveness of our disclosure controls and internal control over financial reporting, starting with the second annual report that we file with the SEC after the completion of the Business Combination. We are not currently required to make an assessment of the effectiveness of our internal controls, or to deliver a report that assesses the effectiveness of our internal control over financial reporting. We have not yet determined whether our existing internal controls over financial reporting are compliant with Section 404. This process will require the investment of substantial time and resources, including by our Chief Financial Officer and other members of our senior management. In addition, we cannot predict the outcome of this determination and whether we will need to implement remedial actions. Management’s assessment of our internal control systems and procedures may identify weaknesses and conditions that need to be addressed or other matters that may raise concerns for investors. The determination and any remedial actions required could result in us incurring additional costs that we did not anticipate. Additionally, any actual or perceived weakness or condition that needs to be addressed in our internal control systems may have an adverse impact on our business.
Irrespective of compliance with Section 404, given the Company’s previous growth rate, we will need to further develop our internal control systems and procedures to keep pace with our growth and we are currently working to improve our controls. As part of the strategic plan put in place by new management, the Company believes that it has stabilized its growth and it continues to focus on further development of internal controls in order to accommodate the Company’s global scale. Some of the Company’s internal controls, financial systems and procedures are still in the process of being updated. However, the planned development of our internal controls may not proceed smoothly or on the Company’s projected timetable, and this framework may not fully protect it against operational risks and losses. If we are unable to implement any of the changes to our internal controls, financial systems and procedures effectively or efficiently, it could adversely affect our operations, financial reporting and results of operations.
We have made, and will continue to make, changes to our financial management control systems and other areas to manage our obligations as a public company, including corporate governance, corporate controls, disclosure controls and procedures and financial reporting and accounting systems. However, these and other measures that we might take may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis. If we fail to maintain effective systems, controls and procedures, including disclosure controls and internal controls over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations and prevent fraud could be adversely impacted. We may also experience higher than anticipated operating expenses, as well as higher independent auditor fees, during and after the implementation of these changes.
If we are unable to implement any of the changes to our internal controls over financial reporting effectively or efficiently or are required to do so earlier than anticipated, it could adversely affect our operations, financial reporting and results of operations. Additionally, we do not expect that our internal control systems, even if timely and well established, will prevent all errors and all fraud. Internal control systems, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met.

The Company relies on a combination of proprietary and third-party technology systems to support its business and member experience, and, if these systems experience difficulties, the Company’s business, financial condition, results of operations and prospects may be materially adversely affected.
The Company uses a combination of proprietary technology and technology provided by third-party service providers to support its business and its member experience. For example, the WeWork app, which the Company developed in-house
but which incorporates third-party and open source software, connects local communities and develops and deepens connections among its members, both at particular spaces and across its global network.
The Company also uses technology of third-party service providers to help manage the daily operations of its business. For example, the Company relies on its own internal systems as well as those of third-party service providers to process membership payments and other payments from its members.
To the extent the Company experiences difficulties in the operation of technologies and systems the Company uses to manage the daily operations of its business or that the Company makes available to its members, the Company’s ability to operate its business, retain existing members and attract new members may be impaired. The Company may not be able to attract and retain sufficiently skilled and experienced technical or operations personnel and third-party contractors to operate and maintain these technologies and systems, and its current product and service offerings may not continue to be, and new product and service offerings may not be, supported by the applicable third-party service providers on commercially reasonable terms or at all.
Moreover, the Company may be subject to claims by third parties who maintain that its service providers’ technology infringes the third party’s intellectual property rights. Although the Company’s agreements with its third-party service providers often contain indemnities in the Company’s favor with respect to these eventualities, the Company may not be indemnified for these claims or the Company may not be successful in obtaining indemnification to which the Company is entitled.
Also, any harm to its members’ personal computers or other devices caused by its software, such as the WeWork app, wifi or other sources of harm, such as hackers or computer viruses, could have an adverse effect on the member experience, the Company’s reputation and its results of operations and financial condition.
The Company uses third-party open source software components, which may pose particular risks to its proprietary software, technologies, products and services in a manner that could negatively affect the Company’s business.
The Company uses open source software in its WeWork app and other services and will continue to use open source software in the future. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide support, warranties, indemnification or other contractual protections regarding infringement claims or the quality of the code. To the extent that the Company’s services depend upon the successful operation of open source software, any undetected errors or defects in this open source software could prevent the deployment or impair the functionality of our app or other services and injure our reputation.
Some open source licenses contain requirements that licensees make available source code for modifications or derivative works created based upon the type of open source software used, or grant other licenses to intellectual property. If the Company combines its proprietary software with open source software in a certain manner, it could, under certain open source licenses, be required to release or license the source code of its proprietary software to the public. From time to time, the Company may be subject to claims claiming ownership of, or demanding release of, the source code for such open source software, the software and/or derivative works that are developed using such open source licensed software, requiring the Company to provide attributions of any open source software incorporated into its distributed software, or otherwise seeking to enforce the terms of the applicable open source license. These claims could also result in litigation, require the Company to purchase a costly license or require the Company to devote additional resources to re-engineer
its software or change its products or services, any of which could have an adverse effect on the Company’s business and results of operations.
If the Company’s proprietary information and/or data it collects and stores, particularly billing and personal data, were to be accessed by unauthorized persons, the Company’s reputation, competitive advantage and relationships with its members could be harmed and its business could be materially adversely affected.
The Company generates significant amounts of proprietary, sensitive and otherwise confidential information relating to its business and operations, and the Company collects, stores and processes confidential and personal data regarding its members, including member names and billing data. Its proprietary information and data are maintained on the Company’s own systems as well as the systems of third-party service providers.
Similar to other companies, the Company’s information technology systems face the threat of insider threats or cyber-attacks, such as security breaches, exfiltration, phishing scams, malware and denial-of-service
attacks. The Company’s systems or the systems of its third-party service providers could experience unauthorized intrusions or inadvertent data breaches, which could result in the exposure or destruction of the Company’s proprietary information and/or members’ data and the disruption of business operations.
Because techniques used to obtain unauthorized access to systems or sabotage systems change frequently and may not be known until launched against the Company or its service providers, the Company and its service providers may be unable to anticipate these attacks or implement adequate preventative measures. In addition, any party who is able to illicitly obtain identification and password credentials could potentially gain unauthorized access to the Company’s systems or the systems of its third-party service providers. If any such event occurs, the Company may have to spend significant capital and other resources to notify affected individuals, regulators and others as required under applicable law, mitigate the impact of the event and develop and implement protections to prevent future events of that nature from occurring. From time to time, employees make mistakes with respect to security policies that are not always immediately detected by compliance policies and procedures. These can include errors in software implementation or a failure to follow protocols and patch systems. Employee errors, even if promptly discovered and remediated, may disrupt operations or result in unauthorized disclosure of confidential information. The Company has experienced unauthorized breaches of its systems in the past, which the Company believes did not have a material effect on its business.
If a data security incident occurs, or is perceived to occur, the Company may be the subject of negative publicity and the perception of the effectiveness of its security measures and its reputation may be harmed, which could damage the Company’s relationships and result in the loss of existing or potential members and adversely affect its results of operations and financial condition. In addition, even if there is no compromise of member information, the Company could incur significant regulatory fines, be the subject of litigation or enforcement proceedings or face other claims. In addition, the Company’s insurance coverage may not be sufficient in type or amount to cover it against claims related to security breaches, cyber-attacks and other related data and system incidents.
If new operating rules or interpretations of existing rules are adopted regarding the processing of credit cards that the Company is unable to comply with, the Company could lose the ability to give members the option to make electronic payments, which could result in the loss of existing or potential members and adversely affect its business.
The Company’s reputation, competitive advantage, financial position and relationships with its members could be materially harmed if the Company is unable to comply with complex and evolving data protection and privacy laws and regulations, and the costs and resources required to achieve compliance may have a materially adverse impact on its business.
The Company’s reputation, competitive advantage, financial position and relationships with its members could be materially harmed if the Company is unable to comply with complex and evolving data protection and privacy laws and regulations, and the costs and resources required to achieve compliance may have a materially adverse impact on its business.
The collection, protection and use of personal data are governed by privacy laws and regulations enacted in the United States, Europe, Asia, Latin America and other jurisdictions around the world in which the Company operates. These laws and regulations continue to evolve and may be inconsistent from one jurisdiction to another. Compliance with applicable privacy laws and regulations may increase the Company’s costs of doing business and adversely impact its ability to conduct its business and market its solutions, products and services to its members and potential members.
For example, the Company is subject to the European Union’s (“
EU
”) General Data Protection Regulation 2016/679 (“
GDPR
”), which applies to all members of the European Economic Area (“
EEA
”) and, in some circumstances, to processors in a state outside the EEA including any business, regardless of its location, that provides goods or services to individuals located in the EEA. The GDPR imposes significant obligations on data controllers and data processors, requiring the implementation of more stringent requirements for the processing of personal data. If the Company fails to comply with the GDPR, it may lead to regulatory investigation with possible enforcement of monetary penalties ranging from 10 million to 20 million euro, or 2% to 4% of annual worldwide revenue (whichever is higher), private or class action lawsuits and/or reputational damage.
Further, withdrawal of the United Kingdom (“
UK
”) from the EU and the unknown financial, trade, regulatory and legal implications could lead to legal uncertainty and potentially divergent national laws and regulations. In particular, while the Data Protection Act of 2018, which supplements the GDPR, is now effective in the UK alongside the UK GDPR, it is still unclear whether transfer of data from the EEA to the UK will remain lawful under the GDPR without additional safeguards. Under the
EU-UK
Trade and Cooperation Agreement signed on 30 December 2020, following the expiry of the transition period, the UK will continue to benefit from the free movement of data from the EU until the earlier of (a) the European Commission reaching an adequacy decision with respect to the UK; or (b) a period of four months (which may be extended for a further two months) from the date the
EU-UK
Trade and Cooperation Agreement enters into force (the “
Specified Period
”). In the meantime, the European Commission published its draft adequacy decision, finding that the UK does ensure an adequate level of data protection. Before the decision is formally adopted, the European Data Protection Board will need to issue a non-binding
opinion on the draft and each Member State must approve the decision. There is currently uncertainty as to how long this process will take. In the interim, transfers of personal data from the EEA to the UK will not be considered transfers to a third country. Should approval not be obtained prior to the expiry of the Specified Period, organizations will be required to implement a valid data transfer mechanism for data transfers from the EEA to the UK. The Company may incur costs to comply with new requirements and restrictions for data transfers between the EEA and the UK based on applicable regulations.
EU legislators are preparing a new privacy regulation to amend and replace the ePrivacy Directive (2002/58/EC). This change in the law on an EU level may have significant impact on the legal requirements for electronic communication including the operation of and user interaction with websites (such as possibly requiring browsers to block access and use of device data and storage by default) and the placement of cookies. Whereas it is currently still unclear if and when the proposed ePrivacy Regulation will enter into effect, European regulators and courts tend to apply the current law more restrictively in a way which effectively anticipates opt-in
requirements under the proposed ePrivacy Regulation. Other governmental authorities in the markets in which the Company operate are also considering additional and potentially diverging legislative and regulatory proposals that would increase the level and complexity of regulation on Internet display, disclosure and advertising activities. Additionally, there is currently increased attention on cookies and tracking technologies in Europe, with EU regulators taking a strict approach to enforcement in this area. These changes could lead to substantial costs, require system changes, limit the effectiveness of the Company’s marketing activities and subject the Company to additional liabilities.
EU laws regulate transfers of EEA personal data to third countries, such as the United States, that have not been found to provide adequate protection to such personal data. Recent legal developments in the EU have created complexity and uncertainty regarding transfers of personal data from the EEA and the UK to the United States and other jurisdictions. For example, on July 16, 2020, the European Court of Justice invalidated the
EU-U.S.
Privacy Shield framework (“
Privacy Shield
”), which provided companies with a mechanism to comply with data protection requirements when transferring personal data from the EEA/UK to the United States. The same decision also cast doubt on the ability to use one of the primary alternatives to the
EU-U.S.
Privacy Shield framework, namely, the European Commission’s Standard Contractual Clauses (“
SCCs
”), to lawfully transfer personal data from Europe to the United States and most other countries (though the SCCs currently remain a valid data transfer mechanism under the GDPR and UK GDPR). At present, there are few if any viable alternatives to the Privacy Shield framework and the SCCs for the foregoing purposes, which may lead to governmental enforcement actions, litigation, fines and penalties or adverse publicity which could have an adverse effect on our reputation and business.
Additionally, in June 2018, California passed the California Consumer Privacy Act (“
CCPA
”), which provides new data privacy rights for consumers and new operational requirements for companies, effective in 2020. The CCPA gives California residents new rights to access and require deletion of their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is collected, used, and shared. The CCPA provides for civil penalties for violations, and creates a private right of action for security breaches that could lead to consumer class actions and other litigation against the Company. As CCPA enforcement began on July 1, 2020, it remains unclear what, if any, modifications will be made to the regulations implementing the CCPA or how the CCPA and its implementing regulations will be interpreted. Varied interpretations of or modifications to the CCPA and its implementing regulations may have a significant effect on our business and may require us to modify our data collection or processing practices and policies and to incur substantial costs and expenses in an effort to comply. Other U.S. states and the U.S. Congress have adopted or are in the process of considering legislation similar to California’s legislation. This legislation may add additional complexity, variation in requirements, restrictions and potential legal risk, require additional investment in resources to compliance programs, and could impact strategies and availability of previously useful data and could result in increased compliance costs and/or changes in business practices and policies. If the Company fails to comply with the CCPA or other federal or state data protection and data privacy laws, or if regulators or plaintiffs assert the Company has failed to comply with them, it may lead to regulatory enforcement actions, private lawsuits and/or reputational damage. Additionally, a new California ballot initiative, the California Privacy Rights Act (“
CPRA
”), passed in California in November 2020. The CPRA will impose additional data protection obligations on companies doing business in California, including additional consumer rights processes and opt outs for certain uses of sensitive data. The majority of the provisions will go into effect on January 1, 2023, and additional compliance investment and changes to business processes may be required.
In Canada, the Company is subject to Canada’s Personal Information and Protection of Electronic Documents Act (“
PIPEDA
”). PIPEDA provides Canadian residents with privacy protections and sets out rules for how companies may collect, use and disclose personal information in the course of commercial activities. The costs of compliance with, and other burdens imposed by, these and other international data privacy and security laws may limit the use and adoption of the Company’s solutions, products and services and could have a materially adverse impact on its business. Any failure or perceived failure by the Company or third-party service providers to comply with international data privacy and security laws may lead to regulatory enforcement actions, fines, private lawsuits or reputational damage.
Failure to comply with marketing, consumer protection, and data privacy laws could result in fines or restrict the Company’s business practices.
The Company is expanding its business through new digital and
e-commerce
products. The Company may not be in compliance with consumer protection laws (such as ROSCA and PROFECO), unfair contract clauses, sales, marketing and advertising laws or other similar laws in certain jurisdictions. These laws, as well as any changes in these laws, could negatively affect current or planned digital and
e-commerce
product offerings and

subject the Company to regulatory review and fines and an increase in lawsuits. Consumer protection laws may be interpreted or applied by regulatory authorities in a manner that could require the Company to make changes to its operations or incur fines, penalties, litigation or settlement expenses and refunds which may result in harm to its business.
The Company has not obtained and may not obtain all regulatory approvals from government agencies and may not be in compliance with telecommunications laws associated with the Company’s anticipated product offerings prior to marketing and launching these products in certain jurisdictions. If the Company does not comply with any current or future state regulations that apply to its business, the Company could be subject to substantial fines and penalties, may have to restructure its product offerings, exit certain markets, or raise the price of its products, any of which could ultimately harm its business and results of operations. Any enforcement action by the regulators, which may be a public process, could hurt the Company’s reputation in the industry, possibly impair its ability to sell products to its customers and harm its business.
The Company plans to continue operating its business in markets outside the United States, which will subject it to risks associated with operating in foreign jurisdictions.
Expanding operations into markets outside the United States was historically an important part of the Company’s growth strategy. The Company expects that operations in markets outside the United States will continue to represent a significant portion of its business in the coming years.
While the Company plans to prioritize operating internationally in certain markets through localized, market-driven models, including through joint ventures, in line with its new business strategy, the success and profitability of its business in
non-U.S.
markets will continue to depend on its ability to attract local members. The solutions, products and services the Company, or its joint venture partners, offers or determines to offer in the future may not appeal to potential members in all markets in the same way it appeals to its members in markets where the Company currently operates. In addition, local competitors may have a substantial competitive advantage over the Company in a given market because of their greater understanding of, and focus on, individuals and organizations in that market, as well as their more established local infrastructure and brands. The Company may also be unable to hire, train, retain and manage the personnel the Company requires in order to manage its international operations effectively, on a timely basis or at all, which may limit the Company’s ability to operate effectively in these markets and negatively impact its financial performance in these markets. Further, the Company may experience variability in the terms of its leases (including rent per square foot) and in its capital expenditures as the Company moves into new markets.
Operating in international markets, which may require operating through new localized, market-driven models in accordance with the Company’s strategic plan, requires significant resources and management attention and subjects the Company to regulatory, economic and political risks that may be different from and incremental to those that the Company faces in the United States, including:

•	the need to adapt the design and features of its locations and products and services to accommodate specific cultural norms and language differences;

•
difficulties in understanding and complying with local laws and regulations in foreign jurisdictions, including local labor laws, tax laws, environmental regulations and rules and regulations related to occupancy of its locations;

•	varying local building codes and regulations relating to building design, construction, safety, environmental protection and related matters;

•
significant reliance on third parties with whom the Company may engage in joint ventures, strategic alliances or ordinary course contracting relationships whose interests and incentives may be adverse to or different from the Company’s or may be unknown to the Company;

•	varying laws, rules, regulations and practices regarding protection and enforcement of intellectual property rights, including trademarks;

•	varying marketing and consumer protection laws, regulations and related practices;

•
laws and regulations regarding consumer and data protection, telecommunications requirements, privacy and security, and encryption that may be more restrictive than comparable laws and regulations in the United States;

•
corrupt or unethical practices in foreign jurisdictions that may subject the Company to compliance costs, including competitive disadvantages, or exposure under applicable anti-corruption and anti-bribery laws, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “
FCPA
”);

•	compliance with applicable export and import controls and economic and trade sanctions, such as sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control;

•	fluctuations in currency exchange rates and compliance with foreign exchange controls and limitations on repatriation of funds; and

•	unpredictable disruptions as a result of security threats or political or social unrest and economic instability.
Finally, continued expansion in markets outside the United States may require significant financial and other investments. These investments include developing relationships with local partners and third-party service providers, property sourcing and leasing, marketing to attract and retain new members, developing localized infrastructure and services, further developing corporate capabilities able to support operations and international trade compliance in multiple countries, and potentially entering into strategic transactions with companies based outside the United States and integrating those companies with the Company’s existing operations. If the Company continues to invest time and resources to expand its operations outside the United States, but cannot manage these risks effectively, the costs of doing business in those markets, including the investment of management attention, may be prohibitive, or the Company’s expenses may increase disproportionately to the revenue generated in those markets.
As the Company continues to grow in new and existing markets using varying models, certain metrics may be impacted by the geographic mix of its locations. While the Company intends to pursue profitable growth in accordance with its strategic plan, the Company’s overall results of operations could be negatively impacted if lower margin markets, including markets such as Latin America and Southeast Asia, were to become a larger portion of the Company’s real estate portfolio. Margins may also be negatively impacted by an increase in the percentage of the real estate portfolio subject to joint venture arrangements, which may reduce the Company’s down-side risk but could also limit up-side
potential as we share in profits with our partners.
The Company faces risks arising from strategic transactions such as acquisitions, divestitures, investments and regional joint venture arrangements that it evaluates, pursues and undertakes.
The Company has historically evaluated potential strategic acquisition or investment opportunities, and it has pursued and undertaken certain of those opportunities. The process of acquiring and integrating another company or technology could create unforeseen operating difficulties and expenditures and could entail unforeseen liabilities that are not recoverable under the relevant transaction agreements or otherwise.
Old WeWork and Cushman entered into a
non-binding
exclusive strategic partnership to market both landlords and businesses on WeWork’s management experience platform and on new jointly developed solutions. The material terms of the partnership are non-binding
and subject to finalization of definitive documentation. There can be no assurance that WeWork will enter into definitive documentation or consummate the transactions with Cushman, or that WeWork will realize the anticipated benefits of its partnership with Cushman.

The Company has recently divested certain assets or businesses that no longer fit with its strategic direction or growth targets, including businesses that the Company had recently acquired. For example, the Company has divested several non-core
businesses, including Meetup, MBQ, Flatiron, SpaceIQ, Teem, Conductor and Fieldlens. Furthermore, the Company intends to pursue regional joint venture arrangements in which the Company licenses, for a fee to an operator of flexible space in a location in which WeWork does not operate, the use of WeWork’s technology and services for managing and powering flexible work spaces and access to WeWork’s customer base. In 2021, an affiliate of SBG and WeWork signed an agreement with respect to the formation of a regional joint venture for certain of WeWork’s Latin American operations.
The transactions described above involve significant risks and uncertainties, including:

•	inability to find potential partners;

•	inability to obtain favorable terms for the Company’s regional joint venture agreements;

•	failure to effectively transfer liabilities, contracts, facilities and employees to buyers or partners;

•	requirements that the Company retain or indemnify buyers or partners against certain liabilities and obligations;

•	the possibility that the Company will become subject to third-party claims arising out of such divestitures or regional joint venture arrangements;

•	inability to reduce fixed costs previously associated with the divested assets or business or in markets where the Company enters into a regional joint venture arrangement;

•	disruption of the Company’s ongoing business and distraction of management;

•	loss of key employees who leave as a result of a divestiture or regional joint venture arrangement; and

•	loss of members from WeWork locations to other flex workspace providers in similar locations.
Because acquisitions and divestitures as well as regional joint venture arrangements are inherently risky, the transactions may not be successful and may, in some cases, harm the Company’s operating results or financial condition.
The Company has entered into certain agreements that may limit its ability to directly acquire ownership interests in properties, and its control and joint ownership of certain properties with third-party investors may create conflicts of interest.
The Company holds an ownership interest in the WeCap Investment Group, its real estate acquisition and management platform, through its majority ownership of the general partner and manager entities that manage the activities of real estate acquisition vehicles managed or sponsored by the WeCap Investment Group. In connection with the establishment of the real estate investment platform, WeCap Investment Group, the Company agreed that WeCap Holdings Partnership would be the exclusive general partner and the WeWork Capital Advisors LLC would be the exclusive investment manager for any real estate acquisition vehicles managed by, or otherwise affiliated with, the Company and its controlled affiliates and associated persons. The Company also agreed to make commercial real estate and other real estate-related investment opportunities that meet WeCap Investment Group’s mandate available to the WeCap Investment Group on a first-look basis, with certain limited exceptions. Because of these requirements, which are in effect at least until there are no real estate acquisition vehicles managed or sponsored by the WeCap Investment Group that are actively deploying capital, the Company may be required to acquire ownership interests in properties through the WeCap Investment Group that the Company otherwise could have acquired through one of its operating subsidiaries, which may prevent the Company from realizing the full benefit of certain attractive real estate opportunities.

Additionally, the WeCap Investment Group primarily focuses on acquiring, developing and managing properties that the WeCap Investment Group believes could benefit from the Company’s occupancy or involvement, and the Company expects a subsidiary to occupy or be involved with a meaningful portion of the properties acquired by real estate acquisition vehicles managed or sponsored by the WeCap Investment Group. The Company’s ownership interest in the WeCap Investment Group may create situations where its interests with respect to the exercise of the WeCap Investment Group’s management rights in respect of assets owned or controlled by the WeCap Investment Group, as well as the WeCap Investment Group’s duties to limited partners or similar members in real estate acquisition vehicles managed or sponsored by the WeCap Investment Group, may be in conflict with the Company’s own independent economic interests as a tenant and operator of its locations. For example, conflicts may arise in connection with decisions regarding the structure and terms of the leases entered into between the Company and the WeCap Investment Group, tenant improvement allowances, or guarantee or termination provisions. Conflicts of interest may also arise in connection with the exercise of contractual remedies under such leases, such as treatment of events of default.
The Company’s ownership interest in the WeCap Investment Group may impact its financial condition and results of operations.
WeCap Investment Group’s financial performance is significantly correlated with the activities of real estate acquisition vehicles managed or sponsored by the WeCap Investment Group, and a significant portion of any income to the WeCap Investment Group is expected to be received, if at all, at the end of the holding period for one or more given assets or the term of one or more given real estate acquisition vehicles. In addition, a broad range of events or circumstances could cause any real estate acquisition vehicle managed or sponsored by the WeCap Investment Group to fail to meet its objectives. In light of the long-dated and uncertain nature of any income to the WeCap Investment Group, the WeCap Investment Group’s financial performance may be more variable than the Company expects, both from period to period and overall. Accordingly, because of the Company’s ownership interest in the WeCap Investment Group, the WeCap Investment Group’s performance and activities, including the nature aid timing of the WeCap Investment Group transactions, may affect the comparability of the Company’s financial condition and results of operations from period to period, in each case to the extent required to be directly included in its consolidated financial statements in accordance with GAAP.
Additionally, although the Company does not generally expect this to be the case, investments through real estate acquisition vehicles managed or sponsored by the WeCap Investment Group may require that the Company directly incur or guarantee debt, which the Company expects will typically be through loans secured by assets or properties that the WeCap Investment Group acquires. For example, an entity in which the Company previously held an interest with the WeCap Investment Group and others incurred a secured loan to purchase certain property in New York City in 2019, which the Company had leased from that entity. Until the secured loan was repaid in connection with the sale of the property in March 2020, it was recourse to WeWork Companies LLC and Old WeWork in certain limited circumstances, and WeWork Companies LLC and WeWork also provided performance guarantees relating to the lease and development of that property.
The Company may not be able to compete effectively with others.
While the Company considers itself to be a leader in the flexible space market, with the largest real estate portfolio on a square footage basis and core competencies in finding, building, filling and operating new locations, the growing shift towards flexible office space may encourage people to launch competing flexible workspace offerings. If new companies decide to launch competing solutions in the markets in which the Company operates, or if any existing competitors obtain a large-scale capital investment, the Company may face increased competition for members.
In addition, some of the services the Company offers or plans to offer are provided by one or more large, national or international companies, as well as by regional and local companies of varying sizes and resources, some of which may have accumulated substantial goodwill in their markets. Some of the Company’s competitors may also be better capitalized than it is, have access to better lease terms than it does, have operations in more jurisdictions than it does or be able or willing to provide services at a lower price than it is. The Company’s inability to compete effectively in growing or maintaining its membership base could hinder its growth or adversely impact its operating results.
The Company’s limited operating history and evolving business make it difficult to evaluate its current business and future prospects.
The Company’s limited operating history and the evolution of its business make it difficult to accurately assess its future prospects. It may not be possible to discern fully the economic and other business trends that the Company is subject to. Elements of its business strategy are new and subject to ongoing development as its operations mature. In addition, it may be difficult to evaluate the Company’s business because there are few other companies that offer the same or a similar range of solutions, products and services as the Company does.
Certain of the measures the Company uses to evaluate its financial and operating performance, including the Projections (defined below), are subject to inherent challenges in measurement and may be impacted by subjective determinations and not necessarily by changes in its business.
The Company tracks certain operational metrics, including key performance indicators such as memberships and projections, with internal systems and tools that are not independently verified by any third party. Certain of the Company’s operational metrics are also based on assumptions or estimates of future events. In particular, the number of open locations, pre-opening
locations and pipeline locations is compiled from a number of data sources depending on the phase of the location within the lifecycle that the Company attributes to its locations. For open locations, workstation capacity for shared workspace offerings, which account for a subset of its standard workspace solutions, is estimated on a location-by-location
basis by its design and regional community teams based on demand and the characteristics and distinct local personality of the relevant community. Meanwhile, for pre-opening
and pipeline locations, workstation capacity is estimated by its real estate and design teams based on its building information modeling software, and includes estimated workstation capacity for locations that are the subject of a draft term sheet or lease that may not result in a signed lease agreement or an open location.
The Company’s internal systems and tools have a number of limitations, and its methodologies for tracking these metrics may change over time. In addition, limitations or errors with respect to how the Company measures data or with respect to the data that the Company measures may affect its understanding of certain details of its business, which could affect its long-term strategies. If the internal systems and tools the Company uses to track these metrics understate or overstate performance or contain algorithmic or other technical errors, the data the Company reports may not be accurate. If the Company discovers material inaccuracies with respect to these figures, its reputation may be significantly harmed, and its results of operations and financial condition could be adversely affected.
The Company does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenue, financial condition or other results. The Projections included in this prospectus were prepared solely for internal use and not with a view toward public disclosure, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Projections are forward looking statements that are inherently subject to significant uncertainties and contingencies, many of which are beyond the Company’s control. The Projections also reflect numerous estimates and assumptions, including, but not limited to, general business, economic, regulatory, market and financial conditions, as well as assumptions about competition, future industry performance and matters specific to WeWork’s business. There can be no assurance that WeWork’s financial condition, including its cash flows or results of operations will be consistent with those set forth in the Projections, which could have an adverse impact on the market price of WeWork Class A Common Stock or the financial position of WeWork.

If the Company’s employees were to engage in a strike or other work stoppage or interruption or seek to unionize, the Company’s business, results of operations, financial condition and liquidity could be materially adversely affected.
If disputes with the Company’s employees arise, or if its workers engage in a strike or other work stoppage or interruption or seek to unionize, the Company could experience a significant disruption of, or inefficiencies in, its operations or incur higher labor costs, which could have a material adverse effect on its business, results of operations, financial condition and liquidity. In addition, some of the Company’s employees outside of the United States are represented or may seek to be represented by a labor union or workers’ council.
The Company is subject to litigation, investigations and other legal proceedings which could adversely affect its business, financial condition and results of operations.
The Company has in the past been, is currently and expects to continue in the future to be a party to or involved in pre-litigation
disputes, individual actions, putative class actions or other collective actions, U.S. and foreign government regulatory inquiries and investigations and various other legal proceedings arising in the normal course of its business, including with members, employees, landlords and other commercial partners, securityholders, third-party license holders, competitors, government agencies and regulatory agencies, among others. For a description of certain pending legal proceedings and ongoing regulatory matters not in the ordinary course of business, see the section entitled “
Legal Matters”
in Note 24 of the notes to WeWork’s consolidated financial statements included elsewhere in this prospectus and the sections entitled “
—The long-term and fixed-cost nature of the Company’s leases may limit the Company’s operating flexibility and could adversely affect its liquidity and results of operations
.” and “––
The Company is undergoing a transformation in its business plan under new management and there can be no assurances that this new business strategy will be successful.
”
Management intends to vigorously defend these cases and cooperate in these investigations. However, there is a reasonable possibility that the Company could be unsuccessful in defending these claims and could incur a loss. It is not currently possible to estimate a range of reasonably possible loss above the aggregated reserves. The Company also cannot offer any assurances regarding the scope of these investigations, the nature of any actions that these or other regulatory parties will take, or the timing within which they will be resolved.
Negative publicity may lead to additional investigations or lawsuits. Often these cases raise complex factual and legal issues, and the result of any such litigation, investigation or other legal proceeding is inherently unpredictable. Claims against the Company, whether meritorious or not, could require significant amounts of management’s time and attention and the Company’s resources to defend, could result in significant media coverage and negative publicity and could be harmful to the Company’s reputation, its brand and its business. If any of these legal proceedings or government inquiries were to be determined adversely to the Company or result in an enforcement action or judgment against the Company, or if the Company were to enter into settlement arrangements, the Company could be exposed to monetary damages or be forced to change the way in which it operates its business, which could have an adverse effect on the Company’s business, financial condition, results of operations and cash flows. In addition, the Company may incur substantial legal fees and related expenses in connection with defending any investigations or lawsuits and fulfilling certain indemnification obligations.
The Company’s business could be adversely affected by natural disasters, public health crises, political crises or other unexpected events for which the Company may not be sufficiently insured.
Natural disasters and other adverse weather and climate conditions, public health crises, political crises, terrorist attacks, war and other political instability or other unexpected events could disrupt the Company’s operations, damage one or more of its locations or prevent short- or long-term access to one or more of its locations. In particular, another outbreak of a contagious disease or similar public health threat as was experienced with the
COVID-19
outbreak, particularly as it may impact the Company’s operations and supply chain, may have a material impact on the Company’s business, results of operations and financial condition.

Many of the Company’s locations are located in the vicinity of disaster zones, including flood zones in New York City and potentially active earthquake faults in the San Francisco Bay Area and Mexico City, and many of its locations are concentrated in metropolitan areas or located in or near prominent buildings, which may be the target of terrorist or other attacks. Although the Company carries comprehensive liability, fire, extended coverage and business interruption insurance with respect to all of its consolidated locations, there are certain types of losses that the Company does not insure against because they are either uninsurable or not insurable on commercially reasonable terms. Should an uninsured event or a loss in excess of the Company’s insured limits occur, the Company could lose some or all of the capital invested in, and anticipated future revenues from, the affected locations, and the Company may nevertheless continue to be subject to obligations related to those locations.
Economic and political instability and potential unfavorable changes in laws and regulations in international markets could adversely affect the Company’s results of operations and financial condition.
The Company’s business may be affected by political instability and potential unfavorable changes in laws and regulations in international markets in which it operates. For example, the United Kingdom’s withdrawal from the European Union, known as “
Brexit
,” that occurred on January 31, 2020, could impact the Company’s operations in the United Kingdom. In particular, the real estate industry generally faces substantial uncertainty regarding the impact of Brexit. Adverse consequences could include, but are not limited to: global economic uncertainty and deterioration, volatility in currency exchange rates, adverse changes in regulation of the real estate industry, disruptions to the markets the Company invests in and the tax jurisdictions it operates in (which may adversely impact tax benefits or liabilities in these or other jurisdictions), and/or negative impacts on the operations and financial conditions of the Company’s tenants. In addition, Brexit could lead to legal uncertainty and potentially divergent national laws and regulations as the United Kingdom determines which European Union laws to replace or replicate. Given the ongoing uncertainty surrounding the transition period negotiations, the Company cannot predict how the Brexit process will finally be implemented and is continuing to assess the potential impact, if any, of these events on its operations, financial condition, and results of operations.
Additionally, there are concerns regarding potential changes in the future relationship between the United States and various other countries, most significantly China, with respect to trade policies, treaties, government regulations and tariffs. It remains unclear how the United States or foreign governments will act with respect to tariffs, international trade agreements and policies. The implementation by China or other countries of higher tariffs, capital controls, new adverse trade policies or other barriers to entry could have an adverse impact on the Company’s business, financial condition and results of operations.
Risks Relating to the Company’s Financial Condition
The Company’s indebtedness and other obligations could adversely affect its financial condition and liquidity.
As of June 30, 2021, the Company had $669.0 million of outstanding principal on the Senior Notes (defined below). In addition, as of June 30, 2021, the amounts outstanding under the Company’s debt financing arrangements with SBG included $1.7 billion in outstanding letters of credit issued under the 2020 LC Facility, under which SBG is a co-obligor,
and $2.2 billion in outstanding indebtedness under the SoftBank Senior Unsecured Notes and $349.0 million in principal outstanding under the LC Debt Facility (defined below). As of June 30, 2021 there remained $84.7 million in remaining letter of credit availability under the 2020 LC Facility. As of October 28, 2021, the Company has the ability to borrow up to $550 million under the Amended Senior Secured Notes (as defined in the section entitled “
Liquidity and Capital Resources–– SoftBank Senior Secured Note
s”) subject to applicable restrictive covenants in the agreements governing the Company’s indebtedness. If the Company makes additional draws on the Company’s debt financing arrangements with SBG, the Company’s total indebtedness will be substantially increased, which could intensify the risks related to its high level of debt. In addition, the Company has $38.92 million of outstanding principal on other loans.

The Company’s high level of debt could have important consequences, including the following:

•	limiting its ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions or other general corporate requirements, and increasing its cost of borrowing;

•	requiring a substantial portion of its cash flows to be dedicated to payments on its obligations instead of for other purposes; and

•	increasing its vulnerability to general adverse economic and industry conditions and limiting its flexibility in planning for and reacting to changes in the industry in which the Company competes.
Subject to the limits contained in the indenture governing the Senior Notes and the Company’s other debt agreements and obligations, the Company and its subsidiaries will also be able to incur substantial additional debt, lease obligations and other obligations from time to time. If the Company or its subsidiaries do so, the risks related to its high level of debt could intensify.
The Company and its subsidiaries may not be able to generate sufficient cash to service all of their indebtedness and other obligations and may be forced to take other actions to satisfy their obligations, which may not be successful.
The Company and its subsidiaries’ ability to make scheduled payments or refinance its obligations depends on their financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond the Company’s control. The Company and its subsidiaries may be unable to maintain a level of cash flows from operating activities sufficient to permit them to pay the principal, premium, if any, and interest on its indebtedness and to pay their lease obligations.
If the Company and its subsidiaries’ cash flows and capital resources are insufficient to fund their obligations, the Company and its subsidiaries could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance their indebtedness and other obligations. The Company and its subsidiaries may not be able to effect any such alternative measures, if necessary, on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow them to meet their scheduled debt obligations. The agreements that govern the Company and its subsidiaries’ indebtedness restrict their ability to dispose of certain assets and use the proceeds from those dispositions and may also restrict their ability to raise debt or certain types of equity capital to be used to repay other indebtedness when it becomes due. The Company or its subsidiaries may not be able to consummate those dispositions or to obtain proceeds in an amount sufficient to meet any obligations then due. See the section entitled “
WeWork’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”
In addition, the Company conducts a substantial portion of its operations through its subsidiaries. Accordingly, repayment of its indebtedness is dependent on the generation of cash flow by its subsidiaries and their ability to make such cash available to the Company by dividend, debt repayment or otherwise. In the event that the Company’s subsidiaries are unable to generate sufficient cash flow, the Company may be unable to make required principal and interest payments on its indebtedness.
If the Company or its subsidiaries cannot make scheduled payments on their debt, the Company or its subsidiaries will be in default and, as a result, lenders under any of their existing and future indebtedness could declare all outstanding principal and interest to be due and payable, the lenders under their debt instruments could terminate their commitments to issue letters of credit, their secured lenders could foreclose against the assets securing such borrowings and the Company or its subsidiaries could be forced into bankruptcy or liquidation.

As of June 30, 2021, the Company had future undiscounted minimum lease cost payment obligations under signed operating and finance leases of $36.6 billion, and if the Company is unable to service its obligations under the lease agreements for particular properties, the Company may be forced to vacate those properties or pay compensatory or consequential damages to the landlord, which could adversely affect its business, reputation and prospects. However, as of June 30, 2021, the total security packages provided by the Company and its subsidiaries in respect of those lease obligations was approximately $6.5 billion, representing less than 20% of future undiscounted minimum lease cost payment obligations. See the section entitled “
—Risks relating to the Company’s Business—The long-term and fixed-cost nature of the Company’s leases may limit its operating flexibility and could adversely affect its liquidity and results of operations.”
In addition, the Company’s $844.0 million in cash and cash equivalents as of June 30, 2021, included cash and cash equivalents of $102.6 million of its consolidated variable interest entities (“
VIEs
”), which will be used first to settle obligations of the VIE. Remaining assets may only be distributed to the VIEs’ owners, including the Company, subject to the liquidation preferences of certain noncontrolling interest holders and any other preferential distribution provisions contained within the operating agreements of the relevant VIEs. In addition to these amounts, the Company had restricted cash of $11.5 million as of June 30, 2021. The Company Credit Agreement requires the Company and its Subsidiaries (as defined in the Credit Company Agreement) to maintain substantially all cash and cash equivalents in accounts with the administrative agent, subject to certain exceptions, and to maintain a certain amount of cash and cash equivalents in accounts that are subject to an account control agreement in favor of the administrative agent.
Some of the cash that appears on the Company’s balance sheet may not be available for use in the Company’s business or to meet the Company’s debt obligations.
Although the Company may be permitted to use cash deposits from members in the operation of its business until such members demand its return, if required by local law, the Company may need to place cash deposits in separate accounts. In these instances, these cash deposits are blocked and not available for other uses in the Company’s business. In addition, at times the Company is required to make cash deposits to support bank guarantees and outstanding letters of credit supporting its obligations under certain office leases or amounts the Company owes to certain vendors from whom it purchases goods and services. These cash deposits are not available for other uses as long as the bank guarantees are outstanding. In addition, the Company Credit Agreement requires the Company and its Subsidiaries (as defined in the Company Credit Agreement) to maintain substantially all cash and cash equivalents in accounts with the administrative agent, subject to certain exceptions, and to maintain a certain amount of cash and cash equivalents in accounts that are subject to an account control agreement in favor of the administrative agent.
Further, total assets of consolidated VIEs included $100.7 million of cash and cash equivalents and $10.1 million of restricted cash as of September 30, 2021. The assets of consolidated VIEs can only be used to settle obligations of the VIE. Finally, certain countries in which the Company does business have regulations that restrict the Company’s ability to send cash out of the country without incurring taxes or meeting or other requirements. In light of the foregoing factors, the amount of cash that appears on the Company’s balance sheet may overstate the amount of liquidity the Company has available to meet its business needs or debt obligations, including obligations under the Senior Notes.
The Company may require additional capital, which may not be available on terms acceptable to it or at all.
The Company incurred net losses in the six months ended June 30, 2021 and the years ended December 31, 2020, 2019 and 2018 and its primary source of funding since late 2019 is through agreements with SBG, including the SoftBank Senior Unsecured Notes (as defined in Note 24 and Note 16 of the notes to WeWork’s audited annual and unaudited interim condensed consolidated financial statements, respectively, included elsewhere in this prospectus) and the Company Credit Agreement. If the Company is not able to achieve its goals to become profitable and cash flow positive in the near-term, it may require additional capital. The Company’s future financing requirements will also depend on many factors, including the number of new locations to be opened, its net membership retention rate, the impacts of the
COVID-19
pandemic on its business, the timing and extent of spending to support the development of its business, its ability to reduce capital expenditures and the expansion of its sales and marketing activities, and potential joint venture arrangements. The Company’s ability to obtain financing will depend on, among other things, its business plans, operating performance, investor demand and the condition of the capital markets at the time the Company seeks financing. Additional capital may not be available to the Company from SBG or from other sources or, if available, may not be available on terms acceptable to the Company or on a timely basis.
The terms of the Company’s indebtedness restrict its current and future operations, particularly its ability to respond to changes or take certain actions, including some of which may affect completion of the Company’s strategic plan.
The agreements governing the Company’s indebtedness contain a number of restrictive covenants that impose significant operating and financial restrictions on the Company and may limit its ability to engage in acts that may be in its long-term best interest, including restrictions on its ability to incur indebtedness (including guarantee obligations), incur liens, enter into mergers or consolidations, dispose of assets, pay dividends, make acquisitions and make investments, loans and advances.
These restrictions may affect the Company’s ability to execute on its business strategy, limit its ability to raise additional debt or equity financing to operate its business, including during economic or business downturns, and limit its ability to compete effectively or take advantage of new business opportunities.
The Company has incurred and may incur in the future significant costs related to the development of its workspaces, which the Company may be unable to recover in a timely manner or at all.
Development of a workspace for members typically takes several months from the date the Company takes possession of the space under the relevant lease to the opening date. During this time, the Company incurs substantial upfront costs without recognizing any revenues from the space.
To the extent that our members (in particular Enterprise Members) require configured solutions, we generally enter into multi-year membership agreements to help offset any increased upfront costs related to the development of these workspaces. The Company expects the capital expenditures associated with the development of its workspaces to continue to be one of the primary costs of its business. See the section entitled “
WeWork’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity
and Capital Resources.
” If the Company is unable to complete its development and construction activities for any reason, including an inability to secure adequate funding, or conditions in the real estate market or the broader economy change in ways that are unfavorable, the Company may be unable to recover these costs in a timely manner or at all. The Company’s development activities are also subject to cost and schedule overruns as a result of many factors some of which are beyond its control and ability to foresee, including increases in the cost of materials and labor.
While many of the Company’s existing leases provide for reimbursement by the landlord or building owner of a portion of the construction and development expenses the Company incurs, the Company may not continue to be granted these provisions in future leases that the Company negotiates. Additionally, the Company’s landlords or building owners may not reimburse the Company for these expenses in a timely manner or at all, in which case the Company could exercise its available remedies under the lease. To be eligible for reimbursement of these development expenses, the Company is also required to compile invoices, lien releases and other paperwork from its contractors, which is a time-consuming process that requires the cooperation of third parties whom the Company does not control. The Company has a tracking mechanism and process for enforcing its right to collect reimbursements, however, it may make errors in pursuing these reimbursement entitlements in accordance with the strict requirements of the landlords or building owners the Company deals with. In addition, the Company is subject to counterparty risk with respect to these landlords and building owners.

Changes to accounting rules or regulations and the Company’s assumptions, estimates and judgments may adversely affect the reporting of the Company’s business, financial condition and results of operations.
The Company’s consolidated financial statements are prepared in accordance with U.S. GAAP. New accounting rules or regulations and varying interpretations of existing accounting rules or regulations have occurred and may occur in the future. For example, in February 2016, the FASB issued ASU
No. 2016-02,
Leases, codified as ASC 842, Leases. This update required a lessee to recognize on its balance sheet right-of-use
assets and lease liabilities for any leases with a lease term of more than twelve months. The Company adopted ASC 842 early in connection with the preparation of its financial statements as of and for the twelve months ended December 31, 2019, and the adoption had a material impact on the Company’s consolidated balance sheet. The Company had lease right-of-use
assets, net totaling approximately $13.9 billion and lease obligations totaling approximately $19.9 billion included on its consolidated balance sheet as of June 30, 2021. Other future changes to accounting rules or regulations could have a material adverse effect on the reporting of the Company’s business, financial condition and results of operations.
Additionally, the Company’s assumptions, estimates and judgments related to complex accounting matters could significantly affect its results of operations. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported and related disclosures. The Company bases its estimates on historical experience and on various other assumptions that the Company believes to be reasonable under the circumstances. These estimates form the basis for judgments about the carrying values of assets, liabilities and equity, as well as the amount of revenue and expenses that are not readily apparent from other sources. As the
COVID-19
pandemic has adversely affected and may continue to adversely affect the Company’s revenues and expenditures, the extent and duration of restrictions and the overall macroeconomic impact of the pandemic will have an effect on estimates used in the preparation of our financial statements. The Company’s financial condition and results of operations may be adversely affected if its assumptions change or if actual circumstances differ from those in its assumptions.
Fluctuations in exchange rates may adversely affect the Company.
The Company’s international businesses typically earn revenue and incur expenses in local currencies, primarily the British Pound, Euro, Japanese Yen and Chinese Yuan (prior to the ChinaCo Deconsolidation (defined below)). For example, the Company earned approximately 58%, 50%, 45% and 41% of its revenues from subsidiaries whose functional currency is not the U.S. dollar for the six months ended June 30, 2021 and the years ended December 31, 2020, 2019 and 2018 respectively. Because its consolidated financial statements are reported in U.S. dollars, the Company is exposed to currency translation risk when the Company translates the financial results of its consolidated
non-U.S.
subsidiaries from their local currency into U.S. dollars. As foreign currency exchange rates change, translation of the statements of operations of the Company’s international businesses into U.S. dollars affects period-over-period comparability of its operating results. Any strengthening of the U.S. dollar against one or more of these currencies could materially adversely affect the Company’s business, financial condition and results of operations.
Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of WeWork’s income or other tax returns could adversely affect WeWork’s financial condition and results of operations.
WeWork will be subject to income taxes in the United States, and its tax liabilities will be subject to the allocation of expenses in differing jurisdictions. WeWork’s future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of WeWork’s deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•
lower than anticipated future earnings in jurisdictions where WeWork has lower statutory tax rates and higher than anticipated future earnings in jurisdictions where WeWork has higher statutory tax rates.

In addition, WeWork may be subject to audits of income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on WeWork’s financial condition and results of operations.
Risks Relating to Laws and Regulations Affecting the Company’s Business
The Company’s extensive foreign operations and contacts with landlords and other parties in a variety of countries subject it to risks under U.S. and other anti-corruption laws, as well as applicable export controls and economic sanctions.
The Company is subject to various domestic and international anti-corruption laws, such as the FCPA, as well as other similar anti-bribery and anti-kickback laws and regulations. There may in the future be allegations of corruption against the Company and its employees. These laws and regulations prohibit the Company’s employees, representatives, contractors, business partners and agents from authorizing, offering, providing, or accepting payment or benefits for the purpose of improperly influencing the recipient or intended recipient. These laws also require that the Company keep accurate books and records and maintain compliance procedures designed to prevent any such actions. Under these laws, the Company may become liable for the actions of its directors, officers, employees, agents or other strategic or local partners or representatives over whom the Company may have little actual control.
The Company uses third-party representatives to perform services such as obtaining or retaining business, permits, approvals, and contracts. Additionally, the Company is continuously engaged in sourcing and negotiating new locations in high-risk jurisdictions around the world, and certain of the landlords, real estate agents or other parties with whom the Company interacts may be government officials or agents, even without its knowledge. The Company can be held liable for the corrupt or other illegal activities of its employees, representatives, contractors, business partners, and agents, even if it does not explicitly authorize or have actual knowledge of such activities.
The Company’s potential exposure to liability under anti-corruption laws, including the FCPA, will increase as the Company continues to increase its international sales and business operations, and, consequently, its contacts with foreign government officials or agents.
Additionally, as the Company pursues its strategy of entering into management agreements, joint ventures and other partnerships with local partners in
non-U.S.
jurisdictions, its use of intermediaries, and therefore its potential exposure to liability under anti-corruption laws, including the FCPA, are likely to increase. Noncompliance with these laws, including any activities over the past five years, could subject the Company to investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, adverse media coverage and other consequences.
Similarly, the Company’s international sales and business operations expose it to potential liability under a wide variety of U.S. and international laws and regulations relating to economic sanctions and export and import controls and economic and trade sanctions, such as those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control. In the event that the Company engages in any conduct, intentionally or not, that facilitates money laundering, terrorist financing, or certain other unlawful activities, or that violates sanctions or otherwise constitutes sanctionable activity, including dealings with restricted persons or entities, the Company could be subject to substantial fines, sanctions, civil or criminal penalties, competitive or reputational harm, litigation or regulatory action and other consequences that might adversely affect its results of operations and its financial condition.
Failure to comply with anti-money laundering (“AML”) requirements could subject the Company to enforcement actions, fines, penalties, sanctions and other remedial actions.
The Company is subject to AML laws and regulations in various jurisdictions. Violations of such laws or regulations, even if inadvertent or unintentional, could result in fines, sanctions or other penalties, including consent orders against the Company, which could have significant reputational or other consequences and could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company is in the process of improving and, in some instances, implementing controls pursuant to AML legal and regulatory requirements, and will continue to do so as and when new applicable requirements are enacted. The expenses associated with implementing, improving and maintaining such controls are not yet fully known, but may prove to be significant. Moreover, regulators have broad authority to enforce AML laws and regulations and may challenge whether the Company’s controls comply with AML requirements or whether the Company maintains an adequate compliance program, either of which could lead to one or more of the consequences described above.
The Company’s business is subject to a variety of U.S. and
non-U.S.
laws, many of which are evolving and could limit or otherwise negatively affect its ability to operate its business.
Laws and regulations are continuously evolving, and compliance is costly and can require changes to the Company’s business practices and significant management time and effort. It is not always clear how existing laws apply to the Company’s business model. The Company strives to comply with all applicable laws, but the scope and interpretation of the laws that are or may be applicable to it is often uncertain and may conflict across jurisdictions.
Existing local building codes and regulations, and any future changes to these codes or regulations, may increase its development costs or delay the development of its workspaces.
The Company’s development activities are subject to local, state and federal laws, as well as the oversight and regulation in accordance with local building codes and regulations relating to building design, construction, safety, environmental protection and related matters. The Company is responsible for complying with the requirements of individual jurisdictions and must ensure that its development activities comply with varying standards by jurisdiction. Any existing or new government regulations or ordinances that relate to the Company’s development activities may result in significant additional expenses to the Company and, as a result, might adversely affect its results of operations.
Changes in tax laws and unanticipated tax liabilities could adversely affect the taxes the Company pays and therefore its financial condition and results of operations.
As a global company, the Company is subject to taxation in numerous countries, states and other jurisdictions. Tax laws, regulations and administrative practices in various jurisdictions may be subject to significant change, with or without notice, due to economic, political and other conditions, and significant judgment is required in applying the relevant provisions of tax law.
If such changes were to be adopted or if the tax authorities in the jurisdictions where the Company operates were to challenge its application of relevant provisions of applicable tax laws, its financial condition and results of operations could be adversely affected.

Acquisitions of the Company’s stock, may limit the Company’s ability to use some or all of its net operating loss and net capital loss carryforwards in the future.
As of December 31, 2020, the Company had net operating loss carryforwards for U.S. federal income tax purposes of approximately $4.9 billion, of which approximately $4.1 billion may be carried forward indefinitely and $0.8 billion will begin to expire starting in 2033 if not utilized. The Company also had net capital loss carryforwards of $193.7 million, which if unused, will expire in 2026. Under Sections 382 and 383 of the Code, a corporation that undergoes an “ownership change” may be subject to limitations on its ability to utilize its pre-change
net operating loss carryforwards and net capital loss carryforwards, respectively, to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders (generally 5% stockholders, applying certain look-through and aggregation rules) increases by more than 50% over such stockholders’ lowest percentage ownership during the testing period (generally three years). As a result of transactions occurring in 2019, an ownership change of the Company occurred for purposes of Section 382 of the Code, imposing limitations on the use of our net operating loss and net capital loss carryforward amounts. The ownership change may impact the timing of the availability of, or our ability to use, these losses. It is possible that acquisitions of the Company’s capital stock, including as a result of the Business Combination, have caused or will cause another ownership change or increase the likelihood that the Company may undergo another ownership change for purposes of Sections 382 and 383 of the Code in the future. Limitations imposed on the Company’s ability to utilize net operating loss and net capital loss carryforwards could cause U.S. federal income taxes to be paid earlier than such taxes would be paid if such limitations were not in effect and could cause certain of such net operating loss and net capital loss carryforwards to expire unused, in each case reducing or eliminating the benefit of such net operating loss and net capital loss carryforwards.
Failure by certain of the Company’s subsidiaries in complying with laws and regulations applicable to investment platforms, including the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), could result in substantial harm to its reputation and results of operations.
Certain of the Company’s subsidiaries are subject to laws and regulations applicable to investment platforms, including those applicable to investment advisers under the Advisers Act. The Advisers Act imposes numerous obligations and duties on registered investment advisers, including record-keeping, operating and marketing requirements, disclosure obligations and prohibitions on self-dealing. The failure of any of these subsidiaries to comply with the Advisers Act could cause the SEC to institute proceedings and impose sanctions for violations, including censure, or to terminate the registration of its subsidiaries as investment advisers or prohibit them from serving as an investment adviser to
SEC-registered
funds. Similarly, these subsidiaries rely on exemptions from various requirements of ERISA to the extent these subsidiaries receive investments by benefit plan investors. The failure of the Company’s relevant subsidiaries to comply with these laws and regulations could irreparably harm its reputation or lead to litigation or regulatory or other legal proceedings, any of which could harm its results of operations.
Risks Relating to the Company’s Organizational Structure
The Company’s only material assets are its indirect interests in The We Company Management Holdings L.P. (the “WeWork Partnership”), and the Company is accordingly dependent upon distributions from the WeWork Partnership to pay dividends and taxes and other expenses. The Company’s debt facilities also impose or may in the future impose certain restrictions on the Company’s subsidiaries making distributions to the Company.
The Company is a holding company and has no material assets other than an indirect general partner interest and indirect limited partner interests in the WeWork Partnership and various intercompany receivables from other consolidated subsidiaries. The Company has no independent means of generating revenue. The Company intends to cause its subsidiaries (including the WeWork Partnership) to make distributions in an amount sufficient to cover all applicable taxes and other expenses payable and dividends, if any, declared by it. The agreements governing the Company’s debt facilities impose, and agreements governing the Company’s future debt facilities are expected to impose, certain restrictions on distributions by WeWork Companies LLC to WeWork, and may limit its ability to pay cash dividends. The terms of any credit agreements or other borrowing arrangements the Company or its subsidiaries enter into in the future may impose similar restrictions. To the extent that WeWork needs funds, and any of its direct or indirect subsidiaries is restricted from making such distributions under these debt agreements or applicable law or regulation, or is otherwise unable to provide such funds, it could materially adversely affect the Company’s liquidity and financial condition.
If WeWork were deemed an “investment company” under the Investment Company Act of 1940 (the “1940 Act”) as a result of its ownership of the WeWork Partnership, applicable restrictions could make it impractical for it to continue its business as contemplated and could have a material adverse effect on its business.
A person may be deemed to be an “investment company” for purposes of the 1940 Act if it owns investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items), absent an applicable exemption. WeWork has no material assets other than its interest in the WeWork Partnership. Through its interests in the general partner of the WeWork Partnership, WeWork generally has control over all of the affairs and decision making of the WeWork Partnership. Furthermore, the general partner of the WeWork Partnership cannot be removed as general partner of the WeWork Partnership without the approval of WeWork. On the basis of WeWork’s control over the WeWork Partnership, the Company believes that the indirect interest of WeWork in the WeWork Partnership is not an “investment security” within the meaning of the 1940 Act. If WeWork were to cease participation in the management of the WeWork Partnership, however, its interest in the WeWork Partnership could be deemed an “investment security,” which could result in WeWork being required to register as an investment company under the 1940 Act and becoming subject to the registration and other requirements of the 1940 Act.
The 1940 Act and the rules thereunder contain detailed parameters for the organization and operations of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, prohibit the issuance of stock options and impose certain governance requirements. The Company intends to conduct its operations so that WeWork will not be deemed to be an investment company under the 1940 Act. However, if anything were to happen which would require WeWork to register as an investment company under the 1940 Act, requirements imposed by the 1940 Act, including limitations on its capital structure, ability to transact business with affiliates and ability to compensate key employees, could make it impractical for the Company to continue its business as currently conducted, impair the agreements and arrangements between and among WeWork, the WeWork Partnership, members of its management team and related entities or any combination thereof and materially adversely affect its business, financial condition and results of operations.
Our Charter provides that the Court of Chancery of the State of Delaware and, to the extent enforceable, the federal district courts of the United States of America are the exclusive forums for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.
Our Charter provides that the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof is the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of fiduciary duty;

•	any action asserting a claim against us or our directors, officers, or employees arising under the Delaware General Corporation Law, our Charter, or our bylaws;

•	any action as to which the Delaware General Corporation Law confers jurisdiction to the Court of Chancery of the State of Delaware; and

•	any action asserting a claim against us that is governed by the internal-affairs doctrine.
This provision would not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934 or any other claim for which the U.S. federal courts have exclusive jurisdiction.
Our Charter also provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act of 1933.
The choice of forum provisions in our Charter may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. We cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in our Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition. In addition, although the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court were facially valid under Delaware law, there is uncertainty as to whether other courts will enforce our federal forum selection clause.
Additional Risks Related to Ownership of our Class A Common Stock
The price of our Class A Common Stock and warrants may be volatile.
The price of our Class A Common Stock, as well as warrants, may fluctuate due to a variety of factors, including:

•	changes in the industries in which we and our customers operate;

•	developments involving our competitors;

•	changes in laws and regulations affecting our business;

•	variations in our operating performance and the performance of our competitors in general;

•	actual or anticipated fluctuations in our quarterly or annual operating results;

•	publication of research reports by securities analysts about us or our competitors or our industry;

•	the public’s reaction to our press releases, our other public announcements and our filings with the SEC;

•	actions by stockholders, including the sale by the PIPE Investors of any of their shares of our Class A Common Stock;

•	additions and departures of key personnel;

•	commencement of, or involvement in, litigation;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	the volume of shares of our Class A Common Stock available for public sale; and

•
general economic and political conditions, such as the effects of the
COVID-19
outbreak, recessions, interest rates, local and national elections, fuel prices, international currency fluctuations, corruption, political instability and acts of war or terrorism.

These market and industry factors may materially reduce the market price of our Class A Common Stock and warrants regardless of our operating performance.
We do not intend to pay cash dividends for the foreseeable future.
We currently intend to retain our future earnings, if any, to finance the further development and expansion of our business and do not intend to pay cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in future agreements and financing instruments, business prospects and such other factors as our board of directors deem relevant. As a result, you may not receive any return on an investment in Class A Common Stock unless you sell your Class A Common Stock for a price greater than that which you paid for it.
If analysts do not publish research about our business or if they publish inaccurate or unfavorable research, our stock price and trading volume could decline.
The trading market for our Class A Common Stock will depend in part on the research and reports that analysts publish about our business. We do not have any control over these analysts. If one or more of the analysts downgrade our Class A Common Stock or publish inaccurate or unfavorable research about our business, the price of our Class A Common Stock would likely decline. If few analysts cover us, demand for our Class A Common Stock could decrease and our Class A Common Stock price and trading volume may decline. Similar results may occur if one or more of these analysts stop covering us in the future or fail to publish reports on us regularly.
We may be subject to securities litigation, which is expensive and could divert management attention.
The market price of our Class A Common Stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation and investigations or past investigations and litigation may resurface in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.
Future resales of Class A Common Stock may cause the market price of our securities to drop significantly, even if our business is doing well.
Pursuant to the
Lock-Up
Agreements, after the consummation of the Business Combination and subject to certain exceptions, members of the Sponsor, certain of Old BowX’s officers, certain of WeWork’s officers and certain WeWork Stockholders will be contractually restricted from selling or transferring any of their
Lock-Up
Shares during the
Lock-Up
Period. However, following the expiration of such
Lock-Up
Period, members of the Sponsor, certain of Old BowX’s officers, certain of WeWork’s officers and certain WeWork Stockholders will not be restricted from selling shares of WeWork Common Stock held by them, other than by applicable securities laws. Additionally, the PIPE Investors are no longer restricted from selling any of their shares of our Class A Common Stock following the closing of the Business Combination, other than by applicable securities laws. As such, sales of a substantial number of shares of WeWork Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A Common Stock.
The shares held by members of the Sponsor, certain of Old BowX’s officers, certain of WeWork’s officers and certain WeWork Stockholders may be sold after the expiration of the applicable lock-up
period under the
Lock-Up
Agreements. As restrictions on resale end and this registration statements is available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in our share price or the market price of our Class A Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

The obligations associated with being a public company will involve significant expenses and will require significant resources and management attention, which may divert from our business operations.
As a public company, we will become subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act. The Exchange Act requires the filing of annual, quarterly and current reports with respect to a public company’s business and financial condition. The Sarbanes-Oxley Act requires, among other things, that a public company establish and maintain effective internal control over financial reporting. As a result, we will incur significant legal, accounting and other expenses that Old WeWork did not previously incur. Our entire management team and many of its other employees will need to devote substantial time to compliance, and may not effectively or efficiently manage its transition into a public company.
These rules and regulations will result in us incurring substantial legal and financial compliance costs and will make some activities more time-consuming and costly. For example, these rules and regulations will likely make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be difficult for us to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers.
WeWork incurred significant transaction and transition costs in connection with the Business Combination.
WeWork incurred and expects to incur significant,
non-recurring
and recurring costs in connection with consummation of the Business Combination and operating as a public company. WeWork may also incur additional costs to retain key employees. Certain transaction expenses incurred in connection with the Merger Agreement (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be paid out of the proceeds of the Business Combination or by WeWork.
The directors and officers of Old BowX and Old WeWork may still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the Business Combination. As a result, in order to protect the directors and officers of Old BowX and Old WeWork, WeWork is required to purchase additional insurance with respect to any such claims (“
run-off
insurance
”). The need for
run-off
insurance is an added expense for WeWork.
Non-U.S.
holders of our capital stock, in certain situations, could be subject to U.S. federal income tax on the gain from the sale, exchange or other disposition of our capital stock.
We believe that we were, as of the date of the Business Combination, and might be, as of the date of this prospectus, a USRPHC under FIRPTA. Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). If we have been a USRPHC during the shorter of a
non-U.S.
holder’s holding period for shares of our capital stock or the five-year period preceding such
non-U.S.
holder’s disposition of such shares of our capital stock, any such
non-U.S.
holder may be subject to U.S. federal income tax on gain from disposition of those shares of our capital stock under FIRPTA, in which case such
non-U.S.
holder would also be required to file U.S. federal income tax returns with respect to such gain. In addition, a purchaser of such shares from a
non-U.S.
holder may be required to withhold U.S. tax in an amount equal to 15% of the gross proceeds from such a purchase.
Non-U.S.
holders of our capital stock should consult with their own tax advisors concerning the U.S. federal income tax consequences of the sale, exchange or other disposition of our capital stock.

The historical financial results of Old WeWork included elsewhere in this prospectus may not be indicative of what WeWork’s actual financial position or results of operations would have been.
The historical financial results of Old WeWork included elsewhere in this prospectus do not reflect the financial condition, results of operations or cash flows that Old WeWork would have achieved as a public company during the periods presented or those WeWork will achieve in the future. This is primarily the result of the following factors: (i) WeWork will incur additional ongoing costs as a result of the Business Combination, including costs related to public company reporting, investor relations and compliance with the Sarbanes Oxley Act; and (ii) WeWork’s capital structure will be different from that reflected in Old WeWork’s historical financial statements. WeWork’s financial condition and future results of operations could be materially different from amounts reflected in its historical financial statements included elsewhere in this prospectus, so it may be difficult for investors to compare WeWork’s future results to historical results or to evaluate its relative performance or trends in its business.
Unanticipated changes in effective tax rates or adverse outcomes resulting from examination of WeWork’s income or other tax returns could adversely affect WeWork’s financial condition and results of operations.
WeWork will be subject to income taxes in the United States, and its tax liabilities will be subject to the allocation of expenses in differing jurisdictions. WeWork’s future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:

•	changes in the valuation of WeWork’s deferred tax assets and liabilities;

•	expected timing and amount of the release of any tax valuation allowances;

•	tax effects of stock-based compensation;

•	costs related to intercompany restructurings;

•	changes in tax laws, regulations or interpretations thereof; or

•
lower than anticipated future earnings in jurisdictions where WeWork has lower statutory tax rates and higher than anticipated future earnings in jurisdictions where WeWork has higher statutory tax rates.

In addition, WeWork may be subject to audits of income, sales and other transaction taxes by taxing authorities. Outcomes from these audits could have an adverse effect on WeWork’s financial condition and results of operations.

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales. We will receive up to an aggregate of approximately $274,542,858 from the exercise of all public warrants and private placement warrants assuming the exercise in full of all such warrants for cash. Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the exercise of such warrants for general corporate purposes which may include acquisitions or other strategic investments or repayment of outstanding indebtedness.
The Selling Securityholders will pay any underwriting commissions and discounts, and expenses incurred by the Selling Securityholders for brokerage, marketing costs, or legal services (other than those detailed below). We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, securities or blue sky law compliance fees, fees and expenses of our counsel and our independent registered public accounting firm, and fees and expenses of one legal counsel (not to exceed $100,000 in the aggregate for each registration without our prior approval).

DIVIDEND POLICY
We do not expect to initiate an annual dividend in the foreseeable future. We are a holding company without any direct operations and have no significant assets other than an indirect general partner interest and indirect limited partner interests in the WeWork Partnership and various intercompany receivables from other consolidated subsidiaries. Accordingly, our ability to pay dividends depends upon the financial condition, liquidity and results of operations of, and our receipt of dividends, loans or other funds from, our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to make funds available to us. In addition, there are various statutory, regulatory and contractual limitations and business considerations on the extent, if any, to which our subsidiaries may pay dividends, make loans or otherwise provide funds to us. For example, the ability of our subsidiaries to make distributions, loans and other payments to us for the purposes described above and for any other purpose may be limited by the terms of the agreements governing our outstanding indebtedness. The declaration and payment of dividends is also at the discretion of our Board of Directors and depends on various factors including our results of operations, financial condition, cash requirements, prospects and other factors deemed relevant by our Board of Directors.
In addition, under Delaware law, our Board of Directors may declare dividends only to the extent of our surplus (which is defined as total assets at fair market value minus total liabilities, minus statutory capital) or, if there is no surplus, out of our net profits for the then-current
and/or immediately preceding fiscal year.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus. Unless the context otherwise requires, “Prior WeWork” refers to WeWork Inc. prior to the Closing Date, the “Company” refers to WeWork Inc. (“WeWork”) (f/k/a BowX Acquisition Corp.) after the Closing, and BowX Acquisition Corp (“BowX”) prior to the Closing Date.
The following unaudited pro forma condensed combined balance sheet as of June 30, 2021, the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021, and the year ended December 31, 2020, present the combination of the financial information of BowX and Prior WeWork after giving effect to the Business Combination, PIPE Investment, recapitalization (collectively, the “Business Combination and Related Transactions”) and related adjustments described in the accompanying notes, and have been prepared in accordance with Article 11 of Regulation
S-X.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical balance sheet of BowX and the historical consolidated balance sheet of Prior WeWork on a pro forma basis as if the Business Combination and Related Transactions, summarized below, had been consummated on June 30, 2021. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021, and for the year ended December 31, 2020, combine the historical statement of operations of BowX and Prior WeWork for such period on a pro forma basis as if the transaction, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented:

•	The merger of Prior WeWork with and into BowX Merger Sub, a wholly owned subsidiary of BowX, with Prior WeWork surviving the merger as a wholly owned subsidiary of BowX;

•
The issuance and sale of 80,000,000 shares of WeWork Class A Common Stock for $10.00 per share and an aggregate purchase price of $800 million in the PIPE Investment pursuant to the Subscription Agreements, executed concurrently with the Merger Agreement;

•
The conversion of 9,075,000 shares of BowX Class B Common Stock into 9,075,000 shares of WeWork Class A Common Stock in connection with the transaction in accordance with the terms of the Merger Agreement;

•
The exchange of all issued and outstanding Prior WeWork Preferred Stock into a number of shares of WeWork Class A Common Stock based on the Exchange Ratio (using the rounded Exchange Ratio of 0.82619);

•	The issuance of the First Warrant to SBWW and/or its designees to purchase WeWork Class A Common Stock based on the Exchange Ratio (using the rounded Exchange Ratio of 0.82619);

•	The exchange of all issued and outstanding Prior WeWork Common Stock into a number of shares of WeWork Common Stock based on the Exchange Ratio (using the rounded Exchange Ratio of 0.82619);

•	The redemption of 15,006,786 BowX public shares subsequent to BowX public shareholders exercising their right to redeem public shares for their pro rata share of the trust account;

•
The issuance and sale of 15,000,000 shares of WeWork Class A Common Stock for $10.00 per share and an aggregate purchase price of $150 million to Backstop Investor pursuant to the Backstop Subscription Agreement (“Backstop Facility”);

•	The repayment of the $349.0 million short-term loan (“LC Debt Facility”) and accrued interest.
At the Closing, all outstanding Prior WeWork Options, Prior WeWork Restricted Stock Units Awards (RSUs) and warrants were converted into WeWork Options and WeWork Warrants to purchase WeWork Class A Common Stock, and WeWork Restricted Stock Unit Awards.

Each Prior WeWork option was converted into an option to purchase shares of WeWork Class A Common Stock with the number of shares of Prior WeWork Class A Common Stock issuable for such Prior WeWork option determined by multiplying the number of Prior WeWork shares that were issuable upon exercise of such Prior WeWork option multiplied by the Exchange Ratio, rounded down to the nearest whole share. Additionally, the exercise price of each converted option will be determined by dividing the exercise price of the respective Prior WeWork Options by the Exchange Ratio, rounded up to the nearest whole cent.
Each award of Prior WeWork restricted stock units was converted into WeWork Restricted Stock Units with the number of restricted stock units to be converted determined by multiplying the number of Prior WeWork Common Stock underlying such WeWork Restricted Stock Units multiplied by the Exchange Ratio.
The following summarizes the pro forma WeWork Class A Common Stock and WeWork Class C Common Stock issued and outstanding immediately after the Business Combination and Related Transactions, excluding the potential dilutive effect of outstanding stock options, restricted stock units, and common stock warrants:

	Pro Forma Combined Share Ownership in WeWork
	Number of Shares	% Ownership
WeWork Stockholders (1)	578,619,732	80.8%
BowX Sponsor & Sponsor Persons	9,075,000	1.3%
BowX Public Stockholders	33,293,214	4.6%
PIPE Investors	80,000,000	11.2%
Backstop Investor	15,000,000	2.1%

Total (excluding certain WeWork shares) (1)	715,987,946	100%

WeWork remaining consideration (1)	76,680,268

Total shares at Closing (1)	792,668,214

(1)
Total Consideration issued to Prior WeWork is 655,300,000 shares of WeWork Common Stock. The total shares of WeWork Class A Common Stock issued includes shares of WeWork Class A Common Stock issued in respect of outstanding Prior WeWork Common Stock and Prior WeWork Preferred Stock plus shares of WeWork Class A Common Stock underlying or exchangeable for unvested and/or unexercised stock options, restricted stock units, restricted stock awards, warrants, WeWork Partnerships Profits Interest Units (including corresponding shares of WeWork Class C Common Stock) and warrants, respectively, at the Closing. As of October 20, 2021, the final Exchange Ratio is 0.82619 and there were issued 558,926,179 shares of WeWork Class A Common Stock and 19,938,089 shares of WeWork Class C Common Stock to Prior WeWork stockholders as of the Closing (not including shares of WeWork Class A Common Stock underlying or exchangeable for unvested and/or unexercised stock options, restricted stock units, restricted stock awards, warrants and WeWork Partnerships Profits Interest Units). The numbers in this table reflect the pro forma combined share ownership in WeWork using the final Exchange Ratio as of October 20, 2021, and the number of shares as of June 30, 2021, based on the actual redemptions and transactions described above. Inclusion of all such securities would dilute the ownership of all stockholders of WeWork.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited historical financial statements of each of BowX and Prior WeWork and the notes thereto, as well as the disclosures contained in the sections titled “BowX’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “WeWork’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” within the Form S-4 filed with the SEC on September 16, 2021.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2021

(Amounts in thousands, except share and per share amounts)	Prior WeWork Inc. (Historical)	BowX (Historical)	Reclassification Adjustments	Pro Forma Transaction Accounting Adjustments	Pro Forma Combined	Note
Assets
Current assets:
Cash and cash equivalents	$843,957	$506	$—	$830,584	$1,675,047	A
Accounts receivable and accrued revenue, net of allowance	118,205	—	—	—	118,205
Other current assets	435,448	—	323	20,417	456,188	B
Prepaid expense	—	323	(323)	—	—

Total current assets	1,397,610	829	—	851,001	2,249,440
Property and equipment, net	5,991,011	—	—	—	5,991,011
Lease right-of-use assets, net	13,923,373	—	—	—	13,923,373
Restricted cash	11,528	—	—	—	11,528
Equity method and other investments	198,163	—	—	—	198,163
Investments held in trust account	—	483,072	—	(483,072)	—	C
Goodwill	678,668	—	—	—	678,668
Intangible assets, net	53,806	—	—	—	53,806
Other assets	932,151	—	—	(515)	931,636	D

Total assets	$23,186,310	$483,901	$—	$367,414	$24,037,625

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$537,600	$3,674	$—	$(5,166)	$536,108	E
Members’ service retainers	347,057	—	—	—	347,057
Deferred revenue	138,207	—	—	—	138,207
Current lease obligations	873,531	—	—	—	873,531
Other current liabilities	440,374	—	48	(349,011)	91,411	F
Franchise tax payable	—	48	(48)	—	—

Total current liabilities	2,336,769	3,722	—	(354,177)	1,986,314
Long-term lease obligations	18,977,544	—	—	—	18,977,544
Unsecured related party debt	2,200,000	—	—	—	2,200,000
Convertible related party liabilities, net	57,944	—	—	(57,944)	—	G
Long-term debt, net	659,446	—	—		659,446
Other liabilities	242,522	—	—	—	242,522
Deferred underwriting commissions in connection with the initial public offering	—	16,905	—	(16,905)	—	H
Warrant liabilities		25,963	—	—	25,963

Total liabilities	24,474,225	46,590	—	(429,026)	24,091,789
Convertible preferred stock	8,379,182	—	—	(8,379,182)	—	I
Redeemable noncontrolling interests	291,901	—	—	(291,901)	—	J
Redeemable BowX Class A Common Stock	—	432,311	—	(432,311)	—	K
Equity
New WeWork shareholders’ equity (deficit):
Prior WeWork Class A Common Stock	177	—	—	(177)	—	L
Prior WeWork Class B Common Stock	—	—	—	—	—
Prior WeWork Class C Common Stock	24	—	—	(24)	—	M
Prior WeWork Class D Common Stock	—	—	—	—	—
BowX Class A Common Stock	—	1	—	70	71	N
BowX Class B Common Stock	—	1	—	(1)	—	O
BowX Class C Common Stock	—	—	—	2	2	P
Additional paid-in capital	2,775,762	26,609	—	9,605,585	12,407,956	Q
Accumulated other comprehensive income (loss)	(116,269)	—	—	—	(116,269)
Accumulated deficit	(12,624,690)	(21,611)	—	2,478	(12,643,823)	R

Total WeWork Shareholders’ equity (deficit)	(9,964,996)	5,000	—	9,607,933	(352,063)
Noncontrolling interests	5,998	—	—	291,901	297,899	S

Total equity (deficit)	(9,958,998)	5,000	—	9,899,834	(54,164)
Total liabilities and equity	$23,186,310	$483,901	$—	$367,414	$24,037,625

The accompanying notes are an integral part of these pro forma financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2021

(Amounts in thousands, except share and per share amounts)	Prior WeWork Inc. (Historical)	BowX (Historical)	Reclassification Adjustments	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$1,191,331	$—	$—	$—		$1,191,331

Expenses:
Location operating expenses	1,598,812	—				1,598,812
Pre-opening location expenses	76,839	—				76,839
Selling, general and administrative expenses	499,502	4,091	99	551	AA	504,243
Franchise tax expense	—	99	(99)			—
Restructuring and other related costs	466,045	—				466,045
Impairment/(gain on sale) of goodwill, intangibles and other assets	541,585	—				541,585
Depreciation and amortization	364,341	—				364,341

Total expenses	3,547,124	4,190	—	551		3,551,865

Loss from operations	(2,355,793)	(4,190)	—	(551)		(2,360,534)
Interest and other income (expense), net:
Income (loss) from equity method and other investments	(24,510)	—				(24,510)
Interest expense	(217,828)	—		198	BB	(217,630)
Interest income	9,455	—				9,455
Change in fair value of warrant liabilities	—	(12,671)				(12,671)
Net gain from investments held in trust account	—	60		(60)	CC	—
Foreign currency gain (loss)	(37,925)	—				(37,925)
Gain (loss) from change in fair value of related party financial instruments	(350,822)	—		350,822	DD	—
Loss on extinguishment of debt	—	—				—

Total interest and other income (expense), net	(621,630)	(12,611)	—	350,762		(283,281)

Pre-tax loss	(2,977,423)	(16,801)		350,211		(2,643,815)
Income tax benefit (provision)	(7,282)	—		—	EE	(7,282)

Net loss	(2,984,705)	(16,801)	—	350,211		(2,651,097)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests —mezzanine	64,120	—				64,120
Noncontrolling interest — equity	(615)	—				(615)

Net loss attributable to WeWork	$(2,921,200)	$(16,801)	$—	$350,211		$(2,587,592)

Net loss per share attributable to WeWork Class A common stockholders:
Basic	$(16.81)

Diluted	$(16.81)

Weighted-average shares used to compute net loss per share attributable to WeWork Class A common stockholders, basic and diluted	173,751,116
Pro forma net loss per share attributable to WeWork Class A common stockholders
Basic						$(4.17)

Diluted						$(4.17)

Weighted-average shares used to compute net loss per share attributable to WeWork Class A common stockholders, basic and diluted						713,929,498

The accompanying notes are an integral part of these pro forma financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020

(Amounts in thousands, except share and per share amounts)	Prior WeWork Inc. (Historical)	BowX (Historical)	Reclassification Adjustments	Pro Forma Transaction Accounting Adjustments		Pro Forma Combined
Revenue	$3,415,865	$—	$—	$—		$3,415,865

Expenses:
Location operating expenses	3,542,918	—				3,542,918
Pre-opening location expenses	273,049	—				273,049
Selling, general and administrative expenses	1,604,669	220	122	47,522	AA	1,652,533
Franchise tax expense	—	122	(122)			—
Restructuring and other related costs	206,703	—				206,703
Impairment/(gain on sale) of goodwill, intangibles and other assets	1,355,921	—				1,355,921
Depreciation and amortization	779,368	—				779,368

Total expenses	7,762,628	342	—	47,522		7,810,492

Loss from operations	(4,346,763)	(342)	—	(47,522)		(4,394,627)
Interest and other income (expense), net:
Income (loss) from equity method and other investments	(44,788)	—				(44,788)
Interest expense	(331,217)	—		—	BB	(331,217)
Interest income	16,910	—				16,910
Change in fair value of warrant liabilities	—	(4,664)				(4,664)
Offering costs associated with private placement warrants	—	(9)				(9)
Net gain from investments held in trust account	—	227		(227)	CC	—
Foreign currency gain (loss)	149,196	—				149,196
Gain (loss) from change in fair value of related party financial instruments	819,647	—		(819,647)	DD	—
Loss on extinguishment of debt	(77,336)	—				(77,336)

Total interest and other income (expense), net	532,412	(4,446)	—	(819,874)		(291,908)

Pre-tax loss	(3,814,351)	(4,788)		(867,396)		(4,686,535)
Income tax benefit (provision)	(19,506)	(22)		—	EE	(19,528)

Net loss	(3,833,857)	(4,810)	—	(867,396)		(4,706,063)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	675,631	—				675,631
Noncontrolling interest — equity	28,868	—				28,868

Net loss attributable to WeWork	$(3,129,358)	$(4,810)	$—	$(867,396)		$(4,001,564)

Net loss per share attributable to WeWork Class A common stockholders:
Basic	$(18.38)

Diluted	$(18.38)

Weighted-average shares used to compute net loss per share attributable to WeWork Class A common stockholders, basic and diluted	170,275,761

Pro forma net loss per share attributable to WeWork Class A common stockholders
Basic						$(6.39)

Diluted						$(6.39)

Weighted-average shares used to compute net loss per share attributable to WeWork Class A common stockholders, basic and diluted						687,531,572
The accompanying notes are an integral part of these pro forma financial statements.

Note 1. Basis of Presentation
The pro forma adjustments have been prepared as if the Business Combination and Related Transactions had been consummated on June 30, 2021, in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2020, the beginning of the earliest period presented in the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined financial information has been prepared assuming that, as of October 20, 2021, the final Exchange Ratio is 0.82619.
The unaudited pro forma condensed combined financial information has been prepared assuming the following methods of accounting in accordance with U.S. GAAP and SEC rules and regulations.
The historical financial information of BowX and Prior WeWork has been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to the Business Combination and Related Transactions in accordance with U.S. GAAP.
Transaction costs that are determined to be directly attributable and incremental to the transaction will be deferred and recorded as other assets in the balance sheet leading up until the Closing. For the pro forma purposes, such costs will be recorded as a reduction in cash with a corresponding reduction of additional paid-in
capital.
Notwithstanding the legal form of the Business Combination pursuant to the Merger Agreement, the Business Combination will be accounted for under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805,
Business Combinations
(“ASC 805”) as a reverse acquisition and a recapitalization of WeWork. The Business Combination will be accounted for as a reverse acquisition because WeWork has been determined to be the accounting acquirer primarily based on the evaluation of the following facts and circumstances taking into consideration both the no redemption and maximum redemption scenario:

•	Prior WeWork stockholders comprised a relative majority of the voting power of the combined company,

•	Prior WeWork’s operations prior to the acquisition comprise the only ongoing operations of WeWork,

•	The majority of WeWork’s board of directors were appointed by Prior WeWork Stockholders, and

•	All of WeWork’s senior management are comprised of Prior WeWork’s senior management.
Accordingly, the Business Combination is expected to be reflected as the equivalent of Prior WeWork issuing stock for the net assets of BowX, accompanied by a recapitalization. Under this method of accounting, BowX is treated as the “acquired” company for financial reporting purposes. The net assets of BowX are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Prior WeWork.
Following the Closing (as defined below) of the Business Combination and Related Transactions, holders of BowX Class A Common Stock exercising redemption rights received their per share redemption price out of the funds in the trust account. Each BowX Stockholder that was a holder of BowX Class A Common Stock may have elected to redeem all or a portion of its BowX Class A Common Stock at a per-share
price, payable in cash, equal to a pro rata share of the aggregate amount on deposit in the trust account (including any interest earned on the funds held in the trust account).
As part of the preparation of these unaudited pro forma condensed combined financial statements, certain reclassifications were made to align Prior WeWork’s and BowX’s financial statement presentation. Upon completion of the Business Combination and Related Transactions, management will perform a comprehensive review of Prior WeWork’s and BowX’s accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the post-combination company.
Note 2. Description of Business Combination
On March 25, 2021, BowX entered into the Merger Agreement with Merger Sub and WeWork, pursuant to which, among other things, (i) Merger Sub merged with and into WeWork, the separate corporate existence of Merger Sub ceased and WeWork became the surviving corporation and a wholly owned subsidiary of BowX (the “First Merger”) and (ii) as soon as practicable following the First Merger and as part of the same overall transaction as the First Merger, the surviving corporation merged with and into Merger Sub II, with Merger Sub II being the surviving entity of such merger (the “Second Merger” and together with the First Merger, the “Mergers”). In connection with the transaction, BowX ceased to exist, and the Company will operate under the name “WeWork Inc.”.
As a result of and upon the Closing, among other things, all outstanding shares of Prior WeWork capital stock immediately prior to the effective time of the First Merger (the “Effective Time”) (other than (A) shares of Class C common stock of Prior WeWork, which were converted into the right to receive a number of shares of Company Class C common stock, par value $0.0001 per share (the “Class C Common Stock”), equal to (x) the exchange ratio under the Merger Agreement (which was equal to 0.82619) (the “Exchange Ratio”) multiplied by (y) the number of shares of Class C common stock of Prior WeWork held by such holder as of immediately prior to the Closing, (B) treasury shares, (C) dissenting shares and (D) shares of capital stock of Prior WeWork subject to stock awards) were cancelled in exchange for the right to receive a portion of an aggregate of 655,300,000 shares of Company Class A common stock, par value $0.0001 (at a deemed value of $10.00 per share) representing a pre-transaction equity value of Prior WeWork of approximately $6.553 billion. Upon Closing, the Company received approximately $1.3 billion in gross cash proceeds consisting of approximately $333.0 million from the BowX trust account, $150.0 million from the previously announced backstop investment by DTZ Worldwide Limited, a parent company to Cushman & Wakefield U.S., Inc., and $800.0 million from the PIPE Investment.
Prior to the Special Meeting, a total of 15,006,786 shares of Class A Common Stock were presented for redemption for cash at a price of $10.00 per share in connection with the Special Meeting. As previously disclosed, the Backstop Investor committed to subscribe for the number of shares of Class A Common Stock equal to the amount of the Redemptions, subject to a cap of 15,000,000 shares of Class A Common Stock. The purchase price for such shares of Class A Common Stock was equal to $10.00 per share multiplied by the number of Redemptions, subject to the Cap, for an aggregate purchase price of up to $150,000,000. Substantially concurrently with the Closing, the Backstop Investor subscribed for 15,000,000 shares of Class A Common Stock for $150,000,000. So long as the Backstop Investor continues to hold a specified amount of shares of Class A Common Stock, then the Backstop Investor has the right to designate a board observer.

Note 3. Pro Forma Adjustments
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:
(A)
Cash.
Reflects the impact of the Business Combination and Related Transactions on the cash balance of WeWork. The table below reflects the sources and uses of funds related to the Business Combination and Related Transactions:

(Amounts in thousands)	Note
Cash balance of Prior WeWork prior to Business Combination		$843,957
Cash balance of BowX prior to Business Combination		506

Total Pre-adjustment cash balance		844,463
Proceeds from cash held in trust account	1	332,997
Payment of underwriter fees	2	(16,905)
PIPE Investment	3	800,000
Backstop Investment	4	150,000
Payment of transaction costs	5	(59,817)
Payment of employee bonuses	6	(26,482)
Payment of short-term loan and accrued interest	7	(349,209)

Adjustment to cash in connection with the Business Combination		830,584

Ending cash and cash equivalents balance		$1,675,047

(1) Reflects the reclassification of cash and cash equivalents held in the trust account subsequent to BowX public shareholders exercising their right to redeem 15,006,786 public shares for their pro rata share of the trust account of approximately $150 million.
(2) Reflects the payment of $16.9 million of deferred underwriters’ fees. The fees are expected to be paid at closing out of the monies in the trust account.
(3) Represents the proceeds from the PIPE subscription agreements of 80,000,000 shares of BowX Class A Common Stock at $10 per share.
(4) Represents the proceeds from the Backstop subscription agreement of 15,000,000 shares of WeWork Class A Common Stock at $10.00 per share.
(5) Represents expected settlement of BowX and WeWork transaction costs at close in connection with the Mergers. Of the total, $44.8 million relates to financial advisory, legal and other fees to be incurred, and $15.0 million relates to PIPE fees. Of the amount shown, $4.9 million was incurred or accrued on the balance sheet as of June 30, 2021.
(6) Represents the payment of $26.5 million in bonuses to employees upon closing of the transaction, of which $24.5 million is subject to clawback if the employee does not meet certain service conditions and is therefore presented as deferred compensation expense that will be amortized over the requisite service period.
(7) Represents funds from the transaction used to repay the short-term loan and related accrued interest under WeWork’s LC Debt Facility.
(B) Other Current Assets.
Represents the payment of $26.5 million in bonuses to employees upon closing of the transaction, of which $24.5 million is subject to clawback if the employee does not meet certain service conditions and is therefore presented as deferred compensation expense that will be amortized over the requisite service period.

(C) Investments held in Trust Account.
Reflects the reclassification of cash and cash equivalents held in the trust account subsequent to BowX public shareholders exercising their right to redeem 15,006,786 public shares for their pro rata share of the trust account of approximately $150 million.
(D)
Other Assets.
Reflects the impact of the Business Combination and Related Transactions on the other assets balance of WeWork. The table below reflects the impacts related to the Business Combination and Related Transactions:

(Amounts in thousands)	Note
Other assets balance of Prior WeWork prior to Business Combination		$932,151
Other assets balance of BowX prior to Business Combination		—

Total Pre-adjustment other assets		932,151
Deferred employee bonuses	1	4,083
Transaction costs incurred	2	(4,598)

Adjustment to other assets with the Business Combination		(515)

Ending other assets of WeWork		$931,636

(1) Represents the payment of $26.5 million in bonuses to employees upon closing of the transaction, of which $24.5 million is subject to clawback if the employee does not meet certain service conditions and is therefore presented as deferred compensation expense that will be amortized over the requisite service period.
(2) Represents WeWork transaction costs previously capitalized, including $3.2 million paid as of June 30, 2021.
(E)
Accounts payable and accrued expenses.
Reflects the impact of the Business Combination and Related Transactions on the accounts payable and accrued expenses balance of WeWork. The table below reflects the impacts related to the Business Combination and Related Transactions:

(Amounts in thousands)	Note
Accounts payable and accrued expenses balance of Prior WeWork prior to Business Combination		$537,600
Accounts payable and accrued expenses balance of BowX prior to Business Combination		3,674

Total Pre-adjustment accounts payable and accrued expenses		541,274
Payment of transaction costs incurred	1	(4,968)
Payment of accrued interest on WeWork’s short-term loan	2	(198)

Adjustment to accounts payable and accrued expenses with the Business Combination		(5,166)

Ending accounts payable and accrued expenses of WeWork		$536,108

(1) Reflects transaction expenses, including WeWork amounts previously capitalized and not paid of $1.4 million, and BowX amounts incurred and not paid of $3.5 million.
(2) Reflects payment of accrued interest on WeWork’s short-term loan.
(F)
Other current liabilities.
Represents payment of short-term loan under WeWork’s LC Debt Facility.

(G)
Convertible related party liabilities, net.
Reflects exchange of Prior WeWork Preferred Stock warrants into BowX Class A Common Stock warrants, pursuant to the terms of the Merger Agreement. Prior WeWork Preferred Stock warrants were previously redeemable, resulting in Prior WeWork classifying such warrants as liabilities in its historical financial statements. The WeWork Class A Common Stock warrants exchanged for Prior WeWork Preferred Stock warrants are equity-classified warrants and the adjustment reflects the reclassification of the warrants from liability to additional paid-in
capital.
(H)
Deferred underwriting commissions in connection with the initial public offering.
Reflects the payment of $16.9 million of deferred underwriters’ fees. The fees are expected to be paid at closing out of the monies in the trust account.
(I)
Convertible Preferred Stock.
Reflects the impact of the Business Combination and Related Transactions on the Convertible Preferred Stock. The table below reflects the impacts related to the Business Combination and Related Transactions:

(Amounts in thousands)	Note
Convertible Preferred Stock of Prior WeWork prior to Business Combination		$8,379,182
Convertible Preferred Stock of BowX prior to Business Combination		—

Total Pre-adjustment Convertible Preferred Stock		8,379,182
Conversion of Prior WeWork Preferred Stock to Class A Common Stock	1	(8,376,150)
Cancellation and automatic conversion of Prior WeWork Series C Convertible Note to BowX Class A Common Stock	2	(3,032)

Adjustment to Convertible Preferred Stock with the Business Combination		(8,379,182)

Ending Convertible Preferred Stock of WeWork		$—

(1) Represents conversion of 499,018,795 shares of Preferred Stock to 412,284,338 shares of BowX Class A Common Stock as part of recapitalization of Prior WeWork equity and issuance of post-combination Common Stock to Prior WeWork Preferred Stockholders as consideration for the reverse recapitalization.
(2) Represents cancellation and automatic conversion of Prior WeWork Series C Convertible Notes (convertible into 566,933 shares of Series C Preferred Stock if converted prior to Closing) to 468,394 shares of BowX Class A Common Stock.
(J)
Redeemable noncontrolling interests.
Represents reclassification of noncontrolling interests from temporary equity to permanent equity, reflecting cancellation of redemption feature upon occurrence of liquidity event.
(K)
Mezzanine BowX Class
 A Common Stock.
Represents the reclassification of BowX public shares, from temporary equity to permanent equity, subsequent to BowX public shareholders exercising their right to redeem 15,006,786 public shares for their pro rata share of the trust account of approximately $150 million.
(L)
WeWork Common Stock, Class
 A.
Represents conversion of 176,628,752 Prior WeWork Class A Common Stock to 145,928,908 shares of BowX Class A Common Stock as consideration for the reverse recapitalization.
(M)
WeWork Common Stock, Class
 C.
Represents conversion of 24,132,575 shares of Prior WeWork Class C Common Stock to 19,938,089 shares of BowX Class C Common Stock as consideration for the reverse recapitalization.

(N)
BowX
Class
 A Common Stock
. Reflects the impact of the Business Combination and Related Transactions on the BowX Class A Common Stock not subject to redemption. The table below reflects the impacts related to the Business Combination and Related Transactions:

(Amounts in thousands)	Note
Prior WeWork Class A Common Stock prior to Business Combination		$—
BowX Class A Common Stock prior to Business Combination		1

Total Pre-adjustment Class A Common Stock		1
PIPE Investment proceeds	1	8
Backstop Investment proceeds	2	2
Reclassification of BowX public shares to BowX Class A Common Stock	3	3
Conversion of Prior WeWork Preferred Stock to BowX Class A Common Stock	4	41
Conversion of Prior WeWork Series C Convertible Note to BowX Class A Common Stock	5	—
Conversion of Prior WeWork Class A Common Stock to BowX Class A Common Stock	6	15
Forfeiture and conversion of BowX Class B Common Stock to BowX Class A Common Stock	7	1

Adjustment to Class A Common Stock with the Business Combination		70
Ending Class A Common Stock of WeWork		$71

(1) Represents the proceeds from the PIPE subscription agreements of 80,000,000 shares of BowX Class A Common Stock at $10 per share.
(2) Represents the proceeds from the Backstop subscription agreement of 15,000,000 shares of WeWork Class A Common Stock at $10.00 per share.
(3) Represents the reclassification of BowX public shares, from temporary equity to permanent equity, subsequent to BowX public shareholders exercising their right to redeem 15,006,786 public shares for their pro rata share of the trust account of approximately $150 million.
(4) Represents conversion of 499,018,795 shares of Preferred Stock to 412,284,338 shares of BowX Class A Common Stock as part of recapitalization of Prior WeWork equity and issuance of post-combination Common Stock to Prior WeWork Preferred Stockholders as consideration for the reverse recapitalization.
(5) Represents cancellation and automatic conversion of Prior WeWork Series C Convertible Notes (convertible into 566,933 shares of Series C Preferred Stock if converted prior to Closing) to 468,394 shares of BowX Class A Common Stock.
(6) Represents conversion of 176,628,752 Prior WeWork Class A Common Stock to 145,928,908 shares of BowX Class A Common Stock as consideration for the reverse recapitalization.
(7) Represents sponsor’s forfeiture of 3,000,000 shares of BowX Class B Common Stock pursuant to the terms of the Sponsor Support Agreement, with such shares cancelled by BowX, and the conversion of the remaining 9,075,000 shares of BowX Class B Common Stock to a like number of shares of BowX Class A Common Stock.
(O)
BowX Class
 B Common Stock.
Represents sponsor’s forfeiture of 3,000,000 shares of BowX Class B Common Stock pursuant to the terms of the Sponsor Support Agreement, with such shares cancelled by

BowX, and the conversion of the remaining 9,075,000 shares of BowX Class B Common Stock to a like number of shares of BowX Class A Common Stock.
(P)
BowX Class
 C Common Stock.
Represents conversion of 24,132,575 shares of Prior WeWork Class C Common Stock to 19,938,089 shares of BowX Class C Common Stock as consideration for the reverse recapitalization.
(Q)
Additional
paid-in
capital.
Reflects the impact of the Business Combination and Related Transactions on the additional paid-in
capital of WeWork. The table below reflects the impacts related to the Business Combination and Related Transactions:

(Amounts in thousands)	Note
Additional paid-in capital of Prior WeWork prior to Business Combination		$2,775,762
Additional paid-in capital of BowX prior to Business Combination		26,609

Total Pre-adjustment additional paid-in capital		2,802,371
PIPE Investment proceeds	1	799,992
Backstop Investment proceeds	2	149,999
Reclassification of BowX public shares to BowX Class A Common Stock	3	282,233
Conversion of WeWork Preferred Stock to BowX Class A Common Stock	4	8,376,109
Cancellation and automatic conversion of Prior WeWork Series C Convertible Note to BowX Class A Common Stock	5	3,032
Conversion of Prior WeWork Class A Common Stock to BowX Class A Common Stock	6	162
Conversion of Prior WeWork Class C Common Stock to BowX Class C Common Stock	7	22
Sponsor’s forfeiture of 3,000,000 BowX Class B Common Stock	8	—
Reclassification of BowX accumulated deficit	9	(18,079)
Payment of transaction costs	10	(62,980)
Exchange of Prior WeWork Preferred Stock warrants into BowX Class A Common Stock warrants	11	57,944
Issuance of equity-classified warrant to an existing Prior WeWork preferred shareholder	12	390,945
Fair value of contingently issuable shares related to warrants issued to principal stockholders	12	(390,945)
Incremental stock-based compensation expense	13	17,151

Adjustment to additional paid-in capital with the Business Combination		9,605,585

Ending additional paid-in capital of WeWork		$12,407,956

(1) Represents the proceeds from the PIPE subscription agreements of 80,000,000 shares of BowX Class A Common Stock at $10 per share.
(2) Represents the proceeds from the Backstop subscription agreement of 15,000,000 shares of WeWork Class A Common Stock at $10.00 per share.

(3) Represents the reclassification of BowX public shares, subject to possible redemption, from temporary equity to permanent equity, subsequent to BowX public shareholders exercising their right to redeem 15,006,786 public shares for their pro rata share of the trust account.
(4) Represents conversion of 499,018,795 shares of Preferred Stock to 412,284,338 shares of BowX Class A Common Stock as part of recapitalization of Prior WeWork equity and issuance of post-combination Common Stock to Prior WeWork Preferred Stockholders as consideration for the reverse recapitalization.
(5) Represents cancellation and automatic conversion of Prior WeWork Series C Convertible Notes (convertible into 566,933 shares of Series C Preferred Stock if converted prior to Closing) to 468,394 shares of BowX Class A Common Stock.
(6) Represents conversion of 176,628,752 Prior WeWork Class A Common Stock to 145,928,908 shares of BowX Class A Common Stock as consideration for the reverse recapitalization.
(7) Represents conversion of 24,132,575 shares of Prior WeWork Class C Common Stock to 19,938,089 shares of BowX Class C Common Stock as consideration for the reverse recapitalization.
(8) Represents sponsor’s forfeiture of 3,000,000 shares of BowX Class B Common Stock pursuant to the terms of the Sponsor Support Agreement, with such shares cancelled by BowX, and the conversion of the remaining 9,075,000 shares of BowX Class B Common Stock to a like number of shares of BowX Class A Common Stock.
(9) Represents the reclassification of BowX’s historical accumulated deficit.
(10) Represents expected settlement of BowX and WeWork transaction costs at close in connection with the Mergers. Of the total, $48 million relates to financial advisory, legal and other fees to be incurred, and $15.0 million relates to PIPE fees.
(11) Reflects exchange of Prior WeWork Preferred Stock warrants into BowX Class A Common Stock warrants, pursuant to the terms of the Merger Agreement. Prior WeWork Preferred Stock warrants were previously redeemable, resulting in Prior WeWork classifying such warrants as liabilities in its historical financial statements. The WeWork Class A Common Stock warrants exchanged for Prior WeWork Preferred Stock warrants are equity-classified warrants and the adjustment reflects the reclassification of the warrants from liability to additional paid-in
capital.
(12) Represents issuance of equity-classified warrant to existing Prior WeWork preferred shareholder, to purchase 39,133,649 shares of BowX Class A Common Stock (giving effect to the Exchange Ratio) at an exercise price of approximately $0.01 per share. The fair value of the warrants is also reflected as a charge to additional paid-in
capital representing an inducement to exercise existing conversion rights of WeWork’s Convertible Preferred Stock by the shareholder. The fair value is calculated using a $10 per share reference price. The actual fair value of the warrants will be dependent on the value of BowX Class A Common Stock at Closing of the Mergers. The fair value of the warrants will fluctuate by approximately $39.1 million for every $1.00 change in share price.
(13) Reflects incremental stock-based compensation expense related to restricted stock units for which the performance condition is deemed to be satisfied upon Closing.

(R)
Accumulated deficit.
Represents pro forma adjustments to accumulated deficit to reflect the following:

(Amounts in thousands)	Note
Accumulated deficit of Prior WeWork prior to Business Combination		$(12,624,690)
Accumulated deficit of BowX prior to Business Combination		(21,611)

Total Pre-adjustment accumulated deficit		(12,646,301)
Reclassification of BowX accumulated deficit	1	18,079
Non-recurring transaction costs incurred by BowX	2	3,532
Payment of employee bonuses not subject to service conditions	3	(1,982)
Incremental stock-based compensation	4	(17,151)

Adjustment to accumulated deficit with the Business Combination		2,478

Ending accumulated deficit of WeWork		$(12,643,823)

(1) Represents the reclassification of BowX’s historical accumulated deficit.
(2) Represents BowX transaction costs incurred but not paid as of June 30, 2021.
(3) Represents the payment of bonuses to employee management upon closing of the transaction not subject to clawback discussed in (A), (B) and (D) above.
(4) Reflects incremental stock-based compensation expense related to restricted stock units for which the performance condition is deemed to be satisfied upon Closing.
(S)
Noncontrolling interest
. Represents reclassification of noncontrolling interests from temporary equity to permanent equity, reflecting cancellation of redemption feature upon occurrence of liquidity event.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations
The adjustments included in the unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 are as follows:
(AA)
Selling, general and administrative expenses.
Reflects the impact of the Business Combination and Related Transactions on the selling, general and administrative expenses of WeWork. The table below reflects the impacts related to the Business Combination and Related Transactions:

(Amounts in thousands)	Note	For the Six Months Ended June 30, 2021	For the Year Ended December 31, 2020
Selling, general and administrative expenses of Prior WeWork prior to Business Combination		$499,502	$1,604,669
Selling, general and administrative expenses of BowX prior to Business Combination		4,091	220
Reclassification of BowX franchise tax expense		99	122

Total Pre-adjustment selling, general and administrative expenses		503,692	1,605,011
Incremental incentive compensation expense	1	4,083	22,399
Non-recurring transaction costs incurred by BowX	2	(3,532)	—
Incremental stock-based compensation	3	—	25,123

Adjustment to Selling, general and administrative expenses with the Business Combination		551	47,522

Ending Selling, general and administrative expenses of

WeWork		$504,243	$1,652,533

(1) Reflects incremental incentive compensation expense related to bonus awards related to the Business Combination.
(2) Elimination of
non-recurring
transaction costs incurred by BowX in connection with the transaction.
(3) Reflects incremental stock-based compensation expense related to restricted stock units for which the performance condition is deemed to be satisfied upon Closing.
(BB) Elimination of the interest expense incurred during the the six months ended June 30, 2021 following the repayment of the short-term loan under WeWork’s LC Debt Facility in connection with the transaction.
(CC) Elimination of net gain from investments held in trust account.
(DD) Reflects the elimination of remeasurement gains on WeWork’s Convertible Preferred Stock warrant liability. See (G) above for further details on convertible related party liabilities.
(EE) No pro forma tax effect reflected due to full valuation allowance as of June 30, 2021 and December 31, 2020.

Note 4. Pro Forma Net Loss Per Share
On February 26, 2021, in connection with the Settlement Agreement (as defined in Note 16 of the notes to Prior WeWork’s unaudited interim condensed consolidated financial statements included in the proxy statement/prospectus filed with the SEC on September 16, 2021), all of the outstanding shares of Class B Common Stock were automatically converted into shares of Class A Common Stock and the shares of Class C Common Stock of Prior WeWork now have one vote per share, instead of three (the “Class B Conversion”).
The unaudited pro forma basic and diluted loss per share attributable to Class A Common Stockholders for the six months ended June 30, 2021 and Class A and Class B Common Stockholders for the year ended December 31, 2020 has been prepared to give effect to adjustments to the numerator in the pro forma basic and diluted net loss per share calculation to:

•	include incremental incentive compensation expense related to bonus awards related to the Business Combination and Related Transactions;

•	include incremental stock-based compensation expense related to restricted stock units for which the performance condition is deemed to be satisfied upon Closing;

•	include incremental expense related to the fair value of contingently issuable shares related to warrants issued to principal stockholders;

•	remove net gain from investments held in trust account;

•	remove remeasurement gains on Prior WeWork’s Convertible Preferred Stock warrant liability; and
The unaudited pro forma net basic and diluted net loss per share attributable to Class A Common Stockholders for the six months ended June 30, 2021 and Class A and Class B Common Stockholders for the year ended December 31, 2020 has been prepared to give effect to adjustments to the denominator in the pro forma basic and diluted net income per share calculation to give effect to:

•
the conversion of 9,075,000 shares of BowX Class B Common Stock into 9,075,000 shares of WeWork Class A Common Stock in connection with the transaction in accordance with the terms of the Merger Agreement;

•
the issuance of 33,293,214 shares of WeWork Class A Common Stock related to the BowX Public Stockholders subsequent to BowX Public Stockholders exercising their right to redeem 15,006,786 public shares for their pro rata share of the trust account pursuant to the Subscription Agreements, executed concurrently with the Merger Agreement;

•	the issuance of 80,000,000 shares of New WeWork Class A Common Stock related to the PIPE Investment pursuant to the Subscription Agreements, executed concurrently with the Merger Agreement;

•
the automatic conversion of warrants issued to principal stockholder including contingently issuable shares, into shares of WeWork Class A Common Stock based on the Exchange Ratio, which automatically converts in connection with the Business Combination. The Company used the if-converted
method as though the conversion had occurred as of the beginning of the period or the original date of issuance, if later;

•	the issuance of 15,000,000 shares of WeWork Class A Common Stock related to the Backstop subscription agreement;

•
the conversion of all outstanding convertible preferred stock into WeWork Class A Common Stock based on the Exchange Ratio, which automatically converts in connection with the Business Combination. The Company used the if-converted
method as though the conversion had occurred as of the beginning of the period or the original date of issuance, if later;

•	the automatic conversion of the convertible note that is convertible into shares of WeWork Class A Common Stock based on the Exchange Ratio, which automatically converts in connection with the

Business Combination. The convertible note is convertible into 566,933 shares of Prior WeWork Series C Preferred Stock if converted prior to Closing. The Company used the if-
converted method as though the conversion had occurred as of the beginning of the period or the original date of issuance, if later;

•
the issuance of WeWork Class A Common Stock upon the vesting and settlement of RSUs for which the service-based vesting condition was satisfied as of June 30, 2021 and December 31, 2020 and the qualifying liquidity-based vesting condition will be satisfied in connection with the Closing of the Business Combination (“liquidity-based RSUs”).

The numerators and denominators of the basic and diluted pro forma net loss per share computations for our Common Stock are calculated as follows for the six months ended June 30, 2021:

(Amounts in thousands, except share and per share data)
Numerator:
Pro forma combined net loss attributable to WeWork	$(2,587,592)
Fair value of contingently issuable shares related to warrants issued to principal stockholders	(390,945)

Net loss attributable to New WeWork Class A Common Stockholders	$(2,978,537)

Denominator:
Basic shares:
Pro forma WeWork Inc. weighted-average shares outstanding used for basic net loss per share computation	143,551,434
Pro forma BowX Sponsor & Sponsor Persons shares	9,075,000
Pro forma BowX Public Stockholders shares	33,293,214
Pro forma PIPE Investor Shares	80,000,000
Pro forma adjustment to reflect warrants issued to principal stockholder	44,183,540
Pro forma Backstop Investor	15,000,000
Pro forma adjustment to reflect assumed conversion of Series A, B, C, D-1, D-2, E, F, G, G-1, H-1, Acquisition and Junior preferred stock to WeWork Class A Common Stock	387,874,403
Pro forma adjustment to reflect assumed conversion of convertible notes to Class A Common Stock	569,067
Pro forma adjustment to reflect assumed conversion of vested liquidity-based RSUs	382,840

Number of shares used for pro forma basic net loss per share computation	713,929,498

Diluted shares:
Weighted-average shares—Diluted	713,929,498

Pro forma net loss per share attributable to WeWork Class A Common Stockholders:
Basic	$(4.17)

Diluted	$(4.17)

The numerators and denominators of the basic and diluted pro forma net loss per share computations for our Common Stock are calculated as follows for the year ended December 31, 2020:

(Amounts in thousands, except share and per share data)
Numerator:
Pro forma combined net loss attributable to WeWork	$(4,001,564)
Fair value of contingently issuable shares related to warrants issued to principal stockholders	(390,945)

Net loss attributable to WeWork Class A Common Stockholders	$(4,392,509)

Denominator:
Basic shares:
Pro forma WeWork Inc. weighted-average shares outstanding used for basic net loss per share computation	140,680,131
Pro forma BowX Sponsor & Sponsor Persons shares	9,075,000
Pro forma BowX Public Stockholders shares	33,293,214
Pro forma PIPE Investor Shares	80,000,000
Pro forma Backstop Investor	15,000,000
Pro forma adjustment to reflect warrants issued to principal stockholder	151,503,055
Pro forma adjustment to reflect assumed conversion of Series A, B, C, D-1, D-2, E, F, G, G-1, H-1, Acquisition and Junior preferred stock to WeWork Class A Common Stock	256,250,237
Pro forma adjustment to reflect assumed conversion of convertible notes to Class A Common Stock	648,809
Pro forma adjustment to reflect assumed conversion of vested liquidity-based RSUs	1,081,126

Number of shares used for pro forma basic net loss per share computation	687,531,572

Diluted shares:
Weighted-average shares—Diluted	687,531,572

Pro forma net loss per share attributable to WeWork Class A Common Stockholders:
Basic	$(6.39)

Diluted	$(6.39)

BUSINESS COMBINATION
This subsection describes the material provisions of certain agreements entered into in connection with the Business Combination, but does not purport to describe all of the terms of such agreements. The following summary is qualified in its entirety by reference to the complete text of such agreements, copies of which are included as exhibits to the registration statement of which this prospectus is a part.
Summary of the Business Combination
On the Closing Date, WeWork Inc. (formerly known as BowX Acquisition Corp.) consummated the Business Combination pursuant to that certain Merger Agreement, by and among the Old BowX, Merger Sub and Old WeWork. As contemplated by the Merger Agreement, Merger Sub merged with and into Old WeWork and the separate corporate existence of Merger Sub ceased and Old WeWork was the surviving corporation and a wholly owned subsidiary of Old BowX. As contemplated by a separate agreement and plan of merger entered into by Old BowX, Old WeWork merged with and into Merger Sub II, with Merger Sub II surviving the merger. In connection with the mergers, Old BowX changed its name to WeWork Inc. (“
WeWork
”).
On October 19, 2021, the Company’s stockholders, at a special meeting of the Company, approved and adopted the Merger Agreement, and approved the Business Combination proposal and the other related proposals presented in the Proxy Statement.
As a result of and upon the Closing, among other things, each outstanding share of Old WeWork Capital Stock immediately prior to the Effective Time (other than the Excluded Shares) was cancelled in exchange for the right to receive a number of shares of WeWork Class A Common Stock determined by multiplying the number of shares of Old WeWork Capital Stock held by a holder at the Effective Time by an exchange ratio (which was 0.82619) determined by dividing the total number of shares of WeWork Class A Common Stock issued in the First Merger (655,300,000) by the Aggregate Fully Diluted Old WeWork Capital Stock. The shares of WeWork Class A Common Stock issued in the First Merger have a deemed value of $10.00 per share, which represents a pre-transaction
equity value of Old WeWork of approximately $6.553 billion.
Concurrently with the execution of the Merger Agreement, Old BowX entered into Subscription Agreements with certain existing stockholders of Old WeWork and the Third-Party PIPE Investors, pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed for 80,000,000 shares of WeWork Common Stock for $10.00 per share for an aggregate purchase price equal to $800,000,000. See “
—Related Agreements
” below for a summary of the Subscription Agreements.
On the Closing Date, WeWork entered into certain related agreements including the Stockholder Support Agreements, Sponsor Support Agreement, Amended and Restated Registration Rights Agreement,
Lock-Up
Agreements, Credit Support Letter, Commitment Letter, Stockholders Agreement and certain warrant agreements (each of which is described below).
Related Agreements
WeWork Stockholder Support Agreements
On March 25, 2021, Old BowX entered into the Stockholder Support Agreements, by and among Old BowX, Old WeWork and certain stockholders of Old WeWork (the “
Key Stockholders
”). Pursuant to the Stockholder Support Agreements, the Key Stockholders, among other things, executed and delivered a written consent with respect to the outstanding shares of Old WeWork Capital Stock held by the Key Stockholders adopting the Merger Agreement and related transactions and approving the Business Combination (including consenting to enter into the Merger Agreement effective on March 25, 2021, for purposes of the Related Party Charter Provision), to the extent applicable. Such written consent was required to be delivered promptly, and in any event within forty-eight (48) hours (or, in the case of SBWW, Old WeWork’s largest stockholder, five (5) calendar days) after (x) the prospectus relating to the approval by Old BowX stockholders of the Business Combination was declared effective by the SEC and delivered or otherwise made available to Old BowX and Old WeWork Stockholders, and (y) Old BowX or Old WeWork requested it. The shares of Old WeWork Common Stock and Old WeWork Preferred Stock that were owned by the Key Stockholders and subject to the Stockholder Support Agreements represented a majority of the outstanding voting power of Old WeWork Capital Stock (voting as a single class and on an as converted basis). The execution and delivery of such written consents by all of the stockholders of Old WeWork that entered into Stockholder Support Agreements constituted the Old WeWork Stockholder approval at the time of such delivery, and no additional approval or vote from any holders of any class or series of stock of Old WeWork was necessary to adopt and approve the Merger Agreement and the Business Combination.
Sponsor Support Agreement
On March 25, 2021, Old BowX entered into a Sponsor Support Agreement (the “
Sponsor Support Agreement
”), by and among Sponsor, Old WeWork and Old BowX and the persons set forth on Schedule I attached thereto (the “
Sponsor Persons
”), pursuant to which the Sponsor and the Sponsor Persons agreed to, among other things, (i) cause to be forfeited 3,000,000 shares of Old BowX Class B Common Stock, par value $0.0001 per share, held by the Sponsor and certain other persons and (ii) vote at least 9,454,534 shares of Class B Common Stock in favor of the Merger Agreement and the transactions contemplated thereby, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement.
Amended and Restated Registration Rights Agreement
On October 20, 2021, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, WeWork entered into the Amended and Restated Registration Rights Agreement (the “
Registration Rights Agreemen
t”) with BowX Sponsor, LLC (the “
Sponsor
”), certain stockholders of Old BowX and certain stockholders of Old WeWork. Pursuant to the Registration Rights Agreement, the Company agreed to register for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “
Securities Act
”), certain shares of Class A Common Stock and other equity securities of the Company that are held by the parties thereto from time to time. In certain circumstances, various parties to the Registration Rights Agreement can collectively demand up to nine underwritten offerings and are entitled to piggyback registration rights, in each case subject to certain limitations set forth in the Registration Rights Agreement.
PIPE Subscription Agreements
On March 25, 2021, concurrently with the execution of the Merger Agreement, Old BowX entered into the Subscription Agreements with certain existing stockholders of Old WeWork and certain other third-party investors (collectively, the “
PIPE Investors
”), pursuant to which, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed to the PIPE Investment for 80,000,000 shares of WeWork Class A Common Stock for $10.00 per share for an aggregate purchase price equal to $800,000,000. The PIPE Investment was consummated substantially concurrently with the Closing.
The shares issued to the PIPE Investors in the private placement were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) promulgated under the Securities Act.
Backstop Subscription Agreement
Prior to the Special Meeting, a total of 15,006,786 shares of Old BowX Class A Common Stock were presented for redemption for cash at a price of $10.00 per share in connection with the Special Meeting. The

Backstop Investor committed to subscribe for the number of shares of Old BowX Class A Common Stock equal to the amount of the Redemptions, subject to the Cap. Substantially concurrently with the Closing, the Backstop Investor subscribed for 15,000,000 shares of WeWork Class A Common Stock for $150,000,000. So long as the Backstop Investor continues to hold a specified amount of shares of WeWork Class A Common Stock, then the Backstop Investor has the right to designate a board observer.
Lock-Up
Agreement
In connection with the Business Combination, the members of the Sponsor, certain of Old BowX’s officers and certain of WeWork’s officers and stockholders entered into the
Lock-Up
Agreements pursuant to which they agreed not to (a) sell or otherwise dispose of, or agree to sell or dispose of, directly or indirectly, any shares of WeWork Common Stock held by such persons immediately after the Closing (the “
Lock-Up
Shares
”), (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such
Lock-Up
Shares, or (c) publicly announce any intention to effect any transaction specified in clause (a) or (b) above, for the duration of the applicable
Lock-Up
Period.
Credit Support Letter
On March 25, 2021, WeWork Companies LLC, the SoftBank Obligor, and Old BowX entered into the Credit Support Letter Agreement, pursuant to which the SoftBank Obligor committed to consent to an extension of the termination date of the 2020 LC Facility from February 10, 2023, to no later than February 10, 2024, (the “
LC Facility Termination Extension
”), subject to the terms and conditions set forth therein. Any extension of the termination date of the 2020 LC Facility will require the requisite consent of the lenders thereunder.
Commitment Letter for Secured Notes
Concurrently with the execution of the Merger Agreement, StarBright WW LP, an affiliate of SBG (the “
Note Purchaser
”) executed and delivered to Old BowX and WeWork Companies LLC the Commitment Letter regarding the Amended Senior Secured Notes. Pursuant to the Commitment Letter, WeWork Companies LLC, WW
Co-Obligor
Inc. and the Note Purchaser agreed to amend the terms of the senior secured purchase agreement, to provide for up to $550 million of 7.50% senior secured notes to be issued by WeWork Companies LLC and purchased by the Note Purchaser (the “
Amended Senior Secured Notes
”). On the Closing Date, the Note Purchaser, WeWork Companies LLC and WW
Co-Obligor
Inc. entered into the Amended and Restated Master Senior Secured Notes Purchase Agreement (the “
A&R NPA
”) relating to the Amended Senior Secured Notes. The Amended Senior Secured Notes will mature on February 12, 2023.
Stockholders Agreement
On October 20, 2021, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, WeWork entered into the Stockholders Agreement (the “
Stockholders Agreement
”) with the Sponsor, SB WW Holdings (Cayman) Limited (“
SBWW
”), SVF Endurance (Cayman) Limited (“
SVF
”) and Benchmark Capital Partners VII (AIV), L.P. Pursuant to the Stockholders Agreement, so long as each such holder of Old BowX Class A Common Stock continues to hold a specified amount of WeWork Class A Common Stock, then each such holder has the right to designate for nomination by the Board the number of candidates for election to the Board specified in the Stockholders Agreement. The Stockholders Agreement also provides that (i) so long as certain Insight Partners investors continue to hold a specified amount of WeWork Class A Common Stock, then Insight Partners has the right to designate a director and (ii) so long as certain Starwood Capital investors continue to hold a specified amount of WeWork Class A Common Stock, then Starwood Capital has the right to designate a board observer.
The First Warrants
On October 20, 2021, WeWork issued to (i) SBWW a warrant (the “
SBWW Warrant
”) to purchase a number of shares of WeWork Class A Common Stock (rounded to the nearest whole share) equal to 35,038,960 multiplied by the Exchange Ratio (which product is equal to 28,948,838 shares of WeWork Class A Common Stock), subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent) (which quotient is equal to a price per share equal to $0.01) and (ii) SVF a warrant (the “
SVF
Warrant
” and, together with the SBWW Warrant, the “
First Warrants
”) to purchase a number of shares of WeWork Class A Common Stock (rounded to the nearest whole share) equal to 12,327,444 multiplied by the Exchange Ratio (which product is equal to 10,184,811 shares of WeWork Class A Common Stock), subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent) (which quotient is equal to a price per share equal to $0.01). The First Warrants will expire on the tenth anniversary of the Closing. Although the First Warrants were issued by WeWork, the First Warrants are treated in the same manner as a hypothetical outstanding warrant to purchase 47,366,404 shares of Old WeWork Class A Common Stock at an exercise price of $0.01 per share.
The First Warrants issued to SBWW and SVF were an inducement to obtain SBWW’s and SVF’s, and their respective affiliates’, support in effectuating the automatic conversion of Old WeWork preferred stock on a one-to-one
basis to Old WeWork Common Stock.
The SBWW Warrant enables SBWW to purchase 28,948,838 shares of WeWork Class A Common Stock. Assuming a price of $10 per share, the SBWW Warrant has an estimated fair value of approximately $289.5 million. The SVF Warrant enables SVF to purchase 10,184,811 shares of WeWork Class A Common Stock. Assuming a price of $10 per share, the SBWW Warrant has an estimated fair value of approximately $101.8 million.
The LC Warrant
Concurrently with and contingent upon the LC Facility Termination Extension, WeWork will issue to the SoftBank Obligor or its designees the LC Warrant to purchase a number of shares of common stock (rounded to the nearest whole share) equal to 14,431,991 multiplied by the Exchange Ratio (which product is equal to 11,923,567 shares of WeWork Class A Common Stock), subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent) (which quotient is equal to a price per share equal to $0.01). The LC Warrant would expire on the tenth anniversary of the date of issuance.
The LC Warrant was issued to SoftBank Obligor as consideration for the Softbank Obligor agreeing to continue to act as co-obligor
under Old WeWork’s existing LC Debt Facility for the extension period of one year. At the Exchange Ratio, the LC Warrant will enable Softbank Obligor to purchase 11,923,567 shares of WeWork Class A Common Stock. Assuming a price of $10 per share, the LC Warrant will have an estimated fair value of approximately $119.2 million. The Company will record the estimated fair value of the LC Warrant as a deferred asset (guarantee premium), which will be amortized to interest expense over the amended term of the letter of credit facility, in a comparable fashion to a commitment or access fee paid to obtain a revolving credit arrangement.

BUSINESS
Unless otherwise noted or the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to WeWork Inc. and its consolidated subsidiaries following the Business Combination, other than certain historical information which refers to the business of WeWork and its subsidiaries prior to the consummation of the Business Combination. Unless otherwise specified, (i) the financial information set forth below, including revenue and expenses, reflect entities consolidated in the Company’s results of operations, excluding results of operations of ChinaCo prior to the ChinaCo Deconsolidation, and management fees earned from ChinaCo, subsequent to the ChinaCo Deconsolidation, and IndiaCo, and (ii) key performance indicators and other operating metrics, such as utilization, square footage and number of members, reflect Consolidated Locations and Unconsolidated Locations. For more detail, please see “WeWork’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Key Performance Indicators.”
Who we are
WeWork is the leading global flexible workspace provider, serving a membership base of businesses large and small through our network of 763 locations as of June 30, 2021. With that global footprint, we have worked to establish ourselves as the preeminent brand within the flexible workspace category, by combining prime locations and unique design with member-first hospitality and exceptional community experiences. Since new management was instituted in 2020, WeWork has refocused its business on the space-as-a-service
model by eliminating
non-core
ventures and streamlining our operating model. With a more efficient operating model and cost-conscious mindset, moving forward we plan to pursue profitability and focus on the digitization of real estate in order to enhance our product offerings, and expand and diversify the membership base, while continuously meeting the growing demand for flexibility.
Our mission is to empower tomorrow’s world at work.
History
In the wake of the 2008 global financial crisis, WeWork opened its first location in lower Manhattan in 2010 to provide entrepreneurs and small businesses with flexible, affordable and community-centered office space. The initial vision was to create environments where people and companies could come together to do what they love. WeWork’s value proposition proved to be highly attractive to a range of members, which soon evolved to encompass a growing set of medium- and large-scale businesses, including our Enterprise Members.
Since its inception, WeWork embarked on a high growth path towards global expansion. Within four years, the Company grew to 23 locations across eight cities and opened its first international locations in the United Kingdom and Israel. In 2019, WeWork filed a registration statement in connection with an initial public offering transaction that was later withdrawn. Following the withdrawal of the initial public offering, SBG provided WeWork with additional access to capital to support WeWork’s day-to-day
operations, among other things. Subsequently, our board of directors directed a change in leadership and Marcelo Claure was appointed Executive Chairman in October 2019.
Under Mr. Claure’s stewardship, we rebuilt our leadership team beginning with the appointment of Sandeep Mathrani as CEO in February 2020. With a new leadership team comprised of seasoned professionals in the public and private sectors, WeWork began to execute a strategic plan to transform its business. This plan included robust expense management efforts, the exit of non-core
businesses and material real estate portfolio optimization. Since 2019, we improved our cost structure, yielding significant results:

•
Approximately $1.5 billion decrease in adjusted selling, general and administrative expenses, including divestitures of non-core
assets, on an annualized basis, as of the second quarter of 2021 as compared to the fourth quarter of 2019;

•
Nearly $440 million decrease in adjusted location operating expenses, annualized on a per square foot basis, as of the second quarter of 2021 as compared to the fourth quarter of 2019—adjusted location operating expenses increased $59 million for the second quarter of 2021 compared to the fourth quarter of 2019 as a result of our net increase of approximately 24 million quarterly cumulative square feet under management during this period, offset by meaningful headcount reductions and other operating efficiencies implemented into the business over the past 12+ months:

	Three Months Ended

(Amounts in thousands, except square foot amounts)	June 30, 2021	December 31, 2019	$
Location operating expenses	$780,489	$823,958	$(43,469)
Stock-based compensation expense	(734)	(12,282)	11,548
ChinaCo location operating expenses	—	(90,876)	90,876

Adjusted location operating expenses	$779,755	$720,800	$58,955

Quarterly cumulative square feet, in millions(1)	127.9	103.7	24.2

1)	Quarterly cumulative square feet is calculated by the summation of the monthly square feet under management during the quarter as of the first day of the month.

•
Approximately $6.9 billion reduction in aggregate future lease payments from the amendment and/or exit of over approximately 500 leases, including ChinaCo prior to the ChinaCo Deconsolidation, as of December 31, 2019 as compared to June 30, 2021; and

•
Nearly $1 Billion improvement to Free Cash Flow (defined below) since 2019 based on annualized Q2 2021 Free Cash Flow compared to Free Cash Flow for the year ended December 31, 2019 (excluding approximately negative $400 million in Free Cash Flow attributable to ChinaCo, which has since been deconsolidated). See “
WeWork’s Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non GAAP Financial Matters—Free Cash Flow
” for a reconciliation to GAAP.

Our improved business model has also demonstrated resilience in an unprecedented downturn resulting from the
COVID-19
pandemic. Although Physical Occupancy declined from 67% in Q1 2020 to 46% in Q4 2020, revenue in 2020 was flat compared to 2019 at $3.2 billion. Our strong liquidity position coupled with our aggressive transformation efforts at the beginning of 2020 enabled us to navigate the
COVID-19
pandemic while still executing on our goals and innovating our product. As of June 30, 2021, the real estate portfolio included 763 locations across 38 countries, supporting approximately 517,000 memberships.
Our product offerings
With a significantly improved cost structure and enhanced suite of flexible offerings, we believe that we are well-positioned to serve a shift towards greater workspace flexibility and capitalize on an anticipated post-pandemic rebound. Moving forward, our business strategy will center around three key areas:

1)	our core space-as-a-service business;

2)	the digitization of our real estate through our WeWork On Demand, WeWork All Access, and marketplace products; and

3)	the pursuit of asset-light growth and additional revenue streams through the development of technology and services for use by landlords, operators and other partners.
Core
space-as-a-service
offering
WeWork’s core business offering provides flexibility across space, time and cost. Whether users are looking for a workstation, a private office or a fully customized floor, our members have the flexibility to choose the amount of space they need and scale with WeWork as their business grows. Members also have the option to choose the type of membership that works for them, with a range of flexible offerings that provide access to space on a monthly subscription basis or through a multi-year membership agreement. In addition, a WeWork membership can provide members with portability of cost, granting other flexibility to move part or all of an existing commitment to a new market.
Memberships include access to space, in addition to access to certain amenities and services, such as private phone booths, internet, high-speed business printers and copiers, mail and package handling, front desk services, off-peak
building access, unique common areas and daily enhanced cleaning.
Beyond the amenities offered, WeWork’s community team is what sets us apart from other space providers in the industry. With a member-first mindset, our community teams provide an exceptional level of hospitality by not only overseeing onsite operations and supporting day-to-day
needs, but by also focusing on cultivating meaningful relationships with and between our members to deliver a premium experience.
Our core business offering has proven to be a compelling way for a broad range of businesses to manage their real estate footprint. Throughout our history, we have aimed to diversify our membership base with a focus on growing commitments from Enterprise Members, who typically enter into longer term agreements and often take space with WeWork across multiple countries using a master membership agreement.

	2015		June 30, 2021
Membership		g
Physical Memberships (1)	35k+	g	495k+
Enterprise Mix (2)	10%+	g	51%
Commitment Length (3)		g
Month-to-Month	100%	g	~10%
2 to 11 Months	0%	g	~20%
12+ Months	0%	g	~70%
Total Weighted Full Commitment Length	~1 month	g	~22 months

Note: Reflects ending figures as of December 31, 2015 and June 30, 2021.

(1)	Physical memberships are defined as the number of people able to access WeWork’s locations and does not include WeWork All Access memberships or WeMemberships (as defined below).
(2)
“
Enterprise Memberships
” are defined as organizations who have +500 full time employees globally. Enterprise Membership percentage represents physical and All Access Enterprise Memberships divided by total physical and All Access memberships. WeMemberships are excluded.

(3)
Commitment length represents base contract terms, excluding the impact of any extension termination options. The commitment lengths disclosed may include periods for which members have an option to terminate their commitments with a less than 10% penalty. The total weighted full commitment length including the impact of any termination options is approximately 15 months. Commitment length metrics exclude ChinaCo.

Digitization of real estate
Operating our real estate portfolio of 763 locations has allowed WeWork to take steps to make our network of locations digitally accessible to a global consumer base.
WeWork On Demand
: WeWork’s strategy to digitize its real estate began with the launch of the WeWork On Demand product in 2020, providing users pay-as-you-go
access to book individual workspace or conference rooms at nearby WeWork locations. Since the successful pilot program launch in New York City in 2020, WeWork has expanded its WeWork On Demand offering nationwide, capitalizing on a growing demand for flexible workspace. The Company is currently in the process of making the WeWork On Demand product accessible globally.

WeWork All Access
: The WeWork All Access product, launched in late 2020, is a monthly subscription-based model that provides members with access to participating WeWork locations. Through WeWork All Access, members can book workspaces, conference rooms and private offices right from their phones – enabling users to choose when, where and how they work. Over time, assuming opt-in
by our licensee partners, our goal is to expand this product by providing members with access to additional locations throughout the world.
In addition to being available for purchase by individuals and enterprise companies alike, WeWork All Access has also been promoted through a number of successful affinity partnerships with global businesses such as American Express Business and Uber. Additionally, various universities have turned to the WeWork All Access product for use by their undergraduate and graduate student bodies. We believe that the WeWork All Access offering can drive Adjusted EBITDA growth for WeWork by driving demand from a customer base that requires greater optionality and flexibility to the Company’s existing network of spaces.
Marketplace
: WeWork’s extensive member network has created a customer base in need of ancillary business services. Our marketplace offering includes a range of value-add
services designed to support businesses beyond their workspace needs. Currently, WeWork offers business and technical service solutions, including professional employer organization (PEO) and payroll services, remote workforce solutions, human resources benefits, dedicated bandwidth, and IT equipment co-location.
The marketplace offering is focused on solutions that are catered to the needs of our diverse member network, delivering additional revenue and margin to WeWork and increasing member retention.
Platform business opportunity
We believe that the
COVID-19
pandemic has accelerated the trends that were previously driving the growth of flexible workspace and that the value proposition of a WeWork membership is more relevant than ever before. As many businesses are now preparing for a return to the office after working from home, many are looking for hybrid options that provide the flexibility to streamline their real estate footprints while also maintaining employee productivity and collaboration.
As a result, in order to service the market demand for flexible space, we believe a broader group of traditional real estate owners and operators will incorporate the flexible model that WeWork developed into their own portfolios. Having spent more than ten years building a global physical network and developing the systems necessary to operate our flexible products, we believe WeWork will be well-positioned to offer landlords and operators a platform that can power flexible spaces and provide direct access to an established customer base.
Similar to our locations operating in China, Japan and India, we expect that third-party operators that utilize our technology and services will pay WeWork a recurring license fee, enabling WeWork to scale via a capital-light business offering. We believe that this platform offering will provide a new line of revenue for our business and will also serve as a vehicle through which WeWork can pursue our asset-light growth moving forward.
Market Overview (TAM)
In a multi trillion-dollar commercial real estate market transformed by the
COVID-19
pandemic, we believe WeWork’s global brand and network of locations position the Company as the leading flexible space provider.
On a square footage basis, we are one of the largest flexible space providers in the world, operating approximately 52 million rentable square feet globally as of December 31, 2020. Our total square footage in the United States and Canada region was 19.5 million rentable square feet as of June 30, 2021, implying a market share of approximately 23% at the time based on 2020 CBRE estimates of flex space penetration and total U.S. and Canada office space. In a 2019 report, CBRE research expected the flexible workspace penetration rate to grow to between 13.3% and 22.2% of total U.S. office space by 2030 as shown below. In a 2020 report published in 2020, JLL research predicted that flexible space demand will continue to increase as a result of
COVID-19
and

that 30% of all office space will be consumed flexibly by 2030. In a 2020 report, JLL research predicted that 30% of all office space will be consumed flexibly by 2030. We believe the
COVID-19
pandemic has accelerated the shift to flexible workspace, and will increase total flexible workspace penetration beyond these levels.
In many markets, we witnessed accelerated leasing activity in recent months. Although WeWork represented approximately 1% of the total commercial office stock in New York City, WeWork’s leasing activity in the second quarter of 2021 represented 23% of all commercial office leasing activity over the same period. WeWork leasing activity represented similar proportions of overall market leasing activity in other major markets, such as London, Paris, San Francisco, and Los Angeles. We believe this further demonstrates the shift to flexible office space.
U.S. Flexible Workspace Penetration of Office Space
As a percentage of all 3.5B office supply Rentable Square Footage
(“
RSF
”) in the U.S.

Note: Illustrative TAM analysis based on
pre-COVID
flexible workspace projections for U.S. only. Implied U.S. office square footage of 3.5B based on CBRE estimate of 2019 U.S. flexible workspace square footage of 71 million and estimated 2% 2020E flexible workspace penetration as a percentage of total office space.

1)	CBRE “ Let’s Talk About Flex ” (2019); growth is in terms of U.S. RSF from 2019 (actual) to 2030 (expected)
2)	ILL “ The impact of COVID-19 on flexible space ” (2020)
We believe that our leadership position in flexible workspace, coupled with a shift in the way people now work, provides a unique and valuable opportunity to serve a growing asset class. Individuals and organizations are streamlining their real estate footprints in an effort to optimize cost structure and de-risk
portfolios from long term leases and fixed costs. At the same time, companies are prioritizing the need to maintain productivity, connection and innovation of their workforce while also balancing the health and safety of their employees. As a result, WeWork’s global brand, exceptional real estate portfolio and spectrum of flexible solutions position the Company to meet the needs of employers and employees.
With regard to regions outside of the U.S., we believe that there is significant potential upside. We expect to grow market share globally over time and to continue to offer an expanding real estate portfolio of products and services to meet our members’ needs, driving higher margin revenue growth and further increasing our total addressable market.

Our Strengths
Results-driven leadership team

•
Under the guidance of Mr. Claure and Mr. Mathrani, WeWork’s management team has been revamped. The leadership team has decades of public market experience and, within the first twelve months at the Company, has delivered results focused on cost efficiency and managing the business through the pandemic.

•	An improved cost structure, combined with strong demand from WeWork members globally presents a defined path to positive Adjusted EBITDA.

•	Leadership has reset the Company’s core values.
Established global brand and operating platform

•	We have an extensive global footprint of flexible workspace, with a real estate portfolio of 763 locations in 38 countries, supporting approximately 517,000 memberships as of June 30, 2021.

•	We have a competitive moat with over $15 billion of capital invested for the creation of our global network of locations.

•	57% of 2021 Fortune 100 companies were WeWork members as of the beginning of June 2021.

•
We have established partnerships with, among others, Hudson’s Bay Company, RXR Realty, Columbia Property Trust, Allianz, and Lionstone in major markets and have a global network of over 600 landlord relationships.

•	We plan to leverage the expertise in middleware of Vivek Ranadivé as a director nominee of WeWork to help further develop our platform business opportunity.
Compelling value proposition for members

•	Our extensive global footprint maximizes member flexibility in terms of space, time and location needs.

•	Members have fast access to high quality, pre-built office space and the ability to scale over time without the commitment of a long-term lease.

•
The total weighted full commitment length of our memberships has increased from approximately one month in 2015 to ~22 months as of June 30, 2021, laying a foundation for what we believe will be predictable and prudent growth.

Proven business model through downturn

•	Despite the COVID-19 pandemic, we maintained consistent revenue levels of $3.2 billion in fiscal year 2019 and fiscal year 2020.

•	WeWork has reorganized our selling, general and administrative costs, as well as our operations costs, to match the needs of our current real estate portfolio.

•	Our membership base is diverse and stable: 51% of our consolidated total memberships were with Enterprise Members as of June 30, 2021.

•
We have improved the strength and composition of our real estate portfolio through strategic asset amendments and exits in 2020 and through the second quarter of 2021 and will continue to do so moving forward.

Strong liquidity position

•	As of June 30, 2021, we had access to $1.6 billion of liquidity in the form of cash and commitments from our lenders.

•
Upon the consummation of the Business Combination and Related Transactions, we received approximately $1.3 billion in proceeds, including the fully committed $800 million PIPE Investment, and had access to a $550 million senior secured note facility from the Note Purchaser. See “
Business Combination––Related Agreements—Commitment Letter for Secured Notes
” for more detail.

•	The transaction implies a pro forma initial enterprise value of approximately $9 billion for WeWork.

•	We anticipate that as a public company we will have access to diverse sources of equity and debt capital.
Global Operating Structure
To streamline operations and facilitate asset-light expansion outside of the United States, we sometimes enter into regional joint ventures, strategic partnerships and other similar arrangements. Currently, our operations in India, China, Japan, and Israel operate pursuant to such arrangements. See the section entitled “
WeWork’s Management’s Discussion and Analysis of Financial Condition and Results of Operations
.” Going forward we expect to strategically evaluate the use of these alternative ownership arrangements on a jurisdiction-by-jurisdiction
basis for all of our current and future locations.
Sales and Marketing
We sell our memberships and services to companies using a variety of sales and marketing efforts. We have sales representatives organized by market who engage directly with companies. We also have dedicated sales teams that target and service larger enterprise accounts across their global footprint.
Through the expansion of our WeWork On Demand and WeWork All Access products, we have invested in direct-to-consumer
marketing capabilities, which we expect to expand over time to include capabilities in digital and social media retargeting.
Properties
We generally lease the real estate for our locations. As of June 30, 2021, we had 763 locations across 38 countries, 272 of which are located in the United States, including our corporate headquarters at 575 Lexington Avenue, New York, NY, 10022. See Note 18 of the notes to WeWork’s unaudited interim condensed consolidated financial statements included elsewhere in this prospectus for details regarding revenue concentration.
Intellectual Property
The recognition of the WeWork brand is an important component to our success. The Company has obtained a strategic set of intellectual property registrations and applications, including for the WeWork brand, throughout the world.
We police our trademark portfolio globally, including by monitoring trademark registries around the world and investigating digital, online and common law uses in order to learn as soon as possible whether the relevant parties engage in or plan to engage in conduct that would violate our valuable trademark rights. We monitor registries through the use of robust international subscription watch services, supplemented by periodic manual review. We typically discover or are informed of infringing uses of our trademarks through our internal policing system or by our employees.

We investigate and evaluate each instance of infringement to determine the appropriate course of action, including cease and desist letters, administrative proceedings, cybersquatting actions or infringement actions, if any. Wherever possible, we seek to resolve these matters amicably and without litigation.
In an effort to ensure that registries in countries where we operate or intend to operate remain clear of infringing trademark registrations, we frequently file opposition actions, cancellation actions and other administrative proceedings around the world.
Government Regulation
We are subject to a wide variety of laws, rules, regulations and standards in the United States and foreign jurisdictions. Like other market participants that operate in numerous jurisdictions and across various service lines, we must comply with a number of regulatory regimes. U.S. federal, state and local and foreign laws, rules, regulations and standards include employment laws, health and safety regulations, taxation regimes and laws and regulations that govern or restrict our business and activities in certain regions and with certain persons, including economic sanctions regulations, anti-bribery laws and anti-money laundering laws. Some of our offerings also require registrations, permits, licenses and/or approvals from governmental agencies and regulatory authorities, some or all of which may be costly or time consuming to obtain. A failure to obtain any such registrations, permits, licenses and/or approvals could subject us to penalties for noncompliance.
In addition, as a developer and operator of real estate, we are subject to local land-use
requirements, including regulations that govern zoning, use, building and occupancy, regulations and standards that address indoor environmental requirements, laws that require places of public accommodation and commercial facilities to meet certain requirements related to access and use by disabled persons, and various environmental laws and regulations which may require a current or previous owner or operator of real estate to investigate and remediate the effects of hazardous or toxic substances or petroleum product releases on, under, in or from such property.
Furthermore, because we receive, store and use a substantial amount of personally identifiable information received from or generated by our members, we are also subject to laws and regulations governing data privacy, use of personal data and cybersecurity.
Competition
The office space industry, including traditional offices, global real estate providers, regional flexible workspace options and home office spaces, is highly fragmented and is served by large, national or international companies as well as by regional and local companies of varying sizes and resources. As the industry has evolved over the past decade, a growing number of local, national and international competitors have entered the space, including flex office space operators and large office real estate owners that have developed unique flex office offerings within their own portfolios. We believe our differentiated expertise and global footprint offer a significant competitive advantage relative to alternative space providers that will uniquely position WeWork as a global partner of choice.
Human Capital
People power our business and are at the center of all that we do. We have extraordinarily talented and dedicated employees all across the world who are dedicated to serving members and advancing on our mission.
Our core values were instituted by our CEO and the new management team in 2020. Since then, these values have redefined how WeWork operates and serve as the “north star” to our employees. Our values are “Do the right thing”; “Strive to be better, together”; “Be entrepreneurial”; “Give gratitude” and “Be human, be kind.” We believe these values guide our employees to do great work and together build a culture of dialogue and inclusion.

As of June 30, 2021, we had approximately 4,400 employees, of which approximately 2,200 were located in the United States. A small portion of our employees outside of the United States are represented by a labor union or workers’ council and covered by collective bargaining agreements.
At WeWork, we provide a competitive compensation package, with our base salary compensation designed to align with the market. Our employees are eligible for other performance-based incentives specific to their role. We also provide a broad suite of well-being programs for employees and their families, including company-subsidized medical benefits, retirement/financial planning, work/life resources, paid leaves and mental health support, in addition to a range of personal and professional development opportunities, such as in-role
training, live virtual sessions and self-paced eLearnings.
We aim to create a workforce that promotes inclusion and fosters diversity. Our inclusion and diversity strategy focuses on proactively creating forums and resources to foster a culture of conversation, delivering training programs to increase understanding and change behaviors, and taking deliberate actions that strengthen our diversity pipeline. We support these initiatives through our inclusion and diversity governance structure, which includes a Global Diversity Leadership Council comprised of executives and senior leaders, as well as an Office of Inclusion that sets our global inclusion & diversity strategy and supports our voluntary employee-led
employee community groups.
Legal Proceedings
The Company has in the past been, is currently and may in the future become involved in individual actions, putative class actions, collective and representative actions, regulatory inquiries and various other legal proceedings arising in the normal course of its business, including with members, employees, commercial partners, securityholders, third-party license holders, competitors, government agencies and regulatory agencies, among others. Often these cases raise complex factual and legal issues, which are subject to risks and uncertainties and which could require significant costs, damages, management time and corporate resources to defend, could result in significant media coverage and negative publicity, and could be harmful to our reputation and our brand. Although the outcome of these and other claims cannot be predicted with certainty, we are not currently a party to any legal proceeding that we expect to have a material adverse effect on our business, results of operations, financial condition or cash flows. See the section entitled “
Legal Matters
” in Note 24 of the notes to WeWork’s consolidated financial statements included elsewhere in this prospectus for more details.

WEWORK’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Unless the context requires otherwise, references to “WeWork,” “we,” “us,” “our” and “the Company” in this section are to the business and operations of WeWork Inc. and its consolidated subsidiaries following the Business Combination. In connection with the Business Combination, WeWork was determined to be the accounting acquirer. The following discussion and analysis should be read in conjunction with WeWork’s audited annual and unaudited interim condensed consolidated financial statements and related notes thereto included elsewhere in this prospectus. In addition to historical information, this discussion contains forward-looking statements that involve risks, uncertainties, and assumptions that could cause WeWork’s actual results to differ materially from management’s expectations. Factors which could cause such differences are discussed herein.
Overview
WeWork is the leading global flexible workspace provider, serving a membership base of businesses large and small through our network of 763 and 851 locations around the world as of June 1, 2021 and December 1, 2020, respectively. With that global footprint, we have worked to establish ourselves as the preeminent brand within the space-as-a-service
category by combining
best-in-class
locations and design with member-first hospitality and exceptional community experiences. Since new management was instituted in 2020, WeWork immediately began to execute a strategic plan to transform our business. That operational restructuring plan included robust expense management efforts, the exit of non-core
businesses and material real estate portfolio optimization. With a more efficient operating model and cost conscious mindset, moving forward WeWork will pursue profitable growth and focus on the digitization of our real estate in order to enhance our product offerings, and expand and diversify our membership base, while continuously meeting the growing demand for flexibility.
In the wake of the 2008 global financial crisis, WeWork opened our first location in lower Manhattan in 2010 to provide entrepreneurs and small businesses with flexible, affordable and community-centered office space. The initial vision was to create environments where people and companies could come together to “do what they love.” WeWork’s value proposition proved to be highly attractive to a range of users, which soon evolved to encompass a growing set of medium- and large-scale businesses, including our Enterprise Members.
For nearly a decade, WeWork embarked on a high-growth path towards global expansion. Within four years, the Company grew to 23 locations across eight cities and opened its first international locations in the United Kingdom and Israel. In 2019, WeWork filed a registration statement in connection with an initial public offering transaction that was later withdrawn. Following the withdrawal of the public offering, SBG provided WeWork with additional access to capital to support our day-to-day
operations and other capital needs. Subsequently, the Board directed a change in leadership and Marcelo Claure was appointed Executive Chairman in October 2019.
Under Mr. Claure’s stewardship, we rebuilt our leadership team beginning with the appointment of Sandeep Mathrani as CEO in February 2020. With a new leadership team comprised of seasoned professionals in the public and private sectors, WeWork immediately began to execute a strategic plan to transform our business. That plan included robust expense management efforts, the exit of non-core
businesses and material real estate portfolio optimization.
WeWork’s core business offering provides flexibility across space, time and cost. Whether users are looking for a dedicated desk, a private office or a fully customized floor, our members have the flexibility to choose the amount of space they need and scale with us as their business grows. Members also have the optionality to choose the type of membership that works for them, with a range of flexible offerings that provide access to space on a monthly subscription basis, through a multi-year membership agreement or on a pay-as-you-go
basis. Additionally, a WeWork membership provides members with portability of cost, granting them the flexibility to move part or all of an existing commitment to a new market, region or country.

Membership agreements provide our members with access to space along with certain baseline amenities and services, such as private phone booths, internet, high-speed business printers and copiers, mail and packaging handling, front desk services, 24/7 building access, unique common areas and daily cleaning for no additional cost.
Beyond the amenities offered, WeWork’s community team is what sets the company apart from other space providers in the industry. With a member-first mindset, our community teams provide an exceptional level of hospitality by not only overseeing onsite operations and supporting day-to-day
needs, but also focusing on cultivating meaningful relationships with and between our members to deliver a premium experience.
By providing all of the overhead services required to find and operate office space, WeWork significantly reduces the complexity and cost of leasing real estate to a simplified membership model.
Key Performance Indicators
To evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions, we rely on our GAAP financial results, non-GAAP
measures and the following key performance indicators.
For certain key performance indicators the amounts we present are based on whether the indicator relates to a location for which the revenues and expenses of the location are consolidated within our results of operations (“
Consolidated Locations
”) or whether the indicator relates to a location for which the revenues and expenses are not consolidated within our results of operations, but for which we are entitled to a management fee for our advisory services (“
Unconsolidated Locations
”). Beginning with the fourth quarter of 2020, subsequent to the ChinaCo Deconsolidation on October 2, 2020, ChinaCo is no longer a Consolidated Location and is classified as an Unconsolidated Location. On June 1, 2021, we closed a franchise agreement with Ampa and transferred the building operations and obligations of our Israel locations to Ampa. Beginning with June 1, 2021, our Israel locations are no longer Consolidated Locations and are classified as Unconsolidated Locations. For amounts relating to periods prior to October 2, 2020, and June 1, 2021, ChinaCo and Israel locations, respectively, remain reflected as Consolidated Locations and as a result, periods may not be comparable. There is no impact to the combined Consolidated Locations and Unconsolidated Locations (“
Total Locations
”) indicators as a result of the ChinaCo Deconsolidation or Israel franchise agreement. As of June 30, 2021, IndiaCo, ChinaCo and Israel locations are our only Unconsolidated Locations.
Unless otherwise noted, we present our key performance indicators as an aggregation of Consolidated Locations and Unconsolidated Locations. As presented in this prospectus, certain amounts, percentages and other figures have been subject to rounding adjustments. Accordingly, figures shown as totals, dollars or percentage amounts of changes may not represent the arithmetic summation or calculation of the figures that precede them. Any totals of key performance indicators presented as of a period end reflect the count as of the first day of the last month in the period.
First-of-the-month
counts are used because the economics of those counts generally impact the results for that monthly period, and most move-ins
and openings occur on the
first-of-the-month.
Workstation Capacity
Workstation capacity represents the estimated number of workstations available at total open locations. As of June 1, 2021, we had total workstation capacity of 937,000, down 6% from 994,000 as of June 1, 2020, with the decrease as a direct result of the Company’s continued operational restructuring efforts to exit leases throughout 2020 and the six months ended June 30, 2021.
Workstation capacity is a key indicator of our scale and our capacity to sell memberships across our network of locations. Our future sales and marketing expenses and capital expenditures will be a function of our efforts to increase workstation capacity. The cost at which we build out our workstations affects our capital expenditures, and the cost at which we acquire memberships and fill our workstations affects our sales and marketing expenses.

Workstation capacity is presented in this prospectus rounded to the nearest thousand. Workstation capacity is based on management’s best estimates of capacity at a location based on our inventory management system and sales layouts and is not meant to represent the actual count of workstations at our locations.
Memberships
Memberships are the cumulative number of WeWork memberships, WeWork All Access memberships, and WeMemberships (certain predecessor products as defined below). WeWork memberships provide access to a workstation and represent the number of memberships from our various product offerings, including our standard dedicated desks, private offices and customized floors. WeWork All Access memberships are monthly memberships providing an individual with access to participating WeWork locations. “
WeMemberships
” are legacy products that provide member user login access to the WeWork member network online or through the mobile application as well as access to service offerings and the right to reserve space on an à la carte basis, among other benefits. Each WeWork membership, WeWork All Access membership, and WeMembership is considered to be one membership.
The number of memberships is a key indicator of the adoption of our global membership network, the scale and reach of our network and our ability to fill our locations with members. Memberships also represent monetization opportunities from our current and future service offerings. As of June 1, 2021, we had 517,000 total memberships, which is a decline of 16% from the 613,000 memberships as of June 1, 2020. The decline in memberships was primarily driven by churn during 2020 associated with the impacts of
COVID-19.
See the section entitled
“Key Factors Affecting the Comparability of Our
Results—COVID-19
and Impact on Our Business”
below for further details on the impact of
COVID-19
on our business and our efforts to mitigate its effects. As of June 1, 2021, approximately 99% of our total memberships were WeWork memberships and WeWork All Access memberships, which contributed to over 99% of our total membership and service revenue for the six months ended June 30, 2021.
Memberships are presented in this prospectus rounded to the nearest thousand. Memberships can differ from the number of individuals using workspace at our locations for a number of reasons, including members utilizing workspace for fewer individuals than the space was designed to accommodate.
Occupancy Rate
Occupancy rates are calculated by dividing WeWork memberships and WeWork All Access memberships by workstation capacity in a location. Occupancy rates are a way of measuring how full our workspaces are. As of June 1, 2021, our occupancy rate was 55%, compared to 58% as of June 1, 2020. The decrease in occupancy rate was driven by a 16% decrease in demand measured through the decline in WeWork memberships and WeWork All Access memberships primarily driven by the impacts of
COVID-19,
as compared to the 6% decrease in workstation capacity due to our continued operational restructuring efforts.
Enterprise Membership Percentage
Enterprise Memberships represent memberships attributable to Enterprise Members, which we define as organizations with 500 or more full-time employees. Enterprise Membership percentage represents the percentage of our memberships attributable to these organizations. There is no minimum number of workstations that an organization needs to reserve in order to be considered an Enterprise Member. For example, an organization with 700 full-time employees that pays for 50 of its employees to occupy workstations at our locations would be considered one Enterprise Member with 50 memberships. As of June 1, 2021, 51% of our consolidated memberships were attributable to Enterprise Members, up from 48% as of June 1, 2020. For the three months ended June 30, 2021, Enterprise Memberships accounted for 52% of membership and service revenue compared to 46% for the three months ended June 30, 2020. For the six months ended June 30, 2021, Enterprise Memberships accounted for 50% of membership and service revenue compared to 44% for the six months ended June 30, 2020.

Enterprise Members are strategically important for our business as they typically sign membership agreements with longer-term commitments and for multiple solutions, which enhances our revenue visibility.
Non-GAAP
Financial Measures
To evaluate the performance of our business, we rely on both our results of operations recorded in accordance with GAAP and certain non-GAAP
financial measures, including Adjusted EBITDA and Free Cash Flow. These measures, as defined below, are not defined or calculated under principles, standards or rules that comprise GAAP. Accordingly, the non-GAAP
financial measures we use and refer to should not be viewed as a substitute for net loss or any other performance measure derived in accordance with GAAP or as a substitute for cash flows from operating activities as a measure of liquidity, and we encourage you not to rely on any single financial measure to evaluate our business, financial condition or results of operations. Our definitions of Adjusted EBITDA and Free Cash Flow described below are specific to our business and you should not assume that they are comparable to similarly titled financial measures of other companies.
Adjusted EBITDA
We supplement our GAAP results by evaluating Adjusted EBITDA, a non-GAAP
measure. We define “
Adjusted EBITDA
” as net loss before income tax (benefit) provision, interest and other (income) expense, depreciation and amortization expense, stock-based compensation expense, expense related to stock-based payments for services rendered by consultants, income or expense relating to the changes in fair value of assets and liabilities remeasured to fair value on a recurring basis, expense related to costs associated with mergers, acquisitions, divestitures and capital raising activities, legal, tax and regulatory reserves or settlements, significant legal costs incurred by the Company in connection with regulatory investigations and litigation regarding the Company’s 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, as defined in Note 1 of the notes to WeWork’s audited annual and unaudited interim condensed consolidated financial statements included elsewhere in this prospectus, net of any insurance or other recoveries, significant non-ordinary
course asset impairment charges and, to the extent applicable, any impact of discontinued operations, restructuring charges, and other gains and losses on operating assets.

A reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA is set forth below:

(Amounts in thousands)	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Net loss	$(2,984,705)	$(1,666,077)	$(3,833,857)	$(3,774,887)	$(1,927,419)
Income tax (benefit) provision (a)	7,282	16,115	19,506	45,637	(850)
Interest and other (income) expenses, net (a)	621,630	(389,574)	(532,412)	(190,248)	237,270
Depreciation and amortization (a)	364,341	390,156	779,368	589,914	313,514
Restructuring and other related costs (a)	466,045	136,216	206,703	329,221	—
Impairment/(gain on sale) of goodwill, intangibles and other assets (a)	541,585	555,959	1,355,921	335,006	—
Stock-based compensation expense (b)	57,892	34,818	50,758	346,747	69,400
Stock-based payments for services rendered by consultants (b)	(2,273)	9,834	7,893	20,367	18,957
Change in fair value of contingent consideration liabilities (c)	—	(194)	(122)	(60,667)	76,439
Legal, tax and regulatory reserves and settlements	7,496	1,073	1,794	3,678	3,615
Legal costs related to regulatory investigations and litigation (d)	22,319	21,017	53,048	—	—
Expense related to mergers, acquisitions, divestitures and capital raising activities	3,809	6,339	7,956	154,641	37,477

Adjusted EBITDA	$(894,579)	$(884,318)	$(1,883,444)	$(2,200,591)	$(1,171,597)

(a)	As presented on our consolidated statements of operations.
(b)	Represents the non-cash expense of our equity compensation arrangements for employees, directors, and consultants.
(c)
Represents the change in fair value of the contingent consideration associated with acquisitions as included in selling, general and administrative expenses on the consolidated statements of operations.

(d)
Legal costs incurred by the Company in connection with regulatory investigations and litigation regarding the Company’s 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions, net of any insurance or other recoveries. See section entitled “
Legal Matters
” in Note 24 and Note 16 of the notes to WeWork’s audited annual and unaudited interim condensed consolidated financial statements, respectively, included elsewhere in this prospectus for details regarding the related regulatory investigations and litigation matters.

When used in conjunction with GAAP financial measures, we believe that Adjusted EBITDA is a useful supplemental measure of operating performance because it facilitates comparisons of historical performance by excluding non-cash
items such as stock-based payments, fair market value adjustments and impairment charges and other amounts not directly attributable to our primary operations, such as the impact of restructuring costs, acquisitions, disposals, non-routine
investigations, litigation and settlements. Depreciation and amortization relate primarily to the depreciation of our leasehold improvements, equipment and furniture. These capital expenditures are incurred and capitalized subsequent to the commencement of our leases and are depreciated over the lesser of the useful life of the asset or the term of the lease. The initial capital expenditures are assessed by management as an investing activity, and the related depreciation and amortization are non-cash
charges that are not considered in management’s assessment of the daily operating performance of our locations. As a result, the impact of depreciation and amortization is excluded from our calculation of Adjusted EBITDA. Restructuring and other related costs relate primarily to the decision to slow growth and terminate leases and are therefore not ordinary course costs directly attributable to the daily operation of our locations. In addition, while the legal costs incurred by the Company in connection with regulatory investigations and litigation regarding the Company’s 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions are cash expenses, these are not expected to be recurring after the matters are resolved and they do not represent expenses necessary for our business operations.
Adjusted EBITDA is also a key metric used internally by our management to evaluate performance and develop internal budgets and forecasts.
Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our operating results as a whole. Some of these limitations are:

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect our interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	it does not reflect our tax expense or the cash requirements to pay our taxes;

•	it does not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•
although stock-based compensation expenses are
non-cash
charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future; and

•
although depreciation, amortization and impairments are
non-cash
charges, the assets being depreciated and amortized will often have to be replaced in the future, and this non-GAAP
measure does not reflect any cash requirements for such replacements.

Free Cash Flow
Because of the limitations of Adjusted EBITDA, as noted above, we also supplement our GAAP results by evaluating Free Cash Flow, a non-GAAP
measure. “
Free Cash Flow
” is defined as cash flow from operating activities less cash purchases of property and equipment, each as presented in the Company’s consolidated statements of cash flows calculated in accordance with GAAP. Free Cash Flow is both a performance measure and a liquidity measure that provides useful information to management and investors about the amount of cash generated by or used in the business. Free Cash Flow is also a key metric used internally by our management to develop internal budgets, forecasts and performance targets.
A reconciliation of net cash provided by (used in) operating activities, the most comparable GAAP measure, to Free Cash Flow is set forth below:

(Amounts in thousands)	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Net cash provided by (used in) operating activities (a)	$(1,158,957)	$(168,552)	$(857,008)	$(448,244)	$(176,729)
Less: Cash purchases of property and equipment (a)	(153,142)	(985,011)	(1,441,232)	(3,488,086)	(2,055,020)

Free Cash Flow	$(1,312,099)	$(1,153,563)	$(2,298,240)	$(3,936,330)	$(2,231,749)

(a)	As presented on our consolidated statements of cash flows.

Free Cash Flow also has some limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP and may not provide a complete understanding of our results and liquidity as a whole. Some of these limitations are:

•	it only includes cash outflows for purchases of property and equipment and no other investing cash flow activity, and financing cash flow activity is also excluded;

•	it is subject to variation between periods as a result of changes in working capital and changes in timing of receipts and disbursements;

•	although non-cash GAAP straight-line lease costs are non-cash adjustments, these charges generally reflect amounts we will be required to pay our landlords in cash over the lifetime of our leases; and

•
although stock-based compensation expenses are
non-cash
charges, we rely on equity compensation to compensate and incentivize employees, directors and certain consultants, and we may continue to do so in the future.

Key Factors Affecting the Comparability of Our Results
ChinaCo Financing and Deconsolidation
In September 2020, the shareholders of ChinaCo executed a restructuring and Series A subscription agreement (the “
ChinaCo Agreement
”). Pursuant to the ChinaCo Agreement, Trustbridge Partners agreed to subscribe for a new series of ChinaCo shares for $100.0 million in total gross proceeds to ChinaCo, received in connection with the initial investment closing on October 2, 2020 (the “
Initial Investment Closing
”), and an additional $100.0 million in gross proceeds to ChinaCo, with such additional shares issued and proceeds to be received at the earlier of one year following the Initial Investment Closing or such earlier date as determined by the ChinaCo board, to the extent such funds are necessary to support the operations of ChinaCo (the “
Second Investment Closing
”). The ChinaCo Agreement also included the restructuring of the ownership interests of all other preferred and ordinary shareholders’ interests into new ordinary shares in ChinaCo and the conversion of a total of approximately $233 million in net intercompany payables, payable by ChinaCo to various wholly owned subsidiaries of WeWork Inc. into new ordinary shares of ChinaCo such that subsequent to the Initial Investment Closing in October 2020, and as of June 30, 2021 and December 31, 2020, WeWork now holds 21.6% of the total shares issued by ChinaCo.
On September 29, 2021, TBP provided $100.0 million to ChinaCo, effectuating the Second Investment Closing. The Company’s remaining interest was diluted down to 19.7% in connection with the Second Investment Closing. Prior to the Second Investment Closing TBP held a total of 50.5% of the total shares issued by ChinaCo subsequent to the Initial Investment Closing. As of September 30, 2021, and following the Second Investment Closing, TBP holds 55.0% of the total shares. TBP’s shares are preferred shares which have a liquidation preference totaling $100.0 million and $200.0 million as of the Initial Investment Closing and the Second Investment Closing, respectively.
Pursuant to the terms of the ChinaCo Agreement, the rights of the ChinaCo shareholders were also amended such that upon the Initial Investment Closing, WeWork no longer retained the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance, and as a result, WeWork was no longer the primary beneficiary of ChinaCo and ChinaCo was deconsolidated from the Company’s consolidated financial statements on October 2, 2020 (the “
ChinaCo Deconsolidation
”). As such, the Company’s consolidated results of operations for the years ended December 31, 2019 and 2018 includes twelve months of consolidated ChinaCo revenue and expense activity whereas the consolidated results of operations for the year ended December 31, 2020, includes consolidated ChinaCo revenue and expense activity for the nine months ended September 30, 2020, and beginning on October 2, 2020, our remaining 21.6% ordinary share investment, valued at $26.3 million upon deconsolidation, will be accounted for as an unconsolidated equity method investment.
During the first quarter of 2021, the Company discontinued applying the equity method on the ChinaCo investment when the carrying amount was reduced to zero, resulting in a loss of $29.3 million recorded in equity method investments in the condensed consolidated statement of operations. See Note 6 of the notes to WeWork’s unaudited interim condensed consolidated financial statements included elsewhere in this prospectus for additional details.
See Note 6 and Note 5 of the notes to WeWork’s audited annual and unaudited interim condensed consolidated financial statements, respectively, included elsewhere in this prospectus for additional details regarding the ChinaCo Agreement and the ChinaCo Deconsolidation.
ChinaCo contributed the following to the Company’s consolidated results of operations and Adjusted EBITDA prior to its deconsolidation on October 2, 2020, in each case excluding amounts that eliminate in consolidation:

(Amounts in thousands)	Six Months Ended June 30,	Year Ended December 31,
	2020	2020	2019	2018
Revenue	$136,921	$206,261	$228,537	$99,529
Location operating expenses	179,221	266,318	290,254	116,173
Restructuring and other related costs	28,982	(18,660)	6,684	—
Impairments/(gain on sale) of goodwill, intangibles and other assets	371,871	450,312	—	—
Depreciation and amortization	28,346	39,208	42,257	20,584
Total Expenses	670,000	819,527	496,113	341,237
Pre-tax loss	(540,290)	(598,727)	(266,230)	(243,508)
Net loss	(543,599)	(609,820)	(274,019)	(244,613)
Net loss attributable to WeWork Inc.	(30,264)	(62,997)	39,072	(48,569)

Adjusted EBITDA (1)	(94,637)	(129,527)	(258,033)	(123,046)

(1)	A reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA is set forth below:

(Amounts in thousands)	Six Months Ended June 30,	Year Ended December 31,
	2020	2020	2019	2018
Net loss	$(543,599)	$(609,820)	$(274,019)	$(244,613)
Income tax (benefit) provision	3,309	11,093	7,789	1,105
Interest and other (income) expenses, net	7,211	(14,539)	(1,346)	1,800
Depreciation and amortization	28,346	39,208	42,257	20,584
Restructuring and other related costs	28,982	(18,660)	6,684	—
Impairment/(gain on sale) of goodwill, intangibles and other assets	371,871	450,312	—	—
Stock-based compensation expense	26	158	2,827	1,398
Stock-based payments for services rendered by consultants	8,926	13,653	17,958	14,417
Change in fair value of contingent consideration liabilities	(194)	(122)	(60,667)	76,439
Legal, tax and regulatory reserves and settlements	—	—	2	5
Expense related to mergers, acquisitions, divestitures and capital raising activities	485	(810)	482	5,819

Adjusted EBITDA	$(94,637)	$(129,527)	$(258,033)	$(123,046)

See Note 25 and Note 17 of the notes to WeWork’s audited annual and unaudited interim condensed consolidated financial statements, respectively, included elsewhere in this prospectus for details regarding various related party fees payable by ChinaCo to the Company subsequent to the ChinaCo Deconsolidation.

Restructuring and Impairments
In September 2019, we commenced an operational restructuring program to improve our financial position and refocus on our core space-as-a-service
business.
During the six months ended June 30, 2021 and the year ended December 31, 2020, we were successful in achieving a 46% reduction totaling $0.4 billion and a 43% reduction totaling $1.2 billion, respectively, in total costs associated with selling, general and administrative expenses as compared to the six months ended June 30, 2020 and the year ended December 31, 2019, respectively. We also terminated leases associated with a total of 59 previously open locations and three pre-open
locations during the six months ended June 30, 2021, and 82 consolidated pre-open
locations during the year ended December 31, 2020 (including seven associated with ChinaCo during the nine months ended September 30, 2020 that it was consolidated). During the year ended December 31, 2020, we also strategically closed 24 previously open Consolidated Locations (including nine associated with ChinaCo during the nine months ended September 30, 2020, that it was consolidated) as part of our efforts to right-sizing
our existing real estate portfolio to better match supply with demand in certain markets and to help improve overall operating performance.
We successfully amended over 150 leases during the six months ended June 30, 2021, and over 200 leases during the year ended December 31, 2020 for a combination of partial terminations to reduce our leased space, rent reductions, rent deferrals, offsets for tenant improvement allowances and other strategic changes. These amendments and full and partial lease terminations have resulted in an estimated reduction of approximately $6.9 billion in total future undiscounted fixed minimum lease cost payments that were scheduled to be paid over the life of the original executed lease agreements. The deconsolidation of ChinaCo on October 2, 2020 also resulted in a decline of approximately $2.7 billion in our consolidated total future undiscounted fixed minimum lease cost payments based on the future obligations that existed as of September 30, 2020, just prior to the deconsolidation.
Management is continuing to evaluate our real estate portfolio in connection with our ongoing restructuring efforts and expects to exit additional leases over the remainder of 2021. During 2021, the Company anticipates there will be additional restructuring and related costs consisting primarily of lease termination charges, other exit costs and costs related to ceased use buildings and one-time
employee termination benefits, as the Company is still in the process of finalizing its operational restructuring plans. The Company anticipates all such activities will be substantially complete by the end of 2021.
As of June 30, 2021, the positive changes we have made and our focused business plan with enhanced cost discipline will set the stage for our future success as we continue to increase our membership offerings and expand our footprint strategically through flexible and capital light growth alternatives
.
As the Company continues to execute on its operational restructuring program and experiences the benefits of our efforts to create a leaner, more efficient organization, results may be less comparable period over period.
Restructuring and other related costs totaled $466.0 million and $136.2 million during the six months ended June 30, 2021 and 2020, respectively, and $206.7 million and $329.2 million during the years ended December 31, 2020 and 2019, respectively. The details of these net charges are as follows:

(Amounts in thousands)	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
One-time employee terminations	$545,102	$153,031	$191,582	$139,330
Consulting fees	—	—	—	185,000
Ceased use buildings	65,745	—	—	—
Gains on lease terminations, net	(179,995)	(31,686)	(37,354)	3,306
Other, net	35,193	14,871	52,475	1,585

Total	$466,045	$136,216	$206,703	$329,221

As of June 30, 2021, net restructuring liabilities totaled approximately $24.9 million. A reconciliation of the beginning and ending restructuring liability balances is as follows:

(Amounts in thousands)	One-time Employee Benefits	Legal Settlement Benefits	Other	Total Restructuring Costs
Restructuring liability balance — December 31, 2020	$16,119	$—	$12,756	$28,875
Restructuring and other related costs expensed during the period	14,832	530,271	(79,058)	466,045
Cash payments of restructuring liabilities, net	(23,898)	—	(207,867)	(231,765)
Non-cash impact — primarily asset and liability write-offs and stock-based compensation	(2,010)	(530,271)	294,062	(238,219)

Restructuring liability balance — June 30, 2021	$5,043	$—	$19,893	$24,936

During the six months ended June 30, 2021, the Company also performed its quarterly impairment assessment for long-lived assets. As a result of the
COVID-19
pandemic and the resulting declines in revenue and operating income experienced by certain locations as of June 30, 2021, we identified certain assets whose carrying value was now deemed to have been partially impaired. We evaluated our estimates and assumptions related to our locations’ future revenue and cash flows, and performed a comprehensive review of our locations’ long-lived assets for impairment, including both property and equipment and operating lease right-of-use
assets, at an individual location level. Key assumptions used in estimating the fair value of our location assets in connection with our impairment analyses are revenue growth, lease costs, market rental rates, changes in local real estate markets in which we operate, inflation, and the overall economics of the real estate industry. Our assumptions account for the estimated impact of the
COVID-19
pandemic. As a result, during the six months ended June 30, 2021, the Company recorded $31.5 million in impairments, primarily as a result of decreases in projected cash flows primarily attributable to the impact of
COVID-19.
As of December 31, 2020, net restructuring liabilities totaled approximately $28.9 million. A reconciliation of the beginning and ending restructuring liability balances is as follows:

(Amounts in thousands)	One-time Employee Benefits	Other	Total Restructuring Costs
Restructuring liability balance — January 1, 2020	$89,872	$1,497	$91,369
Restructuring and other related costs expensed during the period	191,582	15,121	206,703
Cash payments of restructuring liabilities, net	(254,456)	(124,738)	(379,194)
Non-cash impact — primarily asset and liability write-offs and stock-based compensation	(10,879)	120,876	109,997

Restructuring liability balance — December 31, 2020	$16,119	$12,756	$28,875

Non-routine
gains and impairment charges totaled and $541.6 million and $556.0 million during the six months ended June 30, 2021 and 2020, respectively, and $1,355.9 million and $355.0 million for the years ended December 31, 2020 and 2019, respectively, and are included on a net basis as impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying condensed consolidated statements of operations. The details of these net charges are as follows:

(Amounts in thousands)	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019
Impairment and write-off of long-lived assets associated with restructuring	$510,940	$423,063	$796,734	$66,187
Impairment of assets held for sale	—	120,005	120,273	2,559
Impairment of goodwill	—	—	—	214,515
Impairment of intangible assets	—	—	—	51,789
Impairment of long-lived assets primarily associated with COVID-19	31,461	62,314	345,034	—
Gain on sale of assets	(816)	(49,423)	(59,165)	(44)
Loss on ChinaCo Deconsolidation	—	—	153,045	—

Total	$541,585	$555,959	$1,355,921	$335,006

See Note 3 of the notes to WeWork’s audited annual and unaudited interim condensed consolidated financial statements included elsewhere in this prospectus for additional information regarding our restructuring and impairment activity.
Asset Dispositions
In connection with our operational restructuring program, and our refocus on our core space-as-a-service
offering, we have been successful in the disposition of certain non-core
operations in 2020 including:

•	Flatiron School LLC and its affiliates (collectively “ Flatiron ”) acquired in 2017, were sold in August 2020;

•	Effective Technology Solutions, Inc. (“ SpaceIQ ”), a workplace management software platform acquired in 2019, was sold in May 2020;

•
Meetup Holdings, Inc. (“
Meetup
”), a
web-based
platform that brings people together for face to face interactions acquired in 2017, was sold in March 2020 with the Company retaining a 9% noncontrolling equity interest, accounted for as an equity method investment;

•	Managed by Q Inc. (“ Managed by Q ”), a workplace management platform acquired in 2019, was sold in March 2020;

•
The 424 Fifth Venture (as defined in Note 6 of the notes to Old WeWork’s consolidated financial statements included elsewhere in this prospectus) real estate investment, acquired in 2019, was sold in March 2020; and

•	Teem Technologies, Inc. (“ Teem ”), a software-as-a-service workplace management solution acquired in 2018, was sold in January 2020.
During the fourth quarter of 2019, we also completed the disposition of Conductor, Inc. (“
Conductor
”), a search engine optimization and enterprise content marketing solutions software company acquired in 2018, and in 2020 we wound down certain other non-core
businesses, including Spacious Technologies Inc. (“
Spacious
”), Prolific Interactive LLC (“
Prolific
”), Waltz Inc. (“
Waltz
”) and WeGrow.

See Note 8 and Note 3 of the notes to WeWork’s audited annual and unaudited interim condensed consolidated financial statements, respectively, included elsewhere in this prospectus for additional information regarding the dispositions and the related impairments and gains recorded on sale. In connection with these dispositions, we expect the related revenues and operating expenses associated with these operations to decline and such declines will impact the comparability of results period over period.
Growth Strategy Changes
As we enter into more management agreements and/or participating leases, our net loss, Adjusted EBITDA and Free Cash Flow may be negatively impacted as we share some of our margin with landlords or other partners in exchange for them funding the capital expenditures at a particular location. Under a participating lease, the landlord typically pays or reimburses us for the full build-out
of the space and we generally do not pay a specified annual rent, but rather rent is determined based on revenues or profits from the space. Similarly, in a management agreement, the partner may fund all capital expenditures to build out the space to our design specifications and maintains full responsibility for the space, while we function as the manager and receive an agreed upon management fee. In contrast to standard lease arrangements where we receive the full benefit of the future margin from a given location, under these alternative arrangements, we share portions of this future margin with the landlord or other partner. The percentage of open locations subject to such alternative arrangements was approximately 24% as of June 1, 2021 and December 1, 2020, as compared to 15% as of June 1, 2020 and December 1, 2019. The increase in this percentage year over year is primarily driven by the October 2, 2020 transition of ChinaCo from a primarily traditional consolidated lease structure to an unconsolidated management agreement arrangement with the leases now controlled by Trustbridge Partners. This percentage may continue to increase as our response to
COVID-19
and our operational restructuring in general may include the conversion of certain traditional leases to management agreements.
COVID-19
and Impact on Our Business
In late 2019, an outbreak of
COVID-19
had emerged and by March 11, 2020, the World Health Organization declared
COVID-19
a global pandemic. Since that time,
COVID-19
has resulted in various governments imposing numerous restrictions, including travel bans, quarantines, stay-at-home
orders, social distancing requirements and mandatory closure of
“non-essential”
businesses.
We are facing a period of uncertainty as a result of the ongoing impact of the
COVID-19
pandemic on our business and expect there may continue to be a material impact on demand for our space-as-a-service
offering in the short-term.
As a result, the Company’s business was significantly disrupted, and the Company’s operations have been significantly reduced. In particular, markets in which the Company operates both in the United States and internationally, and the state and local governments in these areas, among others, have in the past implemented stay-at-home
orders, social distancing requirements and mandatory closures of all
“non-essential”
businesses, and have either
re-implemented
or may in the future
re-implement
these or other restrictions, in an effort to curb the spread of
COVID-19.
In response to these measures, the Company has temporarily closed certain locations in various U.S. and international markets and may do so in the future, in an effort to help protect the health and safety of its employees and members, and various planned new location openings have been delayed. In addition, the spread of
COVID-19
has caused the Company to modify its business practices (including employee travel, employee work locations and cancellation of physical participation in meetings, events and conferences), and the Company may take further actions as may be required by government authorities or that the Company determines are in the best interests of the Company’s employees and members. During the year ended December 31, 2020, we purchased over $22 million of
COVID-19
related prevention supplies inclusive of personal protective equipment for use by employees and members at our locations.
During 2021 and throughout 2020, the Company experienced reduced new sales volume at our locations, which negatively affected, and may continue to negatively affect, the Company’s results of operations. The

Company had also been, and may continue to be, adversely impacted by member churn, non-payment
(or delayed payment) from members or members seeking payment concessions or deferrals or cancellations as a result of the
COVID-19
pandemic. During the six months ended June 30, 2021, we continued to record comparable bad debt expense to the six months ended June 30, 2020, totaling $17.2 million and $21.0 million, respectively. During the year ended December 31, 2020, the Company recorded $67.5 million in bad debt expense compared to $22.2 million during the year ended December 31, 2019. The Company is actively monitoring its accounts receivable balances in response to
COVID-19
and also ceased recording revenue on certain contracts where collectability is not probable. The Company determined collectability was not probable and did not recognize revenue on such contracts totaling $2.1 million and $53.1 million for the six months ended June 30, 2021 and the year ended December 31, 2020, respectively. We also continue to engage with our members as it relates to
COVID-19
related payment deferral programs. Additionally, in order to retain our members, we may offer additional discounts or deferrals that may continue to negatively impact our net loss, Adjusted EBITDA and Free Cash Flow. Average revenue per WeWork membership declined approximately 4% for the six months ended June 30, 2021 compared to the six months ended June 30, 2020, and declined approximately 6% for the year ended December 31, 2020 compared to the year ended December 31, 2019.
The implementation of professional distancing standards,
de-densification
of common areas and reconfiguring of offices, may also impact our key performance indicators and the comparability of our results. Our key performance indicators may also be impacted by the speed at which we can open locations and stabilize occupancy at those locations, as well as the average revenue per WeWork membership that we generate, which all may continue to decline in the short-term as a result of
COVID-19.
We have sought to mitigate the operational and financial impact of
COVID-19
on our business by taking the following measures:

•	Proactively negotiating with landlords on a location-by-location based approach for deferrals, abatements and the conversion of some traditional leases to management agreements.

•
Continuing our restructuring efforts and reorganizing our business and operating model with the goal of creating a leaner, more efficient organization to accelerate our path to positive Adjusted EBITDA.

•	Temporarily delaying certain new location openings and the capital investment associated with the expansion of our portfolio.

•
Taking steps to delay or reduce spending during this period of disruption in areas such as marketing, professional fees, personnel cost and maintenance capital. This is in addition to significant organic reductions in variable expenses such as consumables, utilities, sales commissions and broker referrals, among others, related to overall lower business activity.

In response to
COVID-19,
our product, design, technology and member experience teams are also working together to enhance our spaces and ensure WeWork is prepared to satisfy our members’ changing needs for space if and when they consider a return to work in the coming months. WeWork has been awarded a Global Certificate of Conformity for the company’s health and safety enhancements from Bureau Veritas, an internationally recognized testing, inspection, and certification organization. The certification was awarded after an independent audit of WeWork’s
COVID-19
health and safety measures, response plans, and space modifications.
In the wake of the
COVID-19
global pandemic, we accelerated our efforts to digitize our real estate offering through the launch of the WeWork All Access and WeWork On Demand products. WeWork All Access is a monthly subscription-based model that provides members with access to any participating WeWork location within their home country. Through WeWork All Access, members can book dedicated desks, conference rooms and private offices right from their phones – enabling users to choose when, where and how they work. WeWork On Demand provides users pay-as-you-go
access to book individual workspace or conference rooms at nearby WeWork locations, giving members the flexibility to book individual workspace by the hour or conference rooms by the day on the WeWork On Demand mobile app.

While the total effects of the
COVID-19
pandemic on the economy and our business are uncertain, our senior management team is proactively monitoring its impact on a daily basis and will continue to adjust our operations as necessary.
We also believe our liquidity position will be sufficient to help us mitigate the near-term uncertainty associated with
COVID-19.
As of June 30, 2021, we had over $1.9 billion of cash and unfunded cash commitments, which includes $844.0 million of cash and cash equivalents on our condensed consolidated balance sheet, access to an additional $1.1 billion in undrawn senior secured debt commitments (see the section entitled
“
—
Liquidity and Capital Resources”
for additional information on our liquidity position and undrawn debt availability).
While we cannot reasonably estimate the impact of
COVID-19
on our future financial condition and results, we do anticipate that it will likely have a continued negative impact in the near-term. During the six months ended June 30, 2021, we have observed indicators of recovery with an increase of total memberships to 517,000 as of June 1, 2021 from 490,000 as of December 1, 2020. However, the extent to which
COVID-19
could continue to impact our business depends on future developments, including those which are highly uncertain, cannot be predicted and are outside our control, including new information which may quickly emerge regarding the severity of the virus, the spread and impact of new variants, the scope of the outbreak and the actions to contain the virus or treat its impact, vaccination rollout plans, as well as actions the Company is taking including the duration of our location closures, delays in new openings, our ongoing negotiations with landlords and how quickly we can resume normal operations, among others.
Components of Results of Operations
We assess the performance of our locations differently based on whether the revenues and expenses of the location are consolidated within our results of operations, Consolidated Locations, or whether the revenues and expenses of the location are not consolidated within our results of operations but we are entitled to a management fee for our services, such as locations (“
IndiaCo locations
” and “
ChinaCo locations
,” collectively “
Unconsolidated Locations
”) operated by WeWork India Services Private Limited (“
IndiaCo
”) and Trustbridge Partners (“
ChinaCo
”). Beginning with the fourth quarter of 2020, ChinaCo locations are included in Unconsolidated Locations. Prior to and during the nine months ended September 30, 2020, ChinaCo locations were included in Consolidated Locations. The term “
locations
” includes only Consolidated Locations when used in sections entitled “—
Components of Results of Operations”
and “
—Comparison of the six months ended June
 30, 2021 and 2020 and for the years ended December
 31, 2020, 2019 and 2018
” but includes both Consolidated Locations and Unconsolidated Locations when used elsewhere in this prospectus.
Revenue
Revenue includes membership and service revenue as well as other revenue as described below.
Membership revenue represents membership fees, net of discounts, from sales of WeWork memberships, WeWork All Access memberships, WeWork On Demand and WeMemberships and any revenue associated with our former WeLive offering. We derive a significant majority of our revenue from recurring membership fees. The price of each membership varies based on the type of workplace solution selected by the member, the geographic location of the space occupied, and any monthly allowances for business services, such as conference room reservations and printing or copying allotments that are included in the base membership fee. All memberships include access to our community through the WeWork app. Membership revenue is recognized monthly, on a ratable basis, over the life of the agreement, as access to space is provided.
Service revenue primarily includes additional billings to members for ancillary business services in excess of the monthly allowances mentioned above. Services offered to members include access to conference rooms, printing, photocopies, initial set-up
fees, phone and IT services, parking fees and other services.

Service revenue also includes commissions we earn from third-party service providers. We offer access to a variety of business and other services to our members, often at exclusive rates, and receive a percentage of the sale when one of our members purchases a service from a third party. These services range from business services to lifestyle perks. Service revenue also includes any management fee income for services provided to IndiaCo locations and ChinaCo locations (subsequent to deconsolidation on October 2, 2020). Service revenue is recognized on a monthly basis as the services are provided.
Service revenue does not include any revenue recognized related to other non-core
offerings not related to our
space-as-a-service
offering.
During 2021 and 2020, other revenue primarily includes our former Powered by We design and development services in which we offered on-site
office management that provides integrated design, construction and space management services. Also included in other revenue in 2021 and 2020 is other management and advisory fees earned.
Design and development services performed are recognized as revenue over time based on a percentage of contract costs incurred to date compared to the total estimated contract cost. The Company identifies only the specific costs incurred which contribute to the Company’s progress in satisfying the performance obligation. Contracts are generally segmented between types of services, such as consulting contracts, design and construction contracts, and operate contracts. Revenues related to each respective type of contract are recognized as or when the respective performance obligations are satisfied. When total cost estimates for these types of arrangements exceed revenues in a fixed-price arrangement, the estimated losses are recognized immediately.
Income generated from sponsorships and ticket sales from WeWork branded events are recognized upon the occurrence of the event. Other revenues are generally recognized over time, on a monthly basis, as the services are performed.
Other revenue also includes revenue generated from various other non-core
offerings, not directly related to the revenue we earn under our membership agreements through which we provide space-as-a-service.
For example, the revenue generated by the following during the periods subsequent to their acquisition and prior to their disposition or wind down, are all classified as other revenue: Flatiron, Meetup, Conductor, SpaceIQ, Managed by Q, Teem, Spacious, Prolific, Waltz and WeGrow (collectively our “
non-core
operations
” or “
non-core
offerings
”).
As other revenue includes significant amounts related to
non-core
operations that have been disposed of or have been wound down, we expect these other revenues to continue to decline. See the section entitled “
—Key Factors Affecting the Comparability of Our Results—Asset Dispositions”
above.
Location Operating Expenses
Location operating expenses include the
day-to-day
costs of operating an open location and exclude
pre-opening
costs, depreciation and amortization and general sales and marketing, which are separately recorded.
Lease Cost
Our most significant location operating expense is lease cost. Lease cost is recognized on a straight-line basis over the life of the lease term in accordance with GAAP based on the following three key components:

•
Lease cost contractually paid or payable represents cash payments due for base and contingent rent, common area maintenance amounts and real estate taxes payable under the Company’s lease agreements, recorded on an accrual basis of accounting, regardless of the timing of when such amounts were actually paid.

•
Amortization of lease incentives represents the amortization of amounts received or receivable for tenant improvement allowances and broker commissions (collectively, “
lease incentives
”), amortized on a straight-line basis over the terms of our leases.

•
Non-cash
GAAP straight-line lease cost represents the adjustment required under GAAP to recognize the impact of “
free rent
” periods and lease cost escalation clauses on a straight-line basis over the term of the lease.
Non-cash
GAAP straight-line lease cost also includes the amortization of capitalized initial direct costs associated with obtaining a lease.

Prior to the adoption of ASC 842 on January 1, 2019, lease cost was referred to as rent and tenancy costs. Tenancy costs include common area maintenance charges and real estate taxes paid in connection with our leased locations.
Other Location Operating Expenses
Other location operating expenses typically include utilities, ongoing repairs and maintenance, cleaning expenses, office expenses, security expenses, credit card processing fees and food and beverage costs. Location operating expenses also include personnel and related costs for the teams managing our community operations including member relations, new member sales and member retention and facilities management.
Pre-Opening
Location Expenses
Pre-opening
location expenses include all expenses incurred before a location is not open for members. The primary components of pre-opening
location expenses are lease cost expense, including our share of tenancy costs (including real estate and related taxes and common area maintenance charges), utilities, cleaning, personnel and related expenses and other costs incurred prior to generating revenue. Personnel expenses are included in pre-opening
location expenses as we staff our locations prior to their opening to help ensure a smooth opening and a successful member move-in
experience.
Pre-opening
location expenses also consist of expenses incurred during the period in which a workspace location has been closed for member operations and all members have been relocated to a new workspace location, prior to management’s decision to enter negotiations to terminate a lease.
Selling, General and Administrative Expenses
Selling, general and administrative expenses (“
SG&A
”) consist primarily of personnel and stock-based compensation expenses related to our corporate employees, technology, consulting, legal and other professional services expenses, costs for our corporate offices, such as costs associated with our billings, collections, purchasing and accounts payable functions. Also included in SG&A are general sales and marketing efforts, including advertising costs, member referral fees, and costs associated with strategic marketing events, and various other costs we incur to manage and support our business.
SG&A also includes cost of goods sold in connection with our former Powered by We on-site
office design, development and management solutions and the costs of services or goods sold related to our various other non-core
offerings described above in the periods subsequent to their acquisition and prior to their disposition or wind down.
Also included are corporate design, development, warehousing, logistics and real estate costs and expenses incurred researching and pursuing new markets, solutions and services, and other expenses related to the Company’s growth and global expansion incurred during periods when the Company was focused on expansion. These costs include non-capitalized
personnel and related expenses for our development, design, product, research, real estate, growth talent acquisition, mergers and acquisitions, legal, technology research and development teams and related professional fees and other expenses incurred such as growth related recruiting fees, employee relocation costs, due diligence, integration costs, transaction costs, contingent consideration fair value adjustments relating to acquisitions, write-off
of previously capitalized costs for which the Company is no longer moving forward with the lease or project and other routine asset impairments and write-offs.
We expect that overall SG&A expenses will decrease as a percentage of revenue over time as we continue to execute on our restructuring plans aimed to enhance our operating efficiency and leverage the historical investments in people and technology that we have made to support the growth of our global community. We also expect decreases in SG&A expenses over time due to the sale or wind down of certain non-core
operations discussed above. Prior to 2020, much of our sales and marketing efforts were focused on pre-opening
locations and
non-Mature
Locations. With the decline in overall occupancy and the impact of
COVID-19
on our Mature Locations continuing in 2021, future sales and marketing costs may be required to help restabilize our Mature Locations.
Restructuring and other related costs and Impairment/(gain on sale) of goodwill, intangibles and other assets
See the section entitled “—
Key Factors Affecting the Comparability of Our Results—Restructuring and Impairments
” above for details surrounding the components of these financial statement line items.
Depreciation and amortization
Depreciation and amortization primarily relates to the depreciation expense recorded on our property and equipment, the most significant component of which are the leasehold improvements made to our real estate portfolio.
Interest and Other Income (Expense)
Interest and other income (expense) is comprised of interest income, interest expense, loss on extinguishment of debt, earnings from equity method and other investments, foreign currency gain (loss), and gain (loss) from change in fair value of related party financial instruments.

Condensed Consolidated Results of Operations
The following table sets forth the Company’s condensed consolidated results of operations and other key metrics for the six months ended June 30, 2021 and 2020, and for the years ended December 31, 2020, 2019 and 2018:

(Amounts in thousands)	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Condensed Consolidated statements of operations information:
Revenue	$1,191,331	$1,938,617	$3,415,865	$3,458,592	$1,821,751
Expenses:
Location operating expenses—cost of revenue (1)	1,598,812	1,804,802	3,542,918	2,758,318	1,491,783
Pre-opening location expenses	76,839	165,919	273,049	571,968	357,831
Selling, general and administrative expenses (2)	499,502	925,101	1,604,669	2,793,663	1,349,622
Restructuring and other related costs	466,045	136,216	206,703	329,221	—
Impairment/(gain on sale) of goodwill, intangibles and other assets	541,585	555,959	1,355,921	335,006	—
Depreciation and amortization	364,341	390,156	779,368	589,914	313,514

Total expenses	3,547,124	3,978,153	7,762,628	7,378,090	3,512,750
Loss from operations	(2,355,793)	(2,039,536)	(4,346,763)	(3,919,498)	(1,690,999)
Interest and other income (expense), net	(621,630)	389,574	532,412	190,248	(237,270)

Pre-tax loss	(2,977,423)	(1,649,962)	(3,814,351)	(3,729,250)	(1,928,269)
Income tax benefit (provision)	(7,282)	(16,115)	(19,506)	(45,637)	850

Net loss	(2,984,705)	(1,666,077)	(3,833,857)	(3,774,887)	(1,927,419)
Noncontrolling interests	63,505	618,379	704,499	510,149	316,627

Net loss attributable to WeWork Inc.	$(2,921,200)	$(1,047,698)	$(3,129,358)	$(3,264,738)	$(1,610,792)

(1)
Exclusive of depreciation and amortization shown separately on the depreciation and amortization line in the amount of $345.6 million and $351.6 million for the six months ended June 30, 2021 and June 30, 2020, respectively, and $715.4 million, $515.3 million and $281.5 million for the years ended December 31, 2020, 2019 and 2018, respectively.

(2)
Includes cost of revenue in the amount of $32.7 million and $142.5 million during the six months ended June 30, 2021 and June 30, 2020, respectively, and $248.8 million, $384.7 million, and $164.7 million for the years ended December 31, 2020, 2019 and 2018, respectively. Excludes depreciation and amortization of none and $0.2 million for the six months ended June 30, 2021 and June 30, 2020, respectively, and $0.2 million, $14.1 million, and $12.6 million for the years ended December 31, 2020, 2019 and 2018, respectively, shown separately below.

	June 1,		December 1,			June 1,	December 1,
	2021	2020 (2),(3)	2020 (2)(3)	2019 (2)(3)	2018 (2)(3)	2020	2019	2018
Other key performance indicators:
Consolidated Locations						Impact of ChinaCo on Consolidated Locations (2)
Workstation capacity (in ones)	770,000	936,000	865,000	802,000	444,000	115,000	106,000	52,000
Memberships (in ones) (1)	406,000	578,000	401,000	628,000	387,000	65,000	59,000	33,000
Occupancy Rate	52%	58%	46%	73%	80%	57%	56%	64%
Enterprise Membership Percentage	51%	48%	52%	42%	38%	44%	37%	31%
Unconsolidated Locations
Workstation capacity (in ones)	168,000	58,000	166,000	53,000	22,000
Memberships (in ones)	111,000	34,000	89,000	34,000	14,000
Occupancy Rate	66%	59%	54%	65%	63%
Total Locations
Workstation capacity (in ones)	937,000	994,000	1,030,000	855,000	466,000
Memberships (in ones) (1)	517,000	613,000	490,000	662,000	401,000
Occupancy Rate	55%	58%	47%	72%	80%

(1)
Consolidated Locations and Total Locations memberships include WeMemberships of 4,000 and 35,000 as of June 1, 2021 and 2020, respectively, and 6,000, 43,000 and 30,000 as of December 1, 2020, 2019 and 2018, respectively. WeMemberships are legacy products that provide member user login access to the WeWork member network online or through the mobile application as well as access to service offerings and the right to reserve space on an à la carte basis, among other benefits. WeMemberships are excluded from the calculation of our Occupancy.

(2)
Effective October 2, 2020, the Company deconsolidated ChinaCo and as a result, beginning with the fourth quarter of 2020, the workstation capacity, memberships, occupancy and Enterprise Memberships percentages for Consolidated Locations as of June 1, 2021 and December 1, 2020 excludes the impact of ChinaCo locations, and they are included in the totals for Unconsolidated Locations presented as of June 1, 2021 and December 1, 2020, with no impact on Total Locations. Prior to October 2, 2020, ChinaCo was still consolidated and therefore the key performance indicators for ChinaCo are included in Consolidated Locations as of June 1, 2020, December 1, 2019 and 2018.

(3)
On June 1, 2021, we closed a franchise agreement with Ampa and transferred the building operations and obligations of our Israel locations to Ampa. Beginning with June 1, 2021, our Israel locations are no longer Consolidated Locations and are classified as Unconsolidated Locations. Included in Consolidated Locations indicators above are 12,000 workstation capacity and 7,000 Memberships at Israel locations as of June 1, 2020. Included in Consolidated Locations indicators are 12,000, 10,000, and 6,000 workstation capacity and 8,000, 8,000, and 5,000 Memberships at Israel locations as of December 1, 2020, 2019 and 2018, respectively.

Consolidated Results of Operations as a Percentage of Revenue
The following table sets forth our consolidated statements of operations information as a percentage of revenue for the six months ended June 30, 2021 and 2020, and for the years ended December 31, 2020, 2019 and 2018:

	Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2020	2019	2018
Revenue	100%	100%	100%	100%	100%
Expenses:
Location operating expenses—cost of revenue (1)	134%	93%	104%	80%	82%
Pre-opening location expenses	6%	9%	8%	17%	20%
Selling, general and administrative expenses (1)	42%	48%	47%	81%	74%
Restructuring and other related costs	39%	7%	6%	10%	—%
Impairment/(gain on sale) of goodwill, intangibles and other assets	45%	29%	40%	10%	—%
Depreciation and amortization	31%	20%	23%	17%	17%

Total operating expenses	297%	206%	227%	213%	193%

Loss from operations	(197)%	(106)%	(127)%	(113)%	(93)%
Interest and other income (expense), net	(52)%	20%	16%	6%	(13)%

Pre-tax loss	(249)%	(86)%	(112)%	(108)%	(106)%
Income tax benefit (provision)	(1)%	(1)%	(1)%	(1)%	—%

Net loss	(250)%	(87)%	(112)%	(109)%	(106)%
Noncontrolling interests	5%	32%	21%	15%	17%

Net loss attributable to WeWork Inc.	(245)%	(55)%	(92)%	(94)%	(88)%

(1)	Exclusive of depreciation and amortization shown separately on the depreciation and amortization line.
Comparison of the six months ended June 30, 2021 and 2020 and for the years ended December 31, 2020, 2019 and 2018
Revenue
Comparison of the six months ended June 30, 2021 and the six months ended June 30, 2020

(Amounts in thousands, except percentages)	Six Months Ended June 30,		Change
	2021	2020	$	%
Membership and service revenue	$1,144,428	$1,787,021	$(642,593)	(36)%
Other revenue	46,903	151,596	(104,693)	(69)%

Total revenue	$1,191,331	$1,938,617	$(747,286)	(39)%
ChinaCo Membership and service revenue	—	135,702	(135,702)	(100)%
ChinaCo Other revenue	—	1,219	(1,219)	(100)%

Total revenue excluding ChinaCo	$1,191,331	$1,801,696	(610,365)	(34)%

Total revenue decreased $747.3 million primarily driven by membership and service revenue, which decreased $642.6 million to $1.1 billion for the six months ended June 30, 2021, from $1.8 billion for the six months ended June 30, 2020. The decrease in membership and service revenue was primarily driven by the 30%

decrease in our membership base which decreased to approximately 406,000 memberships as of June 30, 2021 from 578,000 as of June 30, 2020, including 65,000 memberships at ChinaCo locations consolidated as of June 30, 2020. The decrease in revenue was also impacted by increases in
COVID-19
related discounts. Membership and service revenue was also negatively impacted by lower than average incremental service revenue earned during the six months ended June 30, 2021, primarily associated with the reduction of the use of our space and related services as a result of
COVID-19.
Included in the net decreases in membership and service revenue discussed above was a decrease of approximately $135.7 million in membership and service revenue related to ChinaCo. ChinaCo was deconsolidated as of October 2, 2020 and therefore contributed six months of consolidated membership and service revenue during the six months ended June 30, 2020.
Additionally, there was a 69% decrease in other revenue, which decreased $104.7 million to $46.9 million for the six months ended June 30, 2021, from $151.6 million for the six months ended June 30, 2020. The $104.7 million decrease primarily related to a $65.0 million decrease in revenue generated from our former Powered by We solution and a $38.0 million decrease primarily due to the sale of non-core
ventures that were sold in 2020 as a result of our plan to refocus on our core space-as-a-service
business. The remaining $1.7 million net decrease related to revenue from various other offerings.
Comparison of the year ended December 31, 2020 and the year ended December 31, 2019

(Amounts in thousands, except percentages)	Year Ended December 31,		Change
	2020	2019	$	%
Membership and service revenue	$3,133,278	$3,058,693	$74,585	2%
Other revenue	282,587	399,899	(117,312)	(29)%

Total revenue	$3,415,865	$3,458,592	$(42,727)	(1)%
ChinaCo Membership and service revenue	204,291	225,377	(21,086)	(9)%
ChinaCo Other revenue	1,970	3,160	(1,190)	(38)%

Total revenue excluding ChinaCo	$3,209,604	$3,230,055	$(20,451)	(1)%

Total revenue decreased $42.7 million primarily driven by a 29% decrease in other revenue, which decreased $117.3 million for the year ended December 31, 2020.
The $74.6 million increase in membership and service revenue was primarily driven by the 6% growth in our monthly average membership base for the year ended December 31, 2020 compared to the monthly average membership base for the year ended December 31, 2019. Overall memberships as of December 31, 2020 were down as compared to December 31, 2019, primarily as a result of the impact of
COVID-19,
however the
COVID-19
related declines during 2020 were at a lesser rate than the growth in memberships experienced during 2019, resulting in the increase in monthly average period over period. The positive impact on revenue from the increase in monthly average memberships was also partially offset by increases in
COVID-19
related discounts and a lower than average incremental service revenue earned during the year ended December 31, 2020. The decline in service revenue was primarily related to conference room charges based on a decline in average utilization primarily as a result of
COVID-19.
Average revenue per WeWork membership declined approximately 6% for the year ended December 31, 2020 compared to the year ended December 31, 2019.
Included in the net increases in membership and service revenue discussed above was an offsetting decrease of approximately $21.1 million in membership and service revenue related to ChinaCo. ChinaCo was deconsolidated as of October 2, 2020 and therefore contributed only nine months of consolidated membership and service revenue during the year ended December 31, 2020, as compared to 12 months of consolidated membership and service revenue during the year ended December 31, 2019.

Other revenue decreased $117.3 million, primarily related to a $39.5 million payment from an affiliate of SBG relating to the Creator Fund recognized during the year ended December 31, 2019 that did not reoccur during the year ended December 31, 2020, a $74.2 million decrease primarily due to the sale of non-core
ventures that were sold in the years ended December 31, 2019 and 2020 as a result of our plan to refocus on our core space-as-a-service
business, and a $14.9 million decrease in revenue generated from our former Powered by We solution. The decreases were partially offset by a $14.2 million increase in revenue related to management fees earned by the WeCap Manager (as defined in the section entitled “
Certain Relationships and Related Person Transactions––WeWork–– Real Estate Transactions––WeCap Investment Group
”). The remaining $2.9 million net increase related to revenue from various other offerings.
Comparison of the year ended December 31, 2019 and the year ended December 31, 2018

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2019	2018	$	%
Membership and service revenue	$3,058,693	$1,697,336	$1,361,357	80%
Other revenue	399,899	124,415	275,484	221%

Total revenue	$3,458,592	$1,821,751	$1,636,841	90%

Total revenue increased $1.6 billion to $3.5 billion for the year ended December 31, 2019, primarily driven by an increase in membership and service revenue of $1.4 billion.
The growth in revenue was primarily driven by growth in our membership base which increased to approximately 662,000 memberships as of December 1, 2019 from 401,000 as of December 1, 2018. The increase in membership and service revenue due to growth in the WeWork community was slightly offset by 4% decline in average revenue per WeWork membership for the year ended December 31, 2019, from the year ended December 31, 2018. Average revenue per WeWork membership has experienced a decline primarily relating to our expansion into many new global markets with different pricing structures. In some cases, we have also used discounts to encourage longer contract terms.
Other revenue increased $275.5 million, primarily related to a $170.5 million increase in revenue generated from our former Powered by We solutions and $55.7 million related to growth in other non-core
ventures. The remaining $49.3 million was primarily driven by a payment from an affiliate of SBG relating to the Creator Fund received during the year ended December 31, 2019, and various other offerings.
Location Operating Expenses
Comparison of the six months ended June 30, 2021 and the six months ended June 30, 2020

	Six Months Ended June 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Location operating expenses	$1,598,812	$1,804,802	$(205,990)	(11)%
ChinaCo location operating expenses	—	179,221	(179,221)	(100)%

Location operating expenses excluding ChinaCo	$1,598,812	$1,625,581	$(26,769)	(2)%

Location operating expenses decreased $206.0 million due primarily to a decrease of approximately $179.2 million in location operating expenses related to ChinaCo. ChinaCo was deconsolidated as of October 2, 2020 and therefore contributed six months of consolidated location operating expenses during the six months ended June 30, 2020. The remaining $26.8 million decrease was primarily due to decline in memberships, office expenses, payroll, and occupancy, primarily as a result of
COVID-19
and cost cutting strategies, partially offset by an increase in real estate operating lease costs. As a percentage of total revenue, location operating expenses for the six months ended June 30, 2021 increased by 41 percentage points to 134% compared to 93% for the six months ended June 30, 2020. The increase in location operating expenses as a percentage of total revenue was impacted by the overall decline in average revenue, discussed above.
During the six months ended June 30, 2021, the Company terminated leases associated with a total of 59 previously open locations and 3 pre-open
locations. Management is continuing to evaluate our real estate portfolio in connection with its ongoing restructuring efforts and expects to exit additional leases over the remainder of 2021. The location decreases were partially offset by the opening of 19 locations during the six months ended June 30, 2021.
During the six months ended June 30, 2021, the Company has also successfully amended over 150 leases for a combination of partial terminations to reduce our leased space, rent reductions, rent deferrals, offsets for tenant improvement allowances and other strategic changes.
Our most significant location operating expense is real estate operating lease cost, which includes the following components and changes:

	Six Months Ended June 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Lease cost contractually paid or payable	$1,300,034	$1,266,768	$33,266	3%
Non-cash GAAP straight-line lease cost	131,283	228,901	(97,618)	(43)%
Amortization of lease incentives	(142,401)	(143,483)	1,082	(1)%

Total real estate operating lease cost	$1,288,916	$1,352,186	$(63,270)	(5)%

The following table includes the components of real estate operating lease cost included in location operating expenses as a percentage of membership revenue:

	Six Months Ended June 30,		Change%
	2021	2020
Lease cost contractually paid or payable	117%	73%	44%
Non-cash GAAP straight-line lease cost	12%	13%	(1)%
Amortization of lease incentives	(13)%	(8)%	(5)%

Total real estate operating lease cost	116%	78%	38%

The $33.3 million increase in lease cost contractually paid or payable was generally the result of fewer rent free periods associated with our open locations during the six months ended June 30, 2021 than during the six months ended June 30, 2020.
The $97.6 million decrease in
non-cash
GAAP straight-line lease cost was primarily driven by decreases in lease cost escalations and the end of free rent periods. The impact of straight-lining lease cost typically increases straight-line lease cost adjustments in the first half of the life of a lease, when lease cost recorded in accordance with GAAP exceeds cash payments made, and then decreases lease cost in the second half of the life of the lease when lease cost is less than the cash payments required. The impact of straight-lining of lease cost nets to zero over the life of a lease.

The $1.1 million decrease in amortization of lease incentives benefit was primarily due to locations that incurred amortization of lease incentive benefits during the six months ended June 30, 2020 no longer incurring amortization during the six months ended June 30, 2021 either through lease termination or being fully amortized.
The remaining net decrease in all other location operating expenses consisted of decreases related to cleaning expenses, the purchase of
COVID-19
prevention supplies, and other office expenses as a result of a reduction in the use of certain locations during the six months ended June 30, 2021 as a result of
COVID-19.
Additionally, the decrease was due to the reductions in operating costs as a result of the Company’s efforts to create a more efficient organization, including payroll costs, bad debt due to reserves booked in the prior year as a result of
COVID-19
restrictions and consulting costs. These were offset by an increase in real estate taxes, repair and utility and other various operating costs during the six months ended June 30, 2021.
Comparison of the year ended December 31, 2020 and the year ended December 31, 2019

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2020	2019	$	%
Location operating expenses	$3,542,918	$2,758,318	$784,600	28%
ChinaCo location operating expenses	266,318	290,254	(23,936)	(8)%

Location operating expenses excluding ChinaCo	$3,276,600	$2,468,064	$808,536	33%

Location operating expenses increased $784.6 million due primarily to an increase in real estate operating lease cost resulting from the overall growth in our workstation capacity and the increase in the number of open locations. As a percentage of total revenue, location operating expenses for the year ended December 31, 2020 increased by 24 percentage points to 104% compared to 80% for the year ended December 31, 2019. This increase was primarily driven by the growth in workstation capacity combined with a decline in memberships, occupancy and average revenue per member, primarily as a result of
COVID-19
as discussed above.
The total net increase in our 2020 location operating expenses was partially offset by the closure of previously opened locations. During 2020 we strategically closed 24 previously open Consolidated Locations, including nine associated with ChinaCo during the nine months ended September 30, 2020, that it was consolidated.
Our most significant location operating expense is real estate operating lease cost, which includes the following components and changes:

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2020	2019	$	%
Lease cost contractually paid or payable	$2,638,455	$1,686,431	$952,024	56%
Non-cash GAAP straight-line lease cost	380,851	411,161	(30,310)	(7)%
Amortization of lease incentives	(297,828)	(169,676)	(128,152)	76%

Total real estate operating lease cost	$2,721,478	$1,927,916	$793,562	41%

The following table includes the components of real estate operating lease cost included in location operating expenses as a percentage of membership revenue:

	Year Ended December 31,		Change%
	2020	2019
Lease cost contractually paid or payable	86%	58%	28%
Non-cash GAAP straight-line lease cost	12%	14%	(2)%
Amortization of lease incentives	(10)%	(6)%	(4)%

Total real estate operating lease cost	89%	66%	23%

The reasons for the $793.6 million net increase in total real estate operating lease cost and the increase in the amounts as a percentage of revenue was primarily driven by the growth in workstation capacity combined with a decline in memberships, occupancy and average revenue per member, primarily as a result of
COVID-19
as discussed above. The $30.3 million decrease in
non-cash
GAAP straight-line lease cost was primarily driven by the ending of free rent periods, cash rent increases due to lease cost escalations and the aging of our portfolio. The impact of straight-lining lease cost typically increases lease cost in the first half of the life of a lease, when lease cost recorded in accordance with GAAP exceeds cash payments made, and then decreases lease cost in the second half of the life of the lease when lease cost is less than the cash payments required. The impact of straight-lining of lease cost nets to zero over the life of a lease.
Total location operating expenses also declined by $37.2 million during 2020 as a result of higher stock-based compensation expense incurred during 2019 primarily driven by the 2019 Tender Offer and 2020 Tender Offer (each as defined in Note 22 of the notes to WeWork’s audited annual consolidated financial statements included elsewhere in this prospectus), through which common shares were acquired (or, in the case of the 2020 Tender Offer, offered to be acquired subject to the satisfaction of certain conditions) from WeWork employees at a price greater than the fair market value of the shares, which resulted in additional stock-based compensation expense during the year ended December 31, 2019.
The remaining $28.2 million net increase in all other location operating expenses consisted of increases related to cleaning expenses, the purchase of additional
COVID-19
prevention supplies, increases in bad debt expense and other expenses required to operate our locations and were offset by reductions in variable operating costs which were lower than average as a result of a reduction in the use of certain locations during 2020 as a result of
COVID-19
as well as reductions in operating costs as a result of the Company’s efforts to create a more efficient organization.
Comparison of the year ended December 31, 2019 and the year ended December 31, 2018

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2019	2018	$	%
Location operating expenses	$2,758,318	$1,491,783	$1,266,535	85%

Location operating expenses increased $1.3 billion to $2.8 billion due to the overall growth in our business and the increase in the number of open locations. As a percentage of total revenue, location operating expenses for the year ended December 31, 2019 decreased by two percentage points to 80% compared to 82% for the year ended December 31, 2018.

Our most significant location operating expense is real estate operating lease cost, which includes the following components and changes:

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2019	2018	$	%
Lease cost contractually paid or payable	$1,686,431	$824,650	$861,781	105%
Non-cash GAAP straight-line lease cost	411,161	268,125	143,036	53%
Amortization of lease incentives	(169,676)	(88,867)	(80,809)	91%

Total real estate operating lease cost	$1,927,916	$1,003,908	$924,008	92%

The following table includes the components of operating lease cost included in location operating expenses as a percentage of membership revenue:

	Year Ended December 31,
	2019	2018	Change%
Lease cost contractually paid or payable	58%	51%	7%
Non-cash GAAP straight-line lease cost	14%	17%	(3)%
Amortization of lease incentives	(6)%	(6)%	—%

Total real estate operating lease cost	66%	62%	4%

The $861.8 million increase in lease cost contractually paid or payable, which is incurred after locations open for business and after the expiration of any free rent period, was primarily driven by the growth from 410 locations as of December 1, 2018 to 710 locations as of December 1, 2019. The increase in lease cost contractually paid or payable is also impacted by escalations in base rent payments and the expiration of free rent periods. As a percentage of membership revenue, lease cost contractually paid or payable increased by seven percentage points for the year ended December 31, 2019 as compared to the year ended December 31, 2018 and was impacted by our expansion into regions where lease costs comprised a higher percentage of membership and service revenue.
The $143.0 million increase in
non-cash
GAAP straight-line lease cost was primarily driven by free rent periods and lease cost escalations given that a majority of our leases are in the first half of the life of the lease.
The impact of straight-lining lease cost typically increases lease cost in the first half of the life of a lease, when lease cost recorded in accordance with GAAP exceeds cash payments made, and then decreases lease cost in the second half of the life of the lease when lease cost is less than the cash payments required. The impact of straight-lining of lease cost nets to zero over the life of a lease.
The $80.8 million increase in amortization of lease incentives benefit was primarily driven by the new locations that opened since December 31, 2018.
Stock-based compensation expense increased $23.8 million primarily driven by the 2019 Tender Offer and 2020 Tender Offer, which both resulted in additional stock-based compensation expense during the year ended December 31, 2019. Additionally, the Company made new stock-based compensation grants to new and existing employees during 2019, resulting in additional expense.
The overall growth in our global community was also the primary driver of the remaining $318.8 million increase in all other location operating expenses, which related to increases in employee compensation and benefits, cleaning, office, utilities, repairs and maintenance, consumables and other expenses required to operate our locations. As a percentage of membership revenue, these location operating expenses for the year ended December 31, 2019 decreased three percentage points to 24% compared to 27% for the year ended December 31, 2018.

Pre-Opening
Location Expenses
Comparison of the six months ended June 30, 2021 and the six months ended June 30, 2020

	Six Months Ended June 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Pre-opening location expenses	$76,839	$165,919	$(89,080)	(54)%
ChinaCo pre-opening location expenses	—	12,359	(12,359)	(100)%

Pre-opening location expenses excluding ChinaCo	$76,839	$153,560	$(76,721)	(50)%

Pre-opening
location expenses decreased $89.1 million to $76.8 million primarily as a result of the Company’s decision in the fourth quarter of 2019 and first half of 2020 to decelerate the growth rate of our platform and to focus on increasing the profitability of our existing portfolio of locations. As of June 1, 2021, there were 42 locations where we had taken possession of the new leased spaces but the location had not yet opened for member operations compared to 102 as of June 1, 2020. Included in the 42 pre-open
locations are 20 locations that were closed for member operations and all members have been relocated to a new workspace location as of June 1, 2021, but management has not yet ceased use of the building.
Included in the net decreases discussed above was a decrease of approximately $12.4 million in pre-opening
expenses related to ChinaCo. ChinaCo was deconsolidated as of October 2, 2020 and therefore contributed six months of consolidated pre-opening
expenses during the six months June 30, 2020.
Our most significant
pre-opening
location expense is real estate operating lease cost for the period before a location is open for member operations, which includes the following components and changes:

	Six Months Ended June 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Lease cost contractually paid or payable	$55,945	$69,069	$(13,124)	(19)%
Non-cash GAAP straight-line lease cost	25,534	112,126	(86,592)	(77)%
Amortization of lease incentives	(10,158)	(23,562)	13,404	(57)%

Total pre-opening location real estate operating lease cost	$71,321	$157,633	$(86,312)	(55)%

The $86.6 million decrease in
non-cash
GAAP straight-line lease cost is primarily driven by the decrease in pre-opening
locations and fewer free rent periods associated with our
pre-opening
locations as described above. During the six months ended June 30, 2021 and 2020, lease cost recorded in accordance with GAAP exceeded cash payments required to be made. As the number of pre-opening
locations at the end of each period has decreased as described above, so too have non-cash
GAAP straight-line lease costs relating to those
pre-open
locations. The impact of straight-lining of lease cost nets to zero over the life of a lease.
The $13.1 million decrease in lease cost contractually paid or payable was generally the result of the decrease in the number of pre-opening
locations described above.
The $13.4 million decrease in amortization of lease incentives benefit was driven by the decrease in pre-opening
locations discussed above.

Comparison of the year ended December 31, 2020 and the year ended December 31, 2019

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2020	2019	$	%
Pre-opening location expenses	$273,049	$571,968	$(298,919)	(52)%
ChinaCo pre-opening location expenses	13,465	71,681	(58,216)	(81)%

Pre-opening location expenses excluding ChinaCo	$259,584	$500,287	$(240,703)	(48)%

Pre-opening
location expenses decreased $298.9 million to $273.0 million primarily as a result of the Company’s decision in the fourth quarter of 2019 to decelerate the growth rate of our platform and to focus on increasing the profitability of our existing portfolio of locations. During the year ended December 31, 2020, the Company also successfully terminated leases associated with a total of 82 consolidated pre-open
locations, including seven associated with ChinaCo during the nine months ended September 30, 2020 that it was consolidated, which also contributed to the decline in expense. As of December 1, 2020, there were 59 locations where we had taken possession of the new leased spaces but the location had not yet opened for member operations compared to 165 as of December 1, 2019.
Our most significant
pre-opening
location expense is real estate operating lease cost for the period before a location is open for member operations, which includes the following components and changes:

(Amounts in thousands, except percentages)	Year Ended December 31,		Change
	2020	2019	$	%
Lease cost contractually paid or payable	$128,452	$119,220	$9,232	8%
Non-cash GAAP straight-line lease cost	171,772	484,099	(312,327)	(65)%
Amortization of lease incentives	(40,550)	(60,447)	19,897	(33)%

Total pre-opening location real estate operating lease cost	$259,674	$542,872	$(283,198)	(52)%

The $9.2 million increase in lease cost contractually paid or payable was generally the result of fewer free rent periods associated with our pre-opening
locations during the year ended December 31, 2020, than during the year ended December 31, 2019.
The $312.3 million decrease in
non-cash
GAAP straight-line lease cost is primarily driven by the decrease in pre-opening
locations and fewer free rent periods associated with our
pre-opening
locations as described above. During the year ended December 31, 2020 and 2019, lease cost recorded in accordance with GAAP exceeded cash payments required to be made. As the number of pre-opening
locations at the end of each period has decreased as described above, so too have non-cash
GAAP straight-line lease costs relating to those
pre-open
locations. The impact of straight-lining of lease cost nets to zero over the life of a lease.
The $19.9 million decrease in amortization of lease incentives benefit was driven by the decrease in pre-opening
locations discussed above.
Comparison of the year ended December 31, 2019 and the year ended December 31, 2018

(Amounts in thousands, except percentages)	Year Ended December 31,		Change
	2019	2018	$	%
Pre-opening location expenses	$571,968	$357,831	$214,137	60%

Pre-opening
location expenses increased $214.1 million to $572.0 million primarily as a result of the continued acceleration of our growth during 2019. During 2019, we opened 300 new locations compared to 213 new locations during 2018. In addition, as of December 1, 2019, there were 165 locations where we had taken possession of the new leased spaces but the location had not yet opened for member operations compared to 110 as of December 1, 2018.
Our most significant
pre-opening
location expense is operating lease cost for the period before a location is open for member operations, which includes the following components and changes:

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2019	2018	$	%
Lease cost contractually paid or payable	$119,220	$80,736	$38,484	48%
Non-cash GAAP straight-line lease cost	484,099	268,593	215,506	80%
Amortization of lease incentives	(60,447)	(3,759)	(56,688)	N/M

Total pre-opening location real estate operating lease cost	$542,872	$345,570	$197,302	57%

N/M = Not meaningful
The $38.5 million increase in lease cost contractually paid or payable was generally the result of the increase in the number of pre-opening
locations described above.
The increase in amortization of lease incentives benefit of $56.7 million was primarily driven by the adoption of ASC 842 on January 1, 2019. Upon adoption, the Company made an accounting policy election to recognize tenant lease incentive receivables as part of the fixed lease payments at the lease commencement date, which resulted in a reduction in total operating lease cost included in pre-opening
location operating expenses.
The $215.5 million increase in
non-cash
GAAP straight-line lease cost is primarily driven by straight-line lease cost during free rent periods provided for a limited time before our locations open for member operations. During this period, lease cost recorded in accordance with GAAP exceeds cash payments required to be made. As the number of location openings and the number of pre-opening
locations at the end of each period has increased as described above, so too have non-cash
GAAP straight-line lease cost relating to those
pre-opening
locations. The impact of straight-lining of lease cost nets to zero over the life of a lease.
The overall growth in our network of locations was also the primary driver of the remaining $16.8 million increase in all other pre-opening
location operating expenses, which related primarily to increases in employee compensation and benefits, utilities, cleaning, and other expenses required to prepare our locations for members.
Selling, General and Administrative Expenses
Comparison of the six months ended June 30, 2021 and the six months ended June 30, 2020

	Six Months Ended June 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Selling, general and administrative expenses	$499,502	$925,101	$(425,599)	(46)%
ChinaCo selling, general and administrative expenses	—	49,221	(49,221)	(100)%

Selling, general and administrative expenses excluding ChinaCo	$499,502	$875,880	$(376,378)	(43)%

Selling, general and administrative expenses decreased $425.6 million to $499.5 million for the six months ended June 30, 2021. Included in the $425.6 million decrease, $49.2 million related to ChinaCo. ChinaCo was deconsolidated as of October 2, 2020 and therefore contributed six months of consolidated selling, general and administrative expenses during the six months ended June 30, 2020. As a percentage of total revenue, selling, general and administrative expenses decreased by 6 percentage points to 42% for the six months ended June 30, 2021, compared to 48% for the six months ended June 30, 2020, driven primarily by our decision during the fourth quarter of 2019 and first half of 2020 to slow our growth and focus on our goal of creating a leaner, more efficient organization resulting in reductions in headcount, including $278.3 million decrease in employee compensation and benefits expenses, professional fees and other expenses. In addition, as a result of the temporary business interruption caused by
COVID-19,
the Company was also proactive in taking steps to delay or reduce spending in areas such as marketing during the six months ended June 30, 2021. We also incurred fewer variable sales costs that are directly tied to the
COVID-19
related decline in sales activity experienced during the six months ended June 30, 2021, such as member referral fees which declined by $23.0 million during six months ended June 30, 2021.
Included in the decrease in selling, general and administrative expenses was a $109.8 million decrease in cost of revenue attributable to non-core
businesses which were primarily sold or wound down as the Company has refocused on its core space-as-a-service
offering.
The decreases were partially offset by an increase in stock-based compensation of $20.4 million and various other expenses of $14.3 million.
Comparison of the year ended December 31, 2020 and the year ended December 31, 2019

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2020	2019	$	%
Selling, general and administrative expenses	$1,604,669	$2,793,663	$(1,188,994)	(43)%
ChinaCo selling, general and administrative expenses	68,884	85,237	(16,353)	(19)%

Selling, general and administrative expenses excluding ChinaCo	$1,535,785	$2,708,426	$(1,172,641)	(43)%

Selling, general and administrative expenses decreased $1.2 billion to $1.6 billion for the year ended December 31, 2020. As a percentage of total revenue, SG&A expenses decreased by 34 percentage points to 47% for the year ended December 31, 2020 driven primarily by our decision during the fourth quarter of 2019 to slow our growth and focus on our goal of creating a leaner, more efficient organization.
The decrease in SG&A expenses was driven by a $310.0 million decrease in other employee compensation and benefits expenses, a $153.6 million decrease in professional fees, a $60.0 million decrease in routine impairment charges relating to excess, obsolete, or slow-moving inventory and a $88.5 million decrease in travel expenses all driven by progress made through our restructuring program and efforts to create a leaner, more efficient organization.
COVID-19
travel restrictions also impacted our travel expense decline during the year.
Also included in the decrease in SG&A expenses was a $135.9 million decrease in cost of revenue attributable to non-core
businesses which were primarily sold or wound down during the fourth quarter of 2019 and during the year ended December 31, 2020 as the Company has refocused on its core space-as-a-service
offering.
SG&A expenses decreased due to $94.5 million of costs associated with the withdrawn initial public offering and related bank credit facilities incurred during the year ended December 31, 2019, that did not reoccur during 2020. Offsetting these decreases, during 2020, we incurred $53.0 million in legal costs incurred by the Company in connection with regulatory investigations and litigation regarding our 2019 withdrawn initial public offering and the related execution of the SoftBank Transactions.
Included in the decrease in SG&A expenses was a $271.2 million decrease as a result of higher stock-based compensation expense incurred during 2019 primarily driven by the 2019 Tender Offer and 2020 Tender Offer, through which common shares were acquired (or, in the case of the 2020 Tender Offer, offered to be acquired subject to the satisfaction of certain conditions) from WeWork employees at a price greater than the fair market value of the shares, which resulted in additional stock-based compensation expense during the year ended December 31, 2019.
The decreases were partially offset by a $61.5 million increase in expense due to a $61.7 million benefit recorded by ChinaCo during the year ended December 31, 2019, relating to a decline in fair value of the contingent consideration payable in stock associated with ChinaCo’s naked Hub acquisition (as described in the section entitled “
Certain Relationships and Related Person Transactions––WeWork––
International Joint Ventures and Strategic Partnerships
”) compared to only a $0.1 million benefit recorded during the year ended December 31, 2020, prior to the ChinaCo Deconsolidation. The decrease in fair value of contingent consideration during the year ended December 31, 2019, was primarily driven by a decrease in the Company’s projected obligation to issue additional shares of the Company’s Class A Common Stock.
Comparison of the year ended December 31, 2019 and the year ended December 31, 2018

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2019	2018	$	%
Selling, general and administrative expenses	$2,793,663	$1,349,622	$1,444,041	107%

Selling, general and administrative expenses increased $1.4 billion to $2.8 billion for the year ended December 31, 2019.
The increase in SG&A was primarily driven by a $519.8 million increase in employee compensation and benefits. To support our growing platform, we made significant personnel investments, including a $194.0 million increase in sales and marketing personnel, and $207.3 million increase in personnel related to corporate design, development, warehousing, logistics and real estate costs and expenses incurred researching and pursuing new markets, solutions and services, and other expenses related to the Company’s growth and global expansion.
Stock-based compensation expense increased $254.9 million primarily driven by the 2019 Tender Offer and 2020 Tender Offer, which both resulted in additional stock-based compensation expense during the year ended December 31, 2019. Additionally, the Company made new stock-based grants to new and existing employees during 2019, resulting in additional expense.
Cost of revenue included in SG&A contributed to an increase of approximately $145.7 million relating to an increase in the number of Powered by We projects as compared to the year ended December 31, 2018 and a $74.3 million increase attributable to other non-core
businesses primarily from the expansion of operations of Meetup, the Flatiron School, Conductor and Managed by Q for the periods subsequent to their acquisitions.
There was also an increase of $33.6 million in routine impairment charges and property and equipment write-offs relating to excess, obsolete or slow-moving inventory of furniture and equipment, early termination of leases and cancellation of other deals or projects occurring in the ordinary course of business. The increase in routine impairment charges and write-offs was consistent with the increase in the Company’s property and equipment and other growth activities during 2019.

The increase was also driven by $50.5 million of
non-recurring
expenses associated with previously deferred costs associated with the withdrawn IPO and related bank credit facilities and $44.0 million in expenses associated with a breakup fee for an alternative financing arrangement that was contemplated prior to the execution of the SoftBank Transactions.
The increases were partially offset by a $142.3 million decrease in expense due to a $61.7 million benefit recorded during the year ended December 31, 2019, relating to a decline in fair value of the contingent consideration payable in stock associated with the naked Hub acquisition compared to $80.6 million of expense recorded during the year ended December 31, 2018. The decrease in fair value of contingent consideration during the year ended December 31, 2019, was primarily driven by a decrease in the Company’s projected obligation to issue additional shares of the Company’s Class A Common Stock.
The remaining $463.5 million increase included various costs associated with expansion of our global community, including a $123.4 million increase in professional fees primarily due to additional accounting, consulting, legal and audit fees, a $42.0 million increase in travel costs, a $46.4 million increase in advertising costs, a $38.5 million increase in corporate lease costs and a $34.2 million increase in corporate tech costs.
Restructuring and other related costs and Impairment/(gain on sale) of goodwill, intangibles and other assets Comparison of the six months ended June 30, 2021 and the six months ended June 30, 2020

	Six Months Ended June 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Restructuring and other related costs	$466,045	$136,216	$329,829	242%
Impairment/(gain on sale) of goodwill, intangibles and other assets	$541,585	$555,959	$(14,374)	(3)%

Restructuring and other related costs increased $329.8 million to $466.0 million for the six months ended June 30, 2021, primarily due to a $530.3 million increase in one-time
employee termination costs relating to a Settlement Agreement with Mr. Neumann, the Company’s former CEO. In connection with the Settlement Agreement, SBG (as defined in Note 1 of the notes to WeWork’s unaudited interim condensed consolidated financial statements included elsewhere in this prospectus) purchased 30,139,971 shares of Class B Common Stock of the Company from We Holdings LLC, which is Mr. Neumann’s affiliated investment vehicle, for a price per share of $19.19, representing an aggregate purchase price of approximately $578.4 million. The Company recorded a $428.3 million expense which represents the excess between the amount paid from a principal shareholder of the Company to Mr. Neumann and the fair value of the stock purchased. The Company recognized the expense in restructuring and other related costs in the consolidated statement of operations for the three months ended March 31, 2021, with a corresponding increase in additional paid-in
capital, representing a deemed capital contribution by SBG in its condensed consolidated balance sheet. In February 2021, in connection with the Settlement Agreement, the WeWork Partnership Profits Interest Units held by Mr. Neumann became fully vested and were amended to have a catch-up
base amount of $0. The per unit distribution thresholds for Mr. Neumann’s WeWork Partnership Profits Interest Units were also amended to initially be $10.00 (and were subsequently adjusted downwards based on the Closing Date pricing of the Business Combination) As such, the Company expensed $102.0 million during the six months ended June 30, 2021.
The restructuring cost increase was also due to $65.7 million increase in costs related to ceased use buildings and a $20.2 million increase in legal and other exit costs.
Restructuring and other related costs was offset by a $148.2 million increase in lease termination gains. During the six months ended June 30, 2021, the Company terminated leases associated with a total of 59 previously open locations and 3 pre-open
locations. Management is continuing to evaluate our real estate portfolio in connection with its ongoing restructuring efforts and expects to exit additional leases over the remainder of 2021.

The restructuring cost increase was also offset by a $138.2 million decrease in one-time
employee bonus and termination costs as we continued to reiterate and execute on our plans to refocus on our core space-as-a-service
business and create a leaner, more efficient organization.
In connection with the operational restructuring program and related changes in the Company’s leasing plans and planned or completed disposition or wind down of certain non-core
operations and projects, and the impacts of
COVID-19
on our operations, the Company has also recorded various other non-routine
write-offs, impairments and gains on sale of goodwill, intangibles and various other long-lived assets. Impairments/(gain on sale) of goodwill, intangibles and other assets decreased $(14.4) million to $541.6 million for the six months ended June 30, 2021 and included the following components in year:

(Amounts in thousands)	Six Months Ended June 30,
	2021	2020
Impairment of assets held for sale	$—	$120,005
Impairment and write-off of long-lived assets associated with restructuring	510,940	423,063
Impairment of long-lived assets primarily associated with COVID-19	31,461	62,314
Gain on sale of assets	(816)	(49,423)

Total	$541,585	$555,959

For additional information on restructuring costs and impairments, see Note 3 of the notes to WeWork’s unaudited interim condensed consolidated financial statements included elsewhere in this prospectus and “—
Key Factors Affecting the Comparability of Our Results—Restructuring and Impairments
” above.
Comparison of the year ended December 31, 2020 and the year ended December 31, 2019

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2020	2019	$	%
Restructuring and other related costs	$206,703	$329,221	$(122,518)	(37)%
Impairment/(gain on sale) of goodwill, intangibles and other assets	$1,355,921	$335,006	$1,020,915	305%

Restructuring and other related costs decreased $122.5 million to $206.7 million for the year ended December 31, 2020, primarily due to a $185.0 million charge during 2019 relating to a non-compete
agreement with Mr. Neumann, the Company’s former CEO, which included a cash payment totaling $185.0 million to be paid by SBG (as defined in Note 1 of the notes to WeWork’s audited annual consolidated financial statements included elsewhere in this prospectus) to Mr. Neumann. We recorded this as an expense of the Company to be paid for by a principal shareholder as the Company also benefits from the arrangement through restricting Mr. Neumann ability to provide similar services to a competing organization. The Company recognized the expense in full during 2019, with a corresponding increase in additional paid-in
capital, representing a deemed capital contribution by SBG.
Restructuring and other related costs during 2020 also benefited by $37.4 million from net gains on lease terminations during the year ended December 31, 2020 as compared to a $3.2 million net loss on lease terminations during 2019. During 2020, the Company terminated leases associated with a total of 82 consolidated pre-open
locations, including seven associated with ChinaCo during the nine months ended September 30, 2020 that it was consolidated and strategically closed 24 previously open Consolidated Locations, including nine associated with ChinaCo during the nine months ended September 30, 2020 that it was consolidated. During 2019, the Company terminated leases associated with two pre-open
locations in connection with its restructuring efforts which began in September 2019.

The restructuring cost decline was also offset by a $52.3 million increase in one-time
employee termination benefits as a result of further headcount reduction plans during 2020 and a $50.8 million increase in various other restructuring related costs both incurred as we continued to reiterate and execute on our plans to refocus on our core space-as-a-service
business and create a leaner, more efficient organization.
In connection with the operational restructuring program and related changes in the Company’s leasing plans and planned or completed disposition or wind down of certain non-core
operations and projects, and the impacts of
COVID-19
on our operations, the Company has also recorded various other non-routine
write-offs, impairments and gains on sale of goodwill, intangibles and various other long-lived assets. Impairments/(gain on sale) of goodwill, intangibles and other assets increased $1,020.9 million to $1,355.9 million for the year ended December 31, 2020, and included the following components in year:

(Amounts in thousands)	Year Ended December 31,
	2020	2019
Impairment of assets held for sale	$120,273	$2,559
Impairment of goodwill	—	214,515
Impairment of intangible assets	—	51,789
Impairment and write-off of long-lived assets associated with restructuring	796,734	66,187
Impairment of long-lived assets primarily associated with COVID-19	345,034	—
Gain on sale of assets	(59,165)	(44)
Loss on ChinaCo Deconsolidation	153,045	—

Total	$1,355,921	$335,006

For additional information on restructuring costs and impairments, see Note 3 of the notes to WeWork’s audited annual consolidated financial statements included elsewhere in this prospectus and “
—Key Factors Affecting the Comparability of Our Results—Restructuring and Impairments
” above.
Comparison of the year ended December 31, 2019 and the year ended December 31, 2018

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2019	2018	$	%
Restructuring and other related costs	$329,221	$—	$329,221	N/M
Impairment/(gain on sale) of goodwill, intangibles and other assets	$335,006	$—	$335,006	N/M

N/M = Not meaningful
In September 2019, the Company initiated an operational restructuring program that included a change in executive leadership and plans for cost reductions that aim to improve the Company’s operating performance. As there were no restructuring efforts during 2018, there are no comparable expenses during the year ended December 31, 2018.
The $329.2 million of restructuring and other related costs for the year ended December 31, 2019, consisted of $185.0 million in expense related to the non-compete
agreement discussed above, $139.3 million of
one-time
employee termination benefits and other costs including $3.2 million of lease termination charges and $1.6 million of legal fees.

There was no costs associated with
non-routine
impairments/(gain on sale) of goodwill, intangibles and other assets during the year ended December 31, 2018. See above for details regarding the components of the December 31, 2019 non-routine
impairments/(gain on sale) of goodwill, intangibles and other assets.
For additional information, see Note 3 of the notes to WeWork’s audited annual consolidated financial statements included elsewhere in this prospectus and “
—Key Factors Affecting the Comparability of Our Results—Restructuring and Impairments
” above.
Depreciation and Amortization Expenses
Comparison of the six months ended June 30, 2021 and the six months ended June 30, 2020

	Six Months Ended June 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Depreciation and amortization expense	$364,341	$390,156	$(25,815)	(7)%

Depreciation and amortization expense decreased $25.8 million for the six months ended June 30, 2021, primarily driven by $28.3 million decrease related to the ChinaCo Deconsolidation. This resulted in a net overall increase of $2.5 million which was the result of an increase of $4.3 million in depreciation of our asset retirement obligation from the revision of estimated cash flows offset by $1.8 million decrease in property, furniture, fixtures and equipment depreciation.
Comparison of the year ended December 31, 2020 and the year ended December 31, 2019

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2019	2018	$	%
Depreciation and amortization expense	$779,368	$589,914	$189,454	32%

Depreciation and amortization expense increased $189.5 million primarily driven by the increase in costs associated with leasehold improvements, furniture, and equipment primarily associated with the growth of our platform, including the increase in the number of our Consolidated Locations and workstation capacity throughout 2019 and 2020.
Comparison of the year ended December 31, 2019 and the year ended December 31, 2018

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2019	2018	$	%
Depreciation and amortization expense	$589,914	$313,514	$276,400	88%

Depreciation and amortization expense increased $276.4 million to $589.9 million for the year ended December 31, 2019 primarily driven by the increase in costs associated with leasehold improvements, furniture, and equipment primarily associated with the growth of our platform, including the increase in the number of Consolidated Locations and workstation capacity throughout 2018 and 2019.

Interest and Other Income (Expense), Net
Comparison of the six months ended June 30, 2021 and the six months ended June 30, 2020

(Amounts in thousands, except percentages)	Six Months Ended June 30,		Change
	2021	2020	$	%
Income (loss) from equity method investments	$(24,510)	$(47,111)	$22,601	(48)%
Interest expense	(217,828)	(138,090)	(79,738)	58%
Interest income	9,455	8,742	713	8%
Foreign currency gain (loss)	(37,925)	(149,985)	112,060	(75)%
Gain on change in fair value of related party financial instruments	(350,822)	792,313	(1,143,135)	(144)%
Loss on extinguishment of debt	—	(76,295)	76,295	(100)%

Interest and other income (expense), net	$(621,630)	$389,574	$(1,011,204)	(260)%

Interest and other income (expense), net decreased $1.0 billion to $(621.6) million of loss for the six months ended June 30, 2021. The decrease was primarily driven by a $1.1 billion decrease on the net gain on the change in fair value of related party financial instruments. The related party financial instruments are remeasured to fair value through their exercise dates, with such adjustments driven by changes in the Company’s stock price. See Note 9 and Note 11 of the notes to WeWork’s unaudited interim condensed consolidated financial statements included elsewhere in this prospectus for further details on these related party financial instruments and the related fair value measurements, respectively.
Foreign currency gain increased $112.1 million during the six months ended June 30, 2021 as compared to the six months ended June 30, 2020, primarily driven by increases in the foreign currency denominated intercompany transactions that are not of a long-term investment nature as a result of our international expansion and currency fluctuations against the dollar. The $37.9 million loss during the six months ended June 30, 2021 was primarily impacted by fluctuations in the U.S. dollar-Euro, U.S. dollar-British Pound, U.S. dollar-Peruvian Sol, and U.S. dollar-Korean Won exchange rates.
Interest expense increased by $79.7 million primarily due to a $37.9 million increase in 2021 amortization of deferred financing costs associated with the new SoftBank Senior Unsecured Notes Warrant and in 2021 amortization of deferred financing costs associated with the new 2020 LC Facility Warrant. The Company also incurred a $39.5 million increase in interest expense related to letters of credit under the new 2020 LC Facility and other letters of credit fees.
The loss on extinguishment of debt of $76.3 million was primarily driven by the repayment of the loans securing the 424 Fifth Venture upon the sale of the real estate in March 2020. We recognized a $71.6 million loss on extinguishment of the 424 Fifth Venture Loans (as defined in Note 6 of the notes to Old WeWork’s consolidated financial statements included elsewhere in this prospectus) representing the difference between the $756.6 million in cash paid, including a prepayment penalty of $56.1 million and the net carrying amount of the debt and unamortized debt issuance costs immediately prior to the extinguishment of $685.0 million. The remaining $4.7 million of loss relates to a write off of deferred financing costs in conjunction with the termination of the credit facility and letter of credit facility which were terminated in February 2020 in conjunction with the availability of the 2020 LC Facility.
The loss from equity method investments increased $22.6 million during the six months ended June 30, 2021, and was primarily due to the Company’s loss on its investment in ChinaCo and credit losses recorded relating to available-for-sale
debt securities partially offset by gains on the sale of equity method investments.

Comparison of the year ended December 31, 2020, and the year ended December 31, 2019

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2020	2019	$	%
Income (loss) from equity method investments	$(44,788)	$(32,206)	$(12,582)	39%
Interest expense	(331,217)	(99,587)	(231,630)	233%
Interest income	16,910	53,244	(36,334)	(68)%
Foreign currency gain (loss)	149,196	29,652	119,544	403%
Gain on change in fair value of related party financial instruments	819,647	239,145	580,502	243%
Loss on extinguishment of debt	(77,336)	—	(77,336)	N/M

Interest and other income (expense), net	$532,412	$190,248	$342,164	180%

N/M	= Not meaningful
Interest and other income (expense), net increased $342.2 million to $532.4 million of income for the year ended December 31, 2020. The increase was primarily driven by a $580.5 million increase on the net gain on the change in fair value of related party financial instruments. The related party financial instruments are remeasured to fair value through their exercise dates, with such adjustments driven by changes in the Company’s stock price. See Note 14 and Note 16 of the notes to WeWork’s audited annual consolidated financial statements included elsewhere in this prospectus for further details on these related party financial instruments and the related fair value measurements, respectively.
Foreign currency gain increased $119.5 million during the year ended December 31, 2020, as compared to the year ended December 31, 2019, primarily driven by increases in the foreign currency denominated intercompany transactions that are not of a long-term investment nature as a result of our international expansion and currency fluctuations against the dollar. The $149.2 million gain during the year ended December 31, 2020 was primarily impacted by fluctuations in the U.S. dollar-Euro, U.S. dollar-British Pound, U.S. dollar-Chinese Yuan, and U.S. dollar-Korean Won exchange rates.
Interest expense increased by $231.6 million primarily due to a $80.6 million increase in 2020 amortization of deferred financing costs associated with the new SoftBank Senior Unsecured Notes Warrant and $88.3 million in 2020 amortization of deferred financing costs associated with the new 2020 LC Facility Warrant (each as defined in section entitled “—
Liquidity and Capital Resources
” below). The Company also incurred a $60.7 million increase in interest expense related to letters of credit under the new 2020 LC Facility and other letters of credit fees and a $15.0 million increase in interest expense related to the SoftBank Senior Unsecured Notes. The increase was partially offset by a $9.4 million net decrease in imputed interest on the Convertible Notes (as defined in Note 14) and change in the fair value of the derivative associated with the convertible note which was converted in July 2019. The remaining $3.6 million decrease was related to interest expense associated with Surety Bonds (as defined in Note 14) and Convertible Notes issued in lieu of cash security deposits, finance leases, and interest associated with other loans.
The loss on extinguishment of debt of $77.3 million was primarily driven by the repayment of the loans securing the 424 Fifth Venture upon the sale of the real estate in March 2020. We recognized a $71.6 million loss on extinguishment of the 424 Fifth Venture Loans representing the difference between the $756.6 million in cash paid, including a prepayment penalty of $56.1 million and the net carrying amount of the debt and unamortized debt issuance costs immediately prior to the extinguishment of $685.0 million. The remaining $5.7 million of loss primarily relates to a $4.7 million write off of deferred financing costs in conjunction with the termination of the 2019 Credit Facility and 2019 LC Facility which were terminated in February 2020 in conjunction with the availability of the 2020 LC Facility, as well as a $1.0 million loss on the extinguishment of other loans.

Interest income decreased $36.3 million, primarily due to changes in the average cash on hand throughout the year ended December 31, 2020 as compared to the year ended December 31, 2019.
The loss from equity method investments increased $12.6 million during the year ended December 31, 2020, and was primarily due to credit losses recorded relating to available-for-sale
debt securities partially offset by gains on the sale of equity method investments.
Comparison of the year ended December 31, 2019 and the year ended December 31, 2018

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2019	2018	$	%
Income (loss) from equity method investments	$(32,206)	$(12,638)	$(19,568)	155%
Interest expense	(99,587)	(183,697)	84,110	(46)%
Interest income	53,244	37,663	15,581	41%
Foreign currency gain (loss)	29,652	(78,598)	108,250	(138)%
Gain on change in fair value of related party financial instruments	239,145	—	239,145	N/M

Interest and other income (expense), net	$190,248	$(237,270)	$427,518	(180)%

N/M	= Not meaningful
Interest and other income (expense), net increased $427.5 million to $190.2 million of income for the year ended December 31, 2019. The change was primarily driven by a $239.1 million net gain on the change in fair value of related party financial instruments related primarily to the Amended 2018 Warrant and 2019 Warrant (each as described and defined in Note 14 of the notes to WeWork’s audited annual consolidated financial statements included elsewhere in this /prospectus) which are remeasured to fair value through their exercise dates, with such adjustments driven by changes in the Company’s stock price. See Note 14 and Note 16 of the notes to WeWork’s audited annual consolidated financial statements included elsewhere in this prospectus for additional information.
The net foreign currency gain (loss) changes of $108.3 million are primarily driven by the increase in foreign currency denominated intercompany transactions that are not of a long-term investment nature as a result of our international expansion and currency fluctuations against the dollar. Our results of operations for 2019 were primarily impacted by fluctuations in the U.S. dollar-British Pound, U.S. dollar-Euro, U.S. dollar-Mexican Peso, U.S. dollar-Chinese Yuan and U.S. dollar-Israeli Shekel exchange rates.
Interest income increased $15.6 million, primarily due to changes in average cash on hand throughout the year ended December 31, 2019 as compared to the year ended December 31, 2018.
Interest expense decreased by $84.1 million primarily due to a $124.6 million change in the fair value of the Convertible Note embedded redemption derivative period over period. During the year ended December 31, 2019, interest expense included a credit of $27.0 million related to gains on the fair value adjustment on the embedded redemption derivative compared to expense of $97.6 million during the year ended December 31, 2018 relating to losses. The decrease in interest expense was partially offset by a $14.0 million increase in imputed interest expense on the Convertible Note which was funded in August 2018 and converted in July 2019 and was therefore outstanding for a longer period of time during 2019, a $17.5 million increase in interest expense associated with our Senior Notes which began accruing interest on April 30, 2018, and an increase of $9.0 million associated with our letters of credit, surety bonds issued in lieu of cash security deposits, and interest associated with other loans.

The loss from equity method investments increased $19.6 million, primarily driven by various impairments and write offs recorded on the Company’s equity method investments, during the year ended December 31, 2019, including a $23.3 million impairment on the Company’s investment in Refresh Club, Inc., which was subsequently sold in 2020 for an amount which approximated its carrying value after the impairment charge.
Income Tax Benefit (Provision)
Comparison of the six months ended June 30, 2021 and the six months ended June 30, 2020

	Six Months Ended June 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Income tax benefit (provision)	$(7,282)	$(16,115)	$8,833	(55)%

There was a $8.8 million net decrease in the tax provision for the six months ended June 30, 2021, compared to the six months ended June 30, 2020, due to the deconsolidation of ChinaCo in 2020 and lower withholding taxes paid, offset by additional valuation allowance recorded in the current quarter.
Our effective income tax rate was lower than the U.S. federal statutory rate primarily due to the effect of certain non-deductible
permanent differences, the effect of our operating in jurisdictions with various statutory tax rates, and valuation allowances. For additional information, see Note 2 of the notes to WeWork’s unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.
Comparison of the year ended December 31, 2020 and the year ended December 31, 2019

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2020	2019	$	%
Income tax benefit (provision)	$(19,506)	$(45,637)	$26,131	(57)%

There was a $26.1 million net decrease in the tax provision for the year ended December 31, 2020, compared to the year ended December 31, 2019. The overall decrease is primarily related to a reduction in withholding tax payments in the current year on our intercompany interest and management fees as well as the impact of changes in tax laws which generated additional tax expense in prior periods.
Our effective income tax rate was lower than the U.S. federal statutory rate primarily due to the effect of certain non-deductible
permanent differences, the impact of rate changes in certain
non-U.S.
jurisdictions, the ChinaCo Deconsolidation and the change in the valuation allowance recorded. For additional information, see Note 19 of the notes to WeWork’s audited annual consolidated financial statements included elsewhere in this prospectus.
Comparison of the year ended December 31, 2019 and the year ended December 31, 2018

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2019	2018	$	%
Income tax benefit (provision)	$(45,637)	$850	$(46,487)	N/M

N/M	= Not meaningful
There was a $46.5 million net increase in the tax provision for the year ended December 31, 2019, compared to the year ended December 31, 2018. The increase was primarily due to additional current income tax expense for ChinaCo and PacificCo for the year ended December 31, 2019, related to the interest income and foreign currency gains earned on cash held by the entities, along with an increase in withholding tax liabilities related to cross border intercompany payments on interest and management fees, and current income tax expense in Japan from a change in the recognition of straight-line lease cost, and current income tax expense on profitable operations in Mexico and Canada.
Our effective income tax rate was lower than the U.S. federal statutory rate primarily due to the effect of certain non-deductible
permanent differences, the effect of our operating in jurisdictions with various statutory tax rates, and valuation allowances. For additional information, see Note 19 of the notes to WeWork’s audited annual consolidated financial statements included elsewhere in this prospectus.
Net Loss Attributable to Noncontrolling Interests
During 2017 through 2021, various of our consolidated subsidiaries issued equity to other parties in exchange for cash as more fully described in Note 6 and Note 5 of the notes to WeWork’s audited annual and unaudited interim condensed consolidated financial statements, respectively, included elsewhere in this prospectus. As we have the power to direct the activities of these entities that most significantly impact their economic performance and the right to receive benefits that could potentially be significant to these entities, they remain our consolidated subsidiaries, and the interests owned by the other investors and the net income or loss and comprehensive income or loss attributable to the other investors are reflected as noncontrolling interests on our condensed consolidated balance sheets, condensed consolidated statements of operations and condensed consolidated statements of comprehensive loss, respectively.
The decrease in the net loss attributable to noncontrolling interests from the six months ended June 30, 2021 as compared to the six months ended June 30, 2020 of $(554.9) million is largely due to our decision during the fourth quarter of 2019 and first half of 2020 to slow our growth and focus on our goal of creating a leaner, more efficient organization. Included during the six months ended June 30, 2020, were increases in net losses incurred by the ChinaCo, PacificCo and JapanCo (as defined in Note 6 of the notes to Old WeWork’s consolidated financial statements included elsewhere in this prospectus) ventures, while during the six months ended June 30, 2021, only JapanCo was included, as PacificCo and ChinaCo are no longer consolidated VIEs. See Note 5 of the notes to WeWork’s unaudited interim condensed consolidated financial statements included elsewhere in this prospectus for further discussion of these transactions. See Note 6 of the notes to WeWork’s unaudited interim condensed consolidated financial statements included elsewhere in this prospectus for discussion of the Company’s non-consolidated
VIEs.
The increase in the net loss attributable to noncontrolling interests from the year ended December 31, 2020, as compared to the year ended December 31, 2019 of $194.4 million is primarily due to the continued expansion of operations and the corresponding increases in net losses incurred by JapanCo and ChinaCo (prior to the ChinaCo Deconsolidation) ventures and partially offset by the PacificCo
Roll-up
which occurred in April 2020 as losses from PacificCo were included in noncontrolling interest for the full year of 2019 and the three months ended March 31, 2020, with no losses from PacificCo allocated to noncontrolling interest during the remainder of 2020.
The increase net loss attributable to noncontrolling interests from year ended December 31, 2019 as compared to the year ended December 31, 2018, of $193.5 million was largely due to continued expansion of operations and the corresponding increases in net losses incurred by the ChinaCo, PacificCo and JapanCo ventures.
Net Loss Attributable to WeWork Inc.
As a result of the factors described above, we recorded a net loss attributable to WeWork Inc. of $(2.9) billion for the six months ended June 30, 2021 compared to $(1.0) billion for the six months ended June 30, 2020.

We recorded a net loss attributable to WeWork Inc. of $(3.1) billion for the year ended December 31, 2020, compared to $(3.3) billion for the year ended December 31, 2019 and $(1.6) billion for the year ended December 31, 2018.
Liquidity and Capital Resources
We currently expect that our principal sources of funds to meet our short-term and long-term liquidity requirements for working capital, expenses, capital expenditures, lease security, other investments and repurchases or repayments of outstanding indebtedness and other liabilities will include:

•
Cash on hand, including $844.0 million of cash and cash equivalents as of June 30, 2021, including $102.6 million held by our consolidated VIEs that will be used first to settle obligations of the VIE and are also subject to the restrictions discussed below;

•
Draws on the $550.0 million Amended Senior Secured Notes. On the Closing Date, WeWork Companies LLC, WW
Co-Obligor,
Inc. and the Note Purchaser entered into the A&R NPA, which replaces the Master Senior Secured Note Purchase Agreement relating to the Softbank Senior Secured Notes.

•
The 2020 LC Facility (defined below) which became available in February 2020 to provide $1.75 billion in letters of credit which may be used as lease security for the Company’s leases in lieu of providing cash security deposits and for general corporate purposes and other obligations of WeWork Companies LLC or its business. As of June 30, 2021, there was $84.7 million in remaining letter of credit availability under the 2020 LC Facility. In March 2021, the Company, the SoftBank Obligor, and Old BowX entered into the Credit Support Letter Agreement, pursuant to which SBG committed to consent to an extension of the termination date of the 2020 LC Facility from February 10, 2023 to no later than February 10, 2024, subject to the terms and conditions set forth therein; and

•
In May 2021, the Company entered into a loan agreement with a third party to raise up to $350.0 million of cash in exchange for letters of credit issued from the 2020 LC Facility. The Company drew $349.0 million of loans under the LC Debt Facility (as defined below) in the second quarter of 2021 which mature in September 2021.

The Company’s strategic plan used for evaluating liquidity includes limited future growth initiatives, such as signing new leases. The actual timing at which we may achieve profitability and positive cash flow from operations depends on a variety of factors, including the occupancy of our locations, the rates we are able to charge, the success of our cost efficiency efforts, economic and competitive conditions in the markets where we operate, general macroeconomic conditions, the pace at which we choose to grow and our ability to add new members and new products and services to our platform. Alternate long-term growth plans may require raising additional capital.
The duration and scope of the
COVID-19
pandemic has resulted in a slower than expected timing of recovery in WeWork’s business from when WeWork’s management established its original financial projections in February 2021. The delayed recovery has negatively impacted revenue, Adjusted EBITDA and liquidity during the first half of 2021. For example, cash flow used in operating activities was approximately $1.2 billion for the six-month
period ended June 30, 2021. As a result, the Company revised its financial projections in August 2021. Our current short-term liquidity forecast, which is based on our current projections, assumes that the pandemic will continue to negatively impact cash flow used in operating activities for the near term, but to a lessening extent based on improving customer demand experienced during the second quarter of 2021. In addition, the Company can draw upon the $550 million Amended Senior Secured Notes, and the Company received approximately $1.3 billion in proceeds from the consummation of the Business Combination. The Company believes that the recovery from the pandemic, which is now underway, combined with its available financing options, will provide liquidity sufficient to meet near-term requirements.

Our liquidity forecasts are based upon continued execution of the Company’s operational restructuring program and also includes management’s best estimate of the impact that the outbreak of
COVID-19,
including the Delta or other variants, may continue to have on our business and our liquidity needs; however, the extent to which our future results and liquidity needs are further affected by the continued impact of
COVID-19
will largely depend on the continued duration of closures, and delays in location openings, the success of ongoing vaccination efforts, the effect on demand for our memberships, any permanent shifts in working from home, how quickly we can resume normal operations and our ongoing lease negotiations with our landlords, among others. If revenues continue to decline during 2021 and/or we do not experience a recovery consistent with our projected timing, additional capital sources may be required, the timing and source of which are uncertain. There is no assurance we will be successful in securing the additional capital infusions if needed. Also see the section entitled “––
Key Factors Affecting the Comparability of Our
Results—COVID-19
and Impact on Our Business
” above for further details on the impact of
COVID-19
on our business and our efforts to mitigate its effects. The ultimate impact of
COVID-19
on our business is dependent on the duration of closures and delays and the larger macroeconomic impact of the virus depends on future developments, which are highly uncertain and cannot be accurately predicted, including new information which may emerge concerning the severity of
COVID-19
and the actions to contain the virus or mitigate its impact, among others.
During the six months ended June 30, 2021, our primary source of cash was $1.0 billion in proceeds from draws on the SoftBank Senior Unsecured Notes. Our primary uses of cash included fixed operating lease cost. and capital expenditures associated with the design and build-out
of our spaces. We have also incurred significant costs related to our operational restructuring including one-time
employee benefit costs, lease termination fees, legal fees and other exit costs. Cash payments of restructuring liabilities totaled $231.8 million during the six months ended June 30, 2021 compared to $182.3 million during the six months ended June 30, 2020.
Pre-opening
location expenses, sourcing, development and other expenses and cash payments made for acquisitions and investments have also historically included large discretionary uses of cash which can and have been scaled back to the extent needed based on our future cash needs. We also may elect to repurchase amounts of our outstanding debt, including the Senior Notes, for cash, through open market repurchases or privately negotiated transactions with certain of our debt holders, although there is no assurance we will do so.
As of June 30, 2021, our consolidated VIEs held the following, in each case after intercompany eliminations:

	June 30, 2021
(Amounts in thousands)	Asia JVs (1)	Other VIEs (2)
Cash and cash equivalents	$94,540	$8,065
Restricted cash	10,059	—
Total assets	1,871,367	15,741
Total liabilities	1,554,760	1,705
Redeemable stock issued by VIEs	500,000	—

Total net assets (3)	(183,393)	14,036

(1)
The “
Asia JVs
” as of June 30, 2021 includes only JapanCo. As of June 30, 2021, JapanCo was prohibited from declaring dividends (including to us) without approval of an affiliate of SoftBank Group Capital Limited. As a result, any net assets of JapanCo would be considered restricted net assets to the Company as of June 30, 2021. The net assets of JapanCo include the equivalent of preferred stock issued to affiliates of SBG and other investors with aggregate liquidation preferences totaling $0.5 billion as of June 30, 2021, which preferred stock is redeemable upon the occurrence of an event that is not solely within our control. The initial issuance price of such redeemable preferred stock equals the liquidation preference for each share issued as of June 30, 2021. After reducing the net assets of JapanCo by the liquidation preference associated with such redeemable preferred stock, the remaining net assets of each Asia JV is negative.

(2)	“ Other VIEs ” includes all other consolidated VIEs, other than the Asia JVs discussed separately in (1) and as of June 30, 2021 includes the WeCap Manager and WeCap Holdings Partnership.
(3)
Total net assets represents total assets less total liabilities and redeemable stock issued by VIEs after the total assets and total liabilities have both been reduced to remove amounts that eliminate in consolidation.

Based on the terms of the arrangements as of June 30, 2021, the assets of our consolidated VIEs will be used first to settle obligations of the VIE. Remaining assets may then be distributed to the VIEs’ owners, including us, subject to the liquidation preferences of certain noncontrolling interest holders and any other preferential distribution provisions contained within the operating agreements of the relevant VIEs. Other than the restrictions relating to our Asia JVs discussed in note (1) to the table above, third-party approval for the distribution of available net assets is not required for any of our consolidated VIEs as of June 30, 2021. See the section entitled “—
Senior Notes
” below for a discussion on additional restrictions on the net assets of WeWork Companies LLC. See the section entitled “—
Key Factors Affecting the Comparability of Our Results
—
ChinaCo Financing and Deconsolidation
” above for details regarding the October 2020 restructuring of ChinaCo. As of October 2, 2020, ChinaCo became an unconsolidated VIE.
As of June 30, 2021, creditors of our consolidated VIEs do not have recourse against the general credit of the Company except with respect to certain lease guarantees we have provided to landlords of our consolidated VIEs, which guarantees totaled $13.6 million as of June 30, 2021. In addition, as of June 30, 2021, the Company also continues to guarantee $3.5 million of lease obligations of ChinaCo subsequent to the ChinaCo Deconsolidation in October 2020.
We believe our sources of liquidity described above and in more detail below, will be sufficient to meet our obligations as of June 30, 2021 over the next twelve months from the issuance of this report.
We do not expect distributions from our consolidated VIEs or unconsolidated investments to be a significant source of liquidity and our assessment of our ability to meet our capital requirements over the next twelve months does not assume that we will receive distributions from those entities.
We may raise additional capital or incur additional indebtedness to continue to fund our operations and/or to refinance our existing indebtedness and to pay any related accrued interest, premiums and fees. Our future financing requirements and the future financing requirements of our consolidated VIEs will depend on many factors, including the number of new locations to be opened, our net member retention rate, the impacts of
COVID-19,
the timing and extent of spending to support the development of our platform, the expansion of our sales and marketing activities and potential investments in, or acquisitions of, businesses or technologies. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. In addition, the incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that restrict our operations.
SoftBank Senior Unsecured Notes
On December 27, 2019, WeWork Companies LLC, WW
Co-Obligor
Inc., a wholly owned subsidiary of WeWork Companies LLC and a co-obligor
under our Senior Notes (defined below), and the Note Purchaser, entered into a master senior unsecured note purchase agreement (as amended from time to time and as supplemented by that certain waiver dated July 7, 2020, the “
Master Note Purchase Agreement
”).
Pursuant to the terms of the Master Note Purchase Agreement, WeWork Companies LLC may deliver from time to time to the Note Purchaser draw notices and accordingly sell to the Note Purchaser “SoftBank Senior Unsecured Notes” up to an aggregate original principal amount of $2.2 billion. A draw notice pursuant to the Master Note Purchase Agreement may be delivered only if WeWork Companies LLC’s net liquidity is, or prior to the applicable closing is reasonably expected to be, less than $750.0 million, and the amount under each draw shall not be greater than the lesser of (a) $250.0 million and (b) the remaining commitment (defined as the original principal amount of $2.2 billion less notes issued) and shall not be greater than an amount sufficient to cause, or reasonably expected to cause, the net liquidity of WeWork Companies LLC to be equal to $750.0 million after giving effect to receipt of proceeds from the issuance of the applicable SoftBank Senior Unsecured Notes.
As of June 30, 2021, the Company had delivered draw notices in respect of $2.2 billion under the Master Note Purchase Agreement and an aggregate principal amount of $2.2 billion of SoftBank Senior Unsecured Notes were issued to the Note Purchaser and none remained available for draw.
Following the delivery of a draw notice, the Note Purchaser may notify WeWork Companies LLC that it intends to engage an investment bank or investment banks to offer and sell the applicable SoftBank Senior Unsecured Notes or any portion thereof to third-party investors in a private placement. Solely with respect to the first $200.0 million in draws, the Note Purchaser waived this syndication right and no action has been taken on the remainder of the draws.
The SoftBank Senior Unsecured Notes have a stated interest rate of 5.0%. However, because the associated warrants obligate the Company to issue shares in the future, the implied interest rate upon closing, assuming the full commitment is drawn, was approximately 11.69%. The SoftBank Senior Unsecured Notes will mature in July 2025.
SoftBank Senior Secured Notes
On August 12, 2020, WeWork Companies LLC and WW Co-Obligor Inc. entered into a Master Senior Secured Notes Note Purchase Agreement with the Note Purchaser (the “
Master Senior Secured Notes Note Purchase Agreement
”) for up to an aggregate principal amount of $1.1 billion of senior secured debt in the form of 12.50% senior secured notes (the “SoftBank Senior Secured Notes”). The Master Senior Secured Notes Note Purchase Agreement allowed WeWork Companies LLC to borrow once every thirty days up to the maximum remaining capacity with the minimum draws of $50.0 million with a maturity date four (4) years from the first draw. WeWork Companies LLC had the ability to draw for six months starting from the date of the Master Senior Secured Notes Note Purchase Agreement, and WeWork Companies LLC extended this draw period for an additional six months by delivery of an extension notice to the Note Purchaser in January 2021 pursuant to the terms of the agreement . On August 11, 2021, WeWork Companies LLC, WW-Co-Obligor Inc. and the Note Purchaser executed an amendment to the Master Senior Secured Notes Note Purchase Agreement governing the SoftBank Senior Secured Notes, which (i) amended the maturity date of any notes to be issued thereunder from four (4) years from the date of first drawing to February 12, 2023 and (ii) extended the expiration of the draw period from August 12, 2021 to September 30, 2021. On September 27, 2021, WeWork Companies LLC, WW-Co-Obligor Inc. and the Note Purchaser executed an amendment to the Master Senior Secured Notes Note Purchase Agreement governing the SoftBank Senior Secured Notes, which extended the expiration of the draw period from September 30, 2021 to October 31, 2021. No draw notices were delivered pursuant to the Master Senior Secured Notes Note Purchase Agreement.
Amended and Restated Senior Secured Notes
In March 2021, WeWork Companies LLC and the Note Purchaser entered into the Commitment Letter pursuant to which WeWork Companies LLC and the Note Purchaser agreed to amend and restate the terms of the Master Senior Secured Notes Note Purchase Agreement that governs the SoftBank Senior Secured Notes on the earlier of (i) the Closing and (ii) August 12, 2021. The A&R NPA will allow WeWork Companies LLC to borrow up to an aggregate principal amount of $550.0 million of senior secured debt in the form of new 7.5% senior secured notes. It is a condition to the execution of the A&R NPA that any outstanding SoftBank Senior Secured Notes be redeemed, repurchased or otherwise repaid and canceled at a price of 101% of the principal amount thereof plus accrued and unpaid interest. The A&R NPA will allow WeWork Companies LLC to borrow once every 30 days with the minimum draws of $50.0 million. Pursuant to the Commitment Letter, the Amended Senior Secured Notes will mature no later than February 12, 2023 or, if earlier, 18 months from the Closing. On August 11, 2021, WeWork

Companies LLC and the Note Purchaser executed an amendment to the Commitment Letter pursuant to which WeWork Companies LLC and the Note Purchaser agreed to enter into the A&R NPA on the earlier of (i) the Closing and (ii) September 30, 2021. On September 27, 2021, WeWork Companies LLC and the Note Purchaser executed an amendment to the Commitment Letter pursuant to which WeWork Companies LLC and the Note Purchaser agreed to enter into the A&R NPA on the earlier of (i) the Closing and (ii) October 31, 2021.
Amended Senior Secured Notes
On the Closing Date, WeWork Companies LLC, WW
Co-Obligor
Inc. and the Note Purchaser entered into the A&R NPA for up to an aggregate principal amount of $550,000,000 of senior secured debt in the form of 7.50% senior secured notes. Entry into the A&R NPA superseded and terminated the Master Senior Secured Notes Note Purchase Agreement governing the SoftBank Senior Secured Notes and the Commitment Letter pursuant to which WeWork Companies LLC would enter into the A&R NPA. The A&R NPA allows WeWork Companies LLC to borrow once every thirty days up to the maximum remaining capacity with minimum draws of $50.0 million. The Amended Senior Secured Notes will mature on February 12, 2023. WeWork Companies LLC has the ability to draw until February 12, 2023.
2020 LC Facility
On December 27, 2019, WeWork Companies LLC entered into the Company Credit Agreement, among WeWork Companies LLC, as co-obligor,
the SoftBank Obligor, as
co-obligor,
Goldman Sachs International Bank, as administrative agent, and the issuing creditors and letter of credit participants party thereto. The Company Credit Agreement provides for a $1.75 billion senior secured letter of credit facility (the “
2020 LC Facility
”), which was made available on February 10, 2020, for the support of WeWork Companies LLC’s or its subsidiaries’ obligations. The termination date of the 2020 LC Facility is February 10, 2023. As of June 30, 2021, $1.7 billion of standby letters of credit were outstanding under the 2020 LC Facility, of which $6.7 million has been utilized to secure letters of credit that remain outstanding under WeWork Companies LLC’s previous credit facility (the “
2019 Credit Facility
”) and letter of credit facility (the “
2019 LC Facility
”), which were terminated in 2020. As of June 30, 2021, there was $84.7 million in remaining letter of credit availability under the 2020 LC Facility.
The 2020 LC Facility is guaranteed by substantially all of the domestic wholly owned subsidiaries of WeWork Companies LLC (collectively the “
Guarantors
”) and is secured by substantially all the assets of WeWork Companies LLC and the Guarantors, in each case, subject to customary exceptions. The Credit Agreement and related documentation contain customary reimbursement provisions, representations, warranties, events of default and affirmative covenants (including with respect to cash management) for letter of credit facilities of this type. The negative covenants applicable to WeWork Companies LLC and its Restricted Subsidiaries (as defined in the Company Credit Agreement) are limited to restrictions on liens (subject to exceptions substantially consistent with the 7.875% Senior Notes (due 2025), changes in line of business and disposition of all or substantially all of the assets of WeWork Companies LLC).
In connection with the 2020 LC Facility, WeWork Companies LLC also entered into a reimbursement agreement, dated February 10, 2020 (as amended by the First Amendment, dated as of April 1, 2020, the “
Company/SBG Reimbursement Agreement
”), with the SoftBank Obligor pursuant to which (i) the SoftBank Obligor agreed to pay substantially all of the fees and expenses payable in connection with the Company Credit Agreement, (ii) the Company agreed to reimburse SoftBank Obligor for certain of such fees and expenses (including fronting fees up to an amount not to exceed 0.125% on the undrawn and unexpired amount of the letters of credit) as well as to pay the SoftBank Obligor a fee of 5.475% on the amount of all outstanding letters of credit and (iii) the Guarantors agreed to guarantee the obligations of WeWork Companies LLC under the Company/SBG Reimbursement Agreement. During the three and six months ended June 30, 2021, the Company recognized $19.7 million and $38.5 million in interest expense in connection with amounts payable to SBG pursuant to the Company/SBG Reimbursement Agreement. During the three and six months ended June 30, 2020, the Company recognized $19.1 million and $29.2 million in interest expense in connection with amounts payable to SBG pursuant to the Company/SBG Reimbursement Agreement. As the Company is also obligated to issue 43,295,973 shares in the future pursuant to warrants issued to the SoftBank Obligor in connection with the SoftBank Obligor’s commitment to provide credit support for the 2020 LC Facility, the implied interest rate for the Company on the 2020 LC Facility at issuance, assuming the full commitment is drawn, is approximately 12.47%.
In March 2021, the Company, the SoftBank Obligor and Old BowX entered into a letter agreement (the “
Credit Support Letter
”) pursuant to which SBG committed to consent to an extension of the termination date of the 2020 LC Facility from February 10, 2023 to no later than February 10, 2024 (the “
LC Facility Termination Extensio
n”), subject to the terms and conditions set forth therein. Any LC Facility Termination Extension will require the requisite consent of the lenders thereunder. Concurrently with and contingent upon the LC Facility Termination Extension, Old BowX will issue to the SoftBank Obligor or its designees one or more warrants (collectively, the “
LC Warrant
”) to purchase a number of shares of Old BowX Common Stock (rounded to the nearest whole share) equal to 14,431,991 multiplied by the Exchange Ratio, subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent). The LC Warrant would expire on the tenth (10 th
) anniversary of the date of issuance.
LC Debt Facility
In May 2021, the Company entered into a loan agreement with a third party to raise up to $350.0 million of cash in exchange for letters of credit issued from the LC Facility (the “
LC Debt Facility
”). The third party will issue a series of discount notes to investors of varying short-term
(1-6
month) maturities and make a matching discount loan to WeWork Companies LLC. WeWork Companies LLC will pay the 5.475% issuance fee on the letter of credit, the 0.125% fronting fee on the letter of credit and the interest on the discount note. At maturity, the Company has the option, based on prevailing market conditions and liquidity needs, to roll the loan to a new maturity or pay off the loan at par. No loans drawn under the LC Debt Facility can have maturity dates that extend beyond the termination date of the 2020 LC Facility.
In connection with the Merger Agreement, the Company agreed to not enter into loan facilities utilizing the LC Debt Facility without consent from SBG. In May 2021, the Company entered into a letter agreement with SBG pursuant to which SBG consented to the LC Debt Facility and the Company agreed to certain restrictions that will apply to the LC Debt Facility, including that (i) until such time as no amounts remain undrawn by the Company under the $2.2 billion SoftBank Senior Unsecured Notes, amounts issued under the LC Debt Facility will not exceed $100.0 million, (ii) the Company will repay all amounts outstanding under the LC Debt Facility within 30 days after the closing of the Business Combination, (iii) on and after the closing of the Business Combination, the prior written consent of SBG will be required for the first draw under the LC Debt Facility that occurs after Closing.
As of June 30, 2021, the Company drew $349.0 million of loans under the LC Debt Facility which will mature in September 2021. $349.0 million is reflected as Other Current Liabilities in the Condensed Consolidated Balance Sheet as of June 30, 2021.
Senior Notes
In April 2018, we issued $702.0 million in aggregate principal amount of unsecured 7.875% Senior Notes (the “
Senior Notes
”) in a private offering. The Senior Notes mature on May 1, 2025. We received gross proceeds of $702.0 million from the issuance of the Senior Notes. As of June 30, 2021, $669.0 million in aggregate principal amount remains outstanding.
The indenture that governs the Senior Notes restricts us from incurring indebtedness or liens or making certain investments or distributions, subject to a number of exceptions. Certain of these exceptions included in the indenture that governs our Senior Notes are subject to us having Minimum Liquidity (as defined in the indenture that governs our Senior Notes). For incurrences in 2019, Minimum Liquidity was required to be 0.7 times Total Indebtedness (as defined in the indenture that governs our Senior Notes) and for incurrences in 2020, Minimum Liquidity was required to be 0.3 times Total Indebtedness. Beginning on January 1, 2021, there is no longer a Minimum Liquidity requirement. Certain of these exceptions included in the indenture that governs our Senior Notes are subject to us having Minimum Growth-Adjusted EBITDA (as defined in the indenture that governs our Senior Notes) for the most recent four consecutive fiscal quarters. For incurrences in fiscal years ending December 31, 2019, 2020, 2021 and 2022-2025, the Minimum Growth-Adjusted EBITDA required for the immediately preceding four consecutive fiscal quarters is $200.0 million, $500.0 million, $1.0 billion and $2.0 billion, respectively. For the four quarters ended June 30, 2021, the Company’s Minimum Growth-Adjusted EBITDA, as calculated in accordance with the indenture, was less than the $1.0 billion requirement effective as of January 1, 2021. As a result, the Company will be restricted in its ability to incur certain new indebtedness in 2021 that was not already executed or committed to as of December 31, 2019, until such Minimum Growth-Adjusted EBITDA increases above the threshold required. The restrictions of the Senior Notes do not impact our ability to access the unfunded commitments pursuant to the SoftBank Senior Unsecured Notes and the Amended Senior Secured Notes.
Subsequent to the July 2019 legal entity reorganization, WeWork Companies LLC is the obligor of the Senior Notes, which is also fully and unconditionally guaranteed by WeWork Inc. WeWork Inc. and the other subsidiaries that sit above WeWork Companies LLC in our legal structure are holding companies that conduct substantially all of their business operations through WeWork Companies LLC. As of June 30, 2021, based on the covenants and other restrictions of the Senior Notes, WeWork Companies LLC is restricted in its ability to transfer funds by loans, advances or dividends to WeWork Inc. and as a result all of the net assets of WeWork Companies LLC are considered restricted net assets of WeWork Inc. See the
Supplementary Information — Consolidating Balance Sheet
included in WeWork’s unaudited interim condensed consolidated financial statements included elsewhere in this prospectus for additional details regarding the net assets of WeWork Companies LLC.
For the six months ended June 30, 2021, our
non-guarantor
subsidiaries represented approximately 58% of our total revenue and approximately 28% of loss from operations. As of June 30, 2021, our non-guarantor
subsidiaries represented approximately 47% of our total assets, and had $0.9 billion of total liabilities, including trade payables but excluding intercompany liabilities and lease obligations.
Bank Facilities
In conjunction with the availability of the 2020 LC Facility, our 2019 Credit Facility and 2019 LC Facility were terminated in February 2020. As of June 30, 2021, $6.7 million in letters of credit remain outstanding under the 2019 LC Facility and 2019 Credit Facility that are secured by new letters of credit issued under the 2020 LC Facility.
Other Letter of Credit Arrangements
The Company has also entered into various other letter of credit arrangements, the purpose of which is to guarantee payment under certain leases entered into by JapanCo and PacificCo. There was $8.4 million of standby letters of credit outstanding under these other arrangements that are secured by $11.5 million of restricted cash at June 30, 2021.
Lease Obligations
The future undiscounted fixed minimum lease cost payment obligations under operating and finance leases signed as of June 30, 2021 were $36.6 billion. A majority of our leases are held by individual special purpose subsidiaries, and as of June 30, 2021, the total security packages provided by the Company and its subsidiaries in respect of these lease obligations was approximately $6.5 billion in the form of corporate guarantees, outstanding standby letters of credit, cash security deposits to landlords and surety bonds issued, representing less than 20% of future undiscounted minimum lease cost payment obligations. In addition, individual property lease security obligations on any given lease typically decrease over the life of the lease, although we may continue to enter into new leases in the ordinary course of our business.

Capital Expenditures and Tenant Improvement Allowances
Capital expenditures are primarily for the design and
build-out
of our spaces, and include leasehold improvements, equipment and furniture. Our leases often contain provisions regarding tenant improvement allowances, which are contractual rights to reimbursements paid by landlords for a portion of the costs we incur in designing and developing our workspaces. Tenant improvement allowances are reflected in the condensed consolidated financial statements upon lease commencement as our practice and intent is to spend up to or more than the full amount of the tenant improvement allowance that is contractually provided under the terms of the contract.
Over the course of a typical lease with tenant improvement allowances, we incur certain capital expenditures that we expect to be reimbursed by the landlords pursuant to provisions in our leases providing for tenant improvement allowances but for which we have not yet satisfied all conditions for reimbursement and, therefore, the landlords have not been billed at the time of such capital expenditures. Thus, while such receivables are reflected in our consolidated financial statements upon lease commencement, the timing of the achievement of the applicable milestones and billing of landlords will impact when reimbursements for tenant improvement allowances will be received, which may impact the timing of our cash flows.
We monitor gross and net capital expenditures, which are primarily associated with our leasehold improvements, to evaluate our liquidity and workstation development efforts. We define net capital expenditures as the gross purchases of property and equipment, as reported in “cash flows from investing activities” in the condensed consolidated statements of cash flows, less cash collected from landlords for tenant improvement allowances. While cash received for tenant improvement allowances is reported as “cash flows from operating activities” in the condensed consolidated statements of cash flows, we consider cash received for tenant improvement allowances to be a reduction against our gross capital expenditures in the calculation of net capital expenditures.
As the payments received from landlords for tenant improvement allowances are generally received after certain project milestones are completed, payments received from landlords presented in the table below are not directly related to the cash outflows reported for the capital expenditures reported.
The table below shows our gross and net capital expenditures for the periods presented:

	Six Months Ended June 30,		Year Ended December 31,
(Amounts in thousands)	2021	2020	2020	2019	2018
Gross capital expenditures	$153,142	$985,011	$1,441,232	$3,488,086	$2,055,020
Cash collected for tenant improvement allowances	(233,339)	(737,392)	(1,331,660)	(1,134,216)	(673,415)

Net capital expenditures	$(80,197)	$247,619	$109,572	$2,353,870	$1,381,605

Our ability to negotiate lease terms that include significant tenant improvement allowances has been and may continue to be impacted by our expansion into markets where such allowances may be less common. Our capital expenditures have also been and may continue to be impacted by our focus on Enterprise Members, who generally require more customization than a traditional workspace, resulting in higher build-out
costs. However, we expect any increase in
build-out
costs resulting from expansion of configured solutions for our growing Enterprise member base to be offset by increases in committed revenue, as Enterprise Members often sign membership agreements with longer terms and for a greater number of memberships than our other members. Future decisions to enter into long-term revenue-sharing agreements with building owners, rather than more standard fixed lease arrangements, may also impact future cash inflows relating to tenant improvement allowances and cash outflows relating to capital expenditures.

In the ordinary course of our business, we enter into certain agreements to purchase construction and related contracting services related to the build-outs of our operating locations that are enforceable, legally binding, and that specify all significant terms and the approximate timing of the purchase transaction. Our purchase orders are based on current needs and are fulfilled by the vendors as needed in accordance with our construction schedule. As of June 30, 2021, we have issued approximately $39.9 million in such outstanding construction commitments. As of June 30, 2021, we also had a total of $476.9 million in lease incentive receivables, recorded as a reduction of our long-term lease obligations on our condensed consolidated balance sheet. Of the total $476.9 million lease incentive receivable, $346.1 million was accrued at the commencement of the respective lease but unbilled as of June 30, 2021.
Summary of Cash Flows
Comparison of the six months ended June 30, 2021 and 2020
A summary of our cash flows from operating, investing and financing activities for the six months ended June 30, 2021 and 2020 is presented in the following table:

	Six Months Ended June 30,		Change
(Amounts in thousands, except percentages)	2021	2020	$	%
Cash provided by (used in):
Operating activities	$(1,158,957)	$(168,552)	$(990,405)	588%
Investing activities	(186,628)	(7,072)	(179,556)	2,539%
Financing activities	1,349,710	(1,155,128)	2,504,838	(217)%
Effects of exchange rate changes	(2,793)	(22,610)	19,817	(88)%

Net increase (decrease) in cash, cash equivalents and restricted cash	1,332	(1,353,362)	1,354,694	(100)%
Cash, cash equivalents and restricted cash – Beginning of period	854,153	2,200,688	(1,346,535)	(61)%

Cash, cash equivalents and restricted cash – End of period	$855,485	$847,326	$8,159	1%

Operating Cash Flows
Cash used in operating activities consists primarily of the revenue we generate from our members and the tenant improvement allowances we receive offset by rent, real estate taxes, common area maintenance and other operating costs. In addition, uses of cash from operating activities consist of employee compensation and benefits, professional fees, advertising, office supplies, warehousing, utilities, cleaning, consumables, and repairs and maintenance related payments as well as member referral fees and various other costs of running our business.
The $1.0 billion increase in net cash used in operating activities from the six months ended June 30, 2021 compared to the six months ended June 30, 2020, was primarily attributable to the decrease in total revenues of $747.3 million due to the continued impact of
COVID-19
in 2021. The increase in net cash used in operating activities was also driven by a decrease of $504.1 million in tenant improvement allowances received and an increase of $49.5 million in cash payments made on restructuring liabilities during the six months ended June 30, 2021. The increase was partially offset by net savings achieved for the six months ended June 30, 2021 through the continuation of our operational restructuring program and progress towards our efforts to create a leaner, more efficient organization which drove a decrease in pre-opening,
and selling, general and administrative expenses.
Included in our cash flow from operating activities was $42.1 million of cash used by consolidated VIEs for the six months ended June 30, 2021, compared to $3.1 million of cash used by consolidated VIEs for the six months ended June 30, 2020.

Investing Cash Flows
The $0.2 billion decrease in net cash provided by investing activities from the six months ended June 30, 2021 compared to the six months ended June 30, 2020, was primarily due to the divestiture proceeds of $1.1 billion received during the six months ended June 30, 2020, primarily related to the sale of the 424 Fifth Property held by the 424 Fifth Venture and also including proceeds from the sale of Meetup, Managed by Q and Teem, compared to no divestitures during the six months ended June 30, 2021. This decrease in net cash provided by investing activities was partially offset by a $831.9 million decrease in cash paid for purchases of property and equipment and a decrease in contributions to investments of $66.7 million.
Financing Cash Flows
The $2.5 billion net increase in cash flows provided by financing activities for the six months ended June 30, 2021 compared to the six months ended June 30, 2020, was due to the $1.0 billion in draws on the Softbank Senior Unsecured Notes and $349.0 million of cash received under the LC Debt Facility during the six months ended June 30, 2021. Also included in the increase in cash flows provided by financing activities is $759.2 million debt repayment and $315.0 million distribution to noncontrolling interest holders during the six months ended June 30, 2020, both primarily related to the sale of the 424 Fifth Property.
Comparison of the year ended December 31, 2020 and the year ended December 31, 2019
A summary of our cash flows from operating, investing and financing activities for the years ended December 31, 2020 and 2019 is presented in the following table:

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2020	2019	$	%
Cash provided by (used in):
Operating activities	$(857,008)	$(448,244)	$(408,764)	91%
Investing activities	(444,087)	(4,775,520)	4,331,433	91%
Financing activities	(46,814)	5,257,271	(5,304,085)	(101)%
Effects of exchange rate changes	1,374	3,239	(1,865)	(58)%

Net increase (decrease) in cash, cash equivalents and restricted cash	(1,346,535)	36,746	(1,383,281)	N/M
Cash, cash equivalents and restricted cash—Beginning of period	2,200,688	2,163,942	36,746	2%

Cash, cash equivalents and restricted cash—End of period	$854,153	$2,200,688	$(1,346,535)	(61)%

N/M = Not meaningful
Operating Cash Flows
Cash used in operating activities consists primarily of the revenue we generate from our members and the tenant improvement allowances we receive offset by rent, real estate taxes, common area maintenance and other operating costs. In addition, uses of cash from operating activities consist of employee compensation and benefits, professional fees, advertising, office supplies, warehousing, utilities, cleaning, consumables, and repairs and maintenance related payments as well as member referral fees and various other costs of running our business.
The $408.8 million increase in net cash used in operating activities from the year ended December 31, 2020, compared to the year ended December 31, 2019 was primarily attributable to increases in cash lease costs partially offset by increases in tenant improvement allowances received. The increase in net cash used in operating activities was also impacted by $379.2 million in cash payments made on restructuring liabilities during the year ended December 31, 2020 compared to $33.7 million during the year ended December 31, 2019. The increase was partially offset by net savings achieved in 2020 through our restructuring program and progress towards our efforts to create a leaner, more efficient organization which drove a decrease in pre-opening
and selling, general and administrative expenses.
Included in our cash flow from operating activities was $35.7 million of cash used by consolidated VIEs for the year ended December 31, 2020, compared to $104.0 million of cash used by consolidated VIEs for the year ended December 31, 2019.
Investing Cash Flows
The $4.3 billion decrease in net cash used in investing activities from the year ended December 31, 2020 compared to the year ended December 31, 2019 was primarily due to the divestitures which occurred during the year ended December 31, 2020, with proceeds totaling $1.2 billion, primarily related to the sale of the 424 Fifth Property held by the 424 Fifth Venture and also including proceeds from the sale of Meetup, Managed by Q, Teem, SpaceIQ, Flatiron, and certain non-core
corporate equipment as compared to cash used for acquisitions which occurred during the year ended December 31, 2019 totaling $1.0 billion, primarily related to the acquisition of the 424 Fifth Property by the 424 Fifth Venture. The remaining change in cash used in investing activities is primarily due to a $2.0 billion decrease in cash paid for purchases of property and equipment and a $140.6 million decrease in security deposits paid to landlords, with both declines relating to our slowed growth in 2020 as compared to the growth experienced in 2019, partially offset by the deconsolidation of net cash totaling $54.5 million in connection with the October 2020 ChinaCo Deconsolidation.
Financing Cash Flows
The $5.3 billion net decrease in cash flows from financing activities for the year ended December 31, 2020, compared to the year ended December 31, 2019 was primarily due to $4.0 billion in proceeds from the issuance of convertible related party liabilities during 2019. During the year ended December 31, 2019, we received $4.0 billion in proceeds from the draw down on the Amended 2018 Warrant and 2019 Warrant, compared to the $1.2 billion drawn on the SoftBank Senior Unsecured Notes during 2020. The decrease was also driven by a $810.1 million increase in debt repayments and a $279.9 million increase in distributions to noncontrolling interest holders during 2020 both primarily related to the sale of the 424 Fifth Property. We also collected $321.1 million less in member service retainers and returned $78.2 million more in member service retainers during the year ended December 31, 2020 as compared to the year ended December 31, 2019. The year ended December 31, 2019 also included $662.4 million in loan proceeds primarily from the 424 Fifth Venture Loans and $538.9 million in proceeds from the issuance of noncontrolling interests primarily associated with the 424 Fifth Venture and the Creator Fund compared to $100.6 million in proceeds from the issuance of noncontrolling interests during 2020 (primarily JapanCo) which combined drove a decrease of $1.1 billion in net cash provided by financing activities period over period.

Comparison of the year ended December 31, 2019 and the year ended December 31, 2018
A summary of our cash flows from operating, investing and financing activities for the years ended December 31, 2019 and 2018 is presented in the following table:

	Year Ended December 31,		Change
(Amounts in thousands, except percentages)	2019	2018	$	%
Cash provided by (used in):
Operating activities	$(448,244)	$(176,729)	$(271,515)	154%
Investing activities (1)	(4,775,520)	(2,475,798)	(2,299,722)	93%
Financing activities (1)	5,257,271	2,658,469	2,598,802	98%
Effects of exchange rate changes	3,239	(13,119)	16,358	(125)%

Net increase (decrease) in cash, cash equivalents, and restricted cash	36,746	(7,177)	43,923	N/M
Cash, cash equivalents and restricted cash—Beginning of period	2,163,942	2,171,119	(7,177)	N/M

Cash, cash equivalents, and restricted cash—End of period	$2,200,688	$2,163,942	$36,746	2%

N/M = Not meaningful

(1)
Investing activities and financing activities during the year ended December 31, 2019, included $795.5 million in cash outflows and $942.2 million in cash inflows, respectively, relating to the acquisition, development and related financing of the real estate acquired by the 424 Fifth Venture.

Operating Cash Flows
Cash used in operating activities consists primarily of the revenue we generate from our members and the tenant improvement allowances we receive offset by rent, real estate taxes, common area maintenance and other operating costs. In addition, uses of cash from operating activities consist of employee compensation and benefits, professional fees, advertising, office supplies, warehousing, utilities, cleaning, consumables, and repairs and maintenance related payments as well as member referral fees and various other costs of running our business.
The $271.5 million increase in net cash used in operating activities from the year ended December 31, 2019 to the year ended December 31, 2018 was primarily attributable to net cash used for the expansion of our business and global community.
Included in our cash flow from operating activities was $104.0 million of cash used in operating activities of consolidated VIEs for the year ended December 31, 2019, compared to $120.9 million of cash used in operating activities for the year ended December 31, 2018.
Investing Cash Flows
Cash used in investing activities increased by $2.3 billion to $4.8 billion for the year ended December 31, 2019. Net cash used in investing activities was primarily used to support our growth strategy, including funding additional purchases of property and equipment, primarily relating to leasehold improvements at our leased locations, which increased by $1.4 billion, and the funding of security deposits with landlords for new locations, which increased by $44.6 million.
Our cash used in investing activities also includes an increase of $832.8 million in cash used for acquisitions, primarily due to the acquisition of a real estate building by the consolidated 424 Fifth Venture during the year ended December 31, 2019, and a $55.3 million decrease in cash used for strategic investments, net of proceeds from asset divestitures and sales of investments.

The remaining $44.6 million increase in net cash used in investing activities primarily includes a decrease in cash inflows of $9.0 million relating to the sale of software licenses during 2018 that did not occur in 2019, an increase in cash outflows of $31.8 million relating to capitalized software, and an increase in cash outflows of $3.7 million associated with cash used to fund loans to employees and related parties.
Financing Cash Flows
Cash provided by financing activities increased $2.6 billion to $5.3 billion for the year ended December 31, 2019. This increase was primarily attributable to a $3.0 billion increase in proceeds from convertible related party liabilities. During the year ended December 31, 2019, we received $4.0 billion in proceeds from the draw down on the Amended 2018 Warrant and 2019 Warrant, compared to the $1.0 billion drawn down on the Convertible Note in the year ended December 31, 2018. Of the Amended 2018 Warrant draw down, we received $1.5 billion and $1.0 billion in January 2019 and April 2019, respectively. We received $1.5 billion on the drawdown of the 2019 Warrant in October 2019.
The increase in cash inflows was partially offset by a $209.0 million decrease in proceeds from the issuance of noncontrolling interests, an increase in cash outflows of $40.0 million related to distributions to noncontrolling interests, and a $106.4 million decrease in proceeds from the issuance of debt. Our cash provided by financing activities for the year ended December 31, 2019 includes $662.4 million in debt proceeds primarily from the 424 Fifth Venture Loans, compared to $768.8 million primarily from the issuance of our Senior Notes during 2018. The remaining $45.8 million net decrease relates to changes in various other financing activities.
Contractual obligations
The following table sets forth certain contractual obligations as of June 30, 2021 and the timing and effect that such obligations are expected to have on our liquidity and capital requirements in future periods:

(Amounts in thousands)	Remainder of 2021	2022	2023	2024	2025	2026 and beyond	Total
Non-cancelable operating lease commitments (1)	$1,244,849	$2,517,258	$2,597,497	$2,653,586	$2,680,086	$22,446,916	$34,140,192
Finance lease commitments, including interest	4,598	9,191	8,849	7,335	6,334	32,470	68,777
Construction commitments (2)	39,852	—	—	—	—	—	39,852
Asset retirement obligations (3)	—	3,979	1,582	2,979	857	210,786	220,183
Debt obligations, including interest (4)	386,541	81,440	52,684	52,684	695,342	—	1,268,691
Unsecured related party debt, including interest (5)	55,000	110,000	110,000	110,000	2,255,000	—	2,640,000
Convertible related party liabilities (6)	57,944	—	—	—	—	—	57,944

Total	$1,788,784	$2,721,868	$2,770,612	$2,826,584	$5,637,619	$22,690,172	$38,435,639

(1)
Future undiscounted fixed minimum lease cost payments for
non-cancelable
operating leases, inclusive of escalation clauses and exclusive of lease incentive receivables and contingent lease cost payments, that have initial or remaining lease terms in excess of one year as of June 30, 2021. Excludes an additional $2.4 billion relating to executed non-cancelable
leases that have not yet commenced as of June 30, 2021. See Note 13 of the notes to WeWork’s unaudited interim condensed consolidated financial statements included elsewhere in this prospectus for additional details.

(2)
In the ordinary course of our business, we enter into certain agreements to purchase construction and related contracting services related to the build-outs of our locations that are enforceable and legally binding and that specify all significant terms and the approximate timing of the purchase transaction. Our purchase orders are based on current needs and are fulfilled by the vendors as needed in accordance with our construction schedule.

(3)
Certain lease agreements contain provisions that require us to remove leasehold improvements at the end of the lease term. When such an obligation exists, we record an asset retirement obligation at the inception of the lease at its estimated fair value. These obligations are recorded as liabilities on our condensed consolidated balance sheet as of June 30, 2021.

(4)	Primarily represents principal and interest payments on Senior Notes, LC Debt Facility and other loans as of June 30, 2021.
(5)	Primarily represents principal and interest payments on SoftBank Senior Unsecured Notes as of June 30, 2021.
(6)
Represents the fair value as of June 30, 2021, of the Company’s obligation to deliver 6,121,239 shares of Old WeWork’s Series
H-3
Convertible Preferred Stock or Old WeWork Series
H-4
Convertible Preferred Stock to be issued pursuant to the requirements of the “
Penny Warrants,
” as defined and as further described in Note 9 of the notes to WeWork’s unaudited interim condensed consolidated financial statements included elsewhere in this prospectus. The Penny Warrants became exercisable in April 2020 and expire on December 27, 2024. These obligations are recorded as liabilities on the Company’s condensed consolidated balance sheet as of June 30, 2021 in accordance with ASC 480, as they include a potential cash settlement obligation to repurchase shares that is outside of our control.

Off-Balance
Sheet Arrangements
Except for certain letters of credit and surety bonds entered into as security under the terms of several of our leases, our unconsolidated investments, and the unrecorded construction and other commitments set forth above, we did not have any off-balance
sheet arrangements as of June 30, 2021. Our unconsolidated investments are discussed in Note 6 of the notes to WeWork’s unaudited interim condensed consolidated financial statements included elsewhere in this prospectus.
Critical Accounting Estimates, Significant Accounting Policies and New Accounting Standards
Our preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures. Management considers an accounting policy estimate to be critical if: (1) we must make assumptions that were uncertain when the estimate was made; and (2) changes in the estimate, or selection of a different estimate methodology could have a material effect on our consolidated results of operations or financial condition. While we believe that our estimates, assumptions and judgments are reasonable, they are based on information available when the estimate or assumption was made. Actual results may differ significantly. Additionally, changes in our assumptions, estimates or assessments due to unforeseen events or otherwise could have a material impact on our financial position or results of operations.
As the
COVID-19
pandemic has adversely affected and may continue to adversely affect our revenues and expenditures, the extent and duration of restrictions and the overall macroeconomic impact of the pandemic will have an effect on estimates used in the preparation of our financial statements. This includes the net operating income assumptions in our long-lived asset impairment testing, the ultimate collectability of accounts receivable due to the effects of
COVID-19
on the financial position of our members, the timing of capital expenditures and fair value measurement changes for assets and liabilities that the Company measures at fair value.
The critical accounting estimates, assumptions and judgments that we believe to have the most significant impact on our consolidated financial statements are described below. See Note 2 of the notes to WeWork’s audited annual and unaudited interim condensed consolidated financial statements included elsewhere in this prospectus for additional information related to critical accounting estimates and significant accounting policies, including details of recent accounting pronouncements that were adopted and not yet adopted as of June 30, 2021.
Leases
At lease commencement, we recognize a lease obligation and corresponding right-of-use
asset based on the initial present value of the fixed lease payments using our incremental borrowing rates for our population of leases. The incremental borrowing rate represents the rate of interest we would have to pay to borrow over a similar term, and with a similar security, in a similar economic environment, an amount equal to the fixed lease payments. The commencement date is the date we take initial possession or control of the leased premise or asset, which is generally when we enter the leased premises and begin to make improvements in preparation for its intended use.
Our leases do not provide a readily determinable implicit discount rate. Therefore, management estimates the incremental borrowing rate used to discount the lease payments based on the information available at lease commencement. We utilized a model consistent with the credit quality for our outstanding debt instruments to estimate our specific incremental borrowing rates that align with applicable lease terms.
Renewal options are typically solely at our discretion and are only included within the lease obligation and right-of-use
asset when we are reasonably certain that the renewal options would be exercised.
Variable lease payments that depend on an index or rate are included in lease payments and are measured using the prevailing index or rate at lease inception or the measurement date. Changes to the index or rate are recognized in the period of change.
We evaluate our
right-of-use
assets for recoverability when events or changes in circumstances indicate that the asset may have been impaired. In evaluating an asset for recoverability, we consider the future cash flows expected to result from the continued use of the asset and the eventual disposition of the asset. If the sum of the expected future cash flows, on an undiscounted basis, is less than the carrying amount of the asset, an impairment loss equal to the excess of the carrying amount over the fair value of the asset is recognized.
Asset Retirement Obligations
Certain lease agreements contain provisions that require us to remove leasehold improvements at the end of the lease term. When such an obligation exists, we record an asset retirement obligation at the inception of the lease at its estimated fair value. The associated asset retirement costs are capitalized as part of the carrying amount of the leasehold improvements and depreciated over their useful lives. The asset retirement obligation is accreted to its estimated future value as interest expense using the effective-interest rate method.
Impairment of Long-Lived Assets
Long-lived assets, including property and equipment,
right-of-use
assets, capitalized software, and other finite-lived intangible assets, are evaluated for recoverability when events or changes in circumstances indicate that the asset may have been impaired. In evaluating an asset for recoverability, the Company considers the future cash flows expected to result from the continued use of the asset and the eventual disposition of the asset. If the sum of the expected future cash flows, on an undiscounted basis, is less than the carrying amount of the asset, an impairment loss equal to the excess of the carrying amount over the fair value of the asset is recognized.
Assets Held for Sale
The Company classifies an asset (or assets to be disposed of together as a group) as held for sale when management, having the authority to approve the action, commits to a plan to sell the assets, the assets are available for immediate sale in their present condition, subject only to terms that are usual and customary for sales of such assets, an active program to locate a buyer and other actions required to complete the plan to sell have been initiated and it is probable the transfer of the assets are expected to qualify for recognition as a completed sale within one year, except if events or circumstances beyond the Company’s control extend the period of time required to sell the assets beyond one year. Assets classified as held for sale are being actively marketed for sale at a price that is reasonable in relation to their current fair value and actions required to complete the sale plan indicate it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.
Assets that are classified as held for sale and the related liabilities directly associated with those that will be transferred in that transaction are initially measured at the lower of their carrying value or fair value less any costs to sell and depreciation and amortization expense is no longer recorded. Any loss resulting from this measurement is recognized in the period in which the held for sale criteria are met.
The fair value of assets held for sale less any costs to sell is assessed each reporting period they remain classified as held for sale and any subsequent changes are reported as an adjustment to the carrying amount of the assets, as long as the adjusted carrying amount does not exceed the carrying amount of the assets at the time it was initially classified as held for sale. Gains are not recognized on the sale of an asset until the date of sale.
Stock-based Compensation
Stock-based compensation expense attributable to equity awards granted to employees and non-employees
is measured at the grant date based on the fair value of the award. For employee awards, the expense is recognized on a straight-line basis over the requisite service period for awards that actually vest, which is generally the period from the grant date to the end of the vesting period. For non-employee
awards, the expense for awards that actually vest is recognized based on when the goods or services are provided.
We expect to continue to grant stock-based awards in the future, and, to the extent that we do, our stock-based compensation expense recognized in future periods will likely continue to represent a significant expense.
We estimate the fair value of stock option awards granted using the Black-Scholes-Merton option pricing formula (the “
Black-Scholes Model
”) and a single option award approach. This model requires various significant judgmental assumptions in order to derive a final fair value determination for each type of award, including the expected term, expected volatility, expected dividend yield, risk-free interest rate, and fair value of our stock on the date of grant. The expected option term for options granted is calculated using the “simplified method.” This election was made based on the lack of sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term. The simplified method defines the expected term as the average of the contractual term and the vesting period. Estimated volatility is based on similar entities whose stock is publicly traded. We use the historical volatilities of similar entities due to the lack of sufficient historical data for our common stock price. Dividend yields are based on our history and expected future actions. The risk-free interest rate is based on the yield curve of a zero-coupon
U.S. Treasury bond on the date the stock option award was granted with a maturity equal to the expected term of the stock option award. All grants of stock options generally have an exercise price equal to or greater than the fair market value of such common stock on the date of grant.
The Company estimated the fair value of the WeWork Partnership Profits Interest Units awards in connection with the modification of the original stock options using the Hull-White model and a binomial lattice model in order to apply appropriate weight and consideration of the associated distribution threshold and catch-up
base amount. The Hull-White model requires similar judgmental assumptions as the Black-Scholes Model used for valuing the Company’s options.
Because there has historically been no public market for our stock, the fair value of our equity has historically been approved by our Board of Directors or the compensation committee thereof as of the date stock-based awards were granted. In estimating the fair value of stock, we use the assistance of a third-party valuation specialist and considered factors we believe are material to the valuation process, including, but not limited to, the price at which recent equity was issued by us to independent third parties or transacted between third parties, actual and projected financial results, risks, prospects, economic and market conditions, and estimates of weighted average cost of capital. We believe the combination of these factors provides an appropriate estimate of our expected fair value and reflects the best estimate of the fair value of our common stock at each grant date.
We have elected to recognize forfeitures of stock-based awards as they occur. Recognition of any compensation expense relating to stock grants that vest contingent on the completion of an initial public offering or “
Acquisition
” (as defined in the 2015 Plan detailed in Note 22 and Note 14 of the notes to WeWork’s audited annual and unaudited interim condensed consolidated financial statements, respectively, included elsewhere in this prospectus) will be deferred until the consummation of such offering or Acquisition.

Other Fair Value Measurements
Other critical accounting estimates include the valuation of our convertible related party liabilities, which are remeasured to fair value on a recurring basis, with the corresponding gain or loss included in our gain (loss) from change in fair value of related party instruments. The convertible related party liabilities as of June 30, 2021, were valued using a discounted cash flow model with such model inputs primarily based on level 3 inputs, which represent unobservable inputs that we incorporate in our valuation techniques used to determine fair value. The primary level 3 input used in the valuation of our convertible related party liabilities held as of June 30, 2021 was the fair value of the our stock, determined based on the estimates described in connection with stock-based compensation as detailed above.
See Note 16 and Note 11 of the notes to WeWork’s audited annual and unaudited interim condensed consolidated financial statements, respectively, included elsewhere in this prospectus for additional details regarding fair value measurements.
Consolidation and Variable Interest Entities
We are required to consolidate entities deemed to be VIEs in which we are the primary beneficiary. We are considered to be the primary beneficiary of a VIE when we have (i) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (ii) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE.
Revenue Recognition
We recognize revenue under the five-step model required under ASC 606, which requires us to identify the relevant contract with the member, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to the performance obligations identified and recognize revenue when (or as) each performance obligation is satisfied.
We maintain an allowance for doubtful accounts for estimated losses resulting from the inability of our members to make required payments. If the financial condition of a specific member were to deteriorate, resulting in an impairment of its ability to make payments, additional allowances may be required.
Quantitative and Qualitative Disclosures about Market Risks
Interest Rate Risk
We had market risk exposure arising from changes in interest rates on the revolving loans under the Bank Facilities, which prior to their termination in February 2020, bore interest at rates that are benchmarked against the Federal Funds Rate, Prime and LIBOR. However as of June 30, 2021, there were no loans outstanding under the Company Credit Agreement and the payments due on the outstanding standby letters of credit and the unused portion represent a fixed 1.5% of the amount outstanding and 0.375% of the unused amount. The interest rates on the new 2020 LC Facility, the Amended Senior Secured Notes, the SoftBank Senior Unsecured Notes, and other loans include fixed rates of interest.
The 424 Fifth Venture also had market risk exposure arising from changes in interest rates on the 424 Fifth Venture Loans, totaling $658.8 million as of December 31, 2019, which bore interest rates benchmarked against LIBOR. The 424 Fifth Venture loan agreements included a LIBOR floor of 2.513% and a LIBOR cap of 4%. The LIBOR interest rate cap was scheduled to expire on February 9, 2021. The 424 Fifth Venture Loans were repaid in March 2020 upon the sale of the real estate investment and the interest rate cap and floor were terminated.

Foreign Currency Risk
The U.S. dollar is the functional currency of our consolidated and unconsolidated entities operating in the United States. For our consolidated and unconsolidated entities operating outside of the United States, we generally assign the relevant local currency as the functional currency, as the local currency is generally the principal currency of the economic environment in which the foreign entity primarily generates and expends cash. Our international operating companies typically earn revenue and incur expenses in local currencies that are consistent with the functional currency of the relevant entity, and therefore they are not subject to significant foreign currency risk in their daily operations. However, as exchange rates may fluctuate between periods, revenue and operating expenses, when converted into U.S. dollars, may also fluctuate between periods. For the six months ended June 30, 2021, we earned approximately 57% of our revenues from subsidiaries whose functional currency is not the U.S. dollar. Although we are impacted by the exchange rate movements from a number of currencies relative to the U.S. dollar, our results of operations for the six months ended June 30, 2021, were primarily impacted by fluctuations in the U.S. dollar-Euro, U.S. dollar-British Pound, U.S. dollar-Peruvian Sol, and U.S. dollar-Korean Won exchange rates.
We hold cash and cash equivalents in foreign currencies to have funds available for use by our international operations. In addition, monetary intercompany transactions that are not of a long-term investment nature may be denominated in currencies other than the U.S. Dollar and/or in a different currency than the respective entity’s functional currency. As a result, we are subject to foreign currency risk and changes in foreign currency exchange rates can impact the foreign currency gain (loss) recorded in our condensed consolidated statements of operations relating to these monetary intercompany transactions. As of June 30, 2021, we had a balance of $22.5 million in cash and cash equivalents, $4.3 billion in various other monetary assets and $2.2 billion in various other monetary liabilities that were subject to foreign currency risk. A 10% change in the relevant exchange rates would result in a total net change of $217.6 million in foreign currency gain or loss on these transactions.
Inflation Risk
Inflationary factors such as increases in the cost of raw materials and overhead costs may adversely affect our results of operations. We do not believe that inflation has had a material effect on our business, financial condition or results of operations to date. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through higher membership fees or price increases for services. Our inability or failure to do so could harm our business, financial condition or results of operations.

MANAGEMENT
Management and Board of Directors
The following sets forth certain information, as of November 10, 2021, concerning our executive officers and directors.

Name	Age	Position
Sandeep Mathrani	60	Director and Chief Executive Officer
Benjamin “Ben” Dunham	44	Chief Financial Officer
Anthony Yazbeck	43	President and Chief Operating Officer
Jared DeMatteis	39	Chief Legal Officer
Lauren Fritts	39	Chief Communications Officer
Peter Greenspan	47	Global Head of Real Estate
Maral Kazanjian	48	Chief People Officer
Scott Morey	56	President of Technology and Innovation
Roger Solé Rafols	47	Chief Marketing Officer
Marcelo Claure	50	Director
Michel Combes	59	Director
Bruce Dunlevie	65	Director
Véronique Laury	56	Director
Deven Parekh	52	Director
Vivek Ranadivé	64	Director
Kirthiga Reddy	50	Director
Jeffrey “Jeff” Sine	66	Director
Executive Officers
Sandeep Mathrani.
Sandeep Mathrani has served as WeWork’s Chief Executive Officer and as a member of WeWork’s board of directors since February 2020. Mr. Mathrani most recently served as Chief Executive Officer of Brookfield Properties’ Retail Group and Vice-Chairman of Brookfield Properties. Prior to that, he served as Chief Executive Officer of GGP Inc. for eight years, during which the company was recapitalized in November 2010, experienced eight years of growth, and in August 2018 was sold to Brookfield Property Partners. Prior to joining GGP in 2010, Mr. Mathrani was President of Retail for Vornado Realty Trust, where he oversaw the firm’s U.S. retail real estate division and operations in India comprised principally of office properties. During his tenure, he was responsible for stabilizing and growing the portfolio. Before that, he spent eight years as Executive Vice President at Forest City Ratner, where he was tasked with starting and growing a new platform of retail properties across the five boroughs of New York City. Mr. Mathrani currently serves as a member of the board of directors of Dick’s Sporting Goods, Tanger Factory Outlet Centers, Inc. and Bowlero Corporation, and also serves on the Management Committee of WeWork Capital Advisors LLC. Previously, Mr. Mathrani served as a member of the board of directors of Host Hotels & Resorts, Inc. and was the 2019 Chair of NAREIT. He also served on the executive board and board of trustees for the International Council of Shopping Centers (ICSC). We believe Mr. Mathrani’s distinguished experience in real estate makes him a valuable member of our board. Mr. Mathrani earned a Bachelor of Engineering, a Master of Engineering and a Master of Management Science from Stevens Institute of Technology.
Benjamin Dunham.
Benjamin Dunham was appointed as WeWork’s Chief Financial Officer in October 2020. Prior to his promotion, Mr. Dunham served as WeWork’s Chief Financial Officer, Americas from 2018 to 2020. Prior to joining WeWork, Mr. Dunham spent twelve years with Yum Brands (Pizza Hut, KFC and Taco Bell) where his early experience included mergers and acquisitions, investor relations, and business analytics. Mr. Dunham was appointed to Chief Financial Officer of Pizza Hut Asia in 2013 and then Head of Finance, Pizza Hut U.S. in 2016. He earned a Bachelor’s degree in Finance and Economics from the University of Miami and a Master of Business Administration from the University of Chicago with concentrations in Finance, Accounting, Economics and Strategic Management.
Anthony Yazbeck.
Anthony Yazbeck was appointed as WeWork’s President and Chief Operating Officer in July 2021. Prior to his appointment, Mr. Yazbeck served as WeWork’s President & Chief Operating Officer, International and WeWork’s Chief Operating Officer of Europe, China & Pacific for five years where he played a key role in scaling the European business and leading the transformation of its operations in China. Before joining WeWork, Mr. Yazbeck had 13 years of experience in international operations including holding various positions at Rocket Internet SE (Vaniday), AOL and CROWN Holdings. Mr. Yazbeck founded two businesses, selling the first to Rocket Internet and starting the second in partnership with Rocket. Prior to that Mr. Yazbeck was part of the European leadership team at AOL, a team that helped turn around and transform the business from one of the largest ISPs into an online media and advertising business. AOL was later acquired by Verizon. Mr. Yazbeck earned a Bachelor’s degree in Telecommunication from Institut National de la Communication et de l’information, a Master’s degree in Computer Engineering from ESME - Paris and a Masters of Business Administration from Université Paris 1
Panthéon-Sorbonne.
Jared DeMatteis.
Jared DeMatteis was promoted to serve as WeWork’s Chief Legal Officer in January 2021. Prior to his promotion, Mr. DeMatteis served as WeWork’s Deputy Chief Legal Officer from 2019 to 2020, General Counsel from 2018 to 2019 and Deputy General Counsel, Corporate from 2015 to 2018. Before joining WeWork, he served as counsel at WilmerHale LLP from 2012 to 2015, where he focused on mergers and acquisitions and capital markets transactions. Mr. DeMatteis began his career as an associate at Cravath, Swaine & Moore LLP from 2008 to 2012. Mr. DeMatteis earned a Bachelor’s degree from Columbia College and a Juris Doctorate from Columbia Law School.
Lauren Fritts.
Lauren Fritts was promoted to serve as WeWork’s Chief Communications Officer in July 2020, a role in which she is responsible for press and external relations for the global brand. Prior to her promotion, Ms. Fritts served as WeWork’s Vice President of Public Affairs from 2018 to 2020 and Senior Director of Public Affairs from 2017 to 2018. Ms. Fritts has also worked in the public sector, serving as the Digital Director and Deputy Communications Director for Chris Christie during his term as the Governor of New Jersey and on his 2016 presidential campaign. Ms. Fritts began her career as a producer for Fox News Channel where she worked from 2004 to 2011. She earned a Bachelor of Arts in Communications from Fairfield University.
Peter Greenspan.
Peter Greenspan has served as WeWork’s Global Head of Real Estate since November 2018. Mr. Greenspan first joined WeWork in 2014, serving as WeWork’s first real estate lawyer and was later promoted to serve as General Counsel from 2017 to 2018. Mr. Greenspan also currently serves on the Management Committee of WeWork Capital Advisors LLC. Prior to joining WeWork, Mr. Greenspan spent nine years at NBCUniversal serving as Vice President of Corporate & Transaction Law from 2010 to 2014, Senior Corporate & Transactions Counsel from 2007 to 2010 and Corporate Transaction Counsel from 2005 to 2007. He began his legal career as an associate at Willkie Farr & Gallagher LLP from 1999 to 2005. Mr. Greenspan earned a Bachelor’s degree in Economics and Philosophy from The State University of New York at Binghamton and a Juris Doctorate from the New York University School of Law.
Maral Kazanjian
. Maral Kazanjian was promoted to serve as WeWork’s Chief People Officer in July 2021. Prior to her promotion, Ms. Kazanjian served as WeWork’s Global Head of Employment Law, Employee Relations and Talent Management from June 2019 to July 2021. Before joining WeWork, Ms. Kazanjian spent 11 years at Moody’s Corporation where she led the Global Employment Law and Employee Relations functions and was a member of the HR Leadership Team and Executive Diversity Council. Prior to joining Moody’s, Ms. Kazanjian was an associate at Morgan, Lewis & Bockius LLP and Kauff McGuire & Margolis LLP. Ms. Kazanjian previously served as a member of the RICS (Royal Institution of Chartered Surveys) Regulatory Board from 2016 to 2019 and is currently an advisor to the AGBU (Armenian General Benevolent Union) and a member of the AELC (American Employment Law Council), a pre-eminent
management side employment

lawyers association. Ms. Kazanjian earned a Bachelor’s degree in Government and Psychology from Georgetown University and a Juris Doctorate from Rutgers University School of Law.
Scott Morey.
Scott Morey joined WeWork as President of Technology and Innovation in April 2021. Mr. Morey brings over 30 years of experience in real estate, technology and operations to the role. Prior to joining WeWork, Mr. Morey joined GPG Advisors as a partner in 2017. In 2019, One11 Advisors was spun out of GPG Advisers and subsequently acquired by the Altus Group. Mr. Morey served as a Founder and Executive Director at One11 Advisors from 2019 to 2021. Prior roles included Executive Vice President responsible for digital marketing, creative, information technology and infrastructure at General Growth Properties from 2011 to 2017. He has also served as a Managing Director at Alvarez & Marsal where he led their European real estate practice, as Chief Information Officer at Equity Office Properties, and as a former Partner at Ernst & Young LLP from 1995 to 2000. Mr. Morey earned a Bachelor of Business Administration from the University of San Diego.
Roger Solé Rafols.
Roger Solé Rafols joined WeWork as Chief Marketing Officer in April 2020. Mr. Solé is a business leader with over 20 years of experience in driving rapid growth in telecom and technology organizations. He has deep experience in business unit management with P&L responsibility, marketing, product development, and financial planning. Mr. Solé currently serves as a member of the board of directors of Oi SA. Prior to joining WeWork, he served on the board of directors of Millicom International Cellular SA from 2017 to 2019 and was Chief Marketing Officer at Sprint Corporation from 2015 to 2020, where he was a key leader in its iconic turnaround and later merger process with
T-Mobile.
Prior to that time, he was the Chief Marketing Officer at TIM Brasil, led Innovation and Marketing at Vivo. He also served as a Consultant at DiamondCluster (known today as Oliver Wyman). Mr. Solé earned a Bachelor’s degree in Business and a Master of Business Administration from ESADE (Escuela Superior de Administración de Empresas) in Barcelona. He also completed an exchange Master of Business Administration program at the University of California, Los Angeles, an Advanced Management Program at IESE Business School in São Paulo-Barcelona and an executive education program in Finance and Strategy for Value Creation at The Wharton School at the University of Pennsylvania.
Directors
Marcelo Claure.
Marcelo Claure serves as Chief Executive Officer of SoftBank Group International and Chief Operating Officer of SoftBank Group Corp. SBG is the world’s largest tech investor. Mr. Claure oversees the company’s strategic direction and its portfolio of operating companies, including WeWork, SB Energy, Fortress, Boston Dynamics, as well as SBG’s stake in
T-Mobile
U.S. He also spearheads the SoftBank Latin America Fund, a $5 billion fund dedicated to investing in technology growth opportunities throughout the region, as well as the newly launched SB Opportunity Fund, a $100 million fund dedicated to investing in entrepreneurs of color. Most recently, Mr. Claure announced the SoftBank Miami Initiative, a $100 million funding program dedicated to startups based in or relocating to Miami. In addition, Mr. Claure serves as Director and Executive Chairman of WeWork. Previously, Mr. Claure served as Chief Executive Officer of Sprint from August 2014 to May 2018, and then as Executive Chairman of Sprint Corp. from May 2018 to April 2020 through the completion of the merger with
T-Mobile.
He now serves as a Director on the board of
T-Mobile.
Prior to Sprint, Mr. Claure was the founder and Chief Executive Officer of Brightstar Corp. from 1997 to February 2015, the time of its sale to SBG. Mr. Claure has served and continues to serve in several board roles including as Chairman of the Board of Fortress Investment Group since May 2019, Director of Brightstar Corp. since March 2019 and Director of Arm Limited since March 2018. Additionally, as part of the recently announced combination of Televisa-Univision, Mr. Claure will serve as Vice Chairman of the Board. He is currently a Director on the Board of Univision. We believe Mr. Claure’s distinguished career experience makes him a valuable member of our board. Mr. Claure holds a Bachelor’s degree of Science in Economics and Finance from Bentley University.
Michel Combes.
Michel Combes has served as a director of WeWork since September 2020. Mr. Combes joined SoftBank Group International as President in April 2020. He serves on several boards of directors of SoftBank portfolio companies, as well as the boards of Philip Morris International, Etisalat and Assystem SA.

Prior to joining SoftBank, Mr. Combes was President and Chief Executive Officer of Sprint. He also previously served on the board of directors of Sprint and F5 Networks Inc. Mr. Combes joined Sprint in January 2018 as President and Chief Financial Officer, responsible for leading Sprint’s financial operations, strategy, and continued cost transformation. He is a proven veteran in the telecommunications industry with 30 years of experience. He serves on the board of CTIA, a national trade association representing the wireless communications industry in the United States. Before Sprint, Mr. Combes was Chief Executive Officer – and previously Chief Operating Officer – of Altice, as well as Chairman and Chief Executive Officer of SFR Group. Prior to joining Altice in September 2015, Mr. Combes was Chief Executive Officer of Alcatel-Lucent, beginning in April 2013. Other leadership positions included Chief Executive Officer of Vodafone Europe, Chairman and Chief Executive Officer of TDF Group, and Chief Executive Officer and Senior Vice President of France Telecom. We believe Mr. Combes is a valuable member of our board given his management experience. Mr. Combes is a graduate of École Polytechnique, Télécom ParisTech and Paris Dauphine University.
Bruce Dunlevie.
Bruce Dunlevie has served as a director of WeWork since July 2012. Mr. Dunlevie is a seasoned veteran of venture capital with more than 30 years of experience in high-tech investing. He is a founding partner of Benchmark Capital, a venture capital firm, and has been a general partner of the firm since 1995. He currently also serves as Lead Independent director of One Medical Group, Inc., and has previously served as a member of the boards of directors of ServiceSource International, Inc. and Marin Software Incorporated. We believe Mr. Dunlevie’s experience in venture capital and technology makes him a valuable member of our board. Mr. Dunlevie earned a Bachelor of Arts in History and English from Rice University and a Master of Business Administration from the Stanford Graduate School of Business.
Véronique Laury.
Véronique Laury is the founder and Chief Executive Officer of Weee Consulting. Prior to founding Weee Consulting in 2019, Ms. Laury served as the Chief Executive Officer of Kingfisher plc, an international home improvement company across Europe operating under several brands including: B&Q, Castorama, Brico Dépo^ t, Screwfix and Koçtas
¸
. Ms. Laury spent over 16 years building her career at Kingfisher plc. Over the course of her career, Ms. Laury held several leadership roles including serving as Commercial Director at both B&Q and Castorama, where she also served as Chief Executive Officer. Ms. Laury currently serves on the board of directors of Inter Ikea Holding BV, Eczacl´bas
¸
l´, Tarkett and Sodexo. She also serves as a member of the Remuneration Committee and the Environmental, Social and Governance (ESG) Committee at Eczacl´bas
¸
l´, the ESG Committee at Tarkett and the Audit Committee at Sodexo. We believe Ms. Laury is a valuable member of our board given her management experience.
Deven Parekh.
Deven Parekh has served as Managing Director at Insight Partners since 2000. He currently serves as Chairman of the Board of Directors for Appriss and EveryAction, and as a member of the boards of directors for Saks.com, IAD, Calm, Fanatics, Diligent, Within3, 1stdibs, Checkout.com, Optimizely, PDI, Community Brands, Corvus, Vela, Vinted, Tetrascience, Chrono24, Campaign Monitor, and FloQast. Previously, he worked for Berenson Minella & Company and The Blackstone Group and earned a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania. Mr. Parekh also serves as a member on the Board of Directors of the Carnegie Endowment for International Peace, the Board of Overseers of NYU Langone, and the Board of Directors of the Tisch New York MS Research Center. He was nominated and confirmed by the U.S. Senate to serve on the boards of the U.S. International Development Finance Corporation and of the agency’s predecessor, the Overseas Private Investment Corporation Board. Mr. Parekh also served on the Advisory Board of the U.S. Export-Import Bank and was a member of the Technical Advisory Council of the Federal Communications Commission. He has previously served on the Board of Trustees and Executive Committee of the Ethical Culture Fieldston School, and he is Chairman Emeritus of the Board of Publicolor. We believe Mr. Parekh is a valuable member of our board given his management experience.
Vivek Ranadivé.
Vivek Ranadivé served as the Chairman and
Co-Chief
Executive Officer of Old BowX since its inception. Mr. Ranadivé has been the Founder and Managing Director of Bow Capital Management LLC and its affiliated funds since 2016, and the Owner and Chairman of the Sacramento Kings since 2013. He founded his first company, Teknekron Software Systems, Inc. (“
Teknekron
”), in 1986 to develop and apply

software to financial trading floors. After selling Teknekron to Reuters PLC in 1994, he then went on to found and spin-out
TIBCO as a separate company in 1997. TIBCO completed its initial public offering in 1999 and was subsequently sold to Vista Equity Partners in 2014 for $4.3 billion. As Chairman and Chief Executive Officer, Mr. Ranadive built TIBCO into a leading provider of middleware software that became the central data nervous system for many of the world’s largest companies and government agencies. Mr. Ranadive became involved in NBA basketball first as Vice Chairman of the Golden State Warriors. Mr. Ranadive formerly served on the boards of Nielsen, a global media company, and WebEx, a telecommunications company, prior to its sale to Cisco. We believe Mr. Ranadivé’s distinguished career experience makes him a valuable member of our board. Mr. Ranadive holds a Bachelor of Science and a Master of Arts in Electrical Engineering from the Massachusetts Institute of Technology and a Master of Business Administration from Harvard Business School where he graduated as a Baker Scholar.
Kirthiga Reddy.
Kirthiga Reddy brings over 20 years of experience leading technology-driven transformations and is a co-founder
of the F7 Ventures seed fund. Previously, she was a partner at SoftBank Investment Advisers (“SBIA”) from 2018 to 2021, where she focused on frontier, enterprise and health tech investments. She was Managing Director, Facebook India and South Asia for over six years, starting as their first employee in India. Her subsequent experiences at Facebook focused on emerging and high-growth markets including Mexico, Brazil, Indonesia, South Africa and the Middle East. She serves on the Board of Directors for Collective Health, WeWork and Fungible, and is Board Observer for Pear Therapeutics. She also serves on the Investment Committee for Emerge, a global accelerator for brilliant companies led by underrepresented founders. She previously served as chair of the Stanford Business School Management Board. We believe Ms. Reddy’s extensive experience in technology makes her a valuable member of our board. She holds a Master of Business Administration from Stanford University, where she graduated with highest honors as an Arjay Miller Scholar, a Master of Science in Computer Engineering from Syracuse University and a Bachelor of Engineering in Computer Science from Marathwada University, India. She has been recognized as Fortune India’s “Most Powerful Women” and as Fast Company’s “Most Creative People in Business” among other recognitions.
Jeffrey “Jeff” Sine.
Jeffrey Sine has served as a director of WeWork since October 2019. He is a co-founder
and partner of The Raine Group. Prior to founding Raine, Mr. Sine was Vice Chairman and Global Head of Technology, Media & Telecom Investment Banking at UBS Investment Bank. He joined UBS in April 2001 and was named a board member in 2003. Prior to that, Mr. Sine was Global Head of Media Investment Banking at Morgan Stanley. Prior to Morgan Stanley, Mr. Sine was an attorney at Sullivan & Cromwell LLP in New York and London. Mr. Sine is a current or past board member of The Manhattan Theatre Club, The International Radio and Television Society, The Museum of Television and Radio Media Center, National Public Radio (NPR), The USC Annenberg School of Communication/Law Center Joint Venture, ITHAKA, Educational Testing Service and American University. He has also produced many plays and musicals over the past two decades on Broadway and in London’s West End, and is a three-time Tony Award Winner. We believe Mr. Sine is a valuable member of our board given his broad experience and financial expertise. Mr. Sine earned a Bachelor of Arts from American University and a Juris Doctorate from the University of Southern California.
Corporate Governance
Composition of the Board of Directors
When considering whether directors and director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our board of directors to satisfy its oversight responsibilities effectively in light of its business and structure, the board of directors focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above in order to provide an appropriate mix of experience and skills relevant to the size and nature of its business.

Director Independence
As a result of our Class A Common Stock being listed on the NYSE, we will be required to comply with the applicable rules of such exchange in determining whether a director is independent. In connection with the consummation of the Business Combination, the Board determined that each of Bruce Dunlevie, Véronique Laury, Deven Parekh, Vivek Ranadivé and Jeffrey Sine qualifies as “independent” as defined under the applicable NYSE rules.
Committees of the Board of Directors
The Company’s board of directors will direct the management of its business and affairs, as provided by Delaware law, and will conduct its business through meetings of the board of directors and standing committees. WeWork has a standing audit committee, compensation committee, and nominating and corporate governance committee, each of which operates under a written charter.
In addition, from time to time, special committees may be established under the direction of the board of directors when the board deems it necessary or advisable to address specific issues. Current copies of our committee charters are posted on our website, investors.wework.com, as required by applicable SEC and NYSE rules. The information on or available through such website is not deemed incorporated in this prospectus and does not form part of this prospectus.
Audit Committee
The Company’s audit committee consists of Véronique Laury, Vivek Ranadivé and Jeffrey Sine with Jeffrey Sine serving as the chair of the committee. The board of directors determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act, Rule
10A-3
under the Exchange Act and the applicable listing standards of the NYSE. Each member of WeWork’s audit committee can read and understand fundamental financial statements in accordance with the NYSE audit committee requirements. In arriving at this determination, the board of directors examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.
The board of directors determined that Jeffrey Sine qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the rules. In making this determination, the board considered Mr. Sine’s formal education and previous and current experience in financial and accounting roles. Both WeWork’s independent registered public accounting firm and management periodically will meet privately with WeWork’s audit committee.
The audit committee’s responsibilities will include, among other things:

•	appointing, compensating, retaining, evaluating, terminating and overseeing WeWork’s independent registered public accounting firm;

•	discussing with WeWork’s independent registered public accounting firm their independence from management;

•	reviewing with WeWork’s independent registered public accounting firm the scope and results of their audit;

•	pre-approving all audit and permissible non-audit services to be performed by WeWork’s independent registered public accounting firm;

•
overseeing the financial reporting process and discussing with management and WeWork’s independent registered public accounting firm the interim and annual financial statements that WeWork files with the SEC;

•	reviewing and monitoring WeWork’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

•	reviewing related party transactions; and

•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.
Compensation Committee
The Company’s compensation committee consists of Bruce Dunlevie, Véronique Laury and Deven Parekh with Deven Parekh serving as chair of the committee.
The compensation committee’s responsibilities include, among other things:

•	reviewing and approving, either alone or together with the other independent members of the board of directors, the compensation of WeWork’s Chief Executive Officer and our other executive officers;

•	reviewing and recommending to our board of directors the compensation of WeWork’s non-employee directors;

•	selecting compensation consultants and advisors and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors; and

•	reviewing any equity plans proposed to be adopted by WeWork.
Nominating and Corporate Governance Committee
The Company’s nominating and corporate governance committee consists of Véronique Laury, Deven Parekh and Vivek Ranadivé with Véronique Laury serving as chair of the committee. The board of directors determined that each of these individuals is “independent” as defined under the applicable listing standards of the NYSE and SEC rules and regulations.
The nominating and corporate governance committee’s responsibilities include, among other things:

•	identifying individuals qualified to become members of WeWork’s board of directors, consistent with criteria approved by WeWork’s board of directors;

•	recommending to WeWork’s board of directors the nominees for election to WeWork’s board of directors at annual meetings of WeWork’s stockholders;

•	overseeing an evaluation of WeWork’s board of directors and its committees; and

•	developing and recommending to WeWork’s board of directors a set of corporate governance guidelines.
Code of Ethics
We have a code of ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website, investors.wework.com. All legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics are available on our website. The information on or available through our website is not deemed incorporated in this prospectus and does not form part of this prospectus.
Compensation Committee Interlocks and Insider Participation
None of the Company’s executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity, other than Old WeWork, that has one or more executive officers serving as a member of our board of directors.

Limitation on Liability and Indemnification of Directors and Officers
Our Charter limits a director’s liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

•	for any transaction from which the director derives an improper personal benefit;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	for any unlawful payment of dividends or redemption of shares; or

•	for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
Delaware law and the amended and restated bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services at our request.
We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in our Charter, Bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION
The discussion in this section contains forward-looking statements that are based on our current considerations and expectations relating to our executive compensation programs and philosophy. As our business and our needs evolve, the actual amount and form of compensation and the compensation programs that we adopt may differ materially from current or planned programs as summarized in this section. All share counts, exercise price amounts, and stock price achievement levels in this section are shown on a pre-Business
Combination basis
This section describes our compensation program in 2020 for our named executive officers (as determined under applicable SEC rules), including elements of the program, material decisions made under the program for 2020, and material factors considered in making those decisions. Our named executive officers (or “
NEOs
”) for 2020 were:

•	Sandeep Mathrani, our Chief Executive Officer (“ CEO ”)

•	Benjamin (“Ben”) Dunham, our Chief Financial Officer (“ CFO ”)

•	Anthony Yazbeck, our President & Chief Operating Officer (“ COO ”), International

•	Shyam Gidumal, our President & COO*, Americas; and

•	Samad (“Matt”) Jahansouz, our Chief People Officer *
As required by SEC rules, our NEOs also include the following individuals who are no longer at WeWork given leadership changes in 2020:

•	Arthur Minson, former Co-CEO

•	Sebastian Gunningham, former Co-CEO

•	Kimberly Ross, former CFO

•	Eugen Miropolski, former President & COO, International
Overview & Compensation Strategy
WeWork was founded in 2010 with the vision to create environments where people and companies come together and do their best work. Since opening our first location in New York City, we’ve grown into a global space-as-a-service
provider committed to delivering flexible solutions, inspiring spaces, and an unmatched community experience. Today, we continue to reimagine the workplace and how it can help everyone, from freelancers to Fortune 500s, thrive.
In the fall of 2019, we began the process of transforming WeWork from a founder-led
organization, with bespoke and sometimes inconsistent compensation arrangements, into a company with structured, market-based compensation programs that emphasized performance and rewarded long-term results. For years, WeWork had been focused on achieving hyper-growth and did so by recruiting individuals with entrepreneurial backgrounds who could help scale our real estate portfolio around the world as quickly as possible. As sustainable growth and profitability became our new goals, we shifted our hiring efforts and compensation approach to better align with the company’s refreshed strategy.
To successfully navigate our turnaround, WeWork recruited a new CEO, Sandeep Mathrani, in February 2020 and brought together a team of experienced executives to streamline our organization and cost structure,

*	Due to changes in management structure in 2021, Messrs. Gidumal and Jahansouz are no longer employed by WeWork.

and focus us more deeply on our core business of
space-as-a-service.
Following a brief period of transition, our former
co-CEOs
left the company in April of 2020.
As part of the company’s turnaround strategy, WeWork undertook a downsizing of its global workforce and reassembled its leadership ranks in late 2019 and throughout 2020. As part of these changes, our former CFO and former President & COO, International left the company, with Ben Dunham and Anthony Yazbeck, respectively, promoted into these positions. Our 2020 NEOs also include Shyam Gidumal who joined WeWork as President & COO, Americas in February 2020 and Matt Jahansouz who was promoted to Chief People Officer in November 2019.
During 2020, we worked diligently to clean up historical compensation decisions that no longer aligned with our go-forward
business plan. Part of this effort required us to execute on previously negotiated agreements for select executives who left the organization. At the same time, we put in place a new executive compensation program that was adopted consistently across the leadership team. Specifically, we entered into employment agreements with each of our NEOs, established a new annual cash Bonus Plan (defined below) tied to key company goals, and implemented an Executive Performance Award Program that provided senior leaders with equity upside only upon the achievement of specific business metrics.
Compensation Strategy
We are committed to aligning our overall executive compensation philosophy and program with those of leading multinational publicly traded companies, while retaining the flexibility to address our evolving business needs. Our goal is to provide a fair and competitive compensation framework that will attract, retain and reward the extraordinary talent we need to serve our members and deliver strong results. Our cash incentive and equity incentive programs emphasize pay-for-performance,
with payouts tied to the achievement of company-wide metrics. Four principles form the foundation of our compensation strategy:

1. Purposeful	Be intentional about our compensation programs so that we can recruit and reward the talent we need to drive our business over both the short and long-term

2. External Competitiveness	Align total compensation to comparable jobs within the relevant external labor market, while providing enough flexibility to attract and retain the best people

3. Internal Comparability	Ensure that similar jobs and similar performance are paid equitably across the company

4. Results Orientated	Tie short and long-term rewards to our business goals and financial achievements to ensure we maximize the impact of each compensation dollar spent
Compensation-Setting Process
Role of Board of Directors and Compensation Committee
WeWork’s Compensation Committee and Board of Directors are responsible for our executive compensation program, including reviewing amounts to be paid or awarded to executive officers, approving employment agreements, and establishing compensation packages for newly hired executives.

Role of Management
In setting compensation for 2020, our CEO and Chief People Officer worked closely with the Compensation Committee in managing our executive compensation program. From time to time, our CEO, Chief People
Officer, and Chief Legal Officer attend Compensation Committee meetings to present information on executive compensation and answer questions. No executive officer participated directly in the final determinations regarding their own compensation package.
Role of External Compensation Consultants
Prior to the Business Combination, we retained external compensation consultants to provide us services related to executive compensation, including supporting the design and operation of aspects of our executive compensation program. Following the Business Combination, our compensation consultants continue to support the design of our compensation program and, as needed, may attend Compensation Committee meetings to provide independent advice to the Committee. Our Compensation Committee will conduct periodic independence reviews of any consultant(s) that it retains.
Use of Market Data
While the Compensation Committee does not establish compensation levels based solely on the review of market data, such data is presented to the Committee and is an input to our compensation policies and practices in order to attract and retain qualified executive officers. The Compensation Committee also considers a number of other factors in making compensation determinations, including (but not limited to) impact and criticality to our strategy, scope of current responsibility, future potential to take on additional responsibility, individual performance and leadership, and internal equity pay considerations.
Executive Compensation Program Components
The primary elements of our executive compensation program and relevant 2020 performance measures are summarized in the table below:

	Objective	Performance Period	Performance Measure
Base Salary	Attracts and retains talented executives, differentiates individual roles and responsibilities and provides stable income to executives	Ongoing	N/A
Annual Cash Incentive	Directly ties pay to key strategic company priorities, rewarding both company performance and individual achievement.	One Year	Achievement of 2020 goals set by our CEO related to employee and member satisfaction, committed memberships, reduction of operating and lease costs, increase in earnings, improved liquidity position, and the launch of products to drive 2021 revenue

	Objective	Performance Period	Performance Measure

Time-Based Option Awards	Reinforces the importance of long-term retention, an ownership culture, and creates alignment with our shareholders	3 Years	Increase, if any, in stock price
Performance-Based Option Awards		5 Years	Increase, if any, in stock price Also only vests if unlevered operating free cash flow and/or share price goals are met
Our current executives participate in the same retirement and health and wellness benefit plans as our broader employee population. We do not provide executives with tax gross-ups,
enhanced change in control benefits,
non-qualified
retirement plans or excessive perquisites such as access to corporate planes or physical security.
Base Salary
WeWork provides a base salary as a fixed source of compensation for employees’
day-to-day
responsibilities. When setting base salaries, we aim to be consistent with market data while also considering other factors including the individual’s role, experience, impact and prior compensation.
Base salaries are reviewed and, if appropriate to reflect changing roles and responsibilities, changes are approved during the first quarter of the year (other than in connection with a mid-year
promotion, market adjustment, or material expansion of responsibilities). In collaboration with our People Team, our CEO recommends salaries for the NEOs other than himself. Our NEOs’ compensation, including salary, are then reviewed and approved by the Compensation Committee for NEOs other than the CEO and by the Board for the CEO.
Annual Cash Incentive
WeWork provides the opportunity to earn an annual cash incentive opportunity to our executives and other eligible employees under the WeWork Companies LLC Annual Cash Bonus Plan adopted in March 2020 (the “
Bonus Plan
”). Awards under the Bonus Plan are designed to create a direct link between pay and the achievement of key business performance measurements and 2020 amounts were determined based on the following formula:

Base Salary	x	Target Percentage*	x	Company Performance Multiplier	= Annual Incentive Award**

*	Target percentages are reviewed and approved by the Compensation Committee for NEOs other than the CEO and by the Board for the CEO.
**	The 2020 company performance multiplier could not exceed 150% and had a minimum of 50%.
In determining the company performance multiplier, our Compensation Committee reviewed WeWork’s achievement against the goals set by our CEO to drive 2020 business priorities, including employee and member satisfaction, committed memberships, reduction of operating and lease costs, increase in earnings, improved liquidity position, and the launch of products to drive 2021 revenue. The company performance multiplier for 2020 was determined to be 70% for our broader employee population below the Vice President level and 65% for those at the Vice President level and above (which includes our NEOs). Management recommended, and our Compensation Committee approved, a reduced multiplier for the senior leadership group given our focus on cost control and to provide additional funding to the broader employee population.

Starting in 2021, annual incentive awards will also be determined based on an individual performance multiplier to differentiate between employees’ individual contributions towards our goals, initiatives and culture. Key company performance objectives will continue to be approved on an annual basis by the Compensation Committee, with achievement against those metrics resulting in the company performance multiplier that then determines company-wide bonus funding.
Retention Bonuses
From time to time, we may provide a bonus to attract talented and experienced employees or a retention bonus to retain critical employees who possess key institutional knowledge and/or are necessary to successfully operate our business. In the fall of 2019—given the significant changes happening to our business and workforce and the need to ensure business continuity—WeWork awarded retention bonuses to select employees who were deemed critical to our turnaround, including three of our NEOs; these bonuses were paid over a one-year
period.
Equity Grants
Equity compensation, provided in the form of stock options and RSUs, is designed to achieve a number of goals, including creating an ownership culture, aligning employee and shareholder interests, and promoting long-term retention.
For our executives, equity awards are the most significant portion of their compensation and consist of time-based grants and performance-based grants.
2020 Performance-Based Grants
In 2020, we developed and the Compensation Committee approved a new performance-based equity program to further drive pay for performance. A group of key leaders, including the current NEOs, were granted performance-based stock option awards that are earned and become eligible for vesting based on the achievement of unlevered operating free cash flow (“
unlevered operating FCF
”)
*
or stock price metrics. In early 2021, the Compensation Committee modified the previously established performance goals for the stock price metric to better align with our business plan and projections. We did not change the unlevered operating FCF metric as these remain consistent with our long-term financial goals.

*
Solely for purposes of this program, unlevered operating FCF means Adjusted EBITDA Excluding
Non-Cash
GAAP Straight-Line Lease Cost and Amortization less Net Capital Expenditures, in each case measured for the trailing four calendar quarters as of the measurement date. Unlevered operating FCF is measured on a quarterly basis as of the last day of each calendar quarter. “Adjusted EBITDA Excluding
Non-Cash
GAAP Straight-Line Lease Cost and Amortization” means net loss before income tax (benefit) provision, interest and other (income) expense, depreciation and amortization expense, stock-based compensation expense, expense related to stock-based payments for services rendered by consultants, income or expense relating to the changes in fair value of assets and liabilities remeasured to fair value on a recurring basis, expense related to costs associated with mergers, acquisitions, divestitures and capital raising activities, legal, tax and regulatory reserves or settlements, significant non-ordinary
course asset impairment charges and, to the extent applicable, any impact of discontinued operations, restructuring chargers, and other gains and losses on operating assets. This figure also excludes the impact of non-cash
GAAP straight-line lease cost and amortization of lease incentives. “Net Capital Expenditures” means the gross purchases of property and equipment, as reported in “cash flows from investment activities” in the consolidated statements of cash flows, less cash collected from landlords for tenant improvement allowances, as reported in the “supplemental cash flow disclosures” schedules in the cash flow statement.

Performance Vesting:
The awards may be earned as follows (with no linear interpolation between the achievements levels) by meeting either of the two metrics below:

		% of Award Amount Earned
Metric	How Is It Measured	66%	100%	16% (Target)	33% (Max)
Unlevered Operating FCF	Measured on the last day of each quarter for the trailing four calendar quarters as of the measurement date.	—	$0.8 billion	$1.0 billion	$1.3 billion

Stock Price*	If WeWork is publicly listed, measured on a continuous basis during the period beginning on the first day after the nine-month anniversary of a public listing and ending on December 31, 2024, and defined as the volume-weighted average price of one share of WeWork Class A Common Stock over the 90-day period immediately before a measurement date. If WeWork is not publicly listed, measured on the closing date of qualifying capital raise transaction that occurs no later than December 31, 2024, and defined as the per share issue or purchase price of relevant WeWork securities.	$12.00	$15.00	$20.00	$25.00

*
Prior to the 2021 modification, the awards would have been earned 33%, 66% and 100% of target at a stock price of $20.30, $25.80 and $31.30, respectively, with no level of achievement resulting in 16% of the award being earned.

Time Vesting:
To fully vest into the awards, the grantee must also remain employed through the dates indicated below except that, in the event of a resignation for good reason or termination without cause, any earned portion that is not fully vested, but would otherwise have vested in the year of such termination, will become immediately vested for the NEOs other than Messrs. Mathrani and Gidumal.

When Metric is Achieved	% of Earned Award That Becomes Fully Vested*
On or before December 31, 2022**	50% on December 31, 2022; 50% on December 31, 2022
In 2023	100% on December 31, 2023
In 2024	100% on December 31, 2024

*
The dates shown above apply to any earned portion resulting from achievement of the stock price metric. Because unlevered operating FCF performance cannot be certified by the Compensation Committee until our financial statements are available, for any earned portion resulting from achievement of that metric, the relevant dates will be March 31st immediately following the dates shown above.

**	If the stock price metric is achieved at the $12.00 level, 100% of the earned portion of the award resulting from that achievement will vest on December 31, 2022.

2020 Time-Based Grants
During our annual compensation cycle in the first quarter of 2020, all eligible employees (including our current NEOs) received a time-based stock option grant. Other than for our CEO, these grants vest over three years from January 15, 2020, with 1/3 vesting on the one-year
anniversary and then in equal quarterly installments thereafter, subject to continued employment through each vesting date. For Mr. Mathrani, while the grant also vests over three years from January 15, 2020, there is no incremental vesting during this three-year period and the entire amount would vest on January 15, 2023, subject to continued employment. In connection with his promotion to Chief Financial Officer in October 2020, Mr. Dunham also received an additional time-based stock option grant to reflect the increased responsibilities of the role and to align his long-term incentives with the other members of our leadership team. The additional award vests over three years from November 18, 2020, with 1/3 vesting on the one-year
anniversary and then in equal quarterly installments thereafter, subject to continued employment through each vesting date.
2020 Stock Option Repricing
All stock options granted to employees, including the applicable NEOs, in February and March 2020 had an exercise price equal to $4.12 per share. In 2020, the fair market value of an Old WeWork share meaningfully decreased primarily due to the impact of the
COVID-19
pandemic. In order to preserve their incentive and retentive value, in June 2020, the Old WeWork Compensation Committee approved a repricing of the options granted earlier in the year to an exercise price of $2.10 per share (which was the fair market value as of the approval date). The repricing applied to all employees who were employed as of the approval date, and no changes were made to any other terms and conditions of these awards. We believe that the option repricing will provide our active employees with the ability to participate along with shareholders in the success we hope and expect to achieve in the future.
Other Employee and Retirement Benefits
In addition to the core components of our compensation program, we provide a range of benefits to meet the needs of our employees and their families. Our executive officers participate in the same health and welfare programs, as well as the same retirement programs, as our other full-time employees. In the United States, we provide a 401(k) plan, which is a tax-qualified
defined contribution savings plan, for the benefit of all eligible employees, including our NEOs. Employees may make contributions, including after-tax
Roth contributions, and our 401(k) plan also permits discretionary employer contributions. In 2020, we matched 100% of employee contributions to our 401(k) plan, up to a maximum of $1,800 per year. All employee contributions and employer contributions are at all times fully vested. We do not offer any defined benefit pension plans or nonqualified deferred compensation plans to our employees.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table sets forth the beneficial ownership of Class A Common Stock immediately following consummation of the Business Combination by:

•	each person who is the beneficial owner of more than 5% of Class A Common Stock;

•	each person who is an executive officer or director of the Company; and

•	all executive officers and directors of the Company, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security or the right to acquire such power within 60 days.
There were 696,492,801 shares of Class A Common Stock issued and outstanding and 19,938,089 shares of Class C Common Stock outstanding as of October 21, 2021.
Unless otherwise indicated, the Company believes that all persons named below have sole voting and investment power with respect to the voting securities indicated in the table below and the corresponding footnotes as being beneficially owned by them.

Name and Address of Beneficial Owner (1)	Number of Shares of Class A Common Stock		Percentage of Shares of Class A Common Stock 5% Holders
Entities affiliated with SBGA (2)	354,304,605		48.5
Entities affiliated with SBIA UK (3)	91,262,729		13.1
Adam Neumann (4)	58,369,174		8.4
Directors and Executive Officers
Vivek Ranadivé (5)	7,171,066		1.0
Sandeep Mathrani	—		—
Bruce Dunlevie (6)	20,471,310		2.9
Jeff Sine	—		—
Michel Combes	—		—
Marcelo Claure	—		—
Véronique Laury	—		—
Kirthiga Reddy	—		—
Deven Parekh	—		—
Benjamin “Ben” Dunham (7)	102,721	*
Anthony Yazbeck (8)	126,144	*
Maral Kazanjian (9)	48,986	*
Jared DeMatteis (10)	84,211	*
Lauren Fritts (11)	44,824	*
Peter Greenspan (12)	129,420	*
Scott Morey	—		—
Roger Solé Rafols (13)	206,547	*
All Company directors and executive officers as a group (seventeen individuals)	28,466,304		4.1

*	Less than one percent
1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o WeWork Inc., 575 Lexington Avenue, New York NY 10022.
2)
Represents (i) 320,298,461 shares held by SB WW Holdings (Cayman) Limited, (ii) 28,948,838 shares issuable to SB WW Holdings (Cayman) Limited, or its designee, upon exercise of the First Warrant and (iii)

5,057,306 shares issuable to SVF II WW (DE) LLC upon exercise of the Penny Warrants. SoftBank Vision Fund
II-2
L.P. is the sole limited partner of SVF II Aggregator (Jersey) L.P., which is the sole member of SVF II Holdings (DE) LLC, which is the sole member of SVF II WW (DE) LLC. SB WW Holdings (Cayman) Limited is a wholly owned subsidiary of SVF II WW (DE) LLC. SB Global Advisers Limited (“
SBGA
”) has been appointed as manager and is exclusively responsible for making all final decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund
II-2
L.P.’s investments, including as held by SVF II WW (DE) LLC and SB WW Holdings (Cayman) Limited. The address for SB WW Holdings (Cayman) Limited is Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman
KY1-9008,
Cayman Islands. The address SVF II WW (DE) LLC is 251 Little Falls Drive, Wilmington, DE 19808.
3)
Represents 81,077,918 shares held by SVF Endurance (Cayman) Limited (“
SVFE
”) and 10,184,811 shares issuable to SVFE, or its designee, upon exercise of the First Warrant. SVFE is a wholly owned subsidiary of SoftBank Vision Fund (AIV M1) L.P. (“
SVF
”). SB Investment Advisers (UK) Limited (“
SBIA UK
”) has been appointed as alternative investment fund manager (“
AIFM
”) and is exclusively responsible for managing SVF in accordance with the Alternative Investment Fund Managers Directive and is authorized and regulated by the UK Financial Conduct Authority accordingly. As AIFM of SVF, SBIA UK is exclusively responsible for making all decisions related to the acquisition, structuring, financing, voting and disposal of SVF’s investments. The address for SVF Endurance (Cayman) Limited is Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman
KY1-9008,
Cayman Islands.

4)
Represents 544,353 shares held, in the aggregate, by ANINCENTCO1 LLC, ANINCENTCO2 LLC and ANINCENTCO3 LLC, of which Adam Neumann is the managing member, and 57,824,821 shares held by WE Holdings LLC. Adam Neumann (through an entity he controls) and Miguel McKelvey are the managing members of WE Holdings LLC and have shared dispositive power over all of the shares held by WE Holdings LLC, and Miguel McKelvey may be deemed to be a beneficial owner of such shares on that basis. Adam Neumann has sole voting power over all of the shares held by WE Holdings LLC. The address for WE Holdings LLC is 154 Grand Street, New York, New York 10013. Following the Business Combination and the conversion of his WeWork Partnership Profits Interest Units to WeWork Partnership Class A Common Units, as described below in “Certain Relationships and Related Person Transactions – WeWork – Directors and Officers”, Adam Neumann also holds 19,896,032 WeWork Partnership Class A Common Units and an equal number of shares of WeWork Class C Common Stock, which carry one vote per share. See “Certain Relationships and Related Person Transactions—WeWork—WeWork Partnership” for a description of WeWork Partnership Class A Common Units and WeWork Class C Common Stock.

5)
Represents (i) 4,564,484 shares held by Mr. Ranadivé and (ii) 2,606,582 shares issuable to The Ranadivé GRAT A dated May 20, 2020, a trust for the benefit of Mr. Ranadivé, upon the exercise of warrants.

6)
Represents (i) 19,471,310 shares held by Benchmark Capital Partners VII (AIV), L.P. (“
BCP AIV
”), as nominee for BCP AIV, Benchmark Founders’ Fund VII, L.P. (“
BFF VII”
) and Benchmark Founders’ Fund
VII-B,
L.P. (“
BFF
VII-B
”), and (ii) 1,000,000 shares held by The Bruce & Elizabeth Dunlevie Living Trust (the “Dunlevie Living Trust”). Benchmark Capital Management Co. VII, L.L.C. (“
BCMC VII
”) is the general partner of each of BCP AIV, BFF VII and BFF
VII-B
and may be deemed to have sole voting and dispositive power over the shares held by BCP AIV. Matthew R. Cohler, Bruce W. Dunlevie, Peter H. Fenton, J. William Gurley, Kevin R. Harvey, Mitchell H. Lasky and Steven M. Spurlock, the managing members of BCMC VII, may be deemed to have shared voting and dispositive power over the shares held by BCP AIV, although each of such managing members disclaims beneficial ownership of any such shares except to the extent of its pecuniary interest therein. Bruce Dunlevie and Elizabeth Dunlevie are the trustees of the Dunlevie Living Trust. The address for each of these entities is c/o Benchmark, 2965 Woodside Road, Woodside, CA 94062.

7)	Represents shares over which Mr. Dunham has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after October 20, 2021.
8)
Represents 48,534 shares over which Mr. Yazbeck has dispositive power and 77,610 shares over which Mr. Yazbeck has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after October 20, 2021.

9)	Represents shares over which Ms. Kazanjian has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after October 20, 2021.

10)
Represents 438 shares over which Mr. DeMatteis has dispositive power and 83,773 shares over which Mr. DeMatteis has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after October 20, 2021.

11)	Represents shares over which Ms. Fritts has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after October 20, 2021.
12)	Represents shares over which Mr. Greenspan has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after October 20, 2021.
13)	Represents shares over which Mr. Rafols has the right to acquire dispositive power upon the exercise of stock options exercisable as of or within 60 days after October 20, 2021.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
BowX Acquisition Corp.
Founder Stock
In May 2020, Old BowX issued Vivek Ranadivé 10,062,500 shares of Old BowX Class B Common Stock in exchange for a capital contribution of $25,000 (such shares, the “
Founder Shares
”). Prior to that initial investment of $25,000, Old BowX had no assets, tangible or intangible. The number of Founder Shares issued was determined based on the expectation that such stock would represent 20% of the outstanding shares upon completion of the initial public offering. In July 2020, Mr. Ranadivé transferred certain Founder Shares to the Sponsor, along with other individuals and entities (collectively with Mr. Ranadivé, the “
initial stockholder
”), at the same price originally paid for such shares. In August 2020, Old BowX effected a stock dividend of 0.2 shares of Old BowX Class B Common Stock for each share of Old BowX Class B Common Stock outstanding, resulting in the initial stockholders holding an aggregate of 12,075,000 Founder Shares. At the Closing, Mr. Ranadivé transferred 1,811,250 Founder Shares to certain funds and accounts managed by subsidiaries of BlackRock, Inc. for the same price originally paid for such shares.
On July 16, 2020, Old BowX, Vivek Ranadivé, Murray Rode and BlackRock Credit Alpha Master Fund, L.P. (“
Alpha
”), a fund managed by a subsidiary of BlackRock, Inc., entered into a subscription agreement whereby Alpha agreed to purchase 1,071,656 Founder Shares and 1,427,100 private placement warrants from Old BowX. These amounts were subsequently increased to 1,285,987 Founder Shares and 676,280 private placement warrants. The closing of the purchase of the private placement warrants occurred at the closing of the IPO of Old BowX. The closing of the purchase of the Founder Shares from Mr. Ranadivé occurred at the Closing.
On July 16, 2020, Old BowX, Mr. Ranadivé, Mr. Rode and HC NCBR Fund (“
NCBR
”), a fund managed by a subsidiary of BlackRock, Inc., entered into a subscription agreement whereby NCBR agreed to purchase 437,719 Founder Shares from Mr. Ranadivé and 582,900 private placement warrants from Old BowX. These amounts were subsequently increased to 525,263 Founder Shares and 1,655,720 private placement warrants. The closing of the purchase of the private placement warrants by NCBR from Old BowX occurred at the closing of the IPO of Old BowX. The closing of the purchase of the Founder Shares from Mr. Ranadivé occurred at the Closing.
The Founder Shares (including the Old BowX Class A Common Stock issuable upon exercise thereof pursuant to the Previous Charter) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
In connection with the closing of the Business Combination, certain of the initial stockholders, including Sponsor, forfeited an aggregate of 3,000,000 Founder Shares in accordance with the terms of the Share Cancellation Agreement dated as of March 25, 2021 by and among Old BowX, Sponsor and certain other initial stockholders (the “Share Cancellation Agreement”). Pursuant to this agreement, Alpha and NCBR forfeited 309,500 and 130,500 Founder Shares respectively. The 9,075,000 shares of WeWork Common Stock into which the remaining 9,075,000 shares of Old BowX Class B Common Stock held by the initial stockholders automatically converted in connection with the First Merger, had an aggregate market value of $88,481,250 million based upon the closing price of $9.75 per shares of public stock on the NYSE on November 9, 2021, the most recent practicable date prior to the date of this prospectus.
On October 20, 2021, the Sponsor distributed the Founder Shares and private placement warrants that it held to its members, including Mr. Ranadivé, in accordance with the terms of Sponsor’s operating agreement.
Private Placement Warrants
Simultaneously with the consummation of the initial public offering, Old BowX consummated the private placement of 6,933,333 warrants at a price of $1.50 per private placement warrant, generating total proceeds of $10.4 million and incurring offering costs of approximately $8,000, for the Sponsor, certain of Old BowX’s officers and directors and certain funds and accounts managed by subsidiaries of BlackRock, Inc. On August 13, 2020, simultaneously with the closing of the sale of additional units pursuant to the underwriters’ exercise of its overallotment option, Old BowX sold an additional 840,000 private placement warrants to the initial stockholders. As of the date of the Merger Agreement, there were 7,773,333 private placement warrants issued and outstanding. The purchasers of the private placement warrants have agreed not to transfer, assign or sell any of the securities purchased in the private placement, including the underlying shares of Old BowX Common Stock (except to certain permitted transferees), until November 19, 2021.
On October 20, 2021, the Sponsor distributed the Founder Shares and private placement warrants that it held to its members, including Mr. Ranadivé, in accordance with the terms of Sponsor’s operating agreement.
The 7,773,333 WeWork warrants into which, in connection with the First Merger, the 7,773,333 private placement warrants held by the Sponsor automatically converted, and had an aggregate market value of $19,433,332.5 million based upon the closing price of $2.50 per public warrant on the NYSE on November 9, 2021, the most recent practicable date prior to the date of this prospectus.
Related Party Loans and Indemnification
On May 26, 2020, Vivek Ranadivé agreed to loan Old BowX up to an aggregate of $150,000 pursuant to an unsecured promissory note (the “
Note
”) to cover expenses related to the initial public offering. This loan was payable without interest upon the completion of the initial public offering. Old BowX borrowed approximately $150,000 under the Note and received additional advances of approximately $45,000 of funds from Mr. Ranadivé, for a total outstanding loan of approximately $195,000. Old BowX fully repaid the Note and the advances to such officer on August 7, 2020.
In order to fund working capital deficiencies or finance transaction costs in connection with the Business Combination, the initial stockholders, officers and directors and their affiliates could have, but were not obligated to, loan the Old BowX funds as may be required (the “
Working Capital Loans
”). As of September 30, 2021, Old BowX had no borrowings under the Working Capital Loans. Prior to the completion of the Business Combination, Old BowX did not seek loans from parties other than the Sponsor and Sponsor Persons, or their affiliates.
Old BowX Policies and Procedures for Related Party Transactions
Old BowX’s code of ethics required them to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions were defined as transactions in which (1) the aggregate amount involved would or may be expected to exceed $120,000 in any calendar year, (2) Old BowX or any of its subsidiaries was a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of Old BowX Common Stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), had or would have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation could arise when a person took actions or had interests that may have made it difficult to perform his or her work objectively and effectively. Conflicts of interest may have also arose if a person, or a member of his or her family, received improper personal benefits as a result of his or her position.
Old BowX’s audit committee, pursuant to its written charter, was responsible for reviewing and approving related-party transactions to the extent Old BowX entered into such transactions. The audit committee considered all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction was on terms no less favorable to Old BowX than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director participated in the approval of any transaction in which he was a related party, but that director was required to provide the audit committee with all material information concerning the transaction. Old BowX also required each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures were intended to determine whether any such related party transaction impaired the independence of a director or presented a conflict of interest on the part of a director, employee or officer.
WeWork
Amended and Restated Registration Rights Agreement
In connection with the consummation of the Business Combination, WeWork and certain of its stockholders, including certain holders of at least 5% of a class of Old WeWork Common Stock and entities affiliated with certain of WeWork’s current and former directors and executive officers, entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, these parties will have customary registration rights, including demand and piggy-back rights, subject to cooperation and cut-back
provisions.
Directors and Officers
Mr. Neumann currently has a promissory note from SBG with an outstanding principal amount of, $423.0 million as of December 31, 2020. In February 2021, in connection with the Settlement Agreement (as defined below), Mr. Neumann and SBG amended and restated the promissory note such that the outstanding principal amount was increased to $431.5 million to reflect the interest accrued on the principal promissory note since the original issuance date of the promissory note. The promissory note is secured by a pledge of approximately 15,753,281 shares of Old WeWork’s Class A Common Stock owned by Mr. Neumman’s affiliate We Holdings LLC and, following the adjustment of Mr. Neumann’s 24,081,668 WeWork Partnership Profits Interest Units to 19,896,032 WeWork Partnership Profits Interest Units, taking into account the Exchange Ratio in the First Merger and the subsequent conversion of Mr. Neumann’s WeWork Partnership Profits Interest Units to WeWork Partnership Class A Common Units, 19,896,032 WeWork Partnership Class A Common Units.
In April 2020, Old WeWork forgave certain loans for Sebastian Gunningham, Old WeWork’s former
Co-Chief
Executive Officer, and for Eugen Miropolski, Old WeWork’s former Chief Operating Officer, International, in connection with a former employment arrangement and termination arrangement, respectively. Each of Mr. Gunningham and Mr. Miropolski agreed to forfeit and cancel certain equity awards in exchange for the loan forgiveness.
SoftBank Transactions
Senior Secured Notes
In August 2020, WeWork Companies LLC and WW
Co-Obligor
Inc. entered into the Master Senior Secured Notes Note Purchase Agreement with the Note Purchaser for up to an aggregate principal amount of $1.1 billion of senior secured debt in the form of 12.50% senior secured notes (the “
SoftBank Senior Secured Notes
”). The agreement allowed WeWork Companies LLC to borrow once every thirty days up to the maximum remaining capacity with minimum draws of $50.0 million with a maturity date four (4) years from the first draw. WeWork Companies LLC had the ability to draw for six months starting from the date of the Master Senior Secured Notes Note Purchase Agreement, and WeWork Companies LLC extended this draw period for an additional six months by delivery of an extension notice to the Note Purchaser in January 2021 pursuant to the terms of the agreement. On August 11, 2021, WeWork Companies LLC,
WW-Co-Obligor
Inc. and the Note Purchaser executed an amendment to the Master Senior Secured Notes Note Purchase Agreement governing the SoftBank Senior Secured Notes, which (i) amended the maturity date of any notes to be issued thereunder from four (4) years from the date of first drawing to February 12, 2023 and (ii) extended the expiration of the draw period from August 12, 2021 to September 30, 2021. On September 27, 2021, WeWork Companies LLC,

WW-Co-Obligor
Inc. and the Note Purchaser executed an amendment to the senior secured note purchase agreement governing the SoftBank Senior Secured Notes, which extended the expiration of the draw period from September 30, 2021 to October 31, 2021. No draw notices were delivered pursuant to the Master Senior Secured Notes Note Purchase Agreement.
On March 25, 2021, WeWork Companies LLC and the Note Purchaser entered into the Commitment Letter pursuant to which WeWork Companies LLC and the Note Purchaser agreed to amend and restate the terms of the Master Senior Secured Notes Note Purchase Agreement that govern the SoftBank Senior Secured Notes on the earlier of (i) the Closing and (ii) August 12, 2021. The A&R NPA will allow WeWork Companies LLC to borrow up to an aggregate principal amount of $550,000,000 of senior secured debt in the form of Amended Senior Secured Notes. It is a condition to the execution of the A&R NPA that any outstanding SoftBank Senior Secured Notes (if any) be redeemed, repurchased or otherwise repaid and canceled at a price of 101% of the principal amount thereof plus accrued and unpaid interest. No draw notices had been delivered pursuant to the Master Senior Secured Note Purchase Agreement for the Softbank Senior Secured Notes prior to the Closing Date. On August 11, 2021, WeWork Companies LLC and the Note Purchaser executed an amendment to the Commitment Letter pursuant to which WeWork Companies LLC and the Note Purchaser agreed to enter into the A&R NPA on the earlier of (i) the Closing and (ii) September 30, 2021. On September 27, 2021, WeWork Companies LLC and the Note Purchaser executed an amendment to the Commitment Letter pursuant to which WeWork Companies LLC and the Note Purchaser agreed to enter into the A&R NPA on the earlier of (i) the Closing and (ii) October 31, 2021.
On the Closing Date, WeWork Companies LLC, WW
Co-Obligor
Inc. and the Note Purchaser entered into the A&R NPA for up to an aggregate principal amount of $550,000,000 of senior secured debt in the form of 7.50% senior secured notes. Entry into the A&R NPA superseded and terminated the Master Senior Secured Notes Note Purchase Agreement governing the SoftBank Senior Secured Notes and the Commitment Letter pursuant to which WeWork Companies LLC would enter into the A&R NPA. The A&R NPA allows WeWork Companies LLC to borrow once every thirty days up to the maximum remaining capacity with minimum draws of $50.0 million with a maturity date of February 12, 2023. WeWork Companies LLC has the ability to draw until February 12, 2023.
Senior Unsecured Notes
On December 27, 2019, WeWork Companies LLC, WW
Co-Obligor
Inc., a
co-obligor
under our Amended Senior Secured Notes, and the Note Purchaser, entered into the Master Note Purchase Agreement. Pursuant to the terms of the Master Note Purchase Agreement, WeWork Companies LLC may deliver from time to time to the Note Purchaser draw notices and accordingly sell to the Note Purchaser SoftBank Senior Unsecured Notes up to an aggregate original principal amount of $2.2 billion. As of June 30, 2021, Old WeWork had delivered draw notices in respect of $2.2 billion under the Master Note Purchase Agreement and an aggregate principal amount of $2.2 billion of SoftBank Senior Unsecured Notes were issued to the Note Purchaser. The SoftBank Senior Unsecured Notes have a stated interest rate of 5.0%. However because the associated warrants obligate Old WeWork to issue shares in the future, the implied interest rate upon closing, assuming the full commitment is drawn, will be approximately 11.69%. The SoftBank Senior Unsecured Notes will mature in July 2025.
Company Credit Agreement and Reimbursement Agreement
On December 27, 2019, WeWork Companies LLC entered into the Company Credit Agreement, among WeWork Companies LLC, as co-obligor,
SBG, as
co-obligor,
Goldman Sachs International Bank, as administrative agent, and the issuing creditors and letter of credit participants party thereto. The Company Credit Agreement provides for a $1.75 billion senior secured letter of credit facility under the 2020 LC Facility, which was made available on February 10, 2020, for the support of WeWork Companies LLC’s or its subsidiaries’ obligations. The termination date of the 2020 LC Facility is February 10, 2023. As of December 31, 2020, $1.4 billion of stand-by
letters of credit were outstanding under the 2020 LC Facility, of which $143.7 million has been utilized to secure letters of credit that remain outstanding under WeWork Companies LLC’s previous

2019 Credit Facility and 2019 LC Facility, which were terminated in 2020. As of June 30, 2021, there was $84.7 million in remaining letter of credit availability under the 2020 LC Facility.
The 2020 LC Facility is guaranteed by substantially all of the domestic wholly owned subsidiaries of WeWork Companies LLC (collectively, the “
Guarantors
”) and is secured by substantially all of the assets of WeWork Companies LLC and the Guarantors, in each case, subject to customary exceptions. The Company Credit Agreement and related documentation contain customary reimbursement provisions, representations, warranties, events of default and affirmative covenants (including with respect to cash management) for letter of credit facilities of this type. The negative covenants applicable to WeWork Companies LLC and its Restricted Subsidiaries (as defined in the Company Credit Agreement) are limited to restrictions on liens (subject to exceptions substantially consistent with the 7.875% Senior Notes due 2025), changes in line of business and disposition of all or substantially all of the assets of WeWork Companies LLC.
In connection with the 2020 LC Facility, WeWork Companies LLC also entered into the Company/SBG Reimbursement Agreement with SBG and the Guarantors pursuant to which (i) SBG agreed to pay substantially all of the fees and expenses payable in connection with the Company Credit Agreement, (ii) WeWork agreed to reimburse SBG for certain of such fees and expenses (including fronting fees up to an amount not to exceed 0.125% on the undrawn and unexpired amount of the letters of credit) as well as to pay to SBG a fee of 5.475% on the amount of all outstanding letters of credit and (iii) the Guarantors agreed to guarantee the obligations of WeWork Companies LLC under the Company/SBG Reimbursement Agreement. During the year ended December 31, 2020, Old WeWork recognized $69.7 million in interest expense in connection with amounts payable to SBG pursuant to the Company/SBG Reimbursement Agreement.
On March 25, 2021, WeWork Companies LLC, the SoftBank Obligor and Old BowX entered into a letter agreement (the “
Credit Support Letter Agreement
”) pursuant to which SBG committed to consent to an extension of the termination date of the 2020 LC Facility from February 10, 2023, to no later than February 10, 2024, (the “
LC Facility Termination Extension
”), subject to the terms and conditions set forth therein. Any extension of the termination date of the 2020 LC Facility will require the requisite consent of the lenders thereunder.
The First Warrants
On October 20, 2021, WeWork issued to (i) SBWW the SBWW Warrant to purchase a number of shares of WeWork Class A Common Stock (rounded to the nearest whole share) equal to 35,038,960 multiplied by the Exchange Ratio (which product is equal to 28,948,838 shares of WeWork Class A Common Stock), subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent) (which quotient is equal to a price per share equal to $0.01) and (ii) SVF the SVF Warrant to purchase a number of shares of WeWork Class A Common Stock (rounded to the nearest whole share) equal to 12,327,444 multiplied by the Exchange Ratio (which product is equal to 10,184,811 shares of WeWork Class A Common Stock), subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent) (which quotient is equal to a price per share equal to $0.01). The First Warrants will expire on the tenth anniversary of the Closing. Although the First Warrants were issued by WeWork, the First Warrants are treated in the same manner as a hypothetical outstanding warrant to purchase 47,366,404 shares of Old WeWork Class A Common Stock at an exercise price of $0.01 per share.
The First Warrants issued to SBWW and SVF were an inducement to obtain SBWW’s and SVF’s, and their respective affiliates’, support in effectuating the automatic conversion of Old WeWork preferred stock on a one-to-one
basis to Old WeWork Common Stock.
The SBWW Warrant enables SBWW to purchase 28,948,838 shares of WeWork Class A Common Stock. Assuming a price of $10 per share, the SBWW Warrant has an estimated fair value of approximately $289.5 million. The SVF Warrant enables SVF to purchase 10,184,811 shares of WeWork Class A Common Stock. Assuming a price of $10 per share, the SBWW Warrant has an estimated fair value of approximately $101.8 million.

The LC Warrant
Additionally, concurrently with and contingent upon the LC Facility Termination Extension, WeWork will issue to the SoftBank Obligor or its designees the LC Warrant to purchase a number of shares of WeWork Common Stock (rounded to the nearest whole share) equal to 14,431,991 multiplied by the Exchange Ratio, subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent). The LC Warrant would expire on the tenth anniversary of the date of issuance.
The LC Warrant was issued to SoftBank Obligor as consideration for the SoftBank Obligor agreeing to continue to act as co-obligor
under Old WeWork’s existing LC Facility for the extension period of one year. At the Exchange Ratio, the LC Warrant will enable SoftBank Obligor to purchase 11,923,567 shares of WeWork Class A Common Stock. Assuming a price of $10 per share, the LC Warrant will have an estimated fair value of approximately $119.2 million. The Company will record the estimated fair value of the LC Warrant as a deferred asset (guarantee premium), which will be amortized to interest expense over the amended term of the letter of credit facility, in a comparable fashion to a commitment or access fee paid to obtain a revolving credit arrangement.
2019 Master Transaction Agreement Payment
In the six months ended June 30, 2021, Old WeWork paid SBG $35.5 million of an up to $50.0 million expense reimbursement required by the 2019 Master Transaction Agreement upon the closing of the debt financing contemplated by such agreement.
Tender Offer and Settlement Agreement
In October 2019, in connection with the SoftBank Transactions, Old WeWork entered into an agreement with SBG pursuant to which SBWW launched a tender offer in November 2019 to purchase up to $3.0 billion of Old WeWork’s equity securities (including securities underlying vested opinions, exercisable warrants and convertible notes) from eligible equity holders of Old WeWork, at a price of $19.19 per share (the “
2020 Tender Offer
”).
The 2020 Tender Offer was scheduled to expire in April 2020. The closure of the 2020 Tender Offer was contingent on satisfaction of certain conditions as of the expiration date.
In April 2020, SBWW terminated and withdrew its offer to purchase the equity securities of Old WeWork because it asserted the failure of various conditions to its obligations to close the 2020 Tender Offer. The Special Committee, acting in the name of Old WeWork, filed a complaint in the Court of Chancery of the State of Delaware against SBG and SoftBank Vision Fund asserting claims in relation to SBG’s withdrawal of the 2020 Tender Offer. Separately, Mr. Neumann and WE Holdings LLC filed a similar lawsuit against SBG and SoftBank Vision Fund. On February 25, 2021, all parties entered into the Settlement Agreement, the terms of which resolved the 2020 Tender Offer litigation and resulted in the claims brought by the Special Committee, acting in the name of Old WeWork, and by Mr. Neumann and WE Holdings LLC being dismissed. The Settlement Agreement includes the following:

•
The launch of a new tender offer
. Pursuant to the Settlement Agreement, on March 10, 2021, SBWW launched a tender offer to acquire $921.6 million of Old WeWork’s equity securities (including certain equity awards, exercisable warrants and convertible notes) from eligible equity holders of Old WeWork, at a price of $19.19 per share (the “
2021 Tender Offer
”). Mr. Neumann, his affiliate We Holdings LLC and certain of their related parties were excluded from the 2021 Tender Offer and could not tender shares. For more information about the agreements between Mr. Neumann and SBG in connection with the Settlement Agreement, see Note 27 of the notes to WeWork’s consolidated financial statements included elsewhere in this prospectus. The 2021 Tender Offer closed in part on April 12, 2021, and in full on April 15, 2021, and SBWW acquired an aggregate of 48,025,659 shares (including shares issued upon exercise and conversion of certain equity awards, exercisable warrants and convertible notes).

•	Certain governance changes . The transactions contemplated by the Settlement Agreement also included the elimination of Old WeWork’s multi-class voting structure. As a result of the Old WeWork

Amended and Restated Certificate of Incorporation and the transactions contemplated by the Settlement Agreement, on February 26, 2021, all of the outstanding shares of Old WeWork’s Class B Common Stock automatically converted into shares of Old WeWork’s Class A Common Stock and the shares of Old WeWork’s Class C Common Stock were adjusted to have one vote per share, instead of three (the “
Old
WeWork Class
 B Conversion
”). The Old WeWork Amended and Restated Certificate of Incorporation provided that if, following the Old WeWork Class B Conversion, new shares of Old WeWork Class B Common Stock are issued pursuant to (i) the exercise of options to purchase shares of Old WeWork Class B Common Stock outstanding as of the date of the Old WeWork Class B Conversion. (ii) securities convertible into shares of Old WeWork Class B Common Stock outstanding as of the date of the Old WeWork Class B Conversion, and (iii) other circumstances which are specified in the Old WeWork Amended and Restated Certificate of Incorporation, such new shares will be automatically converted into shares of Old WeWork Class A Common Stock immediately following the time such new shares of Old WeWork Class B Common Stock are issued. These governance changes were relevant during the period prior to the closing of the Business Combination. After the closing of the Business Combination, the Charter applies to shares of capital stock held in WeWork.

•
Mr.
 Neumann settlement payment.
In connection with the Settlement Agreement, SBG and its affiliates paid Adam Neumann an amount equal to $105.6 million. No expense was recorded in Old WeWork’s consolidated statement of operations for the three-months ended March 31, 2021, as it did not benefit Old WeWork.

•
Mr.
 Neumann sale of stock to SBG.
In connection with the Settlement Agreement, SBG and its affiliates purchased 30,139,971 shares of Class B Common Stock of the Company from We Holdings LLC, which is Adam Neumann’s affiliated investment vehicle, for a price per share of $19.19, representing an aggregate purchase price of $578.4 million. The Company recorded a $428.3 million expense, which represents the excess between the amount paid from a principal shareholder of Old WeWork to We Holdings LLC and the fair value of the stock purchased. Old WeWork recognized the expense in restructuring and other related costs in the consolidated statement of operations for the three-months ended March 31, 2021, with a corresponding increase in additional paid-in
capital, representing a deemed capital contribution by SBG in its consolidated balance sheet.

•
Mr.
 Neumann proxy and observer changes.
In connection with the Settlement Agreement, Mr. Neumann’s proxy and future right to designate directors to Old WeWork’s board of directors were eliminated. The Amended and Restated Stockholders’ Agreement eliminated all proxies by Mr. Neumann in favor of Old WeWork’s board of directors, eliminated Mr. Neumann’s right to observe meetings of Old WeWork’s board of directors and removed Mr. Neumann’s future rights to designate directors to Old WeWork’s board of directors (which would have been available to Mr. Neumann upon elimination of his financial obligations with and to SBG). Mr. Neumann’s right to observe meetings of Old WeWork’s board of directors was replaced by a new agreement governing future observer rights, which provides that beginning on February 26, 2022, Mr. Neumann, or if requested by SBG, a designee of Mr. Neumann’s (who shall be subject to SBG’s approval), shall have the right to observe meetings of WeWork’s board of directors (and certain committees thereof) in a non-voting
observer capacity. Pursuant to this agreement, Mr. Neumann’s right will terminate on the date on which Mr. Neumann ceases to beneficially own equity securities of Old WeWork (including WeWork Partnership Class A Common Units) representing at least 19,028,251 shares of Old WeWork Class A Common Stock (on an as-converted
basis and as adjusted for stock splits, dividends and the like). Mr. Neumann is also entitled to receive copies of written materials provided to directors.

Although WeWork expects that Mr. Neumann or his representative may express views or may ask questions, there is no such contractual entitlement beyond attending in a customary nonvoting observer capacity, and WeWork’s board and committee meetings would be presided over by the relevant chairpersons and subject to such procedures governing conduct of the meeting as may be adopted by the board or relevant committee. The agreement governing the observer right does not entitle Mr. Neumann to participate in any conversations among directors outside of formal meetings of the WeWork board and its applicable committees. Similarly, the agreement does not give Mr. Neumann the right to influence decisions to be made or actions to be taken by the WeWork board or committees. Mr. Neumann will participate in meetings of the WeWork board and its applicable committees as a nonvoting board observer — not as a director.
The agreement governing the observer right requires that Mr. Neumann or his representative agree to hold in confidence all information provided under such agreement. WeWork has also reserved the right under such agreement to withhold information and exclude Mr. Neumann or his representative from any meeting or portion thereof to the extent reasonably likely to adversely affect the attorney-client privilege between WeWork and its counsel or result in disclosure of trade secrets or a conflict of interest, or if there has been a violation of Mr. Neumann’s restrictive covenant obligations to WeWork.

•
Profits interest amendments
. In February 2021, in connection with the Settlement Agreement, the WeWork Partnership Profits Interest Units held by Mr. Neumann became fully vested and were amended to have a catch-up
base amount of $0. The per unit distribution thresholds for Mr. Neumann’s WeWork Partnership Profits Interest Units were also amended to initially be $10.00 (and were subsequently adjusted downwards based on the Closing Date pricing of the Business Combination). For additional information, see “—WeWork Partnership Profits Interest Units.”

For information about the terms of the lease terminations and new non-compete
agreement entered into in connection with the Settlement Agreement, see below under “
––Real Estate Transactions––Mr.
 Neumann
” and “––
Non-Compete
Agreement.
”
In addition to the transactions and governance changes described above, the Settlement Agreement contains customary releases of claims by the parties, a commitment to continue existing indemnification arrangements and maintain insurance coverage for the benefit of Mr. Neumann with respect to his former capacities at Old WeWork, provisions related to confidentiality, public announcements, media inquiries and publicity concerning the Settlement Agreement or Mr. Neumann’s tenure at WeWork, and provisions concerning the intended tax treatment of certain of the payments under the Settlement Agreement.
Creator Fund
During 2018, Old WeWork launched a venture capital fund (the “
Creator Fund
”) to promote its business through award programs (currently styled as “
Creator Awards
”) and such other investments in its members as it determined. An affiliate of SBG, a 99.99% equity owner in the Creator Fund, committed up to $180.0 million to the Creator Fund.
In March 2019, Old WeWork also entered into an agreement pursuant to which an affiliate of SBG would reimburse Old WeWork up to $80.0 million for its performance of underwriting and production services for Creator Awards events between September 2017 and January 2021. An affiliate of SBG funded $20.0 million during 2017 and an additional $40.0 million in 2019 related to the Creator Fund events that occurred during the period from September 1, 2017, through March 31, 2019.
In September 2020, Old WeWork agreed to transfer its rights as managing member and all of its other rights, titles, interests, obligations and commitments in respect of the Creator Fund to an affiliate of SBG and the Creator Fund was deconsolidated. As substantially all of the net assets of the Creator Fund were previously allocated to the noncontrolling interests, no gain or loss was recognized on deconsolidation of the Creator Fund. In connection with this transaction, the parties also agreed, among other things, that Old WeWork would not be required to reimburse SBG for the $21.6 million Creator Awards production services reimbursement obligation payable to SBG as of December 31, 2019, as described in Note 24 of the notes to WeWork’s consolidated financial statements included elsewhere in this prospectus and that Old WeWork would receive a share of investment returns above a specified threshold. In connection with the Sound Ventures Transaction described below, in June 2021, the parties agreed to increase the investment returns threshold. As SBG is a principal shareholder of Old WeWork, the forgiveness of this obligation was accounted for as a capital contribution and reclassified from liabilities to additional paid-in-capital
during the year ended December 31, 2020.
Sound Ventures
In June 2021, an affiliate of SBG acquired Old WeWork’s limited partnership interest in Sound Ventures II, L.P. Such affiliate of SBG assumed the commitment to remit approximately $2 million to Sound Ventures II, L.P. when and as called, and funded Old WeWork for its limited partnership interest based on already funded contributions of approximately $6 million (the “
Sound Ventures Transaction
”).
VistaJet
In May 2020, Old WeWork sold its unused flight hours with VistaJet, an aviation company offering private flight services, to an affiliate of SBG at cost, through the cancellation of $1.5 million in debt.
WeWork Partnership
In July 2019, Old WeWork completed a reorganization into an
“UP-C”
structure. As a result of the reorganization, Old WeWork became the ultimate holding company for the subsidiaries used to operate our business and hold our assets. Following the Business Combination, WeWork Inc. is the ultimate holding company for the subsidiaries we use to operate our business and hold our assets.
WeWork’s primary assets, held through wholly owned subsidiaries, are non-controlling
“limited partner” interests and a controlling “general partner” interest in an operating partnership called the WeWork Partnership. Certain former members of Old WeWork’s senior management team were also issued non-controlling
“limited partner” interests in the WeWork Partnership as part of Old WeWork’s compensation program described below under “—WeWork Partnership Profits Interest Units.”
As a result of its interests in the general partner of the WeWork Partnership, and subject to certain restrictions set forth in the Partnership Agreement, WeWork Inc. generally controls all of the affairs and decision-making of the WeWork Partnership. As such, WeWork Inc. is responsible for all operational and administrative decisions of the WeWork Partnership and the day-to-day
management of the WeWork Partnership’s business. The general partner of the WeWork Partnership cannot be removed as the general partner of the WeWork Partnership without the approval of WeWork Inc.
Partnership interests do not have any direct voting rights with respect to WeWork Inc. However, each holder of partnership interests in the WeWork Partnership (other than direct and indirect subsidiaries of WeWork Inc.) holds one share of WeWork Class C Common Stock per partnership interest. The WeWork Class C Common Stock has one vote per share. The WeWork Class C Common Stock has no economic rights.
Subject to certain restrictions set forth in the Partnership Agreement, holders of partnership interests (other than direct and indirect subsidiaries of WeWork Inc.) may exchange their partnership interests for (at WeWork Inc.’s election) shares of WeWork Class A Common Stock or cash, as described more fully below under “ —WeWork Partnership Profits Interest Units.” Upon the exchange of partnership interests in the WeWork Partnership for shares of WeWork Class A Common Stock or cash or the forfeiture of unvested partnership interests in the WeWork Partnership, the corresponding shares of WeWork Class C Common Stock will be redeemed.
The exchange of partnership interests as described above is taxable to the individual making such exchange and, to the extent that the individual has taxable gain on the exchange, results in a benefit to WeWork Inc. in the form of increased tax basis in WeWork Inc.’s assets and therefore greater depreciation deductions. However, unlike in many
UP-C
structures, no holder of a profits interest or other interest in the WeWork Partnership is entitled to a “tax receivable” payment or other similar payment by WeWork Inc. in respect of tax attributes that may accrue to it upon the exchange of such profits interest or other interest for cash or shares of WeWork Class A Common Stock.
All of the partnership interests in the WeWork Partnership are subject to certain restrictions on transfer and exchange.
Any time a share of Class A Common Stock of WeWork Inc. is issued, redeemed, repurchased, acquired, canceled or terminated by WeWork Inc., one partnership interest indirectly held by WeWork Inc. will be issued or canceled, as applicable, by the WeWork Partnership so that the number of partnership interests in the WeWork Partnership held indirectly by WeWork Inc. at all times equals the number of shares of Class A Common Stock of WeWork Inc. outstanding, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.
Pursuant to the terms of the Partnership Agreement, except with respect to tax distributions, WeWork Inc. has the authority to determine when ordinary distributions will be made to the holders of partnership interests in the WeWork Partnership and the amounts of any such distributions. If WeWork Inc. authorizes an ordinary distribution by the WeWork Partnership, such distribution will generally be made first to the wholly owned subsidiaries of WeWork Inc. until the aggregate distributions equal the “aggregate distribution threshold” (as discussed below under “
—WeWork Partnership Profits Interest Units
”), and then shared among all partners, including the holders of vested WeWork Partnership Profits Interest Units (also discussed below under “
—WeWork Partnership Profits Interest Units
”). Like the other partners in the WeWork Partnership, WeWork Inc. may incur U.S. federal, and applicable state and local, income taxes on its wholly owned subsidiaries’ distributive shares of any net taxable income of the WeWork Partnership. Pursuant to the Partnership Agreement, cash distributions will be made to these subsidiaries and the other holders of partnership interests (including WeWork Partnership Profits Interest Units) in the WeWork Partnership in amounts intended to be sufficient for such holders to pay their respective U.S. federal, and applicable associated state and local, income tax liabilities with respect to such net taxable income. Any and all such tax distributions shall reduce subsequent ordinary and liquidating distributions otherwise payable to these wholly owned subsidiaries and the other holders of partnership interests (including WeWork Partnership Profits Interest Units) in the WeWork Partnership.
As noted above, certain former members of Old WeWork’s senior management team were issued WeWork Partnership Profits Interest Units in 2019. These WeWork Partnership Profits Interest Units are intended to qualify as “profits interests” for U.S. federal income tax purposes. WeWork no longer grants these types of awards.
Following the conversion of Mr. Neumann’s WeWork Partnership Profits Interest Units into WeWork Partnership Class A Common Units as described below, 42,057 WeWork Partnership Profit Interest Units held by certain former members of management other than Mr. Neumann remain outstanding.
Holders of vested WeWork Partnership Profits Interest Units may receive value from their awards in two ways—by receiving distributions or by, at the election of the holder, (a) converting their WeWork Partnership Profits Interest Units into WeWork Partnership Class A Common Units, or (b) exchanging (along with the corresponding shares of WeWork Class C Common Stock) their WeWork Partnership Profits Interest Units for (at WeWork Inc.’s election) shares of WeWork Class A Common Stock or cash of an equivalent value.
See Note 22 of the notes to WeWork’s annual audited consolidated financial statements and Note 14 of the notes to WeWork’s interim condensed consolidated financial statements included elsewhere in this prospectus for additional details on the WeWork Partnership Profits Interest Units and activity during the year ended December 31, 2020, and six months ended June 30, 2021, respectively.

In February 2021, in connection with the Settlement Agreement, the WeWork Partnership Profits Interest Units held by Mr. Neumann in the WeWork Partnership became fully vested and were amended to have a catch-up
base amount of $0. As a result, Mr. Neuman held 24,081,668 fully vested WeWork Partnership Profits Interest Units prior to the Business Combination. The per unit distribution thresholds for Mr. Neumann’s WeWork Partnership Profits Interest Units were also amended in connection with the Settlement Agreement to initially be $10.00, subject to further downward adjustment based on the Closing Date pricing of the Business Combination. In connection with the Business Combination, the number of Mr. Neumann’s WeWork Partnership Profits Interest Units was adjusted to equal 19,896,032 WeWork Partnership Profits Interest Units taking into account the Exchange Ratio in the First Merger, and the distribution threshholds for Mr. Neumann’s WeWork Partnership Profit Interest Units were adjusted downwards based on the Closing Date pricing of the Business Combination. On October 21, 2021, Mr. Neumann elected to convert his WeWork Partnership Profits Interest Units into WeWork Partnership Class A Common Units which, subject to certain restrictions set forth in the Partnership Agreement, can be exchanged for (at WeWork Inc.’s election) shares of WeWork Class A Common Stock or cash, as more fully described above.
International Joint Ventures and Strategic Partnerships
Together with entities affiliated with certain of WeWork’s directors and holders of more than 5% of a class of its capital stock, Old WeWork formed three international joint ventures, ChinaCo, JapanCo and PacificCo, to pursue international expansion and strategic partnerships. Together with SBG affiliates, Old WeWork formed JapanCo and PacificCo and, together with SBG, Hony Capital, Trustbridge Partners and other investors, Old WeWork formed ChinaCo.
In April 2020, Old WeWork closed the PacificCo
Roll-up
transaction and issued 34,482,759 shares of convertible Old WeWork Series
H-1
Preferred Stock in exchange for all interests held by affiliates of SBG in PacificCo. Upon completion of the PacificCo
Roll-up,
PacificCo became a wholly owned subsidiary of Old WeWork.
In September 2021, an affiliate of SBG and Old WeWork closed on the formation of LatamCo to operate the Company’s businesses in Brazil, Mexico, Colombia, Chile and Argentina under the WeWork brand. Upon formation of LatamCo, the Company contributed its businesses in the countries listed above, committed to fund $12.5 million, and remains as guarantor on certain lease obligations. The Softbank Latin America Fund committed to fund $80.0 million.
Old WeWork has entered into services agreements with each of these joint ventures where WeWork provides certain intellectual property and trademark rights and support services to enable the joint ventures to carry out their businesses in exchange for an annual fee.
In July 2020, a subsidiary of Old WeWork extended a $25.0 million bridge loan to ChinaCo, to fund ChinaCo’s short-term working capital needs until the closing of the Trustbridge Transaction. Old WeWork also entered into a cooperation letter with ChinaCo and Trustbridge Partners which established a joint committee to facilitate communication and cooperation regarding the operations and management of ChinaCo through the closing of the Trustbridge Transaction. The bridge loan was repaid on October 2, 2020.
In April 2018, Old WeWork, ChinaCo and PacificCo entered into an agreement to purchase naked Hub (the “
Naked Hub Agreement
”), where a portion of the consideration for the acquisition was shares of Old WeWork Class A Common Stock. ChinaCo subsequently provided Old WeWork a promissory note, dated April 26, 2018, for an amount equal to the value of this stock consideration as set forth in the Naked Hub Agreement. This promissory note was repayable by ChinaCo in cash to Old WeWork on April 26, 2021. In October 2020, this promissory note was converted to equity in ChinaCo in connection with the ChinaCo financing.
In the first quarter of 2021, JapanCo entered into a management agreement with an affiliate of SBG pursuant to which a WeWork location in Japan operates a floor in a building owned by such affiliate, with no rent or minimum monthly payments, in exchange for a fixed monthly fee of approximately $9,500 per month and a 15% incentive fee of building profits.
In September 2021, JapanCo entered into a series of transactions with OfaaS Corp., an affiliate of SBG (“
OfaaS
”), pursuant to which the parties agreed to (i) a revenue sharing arrangement where JapanCo will pay OfaaS 5% of sales derived from JapanCo’s strategic partnership with JR East Japan Station Work as compensation for OfaaS’ role in brokering and negotiating such strategic partnership, (ii) a secondment and consulting arrangement pursuant to which OfaaS will provide JapanCo with personnel and other resources to perform certain sales services (including sales operations, reporting, enterprise strategy, broker relations and marketing support) for a period of six (6) months at a cost of JPY 14,500,000 per month, and (iii) terminate JapanCo’s existing sales service agreement with OfaaS and enter into a new broker agreement pursuant to JapanCo’s standard terms of service, with an exception to permit OfaaS (unlike JapanCo’s other brokers) to refer, and receive referral fees from JapanCo for, its and SBG’s affiliates.
See Note 6 of the notes to WeWork’s consolidated financial statements included elsewhere in this prospectus for additional details on Old WeWork’s international joint ventures and strategic partnerships.
Real Estate Transactions
WeCap Investment Group
In March 2017, together with Rhône Group, Old WeWork formed the WPI Fund. Steven Langman, who served as one of Old WeWork’s directors during 2019 through the first week of 2020, co-founded
and manages Rhône Group. Mr. Langman and Mr. Neumann, who served as Old WeWork’s Chief Executive Officer and one of its directors until 2019, have each served on the management committees of the entities that currently advise and manage the WPI Fund, and Mr. Langman continues to serve on those committees.
In 2019, Mr. Langman was appointed by Rhône Group to the management committee of the investment adviser of the WPI Fund and other investment vehicles, WeWork Capital Advisors LLC (formerly known as “
ARK Capital Advisors LLC
”), as one of two designees of Rhône Group on such committee. Mr. Langman was also appointed to serve on the investment committee for the Ark Master Fund LP, including its parallel and related vehicles (the “
Ark Master Fund
”) in addition to continuing to serve on the investment committee for the WPI Fund.
WeWork’s general partner interests in Waller Creek Holdings LP, DSQ, WPI Fund and ARK Master Fund are held through the WeCap Holdings Partnership, in which Rhône Group also participates to the extent provided by the governing documents of the WeCap Holdings Partnership.
Old WeWork funded two $25.0 million convertible promissory notes in 2018 in connection with securing a potential investment opportunity that was being evaluated by the WPI Fund. During 2019, Old WeWork converted this $50.0 million loan into an initial 17.4% interest in the 424 Fifth Venture, including $2.8 million of capitalized transaction costs. The WPI Fund was also an initial 39.1% owner in the 424 Fifth Venture. The 424 Fifth Venture was initially capitalized with the $50.0 million investment from Old WeWork, $112.5 million from the WPI Fund, $125.0 million of equity from other investors and debt facilities (held by subsidiaries of the 424 Fifth Venture) of up to $900.0 million in the aggregate, of which $658.8 million was drawn as of December 31, 2019. Such debt financing was provided by a group of lenders that included J.P. Morgan Chase Bank, N.A. The WPI Fund also subsequently contributed an additional $35.9 million and Old WeWork subsequently contributed an additional $6.5 million during the year ended December 31, 2019. In March 2020, the 424 Fifth Venture property located in New York City was sold to a third-party buyer and the debt financing from J.P. Morgan Chase Bank, N.A. was repaid.
Finally, Old WeWork has entered into operating lease agreements with landlord entities in which the WPI Fund and following the ARK/WPI Fund combination, other real estate acquisition vehicles managed or sponsored by the WeCap Investment Group have an interest, on what Old WeWork believed to be commercially reasonable terms. During the six months ended June 30, 2021, Old WeWork had a contractual obligation totaling $28.9 million and it recognized $23.0 million of lease cost expense related to these leases. Future minimum lease cost payments under these leases, inclusive of escalation clauses and exclusive of contingent rent payments, are approximately $687.5 million as of June 30, 2021. The future minimum lease cost payments disclosed are the gross amount payable and are not net of tenant lease incentive receivables of approximately $14.2 million as of June 30, 2021.
In August 2019, the Old WeWork reorganized its real estate acquisition platform (such platform, following the ARK/WPI combination described herein, and inclusive of the investment vehicles sponsored, co-sponsored,
managed, or
co-managed
by the WeCap Manager and Sponsor Group, “
WeCap Investment Group
”). Through this reorganization (the “
ARK/WPI combination
”), the Company acquired from Rhône a controlling financial interest in the WeCap Manager, the management company for the WeCap Investment Group, in exchange for a 20% noncontrolling interest in the WeCap Manager. The “
WeCap Manager
” is the surviving entity resulting from the merger of the legacy entity that previously managed WeWork Property Investors LP, including its parallel and related vehicles (collectively the “
WPI Fund
”), which was indirectly owned 50% by us and 50% by affiliates of Rhône and was unconsolidated prior to the ARK/WPI combination, and the wholly owned and consolidated legacy entity that previously managed the ARK Master Fund, including its parallel and related vehicles. Following the ARK/WPI combination, the Company consolidates the WeCap Manager. The portion of consolidated equity attributable to Rhône’s interest in the WeCap Manager is reflected as a noncontrolling interest in the equity section of the accompanying consolidated balance sheets as of December 31, 2020 and 2019.
See Notes 6 and 11 of the notes to WeWork’s consolidated financial statements included elsewhere in this prospectus for additional details on WeWork’s relationships with the ARK/WPI Fund.
Mr. Neumann
WeWork is, or was, also party to lease agreements for four commercial properties with landlord entities in which Mr. Neumann, Old WeWork’s former chief executive officer, had or has an ownership interest. These leases, individually and in the aggregate, are not material to WeWork’s operations and entry into these lease agreements was duly approved by Old WeWork. As of June 30, 2021, future undiscounted minimum lease payments under these leases represented approximately 0.5% of Old WeWork’s total lease commitments. During the six months ended June 30, 2021, Old WeWork had a contractual obligation totaling $6.4 million to the landlord entities under these leases. During the six months ended June 30, 2021, Old WeWork received no payments from the landlord entities in the form of tenant improvement reimbursements related to these leases.
Terms of the termination of two of these lease agreements were agreed in February 2021 and one of the two was formally terminated on August 6, 2021 upon receiving the necessary ordinary course approvals. The negotiations for the two lease terminations occurred in the ordinary course and on arms’ length terms, and with respect to the lease that was formally terminated, included the landlord entity’s surrender and return of a $3.4 million letter of credit in exchange for payment of the corresponding amounts of the letter of credit, and the landlord entity’s forgiveness of the remaining rent amounts owed.
In addition, one of the other leases was assigned to Ampa in connection with the Israel Transaction and, therefore, WeWork is no longer a party to the lease agreement.
Membership and Service Agreements
WeWork has entered into membership agreements and/or other agreements relating to the provision of services with affiliates of SBG and SoftBank Vision Fund and affiliates of Rhône Group. WeWork believes that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arm’s-length
basis. During the six months ended June 30, 2021, Old WeWork earned $69.7 million from such agreements with affiliates of SBG and SoftBank Vision Fund and $0.9 million from such agreements with affiliates of Rhône Group.
During the six months ended June 30, 2021, Old WeWork recognized expenses of approximately $10.0 million for services provided by SBG and its affiliates.
Under the 2019 Omnibus Agreement, Old WeWork also provided healthcare, security and office space to Mr. Neumann until March 2021 at a cost of $2.6 million.
Non-Compete
Agreement
During the year ended December 31, 2019, SBG entered into a
non-compete
agreement with Mr. Neumann, Old WeWork’s former chief executive officer, for a cash payment of $185.0 million, of which 50% was paid initially, with the remaining 50% payable in twelve equal monthly installments. Concurrent with the termination of the 2020 Tender Offer, this agreement was terminated and SBG ceased making payments under this agreement.
During 2019, Old WeWork recorded this as an expense to be paid for by a principal shareholder as Old WeWork also benefitted from the arrangement through restricting Mr. Neumann’s ability to provide similar services to a competing organization. In connection with the Settlement Agreement, a new non-compete
agreement has been entered into by Mr. Neumann with both Old WeWork and SBG. Old WeWork also became a party to (rather than simply a beneficiary of) this new non-compete
agreement. Old WeWork does not have any financial obligation to Mr. Neumann under this agreement.
PIPE Investment
In connection with the execution of the Merger Agreement, Old BowX entered into separate Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase, and Old BowX agreed to sell to the PIPE Investors, the PIPE Shares for a purchase price of $10.00 per share and an aggregate purchase price of $800,000,000, in the PIPE Investment. The PIPE Investment was consummated substantially concurrently with the closing of the Business Combination.
Bruce Dunlevie, who currently serves on our board of directors, participated in the PIPE Investment through a family trust entity on the same terms and conditions as the other PIPE Investors for an aggregate purchase price of $10,000,000. In addition, certain of Old WeWork’s investors or their affiliates participated in the PIPE Investment, which may provide such investors the opportunity to materially increase the size of their investment in WeWork. None of these Old WeWork investors were the beneficial owners of more than 5% of Old BowX’s Capital Stock or of Old WeWork Capital Stock, in each case, on an as converted to common stock basis.
FIRPTA Letter
On March 25, 2021, concurrently with the execution of the Merger Agreement, SBWW, SVFE, Old BowX and Old WeWork entered into a letter agreement related to Old WeWork’s potential current or future status as a USRPHC and related tax withholding matters in connection with the transactions contemplated by the Merger Agreement.
Other Transactions
In August 2020, Old WeWork closed the sale of Flatiron to Carrick Capital Partners (“
Carrick
”). Arthur Minson, Old WeWork’s former
Co-Chief
Executive Officer, is an investor in the entity that Carrick used to purchase Flatiron. In connection with the sale, Old WeWork waived certain non-compete
obligations for Mr. Minson to allow him to serve on the board of, and also invest in, Flatiron.

In August 2021, Old WeWork and Cushman entered into a
non-binding
exclusive strategic partnership to market both landlords and businesses on WeWork’s management experience platform and on new jointly developed solutions. The partnership is intended to provide clients with best-in-class
office operations by combining WeWork’s proprietary platform of workplace experience management software and hospitality experience with Cushman’s asset and facilities management services. Together, WeWork and Cushman will work to unlock opportunities to provide landlords and businesses with the ability to create a differentiated workplace experience for tenants and employees in the new hybrid world of work where flexibility remains at the forefront. In addition on October 13, 2021, the Backstop Investor, a parent company to Cushman & Wakefield U.S., Inc., and Old BowX entered into a backstop subscription agreement for an aggregate purchase price of up to $150,000,000.00. Concurrently with the Closing, the Backstop Investor subscribed for 15,000,000 shares of WeWork Class A Common Stock for $150,000,000.
WeWork Policies and Procedures for Related Party Transactions
Our Board of directors recognizes that transactions with related parties can present potential or actual conflicts of interest and may raise questions as to whether those transactions are consistent with our best interests and the best interests of our stockholders. Therefore, our Board of directors has adopted a written policy on transactions with any related party, which is defined as any person who, since the beginning of our last fiscal year, is, or at any time was, a director, executive officer or nominee for director, any beneficial owner of more than 5% of any class of our capital stock, any of their immediate family members, and any firm, corporation, or other entity in which the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.
Under the policy, a related party must promptly disclose to our chief legal officer, global head of compliance, vice president, legal team, global head of corporate or other person designated by the audit committee of the board of directors (i) any transaction in which WeWork was, are or will be a participant and that related party had, has or will have a direct or indirect interest and (ii) all material facts with respect thereto. Our chief legal officer, global head of compliance, vice president, legal team, global head of corporate or other person designated by the audit committee of the board of directors will make an initial assessment as to whether the transaction constitutes a related party transaction that would be reportable by WeWork pursuant to Item 404(a) of Regulation
S-K,
in which case the transaction would require approval by either a majority of the independent members of our Board of directors who are disinterested with respect to such related party transaction or the majority of the members of our audit committee.
Any member of the audit committee who is, or whose immediate family member is, or whose household member (other than a tenant or employee) is, a related party with respect to a transaction under review will not be permitted to participate in the discussions or approval or ratification of the transaction.

DESCRIPTION OF SECURITIES
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities. The descriptions below are qualified by reference to the actual text of our Charter. We urge you to read our Charter in its entirety for a complete description of the rights and preferences of our securities.
Authorized and Outstanding Stock
Our Charter authorizes the issuance of 1,625,041,666 shares across all classes of WeWork capital stock, consisting of (a) 1,500,000,000 shares of WeWork Class A Common Stock, 25,041,666 shares of WeWork Class C Common Stock, and (c) 100,000,000 shares of WeWork Preferred Stock.
The outstanding shares of WeWork Class A Common Stock issued in the Business Combination are duly authorized, validly issued, fully paid and non-assessable.
All outstanding shares of Old BowX Class A Common Stock were reclassified as shares of WeWork Class A Common Stock on a one-to-one
basis. There are no outstanding shares of Class B common stock following the Business Combination as the outstanding Old BowX Class B Common Stock was converted into shares of WeWork Class A Common Stock in connection with the Business Combination.
Immediately after giving effect to the Business Combination, there were 696,492,801 issued and outstanding shares of Class A Common Stock and 19,938,089 issued and outstanding shares of Class C Common Stock. As of the date of the Closing, our post-Closing directors and executive officers and their respective affiliated entities beneficially owned approximately 4.1% of the outstanding shares of Class A Common Stock, which represents approximately 4.0% of the total voting power of our outstanding shares, and no outstanding shares of Class C Common Stock.
Preferred Stock
Our Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors is authorized to fix the voting rights, if any, designations, powers and preferences, the relative, participating, optional or other special rights, and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. The board of directors is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of WeWork Common Stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of WeWork or the removal of existing management.
WeWork has no preferred stock outstanding as of the date hereof.
Redeemable Warrants
Public Warrants
Each whole public warrant entitles the registered holder to purchase one whole share of our Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on November 19, 2021. The public warrants will expire on October 20, 2026 or earlier upon redemption or liquidation.
We are not obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a public warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to us satisfying our obligations described below with respect to registration. No public warrant will be exercisable and we will not be obligated to issue shares of Class A Common Stock upon exercise of a public warrant unless Class A Common Stock issuable upon such public warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such public warrant will not be entitled to exercise such public warrant and such public warrant may have no value and expire worthless. In no event will we be required to net cash settle any public warrant. In the event that a registration statement is not effective for the exercised public warrants, the purchaser of a unit containing such public warrant will have paid the full purchase price for the unit solely for the share of Class A Common Stock underlying such unit.
The registration statement of which this prospectus is part provides for the registration, under the Securities Act, of the issuance of the shares of Class A Common Stock issuable upon exercise of the warrants. We will use our best efforts to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A Common Stock until the warrants expire or are redeemed. Notwithstanding the above, if our Class A Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will be required to use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Once the warrants become exercisable, we may redeem the outstanding public warrants:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sale price of our Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If and when the public warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of Class A Common Stock upon exercise of the public warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of Class A Common Stock under the blue sky laws of the state of residence in those states in which the public warrants were offered by us in this offering.
We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the public warrants, each warrant holder will be entitled to exercise its public warrants prior to the scheduled redemption date. However, the price of Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.
If we call the public warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of public warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our public warrants. If our management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the public warrants, multiplied by the difference between the exercise price of the public warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the public warrants. If we call our warrants for redemption and our management does not take advantage of this option, our Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.
Commencing ninety days after the warrants become exercisable, we may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares of Class A Common Stock to be determined by reference to an agreed table based on the redemption date and the “fair market value” of our Class A Common Stock;

•
if, and only if, the last reported sale price of our Class A Common Stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which we send the notice of redemption to the warrant holders;

•	if, and only if, the private placement warrants are also concurrently called for redemption on the same terms as the outstanding public warrants, as described above; and

•
if, and only if, there is an effective registration statement covering the issuance of the shares of Class A Common Stock issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the
30-day
period after written notice of redemption is given.

The “fair market value” of the Class A Common Stock for this purpose shall mean the average last reported sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. See
“—Private Placement Warrants”
for further information on the terms of the private placement warrants.
In the event we shall elect to redeem all of the outstanding warrants that are subject to redemption, then we shall fix a date for the redemption (the “
Redemption Date
”). A notice of redemption shall be mailed by first class mail, postage prepaid, by us not less than thirty (30) days prior to the Redemption Date to the registered holders of the outstanding warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. At any time after notice of redemption was given by us but prior to the Redemptions Date, the outstanding warrants may be exercised, for cash or on a “cashless basis” pursuant to the terms in the Warrant Agreement between Continental, as warrant agent, and us. In the event we determine to require all holders of public warrants to exercise their warrants on a “cashless basis,” the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. On and after the

Redemption Date, the record holder of the warrants shall have no further rights except to receive, upon surrender of the warrants, the Redemption Price.
Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis pursuant to the Warrant Agreement. The numbers in the table below represent the number of shares of Class A Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our Class A Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth below.

	Fair Market Value of WeWork Class A Common Stock
Redemption Date (period to expiration of warrants)	≤ $10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥ $18.00
57 months	0.233	0.255	0.275	0.293	0.309	0.324	0.338	0.350	0.361
54 months	0.229	0.251	0.272	0.291	0.307	0.323	0.337	0.350	0.361
51 months	0.225	0.248	0.269	0.288	0.305	0.321	0.336	0.349	0.361
48 months	0.220	0.243	0.265	0.285	0.303	0.320	0.335	0.349	0.361
45 months	0.214	0.239	0.261	0.282	0.301	0.318	0.334	0.348	0.361
42 months	0.208	0.234	0.257	0.278	0.298	0.316	0.333	0.348	0.361
39 months	0.202	0.228	0.252	0.275	0.295	0.314	0.331	0.347	0.361
36 months	0.195	0.222	0.247	0.271	0.292	0.312	0.330	0.346	0.361
33 months	0.187	0.215	0.241	0.266	0.288	0.309	0.328	0.345	0.361
30 months	0.179	0.208	0.235	0.261	0.284	0.306	0.326	0.345	0.361
27 months	0.170	0.199	0.228	0.255	0.280	0.303	0.324	0.343	0.361
24 months	0.159	0.190	0.220	0.248	0.274	0.299	0.322	0.342	0.361
21 months	0.148	0.179	0.210	0.240	0.268	0.295	0.319	0.341	0.361
18 months	0.135	0.167	0.200	0.231	0.261	0.289	0.315	0.339	0.361
15 months	0.120	0.153	0.187	0.220	0.253	0.283	0.311	0.337	0.361
12 months	0.103	0.137	0.172	0.207	0.242	0.275	0.306	0.335	0.361
9 months	0.083	0.117	0.153	0.191	0.229	0.266	0.300	0.332	0.361
6 months	0.059	0.092	0.130	0.171	0.213	0.254	0.292	0.328	0.361
3 months	0.030	0.060	0.100	0.145	0.193	0.240	0.284	0.324	0.361
0 months	0.000	0.000	0.042	0.115	0.179	0.233	0.281	0.324	0.361
For example, if the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $11 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.255 shares of Class A Common Stock for each whole warrant. However, the exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or
366-day
year, as applicable. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the average last reported sale price of our Class A Common Stock for the 10 trading days ending on the third trading date prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.284 shares of Class A Common Stock for each whole warrant. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per warrant.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.8% or 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock outstanding immediately after giving effect to such exercise.
If the number of outstanding shares of Class A Common Stock is increased by a stock dividend payable in shares of Class A Common Stock, or by a split-up
of shares of Class A Common Stock or other similar event, then, on the effective date of such stock dividend, split-up
or similar event, the number of shares of Class A Common Stock issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding shares of Class A Common Stock. A rights offering to holders of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) one (1) minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted-average price of Class A Common Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the public warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of our capital stock into which the public warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, or (c) to satisfy the redemption rights of the holders of Class A Common Stock in connection with the Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.
If the number of outstanding shares of our Class A Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.
Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the public warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such shares of Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the public warrants and in lieu of the shares of our Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the public warrants would have received if such holder had exercised their public warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Public Warrant properly exercises the public warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes value (as defined in the Warrant Agreement) of the public warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrant when an extraordinary transaction occurs during the exercise period of the public warrant pursuant to which the holders of the public warrant otherwise do not receive the full potential value of the Public Warrants in order to determine and realize the option value component of the public warrant. This formula is to compensate the public warrant holder for the loss of the option value portion of the Public Warrant due to the requirement that the public warrant holder exercise the public warrant within 30 days of the event. The Black-Scholes Model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.
The public warrants have been issued in registered form under the Warrant Agreement between Continental, as warrant agent, and us. You should review a copy of the Warrant Agreement, which was filed as an exhibit to the registration statement of Old BowX’s initial public offering, for a complete description of the terms and conditions applicable to the public warrants. The Warrant Agreement provides that the terms of the public warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.
The public warrants may be exercised upon surrender of the public warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A Common Stock and any voting rights until they exercise their public warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.
No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of Class A Common Stock to be issued to the warrant holder.
Private Placement Warrants
The private placement warrants (including our Class A Common Stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until November 19, 2021 (except, among other limited exceptions as described under the section of the IPO registration statement entitled “
Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants
,” to our officers and directors and other persons or entities affiliated with our Sponsor) and they will not be redeemable by us so long as they are held by our Sponsor or it permitted transferees. Our Sponsor or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public warrants sold as part of the initial public offering, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us and exercisable by the holders on the same basis as the public warrants included in the units sold in the initial public offering.
If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market valu
e
” (defined below) by (y) the fair market value. The “
fair market value
” shall mean the average last reported sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that Old BowX agreed that these warrants would be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it was not known at that time whether they would be affiliated with us following the Business Combination. If they are affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have an insider trading policy and may have additional policies in place in the future that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public
information. Accordingly, unlike public stockholders who could sell the shares of Class A Common Stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, Old BowX believed that allowing the holders to exercise such warrants on a cashless basis was appropriate.
Our Sponsor has agreed not to transfer, assign or sell any of the private placement warrants (including the Class A Common Stock issuable upon exercise of any of these warrants) until November 19, 2021, except that, among other limited exceptions as described under the section of the initial public offering registration statement entitled “
Principal Stockholders—Restrictions on Transfers of Founder Shares and Private Placement Warrants
” made to our officers and directors and other persons or entities affiliated with our Sponsor, whom will be subject to the same transfer restrictions.
Listing
Our Class A Common Stock and warrants are traded on the New York Stock Exchange (“
NYSE
”) under the symbols “WE” and “WE WS,” respectively.

SELLING SECURITYHOLDERS
This prospectus relates to the possible offer and resale by the Selling Securityholders of (i) up to 628,323,420 shares of our Class A Common Stock (including shares underlying warrants).
The Selling Securityholders may from time to time offer and sell any or all of the shares of Class A Common Stock and warrants set forth below pursuant to this prospectus. When we refer to the
“Selling Securityholders”
in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in the shares of Class A Common Stock and warrants after the date of this prospectus such that registration rights shall apply to those securities.
The following tables are prepared based on information provided to us by the Selling Securityholders. It sets forth the name and address of the Selling Securityholders, the aggregate number of shares of Class A Common Stock that the Selling Securityholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Securityholders both before and after the offering. We have based percentage ownership prior to this offering on 630,481,420 shares of Class A Common Stock outstanding, in each case as of October 21, 2021. In calculating percentages of shares of Class A Common Stock owned by a particular Selling Securityholder, we treated as outstanding the number of shares of our Class A Common Stock issuable upon exercise of that particular Selling Securityholder’s warrants, if any, and did not assume the exercise of any other Selling Securityholders’ warrants.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A Common Stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Common Stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is c/o WeWork Inc., 575 Lexington Avenue, New York, NY 10022.

Shares of Class A Common Stock

	Beneficial Ownership Before the Offering		Shares to be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Securityholder	Number of Shares	%	Number of Shares	%	Number of Shares	%
Long Pond U.S. Master, LP (1)	1,413,750	*	1,413,750	*	0	*
Long Pond Offshore Master, LP (1)	1,086,250	*	1,086,250	*	0	*
Kepos Alpha Master Fund L.P. (2)	500,000	*	500,000	*	0	*
SOF-X WW Holdings, L.P. (3)	3,125,000	*	3,125,000	*	0	*
SOF-XI WW Holdings, L.P. (3)	9,375,000	*	9,375,000	*	0	*
LightVC, Ltd. (4)	1,420,623	*	1,420,623	*	0	*
BlackRock, Inc. (5)	6,851,250	*	4,693,250	*	2,158,000	*
Cohen & Steers Real Estate Securities Fund, Inc. (6)	5,081,247	*	5,081,247	*	0	*
Cohen & Steers Capital Management, Inc. (7)	2,703,130	*	2,703,130	*	0	*
New York Life Insurance Company (8)	2,500,000	*	2,500,000	*	0	*
Logitech International S.A. (9)	1,000,000	*	1,000,000	*	0	*
Ashok K. Trivedi Revocable Trust (10)	350,000	*	350,000	*	0	*
WBI, LP (11)	500,000	*	500,000	*	0	*
WH-Stonebridge, LLC (12)	800,000	*	800,000	*	0	*
FIRST OCEAN ENTERPRISES LTD (13)	500,000	*	500,000	*	0	*
Castle Hook Master Fund Ltd. (14)	5,000,000	*	5,000,000	*	0	*
EMS Equities Ltd. (15)	2,000,000	*	2,000,000	*	0	*
Benchmark Capital Partners VII (AIV), L.P. (16)	19,471,310	*	19,471,310	*	0	*
The Bruce & Elizabeth Dunlevie Living Trust (17)	1,000,000	*	1,000,000	*	0	*
Benhurst Investment Company, LLC (18)	35,000	*	35,000	*	0	*
Iridian Charter Fund, LP (19)	250,000	*	250,000	*	0	*
Iridian Durascent Fund, LP (19)	45,000	*	45,000	*	0	*
Iridian Eagle Fund, LP (19)	934,500	*	934,500	*	0	*
Iridian Raven Fund, LP (19)	470,500	*	470,500	*	0	*
Iridian Wasabi Fund, LP (19)	300,000	*	300,000	*	0	*
Centaurus Capital LP (20)	10,000,000	*	10,000,000	*	0	*
Hectad Strategic Partners LLC (21)	50,000	*	50,000	*	0	*
Citrin Family Foundation (22)	25,000	*	25,000	*	0	*
Insight Partners XII, L.P. (23)	4,519,074	*	4,519,074	*	0	*
Insight Partners (Cayman) XII, L.P. (23)	6,365,864	*	6,365,864	*	0	*
Insight Partners (Delaware) XII, L.P. (23)	460,931	*	460,931	*	0	*
Insight Partners (EU) XII, S.C.Sp. (23)	1,031,030	*	1,031,030	*	0	*
Insight Partners XII (Co-Investors), L.P. (23)	6,476	*	6,476	*	0	*
Insight Partners XII (Co-Investors) (B), L.P. (23)	116,625	*	116,625	*	0	*
Cadeddu-Duke Family Trust (24)	35,000	*	35,000	*	0	*
Benvolio Ventures LLC—Series WeWork (25)	804,933	*	804,933	*	0	*
Frankfort Family Trust DTD 11/11/2003 (26)	447,218	*	447,218	*	0	*
SB WW Holdings (Cayman) Limited (27)	349,247,299	*	349,247,299	*	0	*
SVF Endurance (Cayman) Limited (28)	91,262,729	*	91,262,729	*	0	*
SVF II WW (DE) LLC (29)	5,057,306	*	5,057,306	*	0	*
DTZ Worldwide Limited (30)	15,000,000	*	15,000,000	*	0	*

	Beneficial Ownership Before the Offering		Shares to be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Securityholder	Number of Shares	%	Number of Shares	%	Number of Shares	%
PEG WeWork LLC (31)	2,986,288	*	2,986,288	*	0	*
PEG Digital Growth Fund II L.P. (31)	3,751,999	*	3,751,999	*	0	*
522 Fifth Avenue Fund, L.P. (31)	64,844	*	64,844	*	0	*
Co-Op Retirement Plan Trust (31)	639,916	*	639,916	*	0	*
National Automatic Sprinkler Industry Pension Fund (31)	639,916	*	639,916	*	0	*
UNITE HERE Retirement Fund (31)	266,629	*	266,629	*	0	*
PEG Direct Global Private Equity Institutional Investors V LLC (31)	639,916	*	639,916	*	0	*
PEG Secondary Private Equity Investors II L.P. (31)	1,624,737	*	1,624,737	*	0	*
Red River Venture Capital Fund, L.P. (31)	378,512	*	378,512	*	0	*
Fidelity Mt. Vernon Street Trust: Fidelity Series Growth Company Fund (32)	679,038	*	679,038	*	0	*
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company Fund (32)	3,118,425	*	3,118,425	*	0	*
Fidelity Growth Company Commingled Pool By: Fidelity Management Trust Company, as Trustee (32)	3,192,401	*	3,192,401	*	0	*
Fidelity Mt. Vernon Street Trust: Fidelity Growth Company K6 Fund (32)	510,135	*	510,135	*	0	*
Fidelity Securities Fund: Fidelity Blue Chip Growth Fund (32)	3,697,057	*	3,697,057	*	0	*
Fidelity Blue Chip Growth Commingled Pool By: Fidelity Management Trust Company, as Trustee (32)	142,884	*	142,884	*	0	*
Fidelity Securities Fund: Fidelity Flex Large Cap Growth Fund (32)	8,492	*	8,492	*	0	*
Fidelity Securities Fund: Fidelity Blue Chip Growth K6 Fund (32)	407,536	*	407,536	*	0	*
Fidelity Blue Chip Growth Institutional Trust By its manager Fidelity Investments Canada ULC (32)	10,154	*	10,154	*	0	*
Fidelity Securities Fund: Fidelity Series Blue Chip Growth Fund (32)	441,635	*	441,635	*	0	*
FIAM Target Date Blue Chip Growth Commingled Pool By: Fidelity Institutional Asset Management Trust Company as Trustee (32)	292,242	*	292,242	*	0	*
Variable Insurance Products Fund III: VIP Growth Opportunities Portfolio (32)	296,027	*	296,027	*	0	*
Fidelity Advisor Series I: Fidelity Advisor Growth Opportunities Fund (32)	2,023,582	*	2,023,582	*	0	*
Fidelity Advisor Series I: Fidelity Advisor Series Growth Opportunities Fund (32)	69,684	*	69,684	*	0	*
Fidelity U.S. Growth Opportunities Investment Trust By its manager Fidelity Investments Canada ULC (32)	29,231	*	29,231	*	0	*

	Beneficial Ownership Before the Offering		Shares to be Sold in the Offering		Beneficial Ownership After the Offering
Name of Selling Securityholder	Number of Shares	%	Number of Shares	%	Number of Shares	%
Fidelity NorthStar Fund—Sub D By its manager Fidelity Investments Canada ULC (32)	81,477	*	81,477	*	0	*
RingCentral, Inc. (33)	1,000,000	*	1,000,000	*	0	*
TOCU XXIII LLC (34)	1,846,624	*	1,846,624	*	0	*
GCCU VIII LLC (34)	1,846,624	*	1,846,624	*	0	*
Empire-Star Global Limited (35)	3,080,747	*	3,080,747	*	0	*
Oceanwide Holdings International Capital Investment Co., Ltd. (36)	1,067,169	*	1,067,169	*	0	*
Vivek Ranadive (37)	7,171,066	*	7,171,066	*	0	*
Murray Rode (38)	1,089,298	*	1,089,298	*	0	*
Daven Patel (39)	688,581	*	688,581	*	0	*
Suraj Jitendra Patel (40)	342,490	*	342,490	*	0	*
Vijay C. Advani (41)	36,000	*	36,000	*	0	*
Eric C.W. Dunn (42)	36,000	*	36,000	*	0	*
Lori Amber Wright (43)	36,000	*	36,000	*	0	*
Vishal Sikka	12,000	*	12,000	*	0	*
Nanci Ellen Caldwell	12,000	*	12,000	*	0	*
Christina Dong	6,000	*	6,000	*	0	*
Kenneth Goldman	12,000	*	12,000	*	0	*
Rafi Syed	8,400	*	8,400	*	0	*
Shaquille Rashaun O’Neal	12,000	*	12,000	*	0	*
Adam Neumann (44)	24,081,668	*	24,081,668	*	0	*
Nick Worswick (45)	3,181	*	3,181	*	0	*
Arthur Minson (46)	22,727	*	22,727	*	0	*
Michael Gross (47)	22,727	*	22,727	*	0	*
Zvika Shachar (48)	2,272	*	2,272	*	0	*
Peter Greenspan (49)	665,469	*	665,469	*	0	*
Jared DeMatteis (50)	759,271	*	759,271	*	0	*
Anthony Yazbeck (51)	1,041,879	*	1,041,879	*	0	*
Abdol Hamid Hashemi (52)	769,565	*	769,565	*	0	*
Benjamin Dunham (53)	914,274	*	914,274	*	0	*
Kurt Wehner (54)	369,719	*	369,719	*	0	*
Lauren Fritts (55)	619,703	*	619,703	*	0	*
Maral Kazanjian (56)	683,713	*	683,713	*	0	*
Roger Sole Rafols (57)	1,032,737	*	1,032,737	*	0	*
Sandeep Mathrani (58)	4,213,569	*	4,213,569	*	0	*
Scott Morey (59)	722,915	*	722,915	*	0	*

*	Less than one percent.
(1)
The business address of Long Pond U.S. Master, LP and Long Pond Offshore Master, LP (together, the “Long Pond Funds”) is c/o Long Pond Capital, LP, 527 Madison Avenue, 15th Floor, New York, NY 10022. Long Pond Capital, LP serves as the investment manager to the Long Pond Funds. Long Pond LLC serves as the general partner of Long Pond Capital LP. John Khoury is the principal of Long Pond LLC and as such may be deemed to have the ability to direct the voting and disposition of the securities held by the Long Pond Funds.

(2)
The business address of Kepos Alpha Master Fund L.P. is Kepos Capital LP, 11 Times Square, 35
th
Floor, New York, NY 10036. Kepos Capital LP is the investment manager of the selling securityholder and Kepos Partners LLC is the General Partner of the selling securityholder and each may be deemed to have voting and dispositive power with respect to the shares. The general partner of Kepos Capital LP is Kepos Capital GP LLC and the Managing Member of Kepos Partners LLC is Kepos Partners MM LLC (“
Kepos MM
”). Mark Carhart controls Kepos MM and, accordingly, may be deemed to have voting and dispositive power with respect to the shares held by this selling securityholder. Mr. Carhart disclaims any beneficial ownership of the shares held by the selling securityholder. The address of Kepos Capital LP and Mr. Carhart is 11 Times Square, 35
th
Floor, New York NY 10036.

(3)
The business address of
SOF-X
WW Holdings, L.P. and
SOF-XI
WW Holdings, L.P. is 591 West Putnam Avenue, Greenwich, CT 06830. The controlling person of these selling securityholders is Barry Sternlicht, the chairman and CEO of Starwood Capital Group.

(4)	The business address of LightVC, Ltd. is c/o Lathan & Watkins LLP, 9 Raffles Place, #42-02 Republic Plaza, Singapore 048690.
(5)
Includes 4,519,250 shares of Class A Common stock and 2,332,000 shares issuable upon the exercise of warrants. The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Credit Alpha Master Fund, L.P., HC NCBR Fund and The Obsidian Master Fund. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all interests deemed to be beneficially held by the registered holders or BlackRock, Inc.

(6)
Cohen & Steers Capital Management, Inc. is the investment manager of Cohen & Steers Real Estate Securities Fund, Inc. The address of Cohen & Steers Real Estate Securities Fund, Inc. is c/o Cohen & Steers Capital Management, Inc., 280 Park Avenue, New York, NY 10017.

(7)
The selling securityholder is Cohen & Steers Capital Management, Inc. for and on behalf of its clients. The registered holders of the referenced shares to be registered are Board of Fire and Police Commissioners of the City of Los Angeles, University of Pittsburgh Medical Center, University of Pittsburgh Medical Center Retirement Plan, Pomona College, Prudential Retirement Insurance and Annuity Company, and Texas County and District Retirement System. Cohen & Steers Capital Management Inc. is located at 280 Park Avenue, 10th Floor, New York, NY 10017.

(8)
The business address of New York Life Insurance Company is 51 Madison Ave, New York, NY 10010. NYLIFE SECURITIES LLC, is a registered broker dealer and subsidiary of the selling securityholder. NYLIFE DISTRIBUTORS LLC is a registered limited broker dealer and indirect subsidiary of the selling securityholder. The selling securityholder is a mutual life insurance company owned by its policyholders. The board of directors of the selling securityholders are its governing individuals, which are listed at
newyorklife.com/about/corporate-governance/board-of-directors.

(9)	The business address of Logitech International S.A. is c/o Logitech Inc., 7700 Gateway Blvd., Newark, CA 94560.
(10)	The business address of Ashok K. Trivedi Revocable Trust is 1370 Washington Pike, Suite 400, Bridgeville, PA 15017. The controlling person of the selling stockholder is Ashok K. Trivedi, Trustee.
(11)	The business address of WBI, LP is 140 Broadway, 38 th Floor, New York, NY, 10005. The controlling persons of the selling stockholder are Elli Ausubel, Uriel Cohen, and Bianca Harris.
(12)	The business address of WH-Stonebridge, LLC is c/o War Horse, LLC, 900 E. Fort Avenue, Suite 900, Baltimore, MD 21230. Attn: Vickie Hilditch, VP Operations.
(13)	The business address of FIRST OCEAN ENTERPRISES LTD is 16 Panteli Katela, Diagora Building, 7 th Floor, 1097 Nicosia, Cyprus. The controlling person of the selling stockholder is Athanasios Laskaridis.
(14)
The business address of Castle Hook Master Fund Ltd. is c/o Castle Hook Partners LP, 250 West 55
th
Street, 32
nd
Floor, New York, NY 10019. Castle Hook Partners, LP the investment manager of the Castle Hook Master Fund Ltd., has voting and investment power over the securities held by Castle Hook Master Fund Ltd. David Rogers is the Chief Investment Officer, Founding Partner, and Managing Member of Castle Hook Partners LP. Castle Hook Master Fund Ltd. and David Rogers each disclaim beneficial ownership of these securities.

(15)	The business address of EMS Equities Ltd. is c/o EMS Capital LP, 767 5 th Avenue, 46 th Fl., New York, NY 10153.
(16)
The business address of Benchmark Capital Partners VII (AIV), L.P. (“BCP AVI”) is 2965 Woodside Road, Woodside, CA 94062. Bruce W. Dunlevie, a member of WeWork’s board of directors after the consummation of the Business Combination and a member of Old WeWork’s board of directors from July 2012 until immediately prior to the consummation of the Business Combination, is a general partner of Benchmark. Benchmark Capital Management Co. VII, L.L.C. (“BCMC VII”), the general partner of BCP AVI, may be deemed to have sole voting and investment power over shares held by BCP AVI. Matthew R. Cohler, Bruce W. Dunlevie, Peter H. Fenton, J. William Gurley, Kevin R. Harvey, Mitchell H. Lasky, and Steven M. Spurlock are the managing members of BCMC VII. BCP AVI may make in-kind
distributions of securities to its general and limited partners pursuant to its partnership agreement, and thereafter, the securities may be sold or distributed in-kind
to the general or limited partners’ partners, members, shareholders or other equityholders.

(17)
The business address of The Bruce & Elizabeth Dunlevie Living Trust (the “Dunlevie Living Trust”) is 2965 Woodside Road, Woodside, CA 94062. Bruce W. Dunlevie may be deemed a beneficial owner of the shares of the Company as held by The Dunlevie Living Trust and BCP AVI. Bruce Dunlevie has been a member of WeWork’s board of directors after the consummation of the Business Combination and a member of Old WeWork’s board of directors from July 2012 until immediately prior to the consummation of the Business Combination. Bruce Dunlevie and Elizabeth Dunlevie are the trustees of the Dunlevie Living Trust. The Dunlevie Living Trust may make in-kind
distributions of securities to its beneficiaries pursuant to its trust agreement, and the securities may be distributed in-kind
or sold by the beneficiaries thereafter.

(18)	The business address of Benhurst Investment Company, LLC is 4750 Owings Mills Blvd, Owings Mills, MD 2117. The controlling person of the selling stockholder is Lawrence M. Macks.
(19)
Iridian Asset Management LLC (“Iridian Asset Management”) is the investment manager of Iridian Charter Fund, LP, Iridian Duracent Fund, LP, Iridian Eagle Fund, LP, Iridian Raven Fund, LP, and Iridian Wasabi Fund, LP and has voting and investment power over the securities being registered for resale. Harold Levy and David Cohen exercise control over Iridian Asset Management and share voting investment power over the shares, and disclaim beneficial ownership of such shares. Both the General Partner of the selling securityholders and IAM Capital Corporation are wholly owned by Iridian Asset Management. The business address of Iridian Asset Management is 276 Post Road West, Westport, CT 06880.
(20)	The business address of Centaurus Capital LP is 1717 West Loop South, Suite 1800, Houston, TX 77027.
(21)	The business address of Hectad Strategic Partners LLC is 155 Danielson Drive, Aspen CO 81611. Jeffrey B. Citrin is the controlling person of the selling securityholder.
(22)	The business address of Citrin Family Foundation is 155 Danielson Drive, Aspen CO 81611. Jeffrey B. Citrin is the controlling person of the selling securityholder.
(23)
Deven Parekh is both Managing Director at Insight Partners, and a director of the Company. Shares are held of record by Insight Partners (Cayman) XII, L.P., Insight Partners (Delaware) XII, L.P., Insight Partners (EU) XII, S.C.Sp., Insight Partners XII
(Co-Investors)
(B), L.P., Insight Partners XII
(Co-Investors),
L.P. and Insight Partners XII, L.P. (collectively, “Fund XII”). The general partner of Insight Partners (Cayman) XII, L.P., Insight Partners (Delaware) XII, L.P., Insight Partners XII
(Co-Investors)
(B), L.P., Insight Partners XII
(Co-Investors),
L.P. and Insight Partners XII, L.P. is Insight Associates XII, L.P. The general partner of Insight Associates XII, L.P. is Insight Associates XII, Ltd. The general partner of Insight Partners (EU) XII, S.C.Sp is Insight Associates (EU) XII, S.à.r.l. Each of (1) Insight Associates XII, Ltd. and (2) Insight Associates (EU) XII, S.à.r.l. are entirely owned by Insight Holdings Group, LLC. Each of Jeffrey L. Horing, Deven Parekh, Jeffrey Lieberman and Michael Triplett is a member of the board of managers of Insight Holdings Group, LLC. While the board of managers controls Insight Holdings Group, LLC, certain matters are decided solely by Jeffrey Horing, including the sale of Insight Holdings Group, LLC. The foregoing is not an admission by Insight Associates XII, L.P., Insight Associates XII, Ltd., Insight Associates (EU) XII, S.à.r.l., Jeffrey Horing or Insight Holdings Group, LLC that it is the beneficial owner of the shares held by Fund XII. The address for the foregoing entities is 1114 Avenue of the Americas, 36th Floor, New York, NY 10036.

(24)	John James Cadeddu is the registered holder of the registrable securities.
(25)
The business address of Benvolio Ventures LLC—Series WeWork is 3 Columbus Circle, Suite 2120, New York, NY 10019. Benvolio Group LLC is the controlling entity of the selling securityholder. Lew Frankfort, Sam Frankfort and ErnestOdinec are controlling persons of the controlling entity. Lew Frankfort was a member of the board of directors of WeWork, Inc. from March 2014 until October 2021.

(26)
The business address of Frankfort Family Trust DTD 11/11/2003 is 3 Columbus Circle, Suite 2120, New York, NY 10019. Lew Frankfort was a member of the board of directors of WeWork, Inc. from March 2014 until October 2021. Roberta Frankfort is the trustee of the Frankfort Family Trust DTD 11/11/2003.

(27)
Marcelo Claure and Michel Combes each sit in board seats allocated to SB WW Holdings (Cayman) Limited and continue to act as directors on the board of WeWork Inc. Note that these seats are not viewed as internal board seats as both individuals are not employees of SB Investment Advisers. Other reporting owners of the registrable securities are: SVF II WW (DE) LLC, SVF II Holdings (DE) LLC, SVF II Aggregator (Jersey) L.P., SoftBank Vision Fund
II-2
L.P., and SB Global Advisers Limited. SoftBank Vision Fund
II-2
L.P. is the sole limited partner of SVF II Aggregator (Jersey) L.P., which is the sole member of SVF II Holdings (DE) LLC, which is the sole member of SVF II WW (DE) LLC. SB WW Holdings (Cayman) Limited is a wholly owned subsidiary of SVF II WW (DE) LLC. SB Global Advisers Limited (“SBGA”) has been appointed as manager and is exclusively responsible for making all final decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund
II-2
L.P.’s investments, including as held by SVF II WW (DE) LLC and SB WW Holdings (Cayman) Limited. Spencer Collins, Rajeev Misra, and Neil Hadley are the directors of SBGA. As a result of these relationships, each of these entities and individuals may be deemed to share beneficial ownership of the securities held of record by SVF II WW (DE) LLC. Each of them disclaims any such beneficial ownership. The business address for SB WW Holdings (Cayman) Limited is 190 Elgin Ave, George Town, Grand Cayman Islands KY1 -9005. The business address for each of SVF II WW (DE) LLC and SVF II Holdings (DE) LLC is 251 Little Falls Drive, Wilmington, DE 19808. The business address of SVF II Aggregator (Jersey) L.P. and SoftBank Vision Fund
II-2
L.P. is Crestbridge Limited, 47 Esplanade, St. Helier, Jersey, JE1 0BD. The business address of SB Global Advisers Limited is 69 Grosvenor Street, London W1K 3JP, England, United Kingdom.

(28)
Marcelo Claure and Michel Combes each sit in board seats allocated to SB WW Holdings (Cayman) Limited and continue to act as directors on the board of WeWork Inc. Note that these seats are not viewed as internal board seats as both individuals are not employees of SB Investment Advisers. Other reporting owners of the registrable securities are SoftBank Vision Fund (AIV M1) L.P. and SB Investment Advisers (UK) Limited. Securities held of record by SVF Endurance (Cayman) Limited (“SVFE”). SVFE is a wholly owned subsidiary of SoftBank Vision Fund (AIV M1) L.P. (“SVF”). SB Investment Advisers (UK) Limited (“SBIA UK”) has been appointed as alternative investment fund manager (“AIFM”) and is exclusively responsible for managing SVF in accordance with the Alternative Investment Fund Managers Directive and is authorized and regulated by the UK Financial Conduct Authority accordingly. As AIFM of SVF, SBIA UK is exclusively responsible for making all decisions related to the acquisition, structuring, financing, voting and disposal of SVF’s investments. Rajeev Misra, Saleh Romeih, Kalika Jayasekera and Neil Hadley are the directors of SBIA UK. Each of them disclaims any such beneficial ownership. The business address of SVF Endurance (Cayman) Limited is 190 Elgin Avenue George Town, Grand Cayman KY1 -9001Cayman Islands. The business address of SoftBank Vision Fund (AIV M2) L.P. is 251 Little Falls Drive, Wilmington, Delaware 19808. The business address of SBIA UK is 69 Grosvenor Street, London W1K 3JP, England, United Kingdom.

(29)
Marcelo Claure and Michel Combes each sit in board seats allocated to SB WW Holdings (Cayman) Limited and continue to act as directors on the board of WeWork Inc. Note that these seats are not viewed as internal board seats as both individuals are not employees of SB Investment Advisers. Other reporting owners of the registrable securities are SVF II WW (DE) LLC, SVF II Holdings (DE) LLC, SVF II Aggregator (Jersey) L.P., SoftBank Vision Fund
II-2
L.P., and SB Global Advisers Limited. SoftBank Vision Fund
II-2
L.P. is the sole limited partner of SVF II Aggregator (Jersey) L.P., which is the sole member of SVF II Holdings (DE) LLC, which is the sole member of SVF II WW (DE) LLC. SB Global Advisers Limited (“SBGA”) has been appointed as manager and is exclusively responsible for making all final decisions related to the acquisition, structuring, financing and disposal of SoftBank Vision Fund
II-2

L.P.’s investments, including as held by SVF II WW (DE) LLC and SB WW Holdings (Cayman) Limited. Spencer Collins, Rajeev Misra, and Neil Hadley are the directors of SBGA. As a result of these relationships, each of these entities and individuals may be deemed to share beneficial ownership of the securities held of record by SVF II WW (DE) LLC. Each of them disclaims any such beneficial ownership. The business address for each of SVF II WW (DE) LLC and SVF II Holdings (DE) LLC is 251 Little Falls Drive, Wilmington, DE 19808. The business address of SVF II Aggregator (Jersey) L.P. and SoftBank Vision Fund
II-2
L.P. is Crestbridge Limited, 47 Esplanade, St. Helier, Jersey, JE1 0BD. The business address of SB Global Advisers Limited is 69 Grosvenor Street, London W1K 3JP, England, United Kingdom.
(30)
The business address of DTZ Worldwide Limited is 225 W. Wacker Dr., Suite 300, Chicago, IL 60606. On August 9, 2021, an affiliate of the selling securityholder and Company entered into an exclusive strategic partnership to market both landlords and businesses on Company’s management experience platform and on new jointly developed solutions. Additionally, as part of the selling securityholder’s investment in Company it has a nonvoting board observer seat. Cushman & Wakefield Plc is the publicly held parent entity of DTZ Worldwide Limited.

(31)
J.P. Morgan Investment Management Inc., an indirect subsidiary of JPMorgan Chase & Co. (“JPMC”), serves as the investment advisor for PEG WeWork LLC, PEG Digital Growth Fund II L.P., 522 Fifth Avenue Fund, L.P.,
Co-Op
Retirement Plan Trust, National Automatic Sprinkler Industry Pension Fund, Board of Trustees of the UNITE HERE Retirement Fund, PEG Direct Global Private Equity Institutional Investors V LLC, PEG Secondary Private Equity Investors II L.P. and Red River Venture Capital Fund, L.P. As of this date, JPMC also has subsidiaries that are broker-dealers registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, including: J.P. Morgan Securities LLC, J.P. Morgan Clearing Corp, JPMorgan Distribution Services Inc., and J.P. Morgan Institutional Investments Inc. Voting and investment power with respect to the Shares reside with J.P. Morgan Investment Management Inc. (which acts in respect of the Shares through a committee of over 30 individuals in its Private Equity Group, each with an equal vote) and not with any natural persons. The business address of J.P. Morgan Investment Management Inc. is 277 Park Avenue, 2nd Floor, New York, NY 10172.

(32)
These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(33)	The business address of RingCentral, Inc. is 20 Davis Drive, Belmont, CA 94002.
(34)
Includes 680,625 shares of Class A Common stock and 1,165,999 shares issuable upon the exercise of warrants. The business address of TOCU XXXIII LLC and GCCU VIII LLC is 650 Newport Center Drive, Newport Beach, CA 92660. PIMCO Investments LLC is a broker-dealer subsidiary of Pacific Investment Management Company LLC, the investment manager of the selling securityholders. Michelle Wilson-Clarke and Julie O’Hara are the controlling persons of the selling securityholders. PIMCO Investments LLC is a broker-dealer subsidiary of Pacific Investment Management Company LLC, the investment manager of the selling securityholders.

(35)
The business address of Empire-Star Global Limited is 6F, South Tower C, Raycom Info Tech Park, No.2, Ke Xue Yuan Nanlu, Haidain District, Beijing China.Zhao John Huan, Xu Minsheng, and Cao Yonggang are controlling persons of the selling securityholder.

(36)
The business address of Oceanwide Holdings International Capital Investment Co., Ltd. Is Floor 21, Tower C, Minsheng Financial Center, 28 Jianguomennel Avenue, Beijing, China. Oceanwide Holdings Co., Ltd. (SZ 000046) is the controlling entity of the selling securityholder.

(37)
Includes (i) 4,564,484 shares held by Mr. Ranadivé and (ii) 2,606,582 shares issuable to The Ranadivé GRAT A dated May 20, 2020, a trust for the benefit of Mr. Ranadivé, upon the exercise of warrants., are the registered holders of the registrable securities. Vivek Ranadive served as the
Co-CEO
and Chairman of Old BowX until the completion of the Business Combination. He now serves as a Director of WeWork.

(38)
Includes (i) 1,050,625 shares held by Murray D. Rode and Susan M. Berry, as Trustees of The Rode-Berry Family Trust DTD 09/20/06, a trust for the benefit of Mr. Rode and his family and (ii) 38,673 shares issuable to Mr. Rode upon the exercise of warrants. Murray Rode was the
Co-CEO &
CFO of Old BowX. prior to the completion of the Business Combination.

(39)	Includes 379,194 shares of Class A Common Stock and 309,387 shares issuable upon the exercise of warrants.
(40)	Includes 187,797 shares of Class A Common Stock and 154,693 shares issuable upon the exercise of warrants.
(41)	Vijay C. Advani previously served as a Director to Old BowX, a predecessor of the Company.
(42)	Eric C.W. Dunn previously served as a Director to Old BowX., a predecessor of the Company.
(43)	Lori Amber Wright previously served as a Director to Old BowX, a predecessor of the Company.
(44)
Adam
Neumann was the former Chief Executive Officer and a board member of Old WeWork. Mr. Neumann has a right to observe board meetings in the future as described elsewhere in this prospectus; and is also a greater than 5% shareholder of

WeWork.

(45)	Nick Worswick was a former employee of Old WeWork.
(46)	Arthur Minson was the former Chief Financial Officer and former co-Chief Executive Officer of Old WeWork.
(47)	Michael Gross was a former employee of Old WeWork.
(48)	Zvika Shachar was a former employee of Old WeWork.

(49)	Peter Greenspan is the Global Head of Real Estate of WeWork.
(50)	Jared DeMatteis is the Chief Legal Officer of WeWork.
(51)	Anthony Yazbeck is the President and Chief Operating Officer of WeWork.
(52)	Abdol Hamid Hashemi was the former Chief Product and Experience Officer of WeWork.
(53)	Benjamin Dunham is the Chief Financial Officer of WeWork.
(54)	Kurt Wehner is the Chief Accounting Officer of WeWork.
(55)	Lauren Fritts is the Chief Communications Officer of WeWork.
(56)	Maral Kazanjian is the Chief People Officer of WeWork.
(57)	Roger Sole Rafols is the Chief Marketing Officer of WeWork.
(58)	Sandeep Mathrani is the Chief Executive Officer and a Director of WeWork.
(59)	Scott Morey is the President of Technology and Innovation of WeWork.

PLAN OF DISTRIBUTION
We are registering the issuance by us of up to 61,323,777 shares of our Class A Common Stock. We are also registering the resale by the Selling Securityholders or their permitted transferees of (i) up to 628,323,420 shares of our Class A Common Stock (including shares underlying warrants).
The Selling Securityholders may offer and sell, from time to time, their respective shares of Class A Common Stock and warrants covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter
market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:

•	on the NYSE, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;

•	in privately negotiated transactions;

•	in underwritten transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•
through the distribution of the securities by any Selling Securityholder to its partners, members, stockholders or other equityholders, to the extent that such transaction constitutes a sale under this prospectus;

•	in short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	by pledge to secured debts and other obligations;

•	to or through underwriters or agents;

•	“at the market” or through market makers or into an existing market for the securities; or

•	any other method permitted pursuant to applicable law.
The Selling Securityholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Securityholders and, at the time of the determination, may be higher or lower than the market price of our securities on the NYSE or any other exchange or market.
The Selling Securityholders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The shares may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Securityholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Securityholders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Securityholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.
The Selling Securityholders party to Subscription Agreements or the Registration Rights Agreement have agreed, and the other Selling Securityholders may agree, to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the sale of the securities, including liabilities under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Selling Securityholders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.
Lock-up
Agreements
Certain of our stockholders have entered into
lock-up
agreements. See “
Business Combination—Summary of Business Combination––Related
Agreements––Lock-up
Agreements.
”

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR
NON-U.S.
HOLDERS
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of shares of WeWork Class A Common Stock by
non-U.S.
holders (as defined below) who acquire such shares from the Selling Securityholders for cash or from the exercise of public warrants or private placement warrants and hold WeWork Class A Common Stock as a capital asset within the meaning of the Code (generally, property held for investment). This summary does not address all aspects of U.S. federal income taxation that may be important to a
non-U.S.
holder in light of that holder’s particular circumstances or that may be applicable to holders subject to special treatment under U.S. federal income tax law (including, for example, banks and other financial institutions, dealers in securities, traders in securities that elect mark-to-market
treatment, insurance companies, retirement plans, mutual funds, tax-exempt
entities, entities or arrangements treated as partnerships for U.S. federal tax purposes, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, holders liable for the alternative minimum tax, certain former citizens or former long-term residents of the United States, holders who have a “functional currency” other than the U.S. dollar, holders who hold WeWork Class A Common Stock as part of a hedge, straddle, constructive sale or conversion transaction, holders that receive or hold WeWork Class A Common Stock pursuant to or in connection with options or other compensatory arrangements, holders who own or have owned (directly, indirectly or constructively) 5% or more of the WeWork Class A Common Stock (by vote or value), “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds, holders that are subject to special tax accounting rules under Section 451(b) of the Code, and corporations that accumulate earnings to avoid U.S. federal income tax). In addition, this discussion does not address U.S. federal tax laws other than those pertaining to the U.S. federal income tax, nor does it address any aspects of the unearned income Medicare contribution tax or U.S. state, local or
non-U.S.
taxes. Accordingly, prospective investors should consult with their own tax advisors regarding the U.S. federal, state, local,
non-U.S.
income and other tax considerations (including any U.S. federal estate or gift tax considerations) of owning and disposing of shares of WeWork Class A Common Stock.
This summary is based on current provisions of the Code, U.S. Treasury regulations promulgated thereunder, and administrative rulings and interpretations and court decisions in effect as of the date hereof, all of which are subject to change or differing interpretation at any time, possibly with retroactive effect.
For purposes of this discussion, the term
“non-U.S.
holder” means a beneficial owner of WeWork Class A Common Stock that is not any of the following:

•	a citizen or individual resident of the United States;

•
a corporation, or other entity classified as a corporation for U.S. federal tax purposes, created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of WeWork Class A Common Stock, the tax treatment of a person treated as a partner will generally depend on the status of the partner and the activities of the partnership. Persons that for U.S. federal tax purposes are treated as a partner in a partnership holding shares of WeWork Class A Common Stock should consult their tax advisors.

We recommend that prospective holders of WeWork Class A Common Stock consult with their tax advisors regarding the tax considerations to them (including the application and effect of any state, local,
non-U.S.
income and other tax laws) of the ownership and disposition of WeWork Class A Common Stock.
Distributions on WeWork Class A Common Stock
In general, any distributions WeWork makes to a
non-U.S.
holder with respect to its shares of WeWork Class A Common Stock that constitute dividends for U.S. federal income tax purposes will be subject to U.S. withholding tax at a rate of 30% of the gross amount (or a reduced rate prescribed by an applicable income tax treaty), unless the dividends are effectively connected with a trade or business carried on by the
non-U.S.
holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment of the
non-U.S.
holder within the United States). A distribution will generally constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Any distribution not constituting a dividend will be treated as first reducing the adjusted basis in the
non-U.S.
holder’s shares of WeWork Class A Common Stock and, to the extent such distribution exceeds the adjusted basis in the
non-U.S.
holder’s shares of WeWork Class A Common Stock, as gain from the sale or exchange of such shares.
Dividends effectively connected with a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment) of a
non-U.S.
holder will generally not be subject to U.S. withholding tax if the
non-U.S.
holder complies with applicable certification and disclosure requirements. Instead, such dividends will generally be subject to U.S. federal income tax on a net income basis, in the same manner as if the
non-U.S.
holder were a resident of the United States. A
non-U.S.
holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its “effectively connected earnings and profits”, subject to certain adjustments.
Gain on Sale or Other Disposition of WeWork Class A Common Stock
In general, a
non-U.S.
holder will not be subject to U.S. federal income tax on any gain recognized upon the sale or other disposition of WeWork Class A Common Stock unless:

•
the gain is effectively connected with a trade or business carried on by the
non-U.S.
holder within the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the
non-U.S.
holder;

•	the non-U.S. holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are satisfied; or

•
WeWork is or has been a USRPHC at any time within the shorter of the five-year period ending on the date of the disposition and the
non-U.S.
holder’s holding period (the “Relevant Period”) and the WeWork Class A Common Stock has ceased to be regularly traded on an established securities market.

Gain that is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax, net of certain deductions, at regular U.S. federal income tax rates. If the
non-U.S.
holder is a foreign corporation, the branch profits tax described above also may apply to such effectively connected gain. An individual
non-U.S.
holder who is subject to U.S. federal income tax because the
non-U.S.
holder was present in the United States for 183 days or more during the year of sale or other disposition of WeWork Class A Common Stock will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by U.S. source capital losses.
Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Although there can be no assurances in this regard, we believe that we were, as of the date of the Business Combination, and are, as of the date of this prospectus, a USRPHC. However, assuming that the WeWork Class A Common Stock is treated as regularly traded on an established securities market at the time of a sale or other disposition of WeWork Class A Common Stock,
non-U.S.
holders that did not own (directly, indirectly or constructively) more than 5% of the shares of WeWork Class A Common Stock at any time during the Relevant Period will generally not be subject to U.S. federal income tax under FIRPTA as a result of such disposition. The WeWork Class A Common Stock is currently traded on the NYSE and we expect the WeWork Class A Common Stock to be regularly quoted by brokers or dealers making a market in the WeWork Class A Common Stock during each calendar quarter in which the WeWork Class A Common Stock is so traded, which is expected to satisfy the requirement that the WeWork Class A Common Stock be regularly traded on an established securities market for FIRPTA purposes. However, no assurances can be given that, at any given time, the WeWork Class A Common Stock will be treated as regularly traded on an established securities market for purposes of FIRPTA.
Non-U.S.
holders should consult their own tax advisors regarding the applicability of FIRPTA to the
non-U.S.
holder’s disposition of WeWork Class A Common Stock, including any associated tax payment or tax return filing obligations.
Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% will generally be required on dividends in respect of shares of WeWork Class A Common Stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the U.S. Department of the Treasury to report, on an annual basis, information with respect to accounts maintained by the institution to the extent such accounts are held by certain U.S. persons and by certain
non-U.S.
entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) complies with the terms of an intergovernmental agreement between the United States and an applicable foreign country. Accordingly, the entity through which shares of WeWork Class A Common Stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of shares of WeWork Class A Common Stock held by an investor that is a non-financial
non-U.S.
entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to investors in respect of any amounts withheld.
Non-U.S.
investors are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in WeWork Class A Common Stock.
THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, TAX ADVICE. THE FOREGOING SUMMARY IS NOT A SUBSTITUTE FOR AN INDIVIDUAL ANALYSIS OF THE TAX CONSIDERATIONS APPLICABLE TO A PROSPECTIVE HOLDER OF THE OWNERSHIP AND DISPOSITION OF WEWORK CLASS A COMMON STOCK, WHICH ANALYSIS MAY BE COMPLEX AND WILL DEPEND ON THE HOLDER’S SPECIFIC SITUATION. WE URGE PROSPECTIVE HOLDERS TO CONSULT A TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND
NON-U.S.
TAX CONSIDERATIONS APPLICABLE TO PROSPECTIVE HOLDERS OF THE OWNERSHIP AND DISPOSITION OF WEWORK CLASS A COMMON STOCK.

LEGAL MATTERS
The validity of the shares of the Class A Common Stock and warrants covered by this prospectus will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.
EXPERTS
The financial statements of BowX Acquisition Corp. as of December 31, 2020, and for the period from May 19, 2020, (inception) through December 31, 2020, included in this prospectus have been audited by Withum Smith+Brown, PC (“
Withum
”), an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of WeWork Inc. (refers to WeWork Inc. and subsidiaries prior to the closing date of October 20, 2021) at December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP (“
EY
”), independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
Dismissal of independent registered public accounting firm
On October 20, 2021, the audit committee of the Board approved the engagement of EY as the Company’s independent registered public accounting firm to audit the Company and its subsidiaries consolidated financial statements as of and for the year ended December 31, 2021. Accordingly, on October 20, 2021, Withum, Old BowX’s independent registered public accounting firm, was informed that it would be replaced by EY as the Company’s independent registered public accounting firm effective as of the date immediately following the filing of Old BowX’s financial statements for the third quarter of 2021.
The report of Withum (“
Withum’s Report
”) on Old BowX’s consolidated balance sheet as of December 31, 2020 and the consolidated statements of operations, changes in stockholders’ equity and cash flows for the period from May 19, 2020 (the date of incorporation of Old BowX) to December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.
EY served as the independent registered public accounting firm of Old WeWork prior to the Business Combination. During the years ended December 31, 2020 and December 31, 2019 and the subsequent interim period through October 20, 2021, the Company did not consult with EY with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that EY concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a “reportable event.”
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form
S-1
under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of such registration statement, does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and to its exhibits. The registration statement has been filed electronically and may be obtained in any manner listed below. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement or a report we file under the

Exchange Act, you should refer to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit to a registration statement or report is qualified in all respects by the filed exhibit.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov and on our website at investors.wework.com. The information found on, or that can be accessed from or that is hyperlinked to, our website is not part of this prospectus. You may inspect a copy of the registration statement through the SEC’s website, as provided herein.

INDEX TO FINANCIAL STATEMENTS
WEWORK FINANCIAL STATEMENTS
Unaudited Financial Statements of WeWork Inc. for the Three and Six Months ended June 30, 2021 and 2020

Condensed Consolidated Balance Sheets	F-3
Condensed Consolidated Statements of Operations	F-5
Condensed Consolidated Statements of Comprehensive Loss	F-6
Condensed Consolidated Statements of Changes in Convertible Preferred Stock, Noncontrolling Interests and Equity for the Three and Six months ended June 30, 2021	F-7
Condensed Consolidated Statements of Changes in Convertible Preferred Stock, Noncontrolling Interests and Equity for the Three and Six months ended June 30, 2020	F-9
Condensed Consolidated Statements of Cash Flows	F-11
Notes to the Condensed Consolidated Financial Statements	F-14
Audited Financial Statements of WeWork Inc. as of December 31, 2020 and 2019 and for each of the Years Ended December 31, 2020, 2019, and 2018

BOWX FINANCIAL STATEMENTS
Unaudited Financial Statements of BowX Acquisition Corp. for the Three and Six Months ended June 30, 2021

Condensed Consolidated Balance Sheet as of June 30, 2021 (Unaudited) and December 31, 2020	F-223
Unaudited Condensed Consolidated Statements of Operations for the Three and Six Months Ended June 30, 2021 and for the Period from May 19, 2020 (Inception) through June 30, 2020	F-224
Unaudited Condensed Consolidated Statements of Changes in Stockholders’ Equity for the Three and Six Months Ended June 30, 2021 and for the Period from May 19, 2020 (Inception) through June 30, 2020	F-225
Unaudited Condensed Consolidated Statements of Cash Flows for the Six Months Ended June 30, 2021 and for the Period from May 19, 2020 (Inception) through June 30, 2020	F-226
Notes to Unaudited Condensed Consolidated Financial Statements	F-227

Audited Financial Statements of BowX Acquisition Corp. as of December 31, 2020 and for the Period from May 19, 2020 (inception) through December 31, 2020 (Restated)

WEWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(Amounts in thousands, except share and per share amounts)	June 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents (1)	$843,957	$800,535
Accounts receivable and accrued revenue, net of allowance of $99,674 and $107,806 as of June 30, 2021 and December 31, 2020, respectively	118,205	176,521
Other current assets (including related party amounts of $0 and $780 as of June 30, 2021 and December 31, 2020, respectively)	435,448	352,172

Total current assets	1,397,610	1,329,228
Property and equipment, net	5,991,011	6,859,163
Lease right-of-use assets, net	13,923,373	15,107,880
Restricted cash (1)	11,528	53,618
Equity method and other investments	198,163	214,940
Goodwill	678,668	679,351
Intangible assets, net	53,806	49,896
Other assets (including related party amounts of $596,534 and $699,478 as of June 30, 2021 and December 31, 2020, respectively)	932,151	1,062,258

Total assets (1)	$23,186,310	$25,356,334

Liabilities
Current liabilities:
Accounts payable and accrued expenses (including amounts due to related parties of $72,010 and $14,497 as of June 30, 2021 and December 31, 2020, respectively)	$537,600	$723,411
Members’ service retainers	347,057	358,566
Deferred revenue (including amounts from related parties of $2,706 and $9,717 as of June 30, 2021 and December 31, 2020, respectively)	138,207	176,004
Current lease obligations (including amounts due to related parties of $13,217 and $10,148 as of June 30, 2021 and December 31, 2020, respectively)	873,531	847,531
Other current liabilities (including amounts due to related parties of $0 and $900 as of June 30, 2021 and December 31, 2020, respectively)	440,374	83,755

Total current liabilities	2,336,769	2,189,267
Long-term lease obligations (including amounts due to related parties of $558,062 and $436,074 as of June 30, 2021 and December 31, 2020, respectively)	18,977,544	20,263,606
Unsecured related party debt	2,200,000	1,200,000
Convertible related party liabilities, net	57,944	418,908
Long-term debt, net	659,446	688,356
Other liabilities	242,522	221,780

Total liabilities (1)	24,474,225	24,981,917
Commitments and contingencies (Note 16)
Convertible preferred stock; 959,370,218 shares authorized as of June 30, 2021, and 499,018,795 and 368,912,507 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	8,379,182	7,666,098
Redeemable noncontrolling interests	291,901	380,242

WEWORK INC.
CONDENSED CONSOLIDATED BALANCE SHEETS – (CONTINUED)
(UNAUDITED)

(Amounts in thousands, except share and per share amounts)	June 30, 2021	December 31, 2020
Equity
WeWork Inc. shareholders’ equity (deficit):
Common stock Class A; par value $0.001; 941,647,617 shares authorized as of June 30, 2021, and 176,628,752 and 41,512,605 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	177	42
Common stock Class B; par value $0.001; 234,910,597 shares authorized as of June 30, 2021 and zero and 129,382,459 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	129
Common stock Class C; par value $0.001; 50,967,800 shares authorized as of June 30, 2021, and 24,132,575 and 25,168,938 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	24	25
Common stock Class D; par value $0.001; 234,910,597 shares authorized as of June 30, 2021, and zero shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Additional paid-in capital	2,775,762	2,188,319
Accumulated other comprehensive income (loss)	(116,269)	(158,810)
Accumulated deficit	(12,624,690)	(9,703,490)

Total WeWork Inc. shareholders’ deficit	(9,964,996)	(7,673,785)
Noncontrolling interests	5,998	1,862

Total equity	(9,958,998)	(7,671,923)

Total liabilities and equity	$23,186,310	$25,356,334

(1)
The Company’s condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities (“VIEs”). As of June 30, 2021 and December 31, 2020, total assets of consolidated VIEs, after intercompany eliminations, were $1.9 billion and $2.1 billion respectively, including $102.6 million and $166.6 million of cash and cash equivalents, respectively, and $10.1 million and $10.0 million of restricted cash, respectively. Total liabilities of consolidated VIEs, after intercompany eliminations, were $1.6 billion and $1.7 billion as of June 30, 2021 and December 31, 2020, respectively. Creditors of VIEs do not have recourse against the general credit of the Company, except relating to certain lease guarantees totaling $13.6 million and $14.6 million as of June 30, 2021 and December 31, 2020, respectively, provided by WeWork Inc. to certain landlords of the VIEs. See Note 5 for additional details.

The accompanying notes are an integral part of these condensed consolidated financial statements.

WEWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2021	2020	2021	2020
Revenue (including related party revenue of $38,758 and $45,375 for the three months and $87,694 and $92,637 for the six months ended June 30, 2021 and 2020, respectively. See Note 17)	$593,478	$881,734	$1,191,331	$1,938,617

Expenses:
Location operating expenses — cost of revenue (exclusive of depreciation and amortization of $170,319 and $176,804 for the three months and $345,626 and $351,618 for the six months ended June 30, 2021 and 2020, respectively, shown separately below)	780,489	881,468	1,598,812	1,804,802
Pre-opening location expenses	43,435	78,184	76,839	165,919
Selling, general and administrative expenses (1)	225,082	392,818	499,502	925,101
Restructuring and other related costs	(27,794)	80,529	466,045	136,216
Impairment/(gain on sale) of goodwill, intangibles and other assets	242,104	280,476	541,585	555,959
Depreciation and amortization	180,157	195,797	364,341	390,156

Total expenses (including related party expenses of $14,793 and $24,281 for the three months and $38,253 and $45,526 for the six months ended June 30, 2021 and 2020, respectively. See Note 17)	1,443,473	1,909,272	3,547,124	3,978,153

Loss from operations	(849,995)	(1,027,538)	(2,355,793)	(2,039,536)
Interest and other income (expense), net:
Income (loss) from equity method and other investments	6,068	(43,204)	(24,510)	(47,111)
Interest expense (including related party expenses of $(96,399) and $(71,361) for the three months and $(184,275) and $(95,032) for the six months ended June 30, 2021 and 2020, respectively. See Note 9 and Note 17)	(113,259)	(93,249)	(217,828)	(138,090)
Interest income	4,358	1,978	9,455	8,742
Foreign currency gain (loss)	33,025	54,473	(37,925)	(149,985)
(Loss) gain from change in fair value of related party financial instruments (See Note 9)	1,309	4,197	(350,822)	792,313
Loss on extinguishment of debt	—	—	—	(76,295)

Total interest and other income (expense), net	(68,499)	(75,805)	(621,630)	389,574

Pre-tax loss	(918,494)	(1,103,343)	(2,977,423)	(1,649,962)
Income tax benefit (provision)	(4,015)	(7,095)	(7,282)	(16,115)

Net loss	(922,509)	(1,110,438)	(2,984,705)	(1,666,077)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	34,134	244,706	64,120	603,763
Noncontrolling interest — equity	(470)	1,903	(615)	14,616

Net loss attributable to WeWork Inc.	$(888,845)	$(863,829)	$(2,921,200)	$(1,047,698)

Net loss per share attributable to Class A and Class B common stockholders (see Note 15):

Basic	$(5.05)	$(5.06)	$(16.81)	$(6.14)

Diluted	$(5.05)	$(5.06)	$(16.81)	$(6.14)

Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	175,941,649	170,754,546	173,751,116	170,691,538

(1)
Includes cost of revenue in the amount of $20.6 million and $50.1 million for the three months and $32.7 million and $142.5 million for the six months ended June 30, 2021 and 2020, respectively. Excludes depreciation and amortization of none for the three months and none and $0.2 million for the six months ended June 30, 2021 and 2020, respectively shown separately below.

The accompanying notes are an integral part of these condensed consolidated financial statements.

WEWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2021	2020	2021	2020
Net loss	$(922,509)	$(1,110,438)	$(2,984,705)	$(1,666,077)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, net of tax of $0 for the three and six months ended June 30, 2021 and 2020, respectively	(17,748)	(25,040)	20,583	66,906
Unrealized (loss) gain on available-for-sale securities, net of tax of $54 and ($996) for the three months and $(1) and ($996) for the six months ended June 30, 2021 and 2020, respectively	(2,429)	3,595	(2,263)	3,595

Other comprehensive income (loss), net of tax	(20,177)	(21,445)	18,320	70,501

Comprehensive loss	(942,686)	(1,131,883)	(2,966,385)	(1,595,576)
Net (income) loss attributable to noncontrolling interests	33,664	246,609	63,505	618,379
Other comprehensive (income) loss attributable to noncontrolling interests	(273)	(586)	24,221	(12,304)

Comprehensive loss attributable to WeWork Inc.	$(909,295)	$(885,860)	$(2,878,659)	$(989,501)

The accompanying notes are an integral part of these condensed consolidated financial statements.

WEWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK, NONCONTROLLING
INTERESTS AND EQUITY
FOR THE THREE MONTHS ENDED JUNE 30, 2021
(UNAUDITED)

	Convertible Preferred Stock		Redeemable Noncontrolling Interests
(Amounts in thousands, except share amounts)	Shares	Amount
Balance—March 31, 2021	498,800,426	$8,379,182	$325,762
Issuance of shares in connection with convertible note conversion	218,369	—	—
Net income (loss)	—	—	(34,134)
Other comprehensive income (loss), net of tax	—	—	273

Balance—June 30, 2021	499,018,795	$8,379,182	$291,901

	WeWork Inc. Shareholders’ Equity (Deficit)
(Amounts in thousands, except share amounts)	Common Stock Class A		Common Stock Class B		Common Stock Class C		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Noncontrolling Interests	Total
	Shares	Amount	Shares	Amount	Shares	Amount
Balance—March 31, 2021	171,833,523	$172	—	$—	25,041,666	$25	$2,683,770	$(95,819)	$(11,735,845)	$2,007	$(9,145,690)
Forfeiture of noncontrolling WeWork Partnerships Profits Interest Units in the WeWork Partnership and Common Stock Class C	—	—	—	—	(909,091)	(1)	1	—	—	—	—
Issuance of stock for services rendered, net of forfeitures	—	—	—	—	—	—	—	—	—	—	—
Stock-based compensation	873,142	1	—	—	—	—	91,594	—	—	—	91,595
Exercise of stock options	4,457,773	4	—	—	—	—	10,596	—	—	—	10,600
Cancellation of shares	(536,180)	(1)	—	—	—	—	(10,198)	—	—	—	(10,199)
Exercise of warrants	4494	1	—	—	—	—	(1)	—	—	—	—
Net income (loss)	—	—	—	—	—	—	—	—	(888,845)	470	(888,375)
Other comprehensive income (loss), net of tax	—	—	—	—	—	—	—	(20,450)	—	—	(20,450)
Other	—	—	—	—	—	—	—	—	—	3,521	3,521

Balance—June 30, 2021	176,628,752	$177	—	$—	24,132,575	$24	$2,775,762	$(116,269)	$(12,624,690)	$5,998	$(9,958,998)

The accompanying notes are an integral part of these condensed consolidated financial statements.

WEWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK, NONCONTROLLING INTERESTS AND EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(UNAUDITED)

	Convertible Preferred Stock		Redeemable Noncontrolling Interests
(Amounts in thousands, except share amounts)	Shares	Amount
Balance—December 31, 2020	368,912,507	$7,666,098	$380,242
Issuance of shares in connection with convertible note conversion	218,369	—	—
Exercise of warrants, net	129,887,919	713,084	—
Net income (loss)	—	—	(64,120)
Other comprehensive income (loss), net of tax	—	—	(24,221)

Balance—June 30, 2021	499,018,795	$8,379,182	$291,901

	WeWork Inc. Shareholders’ Equity (Deficit)
(Amounts in thousands, except share amounts)	Common Stock Class A		Common Stock Class B		Common Stock Class C		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Noncontrolling Interests
	Shares	Amount	Shares	Amount	Shares	Amount					Total
Balance—December 31, 2020	41,512,605	$42	129,382,459	$129	25,168,938	$25	$2,188,319	$(158,810)	$(9,703,490)	$1,862	$(7,671,923)
Forfeiture of noncontrolling WeWork Partnerships Profits Interest Units in the WeWork Partnership and Common Stock Class C	—	—	—	—	(1,036,363)	(1)	1	—	—	—	—
Issuance of stock for services rendered, net of forfeitures	—	—	—	—	—	—	(2,143)	—	—	—	(2,143)
Transfer from Class B to Class A	129,382,459	129	(129,382,459)	(129)	—	—	—	—	—	—	—
Stock-based compensation	873,142	1	—	—	—	—	159,785	—	—	—	159,786
Exercise of stock options	5,396,232	5	—	—	—	—	11,710	—	—	—	11,715
Cancellation of shares	(536,180)	(1)	—	—	—	—	(10,198)	—	—	—	(10,199)
Exercise of warrants	494	1	—	—	—	—	(1)	—	—	—	—
Transaction with principal shareholder	—	—	—	—	—	—	428,289	—	—	—	428,289
Net income (loss)	—	—	—	—	—	—	—	—	(2,921,200)	615	(2,920,585)
Other comprehensive income (loss), net of tax	—	—	—	—	—	—	—	42,541	—	—	42,541
Other	—	—	—	—	—	—	—	—	—	3,521	3,521

Balance—June 30, 2021	176,628,752	$177	—	$—	24,132,575	$24	$2,775,762	$(116,269)	$(12,624,690)	$5,998	$(9,958,998)

The accompanying notes are an integral part of these condensed consolidated financial statements.

WEWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK, NONCONTROLLING INTERESTS AND EQUITY
FOR THREE MONTHS ENDED JUNE 30, 2020
(UNAUDITED)

	Convertible Preferred Stock		Redeemable Noncontrolling Interests
(Amounts in thousands, except share amounts)	Shares	Amount
Balance—March 31, 2020	222,329,647	$6,473,861	$684,741
Issuance of noncontrolling interests	—	—	101
Stock-based compensation	—		—
Acquisition of Noncontrolling interest	34,482,759	280,345	(92,822)
Exercise of warrants, net	112,068,966	911,121	—
Net income (loss)	—	—	(244,706)
Other comprehensive income (loss), net of tax	—	—	586

Balance—June 30, 2020	368,881,372	$7,665,327	$347,900

	WeWork Inc. Shareholders’ Equity (Deficit)
(Amounts in thousands, except share amounts)	Common Stock Class A		Common Stock Class B		Common Stock Class C		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Noncontrolling Interests
	Shares	Amount	Shares	Amount	Shares	Amount					Total
Balance—March 31, 2020	41,415,205	$41	129,285,737	$129	27,252,322	$27	$1,859,685	$77,617	$(6,758,001)	$38,453	$(4,782,049)
Forfeiture of noncontrolling WeWork Partnerships Profits Interest Units in the WeWork Partnership and Common Stock Class C	—	—	—	—	(2,022,929)	(2)	2	—	—	—	—
Issuance of stock for services rendered, net of forfeitures	—	—	—	—	—	—	4,103	—	—	934	5,037
Stock-based compensation	86,526	—	26,416	—	—	—	153,401	—	—	32	153,433
Exercise of stock options	5,819	—	29,719	—	—	—	40	—	—	—	40
Settlement of stockholder notes receivable (see Note 14)	(141,658)	—	—	—	—	—	6,129	—	—	—	6,129
Issuance of noncontrolling interests	—	—	—	—	—	—	—	—	—	244	244
Acquisition of noncontrolling interest	—	—	—	—	—	—	(197,949)	10,426	—	—	(187,523)
Net income (loss)	—	—	—	—	—	—	—	—	(863,829)	(1,903)	(865,732)
Other comprehensive income (loss), net of tax	—	—	—	—	—	—	—	(22,031)	—	—	(22,031)

Balance—June 30, 2020	41,365,892	$41	129,341,872	$129	25,229,393	$25	$1,825,411	$66,012	$(7,621,830)	$37,760	$(5,692,452)

The accompanying notes are an integral part of these condensed consolidated financial statements.

WEWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK, NONCONTROLLING INTERESTS AND EQUITY
FOR SIX MONTHS ENDED JUNE 30, 2020
(UNAUDITED)

	Convertible Preferred Stock		Redeemable Noncontrolling Interests
(Amounts in thousands, except share amounts)	Shares	Amount
Balance—December 31, 2019	222,329,647	$6,473,604	$1,032,080
Issuance of noncontrolling interests	—	—	101
Stock-based compensation	—	257	—
Acquisition of Noncontrolling interest	34,482,759	280,345	(92,822)
Exercise of warrants, net	112,068,966	911,121	—
Net income (loss)	—	—	(603,763)
Other comprehensive income (loss), net of tax	—	—	12,304

Balance—June 30, 2020	368,881,372	$7,665,327	$347,900

	WeWork Inc. Shareholders’ Equity (Deficit)
(Amounts in thousands, except share amounts)	Common Stock Class A		Common Stock Class B		Common Stock Class C		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Noncontrolling Interests
	Shares	Amount	Shares	Amount	Shares	Amount					Total
Balance—December 31, 2019	41,304,381	$41	129,220,654	$129	27,752,323	$28	$1,879,838	$(2,611)	$(6,574,322)	$322,185	$(4,374,712)
Adoption of ASC 326 (Note 2)	—	—	—	—	—	—	—	—	190	—	190
Forfeiture of noncontrolling WeWork Partnerships Profits Interest Units in the WeWork Partnership and Common Stock Class C	—	—	—	—	(2,522,930)	(3)	3	—	—	—	—
Issuance of stock for services rendered, net of forfeitures	—	—	—	—	—	—	8,204	—	—	1,867	10,071
Stock-based compensation	251,324	—	52,832	—	—	—	166,851	—	—	10	166,861
Exercise of stock options	16,334	—	68,386	—	—	—	125	—	—	—	125
Settlement of stockholder notes receivable (see Note 14)	(206,147)	—	—	—	—	—	11,140	—	—	—	11,140
Issuance of noncontrolling interests	—	—	—	—	—	—	—	—	—	528	528
Distributions to noncontrolling interests	—	—	—	—	—	—	(42,801)	—	—	(272,214)	(315,015)
Acquisition of noncontrolling interest	—	—	—	—	—	—	(197,949)	10,426	—	—	(187,523)
Net income (loss)	—	—	—	—	—	—	—	—	(1,047,698)	(14,616)	(1,062,314)
Other comprehensive income (loss), net of tax	—	—	—	—	—	—	—	58,197	—	—	58,197

Balance—June 30, 2020	41,365,892	$41	129,341,872	$129	25,229,393	$25	$1,825,411	$66,012	$(7,621,830)	$37,760	$(5,692,452)

The accompanying notes are an integral part of these condensed consolidated financial statements.

WEWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(Amounts in thousands)	2021	2020
Cash Flows from Operating Activities:
Net loss	$(2,984,705)	$(1,666,077)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	364,341	390,156
Impairment of property and equipment	—	2,825
Impairment/(gain on sale) of goodwill, intangibles and other assets	541,585	555,959
Non-cash transaction with principal shareholder	428,289	—
Loss on extinguishment of debt	—	76,295
Stock-based compensation expense	159,874	44,961
Issuance of stock for services rendered, net of forfeitures	(2,273)	9,834
Non-cash interest expense	105,137	67,390
Provision for allowance for doubtful accounts	17,247	20,956
(Income) loss from equity method and other investments	24,510	47,111
Distribution of income from equity method and other investments	3,210	—
Foreign currency (gain) loss	37,925	148,854
Change in fair value of financial instruments	350,822	(792,313)
Contingent consideration fair market value adjustment	—	(194)
Changes in operating assets and liabilities:
Operating lease right-of-use assets	830,935	234,284
Current and long-term lease obligations	(909,490)	752,026
Accounts receivable and accrued revenue	11,630	(69,988)
Other assets	(58,838)	(13,638)
Accounts payable and accrued expenses	(40,704)	(30,901)
Deferred revenue	(36,684)	36,233
Other liabilities	(3,488)	17,959
Deferred income taxes	1,720	(284)

Net cash provided by (used in) operating activities	(1,158,957)	(168,552)
Cash Flows from Investing Activities:
Purchases of property and equipment	(153,142)	(985,011)
Capitalized software	(17,986)	(12,705)
Change in security deposits with landlords	2,885	(4,875)
Proceeds from asset divestitures and sale of investments, net of cash divested	8,319	1,088,876
Contributions to investments	(26,704)	(93,357)

Net cash provided by (used in) investing activities	(186,628)	(7,072)

WEWORK INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS – (CONTINUED)
(UNAUDITED)

	Six Months Ended June 30,
(Amounts in thousands)	2021	2020
Cash Flows from Financing Activities:
Principal payments for property and equipment acquired under finance leases	(2,184)	(2,144)
Proceeds from issuance of debt	—	32,445
Proceeds from unsecured related party debt	1,000,000	—
Proceeds from LC Debt Facility	349,011	—
Repayments of debt	—	(759,196)
Repayment of security deposit loan	(2,615)	—
Debt and equity issuance costs	—	(4,124)
Proceeds from exercise of stock options and warrants	2,413	149
Proceeds from issuance of noncontrolling interests	—	629
Distributions to noncontrolling interests	—	(315,015)
Payments for contingent consideration and holdback of acquisition proceeds	(2,523)	(32,792)
Proceeds relating to contingent consideration and holdbacks of disposition proceeds	12,177	—
Additions to members’ service retainers	198,194	205,734
Refunds of members’ service retainers	(204,763)	(280,814)

Net cash provided by (used in) financing activities	1,349,710	(1,155,128)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(2,793)	(22,610)

Net increase (decrease) in cash, cash equivalents and restricted cash	1,332	(1,353,362)
Cash, cash equivalents and restricted cash—Beginning of period	854,153	2,200,688

Cash, cash equivalents and restricted cash—End of period	$855,485	$847,326

	June 30,
(Amounts in thousands)	2021	2020
Cash and cash equivalents	$843,957	$713,984
Restricted cash	11,528	132,342
Cash and cash equivalents held for sale	—	1,000

Cash, cash equivalents and restricted cash	$855,485	$847,326

	Six Months Ended June 30,
(Amounts in thousands)	2021	2020
Supplemental Cash Flow Disclosures:
Cash paid during the period for interest (net of capitalized interest of $0 and $2,981 during 2021 and 2020, respectively)	$87,907	$48,368
Cash received for operating lease incentives — tenant improvement allowances	233,339	737,392
Cash received for operating lease incentives — broker commissions	670	14,904
Supplemental Disclosure of Non-cash Investing & Financing Activities:
Property and equipment included in accounts payable and accrued expenses	85,877	306,503
Conversion of related party liabilities to into Preferred Stock	711,786	—

Additional ASC 842 Supplemental Disclosures

	Six Months Ended June 30,
(Amounts in thousands)	2021	2020
Cash paid for fixed operating lease costs included in the measurement of lease obligations in operating activities	$1,133,455	$964,093
Cash paid for interest relating to finance leases in operating activities	2,170	2,368
Cash paid for principal relating to finance leases in financing activities	2,184	2,144
Right-of-use assets obtained in exchange for finance lease obligations	—	920
Right-of-use assets obtained in exchange for operating lease obligations, net of modifications and terminations	(1,011,144)	(469,083)

The accompanying notes are an integral part of these condensed consolidated financial statements.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)
Note 1. Organization and Business
WeWork Companies Inc. was founded in 2010. The We Company was incorporated under the laws of the state of Delaware in April 2019 as a direct wholly-owned subsidiary of WeWork Companies Inc. As a result of various legal entity reorganization transactions undertaken in July 2019, The We Company became the holding company of our business, and the then-stockholders of WeWork Companies Inc. became the stockholders of The We Company.
Effective October 14, 2020, The We Company changed its legal name to WeWork Inc.
WeWork Inc. holds an indirect general partner interest and indirect limited partner interests in The We Company Management Holdings L.P. (the “WeWork Partnership”). The WeWork Partnership owns 100% of the equity in WeWork Companies LLC. WeWork Inc., through the WeWork Partnership and WeWork Companies LLC, holds all the assets held by WeWork Companies Inc. prior to the legal entity reorganization and is subject to all the liabilities to which WeWork Companies Inc. was subject prior to the legal entity reorganization.
The legal entity reorganization was accounted for as a transfer among entities under common control and the assets and liabilities transferred were recorded based on historical cost and the financial statements are presented as if the transfer occurred at the beginning of the periods presented. WeWork Companies Inc. is the predecessor of WeWork Inc. for financial reporting purposes.
Our core global business offering integrates space, community, services and technology in 763 locations around the world as of June 1, 2021. Our membership offerings are designed to accommodate our members’ distinct space needs. We provide our members the optionality to choose from a dedicated desk, a private office or a fully customized floor with the flexibility to choose the type of membership that works for them on a monthly subscription basis, through a multi-year membership agreement or on a pay-as-you-go
basis.
The Company’s operations are headquartered in New York.
All references to “we”, “us”, “our”, “WeWork” and the “Company” are references to WeWork Inc. and its subsidiaries on a consolidated basis; and all references to “SBG” are references to SoftBank Group Corp. or a controlled affiliate or subsidiary thereof, but, unless the context otherwise requires, does not include SVF Endurance (Cayman) Limited (“SVFE”) or the SoftBank Vision Fund (AIV M1) L.P. (“SoftBank Vision Fund”).
In October 2019, and as subsequently amended, the Company entered into an agreement with SBG and SoftBank Vision Fund for additional equity and debt financing, as well as a number of changes to the Company’s corporate governance, including changes to the voting rights associated with certain series of the Company’s capital stock (the “Master Transaction Agreement”). The changes associated with this October 2019 agreement, and related agreements and amendments entered into subsequent to October 2019, as described throughout these financial statement notes, are collectively referred to as the “SoftBank Transactions.” SBG is a principal stockholder with representation on the Company’s Board of Directors.
BowX Merger Agreement
On March 25, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, BowX Acquisition Corp. (“BowX”), and BowX Merger Subsidiary Corp., a Delaware corporation and a direct wholly owned subsidiary of BowX (“Merger Sub”).

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following will occur (together with the other agreements and transactions contemplated by the Merger Agreement, the Business Combination):

•
at the closing of the transactions contemplated by the Merger Agreement (the Closing), upon the terms and subject to the conditions of the Merger Agreement and in accordance with the Delaware General Corporation Law, as amended (the “DGCL”), Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will be the surviving corporation and a wholly owned subsidiary of BowX (the “Merger”);

•
as promptly as practicable following the Closing, the Company will merge with and into BowX Merger Subsidiary II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of BowX (Merger Sub II and such transaction, the “Second Merger”), with Merger Sub II being the surviving entity of the Second Merger;

•
as a result of the Merger, among other things, all outstanding shares of capital stock of the Company (other than shares of Class C common stock of the Company, treasury shares, shares held by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the DGCL and shares of Company stock subject to options, warrants and RSUs) will be cancelled in exchange for the right to receive a number of newly issued shares of Class A common stock, par value $0.0001 per share, of BowX (“BowX Class A Common Stock”) determined using an exchange ratio (the “Exchange Ratio”) which is determined based on a pre-money
enterprise valuation of the Company of approximately $9.0 billion, a $10.00 price per share of BowX Class A Common Stock and the fully diluted equity capitalization of the Company immediately prior to the Closing (which is subject to change between signing and Closing), as described below;

•
shares of Class C common stock of the Company will be cancelled in exchange for the right to receive a number of newly issued shares of Class C common stock, par value $0.0001 per share, of BowX (“Bow X Class C Common Stock”) determined using the Exchange Ratio;

•
outstanding options and warrants to purchase Company stock and RSUs will be converted into the right to receive options or warrants to purchase shares of BowX Class A Common Stock or restricted stock units representing the right to receive shares of BowX Class A Common Stock, as applicable, on the same terms and conditions that are in effect with respect to such options, warrants or RSUs on the day of Closing, subject to adjustments using the Exchange Ratio, as described below; and

•	BowX will immediately be renamed “WeWork Inc.” or such other name as agreed to by the Company and BowX prior to Closing.
The Merger Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) approval of the Business Combination and related agreements and transactions by the respective stockholders of the Company and BowX, (ii) effectiveness of the proxy statement / registration statement on Form
S-4
filed by BowX in connection with the Business Combination, (iii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) if a merger control filing is required by the Mexican Federal Economic Competition Commission (the “Comisión Federal de Competencia Económica, COFECE”), COFECE providing clearance of the transactions contemplated by the Merger Agreement, (v) receipt of approval for listing on The Nasdaq Stock Market or The New York Stock Exchange the shares of BowX Class A Common Stock to be issued in connection with the Merger, (vi) that BowX have at least $5.0 million of net tangible assets upon the Closing, (vii) the absence of any injunctions or laws prohibiting the Merger, (viii) the absence of a Company Material Adverse Effect (as defined

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

in the Merger Agreement) on the Company and (ix) customary bringdown of the representations, warranties and covenants of the parties therein.
Another condition to the parties’ obligations to consummate the Merger is that as of the Closing the sum of (x) the amount of cash available in the trust account into which substantially all of the proceeds of BowX’s initial public offering and private placements of its securities have been deposited, after deducting the amount required to satisfy BowX’s obligations to its stockholders (if any) that exercise their rights to redeem all or a portion of their BowX Class A Common Stock pursuant to BowX’s certificate of incorporation and bylaws (but prior to payment of any deferred underwriting commissions being held in the trust account and any transaction expenses of BowX, the Company or their affiliates) plus (y) the amount of the PIPE Investment (as defined below) actually received by BowX prior to or substantially concurrently with the Closing, is equal to or greater than $800.0 million.
The Merger Agreement contains additional covenants, including, among others, providing for (i) the parties to use reasonable best efforts to conduct their respective businesses in the ordinary course through the Closing, (ii) the parties not to initiate any negotiations or enter into any agreements for certain alternative transactions, (iii) the Company to prepare and deliver to BowX certain unaudited consolidated financial statements of the Company, (iv) BowX and the Company jointly to prepare, and BowX to file, a proxy statement / registration statement on Form
S-4
and take certain other actions to obtain the requisite approval of BowX stockholders of certain proposals regarding the Business Combination and (v) the parties to use reasonable best efforts to obtain necessary approvals from governmental agencies.
The Merger Agreement may be terminated at any time prior to the Closing (i) by mutual written consent of BowX and the Company, (ii) by the Company or BowX, if certain approvals of the shareholders of BowX are not obtained, (iii) by the Company, if there is an Acquiror Modification in Recommendation (as defined in the Merger Agreement), (iv) by BowX if there is a Company Modification in Recommendation (as defined in the Merger Agreement) (v) by BowX, if certain approvals of the stockholders of the Company are not obtained within certain time periods, or (vi) by either BowX or the Company in certain other circumstances set forth in the Merger Agreement, including (a) if any Governmental Authority (as defined in the Merger Agreement) shall have enacted, issued, promulgated, enforced or entered any final and nonappealable Governmental Order (as defined in the Merger Agreement) that has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger and (b) in the event of certain uncured breaches by the other party or if the Closing has not occurred on or before October 31, 2021, subject to extension by sixty (60) days in certain circumstances (the “Agreement End Date”).
Certain Related Agreements
Subscription Agreements
On March 25, 2021, concurrently with the execution of the Merger Agreement, BowX entered into subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 80,000,000 shares of BowX Class A Common Stock for $10.00 per share, for an aggregate subscription price equal to $800.0 million, (the “PIPE Investment”). The PIPE Investment will be consummated substantially concurrently with the Closing.
The Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (i) such date and time as the Merger Agreement is terminated in accordance with its terms; (ii) the mutual written

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

agreement of the parties to such Subscription Agreement; (iii) if any of the conditions to closing set forth in such Subscription Agreement are not satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by the Subscription Agreement fail to occur; and (iv) the Agreement End Date.
For two key anchor investors, each with an aggregate investment amount of $125.0 million (collectively, the “Key Anchor Investors”), the obligation to close under the Subscription Agreements is further conditioned upon the total investment by the PIPE Investors equaling or exceeding $700.0 million, with such amount including (i) an investment of at least $125.0 million in the aggregate from the other Key Anchor Investor and its affiliates and any investment funds controlled by their affiliates, (ii) an investment of at least $15.0 million from investors identified, cultivated or referred by Bow Capital or otherwise associated with Bow Capital, and (iii) an investment of at least $10.0 million in the aggregate from The Obsidian Master Fund and its affiliates and any investment funds controlled by its affiliates.
Sponsor Support Agreement
On March 25, 2021, the Company entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), with BowX Sponsor, LLC (the “Sponsor”) and other persons party thereto (the “Sponsor Persons”), pursuant to which the Sponsor and the Sponsor Persons agreed to, among other things, (i) cause to be forfeited 3,000,000 shares of Class B common stock, par value $0.0001 per share, of BowX held by the Sponsor and certain other persons and (ii) vote in favor of the Merger Agreement and the transactions contemplated thereby, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement.
Stockholder Support Agreement
On March 25, 2021, the Company entered into Stockholder Support Agreements (the “Stockholder Support Agreements”), with BowX and certain stockholders of the Company (the “Key Stockholders”). Pursuant to the Stockholder Support Agreements, the Key Stockholders agreed to, among other things, execute and deliver a written consent adopting the Merger Agreement and related transactions and approving the Business Combination with respect to the outstanding shares of the Company common stock and preferred stock held by the Key Stockholders on the terms and subject to the conditions set forth therein. The shares of the Company that are subject to the Stockholder Support Agreements represent a majority of the outstanding voting power of the Company’s capital stock (voting as a single class and on an as converted basis) and a majority of outstanding senior preferred stock held by stockholders other than SBG and its affiliates sufficient to approve certain transactions contemplated by the Business Combination for purposes of certain Company charter provisions.
Transfer Restrictions and Registration Rights
The Merger Agreement contemplates that, at the Closing, BowX, the Company, the Sponsor, the Key Stockholders and certain of their respective affiliates will enter into an amended and restated registration rights Agreement (the Registration Rights Agreement), pursuant to which BowX will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of BowX Class A Common Stock and other equity securities of BowX that are held by the parties thereto from time to time. In certain circumstances, various parties in the Registration Rights Agreement can collectively demand up to nine underwritten offerings and will be entitled to piggyback registration rights, in each case subject to certain limitations set forth in the Registration Rights Agreement.
Additionally, in connection with the Business Combination, the Sponsor and certain of the Company’s officers, directors and stockholders entered into a lock-up
agreement (the
“Lock-Up
Agreement”) pursuant to which they

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

agreed not to (i) sell or otherwise dispose of, or agree to sell or dispose of, directly or indirectly, any shares of BowX Class A Common Stock held by such persons immediately after the Closing or any shares of BowX Class A Common Stock issuable upon the exercise of options, warrants or other convertible securities to purchase shares of BowX Class A Common Stock held by such persons immediately after the Closing
(“Lock-Up
Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such
Lock-Up
Shares, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (each such action, a “Transfer”), for one year or nine months, as the case may be, after the Closing (the
“Lock-Up
Period”).
The foregoing description of the Merger Agreement, Subscription Agreements, Sponsor Support Agreement, Stockholder Support Agreement, Registration Rights Agreement and
Lock-Up
Agreement, and the transactions contemplated thereby is not complete and is supplemented by the
8-K/A
(as defined below).
Credit Support Letter (LC)
On March 25, 2021, WeWork Companies LLC, SBG and BowX entered into a letter agreement (the “Credit Support Letter”) pursuant to which SBG has committed to consent to an extension of the termination date of the Credit Agreement from February 10, 2023 to no later than February 10, 2024 (the “LC Facility Termination Extension”), subject to the terms and conditions set forth therein. Any LC Facility Termination Extension will require the requisite consent of the lenders thereunder.
Credit Support Letter (SSN)
On March 25, 2021, the Company and an affiliate of SBG entered into a letter agreement pursuant to which the Company and an affiliate of SBG have agreed to amend and restate the terms of the Master Senior Secured Notes Note Purchase Agreement that governs the SoftBank Senior Secured Notes (as amended and restated, the “A&R Senior Secured Note Purchase Agreement”) on the earlier of (i) the Closing and (ii) August 12, 2021. The A&R Senior Secured Note Purchase Agreement will allow the Company to borrow up to an aggregate principal amount of $550.0 million of senior secured debt in the form of new 7.5% senior secured notes (the “A&R Senior Secured Notes”). It is a condition to the execution of the A&R Senior Secured Note Purchase Agreement that any outstanding SoftBank Senior Secured Notes be redeemed, repurchased or otherwise repaid and canceled at a price of 101% of the principal amount thereof plus accrued and unpaid interest. The A&R Senior Secured Note Purchase Agreement will allow the Company to borrow once every 30 days with minimum draws of $50.0 million. The A&R Senior Secured Notes will mature no later than February 12, 2023 or, if earlier, 18 months from the Closing.
Warrants
Concurrently with and contingent upon the Closing, BowX will issue to SBWW or its designees one or more warrants (collectively, the “First Warrant”) to purchase a number of shares of BowX Class A Common Stock (rounded to the nearest whole share) equal to 47,366,404 multiplied by the Exchange Ratio, subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent). The First Warrant will expire on the tenth (10th) anniversary of the Closing.
Although the First Warrant will be issued by BowX, solely for purposes of calculating the Exchange Ratio used in the Business Combination, the First Warrant is treated in the same manner as a hypothetical outstanding warrant to purchase 47,366,404 class A common shares of the Company at an exercise price of $0.01.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Additionally, concurrently with and contingent upon the LC Facility Termination Extension, BowX will issue to SBG or its designees one or more warrants (collectively, the “LC Warrant”) to purchase a number of shares of BowX Class A Common Stock (rounded to the nearest whole share) equal to 14,431,991 multiplied by the Exchange Ratio, subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent). The LC Warrant would expire on the tenth (10th) anniversary of the date of issuance.
We Company Partnership
Under the partnership agreement for the We Company Partnership, vested WeWork Partnerships Profits Interest Units (“PIUs”) can, at the election of the holder of the PIUs, be (a) converted into WeWork Partnerships Class B Common Units, or (b) exchanged (along with the corresponding shares of WeWork Class C Common Stock) for (at WeWork’s election) shares of WeWork Class B Common Stock or cash of an equivalent value, assuming that the value of a share of WeWork Class A Common Stock exceeds the per-unit
distribution threshold for these PIUs (which generally represents the liquidation value of a share of WeWork Class A Common Stock on the date such PIUs were granted). The exchange value takes into account, among other things, the value of a share of WeWork Class A Common Stock and the catch-up
base amount of the PIUs being exchanged. A
catch-up
base amount is similar to an option exercise price and represents, for each PIU exchanged, the value of a share of common stock that the holder of PIUs will not receive upon exchange. A higher value and a lower catch-up
base amount each generally results in more shares of class B common stock being issued to the exchanging holder (except the number of shares of class B common stock issuable upon exchange of each PIU can never be greater than one).
Under the Company’s amended and restated certificate of incorporation, following the threshold automatic conversion on February 26, 2021, any newly-issued shares of WeWork Class B Common Stock exchanged from vested PIUs will, immediately after such issuance, automatically convert into shares of WeWork Class A Common Stock.
In connection with the Business Combination, the partnership agreement for the WeWork Partnership will be amended at the Closing to implement mechanical changes to reflect the conversion of shares of capital stock of the Company to shares of BowX Class A Common Stock (including the conversion of shares of class C common stock into shares of Class C Common stock of BowX). Specifically, the number of outstanding partnership interests (including all PIUs) will be adjusted to equal the number of shares of the corresponding class of common stock of BowX (which, in the case of the PIUs, is the Class C Common stock of BowX), taking into account the Exchange Ratio in the Merger. The distribution threshold and catch-up
base amount for the PIUs will also be equitably adjusted to maintain the pre-Business
Combination economics of the PIUs. The distribution threshold for Adam Neumann’s PIUs may be subject to downward adjustment based on closing date pricing of the Business Combination. Following the Business Combination, vested PIUs can, at the election of the holder of the PIUs, be (a) converted into WeWork Partnerships Class A Common Units or (b) exchanged (along with the corresponding shares of BowX Class C Common Stock) for (at BowX’s election) shares of BowX Class A Common Stock or cash of an equivalent value.
Note 2. Summary of Significant Accounting Policies
Basis of Quarterly Presentation and Principles of Consolidation
— The accompanying unaudited condensed consolidated financial statements and notes to the condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial reporting. In accordance with such rules and regulations, certain information and accompanying note disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, although the Company believes the disclosures included herein are adequate to make the information presented not misleading. In the opinion of management, the accompanying unaudited condensed consolidated

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

financial statements reflect all normal recurring adjustments, which are considered necessary for the fair presentation of the financial position of the Company at June 30, 2021 and the results of operations for the interim periods presented. The operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2021. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2020, included in WeWork Inc.’s Annual Report for the year ended December 31, 2020.
Other than the changes described below, no material changes have been made to the Company’s significant accounting policies disclosed in Note 2,
Summary of Significant Accounting Policies
, in its Annual report issued on March 19, 2021, for the year ended December 31, 2020.
The Company operates as a single operating segment. See Note 18 for further discussion on the Company’s segment reporting.
The accompanying unaudited condensed consolidated financial statements include the accounts of the Company, its majority-owned subsidiaries and variable interest entities (“VIEs”) for which the Company is the primary beneficiary. All intercompany accounts and transactions have been eliminated in consolidation.
The Company is required to consolidate entities deemed to be VIEs in which the Company is the primary beneficiary. The Company is considered to be the primary beneficiary of a VIE when the Company has (i) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (ii) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE.
JapanCo, WeCap Manager and WeCap Holdings Partnership (each as defined and discussed in Note 5) are the Company’s only consolidated VIEs as of June 30, 2021. In March 2020, in connection with the sale of the property held by the 424 Fifth Venture (the “424 Fifth Venture Transaction”), redemption payments were made to the noncontrolling interest holders in the 424 Fifth Venture and the 424 Fifth Venture became a wholly owned subsidiary of the Company and is no longer a VIE. In April 2020, in connection with the SoftBank Transactions, the Company completed the acquisition of the noncontrolling interest in PacificCo (as defined in Note 5) and PacificCo became a wholly owned subsidiary of the Company and is no longer a VIE. In September 2020, the Company transferred its variable interest and control over the Creator Fund to an affiliate of SBG and the Creator Fund was deconsolidated from the Company’s financial statements. In October 2020, the Company restructured its ownership interests in ChinaCo (as defined in Note 5) such that the Company is no longer the primary beneficiary of ChinaCo and as a result, beginning on October 2, 2020, ChinaCo was deconsolidated (the “ChinaCo Deconsolidation”) and the Company’s remaining ordinary share investment represents an unconsolidated VIE that is accounted for as an equity method investment. See Note 5 for further discussion of these transactions. See Note 6 for discussion of the Company’s non-consolidated
VIEs.
A noncontrolling interest in a consolidated subsidiary represents the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to the Company. Noncontrolling interests are presented as a separate component of equity in the condensed consolidated balance sheets and the presentation of net income in the condensed consolidated statements of comprehensive loss, is modified to present earnings and other comprehensive income attributed to controlling and noncontrolling interests.
The Company’s convertible preferred stock and noncontrolling interests that are redeemable upon the occurrence of an event that is not solely within the control of the Company are classified outside of permanent equity. As it

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

is not probable that amounts will become redeemable, no remeasurement is required. The Company will continue to monitor the probability of redemption. The Company’s noncontrolling interests that have redemption features within the Company’s control are classified within permanent equity and are described further below.
The redemption value of the WeWork Partnerships Profits Interest Units (as discussed in Note 14) that were awarded to management are measured based upon the aggregate redemption value and takes into account the proportion of employee services rendered under the WeWork Partnerships Profits Interest Units vesting provisions. The redemption value will vary from period to period based upon the fair value of the Company, whereby the intrinsic value
(per-unit
fair value of the Company is greater than the
per-unit
distribution threshold) will be reflected as noncontrollling interests in the equity section of the condensed consolidated balance sheets with a corresponding entry to additional paid-in-capital.
The intrinsic value of the WeWork Partnership Profits Interests will be remeasured each period until the WeWork Partnerships Profits Interests are converted to shares or cash.
The Company’s other noncontrolling interests represent substantive profit-sharing arrangements and profits and losses are attributed to the controlling and noncontrolling interests using the hypothetical-liquidation-at-book-value
method.
Use of Estimates
— The preparation of the condensed consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amount of revenues and expenses during the reporting periods.
Estimates inherent in the current financial reporting process inevitably involve assumptions about future events. Actual results could differ from those estimates. Since December 2019, a novel strain of coronavirus, referred to as the
COVID-19
virus, has spread to countries in which we operate.
COVID-19
has become a global pandemic. Authorities in jurisdictions where our locations are located have at times issued stay-at-home
orders, restrictions on certain activities such as travel and on the types of businesses that may continue to operate. As the pandemic has adversely affected and may continue to adversely affect our revenues and expenditures, the extent and duration of these restrictions and overall macroeconomic impact of the pandemic will have an effect on estimates used in the preparation of financial statements. This includes the net operating income (“NOI”) assumptions in our long-lived asset impairment testing, the ultimate collectability of accounts receivable due to the effects of
COVID-19
on the financial position of our members, the timing of capital expenditures and fair value measurement changes for assets and liabilities that the Company measures at fair value.
Our liquidity forecasts are based upon continued execution of the Company’s operational restructuring program and also includes management’s best estimate of the impact that the outbreak of
COVID-19,
including the Delta or other variants, may continue to have on our business and our liquidity needs; however, the extent to which our future results and liquidity needs are further affected by the continued impact of
COVID-19
will largely depend on the continued duration of closures, and delays in location openings, the success of ongoing vaccination efforts, the effect on demand for our memberships, any permanent shifts in working from home, how quickly we can resume normal operations and our ongoing lease negotiations with our landlords, among others. We believe continued execution of our operational restructuring program and our current liquidity position will be sufficient to help us mitigate the continued near-term uncertainty associated with
COVID-19,
however our assessment assumes a recovery in our revenues and occupancy beginning in the second half of 2021 with a gradual return toward pre-COVID levels. If revenues continue to decline during 2021 and/or we do not experience a recovery consistent with our projected timing, additional capital sources may be required, the timing and source of which are uncertain. There is no assurance we will be successful in securing the additional capital infusions if needed.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Restricted Cash
— Restricted cash consists primarily of amounts provided to banks to secure letters of credit issued under certain of the Company’s credit agreements as required by various leases. Transfers between restricted and unrestricted cash accounts are not reported within the statements of cash flows. Only restricted cash receipts or payments from restricted cash directly to third parties are reported in the statements of cash flows as either an operating, investing or financing activity, depending on the nature of the transaction.
Allowance for Doubtful Accounts
— The Company adopted ASU
No. 2016-13,
Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
(“ASU
2016-13”)
on January 1, 2020. In accordance with the revised guidance, management determines an allowance that reflects its best estimate of the accounts receivable due from members, related parties, landlords and others that it expects will not be collected. Management considers many factors in considering its reserve with respect to these accounts receivable, including historical data, experience, creditworthiness, income trends, as well as current and forward looking conditions. Recorded liabilities associated with members’ service retainers are also considered when estimating the allowance for doubtful accounts as we have the contractual right to apply members’ service retainers to outstanding receivables.
Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded as a reduction of bad debt expense when received. As of June 30, 2021 and December 31, 2020, the Company recorded $99.7 million and $107.8 million, respectively, as an allowance for doubtful accounts on accounts receivable and accrued revenue.
Income Taxes
— The Company calculates its quarterly income tax provision pursuant to Accounting Standard Codification (“ASC”)
740-270,
Income Taxes — Interim Reporting,
which provides that a Company cannot recognize a tax benefit in its annual effective tax rate for any jurisdiction with a pre-tax
book loss and full valuation allowance (“excluded jurisdictions”). For the three and six months ended June 30, 2021, the Company recorded an income tax provision of $4.0 million and $7.3 million, respectively, resulting in effective tax rates of 0.44% and 0.24%, respectively. For the three and six months ended June 30, 2020, the Company recorded an income tax provision of $7.1 million and $16.1 million, respectively. resulting in effective tax rates of 0.64% and 0.98%.
The Company analyzed its various tax positions and did not identify any material uncertain tax positions for the three and six months ended June 30, 2021 and 2020.
The Company files U.S. federal, U.S. state and foreign income tax returns. Depending on the statute of limitation of the specific jurisdictions in which we operate, three to ten years of the Company’s income tax returns remain subject to examination. Globally, the Company is involved in various tax matters, and various annual filings in certain jurisdictions are under examination.
Stock
-
Based Compensation
— Stock-based compensation expense attributable to equity awards granted to employees and non-employees
is measured at the grant date based on the fair value of the award. For employee awards, the expense is recognized on a straight-line basis over the requisite service period for awards that actually vest, which is generally the period from the grant date to the end of the vesting period. For non-employee
awards, the expense for awards that actually vest is recognized based on when the goods or services are provided.
The Company generally estimates the fair value of stock option awards granted using the Black-Scholes-Merton option-pricing formula (the “Black-Scholes Model”) and a single option award approach. This model requires

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

various significant judgmental assumptions in order to derive a final fair value determination for each type of award, including the expected term, expected volatility, expected dividend yield, risk-free interest rate, and fair value of the Company’s stock on the date of grant. The expected option term for options granted is calculated using the “simplified method.” This election was made based on the lack of sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term. The simplified method defines the expected term as the average of the contractual term and the vesting period. Estimated volatility is based on similar entities whose stock prices are publicly traded. The Company uses the historical volatilities of similar entities due to the lack of sufficient historical data for the Company’s common stock price. Dividend yields are based on the Company’s history and expected future actions. The risk-free interest rate is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the stock option award was granted with a maturity equal to the expected term of the stock option award. All grants of stock options generally have an exercise price equal to or greater than the fair market value of the Company’s common stock on the date of grant.
In situations where the exercise price of a stock option is greater than the fair market value of the Company’s common stock on the date of grant, the Company estimates the fair value of stock option awards granted using the binomial model. The binomial model incorporates assumptions regarding anticipated employee exercise behavior, expected stock price volatility, dividend yield and risk-free interest rate. Anticipated employee exercise behavior and expected post-vesting cancellations over the contractual term used in the binomial model are primarily based on historical exercise patterns. These historical exercise patterns indicate that exercise behavior between employee groups is not significantly different. For our expected stock price volatility assumption, the Company weights historical volatility and implied volatility and uses daily observations for historical volatility, while our implied volatility assumptions are based on actively traded options related to our common stock. The expected term is derived from the binomial model, based on assumptions incorporated into the binomial model as described above.
The Company estimated the fair value of the WeWork Partnerships Profits Interest Units awards in connection with the modification of the original stock options using the Hull-White model and a binomial lattice model in order to apply appropriate weight and consideration of the associated distribution threshold and catch-up
base amount. The Hull-White model requires similar judgmental assumptions as the Black-Scholes Model used for valuing the Company’s options.
Because the Company is privately held and there is no public market for our stock, the fair value of the Company’s equity is approved by the Company’s Board of Directors or the Compensation Committee thereof as of the date stock-based awards are granted. In estimating the fair value of our stock, the Company uses a third-party valuation specialist and considers factors it believes are material to the valuation process, including but not limited to, the price at which recent equity was issued by the Company to independent third parties or transacted between third parties, actual and projected financial results, risks, prospects, economic and market conditions, and estimates of weighted average cost of capital. The Company believes the combination of these factors provides an appropriate estimate of the expected fair value of the Company and reflects the best estimate of the fair value of the Company’s common stock at each grant date.
The Company has elected to recognize forfeitures of stock-based compensation awards as they occur. For awards subject to performance conditions, no compensation cost will be recognized before the performance condition is probable of being achieved. Recognition of any compensation expense relating to stock grants that vest contingent on an initial public offering or “Acquisition” (as defined in the 2015 Plan detailed in Note 14) will be deferred until consummation of such initial public offering or Acquisition.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Fair Value Measurements
— The Company applies fair value accounting for all financial assets and liabilities and certain non-financial
assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring and nonrecurring basis. Assets and liabilities measured at fair value every reporting period include investments in cash equivalents, available-for-sale
debt securities, certain embedded derivatives requiring bifurcation, certain warrants issued classified as a liability in accordance with ASC 480,
Distinguishing Liabilities from Equity
(“ASC 480”), and contingent consideration liabilities relating to business combinations. Other assets and liabilities are subject to fair value measurements only in certain circumstances, including purchase accounting applied to assets and liabilities acquired in a business combination, impaired cost and equity method investments and long-lived assets that are written down to fair value when they are impaired.
Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company assumes the highest and best use of non-financial
assets by market participants and the market-based risk measurements or assumptions that market participants would use in pricing assets or liabilities, such as inherent risk, transfer restrictions and credit risk. Assets and liabilities are classified using a fair value hierarchy, which prioritizes the inputs used to measure fair value according to three levels, and bases the categorization of fair value measurements within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:
Level
 1
— Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level
 2
— Inputs that reflect quoted prices for identical assets or liabilities in markets that are not active, quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the assets or liabilities or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level
 3
— Unobservable inputs that the Company incorporates in its valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.
See Note 11 for additional discussion on the Company’s fair value measurements.
Recently Adopted Accounting Pronouncements
In April 2020, the FASB issued interpretive guidance in response to questions it received about how to account for the concessions many lessors are providing or are expecting to provide to lessees in response to the operational and financial challenges lessees are facing as a result of the
COVID-19
pandemic. The
question-and-answer
document states entities can elect not to evaluate whether a concession provided by a lessor to a lessee in response to the
COVID-19
pandemic is a lease modification. An entity that elects not to evaluate whether a concession is a modification can then elect to account for the concession as if it were contemplated in the existing contract. Entities may make these elections for any lessor-provided
COVID-19-related
relief (e.g., deferral of lease payments, cash payments, reduction of future lease payments) that does not result in a substantial increase in the rights of the lessor or the obligations of the lessee.
The Company has elected to treat short-term
COVID-19
related concessions or deferrals provided to our members whose contracts qualify as a lease in accordance with ASC 842,
Leases
(“ASC 842”) as if it were

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

contemplated in the existing contract and member concessions and deferrals that are expected to extend greater than 12 months or change the other terms of member leases are treated as modifications. The Company elected to treat short-term
COVID-19
related rent concessions received from our landlords as variable lease expense and short-term lease deferrals as if there is no change in the contract.
COVID-19
related concessions and deferrals that are expected to extend greater than 12 months or change the other terms in the lease are treated as modifications and a full re-valuation
of the right-of-use asset and liability is performed.
In December 2019, the FASB issued ASU
2019-12,
Income Taxes (Topic 740)-Simplifying the Accounting for Income Taxes (“ASU
2019-12”).
ASU
2019-12
simplifies accounting for income taxes by removing certain exceptions from the general principles in Topic 740 and clarifying certain aspects of the current guidance to promote consistency among reporting entities. The Company adopted ASU
2019-12
as of January 1, 2021, which did not have a material impact on its condensed consolidated financial statements.
Note 3. Restructuring, Impairments and Gains on Sale
In September 2019, the Company initiated an operational restructuring program that included a change in executive leadership and plans for cost reductions that aim to improve the Company’s operating performance. Throughout 2020, the Company has made significant progress towards it operational restructuring goals including divesting or winding down various non-core
operations not directly related to our core
space-as-a-service
offering, significant reductions in costs associated with selling, general and administrative expenses. During the six months ended June 30, 2021, the Company successfully terminated leases associated with a total of 59 previously open locations and 3 pre-open
locations. Management is continuing to evaluate our real estate portfolio in connection with its ongoing restructuring efforts and expects to exit additional leases over the remainder of 2021.
During 2021, the Company anticipates there will be additional restructuring and related costs consisting primarily of lease termination charges, other exit costs and costs related to ceased use buildings and one-time employee termination benefits, as the Company is still in the process of finalizing its operational restructuring plans. The Company anticipates all such activities will be substantially complete by the end of 2021.
Restructuring and other related costs totaled $(27.8) million and $80.5 million during the three months ended June 30, 2021 and 2020, respectively, and $466.0 million and $136.2 million during the six months ended June 30, 2021 and 2020, respectively. The details of these net charges are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2021	2020	2021	2020
One-time employee terminations (1)	$7,076	$106,910	$545,102	$153,031
Ceased use buildings	41,495	—	65,745	—
Gains on lease terminations, net	(96,415)	(39,193)	(179,995)	(31,686)
Other, net	20,050	12,812	35,193	14,871

Total	$(27,794)	$80,529	$466,045	$136,216

(1)
In connection with the Settlement Agreement, as described in Note 15, SBG purchased 30,139,971 shares of Class B Common Stock of the Company from We Holdings LLC, which is Adam Neumann’s affiliated investment vehicle, for a price per share of $19.19,

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

representing an aggregate purchase price of approximately $578.4 million. The Company recorded $428.3 million of restructuring and other related costs in its consolidated statement of operations for the six-months
ended June 30, 2021, which represents the excess between the amount paid from a principal shareholder of the Company to We Holding LLC and the fair value of the stock purchased. Also, in connection with the Settlement Agreement the WeWork Partnerships Profits Interest Units held by Adam Neumann in the WeWork Partnership became fully vested and were amended to have a catch-up
base amount of $0. The per unit distribution thresholds for the WeWork Partnerships Profits Interest Units were also amended to initially be $10.00 and may be subject to upward adjustment based on a third party valuation of fair market value and may be subject to downward adjustment based on closing date pricing if a de-SPAC
or initial public offering were to occur. WeWork has received a third party valuation of fair market value of the WeWork Partnerships Profits Interest Units, which confirmed that no upward adjustment is needed to be $10.00 per unit distribution threshold. As a result of this modification, the Company recorded $102.0 million of restructuring and other related costs in its consolidated statement of operations for the three-months ended March 31, 2021.
As of June 30, 2021, net restructuring liabilities totaled approximately $24.9 million, including $28.3 million in accounts payable and accrued expenses, $7.8 million in other liabilities, net of $11.2 million in receivables from landlords in connection with lease terminations, included in other current assets in the consolidated balance sheet. A reconciliation of the beginning and ending restructuring liability balances is as follows:

(Amounts in thousands)	One-time Employee Benefits	Legal Settlement Benefits (1)	Other	Total Restructuring Costs
Restructuring liability balance — December 31, 2020	$16,119	$—	$12,756	$28,875
Restructuring and other related costs expensed during the period	14,832	530,271	(79,058)	466,045
Cash payments of restructuring liabilities, net (2)	(23,898)	—	(207,867)	(231,765)
Non-cash impact — primarily asset and liability write-offs and stock-based compensation	(2,010)	(530,271)	294,062	(238,219)

Restructuring liability balance — June 30, 2021	$5,043	$—	$19,893	$24,936

(1)
For further details on the costs in connection with the Settlement Agreement recorded in restructuring and other related costs for the six months ended June 30, 2021, see footnote 1 to the preceding table.

(2)	Includes cash payments received from the landlord for terminated leases of $18.0 million for the six months ended June 30, 2021.
In connection with the operational restructuring program and related changes in the Company’s leasing plans and planned or completed disposition or wind down of certain non-core
operations and projects, the Company has also recorded various other non-routine
write-offs, impairments and gains on sale of goodwill, intangibles and various other long-lived assets.
During the three and six months ended June 30, 2021, the Company also performed its quarterly impairment assessment for long-lived assets. As a result of the
COVID-19
pandemic and the resulting declines in revenue and operating income experienced by certain locations as of June 30, 2021, we identified certain assets whose carrying value was now deemed to have been partially impaired. We evaluated our estimates and assumptions related to our locations’ future revenue and cash flows, and performed a comprehensive review of our locations’ long-lived assets for impairment, including both property and equipment and operating lease right-of-use
assets, at an individual location level. Key assumptions used in estimating the fair value of our location assets in connection with our impairment analyses are revenue growth, lease costs, market rental rates, changes in local real estate markets in which we operate, inflation, and the overall economics of the real estate industry. Our assumptions account for the estimated impact of the
COVID-19
pandemic. As a result, during the three and six months ended June 30, 2021, the Company recorded $12.4 million and $31.5 million, respectively, in impairments, primarily as a result of decreases in projected cash flows primarily attributable to the impact of
COVID-19.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Non-routine
gains and impairment charges totaled $242.1 million and $541.6 million during the three and six months ended June 30, 2021, respectively, and are included on a net basis as impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying condensed consolidated statements of operations. The details of these net charges are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2021	2020	2021	2020
Impairment of assets held for sale	$—	$17,462	$—	$120,005
Impairment and write-off of long-lived assets associated with restructuring	230,489	231,306	510,940	423,063
Impairment of long-lived assets primarily associated with COVID-19	12,436	34,669	31,461	62,314
Gain on sale of assets	(821)	(2,961)	(816)	(49,423)

Total	$242,104	$280,476	$541,585	$555,959

The table above excludes certain routine impairment charges for property and equipment write-offs relating to excess, obsolete, or slow-moving inventory of furniture and equipment, early termination of leases and cancellation of other deals or projects occurring in the ordinary course of business totaling $(0.01) million and $2.8 million, respectively, during the three months ended June 30, 2021 and 2020, and totaling $0.03 million and $2.8 million, respectively, during the six months ended June 30, 2021 and 2020, respectively, included in selling, general and administrative expenses in the accompanying condensed consolidated statements of operations.
In connection with the Company’s operational restructuring program, the Company has divested or wound down certain non-core
operations not directly related to its
space-as-a-service
during the six months ended June 30, 2020.
In January 2020, the Company sold Teem for total cash consideration of $50.5 million. The Company recorded a gain on the sale of $37.2 million, included in the impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying condensed consolidated statements of operations for the six months ended June 30, 2020, which includes an adjustment of $(0.1) million for the three months ended June 30, 2020.
In March 2020, the Company sold Managed by Q for total cash consideration of $28.1 million. Of the total consideration, $2.5 million was heldback at closing and is included as a disposition proceeds holdback receivable within other current assets on the accompanying condensed consolidated balance sheet as of June 30, 2020. As of June 30, 2021, $2.2 million of the holdback was released and $0.3 million included as a disposition proceeds holdback receivable within other current assets on the accompanying condensed consolidated balance sheet. The Company recorded a gain on the sale in the amount of $8.9 million, included in the impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying condensed consolidated statements of operations for the three and six months ended June 30, 2020, respectively. The gain on sale in 2020 was recognized after a $20.7 million impairment of intangible assets and a $145.0 million impairment of goodwill associated with Managed by Q that was recorded during the year ended December 31, 2019.
In March 2020, the Company also sold 91% of the equity of Meetup for total cash consideration of $9.5 million and the remaining 9% was retained by the Company. Upon closing, Meetup was deconsolidated and the

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Company’s 9% interest in the equity of Meetup is reflected within equity method and other investments on the accompanying condensed consolidated balance sheet as of June 30, 2020. Prior to the sale, the Company recorded an impairment loss of $26.1 million, on the assets held for sale, included in the impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying condensed consolidated statements of operations for the three and six months ended June 30, 2020.
In March 2020, the Company completed the sale of the real estate investment held by the 424 Fifth Venture and recognized an impairment loss on the assets sold totaling $53.7 million, included in impairment/(gain on sale) of goodwill, intangibles and other assets on the accompanying condensed consolidated statements of operations during the three and six months ended June 30, 2020. Of the total consideration, $15.0 million was heldback at closing of which $10.0 million was received as of June 30, 2021. See Note 5 for further details.
In May 2020, the Company sold SpaceIQ for a total cash consideration of $9.6 million. Prior to the sale, the Company recorded an impairment loss of $0.3 million and $23.1 million, respectively, on the assets held for sale, included in the impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying condensed consolidated statements of operations for the three and six months ended June 30, 2020.
During the three months ended June 30, 2020, and also in connection with the Company’s operational restructuring program, Flatiron LLC, Designation Labs LLC, SecureSet Academy LLC, Flatiron School UK Limited, Flatiron School Australia Pty Ltd and certain other corporate equipment met the criteria to be classified as held for sale. As a result, the assets and related liabilities directly associated with those assets that were expected to be transferred in the future sale transactions were reclassified as held for sale as of June 30, 2020 on the accompanying condensed consolidated balance sheet. In connection with these assets being classified as held for sale, the Company recorded an impairment charge totaling $17.2 million, included in the impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying condensed consolidated statements of operations for the three and six months ended June 30, 2020. The impairments were recorded based on the sales price from executed contracts for the sale of the assets.
There were no dispositions or intangible asset or goodwill impairments during the three and six months ended June 30, 2021.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Note 4. Other Current Assets
Other current assets consists of the following:

(Amounts in thousands)	June 30, 2021	December 31, 2020
Net receivable for value added tax (“VAT”)	$144,439	$107,104
Prepaid lease cost	50,328	61,232
Deposits held by landlords	48,315	25,574
Straight-line revenue receivable	34,885	35,418
Prepaid software	33,249	19,981
Prepaid member referral fees	27,861	31,617
Disposition proceeds holdback amounts receivable (Note 5 and 3)	5,323	17,500
Deposits on property and equipment	3,275	3,161
Other prepaid expenses and current assets	87,773	50,585

Total other current assets	$435,448	$352,172

Note 5. Consolidated VIEs and Noncontrolling Interests
ARK/WPI Combination
WeWork Capital Advisors LLC (formerly known as “ARK Capital Advisors LLC”, the “WeCap Manager”) is a majority-owned subsidiary of the Company and its controlled affiliates. The WeCap Manager is also owned in part by Rhône Group L.L.C. and its affiliates (other than the WeCap Manager) (“Rhône” and, together with the Company, the “Sponsor Group”), a global alternative asset management firm with assets under management across its private equity and real estate platforms.
In August 2019, the Company reorganized its real estate acquisition platform (such platform, following the ARK/WPI combination described herein, and inclusive of the investment vehicles sponsored, co-sponsored, managed, or co-managed
by the WeCap Manager and Sponsor Group, “WeCap Investment Group”). Through this reorganization (the “ARK/WPI combination”), the Company acquired from Rhône a controlling financial interest in the WeCap Manager, the management company for the WeCap Investment Group in exchange for a 20% noncontrolling interest in the WeCap Manager. The WeCap Manager is the surviving entity resulting from the merger of the legacy entity that previously managed WeWork Property Investors LP, including its parallel and related vehicles (collectively the “WPI Fund”), which was indirectly owned 50% by us and 50% by affiliates of Rhône and was unconsolidated prior to the ARK/WPI combination, and the wholly owned and consolidated legacy entity that previously managed the ARK Master Fund LP (the “ARK Master Fund”) including its parallel and related vehicles. Following the ARK/ WPI combination, the Company consolidates the WeCap Manager. The portion of consolidated equity attributable to Rhône’s interest in the WeCap Manager is reflected as a noncontrolling interest in the equity section of the accompanying condensed consolidated balance sheets as of June 30, 2021 and December 31, 2020.
Through its 80% equity ownership interest, the Company is entitled to a corresponding share of the income earned by the WeCap Manager, primarily in the form of customary management fees, subject to provisions of the governing documents of the WeCap Manager relating to funding of losses incurred by the WeCap Manager. During the three and six months ended June 30, 2021, the WeCap Manager recognized $3.4 million and $7.0 million, respectively, in management fee income, classified as other revenue as a component of the total

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

revenue on the accompanying condensed consolidated statements of operations. During the three and six months ended June 30, 2020, the WeCap Manager recognized $3.3 million and $7.7 million, respectively, in management fee income.
The post-reorganization WeCap Investment Group also includes the Company’s general partner interests in Waller Creek, DSQ, WPI Fund and ARK Master Fund (each as defined in Note 6), which are held through a limited partnership created as part of the ARK/WPI combination (the “WeCap Holdings Partnership”) in which Rhône also participates to the extent provided by the governing documents of the WeCap Holdings Partnership. The Company consolidates the WeCap Holdings Partnership. Net carried interest distributions earned in respect of the WeCap Investment Group from its investments are distributable to the Company and Rhône, indirectly through the WeCap Holdings Partnership, based on percentages that vary by the WeCap Investment Group vehicle and range from a 50% to 85% share to the Company of total net carried interest distributions received by the WeCap Holdings Partnership (after a profit participation allocation to certain personnel associated with the WeCap Manager). The portion of consolidated equity attributable to Rhône’s interest in the WeCap Holdings Partnership is reflected as a noncontrolling interest in the equity section of the accompanying condensed consolidated balance sheets as of June 30, 2021 and December 31, 2020.
Primarily because our investments through the WeCap Holdings Partnership in the underlying real estate acquisition vehicles generally represent a small percentage of the total capital invested by third parties, and the terms on which we have agreed to provide services and act as general partner are consistent with the market for similar arrangements, the underlying real estate acquisition vehicles managed by the WeCap Manager are generally not consolidated in our financial statements (subject to certain exceptions based on the specific facts of the particular vehicle). The Company accounts for its share of the underlying real estate acquisition vehicles as unconsolidated investments under the equity method of accounting, see Note 6 for additional details regarding the holdings of WeCap Holdings Partnership.
424 Fifth Venture
In February 2019, a consolidated subsidiary of the Company (the “424 Fifth Venture”) closed on the acquisition of a $852.8 million real estate investment located in New York City (the “424 Fifth Property”). The acquisition of real estate by the 424 Fifth Venture was accounted for as an asset acquisition and the purchase price was allocated among the assets purchased, including land of $356.5 million and building of $496.3 million. As of December 31, 2019, the real estate was under development and as a result was included within the Company’s construction in progress balance within the property and equipment table detailed in Note 5.
Just prior to the redemption of the noncontrolling interest holders in March 2020 described below, the consolidated 424 Fifth Venture was owned 17.2% by the Company, 44.8% by the WPI Fund and 38.0% by another investor. Prior to redemption, the portion of consolidated equity attributable to the interest of the 424 Fifth Venture’s other investors was reflected as noncontrolling interests within the equity section of the accompanying consolidated balance sheet as of December 31, 2019. Upon completion of the redemption of the noncontrolling interest holders in March 2020, the 424 Fifth Venture became a wholly owned subsidiary of the Company
.
In March 2020, the 424 Fifth Property was sold by the 424 Fifth Venture to an unrelated third party for a gross purchase price of approximately $978.1 million. Included in the sale was $356.5 million in land and $653.8 million in construction in progress associated with the investment. The $930.2 million in net cash proceeds received at closing were net of closing costs and holdbacks. Of the total consideration, $15.0 million

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

was heldback at closing of which $10.0 million was received as of March 31, 2021. The Company recognized an impairment loss on the assets sold totaling $53.7 million, included in impairment/ (gain on sale) of goodwill, intangibles and other assets on the accompanying condensed consolidated statements of operations during the three and six months ended June 30, 2020.
The underlying debt facility that secured the 424 Fifth Property since acquisition was extinguished upon the sale (see Note 6 for further details). In March 2020, in connection with the sale of the 424 Fifth Property, the Company also made a payment of $128.0 million to the 424 Fifth Venture and the 424 Fifth Venture made redemption payments to the noncontrolling interest holders totaling $315.0 million including a return of capital of $272.2 million and a return on their capital of $42.8 million.
The sale and debt extinguishment also resulted in the termination in March 2020 of the Company’s original development management agreements over the property, its 20 year master lease of the property, its $1.2 billion lease guaranty, various loan guarantees, various loan covenant requirements and various partnership guarantees and indemnities entered into in connection with the original acquisition.
Upon the sale of the property, a wholly owned subsidiary of the Company entered into an escrow and construction agreement with the buyer for approximately $0.2 billion to finalize the core and shell infrastructure work of the property. These funds were held in escrow upon closing of the sale and are available to pay construction costs, contingencies and cost overruns. The $0.2 billion is expected to be earned by the Company over
12-18
months as the development is completed. During the three and six months ended June 30, 2021, the Company recognized approximately $17.7 million and $22.9 million in revenue related to this development agreement, included as a component of other revenues. During the three and six months ended June 30, 2020, the Company recognized approximately $7.4 million and $11.0 million, respectively. At closing, WeWork Companies LLC provided the buyer a guaranty of completion for the core and shell construction work of the property and the Company is obligated for any overruns if the amounts in escrow are not sufficient to cover the required construction costs.
Creator Fund
During 2018, the Company launched a fund (the “Creator Fund”) that previously made investments in recipients of WeWork’s “Creator Awards” and other investments through use of a venture capital strategy. A wholly-owned subsidiary of the Company was the managing member of the Creator Fund. As of September 17, 2020, the Creator Fund had received contributions from SoftBank Group Capital Limited totaling $72.4 million, representing 99.99% of the interest of the Creator Fund. No contributions were received during the three and six months ended June 30, 2021.
In September 2020, the Company agreed to transfer its rights as managing member and all of its other rights, titles, interests, obligations and commitments in respect of the Creator Fund to an affiliate of SBG. Accordingly, the Company no longer has a variable interest in the Creator Fund and is no longer the primary beneficiary and the Company has deconsolidated the net assets of the Creator Fund and removed the carrying amount of the noncontrolling interest from the consolidated balance sheet as of December 31, 2020. As substantially all of the net assets of the Creator Fund were previously allocated to the noncontrolling interests, no gain or loss was recognized on deconsolidation of the Creator Fund. In connection with this transaction, the parties also agreed that WeWork would not be required to reimburse SBG for the $21.6 million Creator Awards production services reimbursement obligation payable to an affiliate of SBG as of December 31, 2019, as described in Note 17. As

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

SBG is a principal shareholder of the Company, the forgiveness of this obligation was accounted for as a capital contribution and reclassified from liabilities to additional paid-in-capital
during the year ended December 31, 2020.
ChinaCo
During 2017 and 2018, a consolidated subsidiary of the Company (“ChinaCo”) sold to investors $500.0 million of Series A Preferred Stock at a price of $10.00 per share and a liquidation preference of $10.00 per share and $500.0 million of Series B Preferred Stock at a price of $18.319 per share and a liquidation preference of $18.319 per share, respectively. The portion of consolidated equity attributable to ChinaCo’s Series A and B Preferred shareholders were reflected as redeemable noncontrolling interests, within the mezzanine section of the accompanying consolidated balance sheet as of December 31, 2019. As of December 31, 2019, ChinaCo had also issued a total of 45,757,777 Class A Ordinary Shares in connection with an acquisition of naked Hub Holdings Ltd. (“naked Hub”) that occurred during 2018 and an additional 2 million Class A Ordinary Shares to a consultant as described in Note 9. The portion of consolidated equity attributable to ChinaCo’s Class A Ordinary shareholders were reflected as noncontrolling interests, within the equity section of the accompanying consolidated balance sheet as of December 31, 2019.
Pursuant to the terms of the shareholders’ agreement of ChinaCo, as long as certain investors remain shareholders of ChinaCo, ChinaCo will be the exclusive operator of the Company’s businesses in the “Greater China” territory, defined in the agreement to include China, Hong Kong, Taiwan and Macau.
In August 2020, a wholly owned subsidiary of WeWork Inc. made a short-term loan to ChinaCo totaling $25.0 million (the “ChinaCo Loan”). In connection with ChinaCo’s 2018 acquisition of naked Hub, as of December 31, 2019, ChinaCo also had a $191.1 million obligation to reimburse a wholly owned subsidiary of WeWork Inc. for WeWork Inc. shares issued to the sellers of naked Hub (the “Parent Note”). As ChinaCo was consolidated as of December 31, 2019, the Parent Note was eliminated against the Company’s receivables in the Company’s consolidated financial statements.
In September 2020, the shareholders of ChinaCo and an affiliate of TrustBridge Partners (“TBP”), also an existing shareholder of ChinaCo, executed a restructuring and Series A subscription agreement (the “ChinaCo Agreement”). Pursuant to the ChinaCo Agreement, TBP agreed to subscribe for a new series of ChinaCo shares for $100.0 million in total gross proceeds to ChinaCo, received in connection with the initial investment closing on October 2, 2020 (the “Initial Investment Closing”) and an additional $100.0 million in gross proceeds to ChinaCo, with such additional shares issued and proceeds to be received at the earlier of 1 year following the Initial Investment Closing or such earlier date as determined by the ChinaCo board, to the extent such funds are necessary to support the operations of ChinaCo (the “Second Investment Closing”). The ChinaCo Agreement also included the restructuring of the ownership interests of all other preferred and ordinary shareholders’ interests into new ordinary shares in ChinaCo and the conversion of the $191.1 million Parent Note and certain other net intercompany payables totaling approximately $42.0 million, payable by ChinaCo to various wholly owned subsidiaries of WeWork Inc. into new ordinary shares of ChinaCo such that subsequent to the Initial Investment Closing in October 2020, and as of December 31, 2020, WeWork now holds 21.6% of the total shares issued by ChinaCo. The Company’s remaining interest is scheduled to be diluted down to 19.7% in connection with the Second Investment Closing, assuming no other changes in the ChinaCo equity prior to the Second Investment Closing. As of June 30, 2021, TBP now holds a total of 50.5% of the total shares issued by ChinaCo subsequent to the Initial Investment Closing and is expected to hold 55.0% of the total shares after the Second

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Investment Closing. TBP’s shares are preferred shares which have a liquidation preference totaling $100.0 million and $200.0 million as of the Initial Investment Closing and the Second Investment Closing, respectively.
Upon Initial Investment Closing on October 2, 2020, ChinaCo received the $100.0 million in gross proceeds from TBP and a portion of those proceeds were used to repay WeWork $25.0 million for the ChinaCo Loan. In addition, pursuant to the terms of the ChinaCo Agreement, the rights of the ChinaCo shareholders were also amended such that upon the Initial Investment Closing, WeWork no longer retained the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance. As a result, WeWork was no longer the primary beneficiary of ChinaCo and ChinaCo was deconsolidated from the Company’s consolidated financial statements on October 2, 2020 (the “ChinaCo Deconsolidation”).
The Company’s remaining 21.6% ordinary share investment was valued at $26.3 million upon deconsolidation and will be accounted for as an equity method investment as the Company has retained rights that allow it to exercise significant influence over ChinaCo as a related party.
During the fourth quarter of 2020, the Company recorded a loss on the ChinaCo Deconsolidation of $153.0 million included in impairment/(gain on sale) of goodwill, intangibles and other assets in the consolidated statement of operations calculated based on the difference between (i) the $26.3 million fair value of the Company’s retained equity method investment in ChinaCo plus the carrying amount of the noncontrolling interest in ChinaCo as of the date of deconsolidation, which was in a negative deficit position of $(22.6) million and (ii) the carrying value of ChinaCo’s net assets just prior to deconsolidation of $156.7 million.
The remeasurement loss recognized on deconsolidation primarily relates to the remeasurement of our retained equity method investment in ChinaCo, recorded at fair value upon deconsolidation, in comparison to the carrying value of the net intercompany receivables that were converted into equity in ChinaCo in conjunction with the ChinaCo restructuring that ultimately resulted in the deconsolidation.
The net assets of ChinaCo that were deconsolidated on October 2, 2020, included a total of $344.3 million of goodwill related to ChinaCo’s 2018 acquisition of naked Hub Holdings Ltd. As this goodwill was integrated into the Company’s single reporting unit, upon deconsolidation of a portion of the reporting unit, the Company’s total goodwill was reallocated among the Company and ChinaCo on a relative fair value basis with $315.6 million of ChinaCo’s goodwill retained by the Company with a corresponding increase to additional-paid-in
capital and $28.7 million of ChinaCo’s goodwill was deconsolidated.
See Note 17 for details regarding various related party fees payable by ChinaCo to the Company subsequent to the ChinaCo Deconsolidation.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

ChinaCo contributed the following to the Company’s consolidated results of operations prior to its deconsolidation on October 2, 2020, in each case excluding amounts that eliminate in consolidation:

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2021	2020	2021	2020
Revenue	$—	$68,068	$—	$136,921
Location operating expenses	—	84,265	—	179,221
Restructuring and other related costs	—	(131,238)	—	28,982
Impairments/(gain on sale) of goodwill, intangibles and other assets	—	335,489	—	371,871
Depreciation and amortization	—	14,571	—	28,346
Total Expenses	—	329,269	—	670,000
Pre-tax loss	—	(260,151)	—	(540,290)
Net loss	—	(263,060)	—	(543,599)
Net (loss) income attributable to WeWork Inc.	—	(29,832)	—	(30,264)

JapanCo
During 2017, a consolidated subsidiary of the Company (“JapanCo”) entered into an agreement with an affiliate of SBG for the sale of a 50.0% membership interest in JapanCo for an aggregate contribution of $500.0 million which will be funded over a period of time. As of December 31, 2018, JapanCo had received contributions totaling $300.0 million and during the year ended December 31, 2019, an additional $100.0 million was received. Pursuant to the terms of the agreement an additional $100.0 million was required to be contributed and was received during the third quarter of 2020. The portion of consolidated equity attributable to the outside investors’ interests in JapanCo are reflected as redeemable noncontrolling interests, within the mezzanine section of the accompanying condensed consolidated balance sheets as of June 30, 2021 and December 31, 2020. As long as the investors remain shareholders of JapanCo, JapanCo will be the exclusive operator of the Company’s WeWork branded space-as-a-service
businesses in Japan. After July 13, 2024 and, prior to that date, in the event of default on the contributions to be made, the Company may elect to purchase, at fair value, all JapanCo membership interests held, other than any interests issued in connection with an equity incentive plan. The Company may elect to pay the buyout consideration in either cash, WeWork shares or a combination thereof.
PacificCo
During 2017, a consolidated subsidiary of the Company (“PacificCo”) sold $500.0 million of Series
A-1
Preferred Stock at a price of $10.00 per share and a liquidation preference of $10.00 per share to an affiliate of SBG. PacificCo is the operator of the Company’s businesses in selected markets in Asia other than those included in the Greater China and Japan territories described above, including but not limited to Singapore, Korea, the Philippines, Malaysia, Thailand, Vietnam and Indonesia.
The initial closing occurred on October 30, 2017 and all of the PacificCo Series
A-1
Preferred Stock was issued at that time, however the Company received contributions totaling $200.0 million at the initial closing and an additional $100.0 million during the year ended December 31, 2018. Pursuant to the terms of the agreement an additional $100.0 million was required to be contributed in each of 2019 and 2020. The Company received

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

$100.0 million in August 2019 and the remaining $100.0 million scheduled to be received in 2020 was canceled effective upon our entry into a definitive agreement providing for the completion of the PacificCo
Roll-up
(as defined below) in connection with the SoftBank Transactions in March 2020.
In October 2019, in connection with the SoftBank Transactions, the Company, SBG and SoftBank Vision Fund agreed to use reasonable best efforts to negotiate and finalize the final forms for the exchange of all interests held by affiliates of SBG in PacificCo for 34,482,759 shares of the Company’s Series
H-1
or
H-2
Convertible Preferred Stock with a liquidation preference of $11.60 per share (the “PacificCo
Roll-up”).
On March 31, 2020, the Company signed the definitive agreements for the PacificCo
Roll-up
and in April 2020, the Company closed the PacificCo
Roll-up
and issued 34,482,759 shares of the Company’s Series
H-1
Convertible Preferred Stock. Upon completion of the PacificCo
Roll-up
in April 2020, PacificCo became a wholly owned subsidiary of the Company and is no longer a VIE.
The 34,482,759 shares of Series
H-1
Convertible Preferred Stock issued in connection with the PacificCo
Roll-up
had a fair value of $8.13 per share upon issuance to a affiliates of SBG in April 2020. As the share exchange represents an increase in the Company’s ownership of PacificCo while control of PacificCo was retained, the carrying amount of the noncontrolling interest was adjusted to reflect the change in the Company’s ownership interest in PacificCo and the Company accounted for the share exchange as an equity transaction with no gain or loss recognized on the acquisition of the noncontrolling interests.
Just prior to the PacificCo
Roll-up,
the PacificCo noncontrolling interest had a carrying value on the Company’s balance sheet of $92.8 million, including $10.4 million in accumulated other comprehensive income previously allocated to the noncontrolling interest holders. Upon consummation of the PacificCo
Roll-up,
the noncontrolling interest was reduced by the entire $92.8 million carrying value and the $10.4 million of accumulated other comprehensive income was allocated to the Company to adjust for the change in ownership of PacificCo through a corresponding charge to additional paid-in
capital. The difference between the $280.3 million fair value of the Series
H-1
Convertible Preferred Stock issued as consideration and the $92.8 million carrying value of the noncontrolling interest was reflected as a charge to additional paid-in
capital totaling $187.5 million.
Consolidated Variable Interest Entities
As of June 30, 2021 and December 31, 2020, JapanCo, WeCap Manager and WeCap Holdings Partnership are the Company’s only consolidated VIEs. The Company is considered to be the primary beneficiary as we have the power to direct the activities of the VIEs that most significantly impact the VIEs’ economic performance and the right to receive benefits that could potentially be significant to the VIEs. As a result, these entities remain consolidated subsidiaries of the Company and the interests owned by the other investors and the net income or loss and comprehensive income or loss attributable to the other investors are reflected as redeemable noncontrolling interests and noncontrolling interests on our condensed consolidated balance sheets, statements of operations and statements of comprehensive loss, respectively.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

The following table includes selected condensed consolidated financial information as of June 30, 2021 and December 31, 2020 of our consolidated VIEs, as included in our condensed consolidated financial statements, as of the periods they were considered VIEs and in each case, after intercompany eliminations.

	June 30, 2021		December 31, 2020
(Amounts in thousands)	Asia JVs (1)	Other VIEs (2)	Asia JVs (1)	Other VIEs (2)
Consolidated VIE balance sheets information:
Cash and cash equivalents	$94,540	$8,065	$161,411	$5,194
Property and equipment, net	399,514	—	445,599	—
Restricted cash	10,059	—	10,000	—
Total assets	1,871,367	15,741	2,096,389	13,834
Long-term debt, net	632	—	30,638	—
Total liabilities	1,554,760	1,705	1,693,267	573
Redeemable stock issued by VIEs	500,000	—	500,000	—
Total net assets (3)	(183,393)	14,036	(96,878)	13,261

The following tables include selected condensed consolidated financial information for the three and six months ended June 30, 2021 and 2020 of our consolidated VIEs, as included in our condensed consolidated financial statements, for the periods they were considered VIEs and in each case, after intercompany eliminations.

	June 30, 2021		June 30, 2020
(Amounts in thousands)	Asia JVs (1)	Other VIEs (2)	Asia JVs (1)	Other VIEs (2)
Consolidated VIE statements of operations information:
Net income (loss) for the three months ended	$(34,174)	$455	$(243,433)	$(1,038)
Net income (loss) for the six months ended	$(64,079)	$284	$(599,762)	$(11,777)

	Six Months Ended June 30, 2021		Six Months Ended June 30, 2020
(Amounts in thousands)	Asia JVs (1)	Other VIEs (2)	Asia JVs (1)	Other VIEs (2)
Consolidated VIE statements of operations information:
Net cash provided by (used in) operating activities	$(42,752)	$610	$(2,812)	$(333)
Net cash used in investing activities	(10,901)	—	(123,714)	(222)
Net cash provided by (used in) financing activities	(998)	2,261	(20,975)	4,480

(1)
The “Asia JVs” include ChinaCo, JapanCo and PacificCo as of and for the periods that each represented a consolidated VIE. The ChinaCo deconsolidation occurred on October 2, 2020 and as a result, ChinaCo results and balances are not included above for the period subsequent to deconsolidation. The PacificCo
Roll-up
occurred on April 17, 2020 and as a result, PacificCo results and balances are not included above for the period subsequent to April 17, 2020. The consent of an affiliate of SoftBank Group Capital Limited is required for any dividends to be distributed by JapanCo. As a result, any net assets of JapanCo would be considered restricted net assets to the Company as of June 30, 2021. The net assets of the Asia JVs include preferred stock issued to affiliates of SBG and other investors with aggregate liquidation preferences totaling $0.5 billion and $0.5 billion, respectively as of June 30, 2021 and December 31, 2020, which preferred stock is redeemable upon the occurrence of an event that is not solely within the control of the Company. The initial issuance price of such redeemable preferred stock equals the liquidation preference for each share issued as of June 30, 2021 and December 31, 2020, respectively. After reducing the net assets of each Asia JV by the liquidation preference associated with such redeemable preferred stock, the remaining net assets of each Asia JV is negative.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

(2)
For the three and six months ended June 30, 2020, “Other VIEs” includes all other consolidated VIEs, other than the Asia JVs discussed separately in (1) and include WeWork Waller Creek, WeCap Manager and WeCap Holdings Partnership, 424 Fifth Venture and the Creator Fund in the periods prior to any disposal or deconsolidation as discussed above. For the three and six months ended June 30, 2021, “Other VIEs” includes WeCap Manager and WeCap Holdings Partnership.

(3)
Total net assets represents total assets less total liabilities and redeemable stock issued by VIEs after the total assets and total liabilities have both been reduced to remove amounts that eliminate in consolidation.

The assets of consolidated VIEs will be used first to settle obligations of the VIE. Remaining assets may then be distributed to the VIEs’ owners, including the Company, subject to the liquidation preferences of certain noncontrolling interest holders and any other preferential distribution provisions contained within the operating agreements of the relevant VIEs. Other than the restrictions relating to the Company’s Asia JVs discussed in (1) above, third-party approval for the distribution of available net assets is not required for the Company’s Other VIEs as of June 30, 2021. See Note 16 for a discussion of additional restrictions on the net assets of WeWork Companies LLC.
Note 6. Equity Method and Other Investments
The Company’s investments consist of the following:

		June 30, 2021			December 31, 2020
(Amounts in thousands, except percentages) Investee	Investment Type	Carrying Value	Cost Basis	Percentage Ownership	Carrying Value
Investments held by WeCap Holdings Partnership (1)	Equity method investments / Note receivable	$72,769	$74,147	Various	$61,688
WPI Fund (2)	Equity method investment	82,261	52,805	8%	63,301
IndiaCo (3)	Investment in convertible notes	39,275	105,248	N/A	49,849
ChinaCo (4)	Equity method investment	—	29,323	21.6%	29,323
Other (5)	Various	3,858	4,066	Various	10,779

Total equity method and other investments		$198,163	$265,589		$214,940

(1)
As discussed in Note 5, subsequent to the August 2019 reorganization of the WeCap Investment Group real estate acquisition platform, the following investments are owned through the WeCap Holdings Partnership in which Rhône has a 20% equity interest:

•
“DSQ” — a venture in which WeCap Holdings Partnership owns a 10% equity interest. DSQ owns a commercial real estate portfolio located in London, United Kingdom. The investment balance as of June 30, 2021 also includes a note receivable with an outstanding balance of $43.1 million that accrues interest at a rate of 5.77% and matures in April 2028.

•
“WPI Fund” — a real estate investment fund in which WeCap Holdings Partnership holds the 0.5% general partner interest. The WPI Fund’s focus is acquiring, developing and managing office assets with current or expected vacancy suitable for WeWork occupancy, currently primarily focusing on opportunities in North America and Europe.

•
“ARK Master Fund” — an investment fund in which WeCap Holdings Partnership holds the general partner and a limited partner interest totaling 2% of the fund’s invested capital. ARK Master Fund invests in real estate and real estate-related investments that it expects could benefit from the Company’s occupancy or involvement or the involvement of the limited partners of the ARK Master Fund.

(2)
In addition to the general partner interest in the WPI Fund held by WeCap Holdings Partnership described above, a wholly owned subsidiary of the WeCap Investment Group also owns an 8% limited partner interest in the WPI Fund.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

(3)
In June 2020, the Company entered into an agreement with WeWork India Management Private Limited (“IndiaCo”), an affiliate of Embassy Property Developments Private Limited (“Embassy”), to subscribe for new convertible debentures to be issued by IndiaCo in an aggregate principal amount of $100.0 million (the “2020 Debentures”). During June 2020, $85.0 million of the principal had been funded, with the remaining $
15.0
 million to be funded over time based on milestones achieved by IndiaCo. The remaining $
15.0
 million was funded in April 2021. The 2020 Debentures earn interest at a coupon rate of 12.5% per annum for the
18-month
period beginning from June 2020 which then gets reduced to 0.001% per annum and have a maximum term of 10 years. The 2020 Debentures are convertible into equity at the Company’s option after
18 months
from June 2020 or upon mutual agreement between the Company, IndiaCo, and Embassy. The Company’s investment balance as of June 30, 2021 also includes an aggregate principal amount of approximately $5.4 million in other convertible debentures issued by IndiaCo that earn interest at a coupon rate of 0.001% per annum and have a maximum term of ten years. During the three months ended June 30, 2021 and 2020, the Company recorded a credit loss valuation allowance on its investments in IndiaCo totaling $12.9 million and $36.5 million, respectively, included in income (loss) from equity method and other investments. During the six months ended June 30, 2021 and 2020, the Company recorded a credit loss valuation allowance on its investments in IndiaCo totaling $15.3 million and $38.6 million, respectively. As of June 30, 2021 and December 31, 2020, the Company had recorded a liability of none and $7.9 million respectively, included in other current liabilities, relating to the fair value of the credit loss on the forward contract associated with the obligation on the $15.0 million unfunded commitment associated with the 2020 Debentures (the “IndiaCo Forward Liability”) with such credit loss also included in income (loss) from equity method and other investments during the three and six months ended June 30, 2021. During the three months ended June 30, 2021 and 2020, the Company recorded $(2.4) million and $3.6 million, in unrealized gain (loss) on available-for-sale
securities included in other comprehensive income, respectively, net of tax. During the six months ended June 30, 2021 and 2020, the Company also recorded $(2.3) million and $3.6 million, in unrealized gain (loss) on available-for-sale
securities included in other comprehensive income, respectively, net of tax. IndiaCo constructs and operates workspace locations in India using WeWork’s branding, advice and sales model. Per the terms of an agreement the Company will also receive a management fee from IndiaCo. The Company recorded $1.2 million and $0.9 million of management fee income from IndiaCo during the three months ended June 30, 2021 and 2020, respectively, and recorded $3.6 million and $0.9 million for the six months ended June 30, 2021 and 2020, respectively. Management fee income is included within service revenue as a component of total revenue in the accompanying condensed consolidated statements of operations.

(4)
In October 2020, the Company deconsolidated ChinaCo and its retained 21.6% ordinary share equity method investment was recorded at a fair value of $26.3 million plus capitalized legal cost for a total initial cost basis and carrying value as of December 31, 2020 of $29.3 million. Pursuant to ASC
323-10-35-20,
the Company discontinued applying the equity method on the ChinaCo investment when the carrying amount was reduced to zero in the first quarter of 2021. The Company will resume application of the equity method if, during the period the equity method was suspended, the Company’s share of unrecognized net income exceeds the Company’s share of unrecognized net losses. See Note 5 for additional details regarding the ChinaCo Deconsolidation and see Note 17 for details regarding various related party fees payable by ChinaCo to the Company subsequent to the ChinaCo Deconsolidation.

(5)
The Company holds various other investments as of June 30, 2021 and December 31, 2020. On June 30, 2021, the Company sold its 5.7% interest in Sound Ventures II, LLC for total consideration of $6.1 million. During the six months ended June 30, 2021, the Company recorded a loss on the sale of $4.1 million, included in income (loss) from equity method and other investments in the condensed consolidated statements of operations. See Note 17 for details regarding the remaining profit-sharing arrangement between the Company and SB Fast Holdings (Cayman) Limited (“Buyer”) as part of the Creator Fund sale in 2020. The Buyer assumed the Company’s remaining capital commitments of $1.9 million.

As of June 30, 2021, the WPI Fund, IndiaCo, ARK Master Fund, ChinaCo and certain other entities in which the Company has invested are unconsolidated VIEs. In all cases, the Company is not the primary beneficiary, as the Company does not have both the power to direct the activities of the entity that most significantly impact the entity’s economic performance and exposure to benefits or losses that could potentially be significant to the VIE. None of the debt held by these investments is recourse to the Company, except the $3.5 million in lease guarantees provided to landlords of ChinaCo as described in Note 17. The Company’s maximum loss is limited to the amount of our net investment in these VIEs, the $3.5 million in ChinaCo lease guarantees and the unfunded commitments discussed below.
For the three months ended June 30, 2021 and 2020, the Company recorded approximately $6.1 million and $(43.2) million, respectively, for its share of gain/(loss) related to its equity method and other investments included in income (loss) from equity method and other investments. For the six months ended June 30, 2021 and 2020, the Company recorded $(24.5) million and $(47.1) million, respectively, for its share of loss related to

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

equity method and other investments included in income (loss) from equity method and other investments in the condensed consolidated statements of operations.
As of June 30, 2021 and December 31, 2020, the Company had recorded a credit loss valuation allowance on its available-for-sale
debt securities totaling $15.3 million and $43.9 million, respectively. As of June 30, 2021 and December 31, 2020, the Company had recorded unrealized gain (loss) on its available-for-sale
debt securities totaling $(2.3) million and $4.4 million respectively, included as a component of accumulated other comprehensive income.
For the six months ended June 30, 2021 and 2020, the Company contributed a total of $26.7 million and $93.4 million, respectively, to its investments and received distributions from its investments totaling $3.2 million and $35.2 million, respectively. As of June 30, 2021, the Company had a total of $33.3 million in unfunded capital commitments to its investments; however, if requested, in each case, the Company may elect to contribute additional amounts in the future.
Note 7. Other Assets
Other
non-current
assets consists of the following:

(Amounts in thousands)	June 30, 2021	December 31, 2020
Deferred financing costs, net — SoftBank Senior Unsecured Notes Warrant (1)	$434,833	$488,312
Deferred financing costs, net — 2020 LC Facility Warrant issued to SBG (1)	152,503	199,832
Deferred financing costs, net — Other SoftBank Debt Financing Costs paid or payable to SBG (1)	9,198	11,334
Deferred financing costs, net — Other SoftBank Debt Financing Costs paid or payable to third parties (1)	4,613	5,440
Other deferred financing costs, net	6,088	64
Security deposits with landlords	251,734	274,822
Other security deposits	3,172	3,271
Straight-line revenue receivable	45,623	46,313
Deferred income tax assets, net	—	1,377
Other long-term prepaid expenses and other assets	24,387	31,493

Total other assets	$932,151	$1,062,258

(1)	See Note 9 for details. Amounts are net of accumulated amortization totaling $273.7 million and $169.7 million as of June 30, 2021 and December 31, 2020, respectively.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Note 8. Other Current Liabilities
Other current liabilities consists of the following:

(Amounts in thousands)	June 30, 2021	December 31, 2020
2021 LC Debt Facility (See Note 16)	$349,011	$—
Current portion of long-term debt (See Note 10)	37,534	13,114
Refunds payable to former members	36,485	35,761
Current portion of acquisition holdbacks	—	1,593
IndiaCo Forward Liability (See Note 6)	—	7,907
Other current liabilities	17,344	25,380

Total other current liabilities	$440,374	$83,755

Note 9. Convertible Related Party Liabilities and SoftBank Debt Financing
Convertible related party liabilities, net consist of the following:

(Amounts in thousands)	June 30, 2021	December 31, 2020
SoftBank Debt Financing Warrant Liability:
SoftBank Senior Unsecured Notes Warrant liability capitalized as deferred financing cost at issuance	$568,877	$568,877
Plus: Cumulative (gain)/loss from change in fair value of related party financial instruments	(54,793)	(288,674)
Less: Senior Unsecured Notes Warrant liability deferred financing cost adjustment	(934)	(934)
Less: Exercise of warrants into Series H-3 Convertible Preferred Stock	(474,521)	—

Total SoftBank Senior Unsecured Notes Warrant Liability, at fair value	38,629	279,269
2020 LC Facility Warrant liability capitalized as deferred financing cost at issuance	284,440	284,440
Plus: Cumulative (gain)/loss from change in fair value of related party financial instruments	(27,394)	(144,335)
Less: 2020 LC Facility Warrant liability deferred financing cost adjustment	(466)	(466)
Less: Exercise of warrants into Series H-3 Convertible Preferred Stock	(237,265)	—

Total LC Facility Warrant Liability, at Fair Value	19,315	139,639

Total SoftBank Debt Financing Warrant Liability, at fair value	57,944	418,908

Total convertible related party liabilities, net	$57,944	$418,908

SoftBank Debt Financing
—In October 2019, in connection with the SoftBank Transactions, the Company entered into an agreement with SBG for additional financing (the “SoftBank Debt Financing”). The agreement

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

included a commitment from SBG for the provision of (i) $1.1 billion in senior secured debt in the form of senior secured notes or a first lien term loan facility (“SoftBank Senior Secured Debt”), (ii) $2.2 billion in 5.0% senior unsecured notes (the “SoftBank Senior Unsecured Notes”) with associated warrants issued to SoftBank Group Corp. (“SoftBank Obligor”) to purchase 86,591,946 shares of the Company’s Series
H-3
Convertible Preferred Stock or Series
H-4
Convertible Preferred Stock at an exercise price of $0.01 per share and (iii) credit support for a $1.75 billion letter of credit facility (the “2020 LC Facility”) with associated warrants issued to SoftBank Obligor to purchase 43,295,973 shares of the Company’s Series
H-3
Convertible Preferred Stock or Series
H-4
Convertible Preferred Stock at an exercise price of $0.01 per share. See Note 16 for additional details regarding the 2020 LC Facility.
SoftBank Senior Secured Debt
The funding of the $1.1 billion of SoftBank Senior Secured Debt originally contemplated per the Master Transaction Agreement was contingent on the completion of the 2020 Tender Offer (as defined in Note 14) and the 2020 Tender Offer was not completed therefore the SoftBank Senior Secured Debt was also considered terminated in April 2020. See Note 14 for additional details regarding the 2020 Tender Offer.
In August 2020, the Company, WW
Co-Obligor
Inc., and StarBright WW LP, an affiliate of SBG (the “Note Purchaser”), entered into a new senior secured note purchase agreement for up to an aggregate principal amount of $1.1 billion of senior secured debt in the form of 12.50% senior secured notes (the “SoftBank Senior Secured Notes”). The agreement allows the Company to borrow once every 30 days up to the maximum remaining capacity with minimum draws of $50.0 million. The SoftBank Senior Secured Notes will mature 4 years from the first draw. The Company had the ability to draw for 6 months starting from the date of the senior secured note purchase agreement, and the Company extended this draw period for an additional 6 months by delivery of an extension notice to the Note Purchaser in January 2021 pursuant to the terms of the agreement. As of June 30, 2021 and December 31, 2020, no draw notices had been delivered pursuant to the senior secured note purchase agreement.
Amended and Restated Senior Secured Notes
In March 2021, the Company and an affiliate of SBG entered into a letter agreement pursuant to which the Company and an affiliate of SBG have agreed to amend and restate the terms of the Master Senior Secured Notes Note Purchase Agreement that governs the SoftBank Senior Secured Notes (as amended and restated, the “A&R Senior Secured Note Purchase Agreement”) on the earlier of (i) the Closing and (ii) August 12, 2021. The A&R Senior Secured Note Purchase Agreement will allow the Company to borrow up to an aggregate principal amount of $550.0 million of senior secured debt in the form of new 7.5% senior secured notes (the “A&R Senior Secured Notes”). It is a condition to the execution of the A&R Senior Secured Note Purchase Agreement that any outstanding SoftBank Senior Secured Notes be redeemed, repurchased or otherwise repaid and canceled at a price of 101% of the principal amount thereof plus accrued and unpaid interest. The A&R Senior Secured Note Purchase Agreement will allow the Company to borrow once every 30 days with minimum draws of $50.0 million. The A&R Senior Secured Notes will mature no later than February 12, 2023 or, if earlier, 18 months from the Closing.
SoftBank Senior Unsecured Notes
To formalize SBG’s October 2019 commitment to provide WeWork Companies LLC with up to $2.2 billion of unsecured debt, on December 27, 2019, WeWork Companies LLC, WW
Co-Obligor
Inc., a wholly owned

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

subsidiary of WeWork Companies LLC and a
co-obligor
under our Senior Notes (defined in Note 14), and StarBright WW LP, an affiliate of SBG (the “Note Purchaser”), entered into a master senior unsecured note purchase agreement (as amended from time to time and as supplemented by that certain waiver dated as of July 7, 2020, the “Master Note Purchase Agreement”).
Pursuant to the terms of the Master Note Purchase Agreement, WeWork Companies LLC may deliver from time to time to the Note Purchaser draw notices and accordingly sell to the Note Purchaser SoftBank Senior Unsecured Notes up to an aggregate original principal amount of $2.2 billion. A draw notice pursuant to the Master Note Purchase Agreement, may be delivered only if WeWork Companies LLC’s net liquidity is, or prior to the applicable closing is reasonably expected to be, less than $750.0 million, and the amount under each draw shall not be greater than the lesser of (a) $250.0 million and (b) the remaining commitment (defined as the original principal amount of $2.2 billion less notes issued) and shall not be greater than an amount sufficient to cause, or reasonably expected to cause, the net liquidity of WeWork Companies LLC to be equal to $750.0 million after giving effect to receipt of proceeds from the issuance of the applicable SoftBank Senior Unsecured Notes.
As of June 30, 2021, the Company had delivered draw notices in respect of $2.2 billion under the Master Note Purchase Agreement and an aggregate principal amount of $2.2 billion of SoftBank Senior Unsecured Notes were issued to the Note Purchaser and reflected as unsecured related party debt on the condensed consolidated balance sheet as of June 30, 2021. As of December 31, 2020, the Company had delivered draw notices in respect of $1.2 billion under the Master Note Purchase Agreement and an aggregate principal amount of $1.2 billion of SoftBank Senior Unsecured Notes were issued to the Note Purchaser and reflected as unsecured related party debt on the condensed consolidated balance sheet as of December 31, 2020.
Following the delivery of a draw notice, the Note Purchaser may notify WeWork Companies LLC that it intends to engage an investment bank or investment banks to offer and sell the applicable SoftBank Senior Unsecured Notes or any portion thereof to third-party investors in a private placement. Solely with respect to the first $200.0 million in draws (the “Initial Notes”), the Note Purchaser waived this syndication right and no action has been taken on the remainder of the draws.
The SoftBank Senior Unsecured Notes have a stated interest rate of 5.0%. However because the associated warrants obligate the Company to issue shares in the future, the implied interest rate upon closing, assuming the full commitment is drawn, was approximately 11.69%. The SoftBank Senior Unsecured Notes will mature in July 2025.
SoftBank Debt Financing Costs due to SBG
The warrants issued to SoftBank Obligor in December 2019 to purchase 86,591,946 shares of the Company’s Series
H-3
Convertible Preferred Stock or Series
H-4
Convertible Preferred Stock at an exercise price of $0.01 per share, issued in connection with the SoftBank Senior Unsecured Notes (the “SoftBank Senior Unsecured Notes Warrant”), were valued at $38.6 million as of June 30, 2021 and were valued at $279.3 million as of December 31, 2020. During the three and six months ended June 30, 2021, the Company recognized a gain of $0.9 million and $54.8 million , respectively, resulting from changes in fair value of the SoftBank Senior Unsecured Notes Warrant liability, included in gain (loss) from change in fair value of related party financial instruments on the accompanying condensed consolidated statements of operations. During the three and six months ended June 30, 2020, the Company recognized a gain of $2.8 million and $270.5 million, respectively, resulting from changes in fair value of the SoftBank Senior Unsecured Notes Warrant liability, included in gain

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

(loss) from change in fair value of related party financial instruments on the accompanying condensed consolidated statements of operations. During the three and six months ended June 30, 2021, none and 86,591,946, respectively,
H-3
shares were issued in connection with the SoftBank Unsecured Notes Warrant and in exchange the Company received none and $0.9 million, respectively. During the three and six months ended June 30, 2021 and 2020, no
H-4
shares were issued in connection with the SoftBank Unsecured Notes Warrant.
The SoftBank Senior Unsecured Notes Warrant of $568.9 million was capitalized at issuance as a deferred financing cost and included, net of accumulated amortization, as a component of other assets on the accompanying condensed consolidated balance sheets as June 30, 2021 and December 31, 2020. This asset will be amortized into interest expense over the five year life of the SoftBank Senior Unsecured Notes. During the three and six months ended June 30, 2021, the Company recorded $26.6 million and $53.2 million, respectively of interest expense associated with the amortization of this deferred financing cost. During the three and six months ended June 30, 2020, the Company recorded $26.6 million of interest expense associated with the amortization of this deferred financing cost.
The warrants issued to SoftBank Obligor in December 2019 to purchase 43,295,973 shares of the Company’s Series
H-3
Convertible Preferred Stock or Series
H-4
Convertible Preferred Stock at an exercise price of $0.01 per share, issued in connection with the agreement by SoftBank Obligor to provide credit support for the 2020 LC Facility (“the 2020 LC Facility Warrant”), were valued at $19.3 million as of June 30, 2021 and were valued at $139.6 million as of December 31, 2020. During the three and six months ended June 30, 2021, the Company recognized a gain of $0.4 million and $27.4 million, respectively, resulting from changes in fair value of the 2020 LC Facility Warrant, included in gain (loss) from change in fair value of related party financial instruments on the accompanying condensed consolidated statements of operations. During the three and six months ended June 30, 2020, the Company recognized a gain of $1.4 million and $135.2 million, respectively, resulting from changes in fair value of the 2020 LC Facility Warrant, included in gain (loss) from change in fair value of related party financial instruments on the accompanying condensed consolidated statements of operations. During the three and six months ended June 30, 2021, none and 43,295,973, respectively,
H-3
shares were issued in connection with the 2020 LC Facility Warrant and in exchange the Company received none and $0.4 million, respectively. During the three and six months ended June 30, 2021, no
H-4
shares were issued in connection with the 2020 LC Facility Warrant. During the three and six months ended June 30, 2020, no
H-3
or
H-4
shares were issued in connection with the 2020 LC Facility Warrant.
The 2020 LC Facility Warrant of $284.4 million was capitalized at issuance as a deferred financing cost and included, net of accumulated amortization, as a component of other assets on the accompanying condensed consolidated balance sheets as of June 30, 2021 and December 31, 2020. This asset will be amortized into interest expense from February 10, 2020 through the February 10, 2023 termination date of the 2020 LC Facility. During the three and six months ended June 30, 2021, the Company recorded $23.7 million and $47.4 million, respectively, of interest expense associated with the amortization of this deferred financing cost. During the three and six months ended June 30, 2020, the Company recorded $23.7 million and $36.8 million of interest expense associated with the amortization of this deferred financing cost.
Other than customary adjustments for recapitalizations and other reorganizations, the warrants associated with the SoftBank Senior Unsecured Notes Warrant and the 2020 LC Facility Warrant, (collectively the “Penny Warrants” or the “SoftBank Debt Financing Warrant Liability”) were subject to anti-dilution protection for any increase in the Company’s capital stock outstanding prior to December 27, 2020, as a result SoftBank Obligor was entitled to an additional 6,121,239 number of warrants that were also outstanding as of December 31, 2020. The Penny Warrants became exercisable on April 1, 2020 and expire on December 27, 2024. In August 2021, the Penny Warrants were transferred to a wholly-owned subsidiary of SBG. The Company recorded an ASC 480

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

liability representing the fair value of the Penny Warrants. The measurement of the Penny Warrants is considered to be a Level 3 fair value measurement, as it was determined using observable and unobservable inputs. As of June 30, 2021 and December 31, 2020, the SoftBank Debt Financing Warrant Liability totaled $57.9 million and $418.9 million, respectively and was included as a component of the convertible related party liabilities, net on the accompanying condensed consolidated balance sheets.
The Company also agreed to reimburse SBG for all fees and expenses incurred in connection with the SoftBank Transactions in an aggregate amount up to $50.0 million of which none were paid during the six months ended June 30, 2021, $35.5 million was paid the year ended December 31, 2020, and the remaining $14.5 million was included as a component of accounts payable and accrued expenses on the accompanying condensed consolidated balance sheet as of June 30, 2021. The Company allocated $20.0 million of the total costs as deferred financing costs included net of accumulated amortization within other assets on the condensed consolidated balance sheet which will be amortized into interest expense over the life of the debt facility to which it was allocated. During the three and six months ended June 30, 2021 the Company recorded $1.1 million and $2.2 million, respectively, of interest expense associated with the amortization of these deferred financing costs. During the three and six months ended June 30, 2020, the Company recorded $1.1 million and $1.5 million, respectively, of interest expense associated with the amortization of these deferred financing costs and $5.0 million of these costs were written off and were allocated to the terminated SoftBank Senior Secured Debt noted above. The Company allocated $15.0 million as equity issuance costs associated with the 2019 Warrant, recorded as a reduction of the Series
H-1
Preferred Share balance on the consolidated balance sheet during the fourth quarter of 2019. The remaining $15.0 million was expensed as a transaction cost during the fourth quarter of 2019 as it related to various other components of the SoftBank Transactions which did not qualify for capitalization.
SoftBank Debt Financing Costs due to Third Parties
As of June 30, 2021 and December 31, 2020, respectively the Company had capitalized a total of $4.6 million and $5.4 million, respectively in net debt issuance costs paid or payable to third parties associated with the SoftBank Debt Financing which will be amortized over a three to five year period. Such costs were capitalized as deferred financing costs and included as a component of other assets, net of accumulated amortization, on the accompanying condensed consolidated balance sheet. During the three and six months ended June 30, 2021, the Company recorded $0.6 million and $1.2 million, respectively, of interest expense relating to the amortization of these costs. During the three and six months ended June 30, 2020, the Company recorded $0.6 million and $0.9 million, respectively of interest expense relating to the amortization of these costs.
2019 Warrant
— In January 2019, in conjunction with the Amended 2018 Warrant, discussed below, the Company entered into a warrant with SB WW Holdings (Cayman) Limited (“SBWW”), pursuant to which the Company agreed to issue shares of the Company’s capital stock (the “2019 Warrant”). Under the terms of the original 2019 Warrant, in exchange for the issuance of the Company’s capital stock, SBWW was to make a payment of $1.5 billion on April 3, 2020. The right of SBWW to receive shares of the Company’s capital stock was to be automatically exercised on April 3, 2020 at a per-share
price of $110.00. During the year ended December 31, 2019, the Company recognized an additional capital contribution of $219.7 million and an equal off-setting
amount within additional
paid-in
capital representing the fair value of the 2019 Warrant and modification of the 2018 Warrant (discussed below) prior to being drawn. The measurement of the 2019 Warrant is considered to be a Level 3 fair value measurement, as it was determined using observable and unobservable inputs.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

In October 2019, in accordance with the SoftBank Transactions, the 2019 Warrant was amended to accelerate SBG’s obligation for payment of $1.5 billion from April 3, 2020 to October 30, 2019, and the exercise price was amended from $110.00 per share to $11.60 per share for a new security in the form of Series
H-1
or
H-2
Convertible Preferred Stock. The Company received the $1.5 billion on October 30, 2019, and issued 17,241,379 shares of Series
H-1
Convertible Preferred Stock on November 4, 2019. Upon issuance, the shares of Series
H-1
Convertible Preferred Stock were recorded at $200.0 million less issuance costs of $38.6 million. Upon the draw, the Company reclassified $
219.7

million of the equity asset that was established upon entering into the arrangement in January 2019 from its consolidated balance sheet. During the six months ended June 30, 2020, the Company recognized a gain of $386.6 million resulting from changes in fair value of the 2019 Warrant, included in gain (loss) from change in fair value of related party financial instruments on the accompanying condensed consolidated statements of operations. The remaining 112,068,966 shares of Series
H-1
Convertible Preferred Stock were issued in April 2020. Upon issuance, the shares of Series
H-1
Convertible Preferred Stock were recorded at $911.1 million, equal to the fair value of the 2019 Warrant on the date of issuance of the shares.
Note 10. Long-Term Debt, Net
Long-term debt, net consists of the following:

(Amounts in thousands, except percentages)	Maturity Year	Interest Rate	June 30, 2021	December 31, 2020
Senior Notes:
Outstanding principal balance	2025	7.875%	$669,000	$669,000
Less: Unamortized debt issuance costs			(10,251)	(11,363)

Total Senior Notes, net			658,749	657,637

Other Loans:
Outstanding principal balance	2021 - 2022	2.5% - 3.0%	38,231	43,833
Less: Current portion of Other Loans (See Note 8)			(37,534)	(13,114)

Total non-current portion Other Loans, net			697	30,719

Total long-term debt, net			$659,446	$688,356

Senior Notes
— In April 2018, the Company issued $702.0 million in aggregate principal amount of unsecured senior notes due 2025 (the “Senior Notes”) at a 7.875% interest rate in a private offering pursuant to Rule 144A under the Securities Act and Regulation S under the Securities Act. The Company’s gross proceeds of $702.0 million, from the issuance of the Senior Notes, were recorded net of debt issuance costs of $17.4 million. The debt issuance costs are deferred and will be amortized into interest expense over the term of the Senior Notes using the effective interest method. Interest on the Senior Notes accrues and is payable in cash semi-annually in arrears on May 1 and November 1 of each year. The Company may redeem the Senior Notes, in whole or in part, at any time prior to maturity, subject to certain make-whole premiums. The Senior Notes mature on May 1, 2025 at 100% of par.
No Senior Notes were repurchased during the three and six months ended June 30, 2021 and 2020. As of June 30, 2021, $669.0 million in aggregate principal remains outstanding.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Upon the occurrence of certain change of control triggering events, the Company may be required to repurchase the Senior Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest through the date of repurchase. The Senior Notes contain certain restrictive covenants that limit the Company’s ability to create certain liens, to enter into certain affiliated transactions and to consolidate or merge with, or convey, transfer or lease all or substantially all of its assets, subject to important qualifications and exceptions.
The Senior Notes (i) rank equally in right of payment with the SoftBank Senior Unsecured Notes, any payment obligations under the 2020 LC Facility and any existing and future senior indebtedness of the Company, (ii) are senior in right of payment to any existing and future subordinated obligations of the Company, and (iii) are effectively subordinated to all secured indebtedness of the Company (including obligations under the 2020 LC Facility discussed in Note 16) to the extent of the value of the collateral securing such indebtedness, and are structurally subordinated to all liabilities of any subsidiary that does not guarantee the Senior Notes.
The Senior Notes are unconditionally guaranteed on a senior basis by each of our subsidiaries that guarantees obligations under the Company’s 2020 LC Facility or certain other indebtedness of the Company as a guarantor. As of June 30, 2021, each restricted subsidiary that guaranteed obligations under the 2020 LC Facility discussed in Note 16 also guaranteed the Senior Notes.
Subsequent to the July 2019 legal entity reorganization, WeWork Companies LLC is the obligor of its Senior Notes, which is also fully and unconditionally guaranteed by WeWork Inc. WeWork Inc. and the other subsidiaries that sit above WeWork Companies LLC in our legal structure are holding companies that conduct substantially all of their business operations through WeWork Companies LLC. As of June 30, 2021, based on the covenants and other restrictions of the Senior Notes, WeWork Companies LLC is restricted in its ability to transfer funds by loans, advances or dividends to WeWork Inc. and as a result all of the net assets of WeWork Companies LLC are considered restricted net assets of WeWork Inc. See the
Supplementary Information — Consolidating Balance Sheet,
for additional details regarding the net assets of WeWork Companies LLC.
The indenture that governs the Senior Notes also restricts us from incurring indebtedness or liens or making certain investments or distributions, subject to a number of exceptions. Certain of these exceptions included in the indenture that governs our Senior Notes are subject to us having Minimum Liquidity (as defined in the indenture that governs our Senior Notes). For incurrences in 2019, Minimum Liquidity was required to be 0.7 times Total Indebtedness (as defined in the indenture that governs our Senior Notes) and for incurrences in 2020, Minimum Liquidity was required to be 0.3 times Total Indebtedness. Beginning on January 1, 2021, there is no longer a Minimum Liquidity requirement. Certain of these exceptions included in the indenture that governs our Senior Notes are subject to us having Minimum Growth-Adjusted EBITDA (as defined in the indenture that governs our Senior Notes) for the most recent four consecutive fiscal quarters. For incurrences in fiscal years ending December 31, 2019, 2020, 2021 and 2022-2025, the Minimum Growth-Adjusted EBITDA required for the immediately preceding four consecutive fiscal quarters is $200.0 million, $500.0 million, $1.0 billion and $2.0 billion, respectively. For the four quarters ended June 30, 2021, the Company’s Minimum Growth-Adjusted EBITDA, as calculated in accordance with the indenture, was less than the $1.0 billion requirement effective as of January 1, 2021. As a result, the Company will be restricted in its ability to incur certain new indebtedness in 2021 that was not already executed or committed to as of December 31, 2019, until such Minimum Growth-Adjusted EBITDA increases above the threshold required. The restrictions of the Senior Notes do not impact our ability to access the unfunded commitments pursuant to the SoftBank Senior Unsecured Notes and the SoftBank Senior Secured Notes.
During the three and six months ended June 30, 2021, the Company recorded interest expense of $13.2 million and $26.4 million, respectively, and amortization of deferred financing costs recorded as interest expense of

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

$0.6 million and $1.2 million related to the Senior Notes, respectively. During the three and six months ended June 30, 2020, the Company recorded interest expense of $13.2 million and $26.4 million, respectively, and amortization of deferred financing costs recorded as interest expense of $0.5 million and $1.0 million related to the Senior Notes, respectively.
424 Fifth Venture Loans
— On February 8, 2019, the 424 Fifth Venture entered into three loans (collectively, the “424 Venture Loans”) relating to the 424 Fifth Property and development project with availability totaling $900 million. In March 2020, the 424 Fifth Property was sold and a portion of the sale proceeds were utilized to repay the principal and interest outstanding on the 424 Venture Loans in full. The Company accounted for this repayment as a debt extinguishment in accordance with ASC 470,
Debt
and recorded a loss of $71.6 million included within loss on extinguishment of debt on the condensed consolidated statements of operations for the three and six months ended June 30, 2020. The loss on extinguishment represents the difference between the $756.6 million in cash paid, including a prepayment penalty and various other closing costs totaling $56.1 million and the net carrying amount of the debt and unamortized debt issuance costs immediately prior to the extinguishment of $685.0 million. This extinguishment was not considered to be a troubled debt restructuring.
During 2020, for the period prior to extinguishment, the weighted average interest rate on the 424 Fifth Venture Loans was 7.8% and $10.4 million of interest expense was originally included within the Company’s construction in progress balance as a component of property and equipment, immediately prior to the sale, as the 424 Fifth Property was under development and not ready for its intended use before it was sold.
The 424 Fifth Venture Loans were secured only by the assets and equity of the 424 Fifth Venture, and were recourse to the Company in certain limited circumstances, and the Company had provided certain customary performance guarantees standard for real estate and construction financing.
Other Loans
— As of June 30, 2021 and December 31, 2020, the Company had various other loans (the “Other Loans”) with outstanding principal amounts of $38.2 million and $43.8 million, respectively, and interest rates ranging from 2.5% to 3.0% and 2.5% to 3.0%, respectively. During the three months ended June 30, 2021, and 2020, the Company recorded interest expense of $0.3 million and $1.1 million respectively, related to these Other Loans. During the six months ended June 30, 2021, and 2020, the Company recorded interest expense of $0.5 million and $2.0 million, respectively, related to these Other Loans. During the three and six months ended June 30, 2021, the Company repaid $0.6 million and $2.6 million of principal, respectively, and recorded no loss on extinguishment of debt in connection with the prepayment of principal of Other Loans. During the three and six months ended June 30, 2020, the Company repaid $0.6 million and $1.2 million of principal, respectively, and recorded no loss on extinguishment of debt in connection with the prepayment of principal of Other Loans.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Principal Maturities
— Combined aggregate principal payments for current and long-term debt as of June 30, 2021 are as follows:

(Amounts in thousands)	Total
Remainder of 2021	$9,730
2022	28,501
2023	—
2024	—
2025	669,000
2026 and beyond	—

Total minimum payments	$707,231

Note 11. Fair Value Measurements
Recurring Fair Value Measurements
The Company’s assets and liabilities measured at fair value on a recurring basis consisted of the following:

	June 30, 2021
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents — money market funds and time deposits	$415,027	$—	$—	$415,027
Other investments — available-for-sale convertible notes	—	—	39,275	39,275

Total assets measured at fair value	$415,027	$—	$39,275	$454,302

Liabilities:
Convertible related party liabilities — SoftBank Senior Unsecured Notes Warrant	$—	$—	$38,629	$38,629
Convertible related party liabilities — 2020 LC Facility Warrant	—	—	19,315	19,315

Total liabilities measured at fair value	$—	$—	$57,944	$57,944

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

	December 31, 2020
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents — money market funds and time deposits	$330,049	$—	$—	$330,049
Other investments — available-for-sale convertible notes	—	—	49,849	49,849

Total assets measured at fair value	$330,049	$—	$49,849	$379,898

Liabilities:
Other current liabilities — IndiaCo Forward Contract Liability	$—	$—	$7,907	$7,907
Convertible related party liabilities — SoftBank Senior Unsecured Notes Warrant	—	—	279,269	279,269
Convertible related party liabilities — 2020 LC Facility Warrant	—	—	139,639	139,639

Total liabilities measured at fair value	$—	$—	$426,815	$426,815

The tables below provide a summary of the changes in assets and liabilities recorded at fair value and classified as Level 3:

(Amounts in thousands)	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Assets:
Balance at beginning of period	$49,849	$5,541
Purchases	15,000	85,000
Credit loss valuation allowance included in income (loss) from equity method and other investments	(15,265)	(43,857)
Reclassification of forward contract liability to credit valuation allowance upon funding of commitment	(8,499)	—
Unrealized (loss) gain on available-for-sale securities included in other comprehensive income	(2,263)	4,369
Accrued interest income	5,603	5,840
Accrued interest collected	(5,269)	(2,678)
Foreign currency translation (losses) gain included in other comprehensive income	119	3,810
Foreign currency gain (loss) included in net income	—	(8,176)

Balance at end of period	$39,275	$49,849

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

	Six Months Ended June 30, 2021
(Amounts in thousands)	Balance at Beginning of Period	Additions	Settlements	Change in Fair Value (1)	Foreign Currency Translation Gains (Losses) Included in Other Comprehensive Income	Balance at End of Period
Liabilities:
IndiaCo Forward Contract Liability	$7,907	$—	$(8,499)	$592	$—	$—
SoftBank Senior Unsecured Notes Warrant	279,269	—	(474,521)	233,881	—	38,629
2020 LC Facility Warrant	139,639	—	(237,265)	116,941	—	19,315

Total	$426,815	$—	$(720,285)	$351,414	$—	$57,944

(1)
During the six months ended June 30, 2021, $0.6 million of the change in fair value was included as a loss within income (loss) from equity method and other investments on the accompanying condensed consolidated statements of operations and $350.8 million was included as a loss from change in fair value of related party financial instruments on the accompanying condensed consolidated statements of operations.

	Year Ended December 31, 2020
(Amounts in thousands)	Balance at Beginning of Period	Additions	Settlements	Change in Fair Value (1)	Foreign Currency Translation Gains (Losses) Included in Other Comprehensive Income	Balance at End of Period
Liabilities:
Contingent consideration payable in stock	$445	$—	$(319)	$(122)	$(4)	$—
IndiaCo Forward Contract Liability	—	9,507	—	(1,600)	—	7,907
2019 Warrant	1,297,758	—	(911,120)	(386,638)	—	—
SoftBank Senior Unsecured Notes Warrant	568,877	—	(934)	(288,674)	—	279,269
2020 LC Facility Warrant	284,440	—	(466)	(144,335)	—	139,639

Total	$2,151,520	$9,507	$(912,839)	$(821,369)	$(4)	$426,815

(1)
During the year ended December 31, 2020, $0.1 million of the change in fair value was included as a reduction of selling, general and administrative expenses, $1.6 million was included as a gain within income (loss) from equity method and other investments on the accompanying condensed consolidated statements of operations and $819.6 million was included as a gain from change in fair value of related party financial instruments on the accompanying condensed consolidated statements of operations.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

During the three and six months ended June 30, 2021, there were $12.9 million and $15.3 million, respectively, of unrealized losses included in income (loss) from equity method and other investments, relating to Level 3 assets held as of June 30, 2021. During the year ended December 31, 2020, there were $43.9 million of unrealized losses included in income (losses) from equity method and other investments, relating to Level 3 assets held as of December 31, 2020. The Company does not intend to sell its investments in available-for-sale
convertible notes and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases.
During the three and six months ended June 30, 2021, there were none and $(0.6) million, respectively, of unrealized losses included as a loss within income (loss) from equity method and other investments and $1.3 million and $(350.8) million, respectively, of unrealized gains (losses) included as gain (loss) from change in fair value of related party financial instruments relating to Level 3 liabilities held as of June 30, 2021.
During the year ended December 31, 2020, there were $0.1 million of unrealized gains included as a reduction in selling, general and administrative, $1.6 million included as a gain within income (loss) from equity method and other investments and $433.0 million of unrealized gains included as gain (loss) from change in fair value of related party financial instruments relating to Level 3 liabilities held as of December 31, 2020.
The valuation techniques and significant unobservable inputs used in the recurring fair value measurements categorized within Level 3 of the fair value hierarchy are as follows:

	June 30, 2021
	Fair Value (in thousands)	Valuation Technique	Significant Unobservable Inputs	Range (Weighted Average)
Level 3 Assets:
Other investments — available-for-sale convertible notes	$39,275	Discounted cash flow	Price per share	$2.25
Level 3 Liabilities:
Convertible related party liabilities	$57,944	Discounted cash flow	Preferred share fair values	$9.48

	December 31, 2020
	Fair Value (in thousands)	Valuation Technique	Significant Unobservable Inputs	Range (Weighted Average)
Level 3 Assets:
Other investments — available-for-sale convertible notes	$49,849	Discounted cash flow/Market approach	Price per share	$2.97
Level 3 Liabilities:
IndiaCo Forward Contract Liability	$7,907	Discounted cash flow	Price per share	$2.97
Convertible related party liabilities	$418,908	Discounted cash flow	Preferred share fair values	$3.09

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Due to the inherent uncertainty in the valuation process, the estimate of fair value of the Company’s assets and liabilities may differ from values that would have been used had a ready market for the securities existed.
Nonrecurring Fair Value Measurements
Non-financial
assets and liabilities measured at fair value in the condensed consolidated financial statements on a nonrecurring basis consist of certain investments, goodwill, intangibles and other long-lived assets on which impairment adjustments were required to be recorded during the period and assets and related liabilities held for sale which, if applicable, are measured at the lower of their carrying value or fair value less any costs to sell.
As discussed in Note 5, on October 2, 2020, ChinaCo was deconsolidated. The Company’s remaining 21.6% ordinary share investment was valued at $26.3 million upon deconsolidation and will be accounted for as an equity method investment. The initial fair value of the Company’s retained investment in ChinaCo was determined using a combination of the market approach and the implied value of ChinaCo based on the TBP investment and a discounted cash flow valuation model that incorporated level 3 unobservable inputs relevant to the valuation of the Company’s retained ordinary shares versus the preferred shares acquired by TBP.
As of June 30, 2021 and December 31, 2020, there were no assets or related liabilities held for sale included on the accompanying condensed consolidated balance sheet. During the three and six months ended June 30, 2021, the Company recorded an impairment charge of none related to assets and liabilities previously classified as held for sale. During the three and six months ended June 30, 2020, the Company recorded an impairment charge of $17.0 million related to assets and liabilities previously classified as held for sale determined to be Level 2 within the fair value hierarchy based primarily on respective contracts of sale.
The Company also recorded impairment charges and other write-offs of certain other long-lived assets, impairing such assets to a carrying value of zero, for impairment charges totaling $195.3 million and $438.1 million during the three and six months ended June 30, 2021, respectively. During the three and six months ended June 30, 2021, the Company also recorded impairment charges totaling $47.6 million and $104.3 million, respectively, relating to right-of-use
assets and property and equipment with an as adjusted remaining carrying value totaling $1,224.8 million as of June 30, 2021, valued based on level 3 inputs representing market rent data for the market the right-of-use
assets are located in.
Other Fair Value Disclosures
The estimated fair value of the Company’s accounts receivable, accounts payable, and accrued expenses approximate their carrying values due to their short maturity periods. As of June 30, 2021, the estimated fair value of the Company’s Senior Notes, excluding unamortized debt issuance costs, was approximately $699.6 million based on recent trading activity (Level 1). For the remainder of the Company’s long-term debt, the carrying value approximated the fair value as of June 30, 2021.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Note 12. Revenue Recognition
Disaggregation of Revenue
The following table provides disaggregated detail of the Company’s revenue by major source for the three and six months ended June 30, 2021 and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2021	2020	2021	2020
ASC 606 membership and service revenue	$341,592	$638,640	$701,202	$1,483,304
ASC 842 rental and service revenue	223,572	187,291	443,226	303,717

Total membership and service revenue	565,164	825,931	1,144,428	1,787,021
Other revenue	28,314	55,803	46,903	151,596

Total revenue	$593,478	$881,734	$1,191,331	$1,938,617

Contract Balances
The following table provides information about contract assets and deferred revenue from contracts with customers recognized in accordance with ASC 606:

(Amounts in thousands)	June 30, 2021	December 31, 2020
Contract assets (included in accounts receivable and accrued revenue, net)	$19,894	$36,284
Contract assets (included in other current assets)	$8,467	$13,111
Contract assets (included in other assets)	$14,679	$22,300
Deferred revenue	$(56,439)	$(74,645)

Revenue recognized in accordance with ASC 606 during the six months ended June 30, 2021, which was included in deferred revenue as of January 1, 2021, was $32.3 million. Revenue recognized during the six months ended June 30, 2020, which was included in deferred revenue as of January 1, 2020, was $81.3 million.
Assets Recognized from the Costs to Obtain a Contract with a Customer
As of June 30, 2021 and December 31, 2020, the Company had $40.2 million and $31.6 million, respectively, of prepaid member referral fees and sales incentive compensation included in other current assets and had $17.9 million and $18.0 million, respectively, of prepaid member referral fees and sales incentive compensation included in other assets on the accompanying condensed consolidated balance sheets. During the three months ended June 30, 2021 and 2020, the Company recognized $14.7 million and $25.6 million, respectively, of amortization of capitalized contract costs. During the six months ended June 30, 2021 and 2020, the Company recognized $28.2 million and $54.7 million, respectively, of amortization of capitalized contract costs. The amortization of these costs is included as a component of selling, general and administrative expenses in the accompanying condensed consolidated statements of operations.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Remaining Performance Obligations
The aggregate amount of the transaction price allocated to the Company’s remaining performance obligations that represent contracted customer revenues that have not yet been recognized as revenue as of June 30, 2021, that will be recognized as revenue in future periods over the life of the customer contracts, in accordance with ASC 606, was approximately $2 billion. Over half of the remaining performance obligation as of June 30, 2021 is scheduled to be recognized as revenue within the next twelve months, with the remaining to be recognized over the remaining life of the customer contracts, the longest of which extends through 2031.
Approximate future minimum lease cash flows to be received over the next five years and thereafter for non-cancelable
membership agreements accounted for as leases in accordance with ASC 842 in effect at June 30, 2021 are as follows:

(Amounts in thousands)	ASC 842 Revenue
2021	$308,654
2022	446,769
2023	288,467
2024	146,649
2025	69,171
2026 and beyond	41,743

Total	$1,301,453

The combination of the remaining performance obligation to be recognized as revenue under ASC 606 plus the remaining future minimum lease cash flows of the Company’s member contracts that qualify as leases is comparable to what the Company has historically referred to as “Committed Revenue Backlog”, which totaled approximately $3 billion and $3 billion as of June 30, 2021 and December 31, 2020, respectively. The Company has excluded from these amounts contracts with variable consideration where revenue is recognized using the right to invoice practical expedient.
Note 13. Leasing Arrangements
The real estate operating lease cost incurred before a location opens for member operations is recorded in pre-opening
location expenses on the accompanying condensed consolidated statements of operations. Once a location opens for member operations, the entire real estate operating lease cost is included in location operating expenses on the accompanying condensed consolidated statements of operations. Real estate operating lease cost for the Company’s corporate offices and relating to other offerings not directly related to our space-as-a-service
offering, for the periods subsequent to acquisition and prior to disposal or wind down, are included in selling, general and administrative expenses on the accompanying condensed consolidated statements of operations. In connection with the restructuring described in Note 3, the Company has decided to strategically close certain locations and terminate certain leases. Any lease termination payments or other remaining lease costs under these leases, where a previously opened location has been closed in preparation for executing a lease termination and/or where a termination agreement has been reached with the landlord, are included in restructuring and other related costs on the accompanying condensed consolidated statements of operations. Other lease terminations,

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

not associated with the restructuring described in Note 3, are classified consistent with the original classification of the lease cost prior to termination. Real estate operating lease cost incurred during the period in which a workspace location has been closed for member operations and all members have been relocated to a new workspace location, before management’s decision to enter negotiations to terminate a lease is recorded in pre-opening
location expenses on the accompanying consolidated statements of operations.
“Lease cost contractually paid or payable” for each period presented below represents cash payments due for base and contingent rent, common area maintenance amounts and real estate taxes payable under the Company’s lease agreements, recorded on an accrual basis of accounting, regardless of the timing of when such amounts were actually paid.
The
non-cash
adjustment to record lease cost “free rent” periods and lease cost escalation clauses on a straight-line basis over the term of the lease beginning on the date of initial possession is presented as
“Non-cash
GAAP straight-line lease cost” below.
Non-cash
GAAP straight-line lease cost also includes the amortization of any capitalized initial direct costs associated with obtaining a lease.
The tenant improvement allowances and broker commissions received or receivable by the Company for negotiating the Company’s leases are amortized on a straight-line basis over the lease term, as a reduction to the total operating lease cost and are presented as “amortization of lease incentives” below.
“Early termination fees and related (gain)/loss” for each period presented below includes payments due as a result of lease terminations, recorded on a straight-line basis over any remaining lease period as well as any gain or loss recognized on termination. When a lease is terminated, the lease liability and right of use asset is derecognized and any difference is recognized as a gain or loss on termination.
During the six months ended June 30, 2021, the Company terminated leases associated with a total of 59 previously open locations and 3 pre-open
locations. Management is continuing to evaluate our real estate portfolio in connection with its ongoing restructuring efforts and expects to exit additional leases over the remainder of 2021.
During the six months ended June 30, 2021, the Company has also successfully amended over 150 leases for a combination of partial terminations to reduce our leased space, rent reductions, rent deferrals, offsets for tenant improvement allowances and other strategic changes. These amendments and full and partial lease terminations have resulted in an estimated reduction of approximately $2.9 billion in total future undiscounted fixed minimum lease cost payments that were scheduled to be paid over the life of the original executed lease agreements, including changes to the obligations of ChinaCo which occurred during the period it was consolidated.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

The components of total real estate operating lease cost for leases recorded under ASC 842 are as follows:

	Three Months Ended June 30, 2021
	Reported in:
(Amounts in thousands)	Location Operating Expenses	Pre-opening Location Expenses	Selling, General and Administrative Expenses	Restructuring and Other Related Costs	Total
Lease cost contractually paid or payable for the period	$600,694	$24,909	$10,620	$50,288	$686,511
Non-cash GAAP straight-line lease cost	97,628	21,199	324	3,883	123,034
Amortization of lease incentives	(67,375)	(5,417)	(966)	(6,533)	(80,291)

Total real estate operating lease cost	$630,947	$40,691	$9,978	$47,638	$729,254

Early termination fees and related (gain)/loss	$—	$—	$—	$(96,415)	$(96,415)

	Six Months Ended June 30, 2021
	Reported in:
(Amounts in thousands)	Location Operating Expenses	Pre-opening Location Expenses	Selling, General and Administrative Expenses	Restructuring and Other Related Costs	Total
Lease cost contractually paid or payable for the period	$1,300,034	$55,945	$20,134	$87,486	$1,463,599
Non-cash GAAP straight-line lease cost	131,283	25,534	902	2,021	159,740
Amortization of lease incentives	(142,401)	(10,158)	(1,794)	(10,495)	(164,848)

Total real estate operating lease cost	$1,288,916	$71,321	$19,242	$79,012	$1,458,491

Early termination fees and related (gain)/loss	$—	$—	$—	$(179,995)	$(179,995)

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

	Three Months Ended June 30, 2020
	Reported in:
(Amounts in thousands)	Location Operating Expenses	Pre-opening Location Expenses	Selling, General and Administrative Expenses	Restructuring and Other Related Costs	Total
Lease cost contractually paid or payable for the period	$651,370	$36,322	$16,984	$275	$704,951
Non-cash GAAP straight-line lease cost	99,036	49,878	4,697	—	153,611
Amortization of lease incentives	(78,658)	(11,323)	(1,504)	175	(91,310)

Total real estate operating lease cost	$671,748	$74,877	$20,177	$450	$767,252

Early termination fees and related (gain)/loss	$—	$—	$—	$(39,193)	$(39,193)

	Six Months Ended June 30, 2020
	Reported in:
(Amounts in thousands)	Location Operating Expenses	Pre-opening Location Expenses	Selling, General and Administrative Expenses	Restructuring and Other Related Costs	Total
Lease cost contractually paid or payable for the period	$1,266,768	$69,069	$34,579	$376	$1,370,792
Non-cash GAAP straight-line lease cost	228,901	112,126	12,147	—	353,174
Amortization of lease incentives	(143,483)	(23,562)	(3,327)	120	(170,252)

Total real estate operating lease cost	$1,352,186	$157,633	$43,399	$496	$1,553,714

Early termination fees and related (gain)/loss	$—	$—	$—	$(31,686)	$(31,686)

The Company’s total ASC 842 operating lease costs include both fixed and variable components as follows:

	Three Months Ended June 30, 2021
	Reported in:
(Amounts in thousands)	Location Operating Expenses	Pre-opening Location Expenses	Selling, General and Administrative Expenses	Restructuring and Other Related Costs	Total
Fixed real estate lease costs	$516,535	$35,411	$8,944	$43,270	$604,160
Fixed equipment and other lease costs	289	6	4	—	299

Total fixed lease costs	$516,824	$35,417	$8,948	$43,270	$604,459

Variable real estate lease costs	$114,412	$5,280	$1,034	$4,368	$125,094
Variable equipment and other lease costs	1,493	32	24	1,106	2,655

Total variable lease costs	$115,905	$5,312	$1,058	$5,474	$127,749

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

	Six Months Ended June 30, 2021
	Reported in:
(Amounts in thousands)	Location Operating Expenses	Pre-opening Location Expenses	Selling, General and Administrative Expenses	Restructuring and Other Related Costs	Total
Fixed real estate lease costs	$1,057,898	$61,313	$17,159	$69,830	$1,206,200
Fixed equipment and other lease costs	659	7	8	18	692

Total fixed lease costs	$1,058,557	$61,320	$17,167	$69,848	$1,206,892

Variable real estate lease costs	$231,018	$10,008	$2,083	$9,182	$252,291
Variable equipment and other lease costs	679	(32)	72	840	1,559

Total variable lease costs	$231,697	$9,976	$2,155	$10,022	$253,850

	Three Months Ended June 30, 2020
	Reported in:
(Amounts in thousands)	Location Operating Expenses	Pre-opening Location Expenses	Selling, General and Administrative Expenses	Restructuring and Other Related Costs	Total
Fixed real estate lease costs	$566,228	$71,312	$18,065	$362	$655,967
Fixed equipment and other lease costs	518	—	8	—	526

Total fixed lease costs	$566,746	$71,312	$18,073	$362	$656,493

Variable real estate lease costs	$105,520	$3,565	$2,112	$88	$111,285
Variable equipment and other lease costs	946	—	15	—	961

Total variable lease costs	$106,466	$3,565	$2,127	$88	$112,246

	Six Months Ended June 30, 2020
	Reported in:
(Amounts in thousands)	Location Operating Expenses	Pre-opening Location Expenses	Selling, General and Administrative Expenses	Restructuring and Other Related Costs	Total
Fixed real estate lease costs	$1,125,402	$148,150	$39,334	$410	$1,313,296
Fixed equipment and other lease costs	1,094	—	17	—	1,111

Total fixed lease costs	$1,126,496	$148,150	$39,351	$410	$1,314,407

Variable real estate lease costs	$226,784	$9,483	$4,065	$86	$240,418
Variable equipment and other lease costs	1,823	—	79	—	1,902

Total variable lease costs	$228,607	$9,483	$4,144	$86	$242,320

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

The Company also has certain leases accounted for as finance leases. Total lease costs for finance leases are as follows:

	Three Months Ended June 30, 2021			Three Months Ended June 30, 2020
	Reported in:			Reported in:
(Amounts in thousands)	Depreciation and Amortization	Interest Expense	Total	Depreciation and Amortization	Interest Expense	Total
Total finance lease cost	$1,232	$1,068	$2,300	$1,332	$1,178	$2,510

	Six Months Ended June 30, 2021			Six Months Ended June 30, 2020
	Reported in:			Reported in:
(Amounts in thousands)	Depreciation and Amortization	Interest Expense	Total	Depreciation and Amortization	Interest Expense	Total
Total finance lease cost	$2,515	$2,170	$4,685	$2,660	$2,368	$5,028

The below table presents the lease related assets and liabilities recorded on the accompanying balance sheet as of June 30, 2021 and December 31, 2020, as recorded in accordance with ASC 842:

(Amounts in thousands)	Balance Sheet Captions	June 30, 2021	December 31, 2020
Assets:
Operating lease right-of-use assets	Lease right-of-use assets, net	$13,923,373	$15,107,880
Finance lease right-of-use assets (1)	Property and equipment, net	47,821	48,116

Total leased assets		$13,971,194	$15,155,996

Liabilities:
Current liabilities
Operating lease liabilities	Current lease obligations	$868,348	$842,680
Finance lease liabilities	Current lease obligations	5,183	4,851

Total current liabilities		873,531	847,531

Non-current liabilities
Operating lease obligations	Long-term lease obligations	18,936,572	20,220,274
Finance lease obligations	Long-term lease obligations	40,972	43,332

Total non-current liabilities		18,977,544	20,263,606

Total lease obligations		$19,851,075	$21,111,137

(1)	Finance lease right-of-use assets are recorded net of accumulated amortization of $19.9 million and $17.6 million as of June 30, 2021 and December 31, 2020, respectively.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

The weighted average remaining lease term and weighted average discount rate for operating and finance leases as of June 30, 2021 and December 31, 2020 were as follows:

	June 30, 2021		December 31, 2020
	Operating	Finance	Operating	Finance
Weighted average remaining lease term (in years)	13	9	13	10
Weighted average discount rate percentage	8.8%	7.5%	8.7%	7.5%

The Company’s aggregate annual lease obligations relating to non-cancelable
finance and operating leases in possession as of June 30, 2021 as presented in accordance with ASC 842:

(Amounts in thousands)	Finance Leases	Operating Leases	Total
Remainder of 2021	$4,598	$1,244,849	$1,249,447
2022	9,191	2,517,258	2,526,449
2023	8,849	2,597,497	2,606,346
2024	7,335	2,653,586	2,660,921
2025	6,334	2,680,086	2,686,420
2026 and beyond	32,470	22,446,916	22,479,386

Total undiscounted fixed minimum lease cost payments	68,777	34,140,192	34,208,969
Less amount representing lease incentive receivables (1)	—	(476,877)	(476,877)
Less amount representing interest	(22,622)	(13,858,395)	(13,881,017)

Present value of future lease payments	46,155	19,804,920	19,851,075
Less current portion of lease obligation	(5,183)	(868,348)	(873,531)

Total long-term lease obligation	$40,972	$18,936,572	$18,977,544

(1)
Lease incentives receivable primarily represent amounts expected to be received by the Company relating to payments for leasehold improvements that are reimbursable pursuant to lease provisions with relevant landlords and receivables for broker commissions earned for negotiating certain of the Company’s leases.

The future undiscounted fixed minimum lease cost payments for the leases presented above exclude an additional $2.4 billion relating to executed non-cancelable
leases that the Company has not yet taken possession of as of June 30, 2021.
Note 14. Stock-Based Compensation
Effective February 4, 2015, the Company adopted an equity-based compensation plan, the 2015 Equity Incentive Plan, as amended (the “2015 Plan”), authorizing the grant of equity-based awards (including stock options, restricted stock and restricted stock units) to its management, employees, non-employee directors and other non-employees.
Following the adoption of the 2015 Plan, no further grants were made under the Company’s original plan adopted in 2013 (the “2013 Plan”). On March 17, 2020, the Company amended and restated the 2015 Plan and the share pool reserved for grant and issuance under the 2015 Plan was amended to 81,786,139 shares of Class A Common Stock and 50,967,800 shares of Class B Common Stock. As of June 30, 2021, there were 14,257,460 shares of Class A Common Stock and equivalents that remained available for further grants under the 2015 Plan, no further grants may be made for equity awards with respect to shares of Class B Common Stock.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Profits Interest Units and Noncontrolling Partnership Interests in the WeWork Partnership
— In July and August 2019, the Company issued 47,346,098 WeWork Partnerships Profits Interest Units in the WeWork Partnership, at a weighted average per-unit
distribution threshold of $52.29 and a weighted-average
per-unit
preference amount of $13.93 and canceled certain existing stock option awards held by the WeWork Partnerships Profits Interests grantees. 42,473,167 of the WeWork Partnerships Profits Interest Units were issued to Adam Neumann, with the remainder issued to certain former members of management. The issuance of WeWork Partnerships Profits Interest Units represents a modification of the previously issued stock-options and any excess fair value of the replacement award over the fair value of the original award immediately before modification was recognized as incremental compensation cost in accordance with ASC 718. Each holder of WeWork Partnerships Profits Interest Units in the WeWork Partnership was also granted one share of the Company’s Class C Common Stock per WeWork Partnerships Profits Interests. The WeWork Partnerships Profits Interest Units granted were subject to certain time-based, market-based and/or performance-based vesting conditions.
On September 24, 2019, in connection with the Company’s operational restructuring, Mr. Neumann resigned as CEO. Upon resignation, he held 786,540 vested WeWork Partnerships Profits Interest Units. At the time of resignation, it was the expectation of the parties involved that a mutual agreement on the 41,686,627 unvested WeWork Partnerships Profits Interest Units, whose vesting were contingent on Mr. Neumann’s continued service as the Company’s CEO, would be renegotiated. Such agreement was not entered into until October 22, 2019, (which agreement became effective on October 30, 2019) in connection with the SoftBank Transactions. As the status of, and vesting conditions applicable to, the original pre-modified
grant were not reflected in a legally binding agreement prior to October 30, 2019, such unvested award was treated for accounting purposes as being forfeited on September 24, 2019 and the modified award described below was accounted for as a new grant in the fourth quarter of 2019.
In October 2019, upon receipt of the $1.5 billion under the 2019 Warrant, the Company modified 786,540 WeWork Partnerships Profits Interests held by Mr. Neumann which had vested prior to his resignation on September 24, 2019, to reduce the per-unit
distribution threshold from $64.36 to $19.19 and to reduce the per-unit
catch-up
base amount from $38.36 to $19.19. In October 2019, the Company also came to a final agreement with Mr. Neumann regarding modification to the remainder of his WeWork Partnerships Profits Interest Units award and determined that (i) 7,685,165 additional WeWork Partnerships Profits Interest Units would be modified to reduce the per-unit
distribution threshold from $64.36 to $19.19, to reduce the
per-unit
catch-up
base amount from $38.36 to $19.19, and to be immediately vested, (ii) 15,609,963 WeWork Partnerships Profits Interest Units would be modified to reduce the per-unit
distribution threshold from $49.28 to $21.05, to reduce the
per-unit
catch-up
base amount from $38.36 to $21.05, and to vest monthly over a two year period immediately following a change in control or initial public offering of the Company, contingent on compliance with the restrictive covenants and other obligations set forth in Mr. Neumann’s non-competition
and
non-solicitation
agreement and (iii) the remaining 18,391,499 WeWork Partnerships Profits Interest Units were forfeited.
In February 2021, in connection with the Settlement Agreement, as defined in Note 16, the remaining 15,609,963 unvested WeWork Partnerships Profits Interest Units held by Mr. Neumann in the WeWork Partnership became fully vested. In addition, all of Mr. Neumann’s 24,081,668 WeWork Partnerships Profits Interests were amended to reduce the per-unit
catch-up
base amount to $0 and to reduce the
per-unit
distribution threshold to $10.00 (subject to downward adjustment based on closing date pricing if a de-SPAC
or initial public offering occurs). As a result of this modification, the Company recorded $102.0 million of restructuring and other related costs in its consolidated statement of operations for the three-months ended March 31, 2021.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

As of June 30, 2021 and 2020, there were none and 1,045,002, respectively of unvested WeWork Partnerships Profits Interest Units outstanding relating to other former members of executive management which all contained time-based vesting conditions and would have vested over a 7 year period.
The economic terms of the WeWork Partnerships Profits Interest Units give the holder an economic interest in the future growth and appreciation of the Company’s business and are intended to replicate, in certain respects, the economics of incentive stock options, while providing more efficient tax treatment for both the Company and the holder.
Holders can also, at the election of the holder, (a) convert their vested WeWork Partnerships Profits Interest Units into WeWork Partnerships Class B Common Units , or (b) exchange (along with the corresponding shares of WeWork Class C Common Stock) their vested WeWork Partnerships Profits Interest Units for (at WeWork’s election) shares of WeWork Class B Common Stock (which would immediately and automatically be exchanged for WeWork Class A Common Stock) or cash of an equivalent value. When the WeWork Partnership makes distributions to its partners, the holders of vested WeWork Partnerships Profits Interest Units are generally entitled to share in those distributions with the other partners, including the wholly-owned subsidiaries of WeWork Inc. that hold partnership interests, once the aggregate amount of distributions since the WeWork Partnerships Profits Interest Units were issued equals the “aggregate distribution threshold” with respect to those WeWork Partnerships Profits Interest Units. The “aggregate distribution threshold” with respect to any WeWork Partnerships Profits Interest Units issued equals the liquidation value of the WeWork Partnership when such WeWork Partnerships Profits Interest Units was issued, and such amount was determined based on a valuation of the WeWork Partnership performed by a third-party valuation firm. Once a WeWork Partnerships Profits Interest Units holder is entitled to share in distributions (because prior distributions have been made in an amount equal to the aggregate distribution threshold), the holder is entitled to receive distributions in an amount equal to a “preference amount”, which is a set dollar amount per WeWork Partnerships Profits Interest Units equal to the difference between the WeWork Partnerships Profits Interests
“per-unit
distribution threshold” (which is the
per-profits-interest
equivalent of the aggregate distribution threshold, as determined by a third party valuation firm) and its
“catch-up
base amount” (which is similar to an option exercise price), and thereafter shares pro rata in distributions with other partners in the WeWork Partnership.
Holders can also (a) convert their vested WeWork Partnerships Profits Interest Units into WeWork Partnerships Class B Common Units, or (b) exchange (along with the corresponding shares of WeWork Class Common Stock) their vested WeWork Partnership Profits Interest Units for (at WeWork’s election) shares of the WeWork Class B Common Stock (which would immediately and automatically be exchanged for the WeWork Class A Common Stock) or cash of an equivalent value. Similar to their entitlement to distributions, as described above, holders of vested WeWork Partnerships Profits Interest Units can receive value through such an exchange only to the extent the value of the WeWork Partnership has increased above the aggregate distribution threshold. This is measured by comparing the value of a share of the WeWork Class A Common Stock on the day of exchange to the per-unit
distribution threshold for the exchanged WeWork Partnerships Profits Interest Units. If, on the day that a WeWork Partnerships Profits Interest Units is exchanged, the value of a share of the WeWork Class A Common Stock exceeds the per-unit
distribution threshold for the exchanged WeWork Partnerships Profits Interest Units, then the holder is entitled to receive that difference plus the “preference amount” for the WeWork Partnerships Profits Interest Units (subject to certain downward adjustments for prior distributions by the WeWork Partnership).
Upon the exchange of WeWork Partnerships Profits Interest Units in the WeWork Partnership for shares of WeWork Class B Common Stock or the forfeiture of WeWork Partnerships Profits Interest Units in the WeWork

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Partnership, the corresponding shares of WeWork Class C Common Stock will be redeemed. Shares of WeWork Class C Common Stock cannot be transferred other than in connection with the transfer of the corresponding WeWork Partnerships Profits Interest Units in the WeWork Partnership.
The redemption value of the WeWork Partnerships Profits Interest Units in the WeWork Partnership are measured based upon the aggregate redemption value and takes into account the proportion of employee services rendered under the WeWork Partnerships Profits Interest Units vesting provisions. The redemption value will vary from period to period based upon the fair value of the Company and are accounted for as a component of noncontrolling interests within the equity section of the consolidated balance sheet through reclassifications to and from additional-paid-in-capital.
As of June 30, 2021, there were 24,132,575 vested WeWork Partnerships Profits Interest Units outstanding. However, the overall redemption value of outstanding WeWork Partnerships Profits Interest Units and the corresponding noncontrolling interest in the WeWork Partnership was zero as of June 30, 2021 and December 31, 2020, as the fair market value of the Company’s stock as of June 30, 2021 and December 31, 2020, was less than the per-unit
distribution threshold for the outstanding WeWork Partnerships Profits Interest Units. As the fair market value of the Company’s stock increases above the distribution threshold, the WeWork Partnerships Profits Interest Units will be dilutive to the Company’s ownership percentage in the WeWork Partnership.
The following table summarizes the WeWork Partnerships Profits Interest Units activity during the six months ended June 30, 2021:

	Number of WeWork Partnerships Profits Interest Units	Weighted- Average Distribution Threshold	Weighted- Average Preference Amount	Aggregate Intrinsic Value (In thousands)
Outstanding, December 31, 2020	25,168,938	$21.64	$0.47	$—
Granted	—	$—	$—	—
Exchanged/redeemed	—	$—	$—	—
Forfeited/canceled	(1,036,363)	$49.28	$10.92	—

Outstanding, June 30, 2021	24,132,575	$10.08	$10.00	$—

Exercisable, June 30, 2021	24,132,575	$10.08	$10.00	$—

Vested and expected to vest, June 30, 2021	24,132,575	$10.08	$10.00	$—

Vested and exercisable, June 30, 2021	24,132,575	$10.08	$10.00	$—

There were no WeWork Partnerships Profits Interest Units granted during the three and six months ended June 30, 2021, or during the year ended December 31, 2020.
For the three months ended June 30, 2021 and 2020 the Company recorded none and a reduction of $1.3 million, respectively, of stock-based compensation expense related to WeWork Partnerships Profits Interest Units awarded to employees. For the six months ended June 30, 2021 and 2020, the Company recorded total stock-based compensation expense of $102.2 million, of which $102.0 million was recorded to restructuring and other related costs, and a reduction of $0.5 million, respectively, related to WeWork Partnerships Profits Interest Units

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

awarded to employees. As of June 30, 2021, there was no unrecognized stock-based compensation expense from outstanding WeWork Partnerships Profits Interest Units.
Stock Options
Service-based Vesting Conditions
The stock options outstanding noted below consist primarily of time-based options to purchase Class A or Class B Common Stock (which, upon issuance of the shares if exercised, which would immediately and automatically be exchanged for the Company’s Class A Common Stock), the majority of which vest over a three to five year period and have a ten-year contractual term. These awards are subject to the risk of forfeiture until vested by virtue of continued employment or service to the Company.
The following table summarizes the stock option activity during the six months ended June 30, 2021:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life in Years	Aggregate Intrinsic Value (In thousands)
Outstanding, December 31, 2020	34,077,898	$4.74	6.4	$12,534
Granted	—	$—
Exercised	(5,395,515)	$2.17
Forfeited/canceled	(2,411,986)	$6.93
Outstanding, June 30, 2021	26,270,397	$5.05	5.9	$162,428

Exercisable June 30, 2021	18,044,420	$6.21	4.7	$103,098

Vested and expected to vest, June 30, 2021	26,010,655	$5.05	5.9	$162,428

Vested and exercisable, June 30, 2021	18,044,420	$6.21	4.7	$103,098

The weighted average grant date fair value of options granted during the year ended December 31, 2020 were $1.67.
The total intrinsic value of options exercised during the six months ended June 30, 2021 and the year ended December 31, 2020 was 40.0 million and 0.7 million, respectively.
Of the stock options granted during the year ended December 31, 2020, 1,578,681 stock options were valued using the Black-Scholes Model and a single option approach and the remaining 27,112,272 stock options granted had an original exercise price greater than the fair market value of the Company’s common stock on the date of grant and therefore the Company estimated the fair value of these awards using the binomial model.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

The assumptions used to value stock options issued during the year ended December 31, 2020, were as follows (these assumptions exclude the options exchange in the 2019 Option Repricing Exchange and 2020 Option Repricing described below and noted in the table above):

December 31, 2020
Fair value of common stock	$2.07 - 2.10
Weighted average expected term (years)	6.22
Weighted average expected volatility	51.0%
Risk-free interest rate	0.30% - 1.02%
Dividend yield	—

For the three months ended June 30, 2021 and 2020, the Company recorded total stock-based compensation expense of $3.4 million and $7.5 million, respectively, related to stock options awarded to employees and non-employee
directors. For the six months ended June 30, 2021 and 2020, the Company recorded total stock-based compensation expense of $7.3 million and $17.9 million, respectively, related to stock options awarded to employees and non-employee
directors. As of June 30, 2021, the unrecognized stock-based compensation expense from outstanding options awarded to employees and non-employee
directors was approximately $28.7 million, expected to be recognized over a weighted-average period of approximately 2.9 years.
For the three months ended June 30, 2021 and 2020, the Company recorded none and an expense of $0.4 million, respectively, of selling, general and administrative expenses related to stock options awarded to non-employee
contractors for services rendered. For the six months ended June 30, 2021 and 2020, the Company recorded a reversal of $2.3 million and an expense of $0.9 million, respectively, of selling, general and administrative expenses related to stock options awarded to non-employee
contractors for services rendered. The reversal of $2.3 million during the six months ended June 30, 2021 was related to expense previously taken for unvested options that were forfeited. As of June 30, 2021, there was no unrecognized expense related to stock options awarded to contractors.
For the three months ended June 30, 2021 and 2020,
none
and $
0.1
 million, respectively, of expense relating to stock options awarded to non-employees
relating to goods received and services provided was capitalized and recorded as a component of property and equipment on the condensed consolidated balance sheets. For the six months ended June 30, 2021 and 2020, $
0.1
 million and $
0.3
 million, respectively, of expense relating to stock options awarded to non-employees
relating to goods received and services provided was capitalized and recorded as a component of property and equipment on the condensed consolidated balance sheets. As of June 30, 2021, there was no
unrecognized cost related to these stock options.
Service, Performance and Market-based Conditions
During the year ended December 31, 2020, the Company granted to certain employees options to purchase Class A Common Stock containing both service and performance-based vesting conditions, as well as a market-based exercisability condition. These stock options have a ten-year
contractual term. These stock options will be eligible to vest following the achievement of either: (a) a performance-based vesting condition tied to unlevered free cash flow (as defined in the award), (b) or a performance-based vesting condition tied to a capital raise (as defined in the award) or the Company’s Class A Common Stock becoming publicly traded on any national

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

securities exchange and a market condition tied to the Company’s valuation, at three to four distinct threshold levels over a distinct performance period from 2020 through 2024. Stock options that have become eligible to vest will then vest at the end of a three to five-year service period. These stock options are subject to the risk of forfeiture until vested by virtue of continued employment or service to the Company.
During the six months ended June 30, 2021, the Company modified 14.7 million options held by 36 employees to purchase Class A Common Stock containing both service and performance-based vesting conditions (including a market-based vesting condition). The Company modified the market-based condition to be based on the share price of the Company’s Class A Common Stock: (i) after the Company becomes (or becomes a subsidiary of) a publicly traded company with shares traded on the New York Stock Exchange, NASDAQ, or other similar national exchange, by either (a) an initial public offering, or (b) a Public Company Acquisition (as defined in the agreement), or (ii) if the Company’s Class A Common Stock is not publicly traded on any national securities exchange, the share price shall be measured only as of the closing date of a Capital Raise Transaction (as defined in the agreement). The Company applied modification accounting under ASC 718, which resulted in a new measurement of compensation cost, and the original grant-date fair value of the award is no longer used to measure compensation cost for the award. The weighted-average fair value on the new measurement date amounted to $2.64.
The following table summarizes the stock option activity during the six months ended June 30, 2021:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life in Years	Aggregate Intrinsic Value (In thousands)
Outstanding, December 31, 2020	15,562,500	$2.09	9.4	$—
Granted	—	$—
Exercised	—	$—
Forfeited/canceled	(1,950,000)	$2.09
Outstanding, June 30, 2021	13,612,500	$2.09	8.9	$100

Exercisable June 30, 2021	—	$—	—	$—

Vested and expected to vest, June 30, 2021	4,537,500	$2.09	8.9	$33

Vested and exercisable, June 30, 2021	—	$—	—	$—

The fair value of the awards with a performance-based vesting condition was estimated using a two-step
binomial option pricing model to capture the impact of the value the underlying common stock based on the Company’s complex capital structure and the post-vesting exercise behavior of the subject awards, which were captured by applying a suboptimal exercise factor of
2.5-times
the exercise price and post-vesting forfeiture rate of 10 percent.
The fair value of the awards with performance and market-based conditions was estimated using a Monte Carlo simulation to address the path-dependent nature of the market-based vesting conditions. Based on the award term, equity value, expected volatility, risk-free rate, and a series of random variables with a normal distribution, the future equity value is simulated to develop a large number of potential paths of the future equity value. Each path within the simulation includes the measurement of the
90-trading
day average future equity value to

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

determine whether the market-based conditions are met, and the future value of the award based on applying a sub-optimal
exercise factor of
2.5-times
the exercise price to capture post-vesting, early exercise behavior.
The assumptions used to value the stock options issued during the year ended December 31, 2020 (excluding options exchanged in the 2020 Option Repricing, described below) were as follows:

December 31, 2020
Fair value of common stock	$2.07 - $2.10
Weighted average expected term (years)	5.56
Weighted average expected volatility	50.0%
Risk-free interest rate	0.20% - 0.80%
Dividend yield	— %

The Company recognizes the compensation cost of awards subject to service and performance-based vesting conditions including a market condition using the accelerated attribution method over the requisite service period. For the three months ended June 30, 2021 and 2020, the Company recorded total stock-based compensation expense of $0.5 million and $0.8 million, respectively, relating to awards in which any performance conditions are probable of being met. For the six months ended June 30, 2021 and 2020, the Company recorded total stock-based compensation expense of $1.0 million and $0.8 million, respectively, relating to awards in which any performance conditions are probable of being met. As of June 30, 2021, the unrecognized stock-based compensation expense from outstanding options for which any performance-based vesting conditions are probable of being met was approximately $7.3 million, expected to be recognized over a weighted-average period of approximately 3.7 years.
Restricted Stock
— Grants of the Company’s restricted stock or restricted stock units consist primarily of time-based awards that are subject to the risk of forfeiture until vested by virtue of continued employment or service to the Company. Certain awards contain additional performance-based vesting conditions for vesting described below.
In June 2018, certain former executives of the Company were issued 756,039 shares of restricted Class A Common Stock in exchange for recourse promissory notes with principal balances totaling $20.2 million as of December 31, 2018, included as a component of equity. As of June 30, 2021 and December 31, 2020, there was none included as a component of equity. During the year ended December 31, 2020, the Company forgave loans and interest totaling $12.5 million. During the three months ended December 31, 2019, the Company received cash repayments of principal and interest totaling $1.0 million and the Company forgave loans and interest totaling $7.5 million, with such forgiveness recorded as a component of restructuring and other related costs on the accompanying consolidated statement of operations. These restricted shares were scheduled to vest over a five year period and were subject to repurchase by the Company during the vesting period at the original issue price. The recourse note outstanding as of December 31, 2019, included an interest rate of 2.5% and was originally scheduled to mature in 2027. The loan settled in full during 2019, included an interest rate of 2.9%.
In 2019, certain former executives of the Company were issued 113,638 shares of restricted Class A Common Stock in exchange for recourse promissory notes with principal balances totaling none as of June 30, 2021 and December 31, 2020, included as a component of equity. During the three months ended March 31, 2020, $2.2 million in loans and accrued interest were settled through cash repayments of principal and interest totaling

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

$1.1 million, the surrendering to the Company of 64,489 Class A Common Stock totaling $0.3 million and the forgiveness of $0.8 million which was recognized as a component of restructuring and other related costs on the accompanying condensed consolidated statements of operations. These restricted shares were scheduled to vest over a five year period and were subject to repurchase by the Company during the vesting period at the original issue price. The loans settled in full during 2020 included interest rates of 2.6%.
During the six months ended June 30, 2021, the Company granted 1,560,000 RSUs (which remained unvested at June 30, 2021) to employees which RSUs may be settled in Class A Common Stock containing both service and performance-based vesting conditions (including a market-based condition). Each RSU represents the right to receive one share of the Company’s Class A Common Stock when fully vested. These RSUs have a seven-year contractual term. These RSUs will be earned following the achievement of either: a performance-based vesting condition tied to operating free cash flow (as defined in the award), or a performance- and market-based vesting condition tied to the share price of the Company’s Class A Common Stock; (i) after the Company becomes (or becomes a subsidiary of) a publicly traded company with shares traded on the New York Stock Exchange, NASDAQ, or other similar national exchange, by either (a) an initial public offering, or a (b) a Public Company Acquisition (as defined in the agreement), or (ii) if the Company’s Class A Common Stock is not publicly traded on any national securities exchange, the share price shall be measured as of the closing date of a Capital Raise Transaction (as defined in the award), at three or four distinct threshold levels, respectively, over a distinct performance period from 2021 through 2024. RSUs that have become earned shall become payable units when the service conditions are met over a three to four-year service period. RSUs that have become payable units as of the date of a Liquidity Event (as defined in the agreement) will vest on the date of such Liquidity Event (as defined in the agreement). If a Liquidity Event (as defined in the agreement) has occurred, any RSUs that has not become earned as of the date of such Liquidity Event (as defined in the agreement) will vest on the date such RSU becomes earned. These RSUs are subject to the risk of forfeiture until vested by virtue of continued employment or service to the Company.
During the six months ended June 30, 2021, the Company granted 1,500,000 RSUs (which remained unvested at June 30, 2021) to an executive which RSUs may be settled in Class A Common Stock containing both service and performance-based vesting conditions. Each RSU represents the right to receive one share of the Company’s Class A Common Stock when fully vested. These RSUs have a seven-year contractual term. These RSUs will be eligible to vest following the achievement of either: (i) the effective date of an initial public offering, (ii) the closing date of a Public Company Acquisition (as defined in the agreement), or (iii) the closing date of a Capital Raise (as defined in the agreement). RSUs that have become eligible to vest will then vest over a three-year service period. RSUs that have become earned as of the date of a Liquidity Event (as defined in the agreement) will vest on the date of such Liquidity Event (as defined in the agreement). If a Liquidity Event (as defined in the agreement) has occurred, any RSUs that has not become earned as of the date of such Liquidity Event (as defined in the agreement) will vest on the date such RSU becomes earned.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

The Company reflects restricted stock and restricted stock units as issued and outstanding shares of common stock when vested and when the Class A Common Stock has been delivered to the individual. The following table summarizes the Company’s restricted stock and restricted stock unit activity for the six months ended June 30, 2021:

	Shares	Weighted Average Grant Date Value
Unvested, December 31, 2020	2,819,146	$16.85
Granted	12,972,493	4.12
Vested	(165,434)	10.41
2021 Tender Offer (1)	(594,097)	11.40
Forfeited/canceled	(2,385,153)	4.80

Unvested, June 30, 2021 (2)	12,646,955	$6.37

(1)
As noted in the 2021 Tender Offer section below, during the six months ended June 30, 2021 and in connection with the 2021 Tender Offer, the Company modified the liquidity event condition with respect to 594,097 restricted stock units held by 1,774 grantees, such that those restricted stock units became fully vested immediately prior to the closing of the 2021 Tender Offer.

Refer therein for more details.
(2)
The unvested balance includes (a) 9,586,956 restricted stock units granted, which will vest annually over a three to seven year employment service period, only if and when an initial public offering or Acquisition (as defined in the 2015 Plan) occurs within seven to ten years of the date of grant, (b) 1,560,000 RSUs as described above, and (c) 1,500,000 RSUs as described above.

The fair value of restricted stock and restricted stock units that vested during the six months ended June 30, 2021 and the year ended December 31, 2020 was $7.2 million and $1.5 million, respectively.
For the three months ended June 30, 2021 and 2020, the Company recorded total stock-based compensation expense of $0.1 million and $4.0 million, respectively, related to restricted stock and restricted stock units awarded to employees and non-employee
directors. For the six months ended June 30, 2021 and 2020, the Company recorded total stock-based compensation expense of $1.0 million and $6.1 million, respectively, related to restricted stock and restricted stock units awarded to employees and non-employee
directors. The Company recognizes the compensation cost of awards subject to service-based and performance-based vesting conditions using the accelerated attribution method over the requisite service period if the performance-based vesting conditions are probable of being met. As of June 30, 2021, there was $3.6 million of total unrecognized stock-based compensation expense related to unvested restricted stock and restricted stock units awarded to employees and non-employee
directors expected to be recognized over a weighted-average period of approximately 3.8 years. As of June 30, 2021, the unrecognized stock-based compensation expense from restricted stock and restricted stock units with performance-based vesting conditions issued to employees and non-employee
directors was approximately $67.7 million, which will be recognized only upon the satisfaction of the vesting conditions outlined above.
2020 Tender Offer
— In October 2019, in connection with the SoftBank Transactions, the Company entered into an agreement with SBG pursuant to which, SBWW launched a tender offer in November 2019 to purchase $3.0 billion of the Company’s equity securities (including securities underlying vested options, exercisable warrants and convertible notes) from eligible equity holders of the Company, at a price of $19.19 per share (the “2020 Tender Offer”).
Pursuant to the contract, the 2020 Tender Offer was scheduled to expire in April 2020. The closure of the 2020 Tender Offer was contingent on satisfaction of certain conditions as of the expiration date.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

In April 2020, SBWW terminated and withdrew their offer to purchase the equity securities of WeWork Inc. because it asserted the failure of various conditions to its obligations to close the 2020 Tender Offer. The Special Committee, acting in the name of the Company, filed a complaint in the Court of Chancery of the State of Delaware against SBG and SoftBank Vision Fund asserting claims in relation to SBG’s withdrawal of the 2020 Tender Offer. On February 25, 2021, all parties entered into a settlement agreement, the terms of which resolved the litigation. See Note 16 for details regarding the settlement agreement.
During the three and six months ended June 30, 2020 and in connection with the 2020 Tender Offer described below, the Company modified the liquidity event condition with respect to 475,756 restricted stock units (with respect to which the service-based vesting condition had been satisfied) held by grantees, such that those restricted stock units would have become fully vested immediately prior to the closing of the 2020 Tender Offer and settled in Class A Common Stock that would have been able to be tendered in the 2020 Tender Offer. The Company accounted for the modification in accordance with ASC 718 and recognized $1.1 million of incremental compensation cost during the six months ended June 30, 2020.
During the three and six months ended June 30, 2020, the Company recorded none and $8.0 million of additional stock-based compensation expense relating to the 2020 Tender Offer, with none and $1.1 million recorded as a reduction of additional paid in capital. The additional expense was recorded based on management’s assessment of the likely consummation of the 2020 Tender Offer and management’s estimate of the number of shares that would be acquired from employees, former employees and contractors of the Company at a price per share of $19.19, which price was above the fair market value of the shares. As of March 31, 2020, other current liabilities included a balance of $132.5 million relating to the 2020 Tender Offer. In April 2020, SBWW terminated and withdrew their offer to purchase the equity securities of WeWork Inc. as described above. As such, during the three months ended June 30, 2020, the total $132.5 million was reclassified to additional paid in capital.
2021 Tender Offer
— In March 2021, in connection with the Settlement Agreement, as described in Note 16, the Company entered into an agreement with SoftBank pursuant to which, SBWW launched a tender offer to purchase $921.6 million of the Company’s equity securities (including senior preferred stock, acquisition preferred stock and common stock, including shares underlying vested options, exercisable warrants and convertible notes with an exercise or conversion price less than the purchase price, in each case outstanding as of the determination date, and shares subject to certain RSUs with respect to which the service-based vesting condition had been satisfied as of the determination date) from equity holders of the Company, at a price of $19.19 per share (the “2021 Tender Offer”).
During the three months ended March 31, 2021 and in connection with the 2021 Tender Offer, the Company modified the liquidity event condition with respect to 594,097 restricted stock units (with respect to which the service-based vesting condition had been satisfied) held by
1,774
grantees, such that those restricted stock units became fully vested immediately prior to the closing of the 2021 Tender Offer and settled in Class A Common Stock that were able to be tendered in the 2021 Tender Offer. The Company accounted for the modification in accordance with ASC 718 and recognized $2.3 million of incremental compensation cost during the three months ended March 31, 2021.
The tender offer was completed in April 2021 and as a result 5.1 million shares of Class A Common Stock were acquired primarily from employees of the Company at a price per share of $19.19, which resulted in approximately $45.7 million of additional stock-based compensation expense, and $47.0 million recorded as a reduction of additional paid in capital during the three months ended March 31, 2021, and $92.7 million recorded as a liability within other current liabilities on the accompanying condensed consolidated balance sheet as of

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

March 31, 2021. The additional stock-based compensation expense was recorded as the shares were purchased from employees at a price above the fair market value of the shares. The liability recorded as of March 31, 2021 was resolved through an increase to additional paid in capital in April 2021 upon completion of the tender.
2020 Option Repricing
— In June 2020, the Compensation Committee of the Board of Directors of the Company approved a one-time
repricing of stock options granted during February and March 2020 from an exercise price of $4.00 per share to an exercise price of $2.10 per share. As a result of the Option Repricing, 5,690 grantees exchanged 36,727,519 stock options with an exercise price of $4.00 per share for 36,727,519 stock options with an exercise price of $2.10 per share. The Option Repricing was subject to modification accounting under ASC 718. Modifications to stock-based awards are treated as an exchange of the original award for a new award with total compensation equal to the grant-date fair value of the original award plus any incremental value of the modification. The incremental value is based on the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. In connection with this modification, the Company recorded an incremental stock-based compensation charge of $0.7 million during the six months ended June 30, 2021. As of June 30, 2021, the unrecognized stock-based compensation expense from the modification was approximately $2.1 million, expected to be recognized over a weighted average period of approximately 1.9 years.
2019 Option Repricing
— In November 2019, in connection with and as part of the 2020 Tender Offer, the Board of Directors of the Company approved a one-time
stock exchange offer (the “2019 Option Repricing Exchange”) to permit employees and certain non-employee
service providers to exchange options to purchase shares of the Company’s common stock with a per share exercise price of $4.13 and above (“Eligible Options”) for new options (“Repriced Options”) with a per share exercise price equal to $4.12 in accordance with predetermined exchange ratios ranging from 1:1 to 3:1, based on the exercise price of the Eligible Options. The exchange offer closed, and the Repriced Options were granted, effective on December 31, 2019. As a result of the 2019 Option Repricing Exchange, 4,210 grantees exchanged 15,485,869 Eligible Options with a weighted-average exercise price of $28.49 per share for 5,564,540 Repriced Options with a weighted average exercise price of $4.12 per share.
The 2019 Option Repricing Exchange was also subject to modification accounting under ASC 718.
Total Stock
-
Based Compensation Expense
— The total stock-based compensation expense related to employees and non-employee
directors are reported in the following financial statement line items:

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2021	2020	2021	2020
Stock-based compensation included in:
Location operating expenses	$734	$3,287	$9,565	$6,906
Selling, general and administrative expenses	3,560	8,706	48,327	27,912
Restructuring and other related costs	—	10,143	101,982	10,143

Total stock-based compensation expense	$4,294	$22,136	$159,874	$44,961

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Stock-Based Awards to
Non-Employees
—
From time to time, the Company issues common stock, restricted stock or stock options to acquire common stock to non-employee
contractors for services rendered. The stock options and shares of common stock granted, vested, exercised, forfeited/canceled during the six months ended June 30, 2021 and 2020 are included in the above tables together with the employee awards.
Stock-Based Awards Issued by Consolidated Variable Interest Entities
— The tables above do not include any grants issued by the Company’s consolidated subsidiaries.
ChinaCo
In April 2017, the Company’s previously consolidated subsidiary, ChinaCo, granted a shareholder, in connection with services to be provided by a consultant affiliated with such shareholder, the right to subscribe to 10,000,000 of ChinaCo’s Class A ordinary shares which were originally scheduled to vest annually over a five year period and had a grant date value of $3.51 per ChinaCo Class A ordinary share. The consultant is also a member of the Company’s and ChinaCo’s Board of Directors; however, the services required per the terms of grant were greater in scope than the individual’s responsibilities as a standard director. As of September 30, 2020, a total of 2.0 million of these shares were vested and issued. On October 2, 2020, pursuant to the ChinaCo Agreement and immediately prior to the ChinaCo Deconsolidation, an additional 2.0 million shares in ChinaCo were issued to the consultant and the remaining 6.0 million unvested ChinaCo ordinary shares were cancelled.
During the three months ended June 30, 2021 and 2020 the Company recorded none and $4.5 million, respectively, of selling, general and administrative expenses, associated with the rights to subscribe to ChinaCo ordinary shares granted to non-employee
contractors for services rendered. During the six months ended June 30, 2021 and 2020 the Company recorded none and $9.0 million, respectively, of selling, general and administrative expenses, associated with the rights to subscribe to ChinaCo ordinary shares granted to non-employee
contractors for services rendered. Prior to the ChinaCo Deconsolidation, this expense was recorded as an increase in the equity allocated to noncontrolling interests on the Company’s consolidated balance sheet.
In November 2018, ChinaCo adopted a long-term equity incentive plan (the “ChinaCo 2018 LTEIP”), authorizing the grant of equity-based awards (including restricted stock units and stock appreciation rights) to ChinaCo employees, officers, directors and consultants. As of September 30, 2020 and December 31, 2019, there was a total of 467,157 and 747,331 respectively, in stock appreciation rights outstanding under the ChinaCo 2018 LTEIP. The ChinaCo Deconsolidation on October 2, 2020 was an Exit Event as defined in the ChinaCo 2018 LTEIP and resulted in the forfeiture of the stock appreciation rights for no consideration as their exercise price was in excess of the implied price per share in the ChinaCo Deconsolidation. As a result of the ChinaCo Deconsolidation, the ChinaCo 2018 LTEIP was terminated and no further awards may be made under the ChinaCo 2018 LTEIP.
PacificCo
In May 2019, PacificCo adopted a long-term equity incentive plan, (the “PacificCo 2019 LTEIP”), authorizing the grant of equity-based awards (including restricted stock units and stock appreciation rights) to its employees, officers, directors and consultants. As of December 31, 2019, there was a total of 2,843,225 stock appreciation rights outstanding under the PacificCo 2019 LTEIP and there were 78,275 stock appreciation rights forfeited during the three months ended March 31, 2020. The PacificCo
Roll-up
transaction completed, in April 2020, was an Exit Event as defined in the PacificCo 2019 LTEIP and resulted in the then-vested stock appreciation rights which were in-the-money
based on the implied price per share in the PacificCo
Roll-up
being settled in cash

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

totaling payments of $1.3 million. As a result of the completion of the PacificCo
Roll-up,
the PacificCo 2019 LTEIP was terminated and no further awards may be made under the PacificCo 2019 LTEIP. There was no stock-based compensation expense recognized under the PacificCo 2019 LTEIP during the three and six months ended June 30, 2021 and 2020.
JapanCo
In November 2019, JapanCo adopted a long-term equity incentive plan, (the “JapanCo 2019 LTEIP”), authorizing the grant of awards for employee interests (including restricted interest units and interest appreciation rights, collectively “Employee Interests”) to its employees, officers, directors and consultants. The maximum number of Employee Interests that may be granted under the JapanCo’s 2019 LTEIP is 4,210,568. Employee Interests are notional non-voting
membership interests (mochibun) of JapanCo, where 1 Employee Interest shall be treated as equal to a 0.000001 membership interest (mochibun) of Japan. All awards under the JapanCo 2019 LTEIP that vest will be settled in local currency of the participating subsidiary of JapanCo. During the six months ended June 30, 2020, no awards had been granted under the JapanCo 2019 LTEIP. During the three and six months ended June 30, 2021 there were a total of 434,232 interest appreciation rights granted under the JapanCo 2019 LTEIP with a weighted-average exercise price of $4.69 and a weighted-average grant date fair value of $1.84. The fair value of the interest appreciation rights was estimated using a binomial option pricing model that incorporates post-vesting early exercise behavior with a sub-optimal
exercise factor of
2.5-times
the exercise price and a post-vesting forfeiture rate of 10 percent.
Payment in respect of any interest appreciation right is conditioned upon the occurrence of an Exit Event (as defined in the JapanCo 2019 LTEIP). In addition, awards will generally time-vest over a five year
employment service period. Each interest appreciation right entitles the grantee to the increase, if any, from the exercise price (fair market value) to the fair market value at the Exit Event in cash or shares of JapanCo. As of June 30, 2021, there was a total of 1,978,263 interest appreciation rights outstanding under the JapanCo 2019 LTEIP. The unrecognized stock-based compensation expense from outstanding interest appreciation rights awarded under the JapanCo 2019 LTEIP was approximately $4.1 million as of June 30, 2021, which to the extent the other vesting conditions are met, will only be recognized when the Exit Event occurs. As a result, there was no stock-based compensation expense recognized during the three and six months ended June 30, 2021 and 2020 associated with the JapanCo 2019 LTEIP.
Note 15. Net Loss Per Share
We compute net loss per share of Class A Common Stock and Class B Common Stock under the two-class method required for multiple classes of common stock and participating securities. The rights, including the liquidation and dividend rights, of the Class A Common Stock and Class B Common Stock are substantially identical, other than voting rights. The shares of Class C Common Stock are deemed to be a non-economic interest. Accordingly, only the Class A Common Stock and Class B Common Stock share in our net losses.
On February 26, 2021, in connection with the Settlement Agreement (as defined in Note 16), all of the outstanding shares of Class B Common Stock were automatically converted into shares of Class A Common Stock and the shares of Class C Common Stock of the Company now have one vote per share, instead of three (the "Class B Conversion").
Our participating securities includes Series A, B, C, D-1, D-2, E, F, G, G-1, H-1, H-3 and Acquisition Preferred Stock, as the holders of these series of preferred stock are entitled to receive a noncumulative dividend on a pari

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

passu
basis in the event that a dividend is paid on common stock, and holders of certain vested RSUs that have a non-forfeitable right to dividends in the event that a dividend is paid on common stock. The holders of our Junior Preferred Stock are not entitled to receive dividends and are not included as participating securities. The holders of Series A, B, C, D-1, D-2, E, F, G, G-1, H-1, H-3 and Acquisition Preferred Stock as well as the holders of certain vested RSUs with a non-forfeitable right to dividends, do not have a contractual obligation to share in our losses. As such, our net losses for the three and six months ended June 30, 2021, and 2020 were not allocated to these participating securities.
Basic net loss per share is computed by dividing net loss attributable to WeWork Inc. attributable to its Class A Common and Class B Common Stockholders by the weighted-average number of shares of our Class A Common Stock and Class B Common Stock outstanding during the period.
For the computation of diluted net loss per share, net loss per share attributable to common stockholders for basic net loss per share is adjusted by the effect of dilutive securities, including awards under our equity compensation plans. Diluted net loss per share attributable to common stockholders is computed by dividing the resulting net loss attributable to WeWork Inc. attributable to its Class A Common and Class B Common Stockholders by the weighted-average number of fully diluted common shares outstanding. In the three and six months ended June 30, 2021 and 2020, our potential dilutive shares, such as stock options, restricted stock, RSUs, warrants, convertible notes, WeWork Partnerships Profits Interest Units and shares of convertible Series A, B, C, D-1, D-2, E, F, G, G-1, H-1, H-3, Acquisition and Junior Preferred Stock were not included in the computation of diluted net loss per share as the effect of including these shares in the computation would have been anti-dilutive.
The numerators and denominators of the basic and diluted net loss per share computations for our common stock are calculated as follows for the three and six months ended June 30, 2021, and 2020:

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands, except share and per share data)	2021	2020	2021	2020
Numerator:
Net loss attributed to WeWork Inc.	$(888,845)	$(863,829)	$(2,921,200)	$(1,047,698)

Net loss attributable to Class A and Class B Common Stockholders (1)	$(888,845)	$(863,829)	$(2,921,200)	$(1,047,698)

Denominator:
Basic shares:
Weighted-average shares - Basic	175,941,649	170,754,546	173,751,116	170,691,538

Diluted shares:
Weighted-average shares - Diluted	175,941,649	170,754,546	173,751,116	170,691,538

Net loss per share attributable to Class A and Class B Common Stockholders:
Basic	$(5.05)	$(5.06)	$(16.81)	$(6.14)

Diluted	$(5.05)	$(5.06)	$(16.81)	$(6.14)

(1)	The three and six months ended June 30, 2021 are comprised of only Class A Common Shares as noted above

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

The following table presents the total weighted-average number of potentially dilutive shares that were excluded from the computation of diluted net loss per share attributable to Class A and Class B common stockholders because their effect would have been anti-dilutive for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Convertible Preferred Stock Series A, B, C, D-1, D-2, E, F, G, G-1, H-1, H-3 and Acquisition	498,988,499	343,135,729	469,472,111	282,743,534
Convertible Preferred Stock Series Junior	1,500	1,500	1,500	1,500
Convertible notes	593,329	785,302	688,785	785,302
Stock options not subject to performance conditions	15,936,465	5,957,464	14,317,839	7,771,586
Vested RSUs with non-forfeitable dividend rights	549,753	573,973	622,067	553,742
Warrants	6,364,895	135,611,308	35,741,210	135,803,608

Note 16. Commitments and Contingencies
Credit Agreement
— In November 2015, the Company amended and restated its existing credit facility (the “2019 Credit Facility”) to provide up to $650.0 million in revolving loans and letters of credit, subject to certain financial and other covenants. At various points during 2016 through 2019, the Company executed amendments to the credit agreement governing the 2019 Credit Facility which amended certain of the financial and other covenants. In November 2017 and as later amended, the Company entered into a new letter of credit facility (the “2019 LC Facility”) pursuant to the letter of credit reimbursement agreement, that provided an additional $500.0 million in availability of standby letters of credit. In May 2019, the Company entered into an additional letter of credit reimbursement agreement that provided for an additional $200.0 million in availability of standby letters of credit.
As of December 31, 2019, $1.3 billion of
stand-by
letters of credit were outstanding under a combination of the 2019 Credit Facility and the 2019 LC Facility, the primary purpose of which was to guarantee payment under certain leases entered into by certain of the Company’s wholly owned subsidiaries and for general corporate purposes. These letters of credit were secured by restricted cash of $762.3 million at December 31, 2019. There were no borrowings outstanding under the 2019 Credit Facility as of December 31, 2019.
In conjunction with the availability of the 2020 LC Facility (described below), the 2019 Credit Facility and the 2019 LC Facility were terminated in February 2020 and $4.7 million of deferred financing costs were expensed and included in loss on extinguishment of debt on the condensed consolidated statements of operations for the year ended December 31, 2020. As of June 30, 2021 and December 31, 2020, $6.7 million and $143.7 million, respectively, in letters of credit remain outstanding under the 2019 LC Facility and 2019 Credit Facility that are secured by new letters of credit issued under the 2020 LC Facility.
The Company has also entered into various other letter of credit arrangements, the purpose of which is to guarantee payment under certain leases entered into by JapanCo and PacificCo. There was $8.4 million and $49.2 million of standby letters of credit outstanding under these other arrangements that are secured by $11.5 million and $53.6 million of restricted cash at June 30, 2021 and December 31, 2020, respectively.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

2020 LC Facility and Company/SBG Reimbursement Agreement
— On December 27, 2019, WeWork Companies LLC entered into a credit agreement, dated as of December 27, 2019 (as amended by the First Amendment, dated as of
February 10, 2020
, and as further amended by the Second Amendment to the Credit Agreement and First Amendment to the Security Agreement, dated as of April 1, 2020, the “Company Credit Agreement”), among WeWork Companies LLC, as co-obligor,
the SoftBank Obligor, as
co-obligor,
Goldman Sachs International Bank, as administrative agent, and the issuing creditors and letter of credit participants party thereto. The Company Credit Agreement provides for a $1.8 billion senior secured letter of credit reimbursement facility, which was made available on February 10, 2020, for the support of WeWork Companies LLC’s or its subsidiaries’ obligations. The termination date of the 2020 LC Facility is February 10, 2023. As of June 30, 2021, $1.7 billion of standby letters of credit were outstanding under the 2020 LC Facility, of which $6.7 million has been utilized to secure letters of credit that remain outstanding under WeWork Companies LLC’s previous credit facility (the “2019 Credit Facility”) and letter of credit facility (the “2019 LC Facility”), which were terminated in 2020. As of June 30, 2021, there was $84.7 million in remaining letter of credit availability under the 2020 LC Facility.
The 2020 LC Facility is guaranteed by substantially all of the domestic wholly-owned subsidiaries of WeWork Companies LLC (collectively the “Guarantors”) and is secured by substantially all the assets of WeWork Companies LLC and the Guarantors, in each case, subject to customary exceptions. The Company Credit Agreement and related documentation contain customary reimbursement provisions, representations, warranties, events of default and affirmative covenants (including with respect to cash management) for letter of credit facilities of this type. The negative covenants applicable to WeWork Companies LLC and its Restricted Subsidiaries (as defined in the Company Credit Agreement) are limited to restrictions on liens (subject to exceptions substantially consistent with the 7.875% Senior Notes due 2025), changes in line of business and disposition of all or substantially all of the assets of WeWork Companies LLC.
In connection with the 2020 LC Facility, WeWork Companies LLC also entered into a reimbursement agreement, dated February 10, 2020 (as amended by the First Amendment, dated as of April 1, 2020, the “Company/SBG Reimbursement Agreement”), with the SoftBank Obligor pursuant to which (i) the SoftBank Obligor agreed to pay substantially all of the fees and expenses payable in connection with the Company Credit Agreement, (ii) the Company agreed to reimburse SoftBank Obligor for certain of such fees and expenses (including fronting fees up to an amount not to exceed 0.125% on the undrawn and unexpired amount of the letters of credit) as well as to pay the SoftBank Obligor a fee of 5.475% on the amount of all outstanding letters of credit and (iii) the Guarantors agreed to guarantee the obligations of WeWork Companies LLC under the Company/SBG Reimbursement Agreement. During the three and six months ended June 30, 2021, the Company recognized $19.7 million and $38.5 million in interest expense in connection with amounts payable to SBG pursuant to the Company/SBG Reimbursement Agreement. During the three and six months ended June 30, 2020, the Company recognized $19.1 million and $29.2 million in interest expense in connection with amounts payable to SBG pursuant to the Company/SBG Reimbursement Agreement.
As the Company is also obligated to issue shares to SBG in the future pursuant to the 2020 LC Facility Warrant, with such warrant valued at issuance at $284.4 million, the implied interest rate for the Company on the 2020 LC Facility at issuance, assuming the full commitment is drawn, is approximately 12.47%.
LC Debt Facility —
In May 2021, WeWork entered into a loan agreement with a third party to raise up to $350.0 million of cash secured by one or more letters of credit issued pursuant to the LC Facility (the “LC Debt Facility”). The third party has the ability to issue a series of discount notes to investors of varying short term
(1-6
month) maturities and made a matching discount loan to the Company. The Company will pay the 5.475%

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

issuance fee on the letter of credit, the 0.125% fronting fee on the letter of credit and the interest on the discount note which will be set each note issuance. At maturity, the Company has the option, based on prevailing market conditions and liquidity needs, to roll the loan to a new maturity or pay off the loan at par. Principal will be paid back in September 2021. As of June 30, 2021, the outstanding principal of $349.0 million and accrued interest of $0.2 million are located within other current liability and accounts payable and accrued expenses, respectively, on the condensed consolidated balance sheet.
As of June 30, 2021, the Company had capitalized a total of $0.5 million in debt issuance costs, as the nonrefundable engagement fee, which will be amortized until February 10, 2023. Such costs were capitalized as deferred financing costs and included as a component of other assets, net of accumulated amortization, on the accompanying condensed consolidated balance sheet. During the six months ended June 30, 2021, the Company recorded $0.04 million of interest expense relating to the amortization of these costs.
Construction Commitments
— In the ordinary course of its business, the Company enters into certain agreements to purchase construction and related contracting services related to the build-outs of the Company’s operating locations that are enforceable and legally binding, and that specify all significant terms and the approximate timing of the purchase transaction. The Company’s purchase orders are based on current needs and are fulfilled by the vendors as needed in accordance with the Company’s construction schedule. As of June 30, 2021 and December 31, 2020, the Company had issued approximately $39.9 million and $108.2 million, respectively, in such outstanding construction commitments.
Legal Matters
— The Company has in the past been, is currently and expects to continue in the future to be a party to or involved in pre-litigation
disputes, individual actions, putative class actions or other collective actions, U.S. and foreign government regulatory inquiries and investigations and various other legal proceedings arising in the normal course of its business, including with members, employees, landlords and other commercial partners, securityholders, third-party license holders, competitors, government agencies and regulatory agencies, among others.
The Company reviews its litigation-related reserves regularly and, in accordance with GAAP, sets reserves where a loss is probable and estimable. The Company adjusts these reserves as appropriate; however, due to the unpredictable nature and timing of litigation, the ultimate loss associated with a given matter could significantly exceed the litigation reserve currently set by the Company. Given the information it has as of today, Management believes that none of these matters will have a material effect on the consolidated financial position, results of operations or cash flows of the Company.
As of June 30, 2021, the Company is also party to several litigation matters and regulatory matters not in the normal ordinary course of business. These matters are described below. Management intends to vigorously defend these cases and cooperate with regulators in these matters; however, there is a reasonable possibility that the Company could be unsuccessful in defending these claims and could incur a loss. It is not currently possible to estimate a range of reasonably possible loss above the aggregated reserves.
Carter v. Neumann, et al. (Superior Court for the State of California, County of San Francisco, No.
CGC-19-580474,
filed January 10, 2020, replacing Natalie Sojka as plaintiff in the putative class action Ms. Sojka filed on November 4, 2019)
Won v. Neumann, et al. (Superior Court for the State of California, County of San Francisco, No.
CGC-19-581021,
filed November 25, 2019)
Two separate purported class and derivative complaints have been filed by three Company shareholders (two in
Carter
and one in
Won
) against the Company, certain current and former directors, SBG, Adam Neumann and

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Masayoshi Son. Both complaints were filed in California state court and allege, among other things, that defendants breached fiduciary duties and/or aided and abetted breaches of fiduciary duties in connection with certain transactions. The complaints seek injunctive relief and damages. In both actions, the Company filed motions to compel arbitration and stay the actions, or to enforce the Company’s Delaware forum selection bylaw and dismiss or stay the actions. On August 31, 2020, the court granted the motions to compel arbitration (as to one of the plaintiffs in
Carter
and the plaintiff in
Won
) and the motion to enforce the forum selection bylaw (as to the second plaintiff in
Carter
). On October 30, 2020, the first
Carter
plaintiff and the
Won
plaintiff filed petitions for writs of mandate seeking to overturn the court’s orders compelling arbitration. On December 3, 2020, the California Court of Appeal denied those petitions. Also on October 30, 2020, the other plaintiff in
Carter
appealed the court’s decision enforcing the forum selection bylaw. That appeal remains pending. The Company is litigating the first
Carter
plaintiff’s and the
Won
plaintiff’s claims in private arbitrations.
Catalyst Investors III, L.P. v. The We Company et. al (Supreme Court of the State of New York, County of New York, Index No. 654377/2020 filed September 21, 2020)
Three former investors in Conductor, Inc. filed a complaint against the Company, its former Chief Executive Officer, Adam Neumann, and its former Chief Financial Officer, Arthur Minson, alleging that the defendants made or participated in making misrepresentations that induced the plaintiffs to agree to the Company’s acquisition of Conductor, Inc. in March 2018. The plaintiffs assert causes of action for common law fraud/fraudulent inducement, unjust enrichment, and negligent misrepresentation under New York law. The plaintiffs seek unspecified compensatory and punitive damages, as well as other relief. On December 4, 2020, the Company filed a motion to dismiss the complaint. In a May 26, 2021 order, the court granted the motion to dismiss as to the unjust enrichment and negligent misrepresentation claims and denied the motion to dismiss as to the fraud based claims.
The We Company v. Softbank Group Corp. et al. (Delaware Court of Chancery, C.A. No.
2020-0258-AGB,
filed April 7, 2020)
On April 7, 2020, the Special Committee, acting in the name of the Company, filed a complaint in the Court of Chancery of the State of Delaware against SBG and SoftBank Vision Fund asserting claims in relation to SBG’s withdrawal of the 2020 Tender Offer. Separately, on May 4, 2020, Adam Neumann filed a complaint captioned Neumann, et al. v. SoftBank Group Corp., et al., C.A. No.
2020-0329-AGB,
also asserting claims in relation to SBG’s withdrawal of the 2020 Tender Offer. On February 25, 2021, all parties entered into a settlement agreement (the “Settlement Agreement”), the terms of which, when completed, would resolve the litigation. On April 15, 2021, the parties filed a stipulation of dismissal dismissing with prejudice the claims brought by the Company, and dismissing the action in its entirety. The Settlement Agreement provides for, among other things, the following:

•
The launch of a new tender offer
. Pursuant to the Settlement Agreement, SBWW completed a tender offer and acquired $921.6 million of the Company’s equity securities (including certain equity awards, exercisable warrants and convertible notes) from eligible equity holders of the Company, at a price of $19.19 per share (the “2021 Tender Offer”). Adam Neumann, his affiliate, We Holdings LLC, and certain of their related parties were excluded from the 2021 Tender Offer and did not tender shares. As a result of the 2021 Tender Offer, which closed in April 2021, the Company recorded $48.0 million of total expenses in its consolidated statement of operations for the three-months ended March 31, 2021. Refer to Note 14 for more information.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

•
Certain governance changes
. The transactions contemplated by the Settlement Agreement also included the elimination of the Company’s multi-class voting structure. As a result of the Amended and Restated Certificate of Incorporation and the transactions contemplated by the Settlement Agreement, on February 26, 2021, all of the outstanding shares of Class B Common Stock of the Company automatically converted into shares of Class A Common Stock and the shares of Class C Common Stock of the Company now have one vote per share, instead of three (the “Class B Conversion”). The Amended and Restated Certificate of Incorporation provides that if, following the Class B Conversion, new shares of Class B Common Stock are issued pursuant to (i) the exercise of options to purchase shares of Class B Common Stock outstanding as of the date of the Class B Conversion, (ii) securities convertible into shares of Class B Common Stock outstanding as of the date of the Class B Conversion, and (iii) other circumstances which are specified in the Amended and Restated Certificate of Incorporation, such new shares will be automatically converted into shares of Class A Common Stock immediately following the time such new shares of Class B Common Stock are issued.

•
Adam Neumann settlement payment
. In connection with the Settlement Agreement, SBG and its affiliates paid Adam Neumann an amount equal to $105.6 million. No expense was recorded in the Company’s consolidated statement of operations for the three-months ended March 31, 2021, as it does not benefit the Company.

•
Adam Neumann sale of stock to SBG
. In connection with the Settlement Agreement, SBG and its affiliates purchased 30,139,971 shares of Class B Common Stock of the Company from We Holdings LLC, which is Adam Neumann’s affiliated investment vehicle, for a price per share of $19.19, representing an aggregate purchase price of $578.4 million. The Company recorded a $428.3 million expense, which represents the excess between the amount paid from a principal shareholder of the Company to We Holdings LLC and the fair value of the stock purchased. The Company recognized the expense in restructuring and other related costs in the consolidated statement of operations for the three-months ended March 31, 2021, with a corresponding increase in additional paid-in
capital, representing a deemed capital contribution by SBG in its consolidated balance sheet. Refer to Note 3 for more information.

•
Adam Neumann proxy changes
. In connection with the Settlement Agreement, Mr. Neumann’s proxy and future right to designate directors to WeWork’s board of directors were eliminated. The Amended and Restated Stockholders’ Agreement eliminated all proxies by Mr. Neumann in favor of WeWork’s board of directors, eliminated Mr. Neumann’s right to observe meetings of our board of directors and removed Mr. Neumann’s future rights to designate directors to our board of directors (which would have been available to Mr. Neumann upon elimination of his financial obligations with and to SBG). Mr. Neumann’s right to observe meetings of WeWork’s board of directors was replaced by a new agreement governing future observer rights, which provides that, beginning on February 26, 2022, Mr. Neumann, or if requested by SBG, a designee of Mr. Neumann’s (who shall be subject to SBG’s approval), shall have the right to observe meetings of WeWork’s board of directors (and certain committees thereof). Pursuant to this agreement, Mr. Neumann’s right to observe meetings of WeWork’s board of directors will continue following the closing of the Business Combination commencing February 2022.

•
SBG proxy agreement
. On February 26, 2021, we entered into a proxy agreement with SBWW, which will allow SBG and its affiliates to continue to voluntarily limit the combined voting power of SBG and SVFE to less than 49.90%. Pursuant to the proxy agreement, with respect to any shares of the Company’s stock representing shares owned by SBWW that, when taken together with the voting power of all other shares of the Company’s capital stock held by SBG and its affiliates (including SVFE) represent voting power of the Company in excess of 49.90%, such shares held by SBG will be voted in the same proportion as shares of the Company’s capital stock not owned by SBG or SVFE.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

•
WeWork Partnerships Profits Interest Units amendments
. In February 2021, in connection with the Settlement Agreement, the WeWork Partnerships Profits Interest Units held by Adam Neumann in the WeWork Partnership became fully vested and were amended to have a catch-up
base amount of $0. The per unit distribution thresholds for the WeWork Partnerships Profits Interest Units were also amended to initially be $10.00 and may be subject to downward adjustment based on closing date pricing if a de-SPAC
or initial public offering were to occur. As a result of this modification, the Company recorded $102.0 million of restructuring and other related costs in its consolidated statement of operations for the three-months ended March 31, 2021. Refer to Note 14 for more information.

Mark Lapidus v. WeWork Companies LLC (JAMS Arbitration No. 1425034448; filed March 16, 2021)
Former employee Mark Lapidus filed a claim against the Company alleging that it violated a series of agreements governing his employment and breached its obligations by, among other things, failing to buy back a substantial portion of his equity and requiring him to reimburse certain litigation expenses. Plaintiff asserted causes of action for breach of contract, unjust enrichment, unlawful forfeiture of wages, violations of New York State Labor laws. Plaintiff seeks upwards of $58 million in damages in addition to unspecified liquidated and punitive damages and attorneys’ fees. On July 12, 2021, the Company filed a motion to dismiss the complaint in its entirety.
Regulatory Matters
Since October 2019, the Company has been responding to subpoenas and document requests issued by certain federal and state authorities investigating the Company’s disclosures to investors and employees regarding the Company’s valuation and financial condition, and certain related party transactions. On November 26, 2019, the U.S. Securities and Exchange Commission issued a subpoena seeking documents and information concerning these topics, and has interviewed witnesses, in connection with a non-public
investigation styled In the Matter of The We Company
(HO-13870).
On January 29, 2020, the United States Attorney’s Office for the Southern District of New York issued a voluntary document request concerning these topics and has interviewed witnesses. On October 11, 2019, the New York State Attorney General’s Office issued a document request concerning these topics and has examined witnesses. On February 12, 2020, the California Attorney General’s Office issued a subpoena concerning these topics. The Company is cooperating with all of these investigations.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Asset Retirement Obligations
— As of June 30, 2021 and December 31, 2020, the Company had asset retirement obligations of $220.2 million and $206.0 million, respectively. The current portion of asset retirement obligations are included within other current liabilities and the non-current
portion are included within other liabilities on the accompanying condensed consolidated balance sheets. Asset retirement obligations include the following activity during the six months ended June 30, 2021 and the year ended December 31, 2020:

(Amounts in thousands)	Six Months Ended June 30, 2021	Year Ended December 31, 2020
Balance at beginning of period	$205,965	$131,989
Liabilities incurred in the current period	3,635	8,842
Liabilities settled in the current period	(10,089)	(5,475)
Accretion of liability	8,347	9,888
Revisions in estimated cash flows	19,770	64,630
ChinaCo Deconsolidation (Note 5)	—	(8,883)
Effect of foreign currency exchange rate changes	(7,445)	4,974

Balance at end of period	220,183	205,965
Less: Current portion of asset retirement obligations	(113)	(113)

Total non-current portion of asset retirement obligations	$220,070	$205,852

Note 17. Other Related Party Transactions
On June 30, 2021, in connection with the Company’s sale of its 5.7% interest in Sound Ventures II, LLC to Softbank, described in Note 6, an amendment was made to the original profit sharing arrangement (“PSA”) resulting from the sale of the Creator Fund to Softbank in 2020. The PSA was updated to reflect the additional capital commitment to Sound Ventures of $8.0 million (equal to the $6.1 million purchase price and contributed capital already funded and $1.9 million in unfunded commitments assumed by the Buyer). As such, the Company will be entitled to 20% of profits on sale of underlying portfolio investments in the Creator Fund over $101.8 million.
Subsequent to the ChinaCo Deconsolidation, the Company is entitled to certain transition services fees equal to $1.8 million for transition services provided from October 2, 2020 through December 31, 2020 and the lesser of $0.6 million per month or the actual costs of services provided for the following three month period.
The Company is also entitled to an annual management fee of 4% of net revenues beginning on the later of 2022 or the first fiscal year following the Initial Investment Closing in which EBIT of ChinaCo is positive (the “ChinaCo Management Fee”). The Company is also entitled to an additional $1.3 million in fees in connection with data migration and application integration services to be performed over a six month period beginning on October 2, 2020. These data migration and application integration fees are only payable on the first date the ChinaCo Management Fee becomes payable.
Subsequent to the ChinaCo Deconsolidation, the Company has also continued to provide a guarantee to certain landlords of ChinaCo, guaranteeing total lease obligations up to $3.5 million as of June 30, 2021. The Company is entitled to a fee totaling approximately $0.1 million per year for providing such guarantees, until such guarantees are extinguished.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

During the three months ended June 30, 2021 and 2020, the Company recorded $0.01 million and none, respectively, of total fee income for services provided to ChinaCo, included within service revenue as a component of total revenue in the accompanying condensed consolidated statements of operations. During the six months ended June 30, 2021 and 2020, the Company recorded $1.5 million and none, respectively, of total fee income for services provided to ChinaCo, included within service revenue as a component of total revenue in the accompanying condensed consolidated statements of operations. All amounts earned from ChinaCo prior to the deconsolidation are eliminated in consolidation.
On March 21, 2019, the Company entered into an agreement with SBG, related to reimbursement of funds to the Company related to the underwriting and for production services performed by the Company for Creator Awards events held or to be held between September 2017 and January 2021. Pursuant to the terms of the contract, in consideration of the Company’s performance of its obligations, SBG was required to make payments totaling $80.0 million. Any portion of the total $80.0 million contracted payments not used in connection with the execution of services by December 31, 2020 was reimbursable by the Company to an affiliate of SBG. An affiliate of SBG funded $20.0 million during 2017, as a deposit in anticipation of signing a contract with the Company. Pursuant to the terms of the contract, the Company received an additional $40.0 million in cash during the year ended December 31, 2019. The Company recognized $38.4 million as other revenue, during the year ended December 31, 2019 relating to services provided by the Company in support of Creator Award events that occurred during the period from September 1, 2017 through December 31, 2019. No cash was received and no revenue was recognized during the year ended December 31, 2020 relating to this contract. As of December 31, 2019, the Company had $21.6 million recorded within deferred revenue on the condensed consolidated balance sheet relating to this contract. In September 2020, in connection with the transfer of the Company’s variable interest and control over the Creator Fund to an affiliate of SBG described in Note 5, the production services agreement was terminated and the parties agreed that the Company would not be required to reimburse an affiliate of SBG for the $21.6 million of deferred revenue. As SBG is a principal shareholder of the Company, the forgiveness of this reimbursement obligation was accounted for as a capital contribution and reclassified from liabilities to additional paid-in-capital
during the year ended December 31, 2020.
During the three months ended June 30, 2021 and 2020, the Company earned an additional $28.1 million and $35.1 million, respectively, in revenue from SBG for the sale of memberships and various other services provided. During the six months ended June 30, 2021 and 2020, the Company earned an additional $69.7 million and $71.9 million, respectively, in revenue from SBG for the sale of memberships and various other services provided. SBG is a principal stockholder with representation on the Company’s Board of Directors.
During the year ended December 31, 2020, the Company sold WeWork’s unused flight hours with VistaJet, an aviation company offering private flight services, to an affiliate of SBG at cost, through the cancellation of $1.5 million in debt.
During the three months ended June 30, 2021 and 2020, the Company earned $2.5 million and $5.6 million, respectively, in revenue from the sale of memberships and other services to other related parties that have significant influence over the Company through representation on the Company’s Board of Directors. During the six months ended June 30, 2021 and 2020, the Company earned $6.0 million and $11.7 million, respectively, in revenue from the sale of memberships and other services to other related parties that have significant influence over the Company through representation on the Company’s Board of Directors.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

During the three and six months ended June 30, 2021 and 2020, the Company did not record revenue relating to services rendered to Adam Neumann. Additionally, during the year ended December 31, 2020, the Company received a reimbursement of $0.9 million from Adam Neumann, relating to certain withholding tax payments made by the Company on his behalf, which was previously included in other current assets on the accompanying consolidated balance sheet. During the year ended December 31, 2019, the Company also collected a receivable of $2.5 million from Adam Neumann, relating to reimbursement of expenditures made. In addition, the Company estimates that an additional approximately $1.8 million for past perquisites and personal aircraft use would have been reimbursable to the Company but for which Adam Neumann was released of any obligation to reimburse the Company in connection with the SoftBank Debt Financing discussed in Note 9.
During the year ended December 31, 2019, an affiliate of SBG entered into a non-compete
agreement with Adam Neumann, the Company’s former CEO, for a cash payment of $185.0 million, of which 50% was paid initially, with the remaining 50% payable in twelve equal monthly installments. During 2019, the Company recorded this as an expense of the Company to be paid for by a principal shareholder as the Company also benefited from the arrangement through restricting Adam Neumann’s ability to provide similar services to a competing organization. The Company recognized the expense in full during 2019, with a corresponding increase in additional paid-in
capital, representing a deemed capital contribution by SBG. The expense is included as a component of restructuring and other related costs on the condensed consolidated statement of operations.
In connection with his separation, the Company agreed to reimburse Adam Neumann for legal expenses incurred. The Company recorded $1.5 million within restructuring and other related costs on the consolidated statements of operations during 2019 and a corresponding liability of $1.5 million included in accounts payable and accrued expenses on the consolidated balance sheet as of December 31, 2019. The Company paid for the legal expenses during the year ended December 31, 2020. Also in connection with his separation agreement, the Company agreed to provide Adam Neumann, at the Company’s cost, with the continuation of his family healthcare benefits through October 2020, security services through October 2020 and use of a WeWork office through February 2021.
The Company has entered into three separate operating lease agreements for space in buildings that are partially owned by Adam Neumann. In June 2021, the Company terminated one lease agreement bringing the new total to two lease agreements that are partially owned by Adam Neumann. During the three months ended June 30, 2021 and 2020, the Company recognized $2.6 million and $2.6 million, respectively, of lease cost expense related to these leases. During the six months ended June 30, 2021 and 2020, the Company recognized $5.2 million and $5.3 million, respectively, of lease cost expense related to these leases, had a contractual obligation totaling $5.4 million and $5.0 million, respectively, and received cash tenant incentives of none and $3.9 million, respectively. Future minimum lease cost payments under these leases, inclusive of escalation clauses and exclusive of contingent rent payments, are approximately $186.5 million as of June 30, 2021. The future minimum lease cost payments disclosed are the gross amounts contractually payable and not net of tenant lease incentive receivables of approximately $17.3 million as of June 30, 2021.
The Company has entered into a finance lease agreement for space in a building partially owned by Adam Neumann. Another shareholder of the Company is also a partial owner of the building. During the three months ended June 30, 2021 and 2020, the Company recognized $0.4 million and $0.4 million of interest expense related to this finance lease. During the six months ended June 30, 2021 and 2020, the Company recognized $0.8 million and $0.8 million of interest expense related to this finance lease and had a contractual obligation totaling $1.0 million and $1.0 million, respectively. The Company did not receive cash tenant incentives for the three and six months ended June 30, 2021 and 2020. Future lease cost payments with respect to obligations under this finance lease are approximately $13.8 million as of June 30, 2021. There are no tenant lease incentive receivables associated with the lease as of June 30, 2021.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

As of June 30, 2021, the Company has several operating lease agreements for space in buildings owned by an entity in which the Company has an equity method investment through WeCap Investment Group. During the three months ended June 30, 2021 and 2020, the Company recognized $9.5 million and $11.2 million, respectively, of lease cost expense related to these leases. During the six months ended June 30, 2021 and 2020, the Company recognized $23.0 million and $24.4 million, respectively, of lease cost expense related to these leases, had a contractual obligation totaling $28.9 million and $18.5 million and received cash tenant lease incentives of $2.6 million and none, respectively. The Company’s future minimum lease obligations relating to non-cancelable
operating leases in possession as of June 30, 2021 are approximately $687.5 million. The future undiscounted fixed minimum lease cost payments for the leases previously mentioned exclude an additional $281.7 million relating to executed non-cancelable
leases that the Company has not yet taken possession of as of June 30, 2021. The future minimum lease cost payments disclosed are the gross amount payable and are not net of tenant lease incentive receivables of approximately $14.2 million as of June 30, 2021.
During the three months ended June 30, 2021 and 2020, the Company recognized expenses of approximately $2.7 million and $4.0 million, respectively, for services provided by SBG and its affiliates. During the six months ended June 30, 2021 and 2020, the Company recognized expenses of approximately $10.0 million and $8.0 million, respectively, for services provided by SBG and its affiliates. Additionally, the Company also agreed to reimburse SBG for all fees and expenses incurred in connection with the SoftBank Transactions in an aggregate amount up to $50.0 million. Of the $50.0 million reimbursable to SoftBank as of December 31, 2019, the Company allocated and recorded $20.0 million as deferred financing costs included net of accumulated amortization within other assets on the condensed consolidated balance sheet which will be amortized into interest expense over the life of the debt facility to which it was allocated and recorded $15.0 million as equity issuance costs associated with the 2019 Warrant, recorded as a reduction of the Series
H-1
Preferred Share balance on the consolidated balance sheet. The remaining $15.0 million was recorded as a transaction cost included as a component of selling, general and administrative on the condensed consolidated statement of operations for the year ended December 31, 2019, as it related to various other components of the SoftBank Transactions which did not qualify for capitalization. During the six months ended June 30, 2021 and year ended December 31, 2020, the Company made payments on these obligations to SBG totaling none and $35.5 million, respectively. As of June 30, 2021 and December 31, 2020, accounts payable and accrued expenses included $14.5 million and $14.5 million, respectively, payable to SBG related primarily to these reimbursement obligations.
During the three months ended June 30, 2021 and 2020, the Company recognized expenses of none and $1.5 million, respectively, for services provided by a vendor in which the Company has an equity method investment or other related party relationship. During the six months ended June 30, 2021 and 2020, the Company recognized expenses of none and $2.9 million, respectively, for services provided by a vendor in which the Company has an equity method investment or other related party relationship.
During the three months ended June 30, 2021 and 2020 the Company did not recognize expenses for an employee of the Company, who is an immediate family member of Adam Neumann. During the six months ended June 30, 2021 and 2020, the Company recognized expenses totaling approximately none and $43,000, respectively, for an employee of the Company, who is an immediate family member of Adam Neumann.
During the three months ended June 30, 2021 and 2020 the Company did not recognize expenses for an employee of the Company, who is an immediate family member of a member of the Company’s Board of Directors. During the six months ended June 30, 2021 and 2020, the Company recognized expenses totaling approximately none and $33,000, respectively, for an employee of the Company, who is an immediate family member of a member of the Company’s Board of Directors.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

Note 18. Segment Disclosures and Concentration
Operating segments are defined as components of an entity that engages in business activities from which it may earn revenues and incur expenses and has discrete financial information that is reviewed by the entity’s chief operating decision maker (“CODM”) to make decisions about how to allocate resources and assess performance. The Company operates in one operating segment as the Chief Executive Officer, who is our CODM, reviews financial information, assesses the performance of the Company and makes decisions about allocating resources on a consolidated basis.
The Company’s revenues and total property and equipment, by country, are as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(Amounts in thousands)	2021	2020	2021	2020
Revenue:
United States	$250,118	$433,259	$506,955	$982,104
United Kingdom	76,104	108,857	154,946	241,481
Japan	52,555	62,640	112,216	124,913
Greater China (1)	—	68,067	—	136,921
Other foreign countries	214,701	208,911	417,214	453,198

Total revenue	$593,478	$881,734	$1,191,331	$1,938,617

(1)	The amounts for Greater China relate solely to the consolidated amounts of ChinaCo which was deconsolidated on October 2, 2020.

(Amounts in thousands)	June 30, 2021	December 31, 2020
Property and equipment:
United States	$2,135,248	$4,752,834
United Kingdom	742,830	1,020,575
Japan	254,183	525,046
Other foreign countries	4,743,624	2,288,306

Total property and equipment	$7,875,885	$8,586,761

Our concentration in specific cities magnifies the risk to us of localized economic conditions in those cities or the surrounding regions. The majority of the Company’s revenue is earned from locations in densely populated cities and as a result may be more susceptible to economic impacts as a result of
COVID-19.
The majority of our revenue is earned from locations in the United States and United Kingdom. During the three months ended June 30, 2021 and 2020, approximately 42% and 49%, respectively, of our revenue was earned in the United States and approximately 13% and 12%, respectively, of our revenue was earned in the United Kingdom. During the six months ended June 30, 2021 and 2020, approximately 43% and 51%, respectively, of our revenue was earned in the United States and approximately 13% and 12%, respectively, of our revenue was earned in the United Kingdom. The majority of our 2021 revenue from locations in the United States was generated from locations in greater New York City, San Francisco, Boston, Seattle and Washington DC markets.

WEWORK INC.
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
JUNE 30, 2021
(UNAUDITED)

In the United Kingdom, 82% of our property and equipment and 87% of 2021 revenues are related to WeWork locations in the greater London area. In the United States, the Company generally uses metropolitan statistical areas (as defined by the United States Census Bureau) to define its greater metropolitan markets. The nearest equivalent is used internationally.
During the three and six months ended June 30, 2021 and 2020, no single member accounted for greater than 10% of the Company’s revenues.
Although the Company deposits its cash with multiple high credit quality financial institutions, its deposits, at times, may exceed federally insured limits. The Company believes no significant concentration risk exists with respect to its cash and cash equivalents.
Note 19. Subsequent Events
The Company has evaluated subsequent events through August 13, 2021, which is the date the financial statements were issued and has determined that there are no subsequent events requiring recognition or disclosure in the consolidated financial statements, other than as discussed below. We considered events subsequent to August 13, 2021 for disclosure as discussed below.
In August 2021, the Company and the Note Purchaser executed an amendment to the letter agreement concerning the Amended and Restated Senior Secured Notes which provides that the Company and the Note Purchaser will enter into the A&R Senior Secured Note Purchase Agreement on the earlier of (x) the Closing or (y) September 30, 2021 (instead of August 12, 2021). In addition, in August 2021, the Company, WW Co-Obligor Inc. and the Note Purchaser executed an amendment to the senior secured note purchase agreement governing the SoftBank Senior Secured Notes, which (i) amends the maturity date of any notes to be issued thereunder from four (4) years from the date of first drawing to February 12, 2023 and (ii) extends the expiration of the draw period from August 12, 2021 to September 30, 2021.
In August 2021, WeWork formally terminated one of the lease agreements in which Mr. Neumann has an ownership interest. The negotiations for the lease termination occurred in the ordinary course and on arms’ length terms, included the landlord entity’s surrender and return of a $3.4 million letter of credit in exchange for payment of the corresponding amount of the letter of credit, and the landlord entity’s forgiveness of the remaining rent amount owed.
In September 2021, the Company and SoftBank Latin America Fund closed on a newly formed joint venture (“LatamCo”) to operate the Company’s businesses in Brazil, Mexico, Colombia, Chile and Argentina under the WeWork brand. Upon formation of LatamCo, the Company contributed its businesses in the countries listed above, committed to fund $12.5 million, and remains as guarantor on certain lease obligations and SoftBank Latin America Fund committed to fund $80.0 million.
* * * * * *

WEWORK INC.
SUPPLEMENTARY INFORMATION
CONSOLIDATING FINANCIAL STATEMENTS
JUNE 30, 2021
As a result of various legal reorganization transactions undertaken in July 2019 as discussed in Note 1 to the consolidated financial statements, The We Company became the holding company of our business, and the then-stockholders of WeWork Companies Inc. (our predecessor for financial reporting purposes) became the stockholders of The We Company. Effective on October 14, 2020, The We Company changed its legal name to WeWork Inc. WeWork Inc. holds an indirect general partner interest and indirect limited partner interests in The We Company Management Holdings L.P. (the “WeWork Partnership”). The WeWork Partnership owns 100% of the equity in WeWork Companies LLC. WeWork Inc., through the WeWork Partnership and WeWork Companies LLC, holds all the assets held by WeWork Companies Inc. prior to the legal entity reorganization and is subject to all the liabilities to which WeWork Companies Inc. was subject prior to the legal entity reorganization. Subsequent to the July 2019 legal entity reorganization, WeWork Companies LLC is the borrower under the Company’s credit facilities and the obligor on its Senior Notes, each of which is also guaranteed by WeWork Inc.
The following consolidating financial statements present the results of operations, financial position and cash flows of (i) WeWork Companies LLC and its consolidated subsidiaries, (ii) WeWork Inc. as a standalone legal entity, (iii) “Other Subsidiaries”, other than WeWork Companies LLC and its consolidated subsidiaries, which are direct or indirect owners of WeWork Companies LLC, including but not limited to the WeWork Partnership, presented on a combined basis and (iv) the eliminations necessary to arrive at the information for WeWork Inc. on a consolidated basis.
The legal entity reorganization was accounted for as a transfer among entities under common control and the assets and liabilities transferred are recorded based on historical cost and the consolidating financial statements including periods prior to the reorganization are presented as if the transfer occurred at the beginning of the periods presented. Investments in consolidated subsidiaries are presented under the equity method of accounting.
WeWork Inc. and the Other Subsidiaries are holding companies that conduct substantially all of their business operations through WeWork Companies LLC. As of June 30, 2021, based on the covenants and other restrictions of the credit agreement and the Senior Notes, WeWork Companies LLC is restricted in its ability to transfer funds by loans, advances or dividends to WeWork Inc. and as a result, all of the net assets of WeWork Companies LLC are considered restricted net assets of WeWork Inc.

CONDENSED CONSOLIDATING BALANCE SHEET
JUNE 30, 2021
(UNAUDITED)

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	WeWork Inc. (Standalone)	Other Subsidiaries (Combined)	Eliminations	WeWork Inc. Consolidated
Assets
Current assets:
Cash and cash equivalents	$843,552	$405	$—	$—	$843,957
Accounts receivable and accrued revenue, net	118,205	—	—	—	118,205
Other current assets	435,125	—	323	—	435,448

Total current assets	1,396,882	405	323	—	1,397,610
Investments in and advances to/(from) consolidated subsidiaries	(15,783)	(1,513,876)	(1,528,757)	3,058,416	—
Property and equipment, net	5,991,011	—	—	—	5,991,011
Lease right-of-use assets, net	13,923,373	—	—	—	13,923,373
Restricted cash	11,528	—	—	—	11,528
Equity method and other investments	198,163	—	—	—	198,163
Goodwill	678,668	—	—	—	678,668
Intangible assets, net	53,806	—	—	—	53,806
Other assets	933,381	—	(1,230)	—	932,151

Total assets	$23,171,029	$(1,513,471)	$(1,529,664)	$3,058,416	$23,186,310

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$526,045	$11,560	$(5)	$—	$537,600
Members’ service retainers	347,057	—	—	—	347,057
Deferred revenue	138,207	—	—	—	138,207
Current lease obligations	873,531	—	—	—	873,531
Other current liabilities	437,535	2,839	—	—	440,374

Total current liabilities	2,322,375	14,399	(5)	—	2,336,769
Long-term lease obligations	18,977,544	—	—	—	18,977,544
Unsecured related party debt	2,200,000	—	—	—	2,200,000
Convertible related party liabilities, net	—	57,944	—	—	57,944
Long-term debt, net	659,446	—	—	—	659,446
Other liabilities	242,522	—	—	—	242,522

Total liabilities	24,401,887	72,343	(5)	—	24,474,225
Convertible preferred stock	—	8,379,182	—	—	8,379,182
Redeemable noncontrolling interests	291,901	—	—	—	291,901
Equity
Total WeWork Inc. shareholders’ equity (deficit)	(1,528,757)	(9,964,996)	(1,529,659)	3,058,416	(9,964,996)
Noncontrolling interests	5,998	—	—	—	5,998

Total equity (deficit)	(1,522,759)	(9,964,996)	(1,529,659)	3,058,416	(9,958,998)

Total liabilities and equity	$23,171,029	$(1,513,471)	$(1,529,664)	$3,058,416	$23,186,310

CONDENSED CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2020

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	WeWork Inc. (Standalone)	Other Subsidiaries (Combined)	Eliminations	WeWork Inc. Consolidated
Assets
Current assets:
Cash and cash equivalents	$800,531	$4	$—	$—	$800,535
Accounts receivable and accrued revenue, net	176,521	—	—	—	176,521
Other current assets	349,672	—	2,500	—	352,172

Total current assets	1,326,724	4	2,500	—	1,329,228
Investments in and advances to/(from) consolidated subsidiaries	(28,632)	436,385	405,255	(813,008)	—
Property and equipment, net	6,859,163	—	—	—	6,859,163
Lease right-of-use assets, net	15,107,880	—	—	—	15,107,880
Restricted cash	53,618	—	—	—	53,618
Equity method and other investments	214,940	—	—	—	214,940
Goodwill	679,351	—	—	—	679,351
Intangible assets, net	49,896	—	—	—	49,896
Other assets	1,062,258	—	—	—	1,062,258

Total assets	$25,325,198	$436,389	$407,755	$(813,008)	$25,356,334

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$698,241	$25,168	$2	$—	$723,411
Members’ service retainers	358,566	—	—	—	358,566
Deferred revenue	176,004	—	—	—	176,004
Current lease obligations	847,531	—	—	—	847,531
Other current liabilities	83,755	—	—	—	83,755

Total current liabilities	2,164,097	25,168	2	—	2,189,267
Long-term lease obligations	20,263,606	—	—	—	20,263,606
Unsecured related party debt	1,200,000	—	—	—	1,200,000
Convertible related party liabilities, net	—	418,908	—	—	418,908
Long-term debt, net	688,356	—	—	—	688,356
Other liabilities	221,780	—	—	—	221,780

Total liabilities	24,537,839	444,076	2	—	24,981,917
Convertible preferred stock	—	7,666,098	—	—	7,666,098
Redeemable noncontrolling interests	380,242	—	—	—	380,242
Equity
Total WeWork Inc. shareholders’ equity (deficit)	405,255	(7,673,785)	407,753	(813,008)	(7,673,785)
Noncontrolling interests	1,862	—	—	—	1,862

Total equity (deficit)	407,117	(7,673,785)	407,753	(813,008)	(7,671,923)

Total liabilities and equity	$25,325,198	$436,389	$407,755	$(813,008)	$25,356,334

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED
JUNE 30, 2021
(UNAUDITED)

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	WeWork Inc. (Standalone)	Other Subsidiaries (Combined)	Eliminations	WeWork Inc. Consolidated
Revenue	$593,478	$—	$—	$—	$593,478

Expenses:
Location operating expenses	780,489	—	—	—	780,489
Pre-opening location expenses	43,435	—	—	—	43,435
Selling, general and administrative expenses	224,915	168	(1)	—	225,082
Restructuring and other related costs	(27,794)	—	—	—	(27,794)
Impairment/(gain on sale) of goodwill, intangibles and other assets	242,105	—	(1)	—	242,104
Depreciation and amortization	180,157	—	—	—	180,157

Total expenses	1,443,307	168	(2)	—	1,443,473

Loss from operations	(849,829)	(168)	2	—	(849,995)
Interest and other income (expense), net:
Equity income (loss) from consolidated subsidiaries	—	(889,987)	(888,759)	1,778,746	—
Income (loss) from equity method and other investments	6,068	—	—	—	6,068
Interest expense	(113,259)	—	—	—	(113,259)
Interest income	4,358	—	—	—	4,358
Foreign currency gain (loss)	33,025	—	—	—	33,025
Gain from change in fair value of related party financial instruments	—	1,310	(1)	—	1,309

Total interest and other income (expense), net	(69,808)	(888,677)	(888,760)	1,778,746	(68,499)

Pre-tax loss	(919,637)	(888,845)	(888,758)	1,778,746	(918,494)
Income tax benefit (provision)	(2,786)	—	(1,229)	—	(4,015)

Net loss	(922,423)	(888,845)	(889,987)	1,778,746	(922,509)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	34,134	—	—	—	34,134
Noncontrolling interest — equity	(470)	—	—	—	(470)

Net loss attributable to WeWork Inc.	$(888,759)	$(888,845)	$(889,987)	$1,778,746	$(888,845)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED
JUNE 30, 2020
(UNAUDITED)

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	WeWork Inc. (Standalone)	Other Subsidiaries (Combined)	Eliminations	WeWork Inc. Consolidated
Revenue	$881,734	$—	$—	$—	$881,734

Expenses:
Location operating expenses	881,468	—	—	—	881,468
Pre-opening location expenses	78,184	—	—	—	78,184
Selling, general and administrative expenses	390,776	2,042	—	—	392,818
Restructuring and other related costs	80,529	—	—	—	80,529
Impairment/(gain on sale) of goodwill, intangibles and other assets	280,390	—	86	—	280,476
Depreciation and amortization	195,797	—	—	—	195,797

Total expenses	1,907,144	2,042	86	—	1,909,272

Loss from operations	(1,025,410)	(2,042)	(86)	—	(1,027,538)
Interest and other income (expense), net:
Equity income (loss) from consolidated subsidiaries	—	(865,984)	(865,898)	1,731,882	—
Income (loss) from equity method and other investments	(43,204)	—	—	—	(43,204)
Interest expense	(93,249)	—	—	—	(93,249)
Interest income	1,978	—	—	—	1,978
Foreign currency gain (loss)	54,473	—	—	—	54,473
Gain from change in fair value of related party financial instruments	—	4,197	—	—	4,197
Loss on extinguishment of debt	—	—			—

Total interest and other income (expense), net	(80,002)	(861,787)	(865,898)	1,731,882	(75,805)

Pre-tax loss	(1,105,412)	(863,829)	(865,984)	1,731,882	(1,103,343)
Income tax benefit (provision)	(7,095)	—	—	—	(7,095)

Net loss	(1,112,507)	(863,829)	(865,984)	1,731,882	(1,110,438)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	244,706	—	—	—	244,706
Noncontrolling interest — equity	1,903	—	—	—	1,903

Net loss attributable to WeWork Inc.	$(865,898)	$(863,829)	$(865,984)	$1,731,882	$(863,829)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED
JUNE 30, 2021
(UNAUDITED)

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	WeWork Inc. (Standalone)	Other Subsidiaries (Combined)	Eliminations	WeWork Inc. Consolidated
Revenue	$1,191,331	$—	$—	$—	$1,191,331

Expenses:
Location operating expenses	1,598,812	—	—	—	1,598,812
Pre-opening location expenses	76,839	—	—	—	76,839
Selling, general and administrative expenses	499,025	476	1		499,502
Restructuring and other related costs	466,163	(117)	(1)	—	466,045
Impairment/(gain on sale) of goodwill, intangibles and other assets	541,585	—	—	—	541,585
Depreciation and amortization	364,341	—	—	—	364,341

Total expenses	3,546,765	359	—	—	3,547,124

Loss from operations	(2,355,434)	(359)	—	—	(2,355,793)
Interest and other income (expense), net:
Equity income (loss) from consolidated subsidiaries	—	(2,570,018)	(2,568,789)	5,138,807	—
Income (loss) from equity method and other investments	(24,510)	—	—	—	(24,510)
Interest expense	(217,828)	—	—	—	(217,828)
Interest income	9,455	—	—	—	9,455
Foreign currency gain (loss)	(37,924)	(1)	—	—	(37,925)
Gain from change in fair value of related party financial instruments	—	(350,822)	—	—	(350,822)

Total interest and other income (expense), net	(270,807)	(2,920,841)	(2,568,789)	5,138,807	(621,630)

Pre-tax loss	(2,626,241)	(2,921,200)	(2,568,789)	5,138,807	(2,977,423)
Income tax benefit (provision)	(6,053)	—	(1,229)	—	(7,282)

Net loss	(2,632,294)	(2,921,200)	(2,570,018)	5,138,807	(2,984,705)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	64,120	—	—	—	64,120
Noncontrolling interest — equity	(615)	—	—	—	(615)

Net loss attributable to WeWork Inc.	$(2,568,789)	$(2,921,200)	$(2,570,018)	$5,138,807	$(2,921,200)

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED
JUNE 30, 2020
(UNAUDITED)

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	WeWork Inc. (Standalone)	Other Subsidiaries (Combined)	Eliminations	WeWork Inc. Consolidated
Revenue	$1,938,617	$—	$—	$—	$1,938,617

Expenses:
Location operating expenses	1,804,802	—	—	—	1,804,802
Pre-opening location expenses	165,919	—	—	—	165,919
Selling, general and administrative expenses	922,281	2,820	—	—	925,101
Restructuring and other related costs	136,216		—	—	136,216
Impairment/(gain on sale) of goodwill, intangibles and other assets	602,073	—	(46,114)	—	555,959
Depreciation and amortization	390,156	—	—	—	390,156

Total expenses	4,021,447	2,820	(46,114)	—	3,978,153

Loss from operations	(2,082,830)	(2,820)	46,114	—	(2,039,536)
Interest and other income (expense), net:
Equity income (loss) from consolidated subsidiaries	—	(1,837,191)	(1,883,305)	3,720,496	—
Income (loss) from equity method and other investments	(47,111)	—	—	—	(47,111)
Interest expense	(138,090)	—	—	—	(138,090)
Interest income	8,742	—	—	—	8,742
Foreign currency gain (loss)	(149,985)	—	—	—	(149,985)
Gain (loss) from change in fair value of related party financial instruments	—	792,313	—	—	792,313
Foreign currency gain (loss)	(76,295)				(76,295)

Total interest and other income (expense), net	(402,739)	(1,044,878)	(1,883,305)	3,720,496	389,574

Pre-tax loss	(2,485,569)	(1,047,698)	(1,837,191)	3,720,496	(1,649,962)
Income tax benefit (provision)	(16,115)	—	—	—	(16,115)

Net loss	(2,501,684)	(1,047,698)	(1,837,191)	3,720,496	(1,666,077)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	603,763	—	—	—	603,763
Noncontrolling interest — equity	14,616	—	—	—	14,616

Net loss attributable to WeWork Inc.	$(1,883,305)	$(1,047,698)	$(1,837,191)	$3,720,496	$(1,047,698)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED
JUNE 30, 2021
(UNAUDITED)

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	WeWork Inc. (Standalone)	Other Subsidiaries (Combined)	Eliminations	WeWork Inc. Consolidated
Cash Flows from Operating Activities:
Net loss	(2,632,294)	$(2,921,200)	$(2,570,018)	$5,138,807	$(2,984,705)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	364,341	—	—	—	364,341
Impairment/(gain on sale) of goodwill, intangibles and other assets	541,585	—	—	—	541,585
Non-cash transaction with principal shareholder	428,289	—	—	—	428,289
Stock-based compensation expense	159,874	—	—	—	159,874
Issuance of stock for services rendered, net of forfeitures	(2,273)	—	—	—	(2,273)
Non-cash interest expense	105,137	—	—	—	105,137
Provision for allowance for doubtful accounts	17,247	—	—	—	17,247
Equity income (loss) from consolidated subsidiaries	—	2,570,018	2,568,789	(5,138,807)	—
(Income) loss from equity method and other investments	24,510	—	—	—	24,510
Distribution of income from equity method and other investments	3,210				3,210
Foreign currency (gain) loss	37,924	1	—	—	37,925
Change in fair value of financial instruments	—	350,822	—		350,822
Changes in operating assets and liabilities:
Operating lease right-of-use assets	830,935	—	—	—	830,935
Current and long-term lease obligations	(909,490)	—	—	—	(909,490)
Accounts receivable and accrued revenue	11,630	—	—	—	11,630
Other assets	(60,068)	—	1,230	—	(58,838)
Accounts payable and accrued expenses	(27,091)	(13,608)	(5)	—	(40,704)
Deferred revenue	(36,684)	—	—	—	(36,684)
Other liabilities	(6,327)	2,839	—	—	(3,488)
Deferred income taxes	1,720	—	—	—	1,720
Advances to/from consolidated subsidiaries	(10,220)	10,216	4	—	—

Net cash provided by (used in) operating activities	(1,158,045)	(912)	—	—	(1,158,957)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED
JUNE 30, 2021
(UNAUDITED)

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	WeWork Inc. (Standalone)	Other Subsidiaries (Combined)	Eliminations	WeWork Inc. Consolidated
Cash Flows from Investing Activities:
Purchases of property and equipment	(153,142)	—	—	—	(153,142)
Capitalized software	(17,986)	—	—	—	(17,986)
Change in security deposits with landlords	2,885	—	—	—	2,885
Proceeds from asset divestitures and sale of investments, net of cash divested	8,319	—		—	8,319
Contributions to investments	(26,704)	—	—	—	(26,704)

Net cash provided by (used in) investing activities	(186,628)	—	—	—	(186,628)

Cash Flows from Financing Activities:
Principal payments for property and equipment acquired under finance leases	(2,184)	—	—	—	(2,184)
Proceeds from unsecured related party debt	1,000,000	—	—	—	1,000,000
Proceeds from Commercial Paper Facility	349,011				349,011
Repayments of security deposit loan	(2,615)	—	—	—	(2,615)
Proceeds from exercise of stock options and warrants	1,100	1,313	—	—	2,413
Payments for contingent consideration and holdback of acquisition proceeds	(2,523)	—	—	—	(2,523)
Proceeds relating to contingent consideration and holdbacks of disposition proceeds	12,177				12,177
Additions to members’ service retainers	198,194	—	—	—	198,194
Refunds of members’ service retainers	(204,763)	—	—	—	(204,763)

Net cash provided by (used in) financing activities	1,348,397	1,313	—	—	1,349,710
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(2,793)	—	—	—	(2,793)

Net increase (decrease) in cash, cash equivalents and restricted cash	931	401		—	1,332
Cash, cash equivalents and restricted cash—Beginning of period	854,149	4	—	—	854,153

Cash, cash equivalents and restricted cash—End of period	$ 855,080	$405	$—	$—	$855,485

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED
JUNE 30, 2020
(UNAUDITED)

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	WeWork Inc. (Standalone)	Other Subsidiaries (Combined)	Eliminations	WeWork Inc. Consolidated
Cash Flows from Operating Activities:
Net loss	$(2,501,684)	$(1,047,698)	$(1,837,191)	$3,720,496	$(1,666,077)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	390,156	—	—	—	390,156
Impairment of property and equipment	2,825	—	—	—	2,825
Impairment/(gain on sale) of goodwill, intangibles and other assets	602,073	—	(46,114)	—	555,959
Loss on extinguishment of debt	76,295	—	—		76,295
Stock-based compensation expense	44,961	—	—	—	44,961
Issuance of stock for services rendered	9,834	—	—	—	9,834
Non-cash interest expense	67,390	—	—	—	67,390
Provision for allowance for doubtful accounts	20,956	—	—	—	20,956
Equity income (loss) from consolidated subsidiaries	—	1,837,191	1,883,305	(3,720,496)	—
(Income) loss from equity method and other investments	47,111	—	—	—	47,111
Foreign currency (gain) loss	148,854	—	—	—	148,854
Change in fair value of financial instruments	—	(792,313)	—		(792,313)
Contingent consideration fair market value adjustment	(194)	—	—	—	(194)
Changes in operating assets and liabilities:
Operating lease right-of-use assets	163,684	—	—	—	163,684
Current and long-term lease obligations	752,026	—	—	—	752,026
Accounts receivable and accrued revenue	(69,988)	—	—	—	(69,988)
Other assets	(13,638)		—	—	(13,638)
Accounts payable and accrued expenses	7,314	(38,215)	—	—	(30,901)
Deferred revenue	36,233	—	—	—	36,233
Other liabilities	17,675	—	—	—	17,675
Advances to/from consolidated subsidiaries	(41,034)	41,034	—	—	—

Net cash provided by (used in) operating activities	(239,151)	(1)	—	—	(239,152)

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED
JUNE 30, 2020
(UNAUDITED)

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	WeWork Inc. (Standalone)	Other Subsidiaries (Combined)	Eliminations	WeWork Inc. Consolidated
Cash Flows from Investing Activities:
Purchases of property and equipment	(914,411)	—	—	—	(914,411)
Capitalized software	(12,705)	—	—	—	(12,705)
Change in security deposits with landlords	(4,875)	—	—	—	(4,875)
Proceeds from asset divestitures and sale of investments, net of cash divested	994,627	—	94,249	—	1,088,876
Sale/distribution of acquisitions among consolidated subsidiaries	94,249	—	(94,249)	—	—
Contributions to investments	(93,357)	—	—	—	(93,357)

Net cash provided by (used in) investing activities	63,528	—	—	—	63,528

Cash Flows from Financing Activities:
Principal payments for property and equipment acquired under finance leases	(2,144)	—	—	—	(2,144)
Proceeds from issuance of debt	32,445	—	—	—	32,445
Repayments of debt	(759,196)	—	—	—	(759,196)
Debt and equity issuance costs	(4,124)	—	—	—	(4,124)
Proceeds from exercise of stock options and warrants	149	—	—	—	149
Proceeds from issuance of noncontrolling interests	629	—	—	—	629
Distribution to noncontrolling interests	(315,015)	—	—	—	(315,015)
Payments for contingent consideration and holdback of acquisition proceeds	(32,792)	—	—	—	(32,792)
Additions to members’ service retainers	205,734	—	—	—	205,734
Refunds of members’ service retainers	(280,814)	—	—	—	(280,814)

Net cash provided by (used in) financing activities	(1,155,128)	—	—	—	(1,155,128)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(22,610)	—	—	—	(22,610)

Net increase (decrease) in cash, cash equivalents and restricted cash	(1,353,361)	(1)	—	—	(1,353,362)
Cash, cash equivalents and restricted cash—Beginning of period	2,200,687	1	—	—	2,200,688

Cash, cash equivalents and restricted cash—End of period	$ 847,326	$—	$—	$—	$847,326

Report of Independent Registered Public Accounting Firm
To the Shareholders and the Board of Directors of WeWork Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of WeWork Inc. (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive loss, changes in convertible preferred stock, noncontrolling interests and equity and cash flows for each of the three years in the period ended December 31, 2020, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020 in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Critical Audit Matters
The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Impairment of Long-lived assets
Description of the Matter	As more fully described in Notes 2 and 3 to the consolidated financial statements, long-lived assets are evaluated for recoverability when events or changes in circumstances indicate that the asset may have been impaired. As a result of the COVID-19 pandemic the Company experienced declines in revenue and operating income at certain locations. In addition, the Company implemented its operational restructuring program, which included the termination of certain leases throughout 2020. Based on these events, the Company evaluated its long-lived assets for recoverability and determined that certain assets were not recoverable and were impaired. As a result, the Company recognized a $1,142 million impairment loss.

Auditing the Company’s recoverability and impairment tests involved a high degree of subjectivity due to the significant estimation required in determining the future cash flows of the asset groups. The Company developed its estimates and assumptions related to each locations’ future cash flows and performed a comprehensive review of the locations’ long-lived assets for impairment. Significant assumptions used in the Company’s estimates included, but were not limited to, revenue and related costs, market rental rates, and discount rates in local real estate markets in which the Company operates.

How We Addressed the Matter in Our Audit	Our testing of the Company’s recoverability and impairment tests included, among other procedures, evaluating the significant assumptions and operating data used to assess recoverability and estimate fair value of the asset group. For example, we compared the significant assumptions used to estimate cash flows, including revenue and related costs, to historical results of that location, operating results of locations in the same geography, and assumptions around growth expected at the building and overall portfolio level. We assessed the historical accuracy of management’s estimates and performed sensitivity analyses over significant cash flow assumptions to evaluate the change in the impairment analysis resulting from changing those specific assumptions. We also involved our valuation specialists to assist in our evaluation of the market rent and discount rates used in the fair value estimates for the overall asset group as well as the underlying operating lease right-of-use assets.
Valuation of the Company’s equity instruments
Description of the Matter
As described in Note 16 to the financial statements, the fair value of the Company’s convertible related party liabilities, including the 2019 Warrant, SoftBank Senior Unsecured Notes Warrant, and the 2020 LC Facility Warrant, were linked to the underlying fair value of the Company’s preferred stock equity instruments. These liabilities were characterized as Level III in the fair value hierarchy and totaled $419 million as of December 31, 2020. Management determined the fair value of its equity instruments by applying the methodologies described in Notes 2 and 16 to the financial statements and using significant unobservable inputs. Determining the fair value of each equity instrument required management to make significant judgments, including the unobservable inputs and other assumptions and estimates used in the measurements. In addition, as described in Notes 2 and 22, the Company used its determination of the fair value of its equity instruments as a significant assumption in the valuation of its equity awards. For the year ended December 31, 2020, the Company recognized stock-based compensation expense of $63 million, which is linked to the fair value of its equity instruments.

Auditing the fair value of the Company’s equity instruments involved complex judgment due to the estimations used by the Company in determining fair value. In particular, in estimating the fair value of stock, the significant assumptions utilized, included but were not limited to, revenue and EBITDA growth expectations and the weighted average cost of capital.

How We Addressed the Matter in Our Audit	Our audit procedures included, among others, evaluating the valuation methodologies used by the Company and testing significant assumptions and the mathematical accuracy of the Company’s valuations. For each valuation, we independently performed comparative calculations and compared them to the Company’s estimates. We involved our valuation specialists to assist with the application of these procedures. We compared significant assumptions and underlying data used in the Company’s valuations to information available from third-party sources and market data. Where applicable, we obtained projections utilized in supporting valuations and assessed the reasonableness of significant underlying assumptions such as revenue and EBITDA growth expectations. Our procedures with regard to the projections included assessing the historical accuracy of management’s estimates and performing sensitivity testing over certain of the underlying assumptions utilized in the projections.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2015.
New York, New York
May 14, 2021

WEWORK INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
(Amounts in thousands, except share and per share amounts)	2020	2019
Assets
Current assets:
Cash and cash equivalents (1)	$800,535	$1,340,140
Accounts receivable and accrued revenue, net of allowance of $107,806 and $16,658 as of December 31, 2020 and 2019, respectively	176,521	230,239
Assets held for sale	—	134,958
Other current assets (including related party amounts of $780 and none as of December 31, 2020 and 2019, respectively)	352,172	422,938

Total current assets	1,329,228	2,128,275
Property and equipment, net	6,859,163	8,399,541
Lease right-of-use assets, net	15,107,880	17,496,004
Restricted cash (1)	53,618	856,255
Equity method and other investments	214,940	203,719
Goodwill	679,351	698,416
Intangible assets, net	49,896	79,865
Other assets (including related party amounts of $699,478 and $873,317 as of December 31, 2020 and 2019, respectively)	1,062,258	1,285,739

Total assets (1)	$25,356,334	$31,147,814

Liabilities
Current liabilities:
Accounts payable and accrued expenses (including amounts due to related parties of $14,497 and $51,500 as of December 31, 2020 and 2019, respectively)	$723,411	$1,371,677
Members’ service retainers	358,566	605,574
Deferred revenue (including amounts from related parties of $9,717 and $22,876 as of December 31, 2020 and 2019, respectively)	176,004	180,390
Current lease obligations (including amounts due to related parties of $10,148 and $10,190 as of December 31, 2020 and 2019, respectively)	847,531	685,629
Liabilities related to assets held for sale	—	25,442
Other current liabilities (including amounts due to related parties of $900 and none as of December 31, 2020 and 2019, respectively)	83,755	218,820

Total current liabilities	2,189,267	3,087,532
Long-term lease obligations (including amounts due to related parties of $436,074 and $587,417 as of December 31, 2020 and 2019, respectively)	20,263,606	21,251,163
Unsecured related party debt	1,200,000	—
Convertible related party liabilities, net	418,908	2,151,075
Long-term debt, net	688,356	1,389,431
Other liabilities	221,780	137,641

Total liabilities (1)	24,981,917	28,016,842
Commitments and contingencies (Note 24)
Convertible preferred stock; 947,127,740 shares authorized as of December 31, 2020, and 368,912,507 and 222,329,647 shares issued and outstanding as of December 31, 2020 and 2019, respectively	7,666,098	6,473,604
Redeemable noncontrolling interests	380,242	1,032,080

WEWORK INC.
CONSOLIDATED BALANCE SHEETS – (CONTINUED)

	December 31,
(Amounts in thousands, except share and per share amounts)	2020	2019
Equity
WeWork Inc. shareholders’ equity (deficit):
Common stock Class A; par value $0.001; 941,647,617 shares authorized as of December 31, 2020, and 41,512,605 and 41,304,381 shares issued and outstanding as of December 31, 2020 and 2019, respectively	$42	$41
Common stock Class B; par value $0.001; 234,910,597 shares authorized as of December 31, 2020 and 129,382,459 and 129,220,654 shares issued and outstanding as of December 31, 2020 and 2019, respectively	129	129
Common stock Class C; par value $0.001; 50,967,800 shares authorized as of December 31, 2020, and 25,168,938 and 27,752,323 shares issued and outstanding as of December 31, 2020 and 2019, respectively	25	28
Common stock Class D; par value $0.001; 234,910,597 shares authorized as of December 31, 2020, and zero shares issued and outstanding as of December 31, 2020 and 2019	—	—
Additional paid-in capital	2,188,319	1,879,838
Accumulated other comprehensive income (loss)	(158,810)	(2,611)
Accumulated deficit	(9,703,490)	(6,574,322)

Total WeWork Inc. shareholders’ deficit	(7,673,785)	(4,696,897)
Noncontrolling interests	1,862	322,185

Total deficit	(7,671,923)	(4,374,712)

Total liabilities and equity	$25,356,334	$31,147,814

(1)
The Company’s consolidated balance sheets include assets and liabilities of consolidated variable interest entities (“VIEs”). As of December 31, 2020 and 2019, total assets of consolidated VIEs, after intercompany eliminations, were $2.1 billion and $6.7 billion respectively, including $166.6 million and $417.7 million of cash and cash equivalents, respectively, and $10.0 million and $94.0 million of restricted cash, respectively. Total liabilities of consolidated VIEs, after intercompany eliminations, were $1.7 billion and $5.4 billion as of December 31, 2020 and 2019, respectively. Creditors of VIEs do not have recourse against the general credit of the Company, except relating to certain lease guarantees totaling $14.6 million and $36.3 million as of December 31, 2020 and 2019, respectively, provided by WeWork Inc. to certain landlords of the VIEs. See Note 6 for additional details.

The accompanying notes are an integral part of these consolidated financial statements.

WEWORK INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
(Amounts in thousands)	2020	2019	2018
Revenue (including related party revenue of $169,783, $179,651 and $28,653 for the years ended 2020, 2019 and 2018 respectively. See Note 25)	$3,415,865	$3,458,592	$1,821,751

Expenses:
Location operating expenses—cost of revenue (exclusive of depreciation and amortization of $715,413, $515,309 and $281,502 for the years ended 2020, 2019 and 2018 respectively, shown separately below)	3,542,918	2,758,318	1,491,783
Pre-opening location expenses	273,049	571,968	357,831
Selling, general and administrative expenses	1,604,669	2,793,663	1,349,622
Restructuring and other related costs	206,703	329,221	—
Impairment/(gain on sale) of goodwill, intangibles and other assets	1,355,921	335,006	—
Depreciation and amortization	779,368	589,914	313,514

Total expenses (including related party expenses of $80,524, $290,748 and $21,098 the years ended 2020, 2019 and 2018, respectively. See Note 25)	7,762,628	7,378,090	3,512,750

Loss from operations	(4,346,763)	(3,919,498)	(1,690,999)
Interest and other income (expense), net:
Income (loss) from equity method and other investments	(44,788)	(32,206)	(12,638)
Interest expense (including related party expenses of $(246,875), $(11,024) and $(122,852) for the years ended 2020, 2019 and 2018, respectively. See Note 14 and Note 25)	(331,217)	(99,587)	(183,697)
Interest income	16,910	53,244	37,663
Foreign currency gain (loss)	149,196	29,652	(78,598)
Gain from change in fair value of related party financial instruments (See Note 14)	819,647	239,145	—
Loss on extinguishment of debt	(77,336)	—	—

Total interest and other income (expense), net	532,412	190,248	(237,270)

Pre-tax loss	(3,814,351)	(3,729,250)	(1,928,269)
Income tax benefit (provision)	(19,506)	(45,637)	850

Net loss	(3,833,857)	(3,774,887)	(1,927,419)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	675,631	493,047	292,134
Noncontrolling interest — equity	28,868	17,102	24,493

Net loss attributable to WeWork Inc.	$(3,129,358)	$(3,264,738)	$(1,610,792)

Net loss per share attributable to Class A and Class B common stockholders (see Note 23):
Basic	$(18.38)	$(19.38)	$(9.87)

Diluted	$(18.38)	$(19.38)	$(9.87)

Weighted-average shares used to compute net loss per share attributable to Class A and Class B common stockholders, basic and diluted	170,275,761	168,436,109	163,148,918

The accompanying notes are an integral part of these consolidated financial statements.

WEWORK INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Year Ended December 31,
(Amounts in thousands)	2020	2019	2018
Net loss	$(3,833,857)	$(3,774,887)	$(1,927,419)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, net of tax of $0 for years ended 2020, 2019 and 2018	(146,737)	(17,014)	7,666
Unrealized (loss) gain on available-for-sale securities, net of tax of ($1,096), $0 and $0 for the years ended 2020, 2019 and 2018, respectively	3,273	—	—

Other comprehensive income (loss), net of tax	(143,464)	(17,014)	7,666

Comprehensive loss	(3,977,321)	(3,791,901)	(1,919,753)
Net (income) loss attributable to noncontrolling interests	704,499	510,149	316,627
Other comprehensive (income) loss attributable to noncontrolling interests	(23,161)	(1,108)	18,931

Comprehensive loss attributable to WeWork Inc.	$(3,295,983)	$(3,282,860)	$(1,584,195)

The accompanying notes are an integral part of these consolidated financial statements.

WEWORK INC.
CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK, NONCONTROLLING INTERESTS AND EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2020

	Convertible Preferred Stock		Redeemable Noncontrolling Interests
(Amounts in thousands, except share amounts)	Shares	Amount
Balance—December 31, 2019	222,329,647	$6,473,604	$1,032,080
Issuance of noncontrolling interests	—	—	100,100
Stock-based compensation	31,135	1,028	—
Acquisition of noncontrolling interests	34,482,759	280,345	(92,822)
Exercise of warrants, net	112,068,966	911,121	—
Distributions to noncontrolling interests	—	—	(6,646)
Net income (loss)	—	—	(675,631)
Other comprehensive income (loss), net of tax	—	—	23,161

Balance—December 31, 2020	368,912,507	$7,666,098	$380,242

	WeWork Inc. Shareholders’ Equity (Deficit)
	Common Stock		Common Stock		Common Stock		Additional	Accumulated Other Comprehensive
(Amounts in thousands, except share amounts)	Class A		Class B		Class C		Paid-In		Accumulated	Noncontrolling
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income (Loss)	Deficit	Interests	Total
Balance—December 31, 2019	41,304,381	$41	129,220,654	$129	27,752,323	$28	$1,879,838	$(2,611)	$(6,574,322)	$322,185	$(4,374,712)
Adoption of ASC 326 (Note 2)	—	—	—	—	—	—	—	—	190	—	190
Forfeiture of noncontrolling WeWork Partnerships Profits Interest Units in the WeWork Partnership and Common Stock Class C	—	—	—	—	(2,583,385)	(3)	3	—	—	—	—
Issuance of stock for services rendered	—	—	—	—	—	—	12,874	—	—	(4,659)	8,215
Stock-based compensation	251,324	—	62,048	—	—	—	182,007	—	—	38	182,045
Exercise of stock options	33,808	1	99,757	—	—	—	219	—	—	—	220
Settlement of stockholder notes receivable (see Note 22)	(206,147)	—	—	—	—	—	16,667	—	—	—	16,667
Issuance of stock in connection with acquisitions	129,239	—	—	—	—	—	217	—	—	—	217
Issuance of noncontrolling interests	—	—	—	—	—	—	—	—	—	544	544
Distributions to noncontrolling interests	—	—	—	—	—	—	(42,801)	—	—	(274,463)	(317,264)
Deconsolidation of consolidated subsidiaries	—	—	—	—	—	—	315,604	—	—	(12,915)	302,689
Acquisition of noncontrolling interest	—	—	—	—	—	—	(197,949)	10,426	—	—	(187,523)
Transactions with principal shareholder	—	—	—	—	—	—	21,640	—	—	—	21,640
Net income (loss)	—	—	—	—	—	—	—	—	(3,129,358)	(28,868)	(3,158,226)
Other comprehensive income (loss), net of tax	—	—	—	—	—	—	—	(166,625)	—	—	(166,625)

Balance—December 31, 2020	41,512,605	$42	129,382,459	$129	25,168,938	$25	$2,188,319	$(158,810)	$(9,703,490)	$1,862	$(7,671,923)

The accompanying notes are an integral part of these consolidated financial statements.

WEWORK INC.
CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK, NONCONTROLLING INTERESTS AND EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2019

	Convertible Preferred Stock		Redeemable Noncontrolling Interests
(Amounts in thousands, except share amounts)	Shares	Amount
Balance—December 31, 2018	171,757,571	$3,498,696	$1,320,637
Issuance of noncontrolling interests	—	—	203,382
Settlement of stockholder notes receivable (see Note 22)	(97,229)	(2,732)	—
Stock-based compensation	—	391	—
Issuance of stock in connection with acquisitions	1,609,744	134,826	—
Issuance of shares in connection with convertible note conversion	9,090,909	722,977	—
Exercise of warrants, net	39,968,652	2,119,446	—
Net income (loss)	—	—	(493,047)
Other comprehensive income (loss), net of tax	—	—	1,108

Balance—December 31, 2019	222,329,647	$6,473,604	$1,032,080

	WeWork Inc. Shareholders’ Equity (Deficit)
(Amounts in thousands, except share amounts)	Common Stock Class A		Common Stock Class B		Common Stock Class C		Additional Paid-In	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Noncontrolling Interests	Total
	Shares	Amount	Shares	Amount	Shares	Amount	Capital
Balance—December 31, 2018	30,979,421	$31	133,660,176	$134	—	$—	$797,963	$15,511	$(3,311,285)	$39,070	$(2,458,576)
Adoption of ASC 606 (Note 2)	—	—	—	—	—	—	—	—	1,701	—	1,701
Issuance of noncontrolling WeWork Partnerships Profits Interest Units in the WeWork Partnership and Common Stock Class C	—	—	—	—	70,641,226	71	(71)	—	—	—	—
Forfeiture of noncontrolling WeWork Partnerships Profits Interest Units in the WeWork Partnership and Common Stock Class C	—	—	—	—	(42,888,903)	(43)	43	—	—	—	—
Transfer of Common Stock Class B to Class A	6,957,164	7	(6,957,164)	(7)	—	—	—	—	—	—	—
Issuance of stock for services rendered	7,588	—	—	—	—	—	17,613	—	—	3,774	21,387
Stock-based compensation	400,700	—	105,664	—	—	—	236,107	—	—	530	236,637
Exercise of stock options	1,547,658	1	2,411,978	2	—	—	38,300	—	—	—	38,303
Exercise of warrants	187	—	—	—	—	—	—	—	—	—	—
Issuance of stock in connection with acquisitions	1,713,293	2	—	—	—	—	61,415	—	—	5,469	66,886
Settlement of stockholder notes receivable (see Note 22)	(301,630)	—	—	—	—	—	9,210	—	—	—	9,210
Issuance of noncontrolling interests	—	—	—	—	—	—	9,329	—	—	330,444	339,773
Distributions to noncontrolling interests	—	—	—	—	—	—	—	—	—	(40,000)	(40,000)
Transactions with principal shareholder (see Notes 3 and 14)	—	—	—	—	—	—	709,929	—	—	—	709,929
Net income (loss)	—	—	—	—	—	—	—	—	(3,264,738)	(17,102)	(3,281,840)
Other comprehensive income (loss), net of tax	—	—	—	—	—	—	—	(18,122)	—	—	(18,122)

Balance—December 31, 2019	41,304,381	$41	129,220,654	$129	27,752,323	$28	$1,879,838	$(2,611)	$(6,574,322)	$322,185	$(4,374,712)

The accompanying notes are an integral part of these consolidated financial statements.

WEWORK INC.
CONSOLIDATED STATEMENTS OF CHANGES IN CONVERTIBLE PREFERRED STOCK, NONCONTROLLING INTERESTS AND EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2018

	Convertible Preferred Stock		Redeemable Noncontrolling Interests
(Amounts in thousands, except share amounts)	Shares	Amount
Balance—December 31, 2017	170,300,623	$3,405,435	$854,577
Issuance of noncontrolling interests	—	—	720,513
Issuance of stock for services rendered	—	—	1,798
Issuance of stock in connection with acquisitions	1,456,948	93,261	55,105
Net loss	—	—	(292,134)
Other comprehensive income (loss), net of tax	—	—	(19,222)

Balance—December 31, 2018	171,757,571	$3,498,696	$1,320,637

	WeWork Inc. Shareholders’ Equity (Deficit)
	Common Stock Class A		Common Stock Class B		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Noncontrolling Interests	Total
(Amounts in thousands, except share amounts)	Shares	Amount	Shares	Amount
Balance—December 31, 2017	30,299,542	$30	131,787,453	$132	$407,804	$(9,924)	$(1,700,493)	$—	$(1,302,451)
Transfer of Common Stock Class B to Class A	18,182	—	(18,182)	—	—	—	—	—	—
Issuance of stock for services rendered	62,351	—	—	—	15,663	—	—	2,557	18,220
Stock-based compensation	419,217	1	74,538	—	85,657	—	—	184	85,842
Exercise of stock options	114,614	—	443,513	—	2,934	—	—	—	2,934
Exercise of warrants	—	—	1,577,434	2	569	—	—	—	571
Issuance of stock in connection with acquisitions	65,515	—	—	—	119,530	1,098	—	4,198	124,826
Issuance of stockholder notes receivable (see Note 22)	—	—	—	—	(19,599)	—	—	—	(19,599)
Issuance of noncontrolling interests	—	—	—	—	24,666	(2,260)	—	56,333	78,739
Transactions with principal shareholder (see Note 14)	—	—	—	—	169,961	—	—	—	169,961
Gain on transfer to consolidated variable interest entity	—	—	—	—	1,217	—	—	—	1,217
Common share repurchase and retirement	—	—	(204,580)	—	(10,439)	—	—	—	(10,439)
Net loss	—	—	—	—	—	—	(1,610,792)	(24,493)	(1,635,285)
Other comprehensive income (loss), net of tax	—	—	—	—	—	26,597	—	291	26,888

Balance—December 31, 2018	30,979,421	$31	133,660,176	$134	$797,963	$15,511	$(3,311,285)	$39,070	$(2,458,576)

The accompanying notes are an integral part of these consolidated financial statements.

WEWORK INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(Amounts in thousands)	2020	2019	2018
Cash Flows from Operating Activities:
Net loss	$(3,833,857)	$(3,774,887)	$(1,927,419)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	779,368	589,914	313,514
Impairment of property and equipment	3,066	63,128	29,572
Impairment/(gain on sale) of goodwill, intangibles and other assets	1,355,921	335,006	—
Non-cash transaction with principal shareholder	—	185,000	—
Loss on extinguishment of debt	77,336	—	—
Stock-based compensation expense	62,776	358,969	69,400
Cash paid to settle employee stock awards	(3,141)	—	(13,939)
Issuance of stock for services rendered	7,893	20,367	18,957
Non-cash interest expense	172,112	14,917	127,716
Provision for allowance for doubtful accounts	67,482	22,221	6,722
(Income) loss from equity method and other investments	44,788	32,206	12,638
Distribution of income from equity method and other investments	4,191	—	—
Foreign currency (gain) loss	(149,196)	(30,915)	80,587
Change in fair value of financial instruments	(819,647)	(239,145)	—
Contingent consideration fair market value adjustment	(122)	(60,667)	76,439
Changes in operating assets and liabilities:
Operating lease right-of-use assets	1,024,709	(5,850,744)	—
Current and long-term lease obligations	502,025	7,672,358	—
Deferred rent	—	—	1,278,348
Lease incentive receivable	—	—	(121,734)
Deferred lease acquisition costs	—	—	(40,352)
Accounts receivable and accrued revenue	(32,749)	(175,262)	(69,403)
Other assets	(28,148)	(126,870)	(211,690)
Accounts payable and accrued expenses	(164,190)	390,609	147,627
Deferred revenue	32,803	90,445	54,782
Other liabilities	39,731	38,840	1,618
Deferred income taxes	(159)	(3,734)	(10,112)

Net cash provided by (used in) operating activities	(857,008)	(448,244)	(176,729)
Cash Flows from Investing Activities:
Purchases of property and equipment	(1,441,232)	(3,488,086)	(2,055,020)
Capitalized software	(22,614)	(40,735)	(8,891)
Sale of software license	—	—	9,000
Change in security deposits with landlords	526	(140,071)	(95,463)
Proceeds from asset divestitures and sale of investments, net of cash divested	1,172,860	16,599	2,202
Contributions to investments	(99,146)	(80,674)	(121,626)
Loans to employees and related parties	—	(5,580)	(1,859)
Cash used for acquisitions, net of cash acquired	—	(1,036,973)	(204,141)
Deconsolidation of cash of ChinaCo, net of cash received	(54,481)	—	—

Net cash provided by (used in) investing activities	(444,087)	(4,775,520)	(2,475,798)

WEWORK INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS – (CONTINUED)

	Year Ended December 31,
(Amounts in thousands)	2020	2019	2018
Cash Flows from Financing Activities:
Principal payments for property and equipment acquired under finance leases	$(4,021)	$(3,590)	$(1,869)
Proceeds from issuance of debt	34,309	662,395	768,795
Proceeds from unsecured related party debt	1,200,000	—	—
Proceeds from issuance of convertible related party liabilities	—	4,000,000	1,000,000
Repayments of debt	(813,140)	(3,088)	(1,085)
Bond repurchase	—	(32,352)	—
Debt and equity issuance costs	(12,039)	(71,075)	(23,227)
Loans payable to related parties	—	—	(27,552)
Proceeds from exercise of stock options and warrants	212	38,823	3,505
Proceeds from issuance of noncontrolling interests	100,628	538,934	747,907
Distributions to noncontrolling interests	(319,860)	(40,000)	—
Payments for contingent consideration and holdback of acquisition proceeds	(39,701)	(38,280)	(14,436)
Proceeds relating to contingent consideration and holdbacks of disposition proceeds	613	—	—
Additions to members’ service retainers	382,184	703,265	359,634
Refunds of members’ service retainers	(575,999)	(497,761)	(153,203)

Net cash provided by (used in) financing activities	(46,814)	5,257,271	2,658,469
Effects of exchange rate changes on cash, cash equivalents and restricted cash	1,374	3,239	(13,119)

Net increase (decrease) in cash, cash equivalents and restricted cash	(1,346,535)	36,746	(7,177)
Cash, cash equivalents and restricted cash—Beginning of period	2,200,688	2,163,942	2,171,119

Cash, cash equivalents and restricted cash—End of period	$854,153	$2,200,688	$2,163,942

	Year Ended December 31,
(Amounts in thousands)	2020	2019	2018
Cash and cash equivalents	$800,535	$1,340,140	$1,744,209
Restricted cash	53,618	856,255	419,733
Cash and cash equivalents held for sale	—	1,138	—
Restricted cash held for sale	—	3,155	—

Cash, cash equivalents and restricted cash	$854,153	$2,200,688	$2,163,942

WEWORK INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS – (CONTINUED)

	Year Ended December 31,
(Amounts in thousands)	2020	2019	2018
Supplemental Cash Flow Disclosures:
Cash paid during the period for interest (net of capitalized interest of $2,981, $13,358 and $0 during 2020, 2019 and 2018, respectively)	$120,234	$74,195	$41,326
Cash paid during the period for income taxes, net of refunds	29,376	27,989	4,376
Cash received for operating lease incentives — tenant improvement allowances	1,331,660	1,134,216	673,415
Cash received for operating lease incentives — broker commissions	17,583	64,246	30,627
Supplemental Disclosure of Non-cash Investing & Financing Activities:
Property and equipment included in accounts payable and accrued expenses	198,040	642,161	485,037
Additions to property and equipment from non-cash capitalized interest and amortization of deferred financing costs	7,436	36,699	—
Issuance of shares for goods received capitalized in property and equipment	390	1,100	1,087
Issuance of stock in connection with acquisitions	217	198,521	274,118
Acquisition consideration holdback included in other liabilities	1,593	45,043	43,156
Transfer of assets to held for sale	—	134,958	—
Transfer of liabilities related to assets held for sale	—	25,442	—
Consideration holdbacks and other receivables relating to dispositions	20,500	—	—
Decrease in consolidated total assets resulting from the deconsolidation of ChinaCo (excluding amounts that previously eliminated in consolidation)	1,764,458	—	—
Decrease in consolidated total liabilities resulting from the deconsolidation of ChinaCo (excluding amounts that previously eliminated in consolidation)	1,983,631	—	—
Conversion of net intercompany receivables into equity method investment in ChinaCo, at fair value	26,330	—	—
Conversion of equity method investment to equity in consolidated 424 Fifth Venture	—	50,000	—
Transfer of acquisition deposit to contribution to equity method investment	—	—	52,858
Non-cash settlement of employee loans	14,736	21,666	—
Non-cash transaction with principal shareholder	—	185,000	—
Warrants issued as debt issuance costs	—	853,317	—
Conversion of related party liabilities to into capital	21,641	2,697,522	—
Distribution of investment to noncontrolling interest holder	6,646	—	—

Additional ASC 842 Supplemental Disclosures

	Year Ended December 31,
(Amounts in thousands)	2020	2019
Cash paid for fixed operating lease costs included in the measurement of lease obligations in operating activities	$2,289,691	$1,551,573
Cash paid for interest relating to finance leases in operating activities	4,676	4,622
Cash paid for principal relating to finance leases in financing activities	4,021	3,590
Right-of-use assets obtained in exchange for finance lease obligations	920	14,803
Right-of-use assets obtained in exchange for operating lease obligations, net of modifications and terminations	(106,796)	9,304,066

The accompanying notes are an integral part of these consolidated financial statements.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
Note 1. Organization and Business
WeWork Companies Inc. was founded in 2010. The We Company was incorporated under the laws of the state of Delaware in April 2019 as a direct wholly-owned subsidiary of WeWork Companies Inc. As a result of various legal entity reorganization transactions undertaken in July 2019, The We Company became the holding company of our business, and the then-stockholders of WeWork Companies Inc. became the stockholders of The We Company.
Effective October 14, 2020, The We Company changed its legal name to WeWork Inc.
WeWork Inc. holds an indirect general partner interest and indirect limited partner interests in The We Company Management Holdings L.P. (the “WeWork Partnership”). The WeWork Partnership owns 100% of the equity in WeWork Companies LLC. WeWork Inc., through the WeWork Partnership and WeWork Companies LLC, holds all the assets held by WeWork Companies Inc. prior to the legal entity reorganization and is subject to all the liabilities to which WeWork Companies Inc. was subject prior to the legal entity reorganization.
The legal entity reorganization was accounted for as a transfer among entities under common control and the assets and liabilities transferred were recorded based on historical cost and the financial statements are presented as if the transfer occurred at the beginning of the periods presented. WeWork Companies Inc. is the predecessor of WeWork Inc. for financial reporting purposes.
Our core global business offering integrates space, community, services and technology in 851 locations around the world as of December 1, 2020. Our membership offerings are designed to accommodate our members’ distinct space needs. We provide our members the optionality to choose from a dedicated desk, a private office or a fully customized floor with the flexibility to choose the type of membership that works for them on a monthly subscription basis, through a multi-year membership agreement or on a pay-as-you-go basis.
The Company’s operations are headquartered in New York.
All references to “we”, “us”, “our”, “WeWork” and the “Company” are references to WeWork Inc. and its subsidiaries on a consolidated basis; and all references to “SBG” are references to SoftBank Group Corp. or a controlled affiliate or subsidiary thereof, but, unless the context otherwise requires, does not include SVF Endurance (Cayman) Limited (“SVFE”) or SoftBank Vision Fund (AIV M1) L.P. (“SoftBank Vision Fund”).
In October 2019, and as subsequently amended, the Company entered into an agreement with SBG and SoftBank Vision Fund for additional equity and debt financing, as well as a number of changes to the Company’s corporate governance, including changes to the voting rights associated with certain series of the Company’s capital stock (the “Master Transaction Agreement”). The changes associated with this October 2019 agreement, and related agreements and amendments entered into subsequent to October 2019, as described throughout these financial statement notes, are collectively referred to as the “SoftBank Transactions”. SBG is a principal stockholder with representation on the Company’s Board of Directors.
Note 2. Summary of Significant Accounting Policies
Basis of Presentation and Principles of Consolidation
— The accompanying consolidated financial statements and notes to the consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and include the accounts of the Company, its majority-owned subsidiaries, and variable interest entities (“VIEs”) for which the Company is the primary beneficiary. All intercompany accounts and transactions have been eliminated in consolidation. The Company operates as a single operating segment. See Note 26 for further discussion on the Company’s segment reporting.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

The Company is required to consolidate entities deemed to be VIEs in which the Company is the primary beneficiary. The Company is considered to be the primary beneficiary of a VIE when the Company has (i) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (ii) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE.
JapanCo, WeCap Manager and WeCap Holdings Partnership (each as defined and discussed in Note 6) are the Company’s only consolidated VIEs as of December 31, 2020. In March 2020, in connection with the sale of the property held by the 424 Fifth Venture (the “424 Fifth Venture Transaction”), redemption payments were made to the noncontrolling interest holders in the 424 Fifth Venture and the 424 Fifth Venture became a wholly owned subsidiary of the Company and is no longer a VIE. In April 2020, in connection with the SoftBank Transactions, the Company completed the acquisition of the noncontrolling interest in PacificCo (as defined in Note 6) and PacificCo became a wholly owned subsidiary of the Company and is no longer a VIE. In September 2020, the Company transferred its variable interest and control over the Creator Fund (as defined in Note 6) to an affiliate of SBG and the Creator Fund was deconsolidated from the Company’s financial statements. In October 2020, the Company restructured its ownership interests in ChinaCo (as defined in Note 6) such that the Company is no longer the primary beneficiary of ChinaCo and as a result, beginning on October 2, 2020, ChinaCo was deconsolidated (the “ChinaCo Deconsolidation”) and the Company’s remaining ordinary share investment represents an unconsolidated VIE that is accounted for as an equity method investment. See Note 6 for further discussion of these transactions. See Note 11 for discussion of the Company’s non-consolidated
VIEs.
A noncontrolling interest in a consolidated subsidiary represents the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to the Company. Noncontrolling interests are presented as a separate component of equity in the consolidated balance sheets and the presentation of net income in the consolidated statements of comprehensive loss, is modified to present earnings and other comprehensive income attributed to controlling and noncontrolling interests.
The Company’s convertible preferred stock and noncontrolling interests that are redeemable upon the occurrence of an event that is not solely within the control of the Company are classified outside of permanent equity. As it is not probable that amounts will become redeemable, no remeasurement is required. The Company will continue to monitor the probability of redemption. The Company’s noncontrolling interests that have redemption features within the Company’s control are classified within permanent equity and are described further below.
The redemption value of the WeWork Partnerships Profits Interest Units (as discussed in Note 22) that were awarded to management are measured based upon the aggregate redemption value and takes into account the proportion of employee services rendered under the WeWork Partnerships Profits Interest Units vesting provisions. The redemption value will vary from period to period based upon the fair value of the Company, whereby the intrinsic value (per-unit fair value of the Company is greater than the per-unit distribution threshold) will be reflected as a noncontrollling interests in the equity section of the consolidated balance sheets with a corresponding entry to additional paid-in-capital. The intrinsic value of the WeWork Partnership Profits Interests will be remeasured each period until the WeWork Partnerships Profits Interests are converted to shares.
The Company’s other noncontrolling interests represent substantive profit-sharing arrangements and profits and losses are attributed to the controlling and noncontrolling interests using the hypothetical-liquidation-at-book-value
method.
Use of Estimates
— The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amount of revenues and expenses during the reporting periods.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Estimates inherent in the current financial reporting process inevitably involve assumptions about future events. Actual results could differ from those estimates. Since December 2019, a novel strain of coronavirus, referred to as the
COVID-19
virus, has spread to countries in which we operate.
COVID-19
has become a global pandemic. Authorities in jurisdictions where our locations are located have at times issued stay-at-home
orders, restrictions on certain activities such as travel and on the types of businesses that may continue to operate. As the pandemic has adversely affected and may continue to adversely affect our revenues and expenditures, the extent and duration of these restrictions and overall macroeconomic impact of the pandemic will have an effect on estimates used in the preparation of financial statements. This includes the net operating income (“NOI”) assumptions in our long-lived asset impairment testing, the ultimate collectability of accounts receivable due to the effects of
COVID-19
on the financial position of our members, the timing of capital expenditures, fair value measurement changes for assets and liabilities that the Company measures at fair value and our assessment of our ability to continue to meet our obligations as they come due.
Our liquidity forecasts are based upon continued execution of the Company’s operational restructuring program and also includes management’s best estimate of the impact that the outbreak of
COVID-19
may continue to have on our business and our liquidity needs; however, the extent to which our future results and liquidity needs are further affected by the continued impact of
COVID-19
will largely depend on the continued duration of closures, and delays in location openings, the success of ongoing vaccination efforts, the effect on demand for our memberships, any permanent shifts in working from home, how quickly we can resume normal operations and our ongoing lease negotiations with our landlords, among others. We believe continued execution of our operational restructuring program and our current liquidity position will be sufficient to help us mitigate the continued near-term uncertainty associated with
COVID-19,
however our assessment assumes a recovery in our revenues and occupancy beginning in the second half of 2021 with a gradual return toward pre-COVID
levels achieved by the end of 2021. If revenues continue to decline during 2021 and/or we do not experience a recovery consistent with our projected timing, additional capital sources may be required, the timing and source of which are uncertain. There is no assurance we will be successful in securing the additional capital infusions if needed.
Cash and Cash Equivalents
— Cash and cash equivalents consist of highly liquid marketable securities with original maturities of three months or less at the time of purchase. Cash equivalents are presented at cost, which approximates fair value.
Restricted Cash
- Restricted cash consists primarily of amounts provided to banks to secure letters of credit issued under certain of the Company’s credit agreements as required by various leases. Transfers between restricted and unrestricted cash accounts are not reported within the statements of cash flows. Only restricted cash receipts or payments from restricted cash directly to third parties are reported in the statements of cash flows as either an operating, investing or financing activity, depending on the nature of the transaction.
Allowance for Doubtful Accounts
— The Company adopted ASU
No. 2016-13,
Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
(“ASU
2016-13”)
on January 1, 2020, as discussed in “—
Recently Adopted Accounting Pronouncements”
below. In accordance with the revised guidance, management determines an allowance that reflects its best estimate of the accounts receivable due from members, related parties, landlords and others that it expects will not be collected. Management considers many factors in considering its reserve with respect to these accounts receivable, including historical data, experience, creditworthiness, income trends, as well as current and forward looking conditions. Recorded liabilities associated with members’ service retainers are also considered when estimating the allowance for doubtful accounts as we have the contractual right to apply members’ service retainers to outstanding receivables.
Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded as a reduction of bad debt expense when received. As of December 31, 2020 and 2019, the Company

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

recorded $107.8 million and $16.7 million, respectively, as an allowance for doubtful accounts on accounts receivable and accrued revenue.
Property and Equipment
— Property and equipment are recorded at cost less accumulated depreciation. A variety of costs are incurred in the construction of leasehold improvements including development costs, construction costs, salaries and related costs, and other costs incurred during the period of development. After a determination is made to capitalize a cost, it is allocated to the specific component of a project that is benefited. The Company capitalizes costs until a project is substantially completed and occupied, or held available for occupancy, and capitalizes only those costs associated with the portions under development. Subsequent expenditures that extend the useful life of an asset are also capitalized. Leasehold improvements are amortized over the lesser of the estimated useful life of the improvements or the remaining term of the lease using the straight-line method. Furniture and equipment are depreciated over three to twenty years also using the straight-line method. Costs associated with repairs and maintenance of property and equipment that do not extend the normal useful life of an asset are expensed as incurred and amounted to $49.6 million, $44.4 million and $25.0 million for the years ended December 31, 2020, 2019 and 2018, respectively.
Business Combinations
— We include the financial results of businesses that we acquire from the date of acquisition. We determine the fair value of assets acquired and liabilities assumed based on their estimated fair values as of the respective date of acquisition. The excess purchase price over the fair values of identifiable assets and liabilities is recorded as goodwill. Determining the fair value of assets acquired and liabilities assumed requires management to use significant judgment and estimates including the selection of valuation methodologies, estimates of future revenue and cash flows, discount rates and selection of comparable companies. Our estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period we may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill.
Transaction costs associated with business combinations are expensed as incurred, and are included in selling, general and administrative expenses in our consolidated statements of operations.
Goodwill
— Goodwill represents the excess of the purchase price of an acquired business over the fair value of the assets acquired less liabilities assumed in connection with the acquisition. Goodwill is not amortized, but instead is tested for impairment at least annually at each reporting unit level, or more frequently if events or changes in circumstances indicate that the carrying amount may be impaired, and is required to be written down when impaired.
The guidance for goodwill impairment testing begins with an optional qualitative assessment to determine whether it is more likely than not that goodwill is impaired. The Company is not required to perform a quantitative impairment test unless it is determined, based on the results of the qualitative assessment, that it is more likely than not that goodwill is impaired. The quantitative impairment test is prepared at the reporting unit level. In performing the impairment test, management compares the estimated fair values of the applicable reporting units to their aggregate carrying values, including goodwill. If the carrying amounts of a reporting unit including goodwill were to exceed the fair value of the reporting unit, an impairment loss is recognized within our consolidated statements of operations in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.
The process of evaluating goodwill for impairment requires judgments and assumptions to be made to determine the fair value of the reporting unit, including discounted cash flow calculations, assumptions market participants would make in valuing each reporting unit and the level of the Company’s own share price.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Intangible Assets, net
— The Company capitalizes purchased software and computer software development costs for internal use when the amounts have a useful life or contractual term greater than twelve months. Purchased software consists of software products and licenses which are amortized over the lesser of their estimated useful life or the contractual term. Internally developed software costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external direct costs of the development are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of substantially all testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable that the expenditure will result in additional functionality. Internal use software is amortized on a straight-line basis over its estimated useful life, generally three years. Maintenance and training costs are expensed as incurred.
Acquired intangible assets are carried at cost and finite-lived intangible asset are amortized on a straight-line basis over their estimated useful lives. We determine the appropriate useful life of our intangible assets by measuring the expected cash flows of acquired assets. The initial estimated useful life of the Company’s finite-lived intangible assets range from one year to ten years.
The Company tests goodwill and indefinite-lived intangible asset balances for impairment annually in the fourth quarter of each year as of October 1, or more frequently if circumstances indicate that the value of goodwill may be impaired.
Impairment of Long-Lived Assets
— Long-lived assets, including property and equipment,
right-of-use
assets, capitalized software, and other finite-lived intangible assets, are evaluated for recoverability when events or changes in circumstances indicate that the asset may have been impaired. In evaluating an asset for recoverability, the Company considers the future cash flows expected to result from the continued use of the asset and the eventual disposition of the asset. If the sum of the expected future cash flows, on an undiscounted basis, is less than the carrying amount of the asset, an impairment loss equal to the excess of the carrying amount over the fair value of the asset is recognized. During the years ended December 31, 2020, 2019 and 2018, the Company recorded $3.1 million, $63.1 million and $29.6 million, respectively, in routine impairment charges and property and equipment write-offs relating to excess, obsolete or slow-moving inventory of furniture and equipment, early termination of leases and cancellation of other deals or projects occurring in the ordinary course of business. These impairment charges are included as a component of selling, general and administrative expenses in the accompanying consolidated statements of operations. In connection with operational restructuring program described in Note 3 and related changes in the Company’s leasing plans and planned or completed disposition of certain non-core
operations, as well as the impact to the Company’s business as a result of
COVID-19,
the Company has also recorded various other
non-routine
write-offs, impairments and gains on sale of goodwill, intangibles and various other assets. These non-routine
charges totaled $1,355.9 million and $335.0 million during the years ended December 31, 2020 and 2019, respectively, and are included as impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying consolidated statements of operations.
Assets Held for Sale
— The Company classifies an asset (or assets to be disposed of together as a group) as held for sale when management, having the authority to approve the action, commits to a plan to sell the assets, the assets are available for immediate sale in their present condition, subject only to terms that are usual and customary for sales of such assets, an active program to locate a buyer and other actions required to complete the plan to sell have been initiated and it is probable the transfer of the assets are expected to qualify for recognition as a completed sale within one year, except if events or circumstances beyond the Company’s control extend the period of time required to sell the assets beyond one year. Prior period balances are not reclassified. Assets classified as held for sale are being actively marketed for sale at a price that is reasonable in relation to their current fair value and actions required to complete the sale plan indicate it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Assets that are classified as held for sale and the related liabilities directly associated with those that will be transferred in that transaction are initially measured at the lower of their carrying value or fair value less any costs to sell and depreciation and amortization expense is no longer recorded. Any loss resulting from this measurement is recognized in the period in which the held for sale criteria are met.
The fair value of assets held for sale less any costs to sell is assessed each reporting period they remain classified as held for sale and any subsequent changes are reported as an adjustment to the carrying amount of the assets, as long as the adjusted carrying amount does not exceed the carrying amount of the assets at the time it was initially classified as held for sale. Gains are not recognized on the sale of an asset until the date of sale.
During the fourth quarter of 2019, management approved the disposal through sale of certain assets and businesses. As of December 31, 2019, these assets and the liabilities directly associated with those assets that were expected to be transferred in those transactions were reclassified to held for sale on the accompanying balance sheet. These disposal transactions and others that closed during 2020 did not qualify as discontinued operations. As of December 31, 2020 there are no assets classified as held for sale. See Note 8 for further discussion.
Deferred Financing Costs
— Deferred financing costs consist of fees and costs incurred to obtain financing. Such costs are capitalized and amortized as interest expense using the effective interest method, over the term of the related loan. As of December 31, 2020 and 2019, the Company recorded $705.0 million and $883.6 million, respectively, of deferred financing costs, net of accumulated amortization, in other assets in the accompanying consolidated balance sheets related to the Company’s credit agreements (see Note 12). As of December 31, 2020 and 2019, the Company also recorded $11.4 million and $31.0 million, respectively, of unamortized debt issuance costs as a reduction to the long-term debt, net (see Note 15). For the years ended December 31, 2020, 2019 and 2018, the Company recognized $172.1 million, $3.9 million and $3.2 million, respectively, in interest expense, relating to the amortization of deferred financing costs.
Income Taxes
— The Company accounts for income taxes under the asset and liability method. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases, operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the tax rates are enacted. The measurement of deferred tax assets is reduced, if necessary, by a valuation allowance for any tax benefits for which future realization is uncertain.
The Company has elected to recognize earnings of foreign affiliates that are determined to be global intangible low tax income in the period it arises and do not recognize deferred taxes for basis differences that may reverse in future years.
Revenue Recognition
— The Company adopted Accounting Standard Codification (“ASC”) No. 606,
Revenue from Contracts with Customers,
on January 1, 2019 (“ASC 606”) using the modified retrospective transition approach applied to those contracts that were not completed as of January 1, 2019. Prior period amounts were not adjusted and continue to be reported in accordance with ASC 605,
Revenue Recognition
. For revenue contracts which do not qualify as leases in accordance with ASC 842,
Leases
(“ASC 842”) the Company recognizes revenue under the five-step model required under ASC 606, which requires the Company to identify the relevant contract with the customer, identify the performance obligations in the contract, determine the transaction price, allocate the transaction price to the performance obligations identified and recognize revenue when (or as) each performance obligation is satisfied.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

The Company’s primary revenue categories, related performance obligations and associated recognition patterns are as follows:
Membership and Service Revenue
— The Company sells memberships to individuals and organizations that provide access to office space, use of a shared internet connection, access to certain facilities (kitchen, common areas, etc.), a monthly allowance of conference room reservation hours, printing and copying and access to the WeWork mobile application. The price of each membership is based on factors such as the particular characteristics of the workspace occupied by the member, the geographic location of the workspace and the size of the workspace. The membership contracts may contain renewal options that may be exercised at the discretion of the member to extend the term beyond the initial term. All services included in a monthly membership allowance that remain unused at the end of a given month expire.
Membership revenue consists primarily of fees from members, net of discounts for the access to office space provided. The majority of the Company’s membership contracts are accounted for as revenue in accordance with ASC 606 and are recognized over time, evenly on a ratable basis, over the life of the agreement, as services are provided and the performance obligation is satisfied.
Certain of the Company’s membership contracts with its members related to “configured” workspaces which meet the definition of operating leases under ASC 842. The Company has elected not to separate non-lease
components from lease components for all membership agreements with configured workspaces. The rental revenue recognized under ASC 842 is recognized evenly on a ratable basis over the term of the arrangement, consistent with the revenue recognition pattern for the membership services arrangements accounted for under ASC 606. We have also elected the practical expedient for our membership contracts accounted for under ASC 842 to exclude sales and use taxes and value added taxes we collect from members from consideration in the contract and from variable payments not included in the consideration in the contract. We recognize property taxes that we pay directly to taxing authorities and any reimbursement for such taxes from our members on a gross basis.
Service revenue consists of additional billings to members for the ancillary services they may access through their memberships in excess of monthly allowances included in membership revenue, commissions earned by the Company on various services and benefits provided to our members and management fee income for services provided to Unconsolidated Locations subject to joint venture or other management arrangements, which as of December 31, 2020 included locations in India (“IndiaCo”) and Greater China (as defined in Note 6 (“ChinaCo”)). Members may elect whether they want to add-on
additional services at the inception of their agreement. Additional fees for add-on
services are included in the transaction price when elected by the member. To the extent a member elects an add-on
service subsequent to the commencement of a commitment period, the additional add-on
fee will be added to transaction price at that point in time.
The Company’s individual locations may include a combination of membership contracts for which revenue is recognized in accordance with ASC 606 and ASC 842 and the location operating expenses are incurred for the location as a whole and not segregated by individual member spaces and as a result, when evaluating the cost of services for membership and service revenue, both contract types are combined to evaluate the gross profit or performance of an individual location.
Other Revenue
— Other revenue includes revenue generated from various other offerings and business lines, not directly related to the revenue we earn under our membership agreements through which we provide space-as-a-service.
Other revenue primarily includes design and development services, tuition for education programs, software and other subscription revenue, income generated from sponsorships and ticket sales from WeWork branded events and management and advisory fees earned.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Design and development services performed are recognized as revenue over time based on a percentage of contract costs incurred to date compared to the total estimated contract cost. The Company identifies only the specific costs incurred which contribute to the Company’s progress in satisfying the performance obligation. Contracts are generally segmented between types of services, such as consulting contracts, design and construction contracts, and operate contracts. Revenues related to each respective type of contract are recognized as or when the respective performance obligations are satisfied. When total cost estimates for these types of arrangements exceed revenues in a fixed-price arrangement, the estimated losses are recognized immediately. The Company performs ongoing profitability analyses of its design and build services contracts accounted for using a cost-to-cost
measure of progress in order to determine the accuracy of the latest estimates of revenues, costs and profit margins. Changes to total contract revenue, and estimated cost or losses, if any, are recognized on a cumulative catch-up
basis in the period in which they are determined and may result in increases or decreases in revenues or costs. Significant judgment is required when estimating total cost including future labor and expected efficiencies, as well as whether a loss is expected to be incurred on the project.
Pre-contract
costs are expensed as incurred unless they are expected to be recovered from the customer. If the costs are recoverable, contract costs are capitalized and amortized over time consistent with the transfer of the services to which the asset relates.
Income generated from sponsorships and ticket sales from WeWork branded events are recognized upon the occurrence of the event. Other revenues are generally recognized over time, on a monthly basis, as the services are performed.
Billing terms and conditions generally vary by contract category. Amounts are billed as work progresses in accordance with agreed-upon contractual terms, either at periodic intervals (e.g., upfront, monthly or quarterly) or upon achievement of contractual milestones. For most of our standard memberships which are typically invoiced monthly, our payment terms are immediate. In most cases where timing of revenue recognition significantly differs from the timing of invoicing, the Company has determined that its contracts do not include a significant financing component. The Company elects the financing component practical expedient and does not adjust the promised amount of consideration in contracts where the time between cash collection and performance is less than one year.
Members’ Service Retainers
— Prior to moving into an office, members are generally required to provide the Company with a service retainer as detailed in their membership agreement. In the event of non-payment
of membership or other fees by a member, pursuant to the terms of the membership agreements, the amount of the service retainer may be applied against the member’s unpaid balance. The Company recognizes members’ service retainers as a liability as the Company expects to refund some or all of that consideration to the member.
Contract Assets and Receivables
— The Company classifies the right to consideration in exchange for solutions or services provided to a customer as either a receivable or a contract asset. A receivable is a right to consideration that is unconditional as compared to a contract asset which is a right to consideration that is conditional upon factors other than the passage of time. Contracts that contain both contract assets and liabilities are recorded on a net basis. Contract assets that are expected to be billed beyond the next 12 months are considered long-term contract assets and included in other assets.
Deferred Revenue
— Deferred revenue represents collections from customers for which revenue has not been recognized to date. Deferred revenue is classified as a current liability as it is expected to be recognized as revenue within the next twelve months.
Assets Recognized from the Costs to Obtain a Contract with a Customer
— Incremental costs (e.g., member referral fees) of obtaining a contract are capitalized and amortized into expense on a straight-line basis over the

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

underlying contract period if the Company expects to recover those costs. The incremental costs of obtaining a contract include only those costs the Company incurs to obtain a contract that it would not have incurred if the contract had not been obtained. The costs associated with significant member referral fees are amortized over the underlying contract period, even if the contract term is less than twelve months.
Taxes collected from customers and remitted to governmental authorities are presented on a net basis.
Leasing Arrangements
— The Company adopted ASC 842 and the related amendments during the three months ended June 30, 2019, using the modified retrospective approach, as if such adoption had occurred on January 1, 2019. The results as of and for the year ended December 31, 2019 are presented in accordance with ASC 842, while prior period amounts were not adjusted and continue to be reported in accordance with ASC 840,
Leases
(“ASC 840”).
The Company has a significant portfolio of real estate leases entered into in connection with operating its business. The Company also leases certain equipment and has service contracts, including warehouse agreements, where we control identified assets, such as warehouse space, and therefore these arrangements represent embedded leases under ASC 842. The Company determines whether an arrangement is a lease at inception.
The Company has made an accounting policy election to exempt leases with an initial term of 12 months or less from being recognized on the balance sheet. Short-term leases primarily relate to leases of office equipment and are not significant in comparison to the Company’s overall real estate portfolio. Payments related to those leases are recognized in the consolidated statement of operations on a straight-line basis over the lease term.
For leases with initial terms of greater than 12 months, the Company determines its classification as an operating or finance lease. At lease commencement, the Company recognizes a lease obligation and corresponding right-of-use
asset based on the initial present value of the fixed lease payments using the Company’s incremental borrowing rates for its population of leases. The incremental borrowing rate represents the rate of interest the Company would have to pay to borrow over a similar term, and with a similar security, in a similar economic environment, an amount equal to the fixed lease payments. The commencement date is the date the Company takes initial possession or control of the leased premise or asset, which is generally when the Company enters the leased premises and begins to make improvements in preparation for its intended use.
The Company’s leases do not provide a readily determinable implicit discount rate. Therefore, management estimates the incremental borrowing rate used to discount the lease payments based on the information available at lease commencement. The Company utilized a model consistent with the credit quality for its outstanding debt instruments to estimate its specific incremental borrowing rates that align with applicable lease terms.
Non-cancelable
lease terms for most of the Company’s real estate leases typically range between
10-20
years and may also provide for renewal options. Renewal options are typically solely at the Company’s discretion and are only included within the lease obligation and right-of-use
asset when the Company is reasonably certain that the renewal options would be exercised.
The Company’s leases may include base rent payments and rent payments that include escalation terms on the amount of base rent which may vary by market with examples including fixed-rent escalations or escalations based on an inflation index or other market adjustments. Variable lease payments that depend on an index or rate are included in lease payments and are measured using the prevailing index or rate at lease inception or the measurement date. Changes to the index or rate are recognized in the period of change.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Most leases require the Company to pay common area maintenance, real estate taxes and other similar costs. Common area maintenance is considered a non-lease
component whereas real estate taxes are not components of a lease as defined in ASC 842. The Company has elected not to separate non-lease
components from lease components for all asset classes in our real estate portfolio. To the extent that such costs represent non-lease
components and payments are fixed in the lease agreement, those costs are included in the lease payments used to calculate the lease obligation and are included within the total lease cost recognized on a straight-line basis over the lease term.
The Company expends cash for leasehold improvements and to build out and equip its leased locations. Generally, a portion of the cost of leasehold improvements is reimbursed to us by our landlords as a tenant improvement allowance. The Company may also receive a broker commission from the lessor for its role in identifying and negotiating certain of the Company’s leases. The Company recognizes lease incentives receivable relating to tenant improvement allowances and broker commissions receivable for its role in negotiating the Company’s leases, as a reduction of fixed lease payments at the lease commencement date, reducing the initial measurement of the lease obligation and right-of-use
asset. The Company considers lease incentive receivables to represent a fixed future receipt due from the landlord, as our practice and intent is to spend up to or more than the full amount of the tenant improvement allowance that is contractually provided under the terms of the contract as well as to collect any broker commission fees contractually due to the Company after lease commencement. The lease obligation recorded on the Company’s balance sheet will increase as the Company receives collections on its lease incentives receivable that were included as a component of the total lease obligation at lease commencement.
The Company also incurs certain costs in connection with obtaining or modifying a lease. Initial direct costs, or incremental costs of a lease that would not have been incurred if the lease had not been obtained, are included in the initial and subsequent measurement of the right-of-use
asset and amortized ratably over the lease term as part of the total lease cost. Costs to negotiate or arrange a lease that would have been incurred regardless of whether the lease was obtained, such as fixed employee salaries are not initial direct costs and are expensed as incurred.
The Company evaluates its
right-of-use
assets for impairment consistent with our property and equipment policy disclosure described above.
Operating Lease Cost
— In addition to base rent, a large majority of the Company’s lease agreements contain provisions for free rent periods, rent escalations, common area maintenance charges, real estate tax reimbursements, tenant improvement allowances and brokerage commissions received by the Company for negotiating the Company’s lease. These costs, or benefits in the case of the lease incentives due to the Company, are all considered a component of the total lease cost.
For leases that qualify as operating leases, the Company recognizes the associated fixed lease cost on a straight-line basis over the term of the lease beginning on the date of initial possession, which is generally when the Company enters the leased premises and begins to make improvements in preparation for its intended use. Cash payments made to landlords reduce the Company’s total lease obligation while the accretion of the lease obligation using the effective interest rate method, increases the liability over time. The difference between the total lease cost expensed on a straight-line basis and the accretion of the lease obligation over time using the effective interest rate method is recognized as a reduction to the lease right-of-use
asset, net on the accompanying balance sheet.
Variable lease cost includes any contingent rent payments based on percentages of revenue or other profitability metrics as defined in the lease, common area maintenance, the Company’s share of real estate taxes, or similar

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

charges that are variable in nature. Variable lease costs are not included as lease payments in the calculation of the lease obligation and are included in variable lease costs as incurred and when probable.
All cash payments for lease costs and cash receipts for lease incentives are included within operating activities in the statements of cash flows.
Finance Lease Cost
— For leases that qualify as a finance lease, the
right-of-use
assets related to finance lease obligations are recorded in property and equipment as finance lease assets and are depreciated over the shorter of the estimated useful life or the lease term and the expense is included as a component of depreciation and amortization expense on the accompanying consolidated statements of operations. Payments made under finance leases are allocated between a reduction of the lease obligation and interest expense using the effective interest method.
In the statements of cash flows, cash payments associated with finance leases are allocated between financing cash flows, for the portion related to the reduction of the lease obligation, and operating cash flows for the portion representing interest expense.
Lease Modifications/Termination Fees
— When a lease is modified, the lease liability and right of use asset is remeasured as of the effective date based on the reassessed remaining lease payments and prevailing incremental borrowing rate. Where the modification relates to a termination of the lease where the new expiration date is in a future period, any termination fees to be paid out are included in the remaining lease payments and are recognized over the remaining lease term. Where a lease is terminated and the effective date is immediate, the lease liability and right of use asset is derecognized and any difference is recognized as a gain or loss on termination. A termination penalty paid or received upon termination that was not already included in lease payments is included in the gain or loss on termination.
Asset Retirement Obligations
— Certain lease agreements contain provisions that require the Company to remove leasehold improvements at the end of the lease term. When such an obligation exists, the Company records an asset retirement obligation at the inception of the lease at its estimated fair value. The associated asset retirement costs are capitalized as part of the carrying amount of the leasehold improvements and depreciated over their useful life. The asset retirement obligation is accreted to its estimated future value as interest expense using the effective-interest rate method.
Location Operating Expenses
— Location operating expenses are expensed as incurred and relate only to WeWork and WeLive locations that are open for member operations. The primary components of location operating expenses are real estate operating lease cost such as base rent and tenancy costs including the Company’s share of real estate and related taxes and common area maintenance charges, personnel and related expenses, stock-based compensation expense, building operational costs such as utilities, maintenance and cleaning, insurance costs, office expenses such as telephone, internet and printing costs, security expenses, parking expense, credit card processing fees, building events, food and other consumables, and other costs of operating our workspace locations. Employee compensation costs included in location operating expenses relate to the salaries, bonuses and benefits relating to the teams managing our community operations on a daily basis including facilities management. Sales incentive bonuses are also paid to employees as a means of compensating the community team members responsible for location level sales and member retention efforts.
Pre-opening
Location Expenses
—
Pre-opening
location expenses are expensed as incurred and consist of expenses incurred before a workspace location opens for member operations.
Pre-opening
location expenses also consist of expenses incurred during the period in which a workspace location has been closed for member

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

operations and all members have been relocated to a new workspace location, prior to management’s decision to enter negotiations to terminate a lease. The primary components of pre-opening
location expenses are real estate operating lease cost such as base rent and tenancy costs including the Company’s share of real estate and related taxes and common area maintenance charges, utilities, cleaning, personnel and related expenses, and other costs incurred prior to generating revenue.
Selling, General and Administrative Expenses
— Selling, general and administrative expenses are expensed as incurred and consist primarily of personnel and stock-based compensation related to corporate employees, member referral fees, technology, professional services including but not limited to legal and consulting, lease costs for our corporate offices and various other costs we incur to manage and support our business, advertising, public affairs and costs related to strategic events. During the years ended December 31, 2020, 2019 and 2018, the Company recorded $72.2 million, $137.6 million and $91.2 million, respectively, of advertising expenses.
Selling, general and administrative expenses also Includes cost of revenue in the amount of $248.8 million, $384.7 million and $164.7 million during the years ended December 31, 2020, 2019 and 2018, respectively, excluding depreciation and amortization of $0.2 million, $14.1 million and $12.6 million for the years ended December 31, 2020, 2019 and 2018, respectively, in connection with our Powered by We on-site
office design, development and management solutions and costs of providing various other products and services not directly related to the Company’s core space-as-a-service
offerings, including but not limited to the products and services offered by Meetup, Inc., Flatiron School, Inc., Conductor, Inc. and Managed by Q Inc. in the periods prior to their disposition as described in Note 7 and Note 8.
Also included are corporate design, development, warehousing, logistics and real estate costs and expenses incurred researching and pursuing new markets, solutions and services, and other expenses related to the Company’s growth and global expansion incurred during periods when the Company was focused on expansion. These costs include non-capitalized
personnel and related expenses for our development, design, product, research, real estate, growth talent acquisition, mergers and acquisitions, legal, technology research and development teams and related professional fees and other expenses incurred such as growth related recruiting fees, employee relocation costs, due diligence, integration costs, transaction costs, contingent consideration fair value adjustments relating to acquisitions, write-off
of previously capitalized costs for which the Company is no longer moving forward with the lease or project and other routine asset impairments and write-offs.
Restructuring and Other Related Costs
— Costs that are incurred or will be incurred in connection with a plan of action that will materially change the scope of business or the manner in which a business is conducted are recorded in accordance with ASC 420,
Exit or Disposal Cost Obligations
. Certain costs associated with the Company’s operational restructuring described in Note 3, including one-time
employee termination benefits provided to employees that will be or have been involuntarily terminated, contract termination costs and other exit costs, are accounted for under ASC 420 and are recognized as expense when management has committed to a plan, the plan is sufficiently detailed in order to estimate the costs, it is unlikely the plan will significantly change, and the plan has been communicated or notice has been given.
Stock-Based Compensation
— Stock-based compensation expense attributable to equity awards granted to employees and non-employees
is measured at the grant date based on the fair value of the award. For employee awards, the expense is recognized on a straight-line basis over the requisite service period for awards that actually vest, which is generally the period from the grant date to the end of the vesting period. For non-employee
awards, the expense for awards that actually vest is recognized based on when the goods or services are provided.
The Company generally estimates the fair value of stock option awards granted using the Black-Scholes-Merton option-pricing formula (the “Black-Scholes Model”) and a single option award approach. This model requires

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

various significant judgmental assumptions in order to derive a final fair value determination for each type of award, including the expected term, expected volatility, expected dividend yield, risk-free interest rate, and fair value of the Company’s stock on the date of grant. The expected option term for options granted is calculated using the “simplified method”. This election was made based on the lack of sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term. The simplified method defines the expected term as the average of the contractual term and the vesting period. Estimated volatility is based on similar entities whose stock prices are publicly traded. The Company uses the historical volatilities of similar entities due to the lack of sufficient historical data for the Company’s common stock price. Dividend yields are based on the Company’s history and expected future actions. The risk-free interest rate is based on the yield curve of a zero-coupon U.S. Treasury bond on the date the stock option award was granted with a maturity equal to the expected term of the stock option award. All grants of stock options generally have an exercise price equal to or greater than the fair market value of the Company’s common stock on the date of grant.
In situations where the exercise price of a stock option is greater than the fair market value of the Company’s common stock on the date of grant, the Company estimates the fair value of stock option awards granted using the binomial model. The binomial model incorporates assumptions regarding anticipated employee exercise behavior, expected stock price volatility, dividend yield and risk-free interest rate. Anticipated employee exercise behavior and expected post-vesting cancellations over the contractual term used in the binomial model are primarily based on historical exercise patterns. These historical exercise patterns indicate that exercise behavior between employee groups is not significantly different. For our expected stock price volatility assumption, the Company weights historical volatility and implied volatility and uses daily observations for historical volatility, while our implied volatility assumptions are based on actively traded options related to our common stock. The expected term is derived from the binomial model, based on assumptions incorporated into the binomial model as described above.
The Company estimated the fair value of the WeWork Partnerships Profits Interest Units awards in connection with the modification of the original stock options using the Hull-White model and a binomial lattice model in order to apply appropriate weight and consideration of the associated distribution threshold and catch-up
base amount. The Hull-White model requires similar judgmental assumptions as the Black-Scholes Model used for valuing the Company’s options.
Because the Company is privately held and there is no public market for our stock, the fair value of the Company’s equity is approved by the Company’s Board of Directors or the Compensation Committee thereof as of the date stock-based awards are granted. In estimating the fair value of our stock, the Company uses a third-party valuation specialist and considers factors it believes are material to the valuation process, including but not limited to, the price at which recent equity was issued by the Company to independent third parties or transacted between third parties, actual and projected financial results, risks, prospects, economic and market conditions, and estimates of weighted average cost of capital. The Company believes the combination of these factors provides an appropriate estimate of the expected fair value of the Company and reflects the best estimate of the fair value of the Company’s common stock at each grant date.
The Company has elected to recognize forfeitures of stock-based compensation awards as they occur. For awards subject to performance conditions, no compensation cost will be recognized before the performance condition is probable of being achieved. Recognition of any compensation expense relating to stock grants that vest contingent on an initial public offering or “Acquisition” (as defined in the 2015 Plan detailed in Note 22) will be deferred until consummation of such initial public offering or Acquisition.
Equity Method and Other Investments
— The Company accounts for equity investments under the equity method of accounting when the requirements for consolidation are not met, and the Company has significant

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

influence over the operations of the investee. When the requirements for consolidation and significant influence are not met, the Company also uses the equity method of accounting to account for investments in limited partnerships and investments in limited liability companies that maintain specific ownership accounts unless the Company’s interest is so minor that the Company has virtually no influence over partnership operating and financial policies. Equity method investments are initially recorded at cost and subsequently adjusted for the Company’s share of net income or loss and cash contributions and distributions and are included in equity method and other investments in the accompanying consolidated balance sheets. Equity investments that do not result in consolidation and are not accounted for under the equity method are measured at fair value, with any changes in fair value recognized in net income. For any such investments that do not have readily determinable fair values, the Company elects the measurement alternative to measure the investments at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer.
Equity method investments are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If it is determined that a loss in value of the equity method investment is other than temporary, an impairment loss is measured based on the excess of the carrying amount of an investment over its estimated fair value. Impairment analyses are based on current plans, intended holding periods, and available information at the time the analysis is prepared.
Certain of the Company’s investments in convertible notes are designated as available-for-sale
debt securities and remeasured at fair value, with net unrealized gains or losses reported as a component of accumulated other comprehensive income (loss). Interest income is accrued and reported within interest income on the consolidated statements of operations.
When the fair value of an
available-for-sale
(“AFS”) security is less than its amortized cost, the security is considered impaired. The Company adopted ASU
2016-13
on January 1, 2020, on a modified retrospective basis, upon adoption, we modified our impairment model for AFS debt securities and discontinued using the concept of “other than temporary” impairment on AFS debt securities. On a quarterly basis, the Company evaluates whether declines in fair value below amortized cost are due to expected credit losses, as well as our ability and intent to hold the investment until a forecasted recovery occurs. Allowance for credit losses on AFS debt securities are recognized in our consolidated statements of income, and any remaining unrealized losses, net of taxes, are included in accumulated other comprehensive income (loss) in stockholders’ equity. Prior to adoption, the Company evaluated its securities for other-than-temporary impairment (“OTTI”). If the Company intended to sell an impaired security, or it is more-likely-than-not
that the Company would be required to sell an impaired security before its anticipated recovery, then the Company recognized an OTTI through a charge to earnings equal to the entire difference between the investment’s amortized cost and its fair value at the measurement date. If the Company did not intend to sell an impaired security and it was not more-likely-than-not
that it would be required to sell an impaired security before recovery, the Company must further evaluate the security for impairment due to credit losses. The credit component of OTTI was recognized in earnings and the remaining component is recorded as a component of other comprehensive income. Following the recognition of an OTTI through earnings, a new amortized cost basis is established for the security. Subsequent differences between the new amortized cost basis and cash flows expected to be collected were accreted into income over the remaining life of the security as an adjustment to yield.
Foreign Currency
— The U.S. dollar is the functional currency of the Company’s consolidated and unconsolidated entities operating in the United States. For the Company’s consolidated and unconsolidated entities operating outside of the United States, the Company generally assigns the relevant local currency as the functional currency as the local currency is generally the principal currency of the economic environment in

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

which the foreign entity primarily generates and expends cash. The Company remeasures monetary assets and liabilities that are not denominated in the functional currency at exchange rates in effect at the end of each period. Gains and losses from these remeasurements are recognized in foreign currency gain (loss) on the accompanying consolidated statements of operations. Foreign currency transactions resulted in net gains (losses) of $149.2 million, $29.7 million and $(78.6) million, for the years ended December 31, 2020, 2019 and 2018, respectively, and relate primarily to intercompany transactions that are not of a long-term investment nature. At each balance sheet reporting date, the Company translates the assets and liabilities of its
non-U.S.
dollar functional currency entities into U.S. dollars using exchange rates in effect at the end of each period. Revenues and expenses for these entities are translated using rates that approximate those in effect during the period. Gains and losses from these translations are reported within accumulated other comprehensive income (loss) as a component of equity.
Fair Value Measurements
— The Company applies fair value accounting for all financial assets and liabilities and certain non-financial
assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring and nonrecurring basis. Assets and liabilities measured at fair value every reporting period include investments in cash equivalents, available-for-sale
debt securities, certain embedded derivatives requiring bifurcation, certain warrants issued classified as a liability in accordance with ASC 480,
Distinguishing Liabilities from Equity
(“ASC 480”), and contingent consideration liabilities relating to business combinations. Other assets and liabilities are subject to fair value measurements only in certain circumstances, including purchase accounting applied to assets and liabilities acquired in a business combination, impaired cost and equity method investments and long-lived assets that are written down to fair value when they are impaired.
Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company assumes the highest and best use of non-financial
assets by market participants and the market-based risk measurements or assumptions that market participants would use in pricing assets or liabilities, such as inherent risk, transfer restrictions and credit risk. Assets and liabilities are classified using a fair value hierarchy, which prioritizes the inputs used to measure fair value according to three levels, and bases the categorization of fair value measurements within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:
Level
 1
— Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level
 2
— Inputs that reflect quoted prices for identical assets or liabilities in markets that are not active, quoted prices for similar assets or liabilities in active markets, inputs other than quoted prices that are observable for the assets or liabilities or inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level
 3
— Unobservable inputs that the Company incorporates in its valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.
See Note 16 for additional discussion on the Company’s fair value measurements.
Contingent Consideration
— The fair value measurements of contingent consideration liabilities established in connection with business combinations are determined as of the acquisition date based on significant

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

unobservable inputs, including the discount rate, the price of the Company’s stock, estimated probabilities and timing of achieving specified milestones and the estimated amount of future sales. Contingent consideration liabilities are remeasured to fair value at each subsequent reporting date until the related contingency is resolved. Changes to the fair value of the contingent consideration liabilities can result from changes to one or a number of inputs, including discount rates, the probabilities of achieving the milestones, the time required to achieve the milestones and estimated future sales. Significant judgment is employed in determining the appropriateness of these inputs. Changes to the inputs described above could have a material impact on the Company’s financial position and results of operations in any given period.
Cash paid soon after the close of an acquisition is classified as a cash outflow from investing activities, while cash payments made after that time are classified as cash outflows from either financing or operating activities, depending on whether the amount paid is in excess of the contingent consideration recognized during the measurement period.
Recently Adopted Accounting Pronouncements
In June 2016, the FASB issued ASU
No. 2016-13,
Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments
(“ASU
2016-13”).
ASU
2016-13,
along with subsequently issued updates and amendments, changes how entities will measure credit losses for most financial assets and certain other instruments that are not measured at fair value through net income. The guidance replaces the current ‘incurred loss’ model with an ‘expected loss’ approach. Additionally, a subset of the guidance applies to available-for-sale
debt securities. The Company adopted ASU
2016-13
on January 1, 2020, on a modified retrospective basis, with a cumulative-effect adjustment to the opening balance of retained earnings of $0.2 million. Our primary financial instruments in-scope
for ASU
2016-13
are accounts receivable, accrued revenue, contract assets and available-for-sale
debt securities. Contract assets are included within other current assets and other assets on the consolidated balance sheet. Given the short-term nature of the receivables and minimal expected credit losses, the adoption of this guidance did not have a material impact on the Company’s consolidated balance sheet, consolidated statements of operations or consolidated statements of cash flows.
In October 2018, the FASB issued ASU
No. 2018-17,
Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities
(“ASU
2018-17”).
ASU
No. 2018-17
amends the guidance for determining whether a decision-making fee is a variable interest and requires organizations to consider indirect interests held through related parties under common control on a proportional basis rather than as the equivalent of a direct interest in its entirety. The Company adopted ASU
2018-17
on January 1, 2020 and the adoption of this guidance did not have a material impact on the Company’s consolidated balance sheet, consolidated statements of operations or consolidated statements of cash flows.
In April 2020, the FASB issued interpretive guidance in response to questions it received about how to account for the concessions many lessors are providing or are expecting to provide to lessees in response to the operational and financial challenges lessees are facing as a result of the
COVID-19
pandemic. The
question-and-answer
document states entities can elect not to evaluate whether a concession provided by a lessor to a lessee in response to the
COVID-19
pandemic is a lease modification. An entity that elects not to evaluate whether a concession is a modification can then elect to account for the concession as if it were contemplated in the existing contract. Entities may make these elections for any lessor-provided
COVID-19-related
relief (e.g., deferral of lease payments, cash payments, reduction of future lease payments) that does not result in a substantial increase in the rights of the lessor or the obligations of the lessee.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

The Company has elected to treat short-term
COVID-19
related concessions or deferrals provided to our members whose contracts qualify as a lease in accordance with ASC 842 as if it were contemplated in the existing contract and member concessions and deferrals that are expected to extend greater than 12 months or change the other terms of member leases are treated as modifications. The Company has elected to treat short-term
COVID-19
related rent concessions received from our landlords as variable lease expense and short-term lease deferrals as if there is no change in the contract.
COVID-19
related concessions and deferrals that are expected to extend greater than 12 months or change the other terms in the lease are treated as modifications and a full re-valuation
of the
right-of
use-asset
and liability is performed.
Recently Issued Accounting Pronouncements
In December 2019, the FASB issued ASU
2019-12,
Income Taxes (Topic 740)-Simplifying the Accounting for Income Taxes
(“ASU
2019-12”).
ASU
2019-12
simplifies accounting for income taxes by removing certain exceptions from the general principles in Topic 740 and clarifying certain aspects of the current guidance to promote consistency among reporting entities. ASU
2019-12
is effective for public companies for fiscal years beginning after December 15, 2020, including applicable interim periods. The Company anticipates that the adoption of ASU
2019-12
will not have a material impact on its consolidated financial statements.
Note 3. Restructuring, Impairments and Gains on Sale
In September 2019, the Company initiated an operational restructuring program that included a change in executive leadership and plans for cost reductions that aim to improve the Company’s operating performance. Throughout 2020, the Company has made significant progress towards it operational restructuring goals including divesting or winding down various non-core
operations not directly related to our core
space-as-a-service
offering, significant reductions in costs associated with selling, general and administrative expenses, the successful termination of leases associated with a total of 82 consolidated pre-open
locations (including seven associated with ChinaCo during the nine months ended September 30, 2020 that it was consolidated) and we also strategically closed 24 previously open Consolidated Locations (including nine associated with ChinaCo during the nine months ended September 30, 2020 that it was consolidated) as part of our efforts to right-sizing
our existing portfolio to better match supply with demand in certain markets and to help improve overall operating performance.
During 2021, the Company anticipates there will be additional restructuring and related costs consisting primarily of one-time
employee termination benefits, lease termination charges and other exit costs, as the Company is still in the process of finalizing its operational restructuring plans. The Company anticipates all such activities will be substantially complete by the end of 2021.
During the year ended December 31, 2020, the Company incurred a total of $206.7 million of expense included in restructuring and other related costs on the accompanying consolidated statements of operations. The $206.7 million of expense consists of $191.6 million of one-time
employee termination benefits, offset by $(37.4) million of net gains on lease terminations and $52.5 million of legal and other exit costs.
During the year ended December 31, 2019, the Company incurred a total of $329.2 million of expense included in restructuring costs and other related costs on the accompanying consolidated statements of operations. The $329.2 million of expense consists of $185.0 million in connection with a non-compete
agreement, $139.3 million of
one-time
employee termination benefits and other costs including $3.2 million of lease termination charges and $1.6 million of legal fees.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

As of December 31, 2020, net restructuring liabilities totaled approximately $28.9 million including $29.5 million included in accounts payable and accrued expenses, net of $0.6 million in receivables from landlords in connection with lease terminations included in other current assets in the consolidated balance sheet. A reconciliation of the beginning and ending restructuring liability balances is as follows:

(Amounts in thousands)	One-time Employee Benefits	Consulting Fees	Other	Total Restructuring Costs
Restructuring liability balance — January 1, 2020	$89,872	$—	$1,497	$91,369
Restructuring and other related costs expensed during the period	191,582	—	15,121	206,703
Cash payments of restructuring liabilities	(254,456)	—	(124,738)	(379,194)
Non-cash impact — primarily asset and liability write-offs and stock-based compensation	(10,879)	—	120,876	109,997

Restructuring liability balance — December 31, 2020	$16,119	$—	$12,756	$28,875

As of December 31, 2019, restructuring liabilities of approximately $91.4 million were included in accounts payable and accrued expenses in the consolidated balance sheet. A reconciliation of the beginning and ending restructuring liability balances is as follows:

(Amounts in thousands)	One-time Employee Benefits	Consulting Fees (1)	Other	Total Restructuring Costs
Restructuring liability balance — January 1, 2019	$—	$—	$—	$—
Restructuring and other related costs expensed during the period	139,330	185,000	4,891	329,221
Cash payments of restructuring liabilities	(29,700)	—	(4,047)	(33,747)
Non-cash impact — primarily asset and liability write-offs and stock-based compensation	(19,758)	—	653	(19,105)
Liability to be settled directly by SBG included in additional paid-in capital (1)	—	(185,000)	—	(185,000)

Restructuring liability balance — December 31, 2019	$89,872	$—	$1,497	$91,369

(1)
During the year ended December 31, 2019, SBG entered into a
non-compete
agreement with Adam Neumann, the Company’s former CEO, for a cash payment of $185.0 million, of which 50% was paid as of December 31, 2019 with the remaining 50% payable in twelve equal monthly installments. Concurrent with the termination of the 2020 Tender Offer, this agreement was terminated and SBG ceased making payments under this agreement. The Company recorded this as an expense of the Company to be paid for by a principal shareholder as the Company also benefitted from the arrangement through restricting Mr. Neumann’s ability to provide similar services to a competing organization. The Company recognized the expense in full during 2019, with a corresponding increase in additional paid-in
capital, representing a deemed capital contribution by SBG. In connection with the February 2021 Settlement Agreement (as defined in Note 27), a new non-compete
agreement has been entered into by Mr. Newmann with both the Company and SBG. The Company does not have any financial obligation to Mr. Neumann under this agreement.

Additionally, the Company withdrew its registration statement that had been previously filed with the Securities and Exchange Commission on Form
S-1
on August 14, 2019. During the year ended December 31, 2019, the

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Company expensed $50.5 million of previously deferred costs associated with the canceled initial public offering and related bank credit facilities, such costs are included as a component of selling, general and administrative costs in the accompanying consolidated statement of operations.
In August 2019, the Company also entered into an agreement in connection with a potential financing arrangement. The agreement, as subsequently amended required that if the Company did not execute the negotiated financing arrangement, the Company would have to pay a fee of $44.0 million (the ”Alternate Transaction Fee”). As a result of the execution of the SoftBank Transactions in October 2019, the Alternate Transaction Fee became payable by the Company. The Company expensed the $44.0 million included as a component of selling, general and administrative costs on the accompanying consolidated statement of operations for the year ended December 31, 2019.
In connection with the operational restructuring program and related changes in the Company’s leasing plans and planned or completed disposition or wind down of certain non-core
operations and projects, the Company has also recorded various other non-routine
write-offs, impairments and gains on sale of goodwill, intangibles and various other long-lived assets.
During the year ended December 31, 2020, the Company also performed its quarterly impairment assessment for long-lived assets. As a result of the
COVID-19
pandemic and the resulting declines in revenue and operating income experienced by certain locations during 2020, we identified certain assets whose carrying value was now deemed to have been partially impaired. We evaluated our estimates and assumptions related to our locations’ future revenue and cash flows, and performed a comprehensive review of our locations’ long-lived assets for impairment, including both property and equipment and operating lease right-of-use
assets, at an individual location level. Key assumptions used in estimating the fair value of our location assets in connection with our impairment analyses are revenue growth, lease costs, market rental rates, changes in local real estate markets in which we operate, inflation, and the overall economics of the real estate industry. Our assumptions account for the estimated impact of the
COVID-19
pandemic. As a result, during the year ended December 31, 2020, the Company recorded $345.0 million in impairments, primarily as a result of decreases in projected cash flows primarily attributable to the impact of
COVID-19.
Non-routine
gains and impairment charges totaled $1,355.9 million, $335.0 million and none during the years ended December 31, 2020, 2019 and 2018 respectively and are included on a net basis as impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying consolidated statements of operations. The details of these net charges are as follows:

	Year Ended December 31,
(Amounts in thousands)	2020	2019
Impairment of assets held for sale (see Note 8)	$120,273	$2,559
Impairment of goodwill	—	214,515
Impairment of intangible assets	—	51,789
Impairment and write-off of long-lived assets associated with restructuring	796,734	66,187
Impairment of long-lived assets primarily associated with COVID-19	345,034	—
Gain on sale of assets (see Note 8)	(59,165)	(44)
Loss on ChinaCo Deconsolidation (See Note 6)	153,045	—

Total	$1,355,921	$335,006

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

The table above excludes certain routine impairment charges for property and equipment write-offs relating to excess, obsolete, or slow-moving inventory of furniture and equipment, early termination of leases and cancellation of other deals or projects occurring in the ordinary course of business totaling $3.1 million, $63.1 million and $29.6 million, respectively during the years ended December 31, 2020, 2019 and 2018, respectively included in selling, general and administrative expenses in the accompanying consolidated statements of operations.
Note 4. Other Current Assets
Other current assets consists of the following:

	December 31,
(Amounts in thousands)	2020	2019
Net receivable for value added tax (“VAT”)	$107,104	$146,135
Deposits on property and equipment	3,161	47,716
Prepaid lease cost	61,232	50,970
Prepaid member referral fees	31,617	57,937
Prepaid software	19,981	30,246
Straight-line revenue receivable	35,418	28,162
Deposits held by landlords	25,574	—
Disposition proceeds holdback amounts receivable (Note 6 and 8)	17,500	—
Other prepaid expenses and current assets	50,585	61,772

Total other current assets	$352,172	$422,938

Note 5. Property and Equipment, Net
Property and equipment, net, consists of the following:

	December 31,
(Amounts in thousands)	2020	2019
Leasehold improvements	$6,671,107	$6,011,954
Finance lease assets	48,116	35,580
Land	—	356,473
Equipment	539,636	575,581
Furniture	869,057	726,900
Construction in progress	458,845	1,788,297

Property and equipment	8,586,761	9,494,785
Less: accumulated depreciation	(1,727,598)	(1,095,244)

Total property and equipment, net	$6,859,163	$8,399,541

The land and construction in progress balances as of December 31, 2019 includes the 2019 acquisition of a $852.8 million real estate development project by the 424 Fifth Venture (as defined in Note 6), including $2.8 million of capitalized transaction costs, which was allocated $356.5 million to land and $496.3 million to construction in progress. In March 2020, the 424 Fifth Venture sold the real estate development project. See Note 6 for additional information.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Depreciation expense for the years ended December 31, 2020, 2019 and 2018 was $737.9 million, $523.7 million and $284.1 million, respectively.
Note 6. Consolidated VIEs and Noncontrolling Interests
ARK/WPI Combination
WeWork Capital Advisors LLC (formerly known as “ARK Capital Advisors LLC”, the “WeCap Manager”) is a majority-owned subsidiary of the Company and its controlled affiliates. The WeCap Manager is also owned in part by Rhône Group L.L.C. and its affiliates (other than the WeCap Manager) (“Rhône” and, together with the Company, the “Sponsor Group”), a global alternative asset management firm with assets under management across its private equity and real estate platforms.
In August 2019, the Company reorganized its real estate acquisition platform (such platform, following the ARK/WPI combination described herein, and inclusive of the investment vehicles sponsored, co-sponsored,
managed, or
co-managed
by the WeCap Manager and Sponsor Group, “WeCap Investment Group”). Through this reorganization (the “ARK/WPI combination”), the Company acquired from Rhône a controlling financial interest in the WeCap Manager, the management company for the WeCap Investment Group in exchange for a 20% noncontrolling interest in the WeCap Manager. The WeCap Manager is the surviving entity resulting from the merger of the legacy entity that previously managed WeWork Property Investors LP, including its parallel and related vehicles (collectively the “WPI Fund”), which was indirectly owned 50% by us and 50% by affiliates of Rhône and was unconsolidated prior to the ARK/WPI combination, and the wholly owned and consolidated legacy entity that previously managed the ARK Master Fund LP (the “ARK Master Fund”) including its parallel and related vehicles. Following the ARK/WPI combination, the Company consolidates the WeCap Manager. The portion of consolidated equity attributable to Rhône’s interest in the WeCap Manager is reflected as a noncontrolling interest in the equity section of the accompanying consolidated balance sheets as of December 31, 2020 and 2019.
Through its 80% equity ownership interest, the Company is entitled to a corresponding share of the income earned by the WeCap Manager, primarily in the form of customary management fees, subject to provisions of the governing documents of the WeCap Manager relating to funding of losses incurred by the WeCap Manager. During the year ended December 31, 2020 and 2019, the WeCap Manager recognized $24.9 million and $10.7 million, respectively in management fee income, classified as other revenue as a component of the total revenue on the accompanying consolidated statements of operations.
The post-reorganization WeCap Investment Group also includes the Company’s general partner interests in Waller Creek, DSQ, WPI Fund and ARK Master Fund (each as defined in Note 11), which are held through a limited partnership created as part of the ARK/WPI combination (the “WeCap Holdings Partnership”) in which Rhône also participates to the extent provided by the governing documents of the WeCap Holdings Partnership. The Company consolidates the WeCap Holdings Partnership. Net carried interest distributions earned in respect of the WeCap Investment Group from its investments are distributable to the Company and Rhône, indirectly through the WeCap Holdings Partnership, based on percentages that vary by the WeCap Investment Group vehicle and range from a 50% to 85% share to the Company of total net carried interest distributions received by the WeCap Holdings Partnership (after a profit participation allocation to certain personnel associated with the WeCap Manager). The portion of consolidated equity attributable to Rhône’s interest in the WeCap Holdings Partnership is reflected as a noncontrolling interest in the equity section of the accompanying consolidated balance sheets as of December 31, 2020 and 2019.
As of December 31, 2019, there was also a 67% noncontrolling interest in the Company’s investment in WW Caesar Member LLC (“WeWork Waller Creek”), originally issued for total consideration of $6.5 million. During

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

July 2020, the $6.6 million share of the net assets of WeWork Waller Creek attributable to noncontrolling interests was distributed to the noncontrolling interest holders and the Company sold its share of the investment in WeWork Waller Creek for total proceeds of $8.6 million, including a $0.3 million reimbursement of legal fees paid by the Company, and the Company recognized a $5.0 million gain on the sale of its investment included within income (loss) from equity method and other investments on the consolidated statement of operations for the year ended December 31, 2020.
Primarily because our investments through the WeCap Holdings Partnership in the underlying real estate acquisition vehicles generally represent a small percentage of the total capital invested by third parties, and the terms on which we have agreed to provide services and act as general partner are consistent with the market for similar arrangements, the underlying real estate acquisition vehicles managed by the WeCap Manager are generally not consolidated in our financial statements (subject to certain exceptions based on the specific facts of the particular vehicle). The Company accounts for its share of the underlying real estate acquisition vehicles as unconsolidated investments under the equity method of accounting, see Note 11 for additional details regarding the holdings of WeCap Holdings Partnership.
424 Fifth Venture
In February 2019, a consolidated subsidiary of the Company (the “424 Fifth Venture”) closed on the acquisition of a $852.8 million real estate investment located in New York City (the “424 Fifth Property”). The acquisition of real estate by the 424 Fifth Venture was accounted for as an asset acquisition and the purchase price was allocated among the assets purchased, including land of $356.5 million and building of $496.3 million. As of December 31, 2019, the real estate was under development and as a result was included within the Company’s construction in progress balance within the property and equipment table detailed in Note 5.
Just prior to the redemption of the noncontrolling interest holders in March 2020 described below, the consolidated 424 Fifth Venture was owned 17.2% by the Company, 44.8% by the WPI Fund and 38.0% by another investor. Prior to redemption, the portion of consolidated equity attributable to the interest of the 424 Fifth Venture’s other investors was reflected as noncontrolling interests within the equity section of the accompanying consolidated balance sheet as of December 31, 2019. Upon completion of the redemption of the noncontrolling interest holders in March 2020, the 424 Fifth Venture became a wholly owned subsidiary of the Company.
In March 2020, the 424 Fifth Property was sold by the 424 Fifth Venture to an unrelated third party for a gross purchase price of approximately $978.1 million. Included in the sale was $356.5 million in land and $653.8 million in construction in progress associated with the investment. The $930.2 million in net cash proceeds received at closing were net of closing costs and holdbacks. The Company recognized an impairment loss on the assets sold totaling $53.7 million, included in impairment/(gain on sale) of goodwill, intangibles and other assets on the accompanying consolidated statements of operations during the year ended December 31, 2020.
The underlying debt facility that secured the 424 Fifth Property since acquisition was extinguished upon the sale (see Note 15 for further details). In March 2020, in connection with the sale of the 424 Fifth Property, the Company also made a payment of $128.0 million to the 424 Fifth Venture and the 424 Fifth Venture made redemption payments to the noncontrolling interest holders totaling $315.0 million including a return of capital of $272.2 million and a return on their capital of $42.8 million.
The sale and debt extinguishment also resulted in the termination in March 2020 of the Company’s original development management agreements over the property, its 20 year master lease of the property, its $1.2 billion lease guaranty, various loan guarantees, various loan covenant requirements and various partnership guarantees and indemnities entered into in connection with the original acquisition.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Upon the sale of the property, a wholly owned subsidiary of the Company entered into an escrow and construction agreement with the buyer for approximately $0.2 billion to finalize the core and shell infrastructure work of the property. These funds were held in escrow upon closing of the sale and are available to pay construction costs, contingencies and cost overruns. The $0.2 billion is expected to be earned by the Company over
12-18
months as the development is completed. During the year ended December 31, 2020, the Company recognized approximately $61.6 million in revenue related to this development agreement, included as a component of other revenues. At closing, WeWork Companies LLC provided the buyer a guaranty of completion for the core and shell construction work of the property and the Company is obligated for any overruns if the amounts in escrow are not sufficient to cover the required construction costs.
Creator Fund
During 2018, the Company launched a fund (the “Creator Fund”) that previously made investments in recipients of WeWork’s “Creator Awards” and other investments through use of a venture capital strategy. A wholly-owned subsidiary of the Company was the managing member of the Creator Fund. As of September 17, 2020, the Creator Fund had received contributions from SoftBank Group Capital Limited totaling $72.4 million, representing 99.99% of the interest of the Creator Fund, including $0.2 million and $27.4 million received during the years ended December 31, 2020 and 2019, respectively. The portion of consolidated equity attributable to the interest of the Creator Fund’s investors in the Creator Fund is reflected as noncontrolling interests, within the equity section of the accompanying consolidated balance sheets as of December 31, 2019.
In September 2020, the Company agreed to transfer its rights as managing member and all of its other rights, titles, interests, obligations and commitments in respect of the Creator Fund to an affiliate of SBG. Accordingly, the Company no longer has a variable interest in the Creator Fund and is no longer the primary beneficiary and the Company has deconsolidated the net assets of the Creator Fund and removed the carrying amount of the noncontrolling interest from the consolidated balance sheet as of December 31, 2020. As substantially all of the net assets of the Creator Fund were previously allocated to the noncontrolling interests, no gain or loss was recognized on deconsolidation of the Creator Fund. In connection with this transaction, the parties also agreed that WeWork would not be required to reimburse SBG for the $21.6 million Creator Awards production services reimbursement obligation payable to an affiliate of SBG as of December 31, 2019 as described in Note 25. As SBG is a principal shareholder of the Company, the forgiveness of this obligation was accounted for as a capital contribution and reclassified from liabilities to additional paid-in-capital
during the year ended December 31, 2020.
ChinaCo
During 2017 and 2018, a consolidated subsidiary of the Company (“ChinaCo”) sold to investors $500.0 million of Series A Preferred Stock at a price of $10.00 per share and a liquidation preference of $10.00 per share and $500.0 million of Series B Preferred Stock at a price of $18.319 per share and a liquidation preference of $18.319 per share, respectively. The portion of consolidated equity attributable to ChinaCo’s Series A and B Preferred shareholders were reflected as redeemable noncontrolling interests, within the mezzanine section of the accompanying consolidated balance sheet as of December 31, 2019. As of December 31, 2019, ChinaCo had also issued a total of 45,757,777 Class A Ordinary Shares in connection with an acquisition of naked Hub Holdings Ltd. (“naked Hub”) that occurred during 2018 and an additional 2 million Class A Ordinary Shares to a consultant as described in Note 24. The portion of consolidated equity attributable to ChinaCo’s Class A Ordinary shareholders were reflected as noncontrolling interests, within the equity section of the accompanying consolidated balance sheet as of December 31, 2019.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Pursuant to the terms of the shareholders’ agreement of ChinaCo, as long as certain investors remain shareholders of ChinaCo, ChinaCo will be the exclusive operator of the Company’s businesses in the “Greater China” territory, defined in the agreement to include China, Hong Kong, Taiwan and Macau.
In August 2020, a wholly owned subsidiary of WeWork Inc. made a short-term loan to ChinaCo totaling $25.0 million (the “ChinaCo Loan”). In connection with ChinaCo’s 2018 acquisition of naked Hub, as of December 31, 2019, ChinaCo also had a $191.1 million obligation to reimburse a wholly owned subsidiary of WeWork Inc. for WeWork Inc. shares issued to the sellers of naked Hub (the “Parent Note”). As ChinaCo was consolidated as of December 31, 2019, the Parent Note was eliminated against the Company’s receivables in the Company’s consolidated financial statements.
In September 2020, the shareholders of ChinaCo and an affiliate of Trustbridge Partners (“TBP”), also an existing shareholder of ChinaCo, executed a restructuring and Series A subscription agreement (the “ChinaCo Agreement”). Pursuant to the ChinaCo Agreement, TBP agreed to subscribe for a new series of ChinaCo shares for $100.0 million in total gross proceeds to ChinaCo, received in connection with the initial investment closing on October 2, 2020 (the “Initial Investment Closing”) and an additional $100.0 million in gross proceeds to
ChinaCo, with such additional shares issued
and proceeds to be received at the earlier of 1 year following the Initial Investment Closing or such earlier date as determined by the ChinaCo board, to the extent such funds are necessary to support the operations of ChinaCo (the “Second Investment Closing”). The ChinaCo Agreement also included the restructuring of the ownership interests of all other preferred and ordinary shareholders’ interests into new ordinary shares in ChinaCo and the conversion of the $191.1 million Parent Note and certain other net intercompany payables totaling approximately $42 million, payable by ChinaCo to various wholly owned subsidiaries of WeWork Inc. into new ordinary shares of ChinaCo such that subsequent to the Initial Investment Closing in October 2020, and as of December 31, 2020, WeWork now holds 21.6% of the total shares issued by ChinaCo. The Company’s remaining interest is scheduled to be diluted down to 19.7% in connection with the Second Investment Closing, assuming no other changes in the ChinaCo equity prior to the Second Investment Closing. As of December 31, 2020, TBP now holds a total of 50.5% of the total shares issued by ChinaCo subsequent to the Initial Investment Closing and is expected to hold 55.0% of the total shares after the Second Investment Closing. TBP’s shares are preferred shares which have a liquidation preference totaling $100.0 million and $200.0 million as of the Initial Investment Closing and the Second Investment Closing, respectively.
Upon Initial Investment Closing on October 2, 2020, ChinaCo received the $100.0 million in gross proceeds from TBP and a portion of those proceeds were used to repay WeWork $25.0 million for the ChinaCo Loan. In addition, pursuant to the terms of the ChinaCo Agreement, the rights of the ChinaCo shareholders were also amended such that upon the Initial Investment Closing, WeWork no longer retained the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance. As a result, WeWork was no longer the primary beneficiary of ChinaCo and ChinaCo was deconsolidated from the Company’s consolidated financial statements on October 2, 2020 (the “ChinaCo Deconsolidation”). The Company’s remaining 21.6% ordinary share investment was valued at $26.3 million upon deconsolidation and will be accounted for as an equity method investment as the Company has retained rights that allow it to exercise significant influence over ChinaCo as a related party.
During the fourth quarter of 2020, the Company recorded a loss on the ChinaCo Deconsolidation of $153.0 million included in impairment/(gain on sale) of goodwill, intangibles and other assets in the consolidated statement of operations calculated based on the difference between (i) the $26.3 million fair value of the Company’s retained equity method investment in ChinaCo plus the carrying amount of the noncontrolling interest in ChinaCo as of the date of deconsolidation, which was in a negative deficit position of ($22.6) million and (ii) the carrying value of ChinaCo’s net assets just prior to deconsolidation of $156.7 million.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

The remeasurement loss recognized on deconsolidation primarily relates to the remeasurement of our retained equity method investment in ChinaCo, recorded at fair value upon deconsolidation, in comparison to the carrying value of the net intercompany receivables that were converted into equity in ChinaCo in conjunction with the ChinaCo restructuring that ultimately resulted in the deconsolidation.
The net assets of ChinaCo that were deconsolidated on October 2, 2020, included a total of $344.3 million of goodwill related to ChinaCo’s 2018 acquisition of naked Hub Holdings Ltd. As this goodwill was integrated into the Company’s single reporting unit, upon deconsolidation of a portion of the reporting unit, the Company’s total goodwill was reallocated among the Company and ChinaCo on a relative fair value basis with $315.6 million of ChinaCo’s goodwill retained by the Company with a corresponding increase to additional-paid-in
capital and $28.7 million of ChinaCo’s goodwill was deconsolidated.
See Note 25 for details regarding various related party fees payable by ChinaCo to the Company subsequent to the ChinaCo Deconsolidation.
ChinaCo contributed the following to the Company’s consolidated results of operations prior to its deconsolidation on October 2, 2020, in each case excluding amounts that eliminate in consolidation:

	Year Ended December 31,
(Amounts in thousands)	2020	2019	2018
Revenue	$206,261	$228,537	$99,529
Location operating expenses	266,318	290,254	116,173
Restructuring and other related costs	(18,660)	6,684	—
Impairments/(gain on sale) of goodwill, intangibles and other assets	450,312	—	—
Depreciation and amortization	39,208	42,257	20,584
Total Expenses	819,527	496,113	341,237
Pre-tax loss	(598,727)	(266,230)	(243,508)
Net loss	(609,820)	(274,019)	(244,613)
Net loss attributable to WeWork Inc.	(62,997)	39,072	(48,569)

JapanCo
During 2017, a consolidated subsidiary of the Company (“JapanCo”) entered into an agreement with an affiliate of SBG for the sale of a 50% membership interest in JapanCo for an aggregate contribution of $500.0 million which will be funded over a period of time. As of December 31, 2018, JapanCo had received contributions totaling $300.0 million and during the year ended December 31, 2019, an additional $100.0 million was received. Pursuant to the terms of the agreement an additional $100.0 million was required to be contributed and was received during the third quarter of 2020. The portion of consolidated equity attributable to the outside investors’ interests in JapanCo are reflected as redeemable noncontrolling interests, within the mezzanine section of the accompanying consolidated balance sheets as of December 31, 2020 and 2019. As long as the investors remain shareholders of JapanCo, JapanCo will be the exclusive operator of the Company’s WeWork branded space-as-a-service
businesses in Japan. After July 13, 2024 and, prior to that date, in the event of default on the contributions to be made, the Company may elect to purchase, at fair value, all JapanCo membership interests held, other than any interests issued in connection with an equity incentive plan. The Company may elect to pay the buyout consideration in either cash, WeWork shares or a combination thereof.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

PacificCo
During 2017, a consolidated subsidiary of the Company (“PacificCo”) sold $500.0 million of Series
A-1
Preferred Stock at a price of $10.00 per share and a liquidation preference of $10.00 per share to an affiliate of SBG. PacificCo is the operator of the Company’s businesses in selected markets in Asia other than those included in the Greater China and Japan territories described above, including but not limited to Singapore, Korea, the Philippines, Malaysia, Thailand, Vietnam and Indonesia.
The initial closing occurred on October 30, 2017 and all of the PacificCo Series
A-1
Preferred Stock was issued at that time, however the Company received contributions totaling $200.0 million at the initial closing and an additional $100.0 million during the year ended December 31, 2018. Pursuant to the terms of the agreement an additional $100.0 million was required to be contributed in each of 2019 and 2020. The Company received $100.0 million in August 2019 and the remaining $
100.0
 million scheduled to be received in 2020 was canceled effective upon our entry into a definitive agreement providing for the completion of the PacificCo
Roll-up
(as defined below) in connection with the SoftBank Transactions in March 2020.
In October 2019, in connection with the SoftBank Transactions, the Company, SBG and SoftBank Vision Fund agreed to use reasonable best efforts to negotiate and finalize the final forms for the exchange of all interests held by affiliates of SBG in PacificCo for 34,482,759 shares of the Company’s Series
H-1
or
H-2
Convertible Preferred Stock with a liquidation preference of $11.60 per share (the “PacificCo
Roll-up”).
On March 31, 2020, the Company signed the definitive agreements for the PacificCo
Roll-up
and in April 2020, the Company closed the PacificCo
Roll-up
and issued 34,482,759 shares of the Company’s Series
H-1
Convertible Preferred Stock. Upon completion of the PacificCo
Roll-up
in April 2020, PacificCo became a wholly owned subsidiary of the Company and is no longer a VIE.
The 34,482,759 shares of Series
H-1
Convertible Preferred Stock issued in connection with the PacificCo
Roll-up
had a fair value of $8.13 per share upon issuance to affiliates of SBG in April 2020. As the share exchange represents an increase in the Company’s ownership of PacificCo while control of PacificCo was retained, the carrying amount of the noncontrolling interest was adjusted to reflect the change in the Company’s ownership interest in PacificCo and the Company accounted for the share exchange as an equity transaction with no gain or loss recognized on the acquisition of the noncontrolling interests.
Just prior to the PacificCo
Roll-up,
the PacificCo noncontrolling interest had a carrying value on the Company’s balance sheet of $92.8 million, including $10.4 million in accumulated other comprehensive income previously allocated to the noncontrolling interest holders. Upon consummation of the PacificCo
Roll-up,
the noncontrolling interest was reduced by the entire $92.8 million carrying value and the $10.4 million of accumulated other comprehensive income was allocated to the Company to adjust for the change in ownership of PacificCo through a corresponding charge to additional paid-in
capital. The difference between the $280.3 million fair value of the Series
H-1
Convertible Preferred Stock issued as consideration and the $92.8 million carrying value of the noncontrolling interest was reflected as a charge to additional paid-in
capital totaling $187.5 million.
Consolidated Variable Interest Entities
As of December 31, 2020, JapanCo, WeCap Manager and WeCap Holdings Partnership are the Company’s only consolidated VIEs. As of December 31, 2019, the 424 Fifth Venture, PacificCo, ChinaCo, WeWork Waller Creek and the Creator Fund were also consolidated VIEs. The Company is considered to be the primary beneficiary as we have the power to direct the activities of the VIEs that most significantly impact the VIEs’ economic performance and the right to receive benefits that could potentially be significant to the VIEs. As a

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

result, these entities remain consolidated subsidiaries of the Company and the interests owned by the other investors and the net income or loss and comprehensive income or loss attributable to the other investors are reflected as redeemable noncontrolling interests and noncontrolling interests on our consolidated balance sheets, statements of operations and statements of comprehensive loss, respectively.
The following tables include selected consolidated financial information as of December 31, 2020 and 2019 and for the years ended December 31, 2020, 2019 and 2018 of our consolidated VIEs, as included in our consolidated financial statements, as of and for the periods they were considered VIEs and in each case, after intercompany eliminations.

	December 31, 2020		December 31, 2019
(Amounts in thousands)	Asia JVs (1)	Other VIEs (2)	Asia JVs (1)	Other VIEs (2)
Consolidated VIE balance sheets information:
Cash and cash equivalents	$161,411	$5,194	$388,400	$29,303
Property and equipment, net	445,599	—	895,015	979,655
Restricted cash	10,000	—	93,964	—
Total assets	2,096,389	13,834	5,639,177	1,073,621
Long-term debt, net	30,638	—	41,945	642,184
Total liabilities	1,693,267	573	4,686,200	665,513
Redeemable stock issued by VIEs	500,000	—	1,799,157	6,545
Total net assets (3)	(96,878)	13,261	(846,180)	401,563

	Year Ended December 31, 2020		Year Ended December 31, 2019		Year Ended December 31, 2018
(Amounts in thousands)	Asia JVs (1)	Other VIEs (2)	Asia JVs (1)	Other VIEs (2)	Asia JVs (1)	Other VIEs (2)
Consolidated VIE statements of operations information:
Net income (loss)	$(750,472)	$(2,502)	$(776,113)	$(24,747)	$(373,776)	$(146)
Consolidated VIE statements of cash flows information:
Net cash provided by (used in) operating activities	$(38,259)	$2,549	$(108,246)	$4,247	$(120,831)	$(71)
Net cash used in investing activities	$(236,971)	$(573)	$(592,574)	$(826,707)	$(516,814)	$(23,601)
Net cash provided by (used in) financing activities	$73,447	$(1,908)	$292,775	$843,312	$763,229	$47,905

(1)
The “Asia JVs” include ChinaCo, JapanCo and PacificCo as of and for the periods that each represented a consolidated VIE. The ChinaCo deconsolidation occurred on October 2, 2020 and as a result, ChinaCo results and balances are not included above for the period subsequent to deconsolidation. The PacificCo
Roll-up
occurred on April 17, 2020 and as a result, PacificCo results and balances are not included above for the period subsequent to April 17, 2020. The consent of an affiliate of SoftBank Group Capital Limited is required for any dividends to be distributed by JapanCo. As a result, any net assets of JapanCo would be considered restricted net assets to the Company as of December 31, 2020. The net assets of the Asia JVs include preferred stock issued to affiliates of SBG and other investors with aggregate liquidation preferences totaling $0.5 billion and $1.8 billion, respectively as of December 31, 2020 and 2019, which preferred stock is redeemable upon the occurrence of an event that is not solely within the control of the Company. The initial issuance price of such redeemable preferred stock equals the liquidation preference for each share issued as of December 31, 2020 and 2019, respectively. After reducing the net assets of each Asia JV by the liquidation preference associated with such redeemable preferred stock, the remaining net assets of each Asia JV is negative.

(2)
“Other VIEs” includes all other consolidated VIEs, other than the Asia JVs discussed separately in (1) and include WeWork Waller Creek, WeCap Manager and WeCap Holdings Partnership, 424 Fifth Venture and the Creator Fund in the periods prior to any disposal or deconsolidation as discussed above.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

(3)
Total net assets represents total assets less total liabilities and redeemable stock issued by VIEs after the total assets and total liabilities have both been reduced to remove amounts that eliminate in consolidation.

The assets of consolidated VIEs will be used first to settle obligations of the VIE. Remaining assets may then be distributed to the VIEs’ owners, including the Company, subject to the liquidation preferences of certain noncontrolling interest holders and any other preferential distribution provisions contained within the operating agreements of the relevant VIEs. Other than the restrictions relating to the Company’s Asia JVs discussed in (1) above, third-party approval for the distribution of available net assets is not required for the Company’s Other VIEs as of December 31, 2020. See Note 24 for a discussion of additional restrictions on the net assets of WeWork Companies LLC.
Note 7. Acquisitions
In August 2019, the Company acquired 100% of the equity of Spacious Technologies Inc. for a total consideration of $35.1 million. The total consideration consisted of $21.9 million in cash and $13.2 million in Series
AP-4
Preferred Stock. At closing, $0.1 million of cash consideration was held back and included in other current liabilities as of December 31, 2019, which was released from holdback during the year ended December 31, 2020. Spacious Technologies Inc. provides shared workspaces to consumers, particularly within unused retail and restaurant spaces during times when the space is either typically closed or experiencing significantly less activity from its core business. Spacious was wound down during the year ended December 31, 2020. See Note 8 for further details.
In August 2019, the Company acquired 100% of the equity of Effective Technology Solutions, Inc. (“SpaceIQ”) for a total consideration of $32.6 million. The total consideration consisted of $21.4 million in cash and $11.2 million in Series
AP-4
Preferred Stock. At closing, $1.7 million of cash consideration and $1.0 million of Series
AP-4
Preferred Stock was held back and included in other current liabilities and convertible preferred stock, respectively, as of December 31, 2019, which was released from holdback during the year ended December 31, 2020. SpaceIQ was founded in 2016 and is a workplace management software platform with a core specialization in space planning and move management. SpaceIQ was disposed of during the year ended December 31, 2020. See Note 8 for further details.
In July 2019, the Company acquired 100% of the equity of Prolific Interactive LLC for a total consideration of $22.0 million. The total consideration consisted of $18.5 million in cash and $3.5 million in Class A Common Stock. At closing, $1.6 million of cash consideration and $0.1 million of Class A Common Stock was held back and included in other current liabilities and additional paid in capital, respectively, as of both December 31, 2020 and 2019. Prolific Interactive LLC was founded in 2009 and is a mobile-focused product agency delivering design, engineering and digital strategy to increase user engagement. Prolific was wound down during the year ended December 31, 2020. See Note 8 for further details.
In July 2019, the Company acquired 100% of the equity of Waltz Inc. for a total consideration of $35.9 million. The total consideration consisted of $19.2 million in cash and $16.7 million in Series
AP-4
Preferred Stock. At closing, $4.0 million of cash consideration and $1.5 million of Series
AP-4
Preferred Stock was held back and included in other liabilities and convertible preferred stock, respectively, as of December 31, 2019, the majority of which were released from holdback during the year ended December 31, 2020. Waltz Inc. was founded in 2014 and is a smartphone-based authentication technology company that permits secure, rapid and safe access to buildings through the exchange of images. Waltz was wound down during the year ended December 31, 2020. See Note 8 for further details.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

In May 2019, the Company acquired 100% of the equity of seven entities collectively known as “Emprenurban” for total consideration of $31.2 million. The total consideration consisted of $29.2 million in cash paid at closing with an additional $2.0 million of the cash consideration held back at closing which was subsequently released prior to December 31, 2019. Emprenurban is a Latin American construction manager, real estate developer, builder and consultant with operations in Argentina, Uruguay, Paraguay, Peru, Colombia, Brazil, Chile and Mexico.
In April 2019, the Company acquired 100% of the equity of Managed by Q Inc. (“Managed by Q”) for total consideration of $189.7 million. The total consideration consisted of $107.5 million in cash, $0.2 million in Class A Common Stock options and $82.0 million in Series
AP-3
Preferred Stock. At closing, $18.7 million of cash consideration was held back and included in other current liabilities as of December 31, 2019, which was released from holdback during the year ended December 31, 2020. Managed by Q was founded in 2013 and offers a workplace management platform that specializes in facilities management services whereby its clients can discover, book, manage and pay for a wide range of services through an online dashboard to keep their office spaces running efficiently. Managed by Q was disposed of during the year ended December 31, 2020. See Note 8 for further details.
During 2019, the Company acquired 100% of the equity of two other companies for total consideration of $10.8 million. Total consideration consisted of $9.5 million in cash and $1.3 million in Series
AP-4
stock. At closing, $0.6 million of the cash proceeds was held back and included in other current liabilities as of December 31, 2019. The amounts were released from holdback during the year ended December 31, 2020. The companies were disposed of during the year ended December 31, 2020.
The allocation of the total acquisition consideration during the year ended December 31, 2019 is estimated as follows (amounts below exclude the asset acquisitions acquired by non-wholly
owned subsidiaries separately disclosed in Note 6):

(Amounts in thousands)	Total 2019 Acquisitions
Cash and cash equivalents	$20,379
Property and equipment	7,232
Capitalized software	32,370
Goodwill	289,951
Finite-lived intangible assets	21,257
Lease right-of-use assets, net	9,720
Lease obligation, net	(9,720)
Deferred revenue	(2,574)
Other assets acquired and liabilities assumed, net	(11,236)

Total consideration	$357,379

In 2018, ChinaCo acquired 100% of the equity of naked Hub Holdings Ltd. (“NH Holdings”) for total consideration of $449.7 million, consisting of $177.0 million in cash and $272.7 million in ChinaCo Class A Ordinary Shares and Class A Common Stock of the Company. At closing, the Company transferred $146.3 million in cash and $179.7 million in ChinaCo Class A Ordinary Shares. The remaining consideration included a holdback of $15.9 million payable in cash and contingent consideration consisting of $14.7 million payable in cash and $93.1 million payable in a combination of ChinaCo Class A Ordinary Shares and Class A

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Common Stock of the Company. ChinaCo was required, pursuant to the terms of the Parent Note, to reimburse the Company for any shares of the Company issued on ChinaCo’s behalf in connection with the acquisition. The Company determined the fair value of the contingent consideration, based on the likelihood of reaching set milestones. Each period, the contingent consideration was be remeasured to fair market value through the statement of operations. During the years ended December 31, 2020, 2019 and 2018, the Company recorded gains of none and $61.7 million, and a loss of $80.6 million, respectively, related to the remeasurement of the contingent consideration payable in stock, included as a reduction in selling, general and administrative expenses on the accompanying condensed consolidated statements of operations. The change in fair value of the contingent consideration is driven by changes in the Company’s projected obligation to issue additional ChinaCo Class A Ordinary Shares based on the anti-dilution provisions of the acquisition agreement, changes in the likelihood of achieving certain milestones, and changes in the fair market value of the ChinaCo Class A Ordinary Shares and the Company’s Class A Common Stock during the period. During the year ended December 31, 2019, the Company settled $68.1 million of the contingent consideration payable in Class A Common Stock of the Company. As of December 31, 2019, there was $15.9 million in cash holdback and $0.4 million in contingent consideration payable in a combination of Class A Ordinary Shares of ChinaCo and Class A Common Stock of the Company included in other current liabilities on the accompanying consolidated balance sheet, which was released from holdback during the year ended December 31, 2020. NH Holdings was deconsolidated during the year ended December 31, 2020 as a part of the ChinaCo Deconsolidation. See Note 6 for further details.
There were no acquisitions during the year ended December 31, 2020. All 2019 acquisitions, other than the real estate asset investments described in Note 6, were accounted for as business combinations and the total consideration was allocated to the identifiable assets acquired and liabilities assumed based on their fair values (using primarily Level 3 inputs) as of the closing date of each acquisition, with amounts exceeding the net fair value recognized as goodwill. The goodwill is non-tax
deductible and primarily attributable to expected synergies from the integration of the operations of the acquired companies and WeWork. Preliminary purchase price allocations are finalized upon post-closing procedures. These business acquisitions were not material to our consolidated financial statements, either individually or in the aggregate. Accordingly, proforma results of these business acquisitions have not been presented.
During the year ended December 31, 2020, the Company released acquisition holdbacks of $39.7 million of cash, $2.4 million of preferred stock, representing 32,337 shares of Series
AP-4
Preferred Stock, and $0.2 million of common stock, representing 129,239 shares of Class A Common Stock relating to acquisitions following the satisfaction of requirements per the terms of the relevant acquisition agreements. During the year ended December 31, 2019, the Company released acquisition holdbacks of $26.8 million of cash, $10.6 million of preferred stock, representing 158,449 shares of Series
AP-1
Preferred Stock and 6,878 shares of Series
AP-2
Preferred Stock, and paid cash contingent consideration of $11.5 million, relating to acquisitions following the satisfaction of requirements per the terms of the agreement.
During the years ended December 31, 2020, 2019 and 2018 , the Company incurred transaction costs relating to business combinations totaling none, $9.8 million and $7.0 million, respectively.
Note 8. Assets Held for Sale and Dispositions
In connection with the Company’s operational restructuring program, the Company has divested of or wound down certain non-core
operations not directly related to its
space-as-a-service
during the years ended December 31, 2020 and 2019.
As of December 31, 2019, the following
non-core
entities were classified as held for sale: Meetup, Inc. (a
web-based
platform that brings people together for face to face interactions acquired in 2017) (“Meetup”),

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Managed by Q (acquired in 2019), Space IQ (acquired in 2019) and Teem Technologies, Inc. (a software-as-a-service
workplace management solution acquired in 2018) (“Teem”). As a result, the assets and related liabilities directly associated with those assets that were expected to be transferred in future sale transactions were reclassified as held for sale as of December 31, 2019 on the accompanying consolidated balance sheet.
During the third quarter of 2019, prior to its held for sale classification, Management had committed to a strategy of disposition of Conductor (a search engine optimization and enterprise content marketing solutions software company acquired in 2018) and Managed by Q at a value substantially less than the value the Company had recently paid to acquire such assets, which resulted in indicators of impairment of certain acquired intangible assets associated with those operations. In addition, as Managed by Q had not been fully integrated into the Company’s reporting unit during the third quarter of 2019, this also triggered a quantitative fair value assessment of the associated asset group, including the Managed by Q goodwill. The fair value assessment, which applied a combination of the income and market valuation approach, resulted in an impairment of intangible assets totaling $51.8 million and an impairment of goodwill totaling $145.0 million during the third quarter of 2019. These impairment charges are included as a component of impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying consolidated statement of operations for the year ended December 31, 2019.
In December 2019, the Company entered into a definitive agreement to sell Conductor and the sale was consummated on December 16, 2019. Total sale proceeds were $3.5 million in cash and the Company recorded an impairment of $2.6 million on the assets held for sale, included in the impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying consolidated statement of operations for the year ended December 31, 2019.
During the fourth quarter of 2019, the Company also decided to wind down certain other recently acquired non-core
businesses, including Spacious Technologies Inc., Prolific Interactive LLC and Waltz Inc. As these businesses had not yet been fully integrated into the Company’s reporting unit upon the decision to wind down operations, this resulted in an additional impairment of the recently acquired goodwill totaling $69.5 million, included as a component of impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying consolidated statement of operations for the year ended December 31, 2019.
In January 2020, the Company sold Teem for total cash consideration of $50.5 million. The Company recorded a gain on the sale of $37.2 million, included in the impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying consolidated statements of operations for the year ended December 31, 2020.
In March 2020, the Company sold Managed by Q for total cash consideration of $28.1 million. Of the total consideration, $2.5 million was heldback at closing and is included as a disposition proceeds holdback receivable within other current assets on the accompanying consolidated balance sheet as of December 31, 2020. The Company recorded a gain on the sale in the amount of $9.8 million, included in the impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying consolidated statements of operations for the year ended December 31, 2020. The gain on sale in 2020 was recognized after a $20.7 million impairment of intangible assets and a $145.0 million impairment of goodwill associated with Managed by Q that was recorded during the year ended December 31, 2019 as discussed above.
In March 2020, the Company also sold 91% of the equity of Meetup for total cash consideration of $9.5 million and the remaining 9% was retained by the Company. Upon closing, Meetup was deconsolidated and the Company’s 9% interest in the equity of Meetup is reflected within equity method and other investments on the consolidated balance sheet as of December 31, 2020. Prior to the sale, the Company recorded an impairment loss

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

of $26.1 million, on the assets held for sale, included in the impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying consolidated statements of operations for the year ended December 31, 2020.
In March 2020, the Company completed the sale of the real estate investment held by the 424 Fifth Venture and recognized an impairment loss on the assets sold totaling $53.7 million, included in impairment/(gain on sale) of goodwill, intangibles and other assets on the accompanying consolidated statements of operations during the year ended December 31, 2020. See Note 6 for further details.
In May 2020, the Company sold SpaceIQ for a total cash consideration of $9.6 million. Prior to the sale, the Company recorded an impairment loss of $23.1 million on the assets held for sale, included in the impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying consolidated statements of operations for the year ended December 31, 2020.
In July 2020, the Company sold certain
non-core
corporate equipment for total cash consideration of $45.9 million. Prior to the sale, the Company recorded an impairment loss of $14.3 million on the assets held for sale, included in the impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying consolidated statements of operations for the year ended December 31, 2020.
In August 2020, the Company sold Flatiron LLC, Designation Labs LLC, SecureSet Academy LLC, Flatiron School UK Limited and Flatiron School Australia Pty Ltd (collectively “Flatiron”) to Carrick Capital Partners (“Carrick”), for total cash consideration of $28.5 million. Prior to the sale, the Company recorded an impairment loss of $3.0 million and then recorded a gain on the ultimate sale of $6.0 million, each included as a component of the impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying consolidated statements of operations for the year ended December 31, 2020. Arthur Minson, WeWork’s former
Co-Chief
Executive Officer, is an investor in the entity that Carrick used to purchase Flatiron. In connection with the sale, the Company waived certain non-compete
obligations for Mr. Minson to allow him to serve on the board of, and also invest in, Flatiron.
During 2020, the Company sold the assets of two other
non-core
companies for total cash consideration of $2.0 million and a promissory note of $3.0 million. The promissory note receivable is included within equity method and other investments on the accompanying consolidated balance sheet as of December 31, 2020. Prior to the classification as held for sale, the Company recorded an impairment loss on certain of these assets totaling $18.3 million and then recorded a gain on the ultimate sale totaling $3.1 million, both included as a component of the impairment/(gain on sale) of goodwill, intangibles and other assets in the accompanying consolidated statements of operations for the year ended December 31, 2020.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Assets and liabilities held for sale on the accompanying consolidated balance sheets consist of the following:

	December 31,
(Amounts in thousands)	2020	2019
Assets held for sale:
Cash and cash equivalents	$—	$1,138
Accounts receivable and accrued revenue, net	—	11,086
Other current assets	—	2,786
Property and equipment, net	—	846
Lease right-of-use assets, net	—	879
Restricted cash	—	3,155
Goodwill	—	52,996
Intangible assets, net of accumulated amortization of none and $21,408 as of December 31, 2020 and 2019, respectively	—	61,856
Other assets	—	216
Impairment of disposal group	—	—

Total assets held for sale	$—	$134,958

Liabilities related to assets held for sale:
Accounts payable and accrued expenses	$—	$8,264
Deferred revenue	—	16,061
Current lease obligations	—	722
Other current liabilities	—	216
Long-term lease obligations	—	175
Other liabilities	—	4

Total liabilities related to assets held for sale	$—	$25,442

None of the Company’s dispositions meet the criteria to qualify as discontinued operations during 2020 or 2019.
There were no dispositions or intangible asset or goodwill impairments during the year ended December 31, 2018.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Note 9. Goodwill
Goodwill includes the following activity during the year ended December 31, 2020 and 2019:

	Year Ended December 31,
(Amounts in thousands)	2020	2019
Balance at beginning of period	$698,416	$681,017
Goodwill acquired	—	289,951
Goodwill sold	(2,652)	—
Goodwill impairment	—	(214,515)
Goodwill held for sale	—	(52,996)
Measurement period and other adjustments	3,577	(3,093)
ChinaCo Deconsolidation (Note 6)	(28,692)	—
Effect of foreign currency exchange rate changes	8,702	(1,948)

Balance at end of period	$679,351	$698,416

Note 10. Intangible Assets, Net
Intangible assets, net consist of the following:

		December 31, 2020
(Amounts in thousands)	Weighted- Average Remaining Useful Lives (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Capitalized software	2.1	$103,122	$(58,496)	$44,626
Other finite-lived intangible assets - customer relationships and other	7.7	17,670	(14,263)	3,407
Indefinite-lived intangible assets - trademarks		1,863	—	1,863

Total intangible assets, net		$122,655	$(72,759)	$49,896

		December 31, 2019
(Amounts in thousands)	Weighted- Average Remaining Useful Lives (in years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Capitalized software	2.9	$87,068	$(41,393)	$45,675
Other finite-lived intangible assets - customer relationships and other	6.5	53,874	(24,614)	29,260
Indefinite-lived intangible assets - trademarks		4,930	—	4,930

Total intangible assets, net		$145,872	$(66,007)	$79,865

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Amortization expense of intangible assets was $31.1 million, $61.7 million and $27.1 million for the years ended December 31, 2020, 2019 and 2018, respectively.
Future amortization expense related to intangible assets as of December 31, 2020 is expected to be as follows:

(Amounts in thousands)	Total
2021	$23,194
2022	17,233
2023	5,427
2024	444
2025	444
2026 and beyond	1,291

Total	$48,033

Note 11. Equity Method and Other Investments
The Company’s investments consist of the following:

		December 31, 2020			December 31, 2019
(Amounts in thousands, except percentages)		Carrying	Cost	Percentage	Carrying
Investee	Investment Type	Value	Basis	Ownership	Value
Investments held by WeCap Holdings Partnership (1)	Equity method investment / Note receivable	61,688	63,413	Various	66,002
WPI Fund (2)	Equity method investment	63,301	52,805	8%	54,387
IndiaCo (3)	Investment in convertible notes	49,849	90,248	N/A	5,541
ChinaCo (4)	Equity method investment	29,323	29,323	21.6%	—
Creator Fund Investments (5)	Various	—	—	N/A	38,162
Other (6)	Various	10,779	9,520	Various	39,627

Total equity method and other investments		$214,940	$245,309		$203,719

(1)
As discussed in Note 6, subsequent to the August 2019 reorganization of the WeCap Investment Group real estate acquisition platform, the following investments are owned through the WeCap Holdings Partnership in which Rhône has a 20% equity interest:

•
“DSQ” — a venture in which WeCap Holdings Partnership owns a 10% equity interest. DSQ owns a commercial real estate portfolio located in London, United Kingdom. The investment balance also includes a note receivable with an outstanding balance of $28.6 million and $26.0 million as of December 31, 2020 and 2019, respectively, that accrues interest at a rate of 5.81% and matures in April 2028.

•
“Waller Creek” — a joint venture in which WeCap Holdings Partnership previously owned an 8% equity interest. Waller Creek was established to develop a parcel of land in Texas and then manage, operate, and eventually sell the developed property. During August 2020, the Waller Creek investment was disposed of. See Note 6 for additional details.

•
“WPI Fund” — a real estate investment fund in which WeCap Holdings Partnership holds the 0.5% general partner interest. The WPI Fund’s focus is acquiring, developing and managing office assets with current or expected vacancy suitable for WeWork occupancy, currently primarily focusing on opportunities in North America and Europe.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

•
“ARK Master Fund” — an investment fund in which WeCap Holdings Partnership holds the general partner and a limited partner interest totaling 2% of the fund’s invested capital. ARK Master Fund invests in real estate and real estate-related investments that it expects could benefit from the Company’s occupancy or involvement or the involvement of the limited partners of the ARK Master Fund.

(2)
In addition to the general partner interest in the WPI Fund held by WeCap Holdings Partnership described above, a wholly owned subsidiary of the WeCap Investment Group also owns an 8% limited partner interest in the WPI Fund.

(3)
In June 2020, the Company entered into an agreement with WeWork India Management Private Limited (“IndiaCo”), an affiliate of Embassy Property Developments Private Limited (“Embassy”), to subscribe for new convertible debentures to be issued by IndiaCo in an aggregate principal amount of $100.0 million (the “2020 Debentures”). During June 2020, $85.0 million of the principal had been funded, with the remaining $15.0 million to be funded over time based on milestones achieved by IndiaCo. The 2020 Debentures earn interest at a coupon rate of 12.5% per annum for the
18-month
period beginning from June 2020 which then gets reduced to 0.001% per annum and have a maximum term of 10 years. The 2020 Debentures are convertible into equity at the Company’s option after 18 months from June 2020 or upon mutual agreement between the Company, IndiaCo, and Embassy. The Company’s investment balance as of December 31, 2020 and 2019 also includes an aggregate principal amount of approximately $5.5 million in other convertible debentures issued by IndiaCo that earn interest at a coupon rate of 6% per annum and have a maximum term of twenty years. During the years ended December 31, 2020, 2019 and 2018, the Company recorded a credit loss valuation allowance on its investments in IndiaCo totaling $43.9 million, none and none, respectively included in income (loss) from equity method and other investments. As of December 31, 2020 the Company had recorded a liability of $7.9 million, included in other current liabilities, relating to the fair value of the credit loss on the forward contract associated with the obligation on the $15.0 million unfunded commitment associated with the 2020 Debentures (the “IndiaCo Forward Liability”) with such credit loss also included in income (loss) from equity method and other investments during the year ended December 31, 2020. During the years ended December 31, 2020, 2019 and 2018, the Company also recorded $3.3 million, none and none, respectively in losses in unrealized gain (loss) on available-for-sale
securities included in other comprehensive income, net of tax. IndiaCo constructs and operates workspace locations in India using WeWork’s branding, advice and sales model. Per the terms of an agreement the Company will also receive a management fee from IndiaCo. The Company recorded $2.1 million, $5.5 million and $3.7 million of management fee income from IndiaCo during the years ended December 31, 2020, 2019 and 2018, respectively. Management fee income is included within service revenue as a component of total revenue in the accompanying consolidated statements of operations.

(4)
In October 2020, the Company deconsolidated ChinaCo and its retained 21.6% ordinary share equity method investment was recorded at a fair value of $26.3 million plus capitalized legal cost for a total initial cost basis and carrying value as of December 31, 2020 of $29.3 million. See Note 6 for additional details regarding the ChinaCo Deconsolidation and see Note 25 for details regarding various related party fees payable by ChinaCo to the Company subsequent to the ChinaCo Deconsolidation.

(5)
During 2018, the Company launched the Creator Fund that previously made investments in recipients of WeWork’s Creator Awards and other investments through use of a venture capital strategy. Prior to September 2020, the Creator Fund was a consolidated subsidiary owned 99.99% by related party noncontrolling interest holders. In September 2020, the Company transferred its variable interest and control over the Creator Fund to an affiliate of SBG and the Creator Fund and its investments were deconsolidated from the Company’s financial statements. See Note 6 for further detail. During the years ended December 31, 2020, 2019 and 2018, the Company recorded impairments on Creator Fund investments totaling $10.4 million, $8.9 million and $1.0 million, respectively, included in income (loss) from equity method and other investments on the accompanying consolidated statements of operations.

(6)
The Company holds various other investments as of December 31, 2020 and 2019. On March 27, 2020, the Company sold 91% of the equity of Meetup for total consideration of $9.5 million and the remaining 9% was retained by the Company in the amount of $1.1 million. In February 2020, the Company completed the sale of its investment in Refresh Club, Inc. (“The Wing”) for $35.0 million.

As of December 31, 2020, the WPI Fund, IndiaCo, ARK Master Fund, ChinaCo and certain other entities in which the Company has invested are unconsolidated VIEs. The Wing was also an unconsolidated VIE prior to the sale of the Company’s investment. In all cases, the Company is not the primary beneficiary, as the Company does not have both the power to direct the activities of the entity that most significantly impact the entity’s economic performance and exposure to benefits or losses that could potentially be significant to the VIE. None of the debt held by these investments is recourse to the Company, except the $4.9 million in lease guarantees provided to landlords of ChinaCo as described in Note 25. The Company’s maximum loss is limited to the amount of our net investment in these VIEs, the $4.9 million in ChinaCo lease guarantees and the unfunded commitments discussed below.
For the years ended December 31, 2020, 2019 and 2018, the Company recorded approximately $(44.8) million, $(32.2) million and $(12.6) million, respectively, for its share of loss related to its equity method and other

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020
investments included in income (loss) from equity method and other investments in the consolidated statements of operations.
As of December 31, 2020, the Company had recorded a credit loss valuation allowance on its available-for-sale
debt securities totaling $43.9 million. As of December 31, 2020 the Company had recorded cumulative unrealized gains on its available-for-sale
debt securities totaling $4.4 million, included as a component of accumulated other comprehensive income. No allowance or unrealized gains or losses had been recorded as of December 31, 2019.
For the years ended December 31, 2020 and 2019, the Company contributed a total of $99.1 million and $80.7 million, respectively, to its investments and received distributions from its investments totaling $48.0 and $16.6 million, respectively. As of December 31, 2020, the Company had a total of $50.8 million in unfunded capital commitments to its investments; however, if requested, in each case, the C
o
mpany may elect to contribute additional amounts in the future.
Note 12. Other Assets
Other
non-current
assets consists of the following:

	December 31,
(Amounts in thousands)	2020	2019
Deferred financing costs, net — SoftBank Senior Unsecured Notes Warrant (1)	$488,312	$568,877
Deferred financing costs, net — 2020 LC Facility Warrant issued to SBG (1)	199,832	284,440
Deferred financing costs, net — Other SoftBank Debt Financing Costs paid or payable to SBG (1)	11,334	20,000
Deferred financing costs, net — Other SoftBank Debt Financing Costs paid or payable to third parties (1)	5,440	5,172
Other deferred financing costs, net	64	5,068
Security deposits with landlords	274,822	305,623
Other security deposits	3,271	16,437
Straight-line revenue receivable	46,313	34,274
Deferred income tax assets, net	1,377	1,150
Other long-term prepaid expenses and other assets	31,493	44,698

Total other assets	$1,062,258	$1,285,739

(1)	See Note 14 for details. Amounts are net of accumulated amortization totaling $169.7 million and none as of December 31, 2020 and 2019 respectively.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Note 13. Other Current Liabilities
Other current liabilities consists of the following:

	December 31,
(Amounts in thousands)	2020	2019
Current portion of acquisition holdbacks	$1,593	$43,246
Contingent consideration relating to acquisitions payable in stock (See Note 7)	—	445
Current portion of long-term debt (See Note 15)	13,114	2,862
2020 Tender Offer (See Note 22)	—	123,409
Refunds payable to former members	35,761	20,675
IndiaCo Forward Liability (See Note 11)	7,907	—
Other current liabilities	25,380	28,183

Total other current liabilities	$83,755	$218,820

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Note 14. Convertible Related Party Liabilities and SoftBank Debt Financing
Convertible related party liabilities, net consist of the following:

	December 31,
(Amounts in thousands)	2020	2019
2019 Warrant Liability:
Cash received on draw in October 2019	$1,500,000	$1,500,000
Less: Cost basis of related party financial instrument included in additional paid in capital prior to draw	(219,708)	(219,708)
Less: Cumulative issuance of Series H-1 Preferred Stock over life of warrant	(200,000)	(200,000)
Plus: Cumulative (gain)/loss from change in fair value of related party financial instruments	(169,172)	217,466
Less: Conversion to Series H-1 Preferred Stock	(911,120)	—

Total 2019 Warrant Liability, at fair value	—	1,297,758

SoftBank Debt Financing Warrant Liability:
SoftBank Senior Unsecured Notes Warrant liability capitalized as deferred financing cost at issuance	568,877	568,877
Plus: Cumulative (gain)/loss from change in fair value of related party financial instruments	(288,674)	—
Less: Senior Unsecured Notes Warrant liability deferred financing cost adjustment	(934)	—

Total SoftBank Senior Unsecured Notes Warrant Liability, at fair value	279,269	568,877

2020 LC Facility Warrant liability capitalized as deferred financing cost at issuance	284,440	284,440
Plus: Cumulative (gain)/loss from change in fair value of related party financial instruments	(144,335)	—
Less: 2020 LC Facility Warrant liability deferred financing cost adjustment	(466)	—

Total LC Facility Warrant Liability, at Fair Value	139,639	284,440

Total SoftBank Debt Financing Warrant Liability, at fair value	418,908	853,317

Total convertible related party liabilities, net	$418,908	$2,151,075

2019 Warrant
—In January 2019, in conjunction with the Amended 2018 Warrant, discussed below, the Company entered into a warrant with SB WW Holdings (Cayman) Limited (“SBWW”), pursuant to which the Company agreed to issue shares of the Company’s capital stock (the “2019 Warrant”). Under the terms of the original 2019 Warrant, in exchange for the issuance of the Company’s capital stock, SBWW was to make a payment of $1.5 billion on April 3, 2020. The right of SBWW to receive shares of the Company’s capital stock was to be automatically exercised on April 3, 2020 at a per-share
price of $110. During the year ended December 31, 2019, the Company recognized an additional capital contribution of $219.7 million and an equal off-setting
amount within additional
paid-in
capital representing the fair value of the 2019 Warrant and modification of the 2018 Warrant (discussed below) prior to being drawn. The measurement of the 2019 Warrant is considered to be a Level 3 fair value measurement, as it was determined using observable and unobservable inputs.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

In October 2019, in accordance with the SoftBank Transactions, the 2019 Warrant was amended to accelerate SBG’s obligation for payment of $1.5 billion from April 3, 2020 to October 30, 2019, and the exercise price was amended from $110 per share to $11.60 per share for a new security in the form of Series
H-1
or
H-2
Convertible Preferred Stock. The Company received the $1.5 billion on October 30, 2019, and issued 17,241,379 shares of Series
H-1
Convertible Preferred Stock on November 4, 2019. Upon issuance, the shares of Series
H-1
Convertible Preferred Stock were recorded at $200.0 million less issuance costs of $38.6 million. Upon the draw, the Company reclassified $219.7 million of the equity asset that was established upon entering into the arrangement in January 2019 from its consolidated balance sheet. As of December 31, 2019, the 2019 Warrant liability was valued at $1.3 billion, which was included as a component of the convertible related party liabilities, net on the accompanying consolidated balance sheet. During the year ended December 31, 2020, the Company recognized a gain of $386.6 million resulting from changes in fair value of the 2019 Warrant, included in gain (loss) from change in fair value of related party financial instruments on the accompanying consolidated statements of operations. The remaining 112,068,966 shares of Series
H-1
Convertible Preferred Stock were issued in April 2020. Upon issuance, the shares of Series
H-1
Convertible Preferred Stock were recorded at $911.1 million, equal to the fair value of the 2019 Warrant on the date of issuance of the shares.
SoftBank Debt Financing
—In October 2019, in connection with the SoftBank Transactions, the Company entered into an agreement with SBG for additional financing (the “SoftBank Debt Financing”). The agreement included a commitment from SBG for the provision of (i) $1.1 billion in senior secured debt in the form of senior secured notes or a first lien term loan facility (“SoftBank Senior Secured Debt”), (ii) $2.2 billion in 5.0% senior unsecured notes (the “SoftBank Senior Unsecured Notes”) with associated warrants issued to SoftBank Group Corp. (“SoftBank Obligor”) to purchase 86,591,946 shares of the Company’s Series
H-3
Convertible Preferred Stock or Series
H-4
Convertible Preferred Stock at an exercise price of $0.01 per share and (iii) credit support for a $1.75 billion letter of credit facility (the “2020 LC Facility”) with associated warrants issued to SoftBank Obligor to purchase 43,295,973 shares of the Company’s Series
H-3
Convertible Preferred Stock or Series
H-4
Convertible Preferred Stock at an exercise price of $0.01 per share. See Note 24 for additional details regarding the 2020 LC Facility.
SoftBank Senior Secured Debt
The funding of the $1.1 billion of SoftBank Senior Secured Debt originally contemplated per the Master Transaction Agreement was contingent on the completion of the 2020 Tender Offer (as defined in Note 22) and the 2020 Tender Offer was not completed as described further in Note 22. During the year ended December 31, 2020, the Company expensed $5.9 million of financing costs previously deferred in connection with the SoftBank Senior Secured Debt included within selling, general and administrative expenses on the accompanying consolidated statements of operations.
In August 2020, the Company and WW
Co-Obligor
Inc. entered into a new senior secured note purchase agreement with the Note Purchaser (as defined below), an affiliate of SBG, for up to an aggregate principal amount of $1.1 billion of senior secured debt in the form of 12.50% senior secured notes (the “SoftBank Senior Secured Notes”). The agreement allows the Company to borrow once every 30 days up to the maximum remaining capacity with minimum draws of $50.0 million. The SoftBank Senior Secured Notes will mature 4 years from the first draw. The Company had the ability to draw for six months starting from the date of the senior secured notes purchase agreement, and the Company extended this draw period for an additional 6 months by delivery of an extension notice to the Note Purchaser in January 2021 pursuant to the terms of the agreement. As of December 31, 2020, no draw notices had been delivered pursuant to the senior secured note purchase agreement.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

SoftBank Senior Unsecured Notes
To formalize SBG’s October 2019 commitment to provide WeWork Companies LLC with up to $2.2 billion of unsecured debt, on December 27, 2019, WeWork Companies LLC, WW
Co-Obligor
Inc., a wholly owned subsidiary of WeWork Companies LLC and a co-obligor
under our Senior Notes (defined in Note 15), and StarBright WW LP, an affiliate of SBG (the “Note Purchaser”), entered into a master senior unsecured note purchase agreement (as amended from time to time and as supplemented by that certain waiver dated as of July 7, 2020, the “Master Note Purchase Agreement”).
Pursuant to the terms of the Master Note Purchase Agreement, WeWork Companies LLC may deliver from time to time to the Note Purchaser draw notices and accordingly sell to the Note Purchaser SoftBank Senior Unsecured Notes up to an aggregate original principal amount of $2.2 billion. A draw notice pursuant to the Master Note Purchase Agreement, may be delivered only if WeWork Companies LLC’s net liquidity is, or prior to the applicable closing is reasonably expected to be, less than $750.0 million, and the amount under each draw shall not be greater than the lesser of (a) $250.0 million and (b) the remaining commitment (defined as the original principal amount of $2.2 billion less notes issued) and shall not be greater than an amount sufficient to cause, or reasonably expected to cause, the net liquidity of WeWork Companies LLC to be equal to $750.0 million after giving effect to receipt of proceeds from the issuance of the applicable SoftBank Senior Unsecured Notes.
As of December 31, 2019, no draw notices had been delivered pursuant to the Master Note Purchase Agreement and the balance outstanding was zero. As of December 31, 2020, the Company had delivered draw notices in respect of $1.2 billion under the Master Note Purchase Agreement and an aggregate principal amount of $1.2 billion of SoftBank Senior Unsecured Notes were issued to the Note Purchaser and reflected as unsecured related party debt on the consolidated balance sheet as of December 31, 2020.
Following the delivery of a draw notice, the Note Purchaser may notify WeWork Companies LLC that it intends to engage an investment bank or investment banks to offer and sell the applicable SoftBank Senior Unsecured Notes or any portion thereof to third-party investors in a private placement. Solely with respect to the first $200.0 million in draws (the “Initial Notes”), the Note Purchaser waived this syndication right and no action has been taken on the remainder of the draws.
The SoftBank Senior Unsecured Notes have a stated interest rate of 5.0%. However because the associated warrants obligate the Company to issue shares in the future, the implied interest rate upon closing, assuming the full commitment is drawn, was approximately 11.69%. The SoftBank Senior Unsecured Notes will mature in July 2025.
SoftBank Debt Financing Costs due to SBG
The warrants issued to SoftBank Obligor in December 2019 to purchase 86,591,946 shares of the Company’s Series
H-3
Convertible Preferred Stock or Series
H-4
Convertible Preferred Stock at an exercise price of $0.01 per share, issued in connection with the SoftBank Senior Unsecured Notes (the “SoftBank Senior Unsecured Notes Warrant”), were valued at $279.3 million as of December 31, 2020 and were valued at $568.9 million at both issuance and as of December 31, 2019. During the year ended December 31, 2020, the Company recognized a gain of $288.7 million resulting from changes in fair value of the SoftBank Senior Unsecured Notes Warrant liability, included in gain (loss) from change in fair value of related party financial instruments on the accompanying consolidated statements of operations. During the year ended December 31, 2020, no
H-3
or
H-4
shares were issued in connection with the SoftBank Unsecured Notes Warrant.
The SoftBank Senior Unsecured Notes Warrant of $568.9 million was capitalized at issuance as a deferred financing cost and included, net of accumulated amortization, as a component of other assets on the

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

accompanying consolidated balance sheets as of both December 31, 2020 and 2019. This asset will be amortized into interest expense over the five year life of the SoftBank Senior Unsecured Notes. During the year ended December 31, 2020, the Company recorded $79.9 million of interest expense associated with the amortization of this deferred financing cost.
The warrants issued to SoftBank Obligor in December 2019 to purchase 43,295,973 shares of the Company’s Series
H-3
Convertible Preferred Stock or Series
H-4
Convertible Preferred Stock at an exercise price of $0.01 per share, issued in connection with the agreement by SoftBank Obligor to provide credit support for the 2020 LC Facility (“the 2020 LC Facility Warrant”), were valued at $139.6 million as of December 31, 2020 and were valued at $284.4 million at both issuance and as of December 31, 2019. During the year ended December 31, 2020, the Company recognized a gain of $144.3 million resulting from changes in fair value of the 2020 LC Facility Warrant, included in gain (loss) from change in fair value of related party financial instruments on the accompanying consolidated statements of operations. During the year ended December 31, 2020, no
H-3
or
H-4
shares were issued in connection with the 2020 LC Facility Warrant.
The 2020 LC Facility Warrant of $284.4 million was capitalized at issuance as a deferred financing cost and included, net of accumulated amortization, as a component of other assets on the accompanying consolidated balance sheets as of December 31, 2020 and 2019. This asset will be amortized into interest expense from February 10, 2020 through the February 10, 2023 termination date of the 2020 LC Facility. During the year ended December 31, 2020, the Company recorded $84.1 million of interest expense associated with the amortization of this deferred financing cost.
Other than customary adjustments for recapitalizations and other reorganizations, the warrants associated with the SoftBank Senior Unsecured Notes Warrant and the 2020 LC Facility Warrant, (collectively the “Penny Warrants” or the “SoftBank Debt Financing Warrant Liability”) were subject to anti-dilution protection for any increase in the Company’s capital stock prior to December 27, 2020, as a result SoftBank Obligor was entitled to an additional 6,121,239 number of warrants that were also outstanding as of December 31, 2020. The Penny Warrants became exercisable on April 1, 2020 and expire on December 27, 2024. The Company recorded an ASC 480 liability representing the fair value of the Penny Warrants. The measurement of the Penny Warrants is considered to be a Level 3 fair value measurement, as it was determined using observable and unobservable inputs. As of December 31, 2020 and 2019 the SoftBank Debt Financing Warrant Liability totaled $418.9 million and $853.3 million, respectively and was included as a component of the convertible related party liabilities, net on the accompanying consolidated balance sheets.
The Company also agreed to reimburse SBG for all fees and expenses incurred in connection with the SoftBank Transactions in an aggregate amount up to $50.0 million of which $35.5 million was paid during the year ended December 31, 2020 and the remaining $14.5 million was included as a component of accounts payable and accrued expenses on the accompanying consolidated balance sheet as of December 31, 2020. The Company allocated $20.0 million of the total costs as deferred financing costs included net of accumulated amortization within other assets on the consolidated balance sheet which will be amortized into interest expense over the life of the debt facility to which it was allocated. During the year ended December 31, 2020, the Company recorded $3.7 million of interest expense associated with the amortization of these deferred financing costs and wrote-off
$5.0 million of these costs which were allocated to the terminated SoftBank Senior Secured Debt noted above. The Company allocated $15.0 million as equity issuance costs associated with the 2019 Warrant, recorded as a reduction of the Series
H-1
Preferred Share balance on the consolidated balance sheet during the fourth quarter of 2019. The remaining $15.0 million was expensed as a transaction cost during the fourth quarter of 2019 as it related to various other components of the SoftBank Transactions which did not qualify for capitalization.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

SoftBank Debt Financing Costs due to Third Parties
As of December 31, 2020 and 2019, respectively the Company had capitalized a total of $5.4 million and $5.2 million, respectively in net debt issuance costs paid or payable to third parties associated with the SoftBank Debt Financing which will be amortized over a three to five year period. Such costs were capitalized as deferred financing costs and included as a component of other assets, net of accumulated amortization, on the accompanying consolidated balance sheet. During the year ended December 31, 2020, the Company recorded $2.1 million of interest expense relating to the amortization of these costs.
Convertible Note
—During 2018, the Company entered into an agreement for the issuance of a convertible promissory note (the “Convertible Note”) with SBG, and in August 2018, the Company drew down on the full $1.0 billion commitment.
Under the original terms of the Convertible Note, interest was scheduled to begin accruing on September 1, 2019, at a rate of 2.80%, compounded annually, and required repayment upon maturity on February 12, 2024, unless converted earlier. If not earlier converted or repaid in connection with a qualifying initial public offering as defined or the sale of the Company, all of the outstanding principal and interest due under the original terms of the Convertible Note would have converted into preferred stock of the Company upon a preferred stock financing providing to the Company gross proceeds of at least $2.0 billion (including the value of the Convertible Note).
In 2019, the Company and SBWW agreed to modify certain provisions of the Convertible Note. As the Convertible Note was payable to a principal stockholder, the Company recognized the change in fair value of the Convertible Note before and after modification, as an increase to additional paid in capital in the amount of $236.4 million during the year ended December 31, 2019.
As the Convertible Note included an interest-free period and the interest rate was also below the market effective rate for a similar borrowing, an original issue discount of $170.0 million was recorded upon the initial draw in August 2018 and an original issue discount of $286.8 million was recorded upon the modification in January 2019, each based on the fair value of the Convertible Note on the relevant date. As the borrowing at a discount was provided by a principal stockholder, the original discount of $170.0 million and the $116.9 million incremental increase in value of the discount upon amendment were both treated as capital contributions and included in additional paid in capital during 2018 and 2019, respectively. In addition, the Company recognized $119.5 million of additional capital contributions during the year ended December 31, 2019, relating to a change in fair value upon amendment of the terms of the Convertible Note. The Company estimated the fair values of the Convertible Note using a probability-weighted valuation scenario model.
The Convertible Note’s original and amended terms also contained embedded redemption features that are required to be bifurcated and separately accounted for as derivatives. These embedded features were accounted for together as a single compound derivative. The Company estimated the fair value of the compound derivative at inception, upon amendment and at each reporting period, by comparing the value of the Convertible Note to a similar note without redemption features, the difference between the two values representing the value of the bifurcated redemption features. The bifurcation of the embedded redemption features represented a value of $178.8 million at the date of issuance and $25.3 million upon the subsequent amendment. As of June 30, 2019, the embedded redemption derivative had a fair value of zero as the probability of the redemption became remote upon the draw of the Amended 2018 Warrant discussed below. The embedded redemption derivative was accounted for in the same manner as a freestanding derivative pursuant to ASC 815,
Derivatives and Hedging
, with subsequent changes in fair value recorded as an increase to or a reduction of interest expense each period.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Prior to conversion, the fair value measurements of the debt discount and the embedded redemption features were considered to be Level 3 fair value measurements in the fair value hierarchy as per ASC 820
, Fair Value Measurements
, as they were determined using observable and unobservable inputs.
In July 2019, the Amended 2018 Warrant was exercised, as further discussed below, which also triggered the conversion of the $1.0 billion principal amount of the Convertible Note into 9,090,909 shares of Series
G-1
Preferred Stock. Upon conversion, the Company recorded the Series
G-1
Preferred Stock at $723.0 million, representing the net unamortized carrying amount of the Convertible Note and the related embedded redemption derivative as of the date of conversion.
During the year ended December 31, 2019, the Company recorded interest expense of $36.4 million, which represents the imputed interest on the Convertible Note at an effective interest rate of 10% and also recorded a reduction of interest expense of $1.7 million which represents the decline in the fair value of the embedded redemption derivative liability from January 1, 2019 through the January 2019 amendment and a reduction of interest expense of $25.3 million which represents the decline in the fair value of the embedded redemption derivative liability from the January 2019 amendment through December 31, 2019. During the year ended December 31, 2018, the Company recorded imputed interest expense on the Convertible Note totaling $22.4 million and interest expense totaling $97.6 million related to the change in fair value of the embedded redemption feature.
Amended 2018 Warrant
—On November 1, 2018, the Company entered into a warrant agreement with SBWW pursuant to which the Company agreed to issue to SBWW shares of the Company’s capital stock (the “2018 Warrant” and as amended in January 2019, the “Amended 2018 Warrant”). During the year ended December 31, 2018, the Company recognized a capital contribution of $69.0 million and an equal off-setting
amount within additional
paid-in
capital representing the fair value of the arrangement upon execution.
In January 2019 and April 2019 the Company drew down on the Amended 2018 Warrant and received $1.5 billion and $1.0 billion in cash, respectively. Upon the draws, during the year ended December 31, 2019, the Company removed $68.8 million of the equity asset that was established upon entering into the arrangement in November 2018 from its consolidated balance sheet. During the year ended December 31, 2019, the Company recorded a gain totaling $456.6 million, resulting from an increase in fair value of the related party instrument.
The Amended 2018 Warrant was classified as a liability in accordance with ASC 480
, Distinguishing Liabilities from Equity
(“ASC 480”)
,
as the warrant embodied a potential cash settlement obligation to repurchase shares that was outside of the Company’s control. In accordance with ASC 480, the warrant liability was remeasured to fair value each reporting period, with changes recognized in the gain (loss) from change in fair value of financial instruments on the accompanying consolidated statements of operations. The measurement of the Amended 2018 Warrant was considered to be a Level 3 fair value measurement, as it was determined using observable and unobservable inputs.
In July 2019, immediately prior to the legal entity reorganization transactions discussed in Note 1, the early exercise provision was triggered and the outstanding Amended 2018 Warrant was exercised for the issuance of 22,727,273 shares of Series
G-1
Preferred Stock. Upon the July 2019 exercise, the Company recorded the Series
G-1
Preferred Stock issued at $1,974.5 million, equal to the fair value of the warrant just prior to exercise, less $16.5 million of stock issuance costs previously deferred in connection with Amended 2018 Warrant.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Note 15. Long-Term Debt, Net
Long-term debt, net consists of the following:

			December 31,
(Amounts in thousands, except percentages)	Maturity Year	Interest Rate	2020	2019
Senior Notes:	2025	7.875%
Outstanding principal balance			$669,000	$669,000
Less: Unamortized debt issuance costs			(11,363)	(13,453)

Total Senior Notes, net			657,637	655,547

424 Fifth Venture Loans:
Mortgage Loan	2022 (1)	LIBOR (2) + 3.45%	—	335,750
Senior Mezzanine Loan	2022 (1)	LIBOR (2) + 5.27%	—	100,725
Junior Mezzanine Loan	2022 (1)	LIBOR (2) + 7.40%	—	222,336
Less: Unamortized debt issuance costs			—	(17,538)

Total 424 Fifth Venture Loans, net			—	641,273

Other Loans:
Outstanding principal balance	2021 - 2022	2.5% - 3.0%	43,833	95,473
Less: Current portion of Other Loans			(13,114)	(2,862)

Total non-current portion Other Loans, net			30,719	92,611

Total long-term debt, net			$688,356	$1,389,431

(1)	The original maturity date excluded two one-year extension options subject to extension fees and certain conditions that were available prior to the repayment of these loans in March 2020.
(2)
The 424 Fifth Venture loan agreements included a LIBOR floor of 2.513% and a LIBOR cap of 4%. The LIBOR interest rate cap was scheduled to expire on February 9, 2021 prior to the termination of these contracts in March 2020 in conjunction with the repayment of the underlying loans.

Senior Notes
— In April 2018, the Company issued $702.0 million in aggregate principal amount of unsecured senior notes due 2025 (the “Senior Notes”) at a 7.875% interest rate in a private offering pursuant to Rule 144A under the Securities Act and Regulation S under the Securities Act. The Company’s gross proceeds of $702.0 million, from the issuance of the Senior Notes, were recorded net of debt issuance costs of $17.4 million. The debt issuance costs are deferred and will be amortized into interest expense over the term of the Senior Notes using the effective interest method. Interest on the Senior Notes accrues and is payable in cash semi-annually in arrears on May 1 and November 1 of each year. The Company may redeem the Senior Notes, in whole or in part, at any time prior to maturity, subject to certain make-whole premiums. The Senior Notes mature on May 1, 2025 at 100% of par.
During the year ended December 31, 2019, the Company repurchased $33.0 million in aggregate principal amount of the Senior Notes for total consideration of $32.4 million. The Company recorded a gain of $0.3 million in connection with these repurchases, net of the write off of related unamortized debt issuance costs, which is included as a reduction to interest expense in the accompanying consolidated statements of operations for the year ended December 31, 2019. No Senior Notes were repurchased during the year ended December 31, 2020 and 2018. As of December 31, 2020 and 2019, $669.0 million in aggregate principal remains outstanding.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Upon the occurrence of certain change of control triggering events, the Company may be required to repurchase the Senior Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest through the date of repurchase. The Senior Notes contain certain restrictive covenants that limit the Company’s ability to create certain liens, to enter into certain affiliated transactions and to consolidate or merge with, or convey, transfer or lease all or substantially all of its assets, subject to important qualifications and exceptions.
The Senior Notes (i) rank equally in right of payment with the SoftBank Senior Unsecured Notes, any payment obligations under the 2020 LC Facility and any existing and future senior indebtedness of the Company, (ii) are senior in right of payment to any existing and future subordinated obligations of the Company, and (iii) are effectively subordinated to all secured indebtedness of the Company (including obligations under the 2020 LC Facility discussed in Note 24) to the extent of the value of the collateral securing such indebtedness, and are structurally subordinated to all liabilities of any subsidiary that does not guarantee the Senior Notes.
The Senior Notes are unconditionally guaranteed on a senior basis by each of our subsidiaries that guarantees obligations under the Company’s 2020 LC Facility or certain other indebtedness of the Company as a guarantor. As of December 31, 2020, each restricted subsidiary that guaranteed obligations under the 2020 LC Facility discussed in Note 24 also guaranteed the Senior Notes.
Subsequent to the July 2019 legal entity reorganization, WeWork Companies LLC is the obligor of its Senior Notes, which is also fully and unconditionally guaranteed by WeWork Inc. WeWork Inc. and the other subsidiaries that sit above WeWork Companies LLC in our legal structure are holding companies that conduct substantially all of their business operations through WeWork Companies LLC. As of December 31, 2020, based on the covenants and other restrictions of the Senior Notes, WeWork Companies LLC is restricted in its ability to transfer funds by loans, advances or dividends to WeWork Inc. and as a result all of the net assets of WeWork Companies LLC are considered restricted net assets of WeWork Inc. See the
Supplementary Information — Consolidating Balance Sheet,
for additional details regarding the net assets of WeWork Companies LLC.
The indenture that governs the Senior Notes also restricts us from incurring indebtedness or liens or making certain investments or distributions, subject to a number of exceptions. Certain of these exceptions included in the indenture that governs our Senior Notes are subject to us having Minimum Liquidity (as defined in the indenture that governs our Senior Notes). For incurrences in 2019, Minimum Liquidity was required to be 0.7 times Total Indebtedness (as defined in the indenture that governs our Senior Notes) and for incurrences in 2020, Minimum Liquidity was required to be 0.3 times Total Indebtedness. Beginning on January 1, 2021, there is no longer a Minimum Liquidity requirement. Certain of these exceptions included in the indenture that governs our Senior Notes are subject to us having Minimum Growth-Adjusted EBITDA (as defined in the indenture that governs our Senior Notes) for the most recent four consecutive fiscal quarters. For incurrences in fiscal years ending December 31, 2019, 2020, 2021 and 2022-2025, the Minimum Growth-Adjusted EBITDA required for the immediately preceding four consecutive fiscal quarters is $200 million, $500 million, $1,000 million and $2,000 million, respectively. For the four quarters ended December 31, 2020, the Company’s Minimum Growth-Adjusted EBITDA, as calculated in accordance with the indenture, was less than the $1,000 million requirement effective as of January 1, 2021. As a result, the Company will be restricted in its ability to incur certain new indebtedness in 2021 that was not already executed or committed to as of December 31, 2019, until such Minimum Growth-Adjusted EBITDA increases above the threshold required. The restrictions of the Senior Notes do not impact our ability to access the unfunded commitments pursuant to the SoftBank Senior Unsecured Notes and the SoftBank Senior Secured Notes.
During the year ended December 31, 2020, the Company recorded interest expense of $52.7 million and amortization of deferred financing costs recorded as interest expense of $2.1 million related to the Senior Notes.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

During the year ended December 31, 2019, the Company recorded interest expense of $53.8 million and amortization of deferred financing costs recorded as interest expense of $2.1 million related to the Senior Notes. During the year ended December 31, 2018, the Company recorded interest expense of $37.0 million and amortization of deferred financing costs recorded as interest expense of $1.2 million related to the Senior Notes.
424 Fifth Venture Loans
— On February 8, 2019, the 424 Fifth Venture entered into three loans (collectively, the “424 Venture Loans”) relating to the 424 Fifth Property and development project with availability totaling $900 million. In March 2020, the 424 Fifth Property was sold and a portion of the sale proceeds were utilized to repay the principal and interest outstanding on the 424 Venture Loans in full. The Company accounted for this repayment as a debt extinguishment in accordance with ASC 470,
Debt
and recorded a loss of $71.6 million included within loss on extinguishment of debt on the consolidated statements of operations for the year ended December 31, 2020. The loss on extinguishment represents the difference between the $756.6 million in cash paid, including a prepayment penalty and various other closing costs totaling $56.1 million and the net carrying amount of the debt and unamortized debt issuance costs immediately prior to the extinguishment of $685.0 million. This extinguishment was not considered to be a troubled debt restructuring.
During 2020, for the period prior to extinguishment, the weighted average interest rate on the 424 Fifth Venture Loans was 7.8% and $10.4 million of interest expense was originally included within the Company’s construction in progress balance as a component of property and equipment, immediately prior to the sale, as the 424 Fifth Property was under development and not ready for its intended use before it was sold. During the year ended December 31, 2019, the weighted average interest rate on the 424 Fifth Venture Loans was 7.6%, and $43.4 million of interest expense was capitalized.
The 424 Fifth Venture Loans were secured only by the assets and equity of the 424 Fifth Venture, and were recourse to the Company in certain limited circumstances, and the Company had provided certain customary performance guarantees standard for real estate and construction financing.
Other Loans
— As of December 31, 2020 and 2019, the Company had various other loans (the “Other Loans”) with outstanding principal amounts of $43.8 million and $95.5 million, respectively, and interest rates ranging from 2.5% to 3.0% and 2.5% to 6.2%, respectively. During the years ended December 31, 2020, 2019 and 2018, the Company recorded interest expense of $2.5 million, $4.3 million and $1.7 million respectively, related to these Other Loans. The Company repaid $54.5 million of principal and recorded a $1.0 million loss on extinguishment of debt in connection with the prepayment of principal of Other Loans during the year ended December 31, 2020.
Principal Maturities
— Combined aggregate principal payments for current and long-term debt as of December 31, 2020 are as follows:

(Amounts in thousands)	Total
2021	$13,114
2022	30,719
2023	—
2024	—
2025	669,000
2026 and beyond	—

Total minimum payments	$712,833

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Note 16. Fair Value Measurements
Recurring Fair Value Measurements
The Company’s assets and liabilities measured at fair value on a recurring basis consisted of the following:

	December 31, 2020
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents — money market funds and time deposits	$330,049	$—	$—	$330,049
Other investments — available-for-sale convertible notes	—	—	49,849	49,849

Total assets measured at fair value	$330,049	$—	$49,849	$379,898

Liabilities:
Other current liabilities — contingent consideration relating to acquisitions payable in stock	$—	$—	$—	$—
Other current liabilities — IndiaCo Forward Contract Liability	—	—	7,907	7,907
Convertible related party liabilities — SoftBank Senior Unsecured Notes Warrant	—	—	279,269	279,269
Convertible related party liabilities — 2020 LC Facility Warrant	—	—	139,639	139,639

Total liabilities measured at fair value	$—	$—	$426,815	$426,815

	December 31, 2019
(Amounts in thousands)	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents — money market funds and time deposits	$910,093	$—	$—	$910,093
Other investments — available-for-sale convertible notes	—	—	5,541	5,541

Total assets measured at fair value	$910,093	$—	$5,541	$915,634

Liabilities:
Other current liabilities — contingent consideration relating to acquisitions payable in stock	$—	$—	$445	$445
Convertible related party liabilities — 2019 Warrant	—	—	1,297,758	1,297,758
Convertible related party liabilities — SoftBank Senior Unsecured Notes Warrant	—	—	568,877	568,877
Convertible related party liabilities — 2020 LC Facility Warrant	—	—	284,440	284,440

Total liabilities measured at fair value	$—	$—	$2,151,520	$2,151,520

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

The tables below provide a summary of the changes in assets and liabilities recorded at fair value and classified as Level 3:

	Year Ended December 31,
(Amounts in thousands)	2020	2019
Assets:
Balance at beginning of period	$5,541	$5,319
Purchases	85,000	—
Credit loss valuation allowance included in income (loss) from equity method and other investments	(43,857)	—
Unrealized gain on available-for-sale securities included in other comprehensive income	4,369	—
Accrued interest income	5,840	320
Accrued interest collected	(2,678)	—
Foreign currency translation gains (losses) included in other comprehensive income	3,810	—
Foreign currency gain (loss) included in net income	(8,177)	(98)

Balance at end of period	$49,848	$5,541

	Year Ended December 31, 2020
(Amounts in thousands)	Balance at Beginning of Period	Additions	Settlements	Change in Fair Value (1)	Foreign Currency Translation Gains (Losses) Included in Other Comprehensive Income	Balance at End of Period
Liabilities:
Contingent consideration payable in stock	$445	$—	$(319)	$(122)	$(4)	$—
IndiaCo Forward Contract Liability	—	9,507	—	(1,600)	—	7,907
2019 Warrant	1,297,758	—	(911,120)	(386,638)	—	—
SoftBank Senior Unsecured Notes Warrant	568,877	—	(934)	(288,674)	—	279,269
2020 LC Facility Warrant	284,440	—	(466)	(144,335)	—	139,639

Total	$2,151,520	$9,507	$(912,839)	$(821,369)	$(4)	$426,815

(1)
During the year ended December 31, 2020 $0.1 million of the change in fair value was included as a reduction of selling, general and administrative expenses, $1.6 million was included as a gain within income (loss) from equity method and other investments on the accompanying consolidated statements of operations and $819.6 million was included as a gain from change in fair value of related party financial instruments on the accompanying consolidated statements of operations.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

	Year Ended December 31, 2019
(Amounts in thousands)	Balance at Beginning of Period	Additions	Settlements	Change in Fair Value (1)	Foreign Currency Translation Gains (Losses) Included in Other Comprehensive Income	Balance at End of Period
Liabilities:
Contingent consideration payable in stock	$129,811	$—	$(68,090)	$(61,650)	$374	$445
Contingent consideration payable in cash	10,520	—	(11,496)	983	(7)	—
Embedded redemption derivative	276,371	25,295	(274,617)	(27,049)	—	—
2018 Warrant	—	1,818,273	(1,974,545)	156,272	—	—
2019 Warrant	—	1,280,292	(200,000)	217,466	—	1,297,758
SoftBank Senior Unsecured Notes Warrant	—	568,877	—	—	—	568,877
2020 LC Facility Warrant	—	284,440	—	—	—	284,440

Total	$416,702	$3,977,177	$(2,528,748)	$286,022	$367	$2,151,520

(1)
During the year ended December 31, 2019, $60.7 million of the change in fair value was included as a reduction of selling, general and administrative expenses, $27.0 million was included as a reduction of interest expense and $373.7 million loss was included as a reduction in the gain from change in fair value of related party financial instruments on the consolidated statements of operations.

During the year ended December 31, 2020, there were $43.9 million of unrealized losses included in income (loss) from equity method and other investments, relating to Level 3 assets held as of December 31, 2020. During the year ended December 31, 2019 there were no unrealized gains or (losses) relating to Level 3 assets held as of December 31, 2019. The Company does not intend to sell its investments in available-for-sale
convertible notes and it is not more likely than not that the Company will be required to sell the investments before recovery of their amortized cost bases.
During the year ended December 31, 2020, there were $0.1 million of unrealized gains included as a reduction in selling, general and administrative expenses, $1.6 million included as a gain within income (loss) from equity method and other investments and $433.0 million of unrealized gains included as gain (loss) from change in fair value of related party financial instruments relating to Level 3 liabilities held as of December 31, 2020.
During the year ended December 31, 2019, there were $60.7 million of unrealized gains included as a reduction in selling, general and administrative expenses and $217.5 million of unrealized losses included as gain (loss) from change in fair value of related party financial instruments relating to Level 3 liabilities held as of December 31, 2019.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

The valuation techniques and significant unobservable inputs used in the recurring fair value measurements categorized within Level 3 of the fair value hierarchy are as follows:

	December 31, 2020
	Fair Value (in thousands)	Valuation Technique	Significant Unobservable Inputs	Range (Weighted Average)
Level 3 Assets:
Other investments — available-for-sale convertible notes	$49,849	Discounted cash flow/Market approach	Price per share	$2.97
Level 3 Liabilities:
IndiaCo Forward Contract Liability	$7,907	Discounted cash flow	Price per share	$2.97
Convertible related party liabilities	$418,908	Discounted cash flow	Preferred share fair values	$3.09

	December 31, 2019
	Fair Value (in thousands)	Valuation Technique	Significant Unobservable Inputs	Range (Weighted Average)
Level 3 Assets:
Other investments — available-for-sale convertible notes	$5,541	Discounted cash flow	Market interest rate	6.0%
Level 3 Liabilities:
Other current liabilities — contingent consideration relating to acquisitions payable in stock	$445	Discounted cash flow	Price per common share	$0.02 - $3.97 ($3.72)
Convertible related party liabilities	$2,151,075	Discounted cash flow	Price per preferred share	$6.10 - $11.58 ($9.41)

Due to the inherent uncertainty in the valuation process, the estimate of fair value of the Company’s assets and liabilities may differ from values that would have been used had a ready market for the securities existed.
Nonrecurring Fair Value Measurements
Non-financial
assets and liabilities measured at fair value in the consolidated financial statements on a nonrecurring basis consist of certain investments, goodwill, intangibles and other long-lived assets on which impairment adjustments were required to be recorded during the period and assets and related liabilities held for sale which, if applicable, are measured at the lower of their carrying value or fair value less any costs to sell.
As discussed in Note 6, on October 2, 2020, ChinaCo was deconsolidated. The Company’s remaining 21.6% ordinary share investment was valued at $26.3 million upon deconsolidation and will be accounted for as an equity method investment. The initial fair value of the Company’s retained investment in ChinaCo was determined using a combination of the market approach and the implied value of ChinaCo based on the TBP

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

investment and a discounted cash flow valuation model that incorporated level 3 unobservable inputs relevant to the valuation of the Company’s retained ordinary shares versus the preferred shares acquired by TBP.
As of December 31, 2020, there were no assets or related liabilities held for sale included on the accompanying consolidated balance sheet. During the year ended December 31, 2020, the Company recorded an impairment charge of $17.0 million related to assets and liabilities previously classified as held for sale determined to be Level 2 within the fair value hierarchy based primarily on respective contracts of sale.
As of December 31, 2019, assets and related liabilities held for sale totaling $109.5 million on a net basis were included on the accompanying consolidated balance sheet, on which the Company recorded an impairment charge of $2.6 million during the three months ended December 31, 2019, determined to be Level 2 within the fair value hierarchy based primarily on respective contracts of sale. The assets held for sale as of December 31, 2019 includes $12.3 million of goodwill and intangibles, on which an impairment charge of $165.9 million was recorded during the three months ended September 30, 2019, prior to its held for sale classification and was also determined to be Level 2 within the fair value hierarchy based primarily on a contract of sale. The Company also recorded a $69.5 million write-off
of other goodwill during the three months ended December 31, 2019, based on no future cash flow projections relating to those assets. As of December 31, 2019, the consolidated balance sheet also included an investment totaling $35.0 million after recording a $23.3 million impairment during the three months ended December 31, 2019, determined to be Level 2 within the fair value hierarchy also based primarily on a contract of sale.
The Company also recorded impairment charges and other write-offs of certain other long-lived assets, impairing such assets to a carrying value of zero, for impairment charges totaling $943.7 million, $129.3 million and $29.6 million during the years ended December 31, 2020, 2019 and 2018, respectively. During the year ended December 31, 2020, the Company also recorded impairment charges totaling $201.2 million relating to right-of-use
assets and property and equipment with an as adjusted remaining carrying value totaling $343.1 million as of December 31, 2020, valued based on level 3 inputs representing market rent data for the market the right-of-use
assets are located in.
Other Fair Value Disclosures
The estimated fair value of the Company’s accounts receivable, accounts payable, and accrued expenses approximate their carrying values due to their short maturity periods. As of December 31, 2020, the estimated fair value of the Company’s Senior Notes, excluding unamortized debt issuance costs, was approximately $454.3 million based on recent trading activity (Level 1). For the remainder of the Company’s long-term debt, the carrying value approximated the fair value as of December 31, 2020.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Note 17. Revenue Recognition
Disaggregation of Revenue
The following table provides disaggregated detail of the Company’s revenue by major source for the years ended December 31, 2020, 2019 and 2018:

	Year Ended December 31,
(Amounts in thousands)	2020	2019	2018
ASC 606 membership and service revenue (1)	$2,418,259	$2,700,540	$1,697,336
ASC 842 rental and service revenue	715,019	358,154	N/M

Total membership and service revenue	3,133,278	3,058,694	1,697,336
Other revenue	282,587	399,899	124,415

Total revenue	$3,415,865	$3,458,593	$1,821,751

N/M - During the year ended December 31, 2018, the revenue recognized from membership contracts accounted for as leases in accordance with ASC 840 were not material and are included with the ASC 606 membership and service revenue above.

(1)	Revenue for the year ended December 31, 2018 was recognized in accordance with ASC 605, Revenue Recognition .
Contract Balances
The following table provides information about contract assets and deferred revenue from contracts with customers recognized in accordance with ASC 606:

	December 31,
(Amounts in thousands)	2020	2019
Contract assets (included in accounts receivable and accrued revenue, net)	$36,284	$73,056
Contract assets (included in other current assets)	$13,111	$16,678
Contract assets (included in other assets)	$22,300	$14,861
Deferred revenue	$(74,645)	$(139,820)

Revenue recognized in accordance with ASC 606 during the year ended December 31, 2020, which was included in deferred revenue as of January 1, 2020, was $89.7 million. Revenue recognized during the year ended December 31, 2019, which was included in deferred revenue as of January 1, 2019, was $93.2 million.
Assets Recognized from the Costs to Obtain a Contract with a Customer
As of December 31, 2020 and 2019, the Company had $31.6 million and $57.9 million, respectively, of prepaid member referral fees included in other current assets and had $18.0 million and $30.4 million, respectively, of prepaid member referral fees included in other assets on the accompanying consolidated balance sheets. During the years ended December 31, 2020 and 2019, the Company recognized $94.0 million and $129.7 million, respectively, of amortization of capitalized contract costs. The amortization of these costs is included as a component of selling, general and administrative expenses in the accompanying consolidated statements of operations.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Remaining Performance Obligations
The aggregate amount of the transaction price allocated to the Company’s remaining performance obligations that represent contracted customer revenues that have not yet been recognized as revenue as of December 31, 2020, that will be recognized as revenue in future periods over the life of the customer contracts, in accordance with ASC 606, was approximately $1 billion. Over half of the remaining performance obligation as of December 31, 2020 is scheduled to be recognized as revenue within the next twelve months, with the remaining to be recognized over the remaining life of the customer contracts, the longest of which extends through 2031.
Approximate future minimum lease cash flows to be received over the next five years and thereafter for non-cancelable
membership agreements accounted for as leases in accordance with ASC 842 in effect at December 31, 2020 are as follows:

(Amounts in thousands)	ASC 842 Revenue
2021	$626,292
2022	365,408
2023	210,101
2024	128,612
2025	65,563
2026 and beyond	75,371

Total	$1,471,347

The combination of the remaining performance obligation to be recognized as revenue under ASC 606 plus the remaining future minimum lease cash flows of the Company’s member contracts that qualify as leases is comparable to what the Company has historically referred to as “Committed Revenue Backlog”, which totaled approximately $3 billion and $4 billion as of December 31, 2020 and 2019, respectively. The Company has excluded from these amounts contracts with variable consideration where revenue is recognized using the right to invoice practical expedient.
Note 18. Leasing Arrangements
The real estate operating lease cost incurred before a location opens for member operations is recorded in pre-opening
location expenses on the accompanying consolidated statements of operations. Once a location opens for member operations, the entire real estate operating lease cost is included in location operating expenses on the accompanying consolidated statements of operations. Real estate operating lease cost for the Company’s corporate offices and relating to other offerings not directly related to our space-as-a-service
offering, for the periods subsequent to acquisition and prior to disposal or wind down, are included in selling, general and administrative expenses on the accompanying consolidated statements of operations. In connection with the restructuring described in Note 3, the Company has decided to strategically close certain locations and terminate certain leases. Any lease termination payments or other remaining lease costs under these leases, where a previously opened location has been closed in preparation for executing a lease termination and/or where a termination agreement has been reached with the landlord, are included in restructuring and other related costs on the accompanying consolidated statements of operations. Other lease terminations, not associated with the restructuring described in Note 3, are classified consistent with the original classification of the lease cost prior to termination. Real estate operating lease cost incurred during the period in which a workspace location has been closed for member operations and all members have been relocated to a new workspace location, before management’s decision to enter negotiations to terminate a lease is recorded in pre-opening
location expenses on the accompanying consolidated statements of operations.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

“Lease cost contractually paid or payable” for each period presented below represents cash payments due for base and contingent rent, common area maintenance amounts and real estate taxes payable under the Company’s lease agreements, recorded on an accrual basis of accounting, regardless of the timing of when such amounts were actually paid.
The
non-cash
adjustment to record lease cost “free rent” periods and lease cost escalation clauses on a straight-line basis over the term of the lease beginning on the date of initial possession is presented as
“Non-cash
GAAP straight-line lease cost” below.
Non-cash
GAAP straight-line lease cost also includes the amortization of any capitalized initial direct costs associated with obtaining a lease.
The tenant improvement allowances and broker commissions received or receivable by the Company for negotiating the Company’s leases are amortized on a straight-line basis over the lease term, as a reduction to the total operating lease cost and are presented as “amortization of lease incentives” below.
“Early termination fees and related (gain)/loss” for each period presented below includes payments due as a result of lease terminations, recorded on a straight-line basis over any remaining lease period as well as any gain or loss recognized on termination. When a lease is terminated, the lease liability and right of use asset is derecognized and any difference is recognized as a gain or loss on termination.
During the year ended December 31, 2020, the Company terminated leases associated with a total of 82 consolidated pre-open
locations, including 7 associated with ChinaCo during the nine months ended September 30, 2020 that it was consolidated and strategically closed 24 previously open Consolidated Locations, including 9 associated with ChinaCo during the nine months ended September 30, 2020 that it was consolidated. Management is continuing to evaluate our real estate portfolio in connection with its ongoing restructuring efforts and expects to exit additional leases over the remainder of 2021.
During the year ended December 31, 2020, the Company has also successfully amended over 200 leases for a combination of partial terminations to reduce our leased space, rent reductions, rent deferrals, offsets for tenant improvement allowances and other strategic changes. These amendments and full and partial lease terminations have resulted in an estimated reduction of approximately $4 billion in total future undiscounted fixed minimum lease cost payments that were scheduled to be paid over the life of the original executed lease agreements, including changes to the obligations of ChinaCo which occurred during the period it was consolidated. The deconsolidation of ChinaCo on October 2, 2020 also resulted in a decline of approximately $2.7 billion in our consolidated total future undiscounted fixed minimum lease cost payments based on the future obligations that existed as of September 30, 2020 just prior to the deconsolidation.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

The components of total real estate operating lease cost for leases recorded under ASC 842 are as follows:

	Year Ended December 31, 2020
	Reported in:
			Selling,
	Location	Pre-opening	General and	Restructuring
(Amounts in thousands)	Operating Expenses	Location Expenses	Administrative Expenses	and Other Related Costs	Total
Lease cost contractually paid or payable for the period	$2,638,455	$128,452	$61,991	$1,863	$2,830,761
Non-cash GAAP straight-line lease cost	380,851	171,772	19,727	576	572,926
Amortization of lease incentives	(297,828)	(40,550)	(6,138)	(1,084)	(345,600)

Total real estate operating lease cost	$2,721,478	$259,674	$75,580	$1,355	$3,058,087

Early termination fees and related (gain)/loss	$—	$—	$—	$(37,354)	$(37,354)

	Year Ended December 31, 2019
	Reported in:
			Selling,
	Location	Pre-opening	General and	Restructuring
(Amounts in thousands)	Operating Expenses	Location Expenses	Administrative Expenses	and Other Related Costs	Total
Lease cost contractually paid or payable for the period	$1,686,431	$119,220	$64,949	$144	$1,870,744
Non-cash GAAP straight-line lease cost	411,161	484,099	19,776	—	915,036
Amortization of lease incentives	(169,676)	(60,447)	(6,109)	—	(236,232)

Total real estate operating lease cost	$1,927,916	$542,872	$78,616	$144	$2,549,548

Early termination fees and related (gain)/loss	$553	$—	$—	$3,162	$3,715

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

The components of total real estate operating lease cost for leases recorded under ASC 840 are as follows:

	Year Ended December 31, 2018
	Reported in:
			Selling,
	Location	Pre-opening	General and	Restructuring
(Amounts in thousands)	Operating Expenses	Location Expenses	Administrative Expenses	and Other Related Costs	Total
Lease cost contractually paid or payable for the period (1)	$824,650	$80,736	$18,730	$—	$924,116
Non-cash GAAP straight-line lease cost	268,125	268,593	6,124	—	542,842
Amortization of lease incentives	(88,867)	(3,759)	(1,209)	—	(93,835)

Total real estate operating lease cost	$1,003,908	$345,570	$23,645	$—	$1,373,123

Early termination fees and related (gain)/loss	$—	$—	$—	$—	$—

(1)
Common area maintenance charges and real estate taxes, or “tenancy costs” are a non-lease
component as defined in ASC 842. We have elected to not separate non-lease
components in the determination of our lease obligation and therefore the costs associated with common area maintenance charges and real estate taxes billed in addition to our base rent, where applicable, have been included as a component of our total operating lease costs in 2019 and 2020. For comparability purposes, we have presented incremental common area maintenance charges and real estate taxes collectively, “tenancy costs”, contractually paid or payable, shown as a component of the total operating lease cost in all periods presented.

During the year ended December 31, 2018, the Company recognized contingent rent expenses totaling $22.7 million, included in as a component of the total real estate operating lease cost for the year.
The Company’s total ASC 842 operating lease costs include both fixed and variable components as follows:

	Year Ended December 31, 2020
	Reported in:
			Selling,
	Location	Pre-opening	General and	Restructuring
(Amounts in thousands)	Operating Expenses	Location Expenses	Administrative Expenses	and Other Related Costs	Total
Fixed real estate lease costs	$2,283,042	$243,298	$67,172	$613	$2,594,125
Fixed equipment and other lease costs	2,085	—	30	—	2,115

Total fixed lease costs	$2,285,127	$243,298	$67,202	$613	$2,596,240

Variable real estate lease costs	$438,436	$16,376	$8,408	$742	$463,962
Variable equipment and other lease costs	2,877	40	151	—	3,068

Total variable lease costs	$441,313	$16,416	$8,559	$742	$467,030

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

	Year Ended December 31, 2019
	Reported in:
			Selling,
	Location	Pre-opening	General and	Restructuring
(Amounts in thousands)	Operating Expenses	Location Expenses	Administrative Expenses	and Other Related Costs	Total
Fixed real estate lease costs	$1,612,658	$507,591	$71,764	$144	$2,192,157
Fixed equipment and other lease costs	2,943	—	3,263	—	6,206

Total fixed lease costs	$1,615,601	$507,591	$75,027	$144	$2,198,363

Variable real estate lease costs	$315,258	$35,281	$6,852	$—	$357,391
Variable equipment and other lease costs	1,902	—	—	—	1,902

Total variable lease costs	$317,160	$35,281	$6,852	$—	$359,293

During 2018, the Company also had certain leases accounted for as capital leases under ASC 840 which beginning in 2019 are referred to as finance leases and accounted for under ASC 842. Total lease costs for these leases are as follows:

	Year Ended December 31, 2020			Year Ended December 31, 2019
	Reported in:			Reported in:
	Depreciation			Depreciation
	and	Interest		and	Interest
(Amounts in thousands)	Amortization	Expense	Total	Amortization	Expense	Total
Total finance lease cost	$5,271	$4,675	$9,946	$4,499	$4,621	$9,120

	Year Ended December 31, 2018
	Reported in:
	Depreciation
	and	Interest
(Amounts in thousands)	Amortization	Expense	Total
Total capital lease cost	$2,162	$3,780	$5,942

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

The below table presents the lease related assets and liabilities recorded on the accompanying balance sheet as of December 31, 2020 and 2019, as recorded in accordance with ASC 842:

		December 31,
(Amounts in thousands)	Balance Sheet Captions	2020	2019
Assets:
Operating lease right-of-use assets	Lease right-of-use assets, net	$15,107,880	$17,496,004
Finance lease right-of-use assets (1)	Property and equipment, net	48,116	35,580

Total leased assets		$15,155,996	$17,531,584

Liabilities:
Current liabilities
Operating lease liabilities	Current lease obligations	$842,680	$680,911
Finance lease liabilities	Current lease obligations	4,851	4,718

Total current liabilities		847,531	685,629

Non-current liabilities
Operating lease obligations	Long-term lease obligations	20,220,274	21,202,804
Finance lease obligations	Long-term lease obligations	43,332	48,359

Total non-current liabilities		20,263,606	21,251,163

Total lease obligations		$21,111,137	$21,936,792

(1)	Finance lease right-of-use assets are recorded net of accumulated amortization of $17.6 million and $13.0 million as of December 31, 2020 and 2019, respectively.
The weighted average remaining lease term and weighted average discount rate for operating and finance leases as of December 31, 2020 and 2019 were as follows:

	December 31, 2020		December 31, 2019
	Operating	Finance	Operating	Finance
Weighted average remaining lease term (in years)	13	10	14	10
Weighted average discount rate percentage	8.7%	7.5%	8.1%	7.4%

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

The Company’s aggregate annual lease obligations relating to non-cancelable
finance and operating leases in possession as of December 31, 2020 as presented in accordance with ASC 842:

(Amounts in thousands)	Finance Leases	Operating Leases	Total
2021	$9,447	$2,563,634	$2,573,081
2022	9,482	2,702,441	2,711,923
2023	9,092	2,757,020	2,766,112
2024	7,464	2,804,710	2,812,174
2025	6,338	2,835,422	2,841,760
2026 and beyond	32,470	23,362,437	23,394,907

Total undiscounted fixed minimum lease cost payments	74,293	37,025,664	37,099,957
Less amount representing lease incentive receivables (1)	—	(698,791)	(698,791)
Less amount representing interest	(26,109)	(15,263,919)	(15,290,028)

Present value of future lease payments	48,184	21,062,954	21,111,138
Less current portion of lease obligation	(4,851)	(842,680)	(847,531)

Total long-term lease obligation	$43,333	$20,220,274	$20,263,607

(1)
Lease incentives receivable primarily represent amounts expected to be received by the Company relating to payments for leasehold improvements that are reimbursable pursuant to lease provisions with relevant landlords and receivables for broker commissions earned for negotiating certain of the Company’s leases.

The future undiscounted fixed minimum lease cost payments for the leases presented above exclude an additional $3.5 billion relating to executed non-cancelable
leases that the Company has not yet taken possession of as of December 31, 2020.
The Company’s aggregate annual lease obligations relating to non-cancelable
finance and operating leases in possession as of December 31, 2019 as presented in accordance with ASC 842:

(Amounts in thousands)	Finance Leases	Operating Leases	Total
2020	$9,429	$2,416,519	$2,425,948
2021	9,511	2,824,330	2,833,841
2022	9,465	2,911,370	2,920,835
2023	8,931	2,960,557	2,969,488
2024	7,258	2,996,646	3,003,904
2025 and beyond	38,755	26,013,434	26,052,189

Total undiscounted fixed minimum lease cost payments	83,349	40,122,856	40,206,205
Less amount representing lease incentive receivables (1)	—	(1,794,191)	(1,794,191)
Less amount representing interest	(30,272)	(16,444,053)	(16,474,325)

Present value of future lease payments	53,077	21,884,612	21,937,689
Less obligations classified as held for sale	—	(897)	(897)
Less current portion of lease obligation	(4,718)	(680,911)	(685,629)

Total long-term lease obligation	$48,359	$21,202,804	$21,251,163

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

(1)
Lease incentives receivable primarily represent amounts expected to be received by the Company relating to payments for leasehold improvements that are reimbursable pursuant to lease provisions with relevant landlords and receivables for broker commissions earned for negotiating certain of the Company’s leases.

The future undiscounted fixed minimum lease cost payments for the leases presented above exclude an additional $9.2 billion relating to executed non-cancelable
leases that the Company had signed as of December 31, 2019 but not yet taken possession of as of December 31, 2019.
Note 19. Income Taxes
UP-C
Corporation Structure
On July 15, 2019, after a corporate restructure, WeWork Inc. is the sole owner of The We Company MC LLC (the “We Company MC”), a wholly owned disregarded entity, which is the general partner and holder of effectively 100% of the economic and control interest in the We Company Management Holdings L.P. Additionally, Teem Holdings Inc., Euclid WW Holdings Inc., Meetup Holdings Inc., and The We Company Management LLC, indirectly or directly became wholly owned subsidiaries of the We Company MC and limited partners of the WeWork Partnership along with various holders of WeWork Partnerships Profits Interest Units. As a partnership, the WeWork Partnership is generally not subject to U.S. federal and most state and local income taxes, however, the WeWork Partnership, through its 100% ownership of the equity in WeWork Companies LLC, is subject to withholding taxes in certain foreign jurisdictions. Any taxable income or loss generated by the WeWork Partnership is passed through to and included in the taxable income or loss of its members based on each member’s respective ownership percentage and adjusts the initial deferred tax asset for the basis difference established on the investment in the partnership. During the year ended December 31, 2020, the redemption of the partnership interest of Meetup and Teem, and sale of the stock of the entities, resulted in the reversal of some portion of the deferred tax asset and the recognition of a net capital loss.
The components of
pre-tax
loss are as follows:

	Year Ended December 31,
(Amounts in thousands)	2020	2019	2018
U.S.	$(1,540,919)	$(2,497,989)	$(1,162,229)
Non-U.S.	(2,273,432)	(1,231,261)	(766,040)

Total pre-tax loss	$(3,814,351)	$(3,729,250)	$(1,928,269)

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

The components of income tax provision (benefit) are as follows:

	Year Ended December 31,
(Amounts in thousands)	2020	2019	2018
Current tax provision (benefit):
Federal	$—	$—	$—
State and local	—	—	—
Non-U.S.	20,456	49,371	9,263

Total current tax provision	20,456	49,371	9,263

Deferred tax provision (benefit):
Federal	(118)	(148)	(1,741)
State and local	(324)	(510)	(6,777)
Non-U.S.	(508)	(3,076)	(1,595)

Total deferred tax provision (benefit)	(950)	(3,734)	(10,113)

Income tax provision (benefit)	$19,506	$45,637	$(850)

The reconciliation of the U.S. Federal statutory rate to the Company’s effective tax rate is as follows:

	Year Ended December 31,
(Amounts in thousands)	2020	2019 (1)	2018 (1)
Income tax provision (benefit) at the U.S. Federal tax rate	$(801,014)	$(783,143)	$(404,937)
State income taxes, inclusive of valuation allowance	(256)	(403)	(5,354)
Withholding tax	8,350	13,712	—
Foreign rate differential	(39,240)	(23,087)	(14,355)
Stock-based compensation	30,567	13,772	4,251
Non-deductible expenses	15,056	13,333	16,196
Non-deductible financial instrument expense	(136,753)	(15,402)	27,768
Goodwill Impairment	1,492	39,482	—
Rate Change	(143,058)	10,259	5,238
ChinaCo Deconsolidation	286,637	—	—
Other, net	54,609	(3,298)	(1,775)
Valuation allowance	743,116	780,412	372,118

Income tax provision (benefit)	$19,506	$45,637	$(850)

(1)	Certain lines from the prior years have been reclassified to align with the 2020 presentation with no impact to the Income tax provision (benefit) amount.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Deferred income taxes reflect the effect of temporary differences between the carrying amounts of assets and liabilities recognized for financial reporting purposes and the amounts recognized for tax purposes. The components of deferred tax assets and liabilities are as follows:

	Year Ended December 31,
(Amounts in thousands)	2020	2019 (2)
Deferred tax assets:
Investment in partnership	$488,786	$477,612
Deferred rent	136,502	125,635
Property and Equipment	71,353	40,645
Accrued expenses	11,527	20,231
Stock-based compensation	8,107	4,487
Deferred financing obligation	2,546	989
Unrealized (gain) loss on foreign exchange	3,634	5,222
Net operating loss	2,033,703	1,205,139
Capital Loss	40,677	—
Finite-lived intangibles	1,259,586	1,144,862
Interest	6,989	1,863
Lease Liability	2,636,664	2,762,142
Other	14,515	7,996

Total deferred tax assets	6,714,589	5,796,823
Valuation allowance	(4,057,892)	(3,011,064)

Total net deferred tax assets	2,656,697	2,785,759

Deferred tax liabilities:
Deferred Rent	(755)	—
Accrued Expenses	(2,206)	(343)
Unrealized (Gain)/Loss	(7,655)	(181)
Property and equipment	(10,969)	(14,584)
Finite-lived intangibles	(264)	(5,284)
Right of Use Asset	(2,630,343)	(2,763,802)
Other	(3,128)	(404)
Indefinite-lived intangibles	—	(11)

Total deferred tax liabilities	(2,655,320)	(2,784,609)

Net deferred tax assets (1)	$1,377	$1,150

(1)	As of December 31, 2020 and 2019, $1.4 million and $1.2 million net deferred tax asset is included as a component of other assets on the accompanying consolidated balance sheet, respectively.
(2)	Certain 2019 lines have been reclassified to align with the 2020 presentation with no impact to the Net deferred tax assets (liabilities).
We evaluate the realizability of our deferred tax assets and establish a valuation allowance when it is more likely than not that all or a portion of a deferred tax asset may not be realized. The Company has recorded a full valuation allowance on its net deferred tax assets in most jurisdictions, however in certain jurisdictions, the Company did not record a valuation allowance where the Company had profitable operations, or the Company recorded only a partial valuation allowance due to the existence of deferred tax liabilities that will partially offset the Company’s deferred tax assets in future years. As of December 31, 2020, we concluded, based on the weight

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

of all available positive and negative evidence, that a portion of our deferred tax assets are not more likely than not to be realized. As such a valuation allowance in the amount of $4.1 billion has been recognized on the Company’s deferred tax assets. The net change in valuation allowance for 2020 was an increase of $1.0 billion.
On April 1, 2019, WW Worldwide CV transferred the intellectual property rights to WeWork UK International. For financial reporting purposes the intangible assets; including marketing intangibles, technical IP, and know-how;
are recognized at a book value of zero, but for tax purposes will assume the value of the consideration paid. The value of the consideration was based on the Company’s overall valuation on the date of the transaction and has been submitted to HM Revenue & Customs (“HMRC”) in the UK for review and sign-off.
For UK income tax purposes, a deferred tax asset relating to the various components of the IP that generates tax amortization was established. The transaction is currently under the review of the HMRC, and the deferred tax asset is offset by a full valuation allowance.
As of December 31, 2020, the Company had U.S. federal income tax net operating loss carryforwards of $4.9 billion, of which $4.1 billion may be carried forward indefinitely and $0.8 billion will begin to expire starting in 2033 if not utilized. The Company also had capital loss carryforward of $193.7 million, which if unused, will expire in 2026. The Company had U.S. state income tax net operating loss carryforwards of $4.3 billion with varying expiration dates (some of which are indefinite), the first of which will begin to expire starting in 2028 if not utilized. As of December 31, 2020, the Company had foreign net operating loss carryforwards of $2.9 billion (with various expiration dates), of which approximately $2.4 billion have indefinite carryforward periods.
Certain of these federal, state and foreign net operating loss carryforwards may be subject to Internal Revenue Code Section 382 or similar provisions, which impose limitations on their utilization amounts.
The Company has not recorded deferred income taxes applicable to the undistributed earnings of its foreign subsidiary that are indefinitely reinvested in foreign operations. Any undistributed earnings will be used to fund international operations and to make investments outside of the United States.
The Company recognizes interest and penalties, if applicable, related to uncertain tax positions in the income tax provision. There were no reserves for unrecognized tax benefits and no accrued interest related to uncertain tax positions as of December 31, 2020 and 2019.
The Company files income tax returns in U.S. federal, U.S. state and foreign jurisdictions. With some exceptions, most tax years remain open to examination by the taxing authorities due to the Company’s NOL carryforwards.
The Company also considered recent tax law changes in response to the
COVID-19
pandemic, including the Coronavirus Aid, Relief and Economic Security (CARES) Act that was enacted in the U.S. on March 27, 2020. The CARES Act includes several provisions for corporations including increasing the amount of deductible interest, allowing companies to carryback certain NOLs and increasing the amount of NOLs that corporations can use to offset income. The CARES Act did not materially impact the income tax provision, deferred tax assets and liabilities or related taxes payable.
Additionally, the CARES Act provides an employee retention credit, which is a refundable tax credit against certain employment taxes of up to $5,000 per employee for eligible employers. The Company qualified for the credit as of April 1, 2020 and has claimed approximately $8.3 million of refundable employee retention tax credits as a partial offset to payroll tax liability as of December 31, 2020.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

The CARES Act also allows for the deferral of the payment of the employer share of Social Security taxes effective March 27, 2020. The Company has elected to defer its Social Security tax payments in accordance with this provision and will remit the associated payments in two equal installments on or about December 31, 2021 and December 31, 2022, as required under the CARES Act. The Company deferred approximately $20.6 million of its Social Security tax payments during the year ended December 31, 2020.
Note 20. Convertible Preferred Stock
As of December 31, 2020, 2019 and 2018 the Company had outstanding the following series of convertible preferred stock, each par value $0.001 per share:

	December 31, 2020
(Amounts in thousands, except per share amounts)	Conversion Price per Share	Liquidation Preference	Shares Authorized	Shares Issued and Outstanding	Carrying Amount
Series A	$0.46	$17,500	38,393	38,393	$17,350
Series B	1.85	41,039	22,165	22,165	40,995
Series C	5.36	152,227	29,189	28,404	154,699
Series D-1	16.65	198,800	11,939	11,939	198,541
Series D-2	16.65	156,200	9,381	9,380	155,996
Series E	32.89	433,934	13,194	13,194	433,507
Series F	50.19	690,612	14,942	13,759	675,913
Series G	57.90	2,017,338	34,742	33,114	1,729,997
Series G-1	110.00	3,500,000	45,455	31,818	2,681,069
Series H-1	11.60	1,900,000	227,025	163,793	1,352,819
Series H-2	11.60	—	227,025	—	—
Series H-3	0.01	—	129,888	—	—
Series H-4	0.01	—	129,888	—	—
Acquisition	91.37	269,678	13,900	2,951	223,912
Junior	866.67	1,300	2	2	1,300

Total		$9,378,628	947,128	368,912	$7,666,098

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

	December 31, 2019		December 31, 2018
(Amounts in thousands)	Shares Issued and Outstanding	Carrying Amount	Shares Issued and Outstanding	Carrying Amount
Series A	$38,393	$17,350	$38,393	$17,350
Series B	22,165	40,995	22,165	40,995
Series C	28,404	154,699	28,404	154,699
Series D-1	11,939	198,541	11,939	198,541
Series D-2	9,380	155,996	9,380	155,996
Series E	13,194	433,507	13,194	433,507
Series F	13,759	675,913	13,759	675,913
Series G	33,114	1,729,997	33,114	1,729,997
Series G-1	31,818	2,681,069	—	—
Series H-1	17,241	161,353	—	—
Acquisition	2,920	222,884	1,408	90,398
Junior	2	1,300	2	1,300

Total	$222,329	$6,473,604	$171,758	$3,498,696

In March 2018, the Board of Directors of the Company designated 13,900,000 shares of authorized preferred stock as Acquisition Preferred Stock (“Acquisition Preferred Stock”) which may be divided and issued from time to time in one or more series as designated by the Board of Directors. As of December 31, 2020, the Board of Directors had designated a total of 1,600,000 shares of Acquisition Preferred Stock as Series
AP-1
Acquisition Preferred Stock (“Series
AP-1”),
40,000 shares as Series
AP-2
Acquisition Preferred Stock (“Series
AP-2”),
1,100,000 shares as Series
AP-3
Acquisition Preferred Stock (“Series
AP-3”)
and 1,500,000 shares as Series
AP-4
Acquisition Preferred Stock (“Series
AP-4”).
The Company issued 31,135 Acquisition Preferred shares during the years ended December 31, 2020. During the year ended December 31, 2019 and 2018, the Company issued a total of 1,609,744 shares and 1,407,796 shares, respectively, of Acquisition Preferred Stock issued in connection with the acquisitions discussed in Note 7.
In October 2019, the Board of Directors of the Company authorized 227,025,024 shares of the authorized Preferred Stock designated as Series
H-1
Convertible Preferred Stock (“Series
H-1”),
227,025,024 shares designated as Series
H-2
Convertible Preferred Stock (“Series
H-2”),
129,887,919 shares designated as Series
H-3
Convertible Preferred Stock (“Series
H-3”)
and 129,887,919 shares designated as Series
H-4
Convertible Preferred Stock (“Series
H-4”)
(collectively, the “Series H Preferred Stock”). The original issue price of the Series
H-1
and Series
H-2
was $11.60 per share and the original issue price of the Series
H-3
and Series
H-4
was $0.01 per share. The Series
H-1
and Series
H-3
shares have voting rights while the Series
H-2
and Series
H-4
do not.
In April 2020, the Company closed the PacificCo
Roll-up
and issued 34,482,759 shares of the Company’s Series
H-1
Convertible Preferred Stock as consideration for the transaction. The shares had a fair value of $8.13 per share upon issuance to affiliates of SBG in April 2020. See Note 6 for further details.
In November 2019, in connection with a partial exercise of the 2019 Warrant, the Company issued 17,241,379 shares of Series
H-1
Convertible Preferred Stock, recorded at $200.0 million less issuance costs of $38.6 million. The remaining 112,068,966 shares of Series
H-1
Convertible Preferred Stock were issued in April 2020 and were recorded at $911.1 million, equal to the fair value of the 2019 Warrant on the date of issuance of the shares. See Note 14 for further details.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

In July 2019, the Company executed an amendment to the Amended 2018 Warrant which triggered an automatic exercise of the Amended 2018 Warrant. The early exercise provision was triggered and the outstanding Amended 2018 Warrant which had been funded earlier in 2019 was exercised for the issuance of 22,727,273 shares of Series
G-1
Preferred Stock. The exercise of the warrant also further triggered the conversion of the $1.0 billion principal amount of the Convertible Note to 9,090,909 shares of Series
G-1
Preferred Stock.
During the year ended December 31, 2018, the Company issued a total of 49,152 shares of Series G Preferred Stock in connection with the release of equity holdback amounts related to acquisitions.
During the year ended December 31, 2014, the Company issued a convertible note that is convertible into shares of Series C Preferred Stock. The convertible note was included as a component of the carrying amount of the Series C Preferred Stock upon its inception during 2014. As of December 31, 2020, 2019 and 2018, the remaining balance of the convertible note, included as a component of the carrying amount of the Series C Preferred Stock, is $4.2 million and represents the right to convert into 785,302 shares of Series C Preferred Stock.
The Series A, B, C,
D-1,
D-2,
E, F, G,
G-1
and H Preferred Stock are referred to as the “Senior Preferred Stock.” The rights and preferences of the Senior Preferred Stock, Acquisition Preferred Stock, and Junior Preferred Stock are as follows:
Conversion—
Acquisition Preferred Stock and all Senior Preferred Stock except for Series
H-2
and Series
H-4,
are convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing the original issue price for such series of preferred stock by the conversion price for such series of preferred stock in effect at the time of conversion. The conversion price for each series of Senior Preferred Stock and Acquisition Preferred Stock was initially equal to the original issue price for such series of Senior Preferred Stock or Acquisition Preferred Stock, respectively, subject to adjustment as provided in the Company’s Amended and Restated Certificate of Incorporation, dated as of October 30, 2019 (the “Amended and Restated Certificate of Incorporation”). As of December 31, 2020, all shares of Acquisition Preferred Stock and all shares of Senior Preferred Stock, except for Series
H-2
and Series
H-4,
are convertible into shares of Class A Common Stock on a
one-to-one
basis and all shares of Junior Preferred Stock are convertible into shares of Class B Common Stock on a one-to-one
basis.
Upon either (a) the closing of the sale of shares of Class A Common Stock to the public in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $250.0 million of gross proceeds to the Company (a “Qualifying IPO”), or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least a majority of the then outstanding shares of Senior Preferred Stock (voting together as a single class on an as converted to common stock basis), all outstanding shares of preferred stock of the Company will automatically be converted into shares of Class A Common Stock, at the then-effective conversion rate for such series of preferred stock (subject to certain additional consent rights in favor of holders of each of the Series C Preferred Stock, Series
D-1
and
D-2
Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Acquisition Preferred Stock), and such shares may not be reissued by the Company. For purposes of this conversion, each share of Junior Preferred Stock will convert into the number of shares of Class B Common Stock equal to the original issue price of the Junior Preferred Stock divided by the price per share of common stock issued in connection with a Qualifying IPO.
In a Qualifying IPO, any outstanding shares of
H-2
Preferred Stock will convert into a new class of
non-voting
common stock, with the rights, preferences, privileges and restrictions identical to the Class A Common Stock,

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

except with respect to voting. The Series
H-4
Convertible Preferred Stock is a
non-voting
equivalent of the Series
H-3
Convertible Preferred Stock with similar conversion features as the Series
H-2
Convertible Preferred Stock. If SBG and its affiliates transfer any shares of Series
H-2
Convertible Preferred Stock to any person or entity that is not SBG or its affiliates, then the transferred shares of Series
H-2
Convertible Preferred Stock will automatically convert into shares of Series
H-1
Convertible Preferred Stock.
In addition, if (i) the aggregate number of voting securities held by SBG, SVFE and their affiliates would otherwise represent more than 49.90% or more of the combined voting power of the Company’s outstanding voting securities, then immediately prior to such occurrence, the minimum whole number of shares of Series
H-1
Preferred Stock or Series
H-3
Preferred Stock held by SBG and SVFE as is required to be converted into shares of Series
H-2
Preferred Stock or Series
H-4
Preferred Stock, as applicable, such that the aggregate number of voting securities held by SBG and SVFE after such conversion would represent no more than 49.90%, shall be automatically converted, without any further action, into an equal number of fully paid and non-assessable
shares of Series
H-2
Preferred Stock or Series
H-4
Preferred Stock, as applicable, pro rata among each SoftBank Holder or (ii) the aggregate number of voting securities held by SBG, SVFE and their affiliates would otherwise represent less than 49.90% of the combined voting power of the Company’s outstanding voting securities, then immediately prior to such occurrence, the maximum whole number of shares of Series
H-2
Preferred Stock or Series
H-4
Preferred stock held by SBG and SVFE as is required to be converted into shares of Series
H-1
Preferred Stock or Series
H-3
Preferred Stock, as applicable, such that the aggregate number of voting securities held by SBG, SVFE and their affiliates after such conversion would represent 49.90%, shall be automatically converted, without any further action, into an equal number of fully paid and non-assessable
shares of Series
H-1
Preferred Stock or Series
H-3
Preferred Stock, as applicable, pro rata among each SoftBank Holder.
Redemption—
The Senior Preferred Stock, Acquisition Preferred Stock, and Junior Preferred Stock are not redeemable at the option of any holder thereof (except in limited circumstances as set forth in the Company’s Amended and Restated Certificate of Incorporation).
Voting—
The holders of Acquisition Preferred Stock and Senior Preferred Stock, other than Series
H-2
and Series
H-4,
have the right to one vote for each share of Class A Common Stock into which such Senior Preferred Stock or Acquisition Preferred Stock could then be converted, except as expressly provided by the Company’s Amended and Restated Certificate of Incorporation or as provided by law. Except as expressly provided by the Company’s Amended and Restated Certificate of Incorporation or as provided by law, the holders of Class A Common Stock, Class B Common Stock and Class C Common Stock (collectively “Common Stock”), Senior Preferred Stock and Acquisition Preferred Stock vote together as a single class on an as converted to Common Stock basis on all matters upon which holders of Common Stock, Senior Preferred Stock and Acquisition Preferred Stock have the right to vote.
At any time when a specified number of shares of Senior Preferred Stock are outstanding, the Company may not take certain enumerated actions without (in addition to any other vote required by law or the Company’s Amended and Restated Certificate of Incorporation) the written consent or affirmative vote of the holders of at least a majority or two-thirds
of the then outstanding shares of Senior Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class on an as converted to Common Stock basis.
Additionally, at any time when a specified number of shares of Acquisition Preferred Stock are outstanding, the Company may not take certain enumerated actions without (in addition to any other vote required by law or the Company’s Amended and Restated Certificate of Incorporation) the holders of at least a majority of the then outstanding shares of Acquisition Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class on an as converted to Common Stock basis.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Effective October 30, 2019, in connection with the SoftBank Transactions, the Company’s Board of Directors was reconstituted to initially have up to ten members (which may be increased to eleven members, under certain circumstances), including five members designated by SBG, SoftBank Vision Fund and their affiliates. The holders of the shares of Series A Preferred Stock and Series G Preferred Stock, voting together exclusively and as a separate class, are each entitled to designate one director of the Company. The holders of the shares of Class B Common Stock and Class C Common Stock, voting together exclusively and as a separate class, are entitled to designate two directors of the Company, so long as any shares of Class B Common Stock or Class C Common Stock remain outstanding. Holders of shares of Common Stock and any other class or series of voting stock (including the Senior Preferred Stock and the Acquisition Preferred Stock), voting together as a single class on an as-converted
to Common Stock basis, shall elect the balance of the total number of Directors.
One Investor Director (as defined in the Company’s Amended and Restated Stockholders’ Agreement, dated as of October 30, 2019 (the “Amended and Restated Stockholders’ Agreement”)) is designated by Benchmark, one Second Investor Director (as defined in the Amended and Restated Stockholders’ Agreement) is designated by Hony Capital and two Shareholder Directors (as defined in the Amended and Restated Stockholders’ Agreement) are designated by the stockholders party to the Amended and Restated Stockholders’ Agreement (excluding SBG’s affiliates and Adam Neumann). Lew Frankfort from the Special Committee of the WeWork Inc. Board of Directors (the “Special Committee”) will serve until the later of the completion of the SoftBank Transactions and the final resolution of any litigation or disputes with SBG arising from such transactions or the consummation of the 2020 Tender Offer. Adam Neumann will not serve as a director of the Company but will remain a non-voting
observer, except that if and when Adam Neumann no longer has any financial obligation to SBG, SoftBank Vision Fund or their respective affiliates and any obligation from SBG he will be entitled to designate one director (following an IPO, two directors).
Until the earlier of a Deemed Liquidation Event, an IPO or Change of Control (each as defined in the Amended and Restated Certificate of Incorporation or the Amended and Restated Stockholders’ Agreement), all shares of capital stock held by Adam Neumann and his affiliates will be subject to a voting proxy in favor of the Board as to all matters, subject to certain limited exceptions, and Adam Neumann released any and all proxies that he had previously obtained from other stockholders of the Company.
Except as provided by law or by the other provisions of the Company’s Amended and Restated Certificate of Incorporation, holders of the Junior Preferred Stock, Series
H-2
Preferred Stock and Series
H-4
are not entitled to vote on any matter presented to the stockholders.
Dividends
—Dividends on the Senior Preferred Stock are noncumulative and are payable when and if declared by the Company’s Board of Directors, and prior and in preference to any declaration or payment of dividends on any other series or class of capital stock. After dividends in the full preferential amount are paid to the holders of the Senior Preferred Stock, any additional dividends declared by the Company’s Board of Directors shall be declared ratably among all holders of Class A Common Stock, Class B Common Stock, Class D Common Stock, Senior Preferred Stock and Acquisition Preferred Stock, pro rata based on the number of shares held by each holder on an as converted basis. The holders of Junior Preferred Stock and Class C Common Stock are not entitled to receive any dividends.
Anti-Dilution
—The conversion ratio for the Senior Preferred Stock is adjusted on a broad weighted-average basis in the event of an issuance (or deemed issuance) below the applicable Senior Preferred Stock price, as adjusted
.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Liquidation
—In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company or certain mergers, consolidations or asset sales:

•
First, the holders of shares of each series of Senior Preferred Stock then outstanding are entitled to be paid out of the assets of the Company, on a pari passu
basis, but before any payment is made to the holders of Junior Preferred Stock, Acquisition Preferred Stock, Class A Common Stock, Class B Common Stock or Class D Common Stock, an amount per share equal to the greater of (i) the applicable original issue price for such series of Senior Preferred Stock or (ii) such amount per share as would have been payable had all shares of such series of Senior Preferred Stock been converted into such class of common stock, in accordance with the Company’s Amended and Restated Certificate of Incorporation immediately prior to such transaction;

•
Second, after the payment of all preferential amounts required to be paid to the holders of shares of Senior Preferred Stock, the holders of shares of Acquisition Preferred Stock and Junior Preferred Stock then outstanding are entitled to be paid out of the assets of the Company, before any payment is made to the holders of Class A Common Stock, Class B Common Stock or Class D Common Stock, an amount per share equal to the original issue price for the Junior Preferred Stock and in the case of Acquisition Preferred Stock, an amount per share equal to the greater of (i) the applicable original issue price for such series of Acquisition Preferred Stock or (ii) such amount per share as would have been payable had all shares of such series of Acquisition Preferred Stock been converted into Class A Common Stock in accordance with the Company’s Amended and Restated Certificate of Incorporation immediately prior to such transaction; and

•
Third, after the payment of all preferential amounts required to be paid to the holders of shares of Senior Preferred Stock, Junior Preferred Stock, and Acquisition Preferred Stock, the remaining assets of the Company will be distributed among the holders of shares of Class A Common stock, Class B Common Stock and Class D Common Stock, pro rata based on the number of shares held by each such holder. The holders of shares of Class C Common Stock shall not participate in any such distribution in respect of such shares.

Stockholders’ Agreement
—Pursuant to the terms of the Amended and Restated Stockholders’ Agreement, no transfers by any of the parties are permitted other than certain permitted transfers described in the Amended and Restated Stockholders’ Agreement. Certain major investors have a right of first refusal and right of co-sale, on a pro rata basis and subordinate to the Company’s right of first refusal, on transfers of any stock held by certain parties to the Amended and Restated Stockholders’ Agreement.
Note 21. Shareholders’ Equity
Common Stock
— On October 30, 2019, pursuant to the Amended and Restated Certificate of Incorporation the Company increased the total authorized number of shares of common stock to 1,462,463,611 shares. As of December 31, 2020 and 2019, the Company had authorized four classes of common stock including Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock. As of December 31, 2020 and 2019, there were no shares of Class D Common Stock issued and outstanding.
Each share of Class B Common Stock is convertible, at the option of the holder thereof, at any time, into one fully paid and nonassessable share of Class A Common Stock. Shares of Class B Common Stock also automatically convert into shares of Class A Common Stock in the event of a transfer (other than in the case of certain permitted transfers).
If any shares of Class B Common Stock are transferred to SBG or its affiliates, such transferred shares of Class B Common Stock will automatically convert into shares of Class D Common Stock. Except as described in the

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

previous sentence, the Amended and Restated Certificate of Incorporation prohibits the Company from issuing shares of Class D Common Stock. Shares of Class D Common Stock will be convertible into shares of Class A Common Stock on a one-for-one
basis at the option of the holder, upon transfer or upon the death or permanent incapacity of Adam Neumann.
The Amended and Restated Certificate of Incorporation prohibits the Company from issuing additional shares of Class B Common Stock or shares of Class C Common Stock, except in limited circumstances such as pursuant to the exercise of options to purchase shares of Class B Common Stock that are granted as of the date on which the Amended and Restated Certificate of Incorporation became effective.
Effective October 30, 2019, in connection with the SoftBank Transactions, the holders of the shares of Class A Common Stock are entitled to one vote per share and the holders of the shares of Class B, Class C and Class D Common Stock are entitled to three votes per share. Prior to October 30, 2019, holders of Class B and Class C Common Stock were entitled to ten votes per share. The holders of the shares of Class B, and Class C Common Stock, voting together exclusively and as a separate class, shall be entitled to elect two directors of the Company, so long as any shares of Class B Common Stock or Class C Common Stock remain outstanding.
The shares of Class A, Class B and Class D Common Stock are ranked equally and are entitled to the same treatment with respect to cash dividends and the same rights to participate in the distribution of proceeds upon liquidation, sale or dissolution of the Company. The shares of Class C Common Stock are deemed to be a non-economic
interest. The holders of Class C Common Stock are not be entitled to receive any dividends (including cash, property or stock) in respect of their shares of Class C Common Stock except that, in the event that any stock dividend, stock split, split up, subdivision or combination of stock, reclassification or recapitalization is declared or made on the Class B Common Stock, a corresponding stock adjustment will be made on the Class C Common Stock in the same proportion and the same manner.
Warrants
— As of December 31, 2020, outstanding warrants to acquire shares of the Company’s stock were as follows:

Convertible Into	Number of Shares	Exercise Price	Expiration Date
Class A Common Stock	5,941	$13.12	July 31, 2025
Class A Common Stock	250,000	$0.001	February 8, 2026

	255,941

During the year ended December 31, 2018, certain warrant holders exercised warrants and acquired an aggregate of 1,577,434 shares of Class B Common Stock. The Company received $0.6 million in proceeds from these warrant exercises.
Common Stock Repurchase
— In November 2018, the Company’s Board of Directors approved the repurchase from an employee of 204,580 shares of Class B Common Stock (including shares underlying vested and exercisable options) at a price of $51.81 per share. As the repurchase price was above the fair market value of the shares acquired, this repurchase resulted in $10.4 million of additional stock-based compensation expense during the year ended December 31, 2018.
In October 2019, the Company’s Board of Directors approved the repurchase from an former employee of 56,755 shares of Class A Common Stock of unvested shares at a price of $16.93 per share. As the repurchase price was

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

above the fair market value of the shares acquired, this repurchase resulted in $3.3 million of additional compensation expense during the year ended December 31, 2019.
Note 22. Stock-Based Compensation
Effective February 4, 2015, the Company adopted an equity-based compensation plan, the 2015 Equity Incentive Plan, as amended (the “2015 Plan”), authorizing the grant of equity-based awards (including stock options, restricted stock and restricted stock units) to its management, employees, non-employee directors and other non-employees.
Following the adoption of the 2015 Plan, no further grants were made under the Company’s original plan adopted in 2013 (the “2013 Plan”). On March 17, 2020, the Company amended and restated the 2015 Plan and the share pool reserved for grant and issuance under the 2015 Plan was amended to 81,786,139 shares of Class A Common Stock and 50,967,800 shares of Class B Common Stock. As of December 31, 2020, there were 22,830,085 shares of Class A Common Stock and 1,530,434 shares of Class B Common Stock and equivalents that remained available for further grants under the 2015 Plan.
WeWork Partnerships Profits Interest Units and Noncontrolling Partnership Interests in the WeWork Partnership
— In July and August 2019, the Company issued 47,346,098 WeWork Partnerships Profits Interest Units in the WeWork Partnership, at a weighted average per-unit
distribution threshold of $52.29 and a weighted-average
per-unit
preference amount of $13.93 and canceled certain existing stock option awards held by the WeWork Partnerships Profits Interest Units grantees. 42,473,167 of the WeWork Partnerships Profits Interest Units were issued to Adam Neumann, with the remainder issued to certain former members of management. The issuance of WeWork Partnerships Profits Interest Units represents a modification of the previously issued stock-options and any excess fair value of the replacement award over the fair value of the original award immediately before modification will be recognized as incremental compensation cost in accordance with ASC 718. Each holder of WeWork Partnerships Profits Interest Units in the WeWork Partnership was also granted one share of the Company’s Class C Common Stock per WeWork Partnerships Profits Interest Units. The WeWork Partnerships Profits Interest Units granted are subject to certain time-based, market-based and/or performance-based vesting conditions.
On September 24, 2019, in connection with the Company’s operational restructuring, Adam Neumann resigned as CEO. Upon resignation, he held 786,540 vested WeWork Partnerships Profits Interest Units. At the time of resignation, it was the expectation of the parties involved that a mutual agreement on the 41,686,627 unvested WeWork Partnerships Profits Interest Units, whose vesting were contingent on Adam Neumann’s continued service as the Company’s CEO, would be renegotiated. Such agreement was not entered into until October 22, 2019 (which agreement became effective on October 30, 2019) in connection with the SoftBank Transactions. As the status of, and vesting conditions applicable to, the original pre-modified
grant were not reflected in a legally binding agreement prior to October 30, 2019, such unvested award was treated for accounting purposes as being forfeited on September 24, 2019 and the modified award described below was accounted for as a new grant in the fourth quarter of 2019.
In October 2019, upon receipt of the $1.5 billion under the 2019 Warrant, the Company modified 786,540 WeWork Partnerships Profits Interest Units held by Adam Neumann which had vested prior to his resignation on September 24, 2019, to reduce the per-unit
distribution threshold from $64.36 to $19.19 and to reduce the per-unit
catch-up
base amount from $38.36 to $19.19. In October 2019, the Company also came to a final agreement with Adam Neumann regarding modification to the remainder of his WeWork Partnerships Profits Interest Units award and determined that (i) 7,685,165 additional WeWork Partnerships Profits Interest Units would be modified to reduce the per-unit
distribution threshold from $64.36 to $19.19, to reduce the
per-unit
catch-up
base amount from $38.36 to $19.19, and to be immediately vested, (ii) 15,609,963 WeWork Partnerships Profits Interest Units would be modified to reduce the per-unit
distribution threshold from $49.28 to

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

$21.05 and to reduce the
per-unit
catch-up
base amount from $38.36 to $21.05, and to vest monthly over a two year period immediately following a change in control or initial public offering of the Company, contingent on compliance with the restrictive covenants and other obligations set forth in Adam Neumann’s non-competition
and
non-solicitation
agreement and (iii) the remaining 18,391,499 WeWork Partnerships Profits Interest Units were forfeited.
As of December 31, 2020 and 2019, there were 984,547 and 3,645,656, respectively of unvested WeWork Partnerships Profits Interest Units outstanding relating to other members of executive management which all contain time-based vesting conditions and will vest over a period of 7 years.
The economic terms of the WeWork Partnerships Profits Interest Units give the holder an economic interest in the future growth and appreciation of the Company’s business and are intended to replicate, in certain respects, the economics of incentive stock options, while providing more efficient tax treatment for both the Company and the holder.
Holders can also, at the election of the holder, (a) convert their vested WeWork Partnerships Profits Interest Units into WeWork Partnerships Class B Common Units, or (b) exchange (along with the corresponding shares of WeWork Class C Common Stock) their vested WeWork Partnerships Profits Interest Units for (at WeWork Inc.’s election) shares of WeWork Class B Common Stock (which would immediately and automatically be exchanged for WeWork Class A Common Stock) or cash of an equivalent value. When the WeWork Partnership makes distributions to its partners, the holders of vested WeWork Partnerships Profits Interest Units are generally entitled to share in those distributions with the other partners, including the wholly-owned subsidiaries of WeWork Inc. that hold partnership interests, once the aggregate amount of distributions since the WeWork Partnerships Profits Interest Units were issued equals the “aggregate distribution threshold” with respect to those WeWork Partnerships Profits Interest Units. The “aggregate distribution threshold” with respect to any WeWork Partnerships Profits Interest Units issued equals the liquidation value of the WeWork Partnership when such was issued, and such amount was or will be determined based on a valuation of the WeWork Partnership performed by a third-party valuation firm. Once a WeWork Partnerships Profits Interest Units holder is entitled to share in distributions (because prior distributions have been made in an amount equal to the aggregate distribution threshold), the holder is entitled to receive distributions in an amount equal to a “preference amount”, which is a set dollar amount per WeWork Partnerships Profits Interest Units equal to the difference between the WeWork Partnerships Profits Interest Units’
“per-unit
distribution threshold” (which is the
per-profits-interest
equivalent of the aggregate distribution threshold, as determined by a third party valuation firm) and its
“catch-up
base amount”, and thereafter shares pro rata in distributions with other partners in the WeWork Partnership.
Holders can also (a) convert their vested WeWork Partnerships Profits Interest Units into WeWork Partnerships Class B Common Units, or (b) exchange their vested WeWork Partnership Profits Interest Units, together with the corresponding shares of WeWork Class C Common Stock, for shares of the WeWork Class B Common Stock (which would immediately and automatically be exchanged for the WeWork Class A Common Stock) or cash of an equivalent value. Similar to their entitlement to distributions, as described above, holders of vested WeWork Partnerships Profits Interest Units can receive value through such an exchange only to the extent the value of the WeWork Partnership has increased above the aggregate distribution threshold. This is measured by comparing the value of a share of the WeWork Class A Common Stock on the day of exchange to the per-unit
distribution threshold for the exchanged WeWork Partnerships Profits Interest Units. If, on the day that a WeWork Partnerships Profits Interest Units is exchanged, the value of a share of WeWork Class A Common Stock exceeds the per-unit
distribution threshold for the exchanged WeWork Partnerships Profits Interest Units, then the holder is entitled to receive that difference plus the “preference amount” for the WeWork Partnerships Profits Interest Units (subject to certain downward adjustments for prior distributions by the WeWork Partnership).
Upon the exchange of WeWork Partnerships Profits Interest Units in the WeWork Partnership for shares of WeWork Class B Common Stock or the forfeiture of WeWork Partnerships Profits Interest Units in the WeWork

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Partnership, the corresponding shares of WeWork Class C Common Stock will be redeemed. Shares of WeWork Class C Common Stock cannot be transferred other than in connection with the transfer of the corresponding WeWork Partnerships Profits Interest Units in the WeWork Partnership.
The redemption value of the WeWork Partnerships Profits Interest Units in the WeWork Partnership are measured based upon the aggregate redemption value and takes into account the proportion of employee services rendered under the WeWork Partnerships Profits Interest Units vesting provisions. The redemption value will vary from period to period based upon the fair value of the Company , whereby the intrinsic value (per-unit fair value is greater than the per-unit distribution threshold) will be reflected as a noncontrolling interest in the equity section of the consolidated balance sheets with a corresponding entry to additional paid-in-capital. The intrinsic value of the WeWork Partnerships Profits Interests will be remeasured each period until the WeWork Partnerships Profits Interests are converted to shares.
As of December 31, 2020, there were 8,574,428 vested WeWork Partnerships Profits Interest Units outstanding. However, the overall redemption value of outstanding WeWork Partnerships Profits Interest Units and the corresponding noncontrolling interest in the WeWork Partnership was zero as of December 31, 2020 and 2019, respectively, as the fair market value of the Company’s stock as of December 31, 2020 and 2019, respectively, was less than the per-unit
distribution threshold for the outstanding WeWork Partnerships Profits Interest Units. As the fair market value of the Company’s stock increases above the distribution threshold, the WeWork Partnerships Profits Interest Units will be dilutive to the Company’s ownership percentage in the WeWork Partnership.
The following table summarizes the WeWork Partnerships Profits Interest Units activity during the year ended December 31, 2020:

	Number of WeWork Partnerships Profits Interest Units	Weighted- Average Distribution Threshold	Weighted- Average Preference Amount	Aggregate Intrinsic Value (In thousands)
Outstanding, December 31, 2019	27,752,323	$24.22	$1.44	$—
Granted	—	$—	$—
Exchanged/redeemed	—	$—	$—
Forfeited/canceled	(2,583,385)	$49.28	$10.92

Outstanding, December 31, 2020	25,168,938	$21.64	$0.47	$—

Exercisable, December 31, 2020	8,574,428	$19.55	$0.13	$—

Vested and expected to vest, December 31, 2020	9,558,975	$22.61	$1.24	$—

Vested and exercisable, December 31, 2020	8,574,428	$19.55	$0.13	$—

There were no WeWork Partnerships Profits Interest Units granted during the year ended December 31, 2020. The weighted-average grant date fair value of WeWork Partnerships Profits Interest Units granted during the year ended December 31, 2019 was $14.92.
The Company estimated the fair value of the WeWork Partnerships Profits Interest Units awards using the Hull-White model and a binomial lattice model in order to apply appropriate weight and consideration of the associated distribution threshold and catch-up
base amount. The Hull-White model requires similar judgmental assumptions as the Black-Scholes Model used for valuing the Company’s stock options.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

The assumptions used to value WeWork Partnerships Profits Interest Units issued during the year ended December 31, 2019 were as follows:

December 31, 2019
Fair value of Class B common stock	$ 4.12 - 56.85
Weighted average expected term (years)	5.83
Weighted average expected volatility	40.0%
Risk-free interest rate	1.53% - 1.94%
Dividend yield	—

For the year ended December 31, 2020, and 2019 the Company recorded total stock-based compensation expense of $0.9 million and $15.1 million, respectively, related to WeWork Partnerships Profits Interest Units awarded to employees. As of December 31, 2020, the unrecognized stock-based compensation expense from outstanding WeWork Partnerships Profits Interest Units awarded to employees was approximately $37.5 million expected to be recognized over a weighted-average period of approximately 3.8 years, which includes $22.2 million in performance condition awards that will only be recognized upon the performance condition becoming probable of being met.
See Note 27 for details regarding the February 2021 Settlement Agreement and related amendments to the WeWork Partnerships Profits Interest Units held by Adam Neumann.
Stock Options
Service-based Vesting Conditions
The stock options outstanding noted below consist primarily of time-based options to purchase Class A or Class B Common Stock, the majority of which vest over a three to five year period and have a ten-year contractual term. These awards are subject to the risk of forfeiture until vested by virtue of continued employment or service to the Company.
The following table summarizes the stock option activity during the year ended December 31, 2020:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life in Years	Aggregate Intrinsic Value (In thousands)
Outstanding, December 31, 2019	24,505,020	$8.42	5.9	$32,648
Granted	28,690,953	$3.89
Granted under Option Repricing (1)	18,699,611	$2.10
Exercised	(133,565)	$2.06
Forfeited/canceled	(18,780,864)	$6.16
Canceled under Option Repricing (1)	(18,903,257)	$4.00

Outstanding, December 31, 2020	34,077,898	$4.74	6.4	$12,534

Exercisable December 31, 2020	18,071,812	$6.09	4.1	$12,884

Vested and expected to vest, December 31, 2020	20,711,145	$7.29	4.6	$12,568

Vested and exercisable, December 31, 2020	18,071,812	$6.09	4.1	$12,522

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

(1)
In June 2020, the Board of Directors of the Company approved a one-time
repricing (the “Option Repricing”) of stock options granted during March and May 2020 from an exercise price of $4.00 per share to an exercise price of $2.10 per share. See “Option Repricing” below.

The weighted-average grant date fair value of options granted during the years ended December 31, 2020, 2019 and 2018 were $1.67, $16.57 and $11.51, respectively. These amounts exclude options granted in connection with the Option Repricing.
The total intrinsic value of options exercised during the years ended December 31, 2020, 2019 and 2018 was $0.7 million, $156.6 million and $14.9 million, respectively.
Of the stock options granted during the year ended December 31, 2020, 1,578,681 stock options were valued using the Black-Scholes Model and a single option approach and the remaining 27,112,272 stock options granted included an original exercise price greater than the fair market value of the Company’s common stock on the date of grant and therefore the Company estimated the fair value of these awards using the binomial model. The stock options granted during the years ended December 31, 2019 and 2018 were valued using the Black-Scholes Model and a single option approach.
The assumptions used to value stock options issued during the years ended December 31, 2020, 2019 and 2018 were as follows (excluding options exchanged in the Option Repricing, described below):

	December 31,
	2020	2019	2018
Fair value of common stock	$ 2.07 - 2.10	$ 37.44 - 42.88	$ 26.45 - 26.75
Weighted average expected term (years)	6.22	6.41	6.19
Weighted average expected volatility	51.0%	40.0%	40.0%
Risk-free interest rate	0.30% - 1.02%	1.98% - 2.70%	2.41% - 2.99%
Dividend yield	—	—	—

For the years ended December 31, 2020, 2019 and 2018, the Company recorded total stock-based compensation expense of $28.2 million, $74.2 million and $44.3 million, respectively, related to stock options awarded to employees and non-employee
directors. As of December 31, 2020, the unrecognized stock-based compensation expense from outstanding options awarded to employees and non-employee
directors was approximately $40.5 million, expected to be recognized over a weighted-average period of approximately 3.1 years.
For the years ended December 31, 2020, 2019 and 2018, the Company recorded $1.7 million, $2.2 million and $3.0 million, respectively, of selling, general and administrative expenses related to stock options awarded to non-employee
contractors for services rendered. As of December 31, 2020, there was $4.1 million of total unrecognized expense related to stock options awarded to non-employee
contractors expected to be recognized over a weighted-average period of approximately 2.5 years.
For the years ended December 31, 2020, 2019 and 2018, $0.4 million, $1.1 million and $1.1 million respectively, of expense relating to stock options awarded to non-employees
relating to goods received and services provided was capitalized and recorded as a component of property and equipment on the accompanying consolidated balance sheets. As of December 31, 2020, there was $0.1 million of total unrecognized cost related to these stock options expected to be recognized over a weighted-average period of approximately 0.3 years.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Early Exercise of Stock Options
The Company allows certain employees and directors to exercise stock options granted under the 2013 Plan and 2015 Plan prior to vesting. The shares received as a result of the early exercise of unvested stock options are subject to a repurchase right by the Company at the original exercise price for a period equal to the original vesting period.
During 2014, certain individuals early exercised stock options prior to vesting; however, in lieu of the cash consideration required to exercise the stock options, these individuals each provided a 1.9% interest bearing recourse note, for an aggregate of $2.7 million as of December 31, 2018, included as a component of equity, and were fully settled as of December 31, 2019. The notes were originally scheduled to mature in November 2023. As a result of the early exercises, the individuals received shares of restricted Class B Common Stock which were scheduled to vest over a specified period of time (which period of time was consistent with the original vesting schedule of the stock options grant). The restricted Class B Common Stock was subject to repurchase at the original exercise price by the Company over the original vesting term. During the year ended December 31, 2019, $1.1 million of the loans were forgiven and the Company recognized the forgiveness amount as a component of selling, general and administrative expense and the remaining $1.6 million was repaid.
During 2019, Adam Neumann early exercised stock options prior to vesting; however, in lieu of the cash consideration required to exercise the stock options, he was provided a $362.1 million interest bearing recourse note that the Company accounted for as in-substance
non-recourse.
The note bore an interest rate of 2.9%. As a result of the early exercise, Adam Neumann received shares of restricted Class B Common Stock which were scheduled to vest over a specified period of time consistent with the original vesting schedule of the stock option grant. Each restricted Class B Common Stock was subject to repurchase at the original exercise price by the Company over the original vesting term. The note was scheduled to mature in April 2029 and was previously included as a component of equity. In August 2019 Adam Neumann surrendered 9,438,483 shares received upon his early exercise in satisfaction of the loan plus accrued interest receivable by the Company in the amount of approximately $365.4 million.
Service, Performance and Market-based Conditions
During the year ended December 31, 2020, the Company granted to employees options to purchase Class A Common Stock containing both service and performance-based vesting conditions (including a market-based vesting condition). These stock options have a ten-year
contractual term. These stock options will be eligible to vest following the achievement of either: a performance-based vesting condition tied to unlevered free cash flow (as defined in the award), or a performance- and market-based vesting condition tied to the valuation of the Company in a capital raise (as defined in the award) or based on the value of the Company’s Class A Common Stock after becoming publicly traded on any national securities exchange, at four distinct threshold levels over a distinct performance period from 2020 through 2024. Stock options that have become eligible to vest as a result of achievement of the performance metric(s) will then vest at the end of a three to five-year service period. These stock options are subject to the risk of forfeiture until vested by virtue of continued employment or service to the Company.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

The following table summarizes the stock option activity during the year ended December 31, 2020:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life in Years	Aggregate Intrinsic Value (In thousands)
Outstanding, December 31, 2019	—	$—	—	$—
Granted	27,262,500	$3.55
Granted under Option Repricing (1)	18,225,000	$2.10
Exercised	—	$—
Forfeited/canceled	(11,700,000)	$2.53
Canceled under 2020 Option Repricing (1)	(18,225,000)	$4.00

Outstanding, December 31, 2020	15,562,500	$2.09	9.4	$—

Exercisable December 31, 2020	—	$—	—	$—

Vested and expected to vest, December 31, 2020	5,187,500	$2.09	9.4	$—

Vested and exercisable, December 31, 2020	—	$—	—	$—

(1)
In June 2020, the Board of Directors of the Company approved a one-time
repricing of stock options granted during March and May 2020 from an exercise price of $4.00 per share to an exercise price of $2.10 per share. See “2020 Option Repricing” below.

The weighted-average grant date fair value of options granted during the year ended December 31, 2020 was $1.59. The amount excludes options granted in connection with the Option Repricing.
The fair value of the awards with a performance-based vesting condition was estimated using a two-step binomial option pricing model to capture the impact of the value the underlying common stock based on the Company’s complex capital structure and the post-vesting exercise behavior of the subject awards, which were captured by applying a suboptimal exercise factor of
2.5-times
the exercise price and post-vesting forfeiture rate of 10 percent.
The fair value of the awards with performance and market-based conditions was estimated using a Monte Carlo simulation to address the path-dependent nature of the market-based vesting conditions. Based on the award term, equity value, expected volatility, risk-free rate, and a series of random variables with a normal distribution, the future equity value is simulated to develop a large number of potential paths of the future equity value. Each path within the simulation includes the measurement of the
90-trading
day average future equity value to determine whether the market-based conditions are met, and the future value of the award based on applying a sub-optimal
exercise factor of
2.5-times
the exercise price to capture post-vesting, early exercise behavior.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

The assumptions used to value the stock options issued during the year ended December 31, 2020 (excluding options exchanged in the Option Repricing, described below) were as follows:

December 31, 2020
Fair value of common stock	$2.07 -$2.10
Weighted average expected term (years)	5.56
Weighted average expected volatility	50.0%
Risk-free interest rate	0.20% - 0.80%
Dividend yield	—%

The Company recognizes the compensation cost of awards subject to service-based and performance-based vesting conditions using the accelerated attribution method over the requisite service period if the performance-based vesting conditions are probable of being met. For the year ended December 31, 2020, the Company recorded total stock-based compensation expense of $1.1 million relating to awards in which any performance conditions are probable of being met. As of December 31, 2020, the unrecognized stock-based compensation expense from outstanding options for which any performance-based vesting conditions are probable of being met was approximately $8.2 million, expected to be recognized over a weighted-average period of approximately 4.2 years.
Restricted Stock
— Grants of the Company’s restricted stock or restricted stock units consist primarily of time-based awards that are subject to the risk of forfeiture until vested by virtue of continued employment or service to the Company. Certain awards contain additional performance-based vesting conditions for vesting described below.
During 2015, certain executives of the Company were issued 440,864 shares of restricted Class A Common Stock and 500,000 shares of restricted Class B Common Stock in exchange for recourse promissory notes with principal balances totaling $6.2 million and $5.6 million as of December 31, 2017 and 2018, respectively, included as a component of equity, and were fully settled as of December 31, 2019. These restricted shares were scheduled to vest primarily over a five year
period. The recourse notes included interest rates ranging from 1.6% to 1.8% and had original maturities of approximately nine years. In addition, during 2015 one of the officers also paid $0.7 million for another 90,000 shares of restricted Class B Common Stock, of which 45,000 shares vested immediately and the remainder vested ratably over the 13th month through the 36th month period from the date of acquisition or exercise. As of December 31, 2018, the full 90,000 shares were vested. During the year ended December 31, 2018, the Company forgave $0.6 million of principal balance of the recourse promissory notes and recognized the forgiveness amount as a component of selling, general and administrative expense during the fourth quarter of 2018. During the year ended December 31, 2019, the remaining $5.2 million loan and accrued interest was forgiven with $3.3 million included as a component of location operating expenses and $1.9 million included as a component of selling, general and administrative expense on the consolidated statement operations.
In June 2018, certain executives of the Company were issued 756,039 shares of restricted Class A Common Stock in exchange for recourse promissory notes with principal balances totaling $20.2 million as of December 31, 2018, included as a component of equity. As of December 31, 2020 and 2019 there was none and $11.8 million, respectively included as a component of equity. During the year ended December 31, 2020, the Company forgave loans and interest totaling $12.5 million. During the three months ended December 31, 2019, the Company received cash repayments of principal and interest totaling $1.0 million and the Company forgave loans and interest totaling $7.5 million, with such forgiveness recorded as a component of restructuring and other

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

related costs on the accompanying consolidated statement of operations. These restricted shares were scheduled to vest over a five year period and were subject to repurchase by the Company during the vesting period at the original issue price. The recourse note outstanding as of December 31, 2019 included an interest rate of 2.5% and was originally scheduled to mature in 2027. The loan settled in full during 2019, included an interest rate of 2.9%.
In 2019, certain executives of the Company were issued 113,638 shares of restricted Class A Common Stock in exchange for recourse promissory notes with principal balances totaling none and $2.2 million as of December 31, 2020 and 2019, respectively, and included as a component of equity. During the three months ended March 31, 2020, $
2.2
 million in loans and accrued interest were settled through cash repayments of principal and interest totaling $1.1 million, the surrendering to the Company of 64,489 Class A Common Stock totaling $0.3 million and the forgiveness of $0.8 million which was recognized as a component of restructuring and other related costs on the accompanying consolidated statements of operations. These restricted shares were scheduled to vest over a five year period and were subject to repurchase by the Company during the vesting period at the original issue price. The loans settled in full during 2020 included interest rates of 2.6%.
The Company reflects restricted stock and restricted stock units as issued and outstanding shares of common stock when vested and when the Class A Common Stock or Class B Common Stock has been delivered to the individual. The following table summarizes the Company’s restricted stock and restricted stock unit activity for the year ended December 31, 2020:

	Shares	Weighted Average Grant Date Value
Unvested, December 31, 2019	6,683,555	$18.55
Granted	47,158	3.72
Vested (1)	(503,898)	23.48
Forfeited/canceled	(3,407,669)	19.03

Unvested, December 31, 2020 (2)	2,819,146	$16.85

(1)
Includes 160,200 restricted stock units which vested in the year ended December 31, 2020, however the underlying common shares have not been issued to the individual. As of December 31, 2020, a total of 670,244 shares representing $14.5 million was included as a component of additional paid-in
capital on the accompanying balance sheet relating to previously vested restricted stock units that have not been settled.

(2)
The unvested balance includes (a) 158,048 restricted stock and restricted stock units that will vest over their remaining service period, and (b) 2,661,098 restricted stock units granted, which will vest annually over a three to seven year employment service period or upon the satisfaction of specified performance-based vesting conditions, only if and when an initial public offering or Acquisition (as defined in the 2015 Plan) occurs within seven to ten years of the date of grant.

The fair value of restricted stock that vested during the years ended December 31, 2020, 2019 and 2018 was $1.5 million, $4.4 million and $29.3 million, respectively.
For the years ended December 31, 2020, 2019 and 2018, the Company recorded total stock-based compensation expense of $8.3 million, $11.0 million and $14.7 million respectively, related to restricted stock and restricted stock units awarded to employees and non-employee
directors. As of December 31, 2020, there was $2.8 million of total unrecognized stock-based compensation expense related to unvested restricted stock and restricted stock units awarded to employees and non-employee
directors expected to be recognized over a weighted-average period of approximately 0.8 years. As of December 31, 2020, the unrecognized stock-based compensation

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

expense from restricted stock and restricted stock units with performance-based vesting conditions issued to employees and non-employee
directors was approximately $43.8 million, which will be recognized only upon the satisfaction of the vesting conditions within ten years from the date of grant.
During the three months ended March 31, 2020 and in connection with the 2020 Tender Offer described below, the Company modified the liquidity event condition with respect to 475,756 restricted stock units held by 659 grantees, such that those restricted stock units would have become vested immediately prior to the closing of the 2020 Tender Offer and settled in Class A Common Stock that would have been able to be tendered in the 2020 Tender Offer. The Company accounted for the modification in accordance with ASC 718 and recognized $1.1 million of incremental compensation cost during the year ended December 31, 2020.
2019 Tender Offer
— In January 2019, and in connection with the original agreements for the 2019 Warrant, the Company entered into an agreement with SBWW where SBWW agreed to launch a tender offer to purchase up to $1 billion of the Company’s equity securities (including securities underlying vested options, exercisable warrants and convertible notes) from equity holders of the Company (the “2019 Tender Offer”).
The 2019 Tender Offer was completed in April 2019 and as a result 4.9 million shares of common stock were acquired primarily from employees of the Company at a price per share of $54, which resulted in approximately $136.0 million of additional stock-based compensation expense during the year ended December 31, 2019, and $0.5 million of capitalized stock-based compensation charges during the year ended December 31, 2019. The additional stock-based compensation expense was recorded as the shares were purchased from employees at a price above the fair market value of the shares. The majority of the additional compensation expense associated with the 2019 Tender Offer was incurred during the three months ended March 31, 2019, at which point a liability was recorded as of March 31, 2019 that was resolved through an increase to additional paid in capital upon completion of the tender in April 2019.
2020 Tender Offer
— In October 2019, in connection with the SoftBank Transactions, the Company entered into an agreement with SBG pursuant to which, SBWW launched a tender offer in November 2019 to purchase $3.0 billion of the Company’s equity securities (including securities underlying vested options, exercisable warrants and convertible notes) from eligible equity holders of the Company, at a price of $19.19 per share (the “2020 Tender Offer”).
Pursuant to the contract, the 2020 Tender Offer was scheduled to expire in April 2020. The closure of the 2020 Tender Offer was contingent on satisfaction of certain conditions as of the expiration date.
In April 2020, SBWW terminated and withdrew their offer to purchase the equity securities of WeWork Inc. because it asserted the failure of various conditions to its obligations to close the 2020 Tender Offer. The Special Committee, acting in the name of the Company, filed a complaint in the Court of Chancery of the State of Delaware against SBG and SoftBank Vision Fund (AIV M1) L.P. asserting claims in relation to SBG’s withdrawal of the 2020 Tender Offer. On February 25, 2021, the parties entered into a settlement agreement, the terms of which, when completed, resolved the litigation. See Note 27 for details regarding the February 25, 2021 settlement agreement.
During the years ended December 31, 2020 and 2019, the Company recorded $8.0 million and $112.8 million respectively, of additional stock-based compensation expense relating to the 2020 Tender Offer, with $1.1 million and $10.6 million, respectively recorded as a reduction of additional paid in capital. The additional expense was recorded based on management’s assessment of the likely consummation of the 2020 Tender Offer and management’s estimate of the number of shares that would be acquired from employees, former employees

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

and contractors of the Company at a price per share of $19.19, which price was above the fair market value of the shares. As of March 31, 2020, other current liabilities included a balance of $132.5 million relating to the 2020 Tender Offer. In April 2020, SBWW terminated and withdrew their offer to purchase the equity securities of WeWork Inc. as described above. As such, during the three months ended June 30, 2020, the total $132.5 million was reclassified to additional paid in capital.
2020 Option Repricing
— In June 2020, the Compensation Committee of the Board of Directors of the Company approved a one-time
repricing of stock options granted during February and March 2020 from an exercise price of $4.00 per share to an exercise price of $2.10 per share (the “2020 Option Repricing”). As a result of the 2020 Option Repricing, 5,690 grantees exchanged 36,727,519 stock options with an exercise price of $4.00 per share for 36,727,519 stock options with an exercise price of $2.10 per share. The 2020 Option Repricing was subject to modification accounting under ASC 718. Modifications to stock-based awards are treated as an exchange of the original award for a new award with total compensation equal to the grant-date fair value of the original award plus any incremental value of the modification. The incremental value is based on the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. In connection with this modification, the Company recorded incremental stock-based compensation expense of $1.3 million during the year ended December 31, 2020. As of December 31, 2020, the unrecognized stock-based compensation expense from the modification was approximately $3.3 million, expected to be recognized over a weighted average period of approximately 2.3 years.
2019 Option Repricing
— In November 2019, in connection with and as part of the 2020 Tender Offer, the Board of Directors of the Company approved a one-time
stock exchange offer (the “2019 Option Repricing Exchange”) to permit employees and non-employee
directors to exchange options to purchase shares of the Company’s common stock with a per share exercise price of $4.13 and above (“Eligible Options”) for new options (“Repriced Options”) with a per share exercise price equal to $4.12 in accordance with predetermined exchange ratios ranging from 1:1 to 3:1, based on the exercise price of the Eligible Options. The exchange offer closed, and the Repriced Options were granted, effective on December 31, 2019. As a result of the 2019 Option Repricing Exchange, 4,210 grantees exchanged 15,485,869 Eligible Options with a weighted-average exercise price of $28.49 for 5,564,540 Repriced Options with a weighted average exercise price of $4.12.
The 2019 Option Repricing Exchange was also subject to modification accounting under ASC 718. In connection with this modification, the Company recorded incremental stock-based compensation expense of $0.7 million and $2.5 million during the years ended December 31, 2020 and 2019. As of December 31, 2020, the unrecognized stock-based compensation expense from the modification was approximately $0.8 million, expected to be recognized over a weighted-average period of approximately 3.6 years.
Total Stock-Based Compensation Expense
— The total stock-based compensation expense related to employees and non-employee
directors are reported in the following financial statement line items:

	Year Ended December 31,
(Amounts in thousands)	2020	2019	2018
Stock-based compensation included in:
Location operating expenses	$8,975	$46,135	$22,368
Selling, general and administrative expenses	41,783	300,612	47,032
Restructuring and other related costs	12,018	12,222	—

Total stock-based compensation expense	$62,776	$358,969	$69,400

F-19
3

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Stock-Based Awards to
Non-Employees
—
From time to time, the Company issues common stock, restricted stock or stock options to acquire common stock to non-employee
contractors for services rendered. The stock options and shares of common stock granted, vested, exercised, forfeited/canceled during the year ended December 31, 2020 are included in the above tables together with the employee awards.
Stock-Based Awards Issued by Consolidated Variable Interest Entities
— The tables above do not include any grants issued by the Company’s consolidated subsidiaries.
ChinaCo
In April 2017, the Company’s previously consolidated subsidiary, ChinaCo, granted a shareholder, in connection with services to be provided by a consultant affiliated with such shareholder, the right to subscribe to 10,000,000 of ChinaCo’s Class A ordinary shares which were originally scheduled to vest annually over a five year period and had a grant date value of $3.51 per ChinaCo Class A ordinary share. The consultant is also a member of the Company’s and ChinaCo’s Board of Directors; however, the services required per the terms of grant were greater in scope than the individual’s responsibilities as a standard director. As of September 30, 2020, a total of 2.0 million of these shares were vested and issued. On October 2, 2020, pursuant to the ChinaCo Agreement and just prior to the ChinaCo Deconsolidation, an additional 2.0 million shares in ChinaCo were issued to the consultant and the remaining 6.0 million unvested ChinaCo ordinary shares were cancelled.
During the years ended December 31, 2020, 2019, and 2018 the Company recorded $6.1 million, $18.0 million and $14.4 million, respectively, of selling, general and administrative expenses, associated with the rights to subscribe to ChinaCo ordinary shares granted to non-employee
contractors for services rendered. Prior to the ChinaCo Deconsolidation, this expense was recorded as an increase in the equity allocated to noncontrolling interests on the Company’s consolidated balance sheet.
In November 2018, ChinaCo adopted a long-term equity incentive plan (the “ChinaCo 2018 LTEIP”), authorizing the grant of equity-based awards (including restricted stock units and stock appreciation rights) to ChinaCo employees, officers, directors and consultants. As of September 30, 2020 and December 31, 2019, there was a total of 467,157 and 747,331 respectively, in stock appreciation rights outstanding under the ChinaCo 2019 LTEIP. The ChinaCo Deconsolidation on October 2, 2020 was an Exit Event as defined in the ChinaCo 2018 LTEIP and resulted in the forfeiture of the stock appreciation rights for no consideration as their exercise price was in excess of the implied price per share in the ChinaCo Deconsolidation. As a result of the ChinaCo Deconsolidation, the ChinaCo 2018 LTEIP was terminated and no further awards may be made under the ChinaCo 2018 LTEIP. No stock-based compensation expense was recognized during the years ended December 31, 2020 and 2019 prior to the ChinaCo Deconsolidation on October 2, 2020.
PacificCo
In May 2019, PacificCo adopted a long-term equity incentive plan, (the “PacificCo 2019 LTEIP”), authorizing the grant of equity-based awards (including restricted stock units and stock appreciation rights) to its employees, officers, directors and consultants. As of December 31, 2019 there was a total of 2,843,225 stock appreciation rights outstanding under the PacificCo 2019 LTEIP and there were 78,275 stock appreciation rights forfeited during the three months ended March 31, 2020. The PacificCo
Roll-up
transaction completed, in April 2020, was an Exit Event as defined in the PacificCo 2019 LTEIP and resulted in the then-vested stock appreciation rights which were in-the-money
based on the implied price per share in the PacificCo
Roll-up
being settled in cash totaling payments of $1.3 million. As a result of the completion of the PacificCo
Roll-up,
the PacificCo 2019

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

LTEIP was terminated, the Company recognized $11.4 million in stock-based compensation expense during the year ended December 31, 2020 and no further awards may be made under the PacificCo 2019 LTEIP. No expense was recognized during the year ended December 31, 2019.
JapanCo
In November 2019, JapanCo adopted a long-term equity incentive plan, (the “JapanCo 2019 LTEIP”), authorizing the grant of awards for employee interests (including restricted interest units and interest appreciation rights, collectively “Employee Interests”) to its employees, officers, directors and consultants. The maximum number of Employee Interests that may be granted under the JapanCo’s 2019 LTEIP is 4,210,568. Employee Interests are notional non-voting
membership interests (mochibun) of JapanCo, where 1 Employee Interest shall be treated as equal to a 0.000001 membership interest (mochibun) of Japan. All awards under the JapanCo 2019 LTEIP that vest will be settled in local currency of the participating subsidiary of JapanCo. During the year ended December 31, 2020, there were a total of 1,762,919 interest appreciation rights granted under the JapanCo 2019 LTEIP with a weighted-average exercise price of $5.16 and a weighted-average grant date fair value of $1.92. The fair value of the interest appreciation rights was estimated using a binomial option pricing model that incorporates post-vesting early exercise behavior with a sub-optimal
exercise factor of
2.5-times
the exercise price and a post-vesting forfeiture rate of 10 percent.
Payment in respect of any interest appreciation right is conditioned upon the occurrence of an Exit Event (as defined in the JapanCo 2019 LTEIP). In addition, awards will generally time-vest over a five year employment service period. Each interest appreciation right entitles the grantee to the increase, if any, from the exercise price (fair market value) to the fair market value at the Exit Event in cash or shares of JapanCo. As of December 31, 2020 there was a total of 1,703,665 interest appreciation rights outstanding under the JapanCo 2019 LTEIP and there were 59,254 interest appreciation rights forfeited during the year ended December 31, 2020. The unrecognized stock-based compensation expense from outstanding interest appreciation rights awarded under the JapanCo 2019 LTEIP was approximately $3.3 million as of December 31, 2020, which to the extent the other vesting conditions are met, will only be recognized when the Exit Event occurs. As a result, there was no stock-based compensation expense recognized during the years ended December 31, 2020 and 2019 associated with the JapanCo 2019 LTEIP.
Note 23. Net Loss Per Share
We compute net loss per share of Class A Common Stock and Class B Common Stock under the two-class method required for multiple classes of common stock and participating securities. The rights, including the liquidation and dividend rights, of the Class A Common Stock and Class B Common Stock are substantially identical, other than voting rights. The shares of Class C Common Stock are deemed to be a non-economic interest. Accordingly, only the Class A Common Stock and Class B Common Stock share in our net losses.
Our participating securities includes Series A, B, C, D-1, D-2, E, F, G, G-1, H-1 and Acquisition Preferred Stock, as the holders of these series of preferred stock are entitled to receive a noncumulative dividend on a pari passu
basis in the event that a dividend is paid on common stock, and holders of certain vested RSUs that have a non-forfeitable right to dividends in the event that a dividend is paid on common stock. The holders of our Junior Preferred Stock are not entitled to receive dividends and are not included as participating securities. The holders of Series A, B, C, D-1, D-2, E, F, G, G-1, H-1 and Acquisition Preferred Stock as well as the holders of certain vested RSUs with a non-forfeitable right to dividends, do not have a contractual obligation to share in our losses. As such, our net losses for the years ended December 31, 2020, 2019 and 2018 were not allocated to these participating securities.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Basic net loss per share is computed by dividing net loss attributable to WeWork Inc. attributable to its Class A Common and Class B Common Stockholders by the weighted-average number of shares of our Class A Common Stock and Class B Common Stock outstanding during the period.
For the computation of diluted net loss per share, net loss per share attributable to common stockholders for basic net loss per share is adjusted by the effect of dilutive securities, including awards under our equity compensation plans. Diluted net loss per share attributable to common stockholders is computed by dividing the resulting net loss attributable to WeWork Inc. attributable to its Class A Common and Class B Common Stockholders by the weighted-average number of fully diluted common shares outstanding. In the years ended December 31, 2020, 2019 and 2018, our potential dilutive shares, such as stock options, restricted stock, RSUs, warrants, convertible notes, WeWork Partnerships Profits Interest and shares of convertible Series A, B, C, D-1, D-2, E, F, G, G-1, H-1, Acquisition and Junior Preferred Stock were not included in the computation of diluted net loss per share as the effect of including these shares in the computation would have been anti-dilutive.
The numerators and denominators of the basic and diluted net loss per share computations for our common stock are calculated as follows for the years ended December 31, 2020, 2019 and 2018:

	Year Ended December 31,
(Amounts in thousands, except share and per share data)	2020	2019	2018
Numerator:
Net loss attributed to WeWork Inc.	$(3,129,358)	$(3,264,738)	$(1,610,792)

Net loss attributable to Class A and Class B Common Stockholders	$(3,129,358)	$(3,264,738)	$(1,610,792)

Denominator:
Basic shares:
Weighted-average shares - Basic	170,275,761	168,436,109	163,148,918

Diluted shares:
Weighted-average shares - Diluted	170,275,761	168,436,109	163,148,918

Net loss per share attributable to Class A and Class B Common Stockholders:
Basic	$(18.38)	$(19.38)	$(9.87)

Diluted	$(18.38)	$(19.38)	$(9.87)

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

The following table presents the total weighted-average number of potentially dilutive shares that were excluded from the computation of diluted net loss per share attributable to Class A and Class B common stockholders because their effect would have been anti-dilutive for the periods presented:

	Year Ended December 31,
	2020	2019	2018
Convertible Preferred Stock Series A, B, C, D-1, D-2, E, F, G, G-1, H-1 and Acquisition	310,157,467	190,353,521	171,369,355
Convertible Preferred Stock Series Junior	1,500	1,500	1,500
Convertible notes	785,302	5,666,996	3,848,814
Stock options not subject to performance conditions	6,798,047	15,339,168	16,023,662
Unvested restricted stock/RSUs not subject to performance conditions	—	489,220	955,301
Vested RSUs with non-forfeitable dividend rights	594,412	432,472	272,185
Warrants	135,722,164	14,695,807	1,178,715
WeWork Partnerships Profits Interest Units not subject to performance conditions	—	550,387	—

Note 24. Commitments and Contingencies
Credit Agreement
— In November 2015, the Company amended and restated its existing credit facility (the “2019 Credit Facility”) to provide up to $650.0 million in revolving loans and letters of credit, subject to certain financial and other covenants. At various points during 2016 through 2019, the Company executed amendments to the credit agreement governing the 2019 Credit Facility which amended certain of the financial and other covenants. In November 2017 and as later amended, the Company entered into a new letter of credit facility (the “2019 LC Facility”) pursuant to the letter of credit reimbursement agreement, that provided an additional $500.0 million in availability of standby letters of credit. In May 2019, the Company entered into an additional letter of credit reimbursement agreement that provided for an additional $200.0 million in availability of standby letters of credit.
As of December 31, 2019, $1.3 billion of standby letters of credit were outstanding under a combination of the 2019 Credit Facility and the 2019 LC Facility, the primary purpose of which was to guarantee payment under certain leases entered into by certain of the Company’s wholly owned subsidiaries and for general corporate purposes. These letters of credit were secured by restricted cash of $762.3 million at December 31, 2019. There were no borrowings outstanding under the 2019 Credit Facility as of December 31, 2019.
In conjunction with the availability of the 2020 LC Facility (described below), the 2019 Credit Facility and the 2019 LC Facility were terminated in February 2020 and $4.7 million of deferred financing costs were expensed and included in loss on extinguishment of debt on the consolidated statements of operations during the year ended December 31, 2020. As of December 31, 2020, $143.7 million in letters of credit remain outstanding under the 2019 LC Facility and 2019 Credit Facility that are secured by new letters of credit issued under the 2020 LC Facility.
The Company has also entered into various other letter of credit arrangements, the purpose of which is to guarantee payment under certain leases entered into by ChinaCo, JapanCo and PacificCo. There was $49.2 million and $92.0 million of standby letters of credit outstanding under these other arrangements that are secured by $53.6 million and $94.0 million of restricted cash at December 31, 2020 and 2019, respectively. As a

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

result of the ChinaCo Deconsolidation in October 2020, the standby letters of credit outstanding and restricted cash as of December 31, 2020 exclude amounts related to ChinaCo.
2020 LC Facility and Company/SBG Reimbursement Agreement
— On December 27, 2019, WeWork Companies LLC entered into a credit agreement dated as of December 27, 2019 (as amended by the First Amendment, dated as of February 10, 2020, and as further amended by the Second Amendment to the Credit Agreement and First Amendment to the Security Agreement, dated as of April 1, 2020, the “Company Credit Agreement”), among WeWork Companies LLC, as co-obligor, the SoftBank Obligor, as co-obligor, Goldman Sachs International Bank, as administrative agent, and the issuing creditors and letter of credit participants party thereto. The Company Credit Agreement provides for a $1.75 billion senior secured letter of credit facility (the “2020 LC Facility”), which was made available on February 10, 2020, for the support of WeWork Companies LLC’s or its subsidiaries’ obligations. The termination date of the 2020 LC Facility is February 10, 2023. As of December 30, 2020, $1.4 billion of standby letters of credit were outstanding under the 2020 LC Facility, of which $143.7 million has been utilized to secure letters of credit that remain outstanding under the Company’s previous credit facility (the “2019 Credit Facility”) and letter of credit facility (the “2019 LC Facility”), which were terminated in 2020. As of December 31, 2020 there was $368.4 million in remaining letter of credit availability under the 2020 LC Facility.
WeWork Companies LLC and the SoftBank Obligor are jointly and severally liable under the 2020 LC Facility, as co-obligors.
Except in certain limited circumstances, the
co-obligors
are not required to post cash collateral under the 2020 LC Facility, and as of December 31, 2020, only $2.2 million of restricted cash collateral requirements remain under the terminated 2019 Credit Facility and the 2019 LC Facility with certain exiting creditors, making available during the year ended December 31, 2020, approximately $0.8 billion in working capital that was previously restricted under the 2019 Credit Facility and the 2019 LC Facility as of December 31, 2019.
The 2020 LC Facility is guaranteed by substantially all of the domestic wholly-owned subsidiaries of WeWork Companies LLC (collectively the “Guarantors”) and is secured by substantially all the assets of WeWork Companies LLC and the Guarantors, in each case, subject to customary exceptions. The Company Credit Agreement and related documentation contain customary reimbursement provisions, representations, warranties, events of default and affirmative covenants (including with respect to cash management) for letter of credit facilities of this type. The negative covenants applicable to WeWork Companies LLC and its Restricted Subsidiaries (as defined in the Company Credit Agreement) are limited to restrictions on liens (subject to exceptions substantially consistent with the 7.875% Senior Notes due 2025), changes in line of business and disposition of all or substantially all of the assets of WeWork Companies LLC.
In connection with the 2020 LC Facility, WeWork Companies LLC also entered into a reimbursement agreement, dated as of February 10, 2020 (as amended by the First Amendment dated as of April 1, 2020, the “Company/SBG Reimbursement Agreement”), with the SoftBank Obligor and the Guarantors pursuant to which (i) the SoftBank Obligor agreed to pay substantially all of the fees and expenses payable in connection with the Company Credit Agreement, (ii) the Company agreed to reimburse the SoftBank Obligor for certain of such fees and expenses (including fronting fees up to an amount not to exceed 0.125% on the undrawn and unexpired amount of the letters of credit) as well as to pay the SoftBank Obligor a fee of 5.475% on the amount of all outstanding letters of credit and (iii) the Guarantors agreed to guarantee the obligations of WeWork Companies LLC under the Company/SBG Reimbursement Agreement. During the year ended December 31, 2020, the Company recognized $69.7 million in interest expense in connection with amounts payable to SBG pursuant to the Reimbursement Agreement.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

As the Company is also obligated to issue shares to SBG in the future pursuant to the 2020 LC Facility Warrant, with such warrant valued at issuance at $284.4 million, the implied interest rate for the Company on the 2020 LC Facility at issuance, assuming the full commitment is drawn, is approximately 12.47%.
Construction Commitments
— In the ordinary course of its business, the Company enters into certain agreements to purchase construction and related contracting services related to the build-outs of the Company’s operating locations that are enforceable and legally binding, and that specify all significant terms and the approximate timing of the purchase transaction. The Company’s purchase orders are based on current needs and are fulfilled by the vendors as needed in accordance with the Company’s construction schedule. As of December 31, 2020 and 2019, the Company had issued approximately $108.2 million and $467.4 million, respectively, in such outstanding construction commitments.
Legal Matters
— The Company has in the past been, is currently and expects to continue in the future to be a party to or involved in pre-litigation
disputes, individual actions, putative class actions or other collective actions, U.S. and foreign government regulatory inquiries and investigations and various other legal proceedings arising in the normal course of its business, including with members, employees, landlords and other commercial partners, securityholders, third-party license holders, competitors, government agencies and regulatory agencies, among others.
The Company reviews its litigation-related reserves regularly and, in accordance with GAAP, sets reserves where a loss is probable and estimable. The Company adjusts these reserves as appropriate; however, due to the unpredictable nature and timing of litigation, the ultimate loss associated with a given matter could significantly exceed the litigation reserve currently set by the Company. Given the information it has as of today, Management believes that none of these matters will have a material effect on the consolidated financial position, results of operations or cash flows of the Company.
As of December 31, 2020, the Company is also party to several litigation matters and regulatory matters not in the normal ordinary course of business. These matters are described below. Management intends to vigorously defend these cases and cooperate with regulators in these matters; however, there is a reasonable possibility that the Company could be unsuccessful in defending these claims and could incur a loss. It is not currently possible to estimate a range of reasonably possible loss above the aggregated reserves.
Carter v. Neumann, et al. (Superior Court for the State of California, County of San Francisco, No.
CGC-19-580474,
filed January
 10, 2020, replacing Natalie Sojka as plaintiff in the putative class action Ms.
 Sojka filed on November
 4, 2019)
Won v. Neumann, et al. (Superior Court for the State of California, County of San Francisco, No.
CGC-19-581021,
filed November
 25, 2019)
Two separate purported class and derivative complaints have been filed by three Company shareholders (two in
Carter
and one in
Won
) against the Company, certain current and former directors, SBG, Adam Neumann and Masayoshi Son. Both complaints were filed in California state court and allege, among other things, that defendants breached fiduciary duties and/or aided and abetted breaches of fiduciary duties in connection with certain transactions. The complaints seek injunctive relief and damages. In both actions, the Company filed motions to compel arbitration and stay the actions, or to enforce the Company’s Delaware forum selection bylaw and dismiss or stay the actions. On August 31, 2020, the court granted the motions to compel arbitration (as to one of the plaintiffs in
Carter
and the plaintiff in
Won
) and the motion to enforce the forum selection bylaw (as to the second plaintiff in
Carter
). On October 30, 2020, the first
Carter
plaintiff and the
Won
plaintiff filed

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

petitions for writs of mandate seeking to overturn the court’s orders compelling arbitration. On December 3, 2020, the California Court of Appeal denied those petitions. Also on October 30, 2020, the other plaintiff in
Carter
appealed the court’s decision enforcing the forum selection bylaw. That appeal remains pending.
The We Company v. Softbank Group Corp. et al. (Delaware Court of Chancery, C.A. No.
2020-0258-AGB,
filed April
 7, 2020)
On April 7, 2020, the Special Committee, acting in the name of the Company, filed a complaint in the Court of Chancery of the State of Delaware against SBG and SoftBank Vision Fund asserting claims in relation to SBG’s withdrawal of the 2020 Tender Offer. Separately, on May 4, 2020, Adam Neumann and We Holdings LLC filed a complaint captioned Neumann, et al. v. Softbank Group Corp., et al., C.A. No.
2020-0329-AGB,
also asserting claims in relation to SoftBank’s withdrawal of the 2020 Tender Offer. On February 25, 2021, the parties entered into a settlement agreement, the terms of which, when completed, would resolve the litigation. See Note 27 for details regarding the February 25, 2021 settlement agreement. On April 15, 2021, the parties filed a stipulation of dismissal dismissing with prejudice the claims brought by the Company, and dismissing the action in its entirety.
Catalyst Investors III, L.P. v. The We Company et. al (Supreme Court of the State of New York, County of New York, Index No.
 654377/2020, filed September
 21, 2020)
Three former investors in Conductor, Inc. filed a complaint against the Company, its former Chief Executive Officer Adam Neumann, and its former Chief Financial Officer Arthur Minson, alleging that the defendants made or participated in making misrepresentations that induced the plaintiffs to agree to the Company’s acquisition of Conductor, Inc. in March 2018. The plaintiffs assert causes of action for common law fraud/fraudulent inducement, unjust enrichment, and negligent misrepresentation under New York law. The plaintiffs seek unspecified compensatory and punitive damages, as well as other relief. On December 4, 2020, the Company filed a motion to dismiss the complaint.
Vernet v. The We Company et. al. (N.D. Cal., No.
3:20-cv-003686,
filed June
 30, 2020)
On September 4, 2020, two Company stockholders filed a consolidated amended complaint on behalf of a putative class of purchasers of WeWork securities between June 3, 2016 and September 30, 2019. The complaint named as defendants the Company, its former Chief Executive Officer, Adam Neumann, SBG and certain other directors and officers of the Company. Plaintiffs alleged that defendants made or participated in the making of purported misrepresentations to induce the purchase of Company securities in violation of the California Corporations Code. Plaintiffs sought unspecified compensatory damages, rescission, and other relief. On November 3, 2020, the Company filed a motion to dismiss the consolidated amended complaint for failure to state a claim. Thereafter, plaintiffs accepted the 2021 Tender Offer, and, in doing so, agreed to release of their claims against WeWork, Adam Neumann, SBG, and certain other directors and officers of the Company. On May 6, 2021, plaintiffs filed a stipulation of dismissal of the complaint without prejudice, and the court entered an order dismissing the complaint.
Regulatory Matters
Since October 2019, the Company has been responding to subpoenas and document requests issued by certain federal and state authorities investigating the Company’s disclosures to investors and employees regarding the Company’s valuation and financial condition, and certain related party transactions. On November 26, 2019, the U.S. Securities and Exchange Commission issued a subpoena seeking documents and information concerning these topics, and has interviewed witnesses, in connection with a non-public
investigation styled In the Matter of The We Company
(HO-13870).
On January 29, 2020, the United States Attorney’s Office for the Southern

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

District of New York issued a voluntary document request concerning these topics and has interviewed witnesses. On October 11, 2019, the New York State Attorney General’s Office issued a document request concerning these topics and has examined witnesses. On February 12, 2020, the California Attorney General’s Office issued a subpoena concerning these topics. The Company is cooperating with all of these investigations.
Asset Retirement Obligations —
As of December 31, 2020 and 2019, the Company had asset retirement obligations of $206.0 million and $132.0 million, respectively. The current portion of asset retirement obligations are included within other current liabilities and the non-current
portion are included within other liabilities on the accompanying consolidated balance sheets. Asset retirement obligations include the following activity during the years ended December 31, 2020 and 2019.

	Year Ended December 31,
(Amounts in thousands)	2020	2019
Balance at beginning of period	$131,989	$90,470
Liabilities incurred in the current period	8,842	35,968
Liabilities settled in the current period	(5,475)	(762)
Accretion of liability	9,888	5,639
Revisions in estimated cash flows	64,630	—
ChinaCo Deconsolidation (Note 6)	(8,883)	—
Effect of foreign currency exchange rate changes	4,974	674

Balance at end of period	205,965	131,989
Less: Current portion of asset retirement obligations	(113)	(201)

Total non-current portion of asset retirement obligations	$205,852	$131,788

Note 25. Other Related Party Transactions
Subsequent to the ChinaCo Deconsolidation, the Company is entitled to certain transition services fees equal to $1.8 million for transition services provided from October 2, 2020 through December 31, 2020 and the lesser of $0.6 million per month or the actual costs of services provided for the following three month period.
The Company is also entitled to an annual management fee of 4% of net revenues beginning on the later of 2022 or the first fiscal year following the Initial Investment Closing in which EBIT of ChinaCo is positive (the “ChinaCo Management Fee”). The Company is also entitled to an additional $1.3 million in fees in connection with data migration and application integration services to be performed over a six month period beginning on October 2, 2020. These data migration and application integration fees are only payable on the first date the ChinaCo Management Fee becomes payable.
Subsequent to the ChinaCo Deconsolidation, the Company has also continued to provide a guarantee to certain landlords of ChinaCo, guaranteeing total lease obligations up to $4.9 million as of December 31, 2020. The Company is entitled to a fee totaling approximately $0.1 million per year for providing such guarantees, until such guarantees are extinguished.
During the year ended December 31, 2020, the Company recorded $2.6 million of total fee income for services provided to ChinaCo, included within service revenue as a component of total revenue in the accompanying consolidated statements of operations. All amounts earned from ChinaCo prior to the deconsolidation are eliminated in consolidation.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

On March 21, 2019, the Company entered into an agreement with SBG, related to reimbursement of funds to the Company related to the underwriting and for production services performed by the Company for Creator Awards events held or to be held between September 2017 and January 2021. Pursuant to the terms of the contract, in consideration of the Company’s performance of its obligations, SBG was required to make payments totaling $80.0 million. Any portion of the total $80.0 million contracted payments not used in connection with the execution of services by December 31, 2020 was reimbursable by the Company to an affiliate of SBG. An affiliate of SBG funded $20.0 million during 2017, as a deposit in anticipation of signing a contract with the Company. Pursuant to the terms of the contract, the Company received an additional $40.0 million in cash during the year ended December 31, 2019. The Company recognized $38.4 million as other revenue, during the year ended December 31, 2019 relating to services provided by the Company in support of Creator Award events that occurred during the period from September 1, 2017 through December 31, 2019. No cash was received and no revenue was recognized during the years ended December 31, 2020 and 2018 relating to this contract. As of December 31, 2019, the Company had $21.6 million recorded within deferred revenue on the accompanying consolidated balance sheet relating to this contract. In September 2020, in connection with the transfer of the Company’s variable interest and control over the Creator Fund to an affiliate of SBG described in Note 6, the production services agreement was terminated and the parties agreed that the Company would not be required to reimburse an affiliate of SBG for the $21.6 million of deferred revenue. As SBG is a principal shareholder of the Company, the forgiveness of this reimbursement obligation was accounted for as a capital contribution and reclassified from liabilities to additional paid-in-capital
during the year ended December 31, 2020.
During the years ended December 31, 2020, 2019, and 2018, the Company earned an additional $142.1 million, $108.9 million and $21.8 million, respectively, in revenue from SBG for the sale of memberships and various other services provided. SBG is a principal stockholder with representation on the Company’s Board of Directors.
During the year ended December 31, 2020, the Company sold WeWork’s unused flight hours with VistaJet, an aviation company offering private flight services, to an affiliate of SBG at cost, through the cancellation of $1.5 million in debt.
During the years ended December 31, 2020, 2019, and 2018, the Company earned $22.9 million, $16.0 million and $3.2 million, respectively, in revenue from the sale of memberships and other services to other related parties that have significant influence over the Company through representation on the Company’s Board of Directors.
During the years ended December 31, 2020, 2019, and 2018, the Company recorded revenue of approximately none, $0.3 million and $0.1 million, respectively relating to services rendered to Adam Neumann and also recorded $0.6 million as a reduction of expenses during the year ended December 31, 2019, relating to reimbursements received. Additionally, during the year ended December 31, 2020, the Company received a reimbursement of $0.9 million from Adam Neumann, relating to certain withholding tax payments made by the Company on his behalf, which was previously included in other current assets on the accompanying consolidated balance sheet. During the year ended December 31, 2019, the Company also collected a receivable of $2.5 million from Adam Neumann, relating to reimbursement of expenditures made. In addition, the Company estimates that an additional approximately $1.8 million for past perquisites and personal aircraft use would have been reimbursable to the Company but for which Adam Neumann was released of any obligation to reimburse the Company in connection with the SoftBank Debt Financing discussed in Note 14.
During the year ended December 31, 2019, an affiliate of SBG entered into a non-compete
agreement with Adam Neumann, the Company’s former CEO, for a cash payment of $185.0 million, of which 50% was paid initially, with the remaining 50% payable in twelve equal monthly installments. During 2019, the Company recorded this

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

as an expense of the Company to be paid for by a principal shareholder as the Company also benefitted from the arrangement through restricting Adam Neumann’s ability to provide similar services to a competing organization. The Company recognized the expense in full during 2019, with a corresponding increase in additional paid-in
capital, representing a deemed capital contribution by SBG. The expense is included as a component of restructuring and other related costs on the accompanying consolidated statement of operations.
In connection with his separation, the Company agreed to reimburse Adam Neumann for legal expenses incurred. The Company recorded $1.5 million within restructuring and other related costs on the consolidated statements of operations during 2019 and a corresponding liability of $1.5 million included in accounts payable and accrued expenses on the consolidated balance sheet as of December 31, 2019. The Company paid for the legal expenses during the year ended December 31, 2020. Also in connection with his separation agreement, the Company agreed to provide Adam Neumann, at the Company’s cost, with the continuation of his family healthcare benefits through October 2020, security services through October 2020 and use of a WeWork office through February 2021.
The Company has entered into three separate operating lease agreements for space in buildings that are partially owned by Adam Neumann. A significant shareholder of the Company’s Class B stock is also a partial owner of one of the buildings. During the years ended December 31, 2020, 2019 and 2018, the Company recognized $10.9 million, $7.7 million and $5.8 million, respectively, of lease cost expense related to these leases, made cash payments totaling $10.5 million, $6.5 million and $6.1 million, respectively and received cash tenant incentives of $3.9 million, $0.4 million and $11.6 million, respectively. Future minimum lease cost payments under these leases, inclusive of escalation clauses and exclusive of contingent rent payments, are approximately $198.9 million as of December 31, 2020. The future minimum lease cost payments disclosed are the gross amounts contractually payable and not net of tenant lease incentive receivables of approximately $10.5 million as of December 31, 2020.
The Company has entered into a finance lease agreement for space in a building partially owned by Adam Neumann. A significant shareholder of the Company’s Class B stock is also a partial owner of the building. During the years ended December 31, 2020, 2019 and 2018, the Company recognized $1.6 million, $1.6 million and $1.7 million of interest expense related to this finance lease, made cash payments totaling $2.0 million, $2.0 million and $1.9 million, and received cash tenant incentives of $0.8 million, none and none, respectively. Future lease cost payments with respect to obligations under this finance lease are approximately $14.8 million as of December 31, 2020. There are no tenant lease incentive receivables associated with the lease as of December 31, 2020.
As of December 31, 2020, the Company has several operating lease agreements for space in buildings owned by an entity in which the Company has an equity method investment through WeCap Investment Group. During the years ended December 31, 2020, 2019 and 2018, the Company recognized $43.7 million, $42.2 million and $13.5 million, respectively, of lease cost expense related to these leases, made cash payments totaling $33.4 million, $30.5 million and $6.0 million, and received cash tenant lease incentives of $13.3 million, $13.0 million and $33.6 million, respectively. Future minimum lease cost payments under these leases, inclusive of escalation clauses and exclusive of contingent rent payments, are approximately $905.0 million as of December 31, 2020. The future minimum lease cost payments disclosed are the gross amount payable and are not net of tenant lease incentive receivables of approximately $8.7 million as of December 31, 2020.
During 2017, the Company also received from the WPI Fund unsecured loans totaling $26.1 million, at an interest rate of 1.52%, in order to secure a potential investment opportunity that was being evaluated with the Company and the WPI Fund. During the year ended December 31, 2018, the Company recognized $0.2 million

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

of interest expense related to these unsecured loans. The loans were paid off in full by the Company upon maturity on April 13, 2018 in connection with the completion of the investment.
As of December 31, 2018, the Company had $5.7 million outstanding non-recourse
promissory notes to certain employees of the Company included in other assets. During the year ended December 31, 2019, the Company funded $5.7 million in new loans to employees and $7.8 million in recourse promissory notes and accrued interest were forgiven, with such forgiveness included as a component of selling, general and administrative expenses on the accompanying consolidated statement of operations. During the year ended December 31, 2019, the remaining $3.3 million in loans and accrued interest were settled through the surrendering to the Company of 296,813 shares of Class A Common Stock totaling $0.8 million and 97,229 shares of Series
AP-1
Preferred Stock totaling $2.5 million. The promissory notes that were outstanding during 2019 included interest rates ranging from 1.7% to 2.6% and had original maturities ranging from 2020 to 2028. As of both December 31, 2020 and 2019, there were no remaining non-recourse
promissory notes outstanding included in the Company’s assets.
During the year ended December 31, 2019, the Company closed on the acquisition of the 424 Fifth Venture from an entity that shared a common board member with the Company at the time of acquisition. See Note 6 for additional details.
During the years ended December 31, 2020, 2019 and 2018, the Company recognized expenses of approximately $20.1 million, $7.7 million and $0.9 million, respectively, for services provided by SBG and its affiliates. Additionally, the Company also agreed to reimburse SBG for all fees and expenses incurred in connection with the SoftBank Transactions in an aggregate amount up to $50.0 million. Of the $50.0 million reimbursable to SBG as of December 31, 2019, the Company allocated and recorded $20.0 million as deferred financing costs included net of accumulated amortization within other assets on the consolidated balance sheet which will be amortized into interest expense over the life of the debt facility to which it was allocated and recorded $15.0 million as equity issuance costs associated with the 2019 Warrant, recorded as a reduction of the Series
H-1
Preferred Share balance on the consolidated balance sheet. The remaining $15.0 million was recorded as a transaction cost included as a component of selling, general and administrative expenses on the consolidated statement of operations for the year ended December 31, 2019 as it related to various other components of the SoftBank Transactions which did not qualify for capitalization. During the year ended December 31, 2020 the Company made payments on these obligations to SBG totaling $35.5 million. As of December 31, 2020 and 2019, accounts payable and accrued expenses included $14.5 million and $50.0 million, respectively payable to SBG related primarily to these reimbursement obligations.
During the years ended December 31, 2020, 2019 and 2018, the Company recognized expenses of $5.8 million, $0.9 million and $0.4 million, respectively, for services provided by a vendor in which the Company has an equity method investment or other related party relationship.
During the years ended December 31, 2019 and 2018, the Company recognized expenses totaling approximately $20,000 and $158,000 respectively, in connection with promotional services performed by an immediate family member of Adam Neumann for the Creator Awards ceremonies. During the years ended December 31, 2019 and 2018, the Company recognized expenses totaling approximately $218,000 and $163,000, respectively, for an employee of the Company, who is an immediate family member of Adam Neumann.
During the years ended December 31, 2019 and 2018, the Company recognized expenses totaling approximately $120,000 and $98,000 respectively, for an employee of the Company, who is an immediate family member of the Company’s Board of Directors.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Note 26. Segment Disclosures and Concentration
Operating segments are defined as components of an entity that engages in business activities from which it may earn revenues and incur expenses and has discrete financial information that is reviewed by the entity’s chief operating decision maker (“CODM”) to make decisions about how allocate resources and assess performance. The Company operates in one operating segment as the Chief Executive Officer, who is our CODM, reviews financial information, assess the performance of the Company and makes decisions about allocating resources on a consolidated basis.
The Company’s revenues and total property and equipment, by country, are as follows:

	Year Ended December 31,
(Amounts in thousands)	2020	2019	2018
Revenue:
United States	$1,685,274	$1,874,589	$1,073,680
United Kingdom	421,252	466,202	275,615
Greater China (1)	206,261	228,537	99,529
Japan	250,733	174,120	44,282
Other foreign countries	852,345	715,144	328,645

Total revenue	$3,415,865	$3,458,592	$1,821,751

	December 31,
(Amounts in thousands)	2020	2019
Property and equipment:
United States	$4,752,834	$5,825,644
United Kingdom	1,020,575	905,966
Greater China (1)	—	395,290
Japan	525,046	350,623
Other foreign countries	2,288,306	2,017,262

Total property and equipment	$8,586,761	$9,494,785

(1)	The amounts for Greater China relate solely to the consolidated amounts of ChinaCo which was deconsolidated on October 2, 2020.
Our concentration in specific cities magnifies the risk to us of localized economic conditions in those cities or the surrounding regions. The majority of the Company’s revenue is earned from locations in densely populated cities and as a result may be more susceptible to economic impacts as a result of
COVID-19.
The majority of our revenue is earned from locations in the United States and the United Kingdom. During the years ended December 31, 2020, 2019 and 2018, approximately 49%, 54% and 59%, respectively of our revenue was earned in the United States and approximately 12%, 13% and 15%, respectively of our revenue was earned in the United Kingdom. The majority of our 2020 revenue from locations in the United States was generated from locations in greater New York City, San Francisco, Los Angeles, Boston and Seattle markets. In the United Kingdom, 94% of our property and equipment and 95% of 2020 revenues are related to WeWork locations in the greater London area. In the United States, the Company generally uses metropolitan statistical areas (as defined by the United States Census Bureau) to define its greater metropolitan markets. The nearest equivalent is used internationally.

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

During the years ended December 31, 2020, 2019 and 2018, no single member accounted for greater than 10% of the Company’s revenues.
Although the Company deposits its cash with multiple high credit quality financial institutions, its deposits, at times, may exceed federally insured limits. The Company believes no significant concentration risk exists with respect to its cash and cash equivalents.
Note 27. Subsequent Events
These consolidated financial statements include a discussion of material events, if any, which have occurred subsequent to December 31, 2020 (referred to as subsequent events) through the issuance of the consolidated financial statements.
In February 2021, the SoftBank Obligor partially exercised the Penny Warrants for the issuance of 129,887,919 shares of Series
H-3
Convertible Preferred Stock and the Company received approximately $1.3 million in proceeds relating to the payment of the $0.01 per share exercise price. As a result of this transaction, the Company recorded $311.7 million of loss from change in fair value of related party financial instruments in its consolidated statement of operations for the three-months ended March 31, 2021.
In February 2021, the Board of Directors of the Company increased the number of authorized shares of Series
H-3
Convertible Preferred Stock from 129,887,919 to 136,009,158 and the number of authorized shares of Series
H-4
Convertible Preferred Stock from 129,887,919 to 136,009,158.
During 2021, the Company delivered draw notices in respect of $800 million under the Master Note Purchase Agreement and an aggregate principal amount of $800 million of SoftBank Senior Unsecured Notes were issued to the Note Purchaser.
During 2021, the Company funded the remaining $15.0 million principal under the 2020 Debentures to IndiaCo.
In April 2020, SBWW terminated and withdrew their offer to purchase the equity securities of WeWork Inc. because it asserted the failure of various conditions to its obligations to close the 2020 Tender Offer. The Special Committee, acting in the name of the Company, filed a complaint in the Court of Chancery of the State of Delaware against SBG and SoftBank Vision Fund asserting claims in relation to SBG’s withdrawal of the 2020 Tender Offer. Separately, Adam Neumann and We Holdings LLC filed a similar lawsuit against SBG and SoftBank Vision Fund. On February 25, 2021, all parties entered into a settlement agreement (the “Settlement Agreement”), the terms of which resolved the litigation. The Settlement Agreement includes, among other terms, the following:

•
The launch of a new tender offer
. Pursuant to the Settlement Agreement, SBWW completed a tender offer and acquired $921.6 million of the Company’s equity securities (including certain equity awards, exercisable warrants and convertible notes) from eligible equity holders of the Company, at a price of $19.19 per share (the “2021 Tender Offer”). Adam Neumann, his affiliate We Holdings LLC, and certain of their related parties were excluded from the 2021 Tender Offer and did not tender shares. As a result of the 2021 Tender Offer, that closed in April 2021, the Company recorded $48.0 million of total expenses in its consolidated statement of operations for the three-months ended March 31, 2021.

•
Certain governance changes
. The transactions contemplated by the Settlement Agreement also included the following changes to our governance structure: The elimination of the Company’s multi-class voting structure. As a result of the Amended and Restated Certificate of Incorporation and the

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

transactions contemplated by the Settlement Agreement, on February 26, 2021, all of the outstanding shares of Class B common stock of the Company automatically converted into shares of Class A common stock and the shares of Class C Common stock of the Company now have one vote per share, instead of three (the “Class B Conversion”). The Amended and Restated Certificate of Incorporation provides that if, following the Class B Conversion, new shares of Class B common stock are issued pursuant to (i) the exercise of options to purchase shares of Class B common stock outstanding as of the date of the Class B Conversion, (ii) securities convertible into shares of Class B common stock outstanding as of the date of the Class B Conversion, and (iii) other circumstances which are specified in the Amended and Restated Certificate of Incorporation, such new shares will be automatically converted into shares of Class A common stock immediately following the time such new shares of Class B common stock are issued.

•
Adam Neumann settlement payment.
In connection with the Settlement Agreement, SBG and its affiliates paid Adam Neumann an amount equal to $105.6 million. No expense was recorded in the Company’s consolidated statement of operations for the three-months ended March 31, 2021 as it does not benefit the Company.

•
Adam Neumann sale of stock to SBG
. In connection with the Settlement Agreement, SBG and its affiliates purchased 30,139,971 shares of Class B Common Stock of the Company from We Holdings LLC, which is Adam Neumann’s affiliated investment vehicle, for a price per share of $19.19, representing an aggregate purchase price of approximately $578.4 million. The Company recorded a $428.3 million expense which represents the excess between the amount paid from a principal shareholder of the Company to We Holdings LLC and the fair value of the stock purchased. The Company recognized the expense in Restructuring and other related costs in the consolidated statement of operations for the three-months ended March 31, 2021, with a corresponding increase in additional paid-in
capital, representing a deemed capital contribution by SBG in its consolidated balance sheet.

•
Adam Neumann proxy changes
. In connection with the Settlement Agreement, Adam Neumann’s proxy and future right to designate directors to our board of directors were eliminated. The Amended and Restated Stockholders’ Agreement eliminated all proxies by Adam Neumann in favor of our board of directors, eliminated Adam Neumann’s right to observe meetings of our board of directors and removed Adam Neumann’s future rights to designate directors to our board of directors (which would have been available to Adam Neumann upon elimination of his financial obligations with and to SBG). Mr. Neumann’s right to observe meetings of WeWork’s board of directors was replaced by a new agreement governing future observer rights, which provides that beginning on February 26, 2022, Mr. Neumann, or if requested by SBG, a designee of Mr. Neumann’s (who shall be subject to SBG’s approval), shall have the right to observe meetings of WeWork’s board of directors (and certain committees thereof). Pursuant to this agreement, Mr. Neumann’s right to observe meetings of WeWork’s board of directors will continue following the Closing of the Business Combination commencing in February 2022.

•
SBG proxy agreement.
On February 26, 2021, we entered into a proxy agreement with SBWW which will allow SBG and its affiliates to continue to voluntarily limit the combined voting power of SBG and SVFE to less than 49.90%. Pursuant to the proxy agreement, any shares of the Company’s stock representing shares owned by SBWW that, when taken together with the voting power of all other shares of the Company’s capital stock held by SBG and its affiliates (including SVFE) represent voting power of the Company in excess of 49.90%, will be voted in the same proportion as shares of the Company’s capital stock not owned by SBG or SVFE.

•	WeWork Partnerships Profits Interest Units amendments. In February 2021, in connection with the Settlement Agreement, the WeWork Partnerships Profits Interest Units held by Adam Neumann in the

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

WeWork Partnership became fully vested and were amended to have a catch-up
base amount of $0. The per unit distribution thresholds for the WeWork Partnerships Profits Interest Units interests were also amended to initially be $10.00 and may be subject to downward adjustment based on closing date pricing if a de-SPAC
or initial public offering were to occur. As a result of this modification, the Company recorded $102.0 million of restructuring and other related costs in its consolidated statement of operations for the three-months ended March 31, 2021.

In May 2021, WeWork entered into a loan agreement with a third party to raise up to $350.0 million of cash in exchange for letters of credit issued from the LC Facility (the “LC Debt Facility”). The third party will issue a series of discount notes to investors of varying short term
(1-6
month) maturities and make a matching discount loan to the Company. The Company will pay the 5.475% issuance fee on the letter of credit, the 0.125% fronting fee on the letter of credit and the interest on the discount note which will be set each note issuance. At maturity, the Company has the option, based on prevailing market conditions and liquidity needs, to roll the loan to a new maturity or pay off the loan at par.
In connection with the Merger Agreement, the Company agreed to not enter into loan facilities that utilize the 2020 LC Facility without consent from SBG. In May 2021, the Company entered into a letter agreement with SBG pursuant to which SBG consented to the LC Debt Facility and the Company agreed to certain restrictions that will apply to the LC Debt Facility, including that (i) until such time as no amounts remain undrawn by the Company under the $2.2 billion SoftBank Senior Unsecured Notes, amounts issued under the LC Debt Facility will not exceed $100.0 million, (ii) the Company will repay all amounts outstanding under the LC Debt Facility within 30 days after the closing of the Business Combination, (iii) on and after the closing of the Business Combination, the prior written consent of SBG will be required for the first draw under the LC Debt Facility that occurs after the Closing.
During 2021, WeWork continued execution of the Company’s operational restructuring program incurring approximately $300 million in non-routine
impairment charges for the three months ended March 31, 2021.
BowX Merger Agreement
On March 25, 2021, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, BowX Acquisition Corp. (“BowX”), and BowX Merger Subsidiary Corp., a Delaware corporation and a direct wholly owned subsidiary of BowX (“Merger Sub”).
The Merger Agreement provides that, among other things and upon the terms and subject to the conditions thereof, the following will occur (together with the other agreements and transactions contemplated by the Merger Agreement, the Business Combination):

•
at the closing of the transactions contemplated by the Merger Agreement (the Closing), upon the terms and subject to the conditions of the Merger Agreement and in accordance with the Delaware General Corporation Law, as amended (the “DGCL”), Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will be the surviving corporation and a wholly owned subsidiary of BowX (the “Merger”);

•
as promptly as practicable following the Closing, the Company will merge with and into BowX Merger Subsidiary II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of BowX (Merger Sub II and such transaction, the Second Merger), with Merger Sub II being the surviving entity of the Second Merger;

•	as a result of the Merger, among other things, all outstanding shares of capital stock of the Company (other than shares of Class C common stock of the Company, treasury shares, shares held by

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the DGCL and shares of Company stock subject to options, warrants and RSUs) will be cancelled in exchange for the right to receive a number of newly issued shares of Class A common stock, par value $0.0001 per share, of BowX (“BowX Common Stock”) determined using an exchange ratio (the “Exchange Ratio”) which is determined based on a pre-money
enterprise valuation of the Company of approximately $9 billion, a $10.00 price per share of BowX Common Stock and the fully diluted equity capitalization of the Company immediately prior to the Closing (which is subject to change between signing and Closing), as described below;

•
shares of Class C common stock of the Company will be cancelled in exchange for the right to receive a number of newly issued shares of Class C common stock, par value $0.0001 per share, of BowX (“Bow X Class C Common Stock”) determined using the Exchange Ratio;

•
outstanding options and warrants to purchase Company stock and RSUs will be converted into the right to receive options or warrants to purchase shares of BowX Common Stock or restricted stock units representing the right to receive shares of BowX Common Stock, as applicable, on the same terms and conditions that are in effect with respect to such options, warrants or RSUs on the day of Closing, subject to adjustments using the Exchange Ratio, as described below; and

•	BowX will immediately be renamed “WeWork Inc.” or such other name as agreed to by the Company and BowX prior to Closing.
The Merger Agreement is subject to the satisfaction or waiver of certain customary closing conditions, including, among others, (i) approval of the Business Combination and related agreements and transactions by the respective stockholders of the Company and BowX, (ii) effectiveness of the proxy statement / registration statement on Form
S-4
to be filed by BowX in connection with the Business Combination, (iii) expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) if a merger control filing is required by the Mexican Federal Economic Competition Commission (the “Comisión Federal de Competencia Económica, COFECE”), COFECE providing clearance of the transactions contemplated by the Merger Agreement, (v) receipt of approval for listing on The Nasdaq Stock Market or The New York Stock Exchange the shares of BowX Common Stock to be issued in connection with the Merger, (vi) that BowX have at least $5,000,001 of net tangible assets upon the Closing, (vii) the absence of any injunctions or laws prohibiting the Merger, (viii) the absence of a Company Material Adverse Effect (as defined in the Merger Agreement) on the Company and (ix) customary bringdown of the representations, warranties and covenants of the parties therein.
Another condition to the parties’ obligations to consummate the Merger is that as of the Closing the sum of (x) the amount of cash available in the trust account into which substantially all of the proceeds of BowX’s initial public offering and private placements of its securities have been deposited, after deducting the amount required to satisfy BowX’s obligations to its stockholders (if any) that exercise their rights to redeem all or a portion of their BowX Class A Common Stock pursuant to BowX’s certificate of incorporation and bylaws (but prior to payment of any deferred underwriting commissions being held in the trust account and any transaction expenses of BowX, the Company or their affiliates) plus (y) the amount of the PIPE Investment (as defined below) actually received by BowX prior to or substantially concurrently with the Closing, is equal to or greater than $800,000,000.
The Merger Agreement contains additional covenants, including, among others, providing for (i) the parties to use reasonable best efforts to conduct their respective businesses in the ordinary course through the Closing, (ii) the parties not to initiate any negotiations or enter into any agreements for certain alternative transactions,

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

(iii) the Company to prepare and deliver to BowX certain unaudited consolidated financial statements of the Company, (iv) BowX and the Company jointly to prepare, and BowX to file, a proxy statement / registration statement on Form
S-4
and take certain other actions to obtain the requisite approval of BowX stockholders of certain proposals regarding the Business Combination and (v) the parties to use reasonable best efforts to obtain necessary approvals from governmental agencies.
The Merger Agreement may be terminated at any time prior to the Closing (i) by mutual written consent of BowX and the Company, (ii) by the Company or BowX, if certain approvals of the shareholders of BowX are not obtained, (iii) by the Company, if there is an Acquiror Modification in Recommendation (as defined in the Merger Agreement), (iv) by BowX if there is a Company Modification in Recommendation (as defined in the Merger Agreement) (v) by BowX, if certain approvals of the stockholders of the Company are not obtained within certain time periods, or (vi) by either BowX or the Company in certain other circumstances set forth in the Merger Agreement, including (a) if any Governmental Authority (as defined in the Merger Agreement) shall have enacted, issued, promulgated, enforced or entered any final and nonappealable Governmental Order (as defined in the Merger Agreement) that has the effect of making consummation of the Merger illegal or otherwise preventing or prohibiting consummation of the Merger and (b) in the event of certain uncured breaches by the other party or if the Closing has not occurred on or before October 31, 2021, subject to extension by sixty (60) days in certain circumstances (the “Agreement End Date”).
Certain Related Agreements
Subscription Agreements
On March 25, 2021, concurrently with the execution of the Merger Agreement, BowX entered into subscription agreements (the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”), pursuant to, and on the terms and subject to the conditions of which, the PIPE Investors have collectively subscribed for 80,000,000 shares of BowX Common Stock for $10.00 per share, for an aggregate subscription price equal to $800,000,000, (the “PIPE Investment”). The PIPE Investment will be consummated substantially concurrently with the Closing.
The Subscription Agreements will terminate with no further force and effect upon the earliest to occur of: (i) such date and time as the Merger Agreement is terminated in accordance with its terms; (ii) the mutual written agreement of the parties to such Subscription Agreement; (iii) if any of the conditions to closing set forth in such Subscription Agreement are not satisfied on or prior to the Closing and, as a result thereof, the transactions contemplated by the Subscription Agreement fail to occur; and (iv) the Agreement End Date.
For two key anchor investors, each with an aggregate investment amount of $125,000,000 (collectively, the “Key Anchor Investors”), the obligation to close under the Subscription Agreements is further conditioned upon the total investment by the PIPE Investors equaling or exceeding $700,000,000, with such amount including (i) an investment of at least $125,000,000 in the aggregate from the other Key Anchor Investor and its affiliates and any investment funds controlled by their affiliates, (ii) an investment of at least $15,000,000 from investors identified, cultivated or referred by Bow Capital or otherwise associated with Bow Capital, and (iii) an investment of at least $10,000,000 in the aggregate from The Obsidian Master Fund and its affiliates and any investment funds controlled by its affiliates.
Sponsor Support Agreement
On March 25, 2021, the Company entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”), with BowX Sponsor, LLC (the “Sponsor”) and other persons party thereto (the “Sponsor Persons”), pursuant to

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

which the Sponsor and the Sponsor Persons agreed to, among other things, (i) cause to be forfeited 3,000,000 shares of Class B common stock, par value $0.0001 per share, of BowX held by the Sponsor and certain other persons and (ii) vote in favor of the Merger Agreement and the transactions contemplated thereby, in each case, subject to the terms and conditions contemplated by the Sponsor Support Agreement.
Stockholder Support Agreement
On March 25, 2021, the Company entered into Stockholder Support Agreements (the “Stockholder Support Agreements”), with BowX and certain stockholders of the Company (the “Key Stockholders”). Pursuant to the Stockholder Support Agreements, the Key Stockholders agreed to, among other things, execute and deliver a written consent adopting the Merger Agreement and related transactions and approving the Business Combination with respect to the outstanding shares of the Company common stock and preferred stock held by the Key Stockholders on the terms and subject to the conditions set forth therein. The shares of the Company that are subject to the Stockholder Support Agreements represent a majority of the outstanding voting power of the Company’s capital stock (voting as a single class and on an as converted basis) and a majority of outstanding senior preferred stock held by stockholders other than SBG and its affiliates sufficient to approve certain transactions contemplated by the Business Combination for purposes of certain Company charter provisions.
Transfer Restrictions and Registration Rights
The Merger Agreement contemplates that, at the Closing, BowX, the Company, the Sponsor, the Key Stockholders and certain of their respective affiliates will enter into an amended and restated registration rights Agreement (the Registration Rights Agreement), pursuant to which BowX will agree to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of BowX Common Stock and other equity securities of BowX that are held by the parties thereto from time to time. In certain circumstances, various parties in the Registration Rights Agreement can collectively demand up to nine underwritten offerings and will be entitled to piggyback registration rights, in each case subject to certain limitations set forth in the Registration Rights Agreement.
Additionally, in connection with the Business Combination, the Sponsor and certain of the Company’s officers, directors and stockholders entered into a lock-up
agreement (the
“Lock-Up
Agreement”) pursuant to which they agreed not to (i) sell or otherwise dispose of, or agree to sell or dispose of, directly or indirectly, any shares of BowX Common Stock held by such persons immediately after the Closing or any shares of BowX Common Stock issuable upon the exercise of options, warrants or other convertible securities to purchase shares of BowX Common Stock held by such persons immediately after the Closing
(“Lock-Up
Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such
Lock-Up
Shares, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (each such action, a “Transfer”), for one year or nine months, as the case may be, after the Closing (the
“Lock-Up
Period”).
The foregoing description of the Merger Agreement, Subscription Agreements, Sponsor Support Agreement, Stockholder Support Agreement, Registration Rights Agreement and
Lock-Up
Agreement, and the transactions contemplated thereby is not complete and is supplemented by the
8-K/A
(as defined below).
Credit Support Letter (LC)
On March 25, 2021, WeWork Companies LLC, SBG and BowX entered into a letter agreement (the “Credit Support Letter”) pursuant to which SBG has committed to consent to an extension of the termination date of the Credit Agreement from February 10, 2023 to no later than February 10, 2024 (the “LC Facility Termination

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Extension”), subject to the terms and conditions set forth therein. Any LC Facility Termination Extension will require the requisite consent of the lenders thereunder.
Credit Support Letter (SSN)
On March 25, 2021, the Company and an affiliate of SBG entered into a letter agreement pursuant to which the Company and an affiliate of SBG have agreed to amend and restate the terms of the Master Senior Secured Notes Note Purchase Agreement that governs the SoftBank Senior Secured Notes (as amended and restated, the “A&R Senior Secured Note Purchase Agreement”) on the earlier of (i) the Closing and (ii) August 12, 2021. The A&R Senior Secured Note Purchase Agreement will allow the Company to borrow up to an aggregate principal amount of $550.0 million of senior secured debt in the form of new 7.5% senior secured notes (the “A&R Senior Secured Notes”). It is a condition to the execution of the A&R Senior Secured Note Purchase Agreement that any outstanding SoftBank Senior Secured Notes be redeemed, repurchased or otherwise repaid and canceled at a price of 101% of the principal amount thereof plus accrued and unpaid interest. The A&R Senior Secured Note Purchase Agreement will allow the Company to borrow once every 30 days with minimum draws of $50.0 million. The A&R Senior Secured Notes will mature no later than February 12, 2023 or, if earlier, 18 months from the Closing.
Warrants
Concurrently with and contingent upon the Closing, BowX will issue to SBWW or its designees the First Warrant to purchase a number of shares of BowX Common Stock (rounded to the nearest whole share) equal to 47,366,404 multiplied by the Exchange Ratio, subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent). The First Warrant will expire on the tenth anniversary of the Closing.
Although the First Warrant will be issued by BowX, solely for purposes of calculating the Exchange Ratio used in the Business Combination, the First Warrant is treated in the same manner as a hypothetical outstanding warrant to purchase 47,366,404 shares of WeWork Class A Common Stock at an exercise price of $0.01 per share.
Additionally, concurrently with and contingent upon the LC Facility Termination Extension, BowX will issue to SBG or its designees one or more warrants (collectively, the “LC Warrant”) to purchase a number of shares of BowX Common Stock (rounded to the nearest whole share) equal to 14,431,991 multiplied by the Exchange Ratio, subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent). The LC Warrant would expire on the tenth (10th) anniversary of the date of issuance.
We Company Partnership
Under the partnership agreement for the We Company Partnership, vested WeWork Partnerships Profits Interest Units (“PIUs”) can, at the election of the holder of the PIUs, be (a) converted into WeWork Partnerships Class B Common Units, or (b) exchanged (along with the corresponding shares of WeWork Class C Common Stock) for (at WeWork’s election) shares of WeWork Class B Common Stock or cash of equivalent value, assuming that the value of a share of WeWork Class B Common Stock exceeds the per-unit
distribution threshold for these PIUs (which generally represents the liquidation value of a share of WeWork Class B Common Stock on the date such PIUs were granted). The exchange value takes into account, among other things, the value of the shares of WeWork Class B Common Stockand the catch-up
base amount of the PIUs being exchanged. A
catch-up
base amount is similar to an option exercise price and represents, for each PIU exchanged, the value of a share of common stock that the holder of PIUs will not receive upon exchange. A higher value and a lower catch-up
base amount each generally results in more shares of WeWork Class B Common Stock being issued to the exchanging holder (except the number of shares of class B common stock issuable upon exchange of each PIU can never be greater than one).

WEWORK INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2020

Under the Company’s amended and restated certificate of incorporation, following the threshold automatic conversion on February 26, 2021, any newly-issued shares of class B common stock exchanged from vested PIUs will, immediately after such issuance, automatically convert into shares of class A common stock.
In connection with the Business Combination, the partnership agreement for the We Company Partnership will be amended at the Closing to implement mechanical changes to reflect the conversion of shares of capital stock of the Company to shares of BowX Common Stock (including the conversion of shares of class C common stock into shares of Class C Common stock of BowX). Specifically, the number of outstanding partnership interests (including all PIUs) will be adjusted to equal the number of shares of the corresponding class of common stock of BowX (which, in the case of the PIUs, is the Class C Common stock of BowX), taking into account the Exchange Ratio in the Merger. The distribution threshold and catch-up
base amount for the PIUs will also be equitably adjusted to maintain the pre-Business
Combination economics of the PIUs. The distribution threshold for Adam Neumann’s PIUs may be subject to downward adjustment based on closing date pricing of the Business Combination. Following the Business Combination, vested PIUs can, at the election of the holder of the PIUs, be (a) converted into WeWork Partnerships Class A Common Units, or (b) exchanged (along with the corresponding shares of BowX Class C Common Stock) for (at BowX’s election) shares of BowX Class A Common Stock or cash of an equivalent value.
******

WEWORK INC.
SUPPLEMENTARY INFORMATION
CONSOLIDATING FINANCIAL STATEMENTS
DECEMBER 31, 2020
As a result of various legal reorganization transactions undertaken in July 2019 as discussed in Note 1 to the consolidated financial statements, The We Company became the holding company of our business, and the then-stockholders of WeWork Companies Inc. (our predecessor for financial reporting purposes) became the stockholders of The We Company. Effective on October 14, 2020, The We Company changed its legal name to WeWork Inc. WeWork Inc. holds an indirect general partner interest and indirect limited partner interests in The We Company Management Holdings L.P. (the “WeWork Partnership”). The WeWork Partnership owns 100% of the equity in WeWork Companies LLC. WeWork Inc., through the WeWork Partnership and WeWork Companies LLC, holds all the assets held by WeWork Companies Inc. prior to the legal entity reorganization and is subject to all the liabilities to which WeWork Companies Inc. was subject prior to the legal entity reorganization. Subsequent to the July 2019 legal entity reorganization, WeWork Companies LLC is the borrower under the Company’s credit facilities and the obligor on its Senior Notes, each of which is also guaranteed by WeWork Inc.
The following consolidating financial statements present the results of operations, financial position and cash flows of (i) WeWork Companies LLC and its consolidated subsidiaries, (ii) WeWork Inc. as a standalone legal entity, (iii) “Other Subsidiaries”, other than WeWork Companies LLC and its consolidated subsidiaries, which are direct or indirect owners of WeWork Companies LLC, including but not limited to The WeWork Partnership, presented on a combined basis and (iv) the eliminations necessary to arrive at the information for WeWork Inc. on a consolidated basis.
The legal entity reorganization was accounted for as a transfer among entities under common control and the assets and liabilities transferred are recorded based on historical cost and the consolidating financial statements including periods prior to the reorganization are presented as if the transfer occurred at the beginning of the periods presented. Investments in consolidated subsidiaries are presented under the equity method of accounting.
WeWork Inc. and the Other Subsidiaries are holding companies that conduct substantially all of their business operations through WeWork Companies LLC. As of December 31, 2020, based on the covenants and other restrictions of the credit agreement and the Senior Notes, WeWork Companies LLC is restricted in its ability to transfer funds by loans, advances or dividends to WeWork Inc. and as a result all of the net assets of WeWork Companies LLC are considered restricted net assets of WeWork Inc.

CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2020

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	WeWork Inc. (Standalone)	Other Subsidiaries (Combined)	Eliminations	WeWork Inc. Consolidated
Assets
Current assets:
Cash and cash equivalents	$800,531	$4	$—	$—	$800,535
Accounts receivable and accrued revenue, net	176,521	—	—	—	176,521
Other current assets	349,672	—	2,500	—	352,172

Total current assets	1,326,724	4	2,500	—	1,329,228
Investments in and advances to/(from) consolidated subsidiaries	(28,632)	436,385	405,255	(813,008)	—
Property and equipment, net	6,859,163	—	—	—	6,859,163
Lease right-of-use assets, net	15,107,880	—	—	—	15,107,880
Restricted cash	53,618	—	—	—	53,618
Equity method and other investments	214,940	—	—	—	214,940
Goodwill	679,351	—	—	—	679,351
Intangible assets, net	49,896	—	—	—	49,896
Other assets	1,062,258	—	—	—	1,062,258

Total assets	$25,325,198	$436,389	$407,755	$(813,008)	$25,356,334

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$698,241	$25,168	$2	$—	$723,411
Members’ service retainers	358,566	—	—	—	358,566
Deferred revenue	176,004	—	—	—	176,004
Current lease obligations	847,531	—	—	—	847,531
Other current liabilities	83,755	—	—	—	83,755

Total current liabilities	2,164,097	25,168	2	—	2,189,267
Long-term lease obligations	20,263,606	—	—	—	20,263,606
Unsecured related party debt	1,200,000	—	—	—	1,200,000
Convertible related party liabilities, net	—	418,908	—	—	418,908
Long-term debt, net	688,356	—	—	—	688,356
Other liabilities	221,780	—	—	—	221,780

Total liabilities	24,537,839	444,076	2	—	24,981,917
Convertible preferred stock	—	7,666,098	—	—	7,666,098
Redeemable noncontrolling interests	380,242	—	—	—	380,242
Equity
Total WeWork Inc. shareholders’ equity (deficit)	405,255	(7,673,785)	407,753	(813,008)	(7,673,785)
Noncontrolling interests	1,862	—	—	—	1,862

Total equity (deficit)	407,117	(7,673,785)	407,753	(813,008)	(7,671,923)

Total liabilities and equity	$25,325,198	$436,389	$407,755	$(813,008)	$25,356,334

CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2019

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	WeWork Inc. (Standalone)	Other Subsidiaries (Combined)	Eliminations	WeWork Inc. Consolidated
Assets
Current assets:
Cash and cash equivalents	$1,340,139	$1	$—	$—	$1,340,140
Accounts receivable and accrued revenue	230,239	—	—	—	230,239
Lease incentives receivable	—	—	—	—	—
Due from related parties	—	—	—	—	—
Assets held for sale	134,958	—	—	—	134,958
Other current assets	422,938	—	—	—	422,938

Total current assets	2,128,274	1	—	—	2,128,275
Investments in and advances to/(from) consolidated subsidiaries	(89,515)	4,141,631	4,052,116	(8,104,232)	—
Property and equipment, net	8,399,541	—	—	—	8,399,541
Lease right-of-use assets, net	17,496,004	—	—	—	17,496,004
Restricted cash	856,255	—	—	—	856,255
Deferred lease acquisition costs, net	—	—	—	—	—
Equity method and other investments	203,719	—	—	—	203,719
Goodwill	698,416	—	—	—	698,416
Intangible assets, net	79,865	—	—	—	79,865
Other assets	1,286,180	(441)	—	—	1,285,739

Total assets	$31,058,739	$4,141,191	$4,052,116	$(8,104,232)	$31,147,814

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$1,281,677	$90,000	$—	$—	$1,371,677
Members’ service retainers	605,574	—	—	—	605,574
Deferred revenue	180,390	—	—	—	180,390
Current lease obligations	685,629	—	—	—	685,629
Liabilities held for sale	25,442	—	—	—	25,442
Other current liabilities	95,411	123,409	—	—	218,820

Total current liabilities	2,874,123	213,409	—	—	3,087,532
Long-term lease obligations	21,251,163	—	—	—	21,251,163
Convertible related party liabilities, net	—	2,151,075	—	—	2,151,075
Long-term debt, net	1,389,431	—	—	—	1,389,431
Other liabilities	137,641	—	—	—	137,641

Total liabilities	25,652,358	2,364,484	—	—	28,016,842
Convertible preferred stock	—	6,473,604	—	—	6,473,604
Redeemable noncontrolling interests	1,032,080	—	—	—	1,032,080
Equity
Total WeWork Inc. shareholders’ equity (deficit)	4,052,116	(4,696,897)	4,052,116	(8,104,232)	(4,696,897)
Noncontrolling interests	322,185	—	—	—	322,185

Total equity (deficit)	4,374,301	(4,696,897)	4,052,116	(8,104,232)	(4,374,712)

Total liabilities and equity	$31,058,739	$4,141,191	$4,052,116	$(8,104,232)	$31,147,814

CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED
DECEMBER 31, 2020

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	WeWork Inc. (Standalone)	Other Subsidiaries (Combined)	Eliminations	WeWork Inc. Consolidated
Revenue	$3,415,865	$—	$—	$—	$3,415,865

Expenses:
Location operating expenses	3,542,918	—	—	—	3,542,918
Pre-opening location expenses	273,049	—	—	—	273,049
Selling, general and administrative expenses	1,604,311	330	28	—	1,604,669
Restructuring and other related costs	206,703	—	—	—	206,703
Impairment/(gain on sale) of goodwill, intangibles and other assets	1,409,234	—	(53,313)	—	1,355,921
Depreciation and amortization	779,368	—	—	—	779,368

Total expenses	7,815,583	330	(53,285)	—	7,762,628

Loss from operations	(4,399,718)	(330)	53,285	—	(4,346,763)
Interest and other income (expense), net:
Equity income (loss) from consolidated subsidiaries	—	(3,949,108)	(4,002,393)	7,951,501	—
Income (loss) from equity method and other investments	(44,788)	—	—	—	(44,788)
Interest expense	(331,217)	—	—	—	(331,217)
Interest income	16,910	—	—	—	16,910
Foreign currency gain (loss)	149,204	(8)	—	—	149,196
Gain from change in fair value of related party financial instruments	—	819,647	—	—	819,647
Loss on extinguishment of debt	(77,336)	—	—	—	(77,336)

Total interest and other income (expense), net	(287,227)	(3,129,469)	(4,002,393)	7,951,501	532,412

Pre-tax loss	(4,686,945)	(3,129,799)	(3,949,108)	7,951,501	(3,814,351)
Income tax benefit (provision)	(19,947)	441	—	—	(19,506)

Net loss	(4,706,892)	(3,129,358)	(3,949,108)	7,951,501	(3,833,857)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	675,631	—	—	—	675,631
Noncontrolling interest — equity	28,868	—	—	—	28,868

Net loss attributable to WeWork Inc.	$(4,002,393)	$(3,129,358)	$(3,949,108)	$7,951,501	$(3,129,358)

CONSOLIDATING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED
DECEMBER 31, 2019

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	WeWork Inc. (Standalone)	Other Subsidiaries (Combined)	Eliminations	WeWork Inc. Consolidated
Revenue	$3,458,592	$—	$—	$—	$3,458,592

Expenses:
Location operating expenses	2,758,318	—	—	—	2,758,318
Pre-opening location expenses	571,968	—	—	—	571,968
Selling, general and administrative expense	2,793,178	485			2,793,663
Restructuring and other related costs	329,221		—	—	329,221
Impairment/(gain on sale) of goodwill, intangibles and other assets	335,006	—	—	—	335,006
Depreciation and amortization	589,914	—	—	—	589,914

Total expenses	7,377,605	485	—	—	7,378,090

Loss from operations	(3,919,013)	(485)	—	—	(3,919,498)
Interest and other income (expense), net:
Equity income (loss) from consolidated subsidiaries	—	(3,046,346)	(3,046,346)	6,092,692	—
Income (loss) from equity method and other investments	(32,206)	—	—	—	(32,206)
Interest expense	(99,587)	—	—	—	(99,587)
Interest income	53,244	—	—	—	53,244
Foreign currency gain (loss)	29,652	—	—	—	29,652
Gain (loss) from change in fair value of related party financial instruments	456,611	(217,466)	—	—	239,145

Total interest and other income (expense), net	407,714	(3,263,812)	(3,046,346)	6,092,692	190,248

Pre-tax loss	(3,511,299)	(3,264,297)	(3,046,346)	6,092,692	(3,729,250)
Income tax benefit (provision)	(45,196)	(441)	—	—	(45,637)

Net loss	(3,556,495)	(3,264,738)	(3,046,346)	6,092,692	(3,774,887)
Net loss attributable to noncontrolling interests:
Redeemable noncontrolling interests — mezzanine	493,047	—	—	—	493,047
Noncontrolling interest — equity	17,102	—	—	—	17,102

Net loss attributable to WeWork Inc.	$(3,046,346)	$(3,264,738)	$(3,046,346)	$6,092,692	$(3,264,738)

CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED
DECEMBER 31, 2020

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	WeWork Inc. (Standalone)	Other Subsidiaries (Combined)	Eliminations	WeWork Inc. Consolidated
Cash Flows from Operating Activities:
Net loss	(4,706,892)	$(3,129,358)	$(3,949,108)	$7,951,501	$(3,833,857)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	779,368	—	—	—	779,368
Impairment of property and equipment	3,066	—	—	—	3,066
Impairment/(gain on sale) of goodwill, intangibles and other assets	1,409,234	—	(53,313)	—	1,355,921
Loss on extinguishment of debt	77,336	—	—		77,336
Stock-based compensation expense	62,776	—	—	—	62,776
Cash paid to settle employee stock awards	(3,141)	—	—	—	(3,141)
Issuance of stock for services rendered	7,893	—	—	—	7,893
Non-cash interest expense	172,112	—	—	—	172,112
Provision for allowance for doubtful accounts	67,482	—	—	—	67,482
Equity income (loss) from consolidated subsidiaries	—	3,949,108	4,002,393	(7,951,501)	—
(Income) loss from equity method and other investments	44,788	—	—	—	44,788
Distribution of income from equity method and other investments	4,191				4,191
Foreign currency (gain) loss	(149,204)	8	—	—	(149,196)
Change in fair value of financial instruments	—	(819,647)	—		(819,647)
Contingent consideration fair market value adjustment	(122)	—	—	—	(122)
Changes in operating assets and liabilities:
Operating lease right-of-use assets	1,024,709	—	—	—	1,024,709
Current and long-term lease obligations	502,025	—	—	—	502,025
Accounts receivable and accrued revenue	(32,749)	—	—	—	(32,749)
Other assets	(28,148)	—	—	—	(28,148)
Accounts payable and accrued expenses	(99,360)	(64,832)	2	—	(164,190)
Deferred revenue	32,803	—	—	—	32,803
Other liabilities	39,731	—	—	—	39,731
Deferred income taxes	282	(441)	—	—	(159)
Advances to/from consolidated subsidiaries	(65,191)	65,165	26	—	—

Net cash provided by (used in) operating activities	(857,011)	3	—	—	(857,008)

CONSOLIDATING STATEMENT OF CASH FLOWS(continued)
FOR THE YEAR ENDED
DECEMBER 31, 2020

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	WeWork Inc. (Standalone)	Other Subsidiaries (Combined)	Eliminations	WeWork Inc. Consolidated
Cash Flows from Investing Activities:
Purchases of property and equipment	(1,441,232)	—	—	—	(1,441,232)
Capitalized software	(22,614)	—	—	—	(22,614)
Sale of software license	—	—	—	—	—
Change in security deposits with landlords	526	—	—	—	526
Proceeds from asset divestitures and sale of investments, net of cash divested	1,047,321	—	125,539	—	1,172,860
Sale/distribution of acquisitions among consolidated subsidiaries	125,539	—	(125,539)	—	—
Contributions to investments	(99,146)	—	—	—	(99,146)
Deconsolidation of cash of ChinaCo, net of cash received	(54,481)				(54,481)

Net cash provided by (used in) investing activities	(444,087)	—	—	—	(444,087)

Cash Flows from Financing Activities:
Principal payments for property and equipment acquired under finance leases	(4,021)	—	—	—	(4,021)
Proceeds from issuance of debt	34,309	—	—	—	34,309
Proceeds from unsecured related party debt	1,200,000	—	—	—	1,200,000
Repayments of debt	(813,140)	—	—	—	(813,140)
Debt and equity issuance costs	(12,039)	—	—	—	(12,039)
Proceeds from exercise of stock options and warrants	212	—	—	—	212
Proceeds from issuance of noncontrolling interests	100,628	—	—	—	100,628
Distributions to noncontrolling interests	(319,860)	—	—	—	(319,860)
Payments for contingent consideration and holdback of acquisition proceeds	(39,701)	—	—	—	(39,701)
Proceeds relating to contingent consideration and holdbacks of disposition proceeds	613				613
Additions to members’ service retainers	382,184	—	—	—	382,184
Refunds of members’ service retainers	(575,999)	—	—	—	(575,999)

Net cash provided by (used in) financing activities	(46,814)	—	—	—	(46,814)
Effects of exchange rate changes on cash, cash equivalents and restricted cash	1,374	—	—	—	1,374

Net increase (decrease) in cash, cash equivalents and restricted cash	(1,346,538)	3	—	—	(1,346,535)
Cash, cash equivalents and restricted cash — Beginning of period	2,200,687	1	—	—	2,200,688

Cash, cash equivalents and restricted cash — End of period	$854,149	$4	$—	$—	$854,153

CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED
DECEMBER 31, 2019

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	WeWork Inc. (Standalone)	Other Subsidiaries (Combined)	Eliminations	WeWork Inc. Consolidated
Cash Flows from Operating Activities:
Net loss	$(3,556,495)	$(3,264,738)	$(3,046,346)	$6,092,692	$(3,774,887)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	589,914	—	—	—	589,914
Impairment of property and equipment	63,128	—	—	—	63,128
Impairment/(gain on sale) of goodwill, intangibles and other assets	335,006	—	—	—	335,006
Non-cash transaction with principal shareholder	185,000	—	—	—	185,000
Stock-based compensation expense	358,969	—	—	—	358,969
Issuance of common stock for services rendered	20,367	—	—	—	20,367
Noncash interest expense	14,917	—	—	—	14,917
Provision for allowance for doubtful accounts	22,221	—	—	—	22,221
Equity income (loss) from consolidated subsidiaries	—	3,046,346	3,046,346	(6,092,692)	—
(Income) loss from equity method and other investments	32,206	—	—	—	32,206
Foreign currency (gain) loss	(30,915)	—	—	—	(30,915)
Change in fair value of financial instruments	(456,611)	217,466	—		(239,145)
Contingent consideration fair market value adjustment	(60,667)	—	—	—	(60,667)
Changes in operating assets and liabilities:
Operating lease right-of-use assets	(5,850,744)	—	—	—	(5,850,744)
Current and long-term lease obligations	7,672,358	—	—	—	7,672,358
Accounts receivable and accrued revenue	(175,262)	—	—	—	(175,262)
Other assets	(126,870)		—	—	(126,870)
Accounts payable and accrued expenses	300,609	90,000	—	—	390,609
Deferred revenue	90,445	—	—	—	90,445
Other liabilities	(84,569)	123,409	—	—	38,840
Deferred income taxes	(4,175)	441	—	—	(3,734)
Advances to/from consolidated subsidiaries	212,923	(212,923)	—	—	—

Net cash used in operating activities	(448,245)	1	—	—	(448,244)

Cash Flows from Investing Activities:
Purchases of property and equipment	(3,488,086)	—	—	—	(3,488,086)
Capitalized software	(40,735)	—	—	—	(40,735)
Change in security deposits with landlords	(140,071)	—	—	—	(140,071)
Proceeds from asset divestitures and sale of investments	16,599	—	—	—	16,599
Contributions to investments	(80,674)	—	—	—	(80,674)
Loans to employees and related parties	(5,580)	—	—	—	(5,580)
Cash used for acquisitions, net of cash acquired	(992,980)	(43,993)	—	—	(1,036,973)
Sale of acquisitions to consolidated subsidiaries	(43,993)	43,993	—	—	—

Net cash used in investing activities	(4,775,520)	—	—	—	(4,775,520)

CONSOLIDATING STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED
DECEMBER 31, 2019

(Amounts in thousands)	WeWork Companies LLC & Subsidiaries (Consolidated)	WeWork Inc. (Standalone)	Other Subsidiaries (Combined)	Eliminations	WeWork Inc. Consolidated
Cash Flows from Financing Activities:
Principal payments for property and equipment acquired under finance leases	(3,590)	—	—	—	(3,590)
Proceeds from issuance of debt	662,395	—	—	—	662,395
Proceeds from issuance of convertible related party liabilities	2,500,000	1,500,000	—	—	4,000,000
Advances to/from consolidated subsidiaries	1,500,000	(1,500,000)	—	—	—
Repayments of debt	(3,088)	—	—	—	(3,088)
Bond repurchase	(32,352)	—	—	—	(32,352)
Debt and equity issuance costs	(71,075)	—	—	—	(71,075)
Proceeds from exercise of stock options and warrants	38,823	—	—	—	38,823
Proceeds from issuance of noncontrolling interests	538,934	—	—	—	538,934
Distributions to noncontrolling interests	(40,000)	—	—	—	(40,000)
Payments for contingent consideration and holdback of acquisition proceeds	(38,280)	—	—	—	(38,280)
Additions to members’ service retainers	703,265	—	—	—	703,265
Refunds of members’ service retainers	(497,761)	—	—	—	(497,761)

Net cash provided by financing activities	5,257,271	—	—	—	5,257,271
Effects of exchange rate changes on cash, cash equivalents and restricted cash	3,239	—	—	—	3,239

Net increase (decrease) in cash, cash equivalents and restricted cash	36,745	1	—	—	36,746
Cash, cash equivalents and restricted cash — Beginning of period	2,163,942	—	—	—	2,163,942

Cash, cash equivalents and restricted cash — End of period	$2,200,687	$1	$—	$—	$2,200,688

PART I. FINANCIAL INFORMATION
Item 1. Financial Statements
BOWX ACQUISITION CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
Assets:
Current assets:
Cash	$506,334	$921,049
Prepaid expenses	322,498	372,412

Total current assets	828,832	1,293,461
Investments held in Trust Account	483,071,704	483,227,051

Total assets	$483,900,536	$484,520,512

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$65,468	$315
Accrued expenses	3,608,438	76,695
Accrued income tax	—	12,010
Franchise tax payable	47,709	122,242

Total current liabilities	3,721,615	211,262
Deferred underwriting commissions in connection with the initial public offering	16,905,000	16,905,000
Warrant liabilities	25,962,932	13,292,400

Total liabilities	46,589,547	30,408,662
Commitments and Contingencies (Note 5)
Class A common stock, $0.0001 par value; 87,500,000 shares authorized; 43,231,098 and 44,911,184 shares subject to possible redemption at $10.00 per share as of June 30, 2021 and December 31, 2020, respectively	432,310,980	449,111,840

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding as of June 30, 2021 and December 31, 2020	—	—
Class A common stock, $0.0001 par value; 87,500,000 shares authorized; 5,068,902 and 3,388,816 shares issued and outstanding (excluding 43,231,098 and 44,911,184 shares subject to possible redemption) as of June 30, 2021 and December 31, 2020, respectively	507	339

Class B common stock, $0.0001 par value; 12,500,000 shares authorized; 12,075,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020	1,208	1,208
Additional paid-in capital	26,609,471	9,808,779
Accumulated deficit	(21,611,177)	(4,810,316)

Total stockholders’ equity	5,000,009	5,000,010

Total Liabilities and Stockholders’ Equity	$483,900,536	$484,520,512

The accompanying notes are an integral part of these condensed consolidated financial statements.

BOWX ACQUISITION CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2021	For the Period from May 19, 2020 (inception) through June 30, 2020
Operating expenses
General and administrative expenses	$1,818,150	$4,090,515	$401
Franchise tax expense	49,863	99,178	23,064

Total operating expenses	(1,868,013)	(4,189,693)	(23,465)
Change in fair value of warrant liabilities	(9,327,999)	(12,670,532)	—
Net gain from investments held in Trust Account	12,297	59,364	—

Net loss	$(11,183,715)	$(16,800,861)	$(23,465)

Weighted average shares outstanding of Class A common stock, basic and diluted	48,300,000	48,300,000	—

Basic and diluted net income per share, Class A common stock	$—	$—	$—

Weighted average shares outstanding of Class B common stock, basic and diluted	12,075,000	12,075,000	10,500,000

Basic and diluted net loss per share, Class B common stock	$(0.93)	$(1.39)	$(0.00)

The accompanying notes are an integral part of this unaudited condensed consolidated financial statements.

BOWX ACQUISITION CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Three and Six Months Ended June 30, 2021

	Common Stock						Total Stockholders’ Equity
	Class A		Class B		Additional Paid-In Capital	Accumulated Deficit
	Shares	Amount	Shares	Amount
Balance - December 31, 2020	3,388,816	$339	12,075,000	$1,208	$9,808,779	$(4,810,316)	$5,000,010
Common stock subject to possible redemption	561,714	56	—	—	5,617,084	—	5,617,140
Net loss	—	—	—	—	—	(5,617,146)	(5,617,146)

Balance - March 31, 2021 (Unaudited)	3,950,530	395	12,075,000	1,208	15,425,863	(10,427,462)	5,000,004
Common stock subject to possible redemption	1,118,372	112	—	—	11,183,608	—	11,183,720
Net loss	—	—	—	—	—	(11,183,715)	(11,183,715)

Balance - June 30, 2021 (Unaudited)	5,068,902	$507	12,075,000	$1,208	$26,609,471	$(21,611,177)	$5,000,009

For the Period from May 19, 2020 (Inception) through June 30, 2020

	Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares (1)	Amount
Balance - May 19, 2020 (inception)	—	$—	$—	$—	$—
Issuance of Class B common stock to initial stockholders	12,075,000	1,208	23,792	—	25,000
Net loss	—	—	—	(23,465)	(23,465)

Balance - June 30, 2020 (unaudited)	12,075,000	$1,208	$23,792	$(23,465)	$1,535

(1)
This number included up to 1,575,000 shares of Class B common stock subject to forfeiture if the over-allotment option was not exercised in full or in party by the underwriter. On August 13, 2020, the underwriter fully exercised the over-allotment option; thus, these shares were no longer subject to forfeiture.

The accompanying notes are an integral part of this unaudit
e
d condensed consolidated financial statements.

BOWX ACQUISITION CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30, 2021	For the Period from May 19, 2020 (Inception) through June 30, 2020
Cash Flows from Operating Activities:
Net loss	$(16,800,861)	$(23,465)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by related party	—	381
Change in fair value of warrant liabilities	12,670,532	—
Net gain from investments held in Trust Account	(59,364)	—
Changes in operating assets and liabilities:
Prepaid expenses	49,914	—
Accounts payable	65,153	20
Accrued expenses	3,531,743	—
Accrued income tax	(12,010)	—
Franchise tax payable	(74,533)	23,064

Net cash used in operating activities	(629,426)	—

Cash Flows from Investing Activities
Interest released from Trust Account	214,711	—

Net cash provided by investing activities	214,711	—

Net decrease in cash	(414,715)	—
Cash - beginning of the period	921,049	—

Cash - end of the period	$506,334	$—

Supplemental Cash Flow Information
Cash paid for income taxes	$21,000	$—

Supplemental disclosure of noncash activities:
Offering costs paid by related party in exchange for issuance of Class B common stock	$—	$25,000

Offering costs included in accrued expenses	$—	$138,600

Offering costs included in note payable	$—	$109,325

Change in value of Class A common stock subject to possible redemption	$(16,800,860)	$—

The accompanying notes are an integral part of this unaudited condensed consolidated financial statements.

BOWX ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1—Description of Organization and Business Operations
Organization and General
BowX Acquisition Corp. (the “Company”) was incorporated as a Delaware corporation on May 19, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination (“Business Combination”) with one or more operating businesses or entities that it has not yet selected. The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company has neither engaged in any operations nor generated revenue to date. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”).
As of June 30, 2021, the Company had not commenced any operations. All activity for the period from May 19, 2020 (inception) through June 30, 2021 had been related to the Company’s formation and the initial public offering (“Initial Public Offering”) described below, and since the offering, the search for a prospective Business Combination. The Company will not generate any operating revenue until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating
income in the form of interest income on investments held in the Trust Account (as defined below).
Sponsor and Financing
The Company’s sponsor is BowX Sponsor, LLC, a Delaware limited liability company of which Vivek Ranadivé, the Company’s Chairman of the Board and
Co-Chief
Executive Officer, and Murray Rode, the Company’s
Co-Chief
Executive Officer and Chief Financial Officer, are the managing members (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective on August 4, 2020. On August 7, 2020, the Company consummated its Initial Public Offering of 42,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $420.0 million, and incurring offering costs of approximately $23.6 million, inclusive of $14.7 million in deferred underwriting commissions (Note 5). On August 10, 2020, the underwriter exercised the over-allotment option to purchase an additional of 6,300,000 Units at the Initial Public Offering price at $10.00 per Unit and the Company consummated the sale of such Units on August 13, 2020, generating additional gross proceeds of $63.0 million, and incurring additional offering costs of approximately $3.5 million, inclusive of approximately $2.2 million in deferred underwriting commissions.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 6,933,333 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to certain of the Company’s initial stockholders and certain funds and accounts managed by subsidiaries of BlackRock, Inc (the “Private Placement Warrants Purchasers”), generating gross proceeds of $10.4 million (Note 4), and incurring offering costs of approximately $8,000. In connection with the consummation of the sale of additional Units pursuant to the underwriter’s over-allotment option on August 13, 2020, the Company sold an additional 840,000 Private Placement Warrants to the Private Placement Warrants Purchasers, generating additional gross proceeds of approximately $1.3 million.
Trust Account
Upon the closing of the Initial Public Offering and the Private Placement (including the exercise of the over-allotment option), $483.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and Private Placement Warrants in the Private Placement were placed in a trust account (“Trust

BOWX ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and held as cash or invested only in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in money market funds meeting certain conditions under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
Pursuant to stock exchange listing rules, the Company must complete an initial Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest earned on the funds that may be released to the Company to pay taxes, none of the funds held in Trust Account will be released until the earliest of: (i) the completion of the Business Combination; (ii) the redemption of any of Public Shares to its holders (the “Public Stockholders”) properly tendered in connection with a stockholder vote to amend certain provisions of the Company’s amended and restated certificate of incorporation prior to an initial Business Combination and (iii) the redemption of 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below).
Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward completing a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully complete a Business Combination.
In connection with the proposed transaction with WeWork described below, the Company will seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which Public Stockholders may seek to redeem their Public Shares, regardless of whether they vote for or against the Business Combination or do not vote at all, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes. The Company will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of the Company’s initial Business Combination. In such case, the Company would not proceed with the redemption of its Public Shares and the related Business Combination, and instead may search for an alternate Business Combination.
A stockholder will have the right to redeem such holder’s Public Shares for an amount in cash equal to such holder’s pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes. As a result, such common stock has been recorded at redemption amount

BOWX ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

and classified as temporary equity, in accordance with the Financial Accounting Standard Board (“FASB”), Accounting Standard Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account was initially $10.00 per Public Share.
The Company has 24 months from the closing of the Initial Public Offering, or August 7, 2022, to complete its initial Business Combination (the “Combination Period”). If the Company does not complete a Business Combination within this period of time (and stockholders do not approve an amendment to the amended and restated certificate of incorporation to extend this date), it will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable
in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Company’s Sponsor and the other holders of the Founder Shares (as defined below), excluding funds and accounts managed by subsidiaries of BlackRock, Inc
.
(the “initial stockholders”), have entered into agreements with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their Founder Shares in the event the Company does not complete a Business Combination within the required time period; provided, however, if the initial stockholders or any of the Company’s officers, directors or affiliates acquire Public Shares in or after the Initial Public Offering, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period. In the event of such distribution, it is possible that the per share value in the Trust Account will be less than the price per Unit sold in the Initial Public Offering.
Proposed Business Combination
On March 25, 2021, the Company, BowX Merger Subsidiary Corp., a Delaware corporation (“Merger Sub”) and a direct, wholly owned subsidiary of the Company, and WeWork Inc., a Delaware corporation (“WeWork”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other transactions, on the terms and conditions set forth therein, Merger Sub is to merge with and into WeWork (the “First Merger”), with WeWork surviving the First Merger as a wholly owned subsidiary of the Company (WeWork, in its capacity as the surviving corporation of the First Merger, is sometimes referred to as the “Surviving Corporation”); and as promptly as practicable and as part of the same overall transaction as the First Merger, such Surviving Corporation will be merged with and into BowX Merger Subsidiary II, LLC, a Delaware limited liability company (“Merger Sub II”) and a direct wholly owned subsidiary of the Company (the “Second Merger” and, together with the First Merger, the “Mergers” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination”), with Merger Sub II being the surviving entity of the Second Merger (Merger Sub II, in its capacity as the surviving entity of the Second Merger, is sometimes referred to herein as the “Surviving Entity”). In connection with the Closing (as defined herein), BowX intends to change its name to WeWork Inc. (such post-Closing entity, “New WeWork”).
As a result of and upon the Closing, among other things, all outstanding shares of WeWork capital stock as of the First Merger (other than shares of WeWork Class C common stock, treasury shares, the dissenting shares and shares of WeWork capital stock reserved in respect of WeWork awards) will be cancelled in exchange for the right to receive an aggregate of 655,300,000 shares of New WeWork Class A common stock (at a deemed value of $10.00 per share) representing a pre-transaction
equity value of WeWork of approximately $7.9 billion (the

BOWX ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

“Aggregate Merger Consideration”). An additional 80,000,000 shares of New WeWork Class A common stock will be purchased (at a price of $10.00 per share) at the Closing by certain third-party investors (collectively, the “PIPE Investors”), for a total aggregate purchase price of $800,000,000 (the “PIPE Investment”). The proceeds of the PIPE Investment, together with the amounts remaining in the Company’s trust account will be retained by New WeWork following the Closing.
Liquidity and Capital Resources
The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of June 30, 2021, the Company had approximately $506,000 of cash in its operating account and approximately $2.9 million of working capital deficit.
Through June 30, 2021, the Company’s liquidity needs were satisfied through a payment of $25,000 from the Company’s Chairman and
Co-Chief
Executive Officer to cover for certain offering costs in exchange for the issuance of the Founder Shares, the loan under the Note of approximately $110,000 (see Note 4) to the Company to cover for offering costs in connection with the Initial Public Offering. Subsequent to the consummation of the Initial Public Offering on August 7, 2020, the liquidity needs have been satisfied through the remaining balance of the Note and advancement of funds of approximately $45,000 from a related party, for total outstanding balance of Note and advances of approximately $195,000, and the net proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note and advances on August 7, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s officers, directors and initial stockholders may, but are not obligated to, provide the Company Working Capital Loans (see Note 4). To date, there were no amounts outstanding under any Working Capital Loans.
Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.
Management continues to evaluate the impact of the
COVID-19
pandemic and has concluded that the specific impact is not readily determinable as of the date of the unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2—Basis of Presentation and Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by GAAP. In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, which include only normal recurring adjustments necessary for the fair statement of the balances and results for the periods presented. Operating results for the three and six months ended June 30, 2021 are not necessarily indicative of the results that may be expected through December 31, 2021or for any future periods.

BOWX ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10K/A filed with the SEC on May 12, 2021.
Principles of Consolidation
The condensed consolidated financial statements of the Company include its wholly-owned subsidiary in connection with the planned merger. All inter-company accounts and transactions are eliminated in consolidation.
Emerging Growth Company
As an emerging growth company, the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at June 30, 2021 and December 31, 2020.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of

BOWX ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

$250,000, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts. The Company’s investments held in the Trust Account is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities money market funds.
Investments Held in the Trust Account
The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities and generally have a readily determinable fair value, or a combination thereof. When the Company’s investments held in the Trust Account are comprised of U.S. government securities, the investments are classified as trading securities. When the Company’s investments held in the Trust Account are comprised of money market funds, the investments are recognized at fair value. Trading securities and investments in money market funds are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities are included in net gain from investments held in Trust Account in the accompanying unaudited condensed consolidated statements of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities which qualify as financial instruments under the FASB ASC Topic 820, “Fair Value Measurements,” approximate the carrying amounts represented in the condensed balance sheets.
Fair Value Measurement
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value.
The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

BOWX ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Offering Costs Associated with Initial Public Offering
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities were expensed as incurred, presented as non-operating
expenses in the condensed statements of operations. Offering costs associated with the Class A common stock and Public Warrants were charged to stockholders’ equity upon the completion of the Initial Public Offering. The Company classifies deferred underwriting commissions as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Derivative Warrant Liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued shares purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed
at the end of each reporting period.
The Company accounts for its warrants issued in connection with the Private Placement as derivative warrant liabilities in accordance with ASC 815. Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement
at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s unaudited condensed consolidated statements of operations. The fair value of warrants issued by the Company in connection with the Private Placement has been estimated by reference to the Public Warrant trading prices at each measurement date after the units split. The determination of the fair value of the warrant liability may be subject to change as more current information becomes available and accordingly the actual results could differ significantly. Derivative warrant liabilities are classified as non-current
liabilities as their liquidation is not reasonably expected to require the use of current assets or require the creation of current liabilities.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at June 30, 2021 and December 31, 2020, 43,231,098 and 44,911,184 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s unaudited condensed consolidated balance sheets.
Net Income (Loss) per Share of Common Stock
The Company’s unaudited condensed consolidated statements of operations include a presentation of income (loss) per share of Class A common stock subject to redemption in a manner similar to the two-class
method of

BOWX ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

income (loss) per share. Net income per share of Class A common stock, basic and diluted, is calculated by dividing the investment income earned on the Trust Account, net of applicable franchise taxes, by the weighted average number of Class A common stock outstanding for the periods. Net loss per shares of Class B common stock, basic and diluted, is calculated by dividing the net loss, less income attributable to Class A common stock, by the weighted average number of Class B common stock outstanding for the periods.
The calculation of diluted net income (loss) per share of common stock does not consider the effect of the warrants issued in connection with the Initial Public Offering and Private Placement since the inclusion of such warrants would be anti-dilutive.
The following table reflects the calculation of basic and diluted net income (loss) per share of common stock:

	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2021	For the Period from May 19, 2020 (Inception) through June 30, 2020
Class A common stock
Numerator:
Net gain from investments held in Trust Account	$12,297	$59,364	$—
Less: Company’s portion available to be withdrawn to pay taxes	(12,297)	(59,364)	—

Net income attributable to Class A common stock	$—	$—	$—
Denominator:
Weighted average shares outstanding of Class A common stock , basic and diluted	48,300,000	48,300,000	—

Basic and diluted net income per share, Class A common stock	$—	$—	$—

Class B common stock
Numerator:
Net loss	$(11,183,715)	$(16,800,861)	$(23,465)
Less: Net income attributable to Class A common stock	—	—	—

Net loss attributable to Class B common stock	$(11,183,715)	$(16,800,861)	$(23,465)
Denominator:
Weighted average shares outstanding of Class B common stock, basic and diluted	12,075,000	12,075,000	10,500,000

Basic and diluted net loss per share, Class B common stock	$(0.93)	$(1.39)	$(0.00)

Income Taxes
The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board Accounting Standard Codification, or FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary

BOWX ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not
to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.
Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the accompanying unaudited condensed consolidated financial statements.
Note 3—Initial Public Offering
Public Units
In August 2020, the Company sold 48,300,000 Units, including 6,300,000 over-allotment Units at $10.00 per Unit, generating gross proceeds of $483.0 million, and incurring offering costs of approximately $27.1 million, inclusive of $16.9 million in deferred underwriting commissions. Upon the closing of the Initial Public Offering and the Private Placement Warrants in the Private Placement (including the exercise of the over-allotment option), $483.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement were placed in the Trust Account.
Each Unit consists of one of the Company’s shares of Class A common stock, $0.0001 par value, and one-third
of one redeemable warrant (the “Public Warrants” and, collectively with the Private Placement Warrants, the “Warrants”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. The exercise price and number of shares of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation.
Note 4—Related Party Transitions
Founder Shares
On May 26, 2020, the Company’s Chairman and
Co-Chief
Executive Officer paid for certain offering costs for an aggregate price of $25,000 in exchange for issuance of 10,062,500 shares of Class B common stock, par value $0.0001 per share (the “Founder Shares”). In July 2020, the Company’s Chairman and
Co-Chief
Executive Officer transferred certain Founder Shares to the Company’s directors and officers as well as to certain third parties. On August 4, 2020, the Company effected a stock dividend of 0.2 shares of Class B common stock for each share of Class B common stock outstanding, resulting in an aggregate of 12,075,000 Founder Shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share dividend. Of the 12,075,000 Founder Shares, up to 1,575,000 Founder Shares are subject to forfeiture to the extent that the over-allotment option is not exercised in full by the underwriter so that the Founder Shares will represent 20.0% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriter fully exercised the over-allotment option on August 10, 2020 and the Company consummated the sale of such Units on August 13, 2020; thus, these 1,575,000 Founder Shares were no longer subject to forfeiture.

BOWX ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Private Placement Warrants
Simultaneously with the closing of the Initial Public Offering, the Private Placement Warrants Purchasers purchased an aggregate of 6,933,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrants, generating gross proceeds of $10.4 million in the Private Placement, and incurring offering costs of approximately $8,000. In connection with the sale of Units pursuant to the over-allotment option on August 13, 2020, the Company sold an additional 840,000 Private Placement Warrants to the Private Placement Warrants Purchasers, generating additional gross proceeds of approximately $1.3 million.
Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the sale of the Private Placement Warrants was added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable
for cash (subject to certain exceptions) and exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees.
The Private Placement Warrants (and the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination (subject to certain exceptions).
Related Party Loans
On May 26, 2020, the Company’s Chairman and
Co-Chief
Executive Officer agreed to loan the Company up to an aggregate of $150,000 pursuant to an unsecured promissory note (the “Note”) to cover expenses related to the Initial Public Offering. This loan was payable without interest upon the completion of the Initial Public Offering. The Company borrowed approximately $150,000 under the Note and received additional advances of approximately $45,000 advancement of funds from such officer, for a total outstanding loan of approximately $195,000. The Company fully repaid the Note and the advances to such officer on August 7, 2020.
Working Capital Loans
In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial Business Combination, the initial stockholders, officers and directors and their affiliates may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans to date. To date, the Company had no borrowings under the Working Capital Loans.

BOWX ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5—Commitments and Contingencies
Registration Rights
The initial stockholders and holders of the Private Placement Warrants are entitled to registration rights pursuant to a registration rights agreement. The initial stockholders and holders of the Private Placement Warrants will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
Pursuant to the Underwriting Agreement, as described in Note 3, $0.35 per unit, or $16.9 million in the aggregate, including the over-allotment fees, will be payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Note 6—Warrants
Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Public Warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its reasonable best efforts to file, and within 60 business days following the initial Business Combination to have declared effective, a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the Warrants and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A common stock until the Warrants expire or are redeemed; provided that, if the Class A common stock is at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but it will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The Warrants will have an exercise price of $11.50 per share, subject to adjustment, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.
In addition, if (x) the Company issues additional shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Company’s initial stockholders,

BOWX ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

officers, directors or their affiliates, without taking into account any Founder Shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of each Warrant will be adjusted (to the nearest cent) such that the effective exercise price per full share will be equal to 115% of the higher of (i) the Market Value and (ii) the Newly Issued Price, and the $18.00
per-share
redemption trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of (i) the Market Value and (ii) the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants, except that (1) the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (2) the Private Placement Warrants will be non-redeemable
(subject to certain exceptions) and exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees and (3) the initial purchasers and their permitted transferees will also have certain registration rights related to the private placement warrants (including the shares of Class A common stock issuable upon exercise of the Private Placement Warrants. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Once the Warrants become exercisable, the Company may redeem the outstanding Warrants (except for the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading
day period commencing once the Warrants become exercisable and ending on the third trading day prior to the date on which the Company sends the notice of redemption to the Warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.
Commencing ninety days after the Warrants become exercisable, the Company may redeem the outstanding Warrants:

•	in whole and not in part;

•
at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares of Class A common stock to be determined by reference to an agreed table based on the redemption date and the “fair market value” of the Company’s Class A common stock;

•
if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like)

BOWX ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

on the trading day prior to the date on which the Company sends the notice of redemption to the Warrant holders;

•	if, and only if, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above; and

•
if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock (or a security other than the Class A common stock into which the Class A common stock has been converted or exchanged for in the event the Company is not the surviving company in the initial Business Combination) issuable upon exercise of the Warrants and a current prospectus relating thereto available throughout the
30-day
period after written notice of redemption is given.

The “fair market value” of the Class A common stock for this purpose shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants.
In no event will the Company be required to net cash settle any Warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Warrants will not receive any of such funds with respect to their Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such Warrants. Accordingly, the Warrants may expire worthless.
The Public Warrants are accounted for as equity and the Private Placement warrants are accounted for as liabilities on the balance sheet.
Note 6—Stockholders’ Equity
Preferred stock
—The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020, there are no shares of preferred stock issued or outstanding.
Class
 A Common Stock
—The Company is authorized to issue 87,500,000 shares of Class A common stock with a par shares value of $0.0001 per share. At June 30, 2021 and December 31, 2020, there were 48,300,000 shares of Class A common stock issued or outstanding. Of the outstanding shares of Class A common stock, 43,231,098 and 44,911,184 were subject to possible redemption at June 30, 2021 and December 31, 2020, respectively, and therefore classified outside of permanent equity.
Class
 B Common Stock
—The Company is authorized to issue 12,500,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. On August 4, 2020, the Company effected a stock dividend of 0.2 shares of Class B common stock for each share of Class B common stock outstanding. All shares and associated amounts have been retroactively restated to reflect the share dividend including up to 1,575,000 which were subject to forfeiture to the Company to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the shares of Class B common stock will represent 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. Accordingly, as of June 30, 2021 and December 31, 2020, 12,075,000 shares of Class B common stock were issued and outstanding.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one
basis (subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further

BOWX ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

adjustment as described herein). In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the Initial Public Offering and related to the closing of the initial Business Combination (including pursuant to a specified future issuance), the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the then-outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance, including pursuant to a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted
basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with our initial Business Combination (excluding any shares or equity-linked securities issued or issuable to any seller in the initial Business Combination).
Note 7—Fair Value Measurements
The following table presents information about the Company’s financial assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2021 and December 31, 2020 by level within the fair value hierarchy:

	Fair Value Measured as of June 30, 2021
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Account—U.S. Treasury Securities	$483,071,704	$—	$—	$483,071,704
Liabilities:
Warrant liabilities	$—	$25,962,932	$—	$25,962,932

	Fair Value Measured as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Account—U.S. Treasury Securities	$483,227,051	$—	$—	$483,227,051
Liabilities:
Warrant liabilities	$—	$13,292,400	$—	$13,292,400

Transfers to/from Levels 1, 2 and 3 are recognized at the beginning of the reporting period. There were no transfers between levels for the three and six months ended June 30, 2021.
The Company utilizes the fair value of the Public Warrants at December 31, 2020 and June 30, 2021 to estimate the fair value of the warrants, with changes in fair value recognized in the unaudited condensed consolidated statements of operations. For the three and six months ended June 30, 2021, the Company recognized a charge to the statements of operations resulting from an increase in the fair value of liabilities of approximately $9.4 million and $12.7 million presented as change in fair value of derivative warrant liabilities.

BOWX ACQUISITION CORP.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The change in the fair value of the derivative warrant liabilities for the three and six months ended June 30, 2021 is summarized as follows:

Warrant liabilities at December 31, 2020	$13,292,400
Change in fair value of warrant liabilities	3,342,533

Warrant liabilities at March 31, 2021	16,634,933
Change in fair value of warrant liabilities	9,327,999
Warrant liabilities at June 30, 2021	$25,962,932

Note 8—Subsequent Events
Management has evaluated subsequent events to determine if events or transactions occurring from June 30, 2021 through the date the unaudited condensed consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent event that would have required adjustment or disclosure in the condensed consolidated financial statements.

Report of Independent Registered Public Accounting Firm
To the Board of Directors of
BowX Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of BowX Acquisition Corp. (the “Company”), as of December 31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from May 19, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from May 19, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Restatement of Financial Statements
As discussed in Note 2 to the financial statements, the Securities and Exchange Commission issued a public statement entitled
Staff Statement on Accounting and Reporting
Considerations for Warrants Issued by Special
Purpose Acquisition Companies (“SPACs”)
(the “Public Statement”) on April 12, 2021, which discusses the accounting for certain warrants as liabilities. The Company previously accounted for its warrants as equity instruments. Management evaluated its warrants against the Public Statement, and determined that the private warrants should be accounted for as liabilities. Accordingly, the 2020 financial statements have been restated to correct the accounting and related disclosure for the warrants.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
May 11, 2021

BOWX ACQUISITION CORP.
BALANCE SHEET
As of December 31, 2020 (Restated)

Assets:
Current assets:
Cash	$921,049
Prepaid expenses	372,265
Due from related party	147

Total current assets	1,293,461
Investments held in Trust Account	483,227,051

Total assets	$484,520,512

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$315
Accrued expenses	76,695
Accrued income tax	12,010
Franchise tax payable	122,242

Total current liabilities	211,262
Deferred underwriting commissions in connection with the initial public offering	16,905,000
Warrant liabilities	13,292,400

Total liabilities	30,408,662
Commitments and Contingencies (Note 6)
Class A common stock, $0.0001 par value; 87,500,000 shares authorized; 44,911,184 shares subject to possible redemption at $10.00 per share	449,111,840
Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—
Class A common stock, $0.0001 par value; 87,500,000 shares authorized; 3,388,816 shares issued and outstanding (excluding 44,911,184 shares subject to possible redemption)	339
Class B common stock, $0.0001 par value; 12,500,000 shares authorized; 12,075,000 shares issued and outstanding	1,208
Additional paid-in capital	9,808,779
Accumulated deficit	(4,810,316)

Total stockholders’ equity	5,000,010

Total Liabilities and Stockholders’ Equity	$484,520,512

The accompanying notes are an integral part of these financial statements.

BOWX ACQUISITION CORP.
STATEMENT OF OPERATIONS
For the Period from May 19, 2020 (inception) through December 31, 2020 (Restated)

Operating expenses
General and administrative expenses	$219,771
Franchise tax expense	122,242

Total operating expenses	(342,013)
Change in fair value of warrant liabilities	(4,664,000)
Offering costs associated with private placement warrants	(9,344)
Net gain from investments held in Trust Account	227,051

Loss before income tax expense	(4,788,306)
Income tax expense	22,010

Net loss	(4,810,316)

Weighted average shares outstanding of Class A common stock, basic and diluted	48,042,857

Basic and diluted net income per share, Class A	$0.00

Weighted average shares outstanding of Class B common stock, basic and diluted	11,509,432

Basic and diluted net loss per share, Class B	$(0.43)

The accompanying notes are an integral part of these financial statements.

BOWX ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Period from May 19, 2020 (inception) through December 31, 2020 (Restated)

	Common Stock						Total Stockholders’ Equity
	Class A		Class B		Additional Paid-In Capital	Accumulated Deficit
	Shares	Amount	Shares	Amount
Balance — May 19, 2020 (inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to initial stockholders	—	—	12,075,000	1,208	23,792	—	25,000
Sale of units in initial public offering, gross	48,300,000	4,830	—	—	482,995,170	—	483,000,000
Offering costs	—	—	—	—	(27,134,434)	—	(27,134,434)
Excess cash received over the fair value of the private warrants	—	—	—	—	3,031,600	—	3,031,600
Common stock subject to possible redemption	(44,911,184)	(4,491)	—	—	(449,107,349)	—	(449,111,840)
Net loss	—	—	—	—	—	(4,810,316)	(4,810,316)

Balance — December 31, 2020	3,388,816	$339	12,075,000	$1,208	$9,808,779	$(4,810,316)	$5,000,010

The accompanying notes are an integral part of these financial statements.

BOWX ACQUISITION CORP.
STATEMENT OF CASH FLOWS
For the Period from May 19, 2020 (inception) through December 31, 2020 (Restated)

Cash Flows from Operating Activities:
Net loss	$(4,810,316)
Adjustments to reconcile net loss to net cash used in operating activities:
General and administrative expenses paid by related party	381
Change in fair value of warrant liabilities	4,664,000
Offering costs associated with private placement warrants	9,344
Net gain from investments held in Trust Account	(227,051)
Changes in operating assets and liabilities:
Prepaid expenses	(372,265)
Accounts payable	315
Accrued expenses	1,695
Due to related party	(147)
Accrued income tax	12,010
Franchise tax payable	122,242

Net cash used in operating activities	(599,792)

Cash Flows from Investing Activities
Cash deposited in Trust Account	(483,000,000)

Net cash used in investing activities	(483,000,000)

Cash Flows from Financing Activities:
Repayment of note payable to related party	(195,475)
Proceeds received from initial public offering, gross	483,000,000
Proceeds received from private placement	11,660,000
Offering costs paid	(9,943,684)

Net cash provided by financing activities	484,520,841

Net increase in cash	921,049
Cash - beginning of the period	—

Cash - end of the period	$921,049

Supplemental disclosure of noncash activities:
Offering costs paid by related party in exchange for issuance of Class B common stock	$25,000

Offering costs included in accrued expenses	$75,000

Offering costs included in note payable	$195,094

Deferred underwriting commissions in connection with the initial public offering	$16,905,000

Warrant liabilities	$8,628,400

Initial Value of Class A common stock subject to possible redemption	$401,719,790

Change in Value of Class A common stock subject to possible redemption	$47,392,050

The accompanying notes are an integral part of these financial statements.

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations
Organization and General
BowX Acquisition Corp. (the “Company”) was incorporated as a Delaware corporation on May 19, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination (“Initial Business Combination”) with one or more operating businesses or entities that it has not yet selected (a “target business”). Although the Company is not limited to a particular industry or sector for purposes of consummating a Business Combination, the Company initially intends to focus its search on target businesses in the technology, media and telecommunications industries. The Company has neither engaged in any operations nor generated revenue to date. The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012 (the “JOBS Act”).
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from May 19, 2020 (inception) through December 31, 2020 had been related to the Company’s formation and the IPO described below, and since the offering, the search for a prospective Initial Business Combination. The Company will not generate any operating revenue until after the completion of its Initial Business Combination, at the earliest. The Company will generate non-operating
income in the form of income earned on investments or cash and cash equivalents in the Trust Account (as defined below). The Company has selected December 31 as its fiscal year end.
Sponsor and Financing
The Company’s sponsor is BowX Sponsor, LLC, a Delaware limited liability company of which Vivek Ranadivé, the Company’s Chairman of the Board and
Co-Chief
Executive Officer, and Murray Rode, the Company’s
Co-Chief
Executive Officer and Chief Financial Officer, are the managing members (the “Sponsor”). The registration statement for the Company’s IPO was declared effective on August 4, 2020. On August 7, 2020, the Company consummated its IPO of 42,000,000 units (the “Units” and, with respect to the Class A common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit, generating gross proceeds of $420.0 million, and incurring offering costs of approximately $23.6 million, inclusive of $14.7 million in deferred underwriting commissions (Note 4). On August 10, 2020, the underwriter exercised the over-allotment option to purchase an additional of 6,300,000 Units at $10.00 per Unit and the Company consummated the sale of such Units on August 13, 2020, generating additional gross proceeds of $63.0 million, and incurring additional offering costs of approximately $3.5 million, inclusive of approximately $2.2 million in deferred underwriting commissions.
Simultaneously with the closing of the IPO, the Company consummated the private placement (“Private Placement”) of 6,933,333 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to certain of the Company’s initial stockholders and certain funds and accounts managed by subsidiaries of BlackRock, Inc
.
(the “Private Placement Warrants Purchasers”), generating gross proceeds of $10.4 million (Note 4), and incurring offering costs of approximately $8,000. In connection with the consummation of the sale of additional Units pursuant to the underwriter’s over-allotment option on August 13, 2020, the Company sold an additional 840,000 Private Placement Warrants to the Private Placement Warrants Purchasers, generating additional gross proceeds of approximately $1.3 million, and incurring offering costs of approximately $1,000.

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Trust Account
Upon the closing of the IPO and the Private Placement (including the exercise of the over-allotment option), $483.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the IPO and Private Placement Warrants in the Private Placement were placed in a trust account (“Trust Account”) located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and held as cash or invested only in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in money market funds meeting certain conditions under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account as described below.
Pursuant to stock exchange listing rules, the Company must complete an initial Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest earned on the funds that may be released to the Company to pay taxes, none of the funds held in Trust Account will be released until the earliest of: (i) the completion of the Business Combination; (ii) the redemption of any of Public Shares to its holders (the “Public Stockholders”) properly tendered in connection with a stockholder vote to amend certain provisions of the Company’s amended and restated certificate of incorporation prior to an initial Business Combination and (iii) the redemption of 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below).
Initial Business Combination
The Company’s management has broad discretion with respect to the specific application of the net proceeds of its IPO, although substantially all of the net proceeds of the IPO are intended to be generally applied toward completing a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully complete a Business Combination.
The Company, after signing a definitive agreement for a Business Combination, will either (i) seek stockholder approval of the Business Combination at a meeting called for such purpose in connection with which Public Stockholders may seek to redeem their Public shares, regardless of whether they vote for or against the Business Combination or do not vote at all, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, or (ii) provide the Public Stockholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes. Except as required by applicable law, the decision as to whether the Company will seek stockholder approval of the Business Combination or will allow stockholders to sell their shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval. If the Company seeks stockholder approval, it will complete its Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 either immediately prior to or upon consummation of the Company’s initial Business Combination. In such case, the Company would not proceed with the redemption of its Public Shares and the related Business Combination, and instead may search for an alternate Business Combination.
If the Company holds a stockholder vote or there is a tender offer for shares in connection with an Initial Business Combination, a stockholder will have the right to redeem such holder’s Public Shares for an amount in cash equal to such holder’s pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the consummation of the Initial Business Combination, including interest not previously released to the Company to pay its franchise and income taxes. As a result, such common stock has been recorded at redemption amount and classified as temporary equity, in accordance with the Financial Accounting Standard Board (“FASB”), Accounting Standard Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.” The amount in the Trust Account was initially $10.00 per Public Share.
The Company will only have 24 months from the closing of the IPO, or August 7, 2022, to complete its initial Business Combination (the “Combination Period”). If the Company does not complete a Business Combination within this period of time (and stockholders do not approve an amendment to the amended and restated certificate of incorporation to extend this date), it will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price,
payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Company’s Sponsor and the other holders of the Founder Shares (as defined below), excluding funds and accounts managed by subsidiaries of BlackRock, Inc
.
(the “initial stockholders”), have entered into agreements with the Company, pursuant to which they have waived their rights to participate in any redemption with respect to their Founder Shares (as defined below) in the event the Company does not complete a Business Combination within the required time period; provided, however, if the initial stockholders or any of the Company’s officers, directors or affiliates acquire Public Shares in or after the IPO, they will be entitled to a pro rata share of the Trust Account upon the Company’s redemption or liquidation in the event the Company does not complete a Business Combination within the required time period. In the event of such distribution, it is possible that the per share value in the Trust Account will be less than the price per Unit sold in the IPO.
Liquidity and Capital Resources
As of December 31, 2020, the Company had approximately $0.9 million of cash in its operating account and approximately $227,000 of investment income in the Trust Account.
Through December 31, 2020, the Company’s liquidity needs were satisfied through a payment of $25,000 from the Company’s Chairman and
Co-Chief
Executive Officer to cover for certain offering costs in exchange for the issuance of the Founder Shares (as defined below), the loan under the Note of approximately $150,000 (see Note

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

5) to the Company to cover for offering costs in connection with the IPO. Subsequent to the consummation of the IPO on August 7, 2020, the liquidity needs have been satisfied through the remaining balance of the Note and advancement of funds of approximately $45,000 from a related party, for total outstanding balance of Note and advances of approximately $195,000, and the net proceeds from the consummation of the Private Placement not held in the Trust Account. The Company fully repaid the Note and advances on August 7, 2020. In addition, in order to finance transaction costs in connection with a Business Combination, the Company’s officers, directors and initial stockholders may, but are not obligated to, provide the Company Working Capital Loans (see Note 5). As of December 31, 2020, there were no amounts outstanding under any Working Capital Loans.
Based on the foregoing, management believes that the Company will have sufficient working capital and borrowing capacity to meet its needs through the earlier of the consummation of a Business Combination or one year from this filing. Over this time period, the Company will be using these funds for paying existing accounts payable, identifying and evaluating prospective initial Business Combination candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to merge with or acquire, and structuring, negotiating and consummating the Business Combination.
Note 2 — Restatement of Previously Issued Financial Statements
In April 2021, the Company concluded that, because of a misapplication of the accounting guidance related to its Private Placement warrants the Company issued in August 2020, the Company’s previously issued financial statements for the period from May 19, 2020 (inception) through December 31, 2020 and for the quarter ended September 30, 2020 (collectively, the “Affected Periods”) should no longer be relied upon. As such, the Company is restating its financial statements for the Affected Periods included in this Annual Report.
On April 12, 2021, the staff of the Securities and Exchange Commission (the “SEC Staff”) issued a public statement entitled “Staff Statement on Accounting and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Staff Statement”). In the SEC Staff Statement, the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to equity. Since issuance on August 7, 2020 and August 13, 2020, the Company’s warrants were accounted for as equity within the Company’s previously reported balance sheets, and after discussion and evaluation, management concluded that warrants that were issued to the Company’s sponsor in a private placement that closed concurrently with the closing of the IPO (the “Private Placement Warrants”) should be presented as liabilities with subsequent fair value remeasurement.
Historically, the Warrants were reflected as a component of equity as opposed to liabilities on the balance sheets and the statements of operations did not include the subsequent non-cash
changes in estimated fair value of the Warrants, based on our application of FASB ASC Topic
815-40,
Derivatives and Hedging, Contracts in Entity’s Own Equity (“ASC
815-40).
The views expressed in the SEC Staff Statement were not consistent with the Company’s historical interpretation of the specific provisions within its warrant agreement and the Company’s application of ASC
815-40
to the warrant agreement. The Company reassessed its accounting for the Private Placement Warrants issued on August 7, 2020 and August 13, 2020, in light of the SEC Staff’s published views. Based on this reassessment, management determined that the Private Placement Warrants should be classified as liabilities measured at fair value upon issuance, with subsequent changes in fair value reported in the Company Statement of Operations each reporting period.
Therefore, the Company, in consultation with its Audit Committee, concluded that its previously issued Financial Statements for the Affected Periods should be restated because of a misapplication in the guidance around accounting for the Private Placement Warrants should no longer be relied upon.

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
Impact of the Restatement
The impact of the restatement on the balance sheet, statement of operations and statements of cash flows for the Affected Periods is presented below.

	As of December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$484,520,512	$—	$484,520,512

Liabilities and stockholders’ equity
Total current liabilities	$211,262	$—	$211,262
Deferred underwriting commissions	16,905,000	—	16,905,000
Warrant liabilities	—	13,292,400	13,292,400

Total liabilities	17,116,262	13,292,400	30,408,662
Class A common stock, $0.0001 par value; shares subject to possible redemption	462,404,240	(13,292,400)	449,111,840
Stockholders’ equity
Preferred stock - $0.0001 par value	—	—	—
Class A common stock - $0.0001 par value	206	133	339
Class B common stock - $0.0001 par value	1,208	—	1,208
Additional paid-in-capital	5,135,568	4,673,211	9,808,779
Accumulated deficit	(136,972)	(4,673,344)	(4,810,316)

Total stockholders’ equity	5,000,010	—	5,000,010

Total liabilities and stockholders’ equity	$484,520,512	$—	$484,520,512

	For the Period from May 19, 2020 (inception) to December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Operations
Loss from operations	$(342,013)	$—	$(342,013)
Change in fair value of warrant liabilities	—	(4,664,000)	(4,664,000)
Offering costs associated with private placement warrants	—	(9,344)	(9,344)
Net gain from investments held in Trust Account	227,051	—	227,051

Loss before income tax expense	(114,962)	(4,673,344)	(4,788,306)
Income tax expense	22,010	—	22,010

Net loss	$(136,972)	$(4,673,344)	$(4,810,316)

Weighted average Class A common stock outstanding, basic and diluted	48,042,857	—	48,042,857
Basic and diluted net income per Class A common stock	$—	$—	$0.00
Weighted average Class B common stock outstanding, basic and diluted	11,509,432	—	11,509,432
Basic and diluted net loss per Class B common stock	$(0.02)	$—	$(0.43)

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

	For the Period from May 19, 2020 (inception) to December 31, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Statement of Cash Flows
Net cash used in operating activities	(599,792)	—	(599,792)
Net cash used in investing activities	(483,000,000)		(483,000,000)
Net cash provided by financing activities	484,520,841		484,520,841

Net change in cash	$921,049	$—	$921,049

In addition, the impact to the balance sheet dated August 7, 2020, filed on Form
8-K
on August 13, 2020 related to the impact of accounting for the Private Placement warrants as liabilities at fair value resulted in an approximate $7.7 million increase to the derivative warrant liabilities line item at August 7, 2020 and offsetting decrease to the Class A common stock subject to possible redemption temporary equity line item. There is no change to total stockholders’ equity at the reported balance sheet date.

	As of August 7, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Balance Sheet
Total assets	$422,012,234	$—	$422,012,234

Liabilities and stockholders’ equity
Total current liabilities	$592,438	$—	$592,438
Deferred underwriting commissions	14,700,000	—	14,700,000
W’arrant liabilities	—	7,696,000	7,696,000

Total liabilities	15,292,438	7,696,000	22,988,438
Class A common stock, $0.0001 par value; shares subject to possible redemption	401,719,790	(7,696,000)	394,023,790
Stockholders’ equity
Preferred stock- $0.0001 par value	—	—	—
Class A common stock - $0.0001 par value	183	77	260
Class B common stock - $0.0001 par value	1,208	—	1,208
Additional paid-in-capital	5,050,490	8,257	5,058,747
Accumulated deficit	(51,875)	(8,334)	(60,209)

Total stockholders’ equity	5,000,006	—	5,000,006

Total liabilities and stockholders’ equity	$422,012,234	$—	$422,012,234

Note 3 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

As described in Note 2 — Restatement of Previously Issued Financial Statements, the Company’s financial statements for the Affected Periods are restated in this Annual Report on Form
10-K/A
(Amendment No. 1) (this “Annual Report”) to correct the misapplication of accounting guidance related to the Company’s warrants in the Company’s previously issued audited and unaudited condensed financial statements for such periods. The restated financial statements are indicated as “Restated” in the audited and unaudited condensed financial statements and accompanying notes, as applicable. See Note 2—Restatement of Previously Issued Financial Statements for further discussion.
Emerging Growth Company
As an emerging growth company, the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth
companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents at December 31, 2020.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times, may exceed the Federal depository insurance coverage of

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

$250,000, and investments held in Trust Account. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts. The Company’s investments held in the Trust Account as of December 31, 2020 is comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities money market funds.
Investments Held in the Trust Account
The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain from investments held in Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2020, the carrying values of cash, prepaid expenses, accounts payable, accrued expenses, franchise tax payable and income tax payable approximate their fair values due to the short-term nature of the instruments. The Company’s investments held in Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. treasury securities and are recognized at fair value. The fair value of investments held in Trust Account is determined using quoted prices in active markets.
Offering Costs Associated with Initial Public Offering
Offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the Initial Public Offering that were directly related to the Initial Public Offering. Offering costs are allocated to the separable

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

financial instruments issued in the Initial Public Offering based on a relative fair value basis, compared to total proceeds received. Offering costs associated with warrant liabilities are expensed as incurred, presented as non-operating
expenses in the statement of operations. Offering costs associated with the Class A common stock and Public Warrants were charged to stockholders’ equity upon the completion of the Initial Public Offering.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable Class A common stock (including Class A common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Class A common stock are classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2020, 44,911,184 shares of Class A common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Net Loss Per Common Share
Net loss per share of common stock is computed by dividing net loss applicable to stockholders by the weighted average number of shares of common stock outstanding during the period. The Company has not considered the effect of the warrants sold in the IPO and Private Placement to purchase an aggregate of 23,873,333 shares of Class A common stock in the calculation of diluted earnings per share, since their inclusion would be anti-dilutive under the treasury stock method. As a result, diluted earnings per common share is the same as basic earnings per common share for the period presented.
The Company’s statement of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of
income per share. Net income per share, basic and diluted for Class A common stock is calculated by dividing the investment income earned on the Trust Account of approximately $227,000, net of applicable income and franchise taxes of approximately $144,000 for the period from May 19, 2020 (inception) through December 31, 2020, respectively, by the weighted average number of shares of Class A common stock outstanding for the period. Net loss per share, basic and diluted for Class B common stock for the period from May 19, 2020 (inception) through December 31, 2020 is calculated by dividing the net loss of approximately $4.8 million, less net income attributable to Class A common stock of approximately $83,000, resulting in a net loss of approximately $4.9 million, by the weighted average number of Class B common stock outstanding for the period.
Income Taxes
The Company complies with the accounting and reporting requirements of Financial Accounting Standards Board Accounting Standard Codification, or FASB ASC, 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to
be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense.
Warrant liabilities
The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC
815-15.
The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed
at the end of each reporting period.
The Company accounts for its 7,773,333 common stock warrants issued in connection with the Private Placement as derivative warrant liabilities in accordance with ASC
815-40.
Accordingly, the Company recognizes the warrant instruments as liabilities at fair value and adjusts the instruments to fair value at each reporting period. The liabilities are subject to re-measurement
at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statement of operations. The fair value of warrants issued by the Company in connection with the Private Placement has been estimated using Monte-Carlo simulations at each measurement date.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.
Note 4 — Initial Public Offering
Public Units
In August 2020, the Company sold 48,300,000 Units, including 6,300,000 over-allotment Units at $10.00 per Unit, generating gross proceeds of $483.0 million, and incurring offering costs of approximately $27.1 million, inclusive of $16.9 million in deferred underwriting commissions. Upon the closing of the IPO and the Private Placement Warrants in the Private Placement (including the exercise of the over-allotment option), $483.0 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the IPO and the Private Placement were placed in the Trust Account.
Each Unit consists of one of the Company’s shares of Class A common stock, $0.0001 par value, and one-third of
one redeemable warrant (the “Public Warrants” and, collectively with the Private Placement Warrants, the “Warrants”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. The exercise price and number of shares of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation.
Note 5 — Related Party Transactions
Founder Shares
On May 26, 2020, the Company’s Chairman and
Co-Chief
Executive Officer paid for certain offering costs for an aggregate price of $25,000 in exchange for issuance of 10,062,500 shares of Class B common stock, par value

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

$0.0001 per share (the “Founder Shares”). In July 2020, the Company’s Chairman and
Co-Chief
Executive Officer transferred certain Founder Shares to the Company’s directors and officers as well as to certain third parties. On August 4, 2020, the Company effected a stock dividend of 0.2 shares of Class B common stock for each share of Class B common stock outstanding, resulting in an aggregate of 12,075,000 Founder Shares outstanding. All shares and associated amounts have been retroactively restated to reflect the share dividend. Of the 12,075,000 Founder Shares, up to 1,575,000 Founder Shares were subject to forfeiture to the extent that the over-allotment option was not exercised in full by the underwriter so that the Founder Shares would represent 20.0% of the Company’s issued and outstanding shares after the IPO. The underwriter fully exercised the over-allotment option on August 10, 2020 and the Company consummated the sale of such Units on August 13, 2020; thus, these 1,575,000 Founder Shares were no longer subject to forfeiture.
The initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination and (B) subsequent to the initial Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading day
period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Private Placement Warrants
Simultaneously with the closing of the IPO, the Private Placement Warrants Purchasers purchased an aggregate of 6,933,333 Private Placement Warrants at a price of $1.50 per Private Placement Warrants, generating gross proceeds of $10.4 million in the Private Placement, and incurring offering costs of approximately $8,000. In connection with the sale of Units pursuant to the over-allotment option on August 13, 2020, the Company sold an additional 840,000 Private Placement Warrants to the Private Placement Warrants Purchasers, generating additional gross proceeds of approximately $1.3 million, and incurring offering cost of approximately $1,000.
Each whole Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share, subject to adjustment. A portion of the proceeds from the sale of the Private Placement Warrants was added to the proceeds from the IPO to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable for
cash (subject to certain exceptions) and exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees.
The Private Placement Warrants (and the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of the initial Business Combination (subject to certain exceptions).
Related Party Loans
On May 26, 2020, the Company’s Chairman and
Co-Chief
Executive Officer agreed to loan the Company up to an aggregate of $150,000 pursuant to an unsecured promissory note (the “Note”) to cover expenses related to the IPO. This loan was payable without interest upon the completion of the IPO. The Company borrowed approximately $150,000 under the Note and received additional advances of approximately $45,000 advancement of funds from such officer, for a total outstanding loan of approximately $195,000. The Company fully repaid the Note and the advances to such officer on August 7, 2020.

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Working Capital Loans
In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial Business Combination, the initial stockholders, officers and directors and their affiliates may, but are not obligated to, loan the Company funds as may be required (the “Working Capital Loans”). Up to $1.5 million of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such loans, if any, have not been determined and no written agreements exist with respect to such loans to date. As of December 31, 2020, the Company had no borrowings under the Working Capital Loans.
Note 6 — Commitments and Contingencies
Registration Rights
The initial stockholders and holders of the Private Placement Warrants are entitled to registration rights pursuant to a registration rights agreement. The initial stockholders and holders of the Private Placement Warrants will be entitled to make up to three demands, excluding short form registration demands, that the Company register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by the Company. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
Pursuant to the Underwriting Agreement, as described in Note 3, $0.35 per unit, or $16.9 million in the aggregate, including the over-allotment fees, will be payable to the underwriter for deferred underwriting commissions. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19 pandemic
on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 7 — Stockholders’ Equity
Class
 A Common Stock
— The Company is authorized to issue 87,500,000 shares of Class A common stock with a par value of $0.0001 per share. At December 31, 2020, there were 48,300,000 shares of Class A common stock issued and outstanding. Of the outstanding shares of Class A common stock, 44,911,184 were subject to possible redemption at December 31, 2020, and therefore classified outside of permanent equity.
Class
 B Common Stock
— The Company is authorized to issue 12,500,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. On August 4, 2020, the Company effected a stock dividend of
0.2
 shares of Class B common stock for each share of Class B common stock outstanding resulting in 12,075,000 shares of Class B common stock issued and outstanding. All shares and associated amounts have been retroactively restated to reflect the

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

share dividend. Of the 12,075,000 shares of Class B common stock issued and outstanding, up to 1,575,000 were subject to forfeiture to the Company to the extent that the underwriter’s over-allotment option is not exercised in full or in part, so that the shares of Class B common stock will represent 20% of the Company’s issued and outstanding common stock after the IPO. On August 10, 2020, the underwriter fully exercised the over-allotment option and the Company consummated the sale of Units pursuant to the over-allotment option on August 13, 2020; thus, these 1,575,000 Founder Shares were no longer subject to forfeiture. Accordingly, as of December 31, 2020, 12,075,000 shares of Class B common stock were issued and outstanding.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of the initial Business Combination, or earlier at the option of the holder, on a one-for-one basis
(subject to adjustment for stock splits, stock dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as described herein). In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts issued in the IPO and related to the closing of the initial Business Combination (including pursuant to a specified future issuance), the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the then-outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance, including pursuant to a specified future issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis,
20% of the sum of the total number of all shares of common stock outstanding upon the completion of the IPO plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with our initial Business Combination (excluding any shares or equity-linked securities issued or issuable to any seller in the initial Business Combination).
Preferred stock
— The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share. As of December 31, 2020, there are no shares of preferred stock issued or outstanding.
Warrants
— Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the IPO; provided in each case that the Company has an effective registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or the Company permits holders to exercise their Public Warrants on a cashless basis under certain circumstances). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its reasonable best efforts to file, and within 60 business days following the initial Business Combination to have declared effective, a registration statement under the Securities Act covering the issuance of the shares of Class A common stock issuable upon exercise of the warrants and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed; provided that, if the Class A common stock is at the time of any exercise of a warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but it will be required to use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants will have an exercise price of $11.50 per share, subject to adjustment, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

In addition, if (x) the Company issues additional shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share (as adjusted for stock splits, stock dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Company’s initial stockholders, officers, directors or their affiliates, without taking into account any Founder Shares held by them prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of each Warrant will be adjusted (to the nearest cent) such that the effective exercise price per full share will be equal to 115% of the higher of (i) the Market Value and (ii) the Newly Issued Price, and the $18.00
per-share redemption
trigger price described below will be adjusted (to the nearest cent) to be equal to 180% of the higher of (i) the Market Value and (ii) the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants, except that (1) the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions, (2) the Private Placement Warrants will be non-redeemable
(subject to certain exceptions) and exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees and (3) the initial purchasers and their permitted transferees will also have certain registration rights related to the private placement warrants (including the shares of Class A common stock issuable upon exercise of the Private Placement Warrants. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except for the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if, the last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a
30-trading day
period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement.
Commencing ninety days after the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

number of shares of Class A common stock to be determined by reference to an agreed table based on the redemption date and the “fair market value” of the Company’s Class A common stock;

•
if, and only if, the last reported sale price of the Company’s Class A common stock equals or exceeds $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) on the trading day prior to the date on which the Company sends the notice of redemption to the warrant holders;

•	if, and only if, the Private Placement Warrants are also concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above; and

•
if, and only if, there is an effective registration statement covering the issuance of the shares of Class A common stock (or a security other than the Class A common stock into which the Class A common stock has been converted or exchanged for in the event the Company is not the surviving company in the initial Business Combination) issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the
30-day period
after written notice of redemption is given.

The “fair market value” of the Class A common stock for this purpose shall mean the average last reported sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the Warrants may expire worthless.
Note 8 — Fair Value Measurements
The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2020 by level within the fair value hierarchy:

	Fair Value Measured as of December 31, 2020
	Level 1	Level 2	Level 3	Total
Assets
Investments held in Trust Account — U.S. Treasury Securities	$483,227,051	$—	$—	$483,227,051
Liabilities:
Warrant liabilities (restated)	—	13,292,400	—	13,292,400

Total fair value	$483,227,051	$13,292,400	$—	$496,519,451

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period. The estimated fair value of the Private Placement warrants transferred from a Level 3 measurement to a Level 2 fair value measurement in October 2020, when the comparable Public Warrants were separately listed and traded.
The Company utilizes a binomial Monte-Carlo simulation at August 7, 2020 and September 30, 2020, and fair value of the Public Warrants at December 31, 2020 to estimate the fair value of the Warrants, with changes in fair value recognized in the statement of operations. The Company recognized approximately $8.6 million for the

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

warrant liabilities upon their issuance on August 7, 2020 and August 13, 2020. For the year ended December 31, 2020, the Company recognized a charge to the statement of operations resulting from an increase in the fair value of warrant liabilities of approximately $4.7 million presented as change in fair value of warrant liabilities on the accompanying statement of operations.
The change in the fair value of the derivative warrant liabilities for the year ended December 31, 2020 is summarized as follows:

Warrant liabilities at May 19, 2020 (incpetion)	$—
Issuance of Private Warrants	8,628,400
Change in fair value of warrant liabilibites	1,243,733

Warrant liabilities at September 30, 2020	$9,872,133
Change in fair value of warrant liabilibites	3,420,267

Warrant liabilities at December 31, 2020	$13,292,400

The estimated fair value of the warrant liabilities is determined using Level 3 inputs at August 7, 2020 and September 30, 2020. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its common stock based on historical volatility of select peer companies that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon
yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero.
The following table provides quantitative information regarding Level 3 fair value measurements inputs as their measurement dates:

	September 30, 2020	August 7, 2020
Exercise price	$11.50	$11.50
Stock Price	$10.26	$10.03
Term (in years)	0.85	1.00
Volatility	19.00%	18.00%
Risk-free interest rate	0.36%	0.31%
Dividend yield	—	—

Note 9 — Income Taxes
The Company’s taxable income primarily consists of interest income on the Trust Account. The Company’s general and administrative expenses are generally considered start-up
costs and are not currently deductible. During the period from May 19, 2020 (inception) to December 31, 2020, $22,010 was recorded as income tax expense. The Company’s effective tax rate for the period from May 19, 2020 (inception) to December 31, 2020 was a negative 0.5%, which differs from the expected income tax rate due to the start-up
costs which are not deductible.

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

The income tax provision (benefit) consists of the following:

For the Period from May 19, 2020 (inception) through December 31, 2020
Current
Federal	$22,010
State	—
Deferred
Federal	(48,114)
State	—
Valuation allowance	48,114

Income tax provision	$22,010

The Company’s net deferred tax assets are as follows:

December 31, 2020
Deferred tax assets:
Start-up/Organization costs	$48,114

Total deferred tax assets	48,114
Valuation allowance	(48,114)

Deferred tax asset, net of allowance	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. At December 31, 2020, the valuation allowance was $48,114.
There were no unrecognized tax benefits as of December 31, 2020. No amounts were accrued for the payment of interest and penalties at December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate (benefit) is as follows:

For the Period from May 19, 2020 (inception) through December 31, 2020
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Change in fair value of warrant liabilities	(20.5)%
Change in valuation allowance	(1.0)%

Effective Tax Rate	-0.5%

Note 10 — Subsequent Events
On March 25, 2021, BowX entered into an Agreement and Plan of Merger by and among BowX, BowX Merger Subsidiary Corp., a Delaware corporation (“Merger Sub”) and a direct wholly owned subsidiary of BowX, and WeWork Inc., a Delaware corporation (“WeWork”), pursuant to which, among other transactions, on the terms and conditions set forth therein, Merger Sub is to merge with and into WeWork, with WeWork continuing on as the surviving entity and a wholly owned subsidiary of Acquiror.
Note 11 — Quarterly Financial Information (Unaudited)
The following tables contain unaudited quarterly financial information for the quarterly period ended September 30, 2020 that has been updated to reflect the restatement and revision of the Company’s financial statements as described in Note 2—Restatement of Previously Issued Financial Statements. The Company has not amended its previously filed Quarterly Report on Form
10-Q
for the Affected Period. The financial information that has been previously filed or otherwise reported for the Affected Period is superseded by the information in this Annual Report, and the financial statements and related financial information for the Affected Period contained in such previously filed report should no longer be relied upon.

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

Unaudited Condensed Balance Sheet

	As of September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Balance Sheet
Total assets	$484,512,579	$—	$484,512,579

Liabilities and stockholders’ equity
Total current liabilities	$150,841	$—	$150,841
Deferred underwriting commissions	16,905,000	—	16,905,000
Warrant liabilities	—	9,872,133	9,872,133

Total liabilities	17,055,841	9,872,133	26,927,974
Class A common stock, $0.0001 par value; shares subject to possible redemption	462,456,730	(9,872,130)	452,584,600
Stockholders’ equity
Preferred stock - $0.0001 par value	—	—	—
Class A common stock - $0.0001 par value	205	99	304
Class B common stock - $0.0001 par value	1,208	—	1,208
Additional paid-in-capital	5,083,079	1,252,975	6,336,054
Accumulated deficit	(84,484)	(1,253,077)	(1,337,561)

Total stockholders’ equity	5,000,008	(3)	5,000,005

Total liabilities and stockholders’ equity	$484,512,579	$—	$484,512,579

	For the Period from May 19, 2020 (inception) to September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Operations
Loss from operations	$(165,691)	$—	$(165,691)
Change in fair value of warrant liabilities	—	(1,243,733)	(1,243,733)
Offering costs associated with private placement warrants	—	(9,344)	(9,344)
Net gain from investments held in Trust Account	83,554	—	83,554

Loss before income tax expense	(82,137)	(1,253,077)	(1,335,214)
Income tax expense	2,347	—	2,347

Net loss	$(84,484)	$(1,253,077)	$(1,337,561)

Weighted average Class A common stock outstanding, basic and diluted	47,612,727	—	47,612,727
Basic and diluted net income per Class A common stock	$—	$—	$—
Weighted average Class B common stock outstanding, basic and diluted	12,075,000	—	12,075,000
Basic and diluted net loss per Class B common stock	$(0.01)	$(0.10)	$(0.11)

BOWX ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS

	For the Three Months Ended September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Operations
Loss from operations	$(142,226)	$—	$(142,226)
Change in fair value of warrant liabilities	—	(1,243,733)	(1,243,733)
Offering costs associated with private placement warrants	—	(9,344)	(9,344)
Net gain from investments held in Trust Account	83,554	—	83,554

Loss before income tax expense	(58,672)	(1,253,077)	(1,311,749)
Income tax expense	2,347	—	2,347

Net loss	$(61,019)	$(1,253,077)	$(1,314,096)

Weighted average Class A common stock outstanding, basic and diluted	47,612,727	—	47,612,727
Basic and diluted net income per Class A common stock	$—	$—	$—
Weighted average Class B common stock outstanding, basic and diluted	12,075,000	—	12,075,000
Basic and diluted net loss per Class B common stock	$(0.01)	$(0.10)	$(0.11)

	For the Period from May 19, 2020 (inception) to September 30, 2020
	As Previously Reported	Restatement Adjustment	As Restated
Unaudited Condensed Statement of Cash Flows
Net cash used in operating activities	(548,409)	—	(548,409)
Net cash used in investing activities	(483,000,000)	—	(483,000,000)
Net cash provided by financing activities	484,520,841	—	484,520,841

Net change in cash	$972,432	$—	$972,432

689,647,197 Shares of Class A Common Stock

PROSPECTUS

November 10, 2021

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
The following table sets forth the fees and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale and distribution of the securities being registered hereby.

SEC registration fee		$621,402.47
Printing fees and expenses		*
Registrar and transfer agent fees		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous		*

Total	$	*

*	Estimates not presently known.
We will bear all costs, expenses and fees in connection with the registration of the securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders, however, will bear all underwriting commissions and discounts, if any, attributable to their sale of the securities. All amounts are estimates except the SEC registration fee.
Item 14. Indemnification of Directors and Officers.
Our Charter provides that all of our directors, officers, employees and agents are entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)
Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)
For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)
The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
WeWork has entered into agreements with WeWork’s officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Charter. WeWork has purchased a policy of directors’ and officers’ liability insurance that insures WeWork’s officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against WeWork’s obligations to indemnify WeWork’s officers and directors.
Item 15. Recent Sales of Unregistered Securities.
Old BowX IPO
During the three years preceding the filing of this registration statement, the Registrant has granted or issued the following securities of the Registrant which were not registered under the Securities Act, as amended.

In May 26, 2020, Sponsor purchased 10,062,500 shares of Old BowX Class B Common Stock for an aggregate purchase price of $25,000, or approximately $0.002 per share. In August 4, 2020, Old BowX effected a stock dividend of 0.2 shares of Old BowX Class B Common Stock for each share of Old BowX Class B Common Stock outstanding, resulting in Old BowX’s initial stockholders holding an aggregate of 12,075,000 Founder Shares. The foregoing issuance was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
On August 7, 2020, simultaneously with the closing of Old BowX’s IPO, Old BowX consummated the sale of 6,933,333 warrants at a price of $1.50 per private placement warrant in a private placement to certain of Old BowX’s initial stockholders and certain funds and accounts managed by subsidiaries of BlackRock, Inc., generating gross proceeds of $10,400,000.
On August 13, 2020, simultaneously with the closing of Old BowX IPO’s underwriters’ over-allotment option, Old BowX sold an additional 840,000 private placement warrants at a price of $1.50 per private placement warrant, generating total proceeds of $1,260,000. The issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
Other than Old BowX’s IPO, no sales involved underwriters, underwriting discounts or commissions or public offerings of securities of the Registrant.
PIPE Investment
On March 25, 2021, concurrently with the execution of the Merger Agreement, Old BowX entered into the Subscription Agreements with the PIPE Investors, pursuant to which, and on the terms and subject to the conditions of which, the PIPE Investors collectively subscribed for 80,000,000 shares of WeWork Class A Common Stock for $10.00 per share for an aggregate purchase price equal to $800,000,000. The PIPE Investment was consummated substantially concurrently with the Closing.
The shares issued to the PIPE Investors in the private placement were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) promulgated under the Securities Act.
Backstop Investment
On October 13, 2021, the Backstop Investor committed to subscribe for the number of shares of WeWork Class A Common Stock equal to the amount of the Redemptions, subject to the Cap of 15,000,000 shares of WeWork Class A Common Stock. The purchase price for such shares of WeWork Class A Common Stock was equal to $10.00 per share multiplied by the number of Redemptions, subject to the Cap, for an aggregate purchase price of up to $150,000,000. Substantially concurrently with the Closing, the Backstop Investor subscribed for 15,000,000 shares of WeWork Class A Common Stock for $150,000,000.
The shares issued to the Backstop Investor were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) promulgated under the Securities Act.
The First Warrants
On October 20, 2021, the Company issued to (i) SBWW the SBWW Warrant to purchase a number of shares of WeWork Class A Common Stock (rounded to the nearest whole share) equal to 35,038,960 multiplied by the Exchange Ratio (which product is equal to 28,948,838 shares of WeWork Class A Common Stock), subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent) (which quotient is equal to a price per share equal to $0.01) and (ii) SVF the SVF Warrant to purchase a number of shares of WeWork Class A Common Stock (rounded to the nearest whole share) equal to 12,327,444 multiplied by the Exchange Ratio (which product is equal to 10,184,811 shares of WeWork Class A Common Stock), subject to the terms set forth therein, at a price per share equal to $0.01 divided by the Exchange Ratio (rounded to the nearest full cent) (which quotient is equal to a price per share equal to $0.01).
The Penny Warrants
As a result of and upon the Closing, in accordance with the applicable terms of the warrants to purchase Old WeWork Class A Common Stock and the warrants to purchase Old WeWork
Series H-3 Preferred
Stock and/or Old WeWork
Series H-4 Preferred
Stock (collectively, the “
Penny Warrants
”), the Penny Warrants were converted into the right to receive a warrant to purchase shares of WeWork Class A Common Stock upon the same terms and conditions as are in effect with respect to such Penny Warrants immediately prior to the Effective Time (the “Converted Penny Warrants”) except that (i) such Converted Penny Warrants relate to that whole number of shares of WeWork Class A Common Stock (rounded down to the nearest whole share) equal to the number of shares of Old WeWork Common Stock subject to such Penny Warrants, multiplied by the Exchange Ratio, and (ii) the exercise price per share for each such Converted Penny Warrants is equal to the exercise price per share of such Penny Warrants in effect immediately prior to the Effective Time, divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent).
The First Warrants and the Converted Penny Warrants were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.
Treatment of WeWork Class C Common Stock
As a result of the First Merger and upon the Effective Time, among other things, each holder of shares of Old WeWork Class C Common Stock as of immediately prior to the Effective Time (other than (x) Treasury Shares and (y) Dissenting Shares) received a number of shares of WeWork Class C Common Stock equal to (i) the Exchange Ratio multiplied by
 (ii) the number of shares of Old WeWork Class C Common Stock held by such holder as of immediately prior to the Effective Time, with fractional shares rounded down to the nearest whole share. Immediately after giving effect to the Business Combination, there were 19,938,089 issued and outstanding shares of WeWork Class C Common Stock.
The WeWork Class C Common Stock was issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.
WeWork Partnership Profits Interest Units
In 2019, the WeWork Partnership Profits Interest Units were issued. These WeWork Partnership Profits Interest Units are intended to qualify as “profits interests” for U.S. federal income tax purposes. The Company no longer grants these types of awards.
Holders of vested WeWork Partnership Profits Interest Units may receive value from their awards in two ways—(i) by receiving distributions or (ii) by, at the election of the holder, (a) converting their WeWork Partnership Profits Interest Units into WeWork Partnership Class A Common Units, or (b) exchanging (along with the corresponding shares of WeWork Class C Common Stock) their WeWork Partnership Profits Interest Units for (at the Company’s election) shares of WeWork Class A Common Stock or cash of an equivalent value. Upon the exchange of partnership interests in the WeWork Partnership for shares of WeWork Class A Common Stock or cash or the forfeiture of unvested partnership interests in the WeWork Partnership, the corresponding shares of WeWork Class C Common Stock will be redeemed.
The WeWork Partnership Profits Interest Units were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Exhibit Title

2.1*	Agreement and Plan of Merger, dated as of February 23, 2021, by and among BowX Acquisition Corporation, BowX Merger Subsidiary Corp. and WeWork Inc. (formerly known as WeWork Inc.), (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K/A filed on March 30, 2021).

3.1	Second Amended and Restated Certificate of Incorporation of WeWork Inc., dated October 20, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

3.2	Amended and Restated Bylaws of WeWork Inc., dated as of October 20, 2021 (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

4.1	Specimen Common Stock Certificate of WeWork Inc (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

4.2	Warrant Agreement, dated August 4, 2020, between BowX Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to BowX Acquisition Corporation’s Current Report on Form 8-K filed with the SEC on August 10, 2020).

4.3	WeWork Inc. Warrant to Purchase Common Stock, dated as of October 20, 2021, by and between WeWork Inc. and SB WW Holdings (Cayman) Limited (incorporated by reference to Exhibit 4.3 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

4.4	WeWork Inc. Warrant to Purchase Common Stock, dated as of October 20, 2021, by and between WeWork Inc. and SVF Endurance (Cayman) Limited (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

4.5	Indenture, dated as of April 30, 2018, relating to WeWork Companies Inc.’s 7.875% Senior Notes due 2025, by and among WeWork Companies Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.6	Fifth Supplemental Indenture, dated as of July 15, 2019, by and among WeWork Companies LLC, as successor to WeWork Companies Inc., The WeWork CO Inc., as co-obligor, The We Company, each of the guarantors listed on the signature pages thereto and Wells Fargo Bank, National Association, as trustee.

4.7	Tenth Supplemental Indenture, dated as of October 20, 2021, by and between WW Holdco LLC, as successor to Old WeWork, and U.S. Bank National Association, as trustee.

4.8	Indenture, dated as of July 10, 2020, relating to WeWork Companies LLC’s 5.00 % Senior Notes due 2025, by and among WeWork Companies LLC, WeWork CO Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.9	Supplemental Indenture No. 1, dated as of August 14, 2020, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.10	Supplemental Indenture No. 2, dated as of September 15, 2020, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.11	Supplemental Indenture No. 3, dated as of October 19, 2020, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee.

Exhibit Number	Exhibit Title

4.12	Supplemental Indenture No. 4, dated as of November 17, 2020, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.13	Supplemental Indenture No. 5, dated as of December 17, 2020, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.14	Supplemental Indenture No. 6, dated as of January 20, 2021, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.15	Supplemental Indenture No. 7, dated as of February 22, 2021, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.16	Supplemental Indenture No. 8, dated as of March 22, 2021, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.17	Supplemental Indenture No. 9, dated as of April 22, 2021, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.18	Supplemental Indenture No. 10, dated as of June 1, 2021, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor, the guarantors party thereto and U.S. Bank National Association, as trustee.

4.19	Supplemental Indenture No. 11, dated as of October 20, 2021, by and between WW Holdco LLC, as successor to Old WeWork, and U.S. Bank National Association, as trustee.

5.1**	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1	Amended and Restated Registration Rights Agreement, dated as of October 20, 2021, by and among WeWork Inc., BowX Sponsor, LLC and certain stockholders of WeWork Inc (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

10.2	Stockholders Agreement, dated as of October 20, 2021, by and among WeWork Inc., BowX Sponsor, LLC, SB WW Holdings (Cayman) Limited, SVF Endurance (Cayman) Limited and Benchmark Capital Partners VII (AIV), L.P (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

10.3^	Third Amended and Restated Agreement of Exempted Limited Partnership of The We Company Management Holdings L.P., dated as of October 20, 2021 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

10.4+	WeWork Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

10.5+	WeWork Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

10.6	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

10.7	Form of purchase agreement of BowX Acquisition Corporation with funds managed by subsidiaries of BlackRock, Inc. (incorporated by reference to Exhibit 10.8 to BowX Acquisition Corporation’s Registration Statement on Form S-1 (File Nos. 333-239941 and 333-240430)).

Exhibit Number	Exhibit Title

10.8	Form of Subscription Agreements (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K/A filed on March 30, 2021).

10.9	Form of Sponsor Support Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K/A filed on March 30, 2021).

10.10	Form of Stockholder Support Agreement with Certain WeWork Stockholders (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K/A filed on March 30, 2021).

10.11	Form of Stockholder Support Agreement with Certain SoftBank Parties (incorporated by reference to Exhibit 10.4 of the Company’s Current Report on Form 8-K/A filed on March 30, 2021).

10.12	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K/A filed on March 30, 2021).

10.13	Credit Support Letter, dated as of March 25, 2021 (incorporated by reference to Exhibit 10.7 of the Company’s Current Report on Form 8-K/A filed on March 30, 2021).

10.14	Form of LC Warrant (incorporated by reference to Exhibit 10.20 to BowX Acquisition Corporation’s Registration Statement on Form S-4 (File No. 333-256133)).

10.15	Amended and Restated Master Senior Secured Notes Note Purchase Agreement, dated as of October 20, 2021, by and among WeWork Companies LLC, WW Co-Obligor Inc., as co-obligor and StarBright WW LP, as purchaser.

16.1	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission, dated as of October 26, 2021 (incorporated by reference to Exhibit 16.1 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

21.1	List of Subsidaries (incorporated by reference to Exhibit 21.1 of the Company’s Current Report on Form 8-K filed on October 26, 2021).

23.1	Consent of Independent Registered Public Accounting Firm of former BowX Acquisition Corporation.

23.2	Consent of Independent Registered Public Accounting Firm of WeWork Inc.

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Certain schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation
S-K
of the Exchange Act. The Company hereby agrees to furnish supplemental copies of all omitted schedules to the SEC upon request.

**
To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with the offering of securities.

+	Indicates a management or compensatory plan.
^
Certain portions of this Exhibit have been redacted pursuant to Item 601(b)(10)(iv) of Regulation
S-K.
The Company hereby agrees to furnish a supplemental copy of an unredacted exhibit to the SEC upon its request.

Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)     to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)     that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)     to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)     that, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and
(5)     that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form
S-1
and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of November, 2021.

WEWORK INC.

By:	/s/ Sandeep Mathrani
Name:	Sandeep Mathrani
Title:	Director and Chief Executive Officer
POWER OF ATTORNEY
KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sandeep Mathrani, and each of them, his or her true and lawful attorney-in-fact
and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact
and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact
and agents or any of them, or their substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Signature	Title	Date
/s/ Sandeep Mathrani	Director and Chief Executive Officer	November 10, 2021
Sandeep Mathrani	(Principal Executive Officer)

/s/ Benjamin Dunham	Chief Financial Officer	November 10, 2021
Benjamin Dunham	(Principal Financial Officer)

/s/ Marcelo Claure	Director	November 10, 2021
Marcelo Claure

/s/ Michel Combes	Director	November 10, 2021
Michel Combes

/s/ Bruce Dunlevie	Director	November 10, 2021
Bruce Dunlevie

/s/ Véronique Laury	Director	November 10, 2021
Véronique Laury

/s/ Deven Parekh	Director	November 10, 2021
Deven Parekh

Signature	Title	Date

/s/ Vivek Ranadivé	Director	November 10, 2021
Vivek Ranadivé

/s/ Kirthiga Reddy	Director	November 10, 2021
Kirthiga Reddy

/s/ Jeffrey Sine	Director	November 10, 2021
Jeffrey Sine

/s/ Kurt Wehner	Principal Accounting Officer	November 10, 2021
Kurt Wehner